UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Information Required in Proxy Statement

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

EASTERLY ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Class A Common Stock, $0.0001 par value per share

(2)	Aggregate number of securities to which transaction applies: 18,700,000 Shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $10.125 based on the average of the high and low prices of Easterly Acquisition Corp. common stock reported on the Nasdaq stock market on February 12, 2018

(4)	Proposed maximum aggregate value of transaction: $189,337,500(1)

(5)	Total fee paid: $23,572.52

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $34,558

(2)	Form, Schedule or Registration Statement No.: 333-212590

(3)	Filing Party: Easterly Acquisition Corp.

(4)	Date Filed: July 20, 2016

(1)	The estimate of the transaction value is based on the following estimated values: 18.7 million shares of Easterly Class A Common Stock valued at $10.125 per share.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED FEBRUARY 14, 2018

PROPOSED BUSINESS COMBINATION
YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Easterly Acquisition Corp.:

On behalf of the board of directors of Easterly Acquisition Corp. (“Easterly”), we are pleased to deliver to you the accompanying proxy statement relating to, among other matters, a proposed business combination transaction (the “Business Combination”) between Easterly and JH Capital Group Holdings, LLC (“JH Capital”). Following the completion of the Business Combination, Easterly will own a controlling interest in JH Capital and Easterly is expected to change its name to JH Capital Group Holdings, Inc. (“JH Capital Inc.”).

At the special meeting, our stockholders will be asked to consider and vote upon, among other matters, a proposal, which we refer to as the “Business Combination Proposal,” to approve the Investment Agreement, dated as of June 28, 2017 (as it may be amended from time to time, the “Investment Agreement”), by and among JH Capital, Jacobsen Credit Holdings, LLC (“Jacobsen Holdings”), Kravetz Capital Funding LLC (“KCF” and, together with Jacobsen Holdings, the “Principal Members”) and NJK Holding LLC (“NJK Holding” and, together with KCF and Jacobsen Holdings, the “Founding Members”) and Easterly. A copy of the Investment Agreement is attached to the accompanying proxy statement as Annex A.

Prior to the closing of the Business Combination, JH Capital and the Founding Members will effect an internal reorganization (the “Reorganization”) after which (i) all of the following companies and their respective direct and indirect subsidiaries are expected to be principally owned directly or indirectly by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC and (ii) without duplication of the companies referenced in clause (i), the direct and indirect subsidiaries of Next Level Finance Partners, LLC are expected to be principally owned, directly or indirectly, by JH Capital.

On the terms and subject to the conditions set forth in the Investment Agreement, at the closing of the Business Combination, Easterly will contribute cash to JH Capital in exchange for newly issued voting Class A Units of JH Capital. Easterly will receive JH Capital Class A Units at the closing of the Business Combination. The number of JH Capital Class A Units so received will equal the aggregate number of shares of Easterly Class A common stock outstanding at the closing of the Business Combination, after giving effect to the redemption of shares of Easterly common stock by our public stockholders at the closing of the Business Combination and the issuance, if any, of Easterly Class A common stock in exchange for mezzanine loans of certain companies, which, together with their respective direct and indirect subsidiaries, comprise the business of JH Capital (the “JH Group Companies”). At the closing of the Business Combination, Easterly will file an amended and restated certificate of incorporation, which will, among other things, reclassify all of the outstanding Easterly common stock as Class A common stock and create a new class of Easterly Class B common stock.

Pursuant to the Investment Agreement, the aggregate consideration to be paid to JH Capital for the Class A Units of JH Capital will consist of an amount in cash equal to the cash and cash equivalents held by Easterly outside of Easterly’s trust account (the “Trust Account”), plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note, dated as of March 17, 2016, issued by Easterly to Easterly Acquisition Sponsor, LLC that has not been converted into warrants to purchase Easterly Class A common stock. In addition, 18,700,000 shares of newly-issued Easterly Class B common stock will be issued by Easterly to the Principal Members and the other Class B members of JH Capital (the Principal Members, together with such other Class B members, the “JH Capital Class B Members”). The JH Capital Class B Members will also be issued 18,700,000 non-voting Class B Units of JH Capital, provided that such amount of JH Capital Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital after the Reorganization. The Easterly Class B common stock will have one vote per share but will not be entitled to any economic interest in Easterly. The JH Capital Class B Units are entitled to distributions from JH Capital, but are not entitled to any voting or control rights over JH Capital, other than certain customary consent rights with respect to distributions, amendments to JH Capital’s limited liability company agreement and certain other matters affecting the JH Capital Class B Members. In addition, on the date of the closing of the Business Combination, JH Capital or one or more JH Group Companies will, or will cause a subsidiary of JH Capital or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000.

Easterly is expected to hold approximately 48.4% of the outstanding equity in JH Capital and the JH Capital Class B Members are expected to hold the remaining 51.6%. These ownership interests assume that no shares of Easterly common stock are elected to be redeemed in connection with the Business Combination Proposal and also assume that there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement. Further, the ownership percentage with respect to the post-combination company does not take into account (i) the issuance of any shares (or options to acquire shares) under the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ and their respective subsidiaries’ mezzanine loans. You should read “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The JH Capital Class B Units may be exchanged for shares of Easterly Class A common stock on a one-for-one basis (subject to certain adjustments to the exchange ratio) or, at JH Capital’s option, cash, pursuant to the Exchange Agreement that Easterly will enter into with JH Capital and the JH Capital Class B Members, the form of which is attached to the accompanying proxy statement as Annex D. Upon any exchange of a JH Capital Class B Unit by a JH Capital Class B Member, one share of Easterly Class B common stock held by such JH Capital Class B Member will be cancelled by Easterly.

In connection with the Investment Agreement and the Exchange Agreement, we also will enter into the following agreements, each of which is discussed in the accompanying proxy statement: (i) a Third Amended and Restated Limited Liability Company Agreement of JH Capital, the form of which is attached to the accompanying proxy statement as Annex C, (ii) a Tax Receivable Agreement relating to the payment to the JH Capital Class B Members of a portion of specified tax savings, the form of which is attached to the accompanying proxy statement as Annex E, and (iii) a Registration Rights Agreement providing registration rights for shares of Easterly Class A common stock issued upon the exchange of JH Capital Class B Units, the form of which is attached to the accompanying proxy statement as Annex F.

Pursuant to a letter agreement among Easterly, Easterly Acquisition Sponsor, LLC (the “Sponsor”), JH Capital and the Founding Members, at the closing of the Business Combination, (i) the Founding Members will have the option to purchase at a price of $0.005 per share up to 500,000 shares of Easterly Class A common stock owned by the Sponsor and (ii) the Sponsor will surrender to Easterly 2,500,000 shares of Easterly Class A common stock issued to the Sponsor prior to Easterly’s initial public offering in exchange for a warrant (the “New Warrant”) to purchase 2,500,000 shares of Easterly Class A common stock. The New Warrant will be exercisable at a price of $0.01 per share, have a term of 5 years and may only be exercisable upon certain terms, and subject to certain conditions, described in the accompanying proxy statement.

Completion of the transactions contemplated by the Investment Agreement requires, among other things, the approval of Easterly’s stockholders. To obtain this approval, Easterly will hold a special meeting of Easterly stockholders on [        ], 2018. The board of directors of Easterly and the equity holders of JH Capital have already approved the Investment Agreement. Therefore, no meeting of the equity holders of JH Capital to approve the Investment Agreement will be held.

Easterly’s common stock, units and warrants are currently listed on the Nasdaq Capital Market under the symbols “EACQ,” “EACQU” and “EACQW,” respectively. At the closing of the Business Combination, Easterly units will separate into their component Easterly common stock and one-half of a warrant to purchase one share of Easterly common stock. We anticipate that the Easterly Class A common stock and public warrants will be listed on the Nasdaq Capital Market under the symbols “JHCG” and “JHCGW,” respectively, following the closing of the Business Combination.

The Easterly board of directors has set [      ], 2018, as the record date for determining the holders of Easterly common stock entitled to vote on the matters set forth in the accompanying proxy statement.

EASTERLY’S BOARD OF DIRECTORS RECOMMENDS THAT EASTERLY STOCKHOLDERS VOTE “FOR” ALL OF THE PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING OF EASTERLY STOCKHOLDERS.

This document is a proxy statement for Easterly and provides you with detailed information about the Investment Agreement, the special meeting of Easterly stockholders and other matters contemplated by the Investment Agreement. We encourage you to read carefully the entire proxy statement, including all its annexes, including the section entitled “Risk Factors” beginning on page 44 of the enclosed proxy statement.

Your vote is very important. Whether or not Easterly stockholders plan to attend the Easterly special meeting, we ask Easterly stockholders to please submit a proxy to vote their shares as soon as possible to make sure that their shares are represented and voted at the Easterly special meeting.

On behalf of the Easterly board of directors, we thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Darrell W. Crate
Chairman of the Board
Easterly Acquisition Corp.

[        ], 2018

The enclosed proxy statement is dated [        ], 2018, and is first being mailed to stockholders of Easterly on or about [        ], 2018.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN The accompanying PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN The ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED FEBRUARY 14, 2018

EASTERLY ACQUISITION CORP.
375 Park Avenue, 21st Floor
New York, New York 10152

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Eastern time on [        ], [        ], 2018

TO THE STOCKHOLDERS OF EASTERLY ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “special meeting”) of Easterly Acquisition Corp., a Delaware corporation (“Easterly,” “we,” “us” or “our”), will be held at 10:00 a.m. Eastern time on [        ], [        ], 2018, at the offices of Easterly at 375 Park Avenue, 21st Floor, New York, New York 10152, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

You are cordially invited to attend the Easterly special meeting to vote on the following proposals:

(a)    Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Investment Agreement, dated as of June 28, 2017, as amended on November 8, 2017 and February 14, 2018 (as amended, the “Investment Agreement”), pursuant to which Easterly will acquire all of the voting interest of JH Capital Group Holdings, LLC (“JH Capital”). We refer to the transactions contemplated by the Investment Agreement hereafter as the “Business Combination.”

(b)    The Certificate Proposals — to consider and vote upon the following separate proposals to amend Easterly’s amended and restated certificate of incorporation (which we refer to collectively as the “Certificate Proposals”):

•	Proposal No. 2 — to change our name to JH Capital Group Holdings, Inc., reclassify our existing common stock as Class A common stock, designate a new class of our common stock as Class B common stock, and remove certain provisions related to our status as a blank check company;

•	Proposal No. 3 — to adopt Delaware as the exclusive forum for certain litigation;

•	Proposal No. 4 — to effect a two-for-three reverse stock split of all of the outstanding shares of Easterly common stock; and

•	Proposal No. 5 — to authorize an automatic increase in the number of directors serving on the board of directors during any period when holders of any series of preferred stock have the right to elect additional directors pursuant to Article IV of the certificate of incorporation and to provide for other terms applicable to directors elected by holders of preferred stock.

(c)    Proposal No. 6 — The Nasdaq Proposal — to consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of newly issued shares of Easterly Class B common stock representing more than 20% of the voting power of Easterly’s common stock that is issued and outstanding immediately prior to the completion of the Business Combination.

(d)    Proposal No. 7 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan.

(e)    Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Easterly special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Easterly special meeting, one or more proposals presented to the stockholders would not be duly approved and adopted by our stockholders at the Easterly special meeting.

These proposals are described further in the accompanying proxy statement. Only holders of record of Easterly common stock at the close of business on [        ], 2018, the record date for the special meeting, are entitled to notice of the Easterly special meeting and to vote at the Easterly special meeting and any adjournments or postponements of the Easterly special meeting. A complete list of Easterly stockholders of record entitled to vote at the Easterly special meeting will be available for ten days before the Easterly special meeting at Easterly’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Easterly special meeting.

We are providing the accompanying proxy statement and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Easterly special meeting and at any adjournments or postponements of the Easterly special meeting. Whether or not you plan to attend the Easterly special meeting, we urge you to read the accompanying proxy statement carefully and submit your proxy to us. Please pay particular attention to the section entitled “Risk Factors” commencing on page 44.

After careful consideration, our board of directors has approved and adopted the Investment Agreement and recommends that our stockholders vote “FOR” the Business Combination Proposal and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Interests of Easterly’s Directors and Officers and Others in the Business Combination.”

We encourage you to read the accompanying proxy statement carefully and in its entirety. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

Your vote is very important. If you are a registered stockholder, please submit your proxy to have your shares voted as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Easterly special meeting. The transactions contemplated by the Investment Agreement will be consummated only if the Business Combination Proposal, and Proposal Nos. 2, 3, 4, 5, 6 and 7 are approved at the Easterly special meeting. All proposals (other than the Business Combination Proposal and the Adjournment Proposal), are conditioned upon the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement. Except as specifically set forth in the section entitled “Proposal No. 4 — Approval of the Amendments to Easterly’s Amended and Restated Certificate of Incorporation to Effect a Two-for-Three Reverse Stock Split,” beginning on page 142 of the accompanying proxy statement, the share amounts in the accompanying proxy statement do not account for the two-for-three reverse stock split.

If you fail to return your proxy card, and do not attend the special meeting in person, if you abstain from voting or if you hold your shares in “street name” and fail to instruct your bank, broker or other nominee how to vote, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Easterly special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal, but will have the same effect as voting “AGAINST” all of the Certificate Proposals. If you are a stockholder of record and you attend the Easterly special meeting and wish to vote in person, you may vote in person, which will have the effect of revoking your proxy.

Pursuant to our existing charter, Easterly public stockholders may redeem shares of Easterly common stock for cash upon the closing of the Business Combination. The redemption amount would equal the pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account that holds the proceeds (less taxes payable and any interest that we may withdraw to pay taxes) of our initial public offering (the “IPO”) that closed on August 4, 2015. For illustrative purposes, based on funds in the trust account of approximately $151.8 million on January 31, 2018, the estimated per share redemption price would have been $10.10 per share. We have no specified maximum redemption threshold under our charter. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

EASTERLY PUBLIC STOCKHOLDERS MAY ELECT TO REDEEM THEIR SHARES EVEN IF THEY VOTE FOR THE BUSINESS COMBINATION PROPOSAL.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU HOLD EASTERLY UNITS, ELECT TO SEPARATE YOUR EASTERLY UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (II) SUBMIT A WRITTEN REQUEST TO EASTERLY’S TRANSFER AGENT TO REDEEM YOUR EASTERLY PUBLIC SHARES FOR CASH, AND (III) DELIVER YOUR PUBLIC SHARES TO EASTERLY’S TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN The ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE EASTERLY PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK, BROKER OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “REDEMPTION RIGHTS” IN The ACCOMPANYING PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

An Easterly public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares sold in the IPO. Holders of Easterly outstanding public warrants and units do not have redemption rights in connection with the Business Combination. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. The holders of shares of Easterly common stock issued prior to the IPO, which we refer to as “Founder Shares” have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our initial stockholders, which includes Easterly Acquisition Sponsor, LLC, which we refer to as the Sponsor, and our independent directors, own 25.0% of our issued and outstanding shares of common stock, including all of the Founder Shares.

In addition, pursuant to a letter agreement signed by the Sponsor, at the closing of the Business Combination, 2,500,000 shares of our common stock, half of the common stock issued to the Sponsor prior to the IPO, will be cancelled and exchanged for a warrant to purchase 2,500,000 of our Class A common stock exercisable in the event that our common stock trades above certain prices and other conditions are met. The warrant will be exercisable at a price of $0.01 per share, have a term of 5 years and may only be exercisable upon certain terms, and subject to certain conditions, described in the accompanying proxy statement.

On behalf of the Easterly board of directors, we thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Darrell W. Crate
Chairman of the Board , Easterly Acquisition Corp.
[        ], 2018

The enclosed proxy statement is dated [        ], 2018, and is first being mailed to stockholders of Easterly on or about [        ], 2018.

SUMMARY TERM SHEET	1
FREQUENTLY USED TERMS	7
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	10
SUMMARY OF THE PROXY STATEMENT	24
SELECTED HISTORICAL FINANCIAL INFORMATION OF JH CAPITAL	36
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	39
COMPARATIVE PER SHARE DATA	41
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	42
RISK FACTORS	44
UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION	83
JH CAPITAL GROUP HOLDINGS, INC. Unaudited Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2017	85
JH CAPITAL GROUP HOLDINGS, INC. Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Months Ended September 30, 2017	86
JH CAPITAL GROUP HOLDINGS, INC. Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2016	87
NOTES TO THE UNAUDITED PRO FORMA CONDENSED Consolidated FINANCIAL INFORMATION	88
SPECIAL MEETING OF EASTERLY STOCKHOLDERS	97
PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL	103
PROPOSAL NO. 2 — APPROVAL OF THE AMENDMENTS TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME of Easterly, RECLASSIFY THE EXISTING EASTERLY COMMON STOCK AS CLASS A COMMON STOCK, DESIGNATE THE CLASS B COMMON STOCK AND TO REMOVE CERTAIN PROVISIONS RELATING TO ITS STATUS AS A BLANK CHECK COMPANY	136
PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADOPT DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS	140
PROPOSAL NO. 4 — APPROVAL OF AMENDMENT TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A TWO-FOR-THREE REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF EASTERLY COMMON STOCK	142
PROPOSAL NO. 5 — APPROVAL OF AMENDMENT TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE AN AUTOMATIC INCREASE IN THE NUMBER OF DIRECTORS SERVING ON THE BOARD OF DIRECTORS DURING ANY PERIOD WHEN HOLDERS OF ANY SERIES OF PREFERRED STOCK HAVE THE RIGHT TO ELECT ADDITIONAL DIRECTORS	147
PROPOSAL NO. 6 – APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF EASTERLY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION	149
PROPOSAL NO. 7 — APPROVAL AND ADOPTION OF THE JH CAPITAL GROUP HOLDINGS, INC. 2018 OMNIBUS EQUITY INCENTIVE PLAN	150
PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL	155
INFORMATION ABOUT EASTERLY	156
MANAGEMENT OF EASTERLY	163
INFORMATION ABOUT JH CAPITAL	171
MANAGEMENT OF JH CAPITAL	188
JH CAPITAL MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	191
MANAGEMENT OF JH CAPITAL INC. AFTER THE BUSINESS COMBINATION	226
EXECUTIVE COMPENSATION AFTER THE BUSINESS COMBINATION	230
DESCRIPTION OF THE POST-BUSINESS COMBINATION COMPANY’S SECURITIES	232
BENEFICIAL OWNERSHIP OF SECURITIES	243
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS CONCERNING EASTERLY	246
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS CONCERNING JH CAPITAL	248
PRICE RANGE OF SECURITIES AND DIVIDENDS	250
APPRAISAL RIGHTS	252
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	252
TRANSFER AGENT AND REGISTRAR	252
SUBMISSION OF STOCKHOLDER PROPOSALS	252
FUTURE STOCKHOLDER PROPOSALS	252
WHERE YOU CAN FIND MORE INFORMATION	253
INDEX TO FINANCIAL STATEMENTS	F-1

i

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions of terms commonly used throughout this proxy statement, including this Summary Term Sheet, see the section entitled “Frequently Used Terms.”

•	Easterly Acquisition Corp. (“Easterly”) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Easterly and one or more businesses.

•	There currently are 20,022,612 shares of Easterly common stock issued and outstanding, consisting of 15,022,612 shares held by public stockholders originally sold as part of the units issued in Easterly’s initial public offering, consummated on August 4, 2015, and 5,000,000 shares of Easterly common stock issued prior to Easterly’s IPO (the “Founder Shares”) held by Easterly Acquisition Sponsor, LLC, which is referred to as the “Sponsor,” and Easterly’s independent directors.

•	In addition, there currently are 17,638,000 warrants for Easterly common stock outstanding, consisting of 10,000,000 public warrants, 888,000 warrants that were issued to Fortress Credit Corp. (“Fortress”) in connection with a loan provided by Fortress to JHPDE Finance I, LLC, a subsidiary of JH Capital (the “Fortress Warrants”), and 6,750,000 private placement warrants that were issued to the Sponsor, at a price of $1.00 per warrant, in a private placement that occurred simultaneously with the completion of the IPO (the “Private Placement Warrants”). Each warrant will entitle the holder thereof to purchase one share of Easterly Class A common stock at a price of $11.50 per share. The warrants will become exercisable 30 days after the completion of Easterly’s initial business combination and expire at 5:00 p.m., New York City time, five years after the completion of Easterly’s initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, Easterly may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants, the Fortress Warrants, warrants issued in exchange for repayment of the Convertible Promissory Note and the New Warrant described below) in whole and not in part at a price of $0.01 per warrant, if the last sale price of Easterly’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period. The Private Placement Warrants and the warrants issued in exchange for repayment of the Convertible Promissory Note are non-redeemable so long as they are held by the Sponsor or its permitted transferees. The Fortress Warrants and the New Warrant are non-redeemable. All share and warrant numbers set forth in this proxy statement assume that all Easterly units are separated into their components of one share of Easterly common stock and one-half of a warrant to purchase one share of Easterly common stock, which will occur upon the closing of the Business Combination.

•	On March 17, 2016, Easterly issued the Convertible Promissory Note to the Sponsor that provides for the Sponsor to loan it up to $1,000,000 for ongoing expenses. On March 17, 2016, February 2, 2017, June 29, 2017, July 12, 2017, October 2, 2017, December 4, 2017 and February 1, 2018, Easterly borrowed $15,000, $250,000, $75,000, $150,000, $30,000, $75,000 and $100,000, respectively, under the Convertible Promissory Note. The Sponsor is not obligated to loan Easterly additional amounts under the Convertible Promissory Note. The Convertible Promissory Note is interest bearing at 5% per annum and is due and payable on March 31, 2018, which date will be extended if Easterly’s stockholders approve an extension of the deadline by which Easterly has to complete its initial business combination from March 31, 2018 to a later date at the contemplated special meeting of Easterly’s stockholders that will be held in March 2018, if necessary. At the option of the Sponsor, any amounts outstanding under the Convertible Promissory Note may be converted into warrants to purchase shares of Easterly Class A common stock at any time on or prior to the maturity date at a conversion price of $1.00 per warrant. Each warrant will entitle the Sponsor to purchase one share of Easterly Class A common stock at an exercise price of $11.50 per share. Each warrant will contain other terms identical to the terms contained in the Private Placement Warrants.

•	JH Capital, a diversified specialty finance company with operations spanning across seven states, provides a wide array of solutions for consumers and businesses across a broad range of assets. It is a national leader in purchasing charged off consumer debt from major financial institutions with a national debt settlement service, consumer and commercial loan origination platforms as well as a collection agency, which collectively work with individuals as they repay their obligations by offering several solutions to help individuals work towards financial recovery.

•	Pursuant to the Investment Agreement, dated as of June 28, 2017 (as amended on November 8, 2017 and February 14, 2018), a copy of which is attached to this proxy statement as Annex A, which is referred to as the “Investment Agreement,” by and among JH Capital, the Founding Members and Easterly, it is proposed that Easterly’s stockholders approve the Business Combination pursuant to which Easterly will (i) acquire a number of Class A Units of JH Capital (“Class A Units”) equal to the aggregate number of shares of Easterly Class A common stock outstanding at the closing of the Business Combination—after giving effect to the redemption of shares of Easterly common stock by Easterly’s public stockholders at the closing of the Business Combination and the issuance, if any, of Easterly Class A common stock in exchange for mezzanine loans of certain of the following entities and their respective subsidiaries, if any: JH Portfolio Debt Equities, LLC, Credit Control, LLC, Next Level Finance Partners, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC, which are collectively referred to as the “JH Group Companies” and, together with their respective direct and indirect subsidiaries, constitute all of the businesses of JH Capital—in exchange for a capital contribution by Easterly to JH Capital of an amount in cash equal to the cash and cash equivalents held by Easterly outside of the Trust Account, plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note that has not been converted into warrants to purchase Easterly Class A common stock, (ii) issue 18,700,000 shares of its Class B common stock to the JH Capital Class B Members, and (iii) change its name to JH Capital Group Holdings, Inc. The JH Capital Class B Members will also be issued 18,700,000 non-voting Class B Units, provided that such amount of JH Capital Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital. In addition, on the date of the closing of the Business Combination, JH Capital or one or more JH Group Companies will, or will cause a subsidiary of JH Capital or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000. For more information about the Business Combination and the other transactions contemplated by the Investment Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

•	Prior to the closing of the Business Combination, JH Capital and the Founding Members will effect an internal reorganization (the “Reorganization”) after which (i) all of the following companies and their respective direct and indirect subsidiaries are expected to be principally owned, directly or indirectly, by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC and (ii) without duplication of the companies referenced in clause (i), the direct and indirect subsidiaries of Next Level Finance Partners, LLC are expected to be principally owned, directly or indirectly, by JH Capital.

•	The Class B Units may be exchanged for shares of Easterly Class A common stock on a one-for-one basis (subject to certain adjustments to the exchange ratio) or, at JH Capital’s option, cash, pursuant to an Exchange Agreement that Easterly will enter into with JH Capital and the JH Capital Class B Members. Upon any exchange of a Class B Unit by a JH Capital Class B Member, one share of Easterly Class B common stock held by such JH Capital Class B Member will be cancelled by Easterly. For more information about the Exchange Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Exchange Agreement” and the form of the Exchange Agreement attached to this proxy statement as Annex D.

•	In connection with the Investment Agreement, Easterly will also enter into the following agreements, each of which is discussed in this proxy statement: (i) a Third Amended and Restated Limited Liability Company Agreement of JH Capital, the form of which is attached to this proxy statement as Annex C, (ii) the Exchange Agreement relating to the exchange of Class B Units into shares of Easterly Class A common stock, the form of which is attached to this proxy statement as Annex D, (iii) a Tax Receivable Agreement relating to the payment to the JH Capital Class B Members of a portion of specified tax savings, the form of which is attached to this proxy statement as Annex E, and (iv) a Registration Rights Agreement providing registration rights for shares of Easterly Class A common stock issued upon the exchange of Class B Units, the form of which is attached to this proxy statement as Annex F. For more information about each of these agreements, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements.”

•	On the terms and subject to the conditions set forth in the Investment Agreement, the estimated aggregate value of the Business Combination and related transactions is approximately $187 million, which is the implied value of the 18.7 million newly issued shares of Easterly Class A common stock issuable to the JH Capital Class B Members upon the exchange of their Class B Units of JH Capital in accordance with the terms of the Exchange Agreement, assuming a value of $10.00 per share of Easterly Class A common stock.

•	Concurrently with the execution of the Investment Agreement, Easterly entered into a letter agreement (the “Letter Agreement”) with the Sponsor, JH Capital and the Founding Members. Under the Letter Agreement, at the closing of the Business Combination, the Founding Members will have the option to purchase at a price of $0.005 per share up to 500,000 shares of Easterly Class A common stock owned by the Sponsor, which amount will depend on the amount of shares that the Sponsor sells to stockholders or potential stockholders in connection with such stockholders’ or potential stockholders’ acquisition of Easterly common stock or agreement not to redeem any shares of Easterly common stock. The Sponsor has agreed with the Founding Members, for the purpose of incentivizing purchases of Easterly Class A common stock and/or obtaining agreements from stockholders not to redeem such stockholders’ shares of Easterly common stock in connection with the Business Combination, that it may offer up to 1,000,000 shares of its Easterly Class A common stock to such potential purchasers or current stockholders at a purchase price equal to $0.005 per share, with the consummation of any such purchase of shares being effective only as of and contingent upon the closing of the Business Combination. Any shares of Easterly Class A common stock transferred to certain of the Founding Members in connection with the Letter Agreement will be subject to the conditions and restrictions set forth in the letter agreement, dated July 29, 2015, as it may be amended from time to time, by and among Easterly, the Sponsor and the other signatories thereto.

•	Pursuant to the Letter Agreement, the Sponsor will surrender to Easterly 2,500,000 shares of Easterly common stock issued to it prior to the IPO in exchange for a warrant (the “New Warrant”), which is exercisable in tranches for up to 2,500,000 shares of Easterly Class A common stock, with the ability to exercise each tranche being subject to the satisfaction of certain conditions, including a requirement that the Easterly Class A common stock trades above certain prices. The New Warrant will be exercisable at a price of $0.01 per share, have a term of 5 years and may only be exercisable as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00. For more information about the Letter Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Letter Agreement.”

•	It is anticipated that, upon completion of the Business Combination, (i) Easterly’s public stockholders will retain an ownership interest of approximately 41.5% in the post-combination company, (ii) the Sponsor and Easterly’s current independent directors will retain an ownership interest of approximately 6.9% in the post-combination company and (iii) the JH Capital Class B Members will own approximately 51.6% of the post-combination company. These ownership interests assume that no shares of Easterly common stock are elected to be redeemed in connection with the Business Combination Proposal and also assume that there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement. Further, the ownership percentage with respect to the post-combination company does not take into account (i) the issuance of any shares (or options to acquire shares) under the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ and their respective subsidiaries’ mezzanine loans. See the sections entitled “Summary of the Proxy Statement — Consideration to the JH Capital Class B Members in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

•	Easterly’s management and board of directors considered various factors in determining whether to approve the Investment Agreement and the transactions contemplated thereby. For more information about Easterly’s decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Easterly’s Board of Directors’ Reasons for the Approval of the Business Combination.”

•	Pursuant to Easterly’s amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with its amended and restated certificate of incorporation. As of January 31, 2018, this would have amounted to approximately $10.10 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Easterly common stock for cash and will no longer own shares of Easterly common stock. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Easterly’s transfer agent in accordance with the procedures described herein. Easterly has no specified maximum redemption threshold under its charter. In no event, however, will Easterly redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting of Easterly Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

•	In addition to voting on the proposal to approve and adopt the Investment Agreement at the special meeting (Proposal No. 1), Easterly stockholders will be asked to vote on:

•	four (4) separate proposals to approve and adopt amendments to Easterly’s current certificate of incorporation to (i) change Easterly’s name to JH Capital Group Holdings, Inc., reclassify the existing Easterly common stock as Class A common stock, designate the Class B common stock and remove certain provisions related to its status as a blank check company (Proposal No. 2); (ii) adopt Delaware as the exclusive forum for certain litigation (Proposal No. 3); (iii) effect a two-for-three reverse stock split of all of the outstanding shares of Easterly common stock (Proposal No. 4); and (iv) authorize an automatic increase in the number of directors serving on the board of directors during any period when holders of any series of preferred stock have the right to elect additional directors pursuant to Article IV of the certificate of incorporation and to provide for other terms applicable to directors elected by holders of preferred stock (Proposal No. 5) (each of Proposal Nos. 2 through 5 are referred to as a “Certificate Proposal” and collectively as the “Certificate Proposals”);

•	a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of newly issued shares of Easterly Class B common stock representing more than 20% of the voting power of Easterly’s common stock that is issued and outstanding immediately prior to the completion of the Business Combination (the “Nasdaq Proposal”) (Proposal No. 6);

•	a proposal to approve the Omnibus Incentive Plan and the material terms thereunder (the “Incentive Plan Proposal”) (Proposal No. 7); and

•	a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that one or more proposals presented to the Easterly stockholders would not be duly approved and adopted at the Easterly special meeting (Proposal No. 8).

•	The transactions contemplated by the Investment Agreement will be consummated only if the Business Combination Proposal, the Certificate Proposals, the Nasdaq Proposal and the Incentive Plan Proposal are approved at the Easterly special meeting. All proposals (other than the Business Combination Proposal and the Adjournment Proposal) are conditioned upon the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement.

•	Unless waived by the parties to the Investment Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Investment Agreement including, among others, approval of the Business Combination by required regulatory authorities and receipt of the Easterly stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Investment Agreement — Conditions to Closing of the Business Combination.”

•	The Investment Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by Easterly or JH Capital acting alone, in specified circumstances. For more information about the termination rights under the Investment Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Investment Agreement — Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors.”

•	In considering the recommendation of Easterly’s board of directors to vote for the proposals presented at the special meeting, you should be aware that the Sponsor, executive officers and members of Easterly’s board of directors have interests in the Business Combination that are different from, in addition to or in conflict with, the interests of Easterly stockholders generally. The members of Easterly’s board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to Easterly stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•	the approximately 2.4 million total Founder Shares that the Sponsor (or its members) will hold following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $24.5 million based on the closing price of Easterly common stock on February 13, 2018 as reported by Nasdaq (the “Stock Price”);

•	the 72,000 total Founder Shares that Easterly’s current independent directors will continue to own following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $727,200 based on the Stock Price;

•	the 6.75 million total Private Placement Warrants to purchase shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $4.5 million based on the closing price of Easterly public warrants on February 13, 2018 as reported by Nasdaq (the “Warrant Price”);

•	the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $25.3 million based on the Stock Price and assuming all the conditions to exercise were satisfied;

•	the Convertible Promissory Note issued to the Sponsor will not be repaid and all amounts owed thereunder will be forgiven except to the extent that Easterly has funds available to it outside of the Trust Account to repay such amounts and the Sponsor also will lose the opportunity to acquire up to an additional 695,000 warrants, which would have a value at February 13, 2018 of $458,561 based on the Warrant Price;

•	if Easterly is unable to complete a business combination within the required time period, Easterly’s Chairman, its Chief Executive Officer and David Cody will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Easterly for services rendered or contracted for or products sold to Easterly, but only if such a vendor or target business has not executed a waiver of claims against the Trust Account and except as to any claims under Easterly’s indemnity of the underwriters;

•	the continuation of one of Easterly’s officers and directors as a director (but not an officer) of JH Capital Inc. following the closing; and

•	the continued indemnification of current directors and officers of Easterly and the continuation of directors’ and officers’ liability insurance after the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Easterly” refers to Easterly Acquisition Corp., “JH Capital” refers to JH Capital Group Holdings, LLC and the terms “JH Capital Inc.” “combined company” and “post-Business Combination company” refer to JH Capital Group Holdings, Inc., which will be Easterly and JH Capital together following the consummation of the Business Combination.

In this document:

“Adjournment Proposal” means a proposal to adjourn the special meeting of the Easterly stockholders to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote at such special meeting.

“Business Combination” means the transactions contemplated by the Investment Agreement whereby, among other things, Easterly will (i) acquire a number of Class A Units equal to the aggregate number of shares of Easterly Class A common stock outstanding at the closing of the business combination— after giving effect to the redemption of shares of Easterly common stock by Easterly’s public stockholders at the closing of the business combination and the issuance, if any, of Easterly Class A common stock in exchange for mezzanine loans of certain of JH Group Companies and their respective subsidiaries, if any—in exchange for a capital contribution by Easterly to JH Capital of an amount in cash equal to the cash and cash equivalents held by Easterly outside of the Trust Account, plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note that has not been converted into warrants to purchase Easterly Class A common stock, (ii) issue 18,700,000 shares of its Class B common stock to the JH Capital Class B Members, and (iii) change its name to JH Capital Group Holdings, Inc. In the Business Combination, the JH Capital Class B Members will also be issued 18,700,000 non-voting Class B Units, provided that such amount of JH Capital Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital. In addition, on the date of the closing of the Business Combination, JH Capital or one or more JH Group Companies will, or will cause a subsidiary of JH Capital or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000.

“Business Combination Proposal” means the proposal to approve and adopt the Investment Agreement.

“Class A Units” means the Class A Units of JH Capital.

“Class B Units” means the Class B Units of JH Capital, which will be subdivided into Class B-1 Units and Class B-2 Units.

“Convertible Promissory Note” means the convertible promissory note, dated as of March 17, 2016, issued by Easterly to the Sponsor.

“Easterly” refers to Easterly Acquisition Corp., a Delaware corporation.

“Easterly Class A common stock” means the Class A common stock, par value $0.0001 per share, of Easterly, which the existing Easterly common stock will automatically be reclassified into at the closing of the Business Combination.

“Easterly Class B common stock” means the Class B common stock, par value $0.0001 per share, of Easterly, which will be issued to the JH Capital Class B Members at the closing of the Business Combination.

“Easterly common stock” means common stock, par value $0.0001 per share, of Easterly.

“Easterly special meeting” means the special meeting of stockholders of Easterly that is the subject of this proxy statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement that Easterly will enter into with JH Capital and the JH Capital Class B Members at the closing of the Business Combination, the form of which is attached to this proxy statement as Annex D.

“Extension Amendments” means the amendments to Easterly’s amended and restated certificate of incorporation and the agreement governing the Trust Account to extend the deadline by which Easterly has to complete its initial business combination from August 4, 2017 to December 15, 2017, which were approved at Easterly’s annual meeting of stockholders on August 1, 2017.

“Fortress Loan” means the loan provided by Fortress to a subsidiary of JH Capital pursuant to a credit agreement in an amount up to $100 million.

“Fortress Warrants” means the 888,000 warrants issued to Fortress in connection with the Fortress Loan, which will be exercisable for Easterly Class A common stock following the closing of the Business Combination, subject to vesting.

“Founder Shares” means the 5,000,000 shares of Easterly common stock (after giving effect to (i) a stock dividend of 0.2 shares for each outstanding share of Easterly common stock on July 29, 2015 and (ii) the forfeiture of 175,000 shares in August 2015) that were issued to the Sponsor prior to the IPO (72,000 Founder Shares of which were subsequently transferred to Easterly’s independent directors).

“Founding Members” means Jacobsen Credit Holdings, LLC (“Jacobsen Holdings”), Kravetz Capital Funding LLC (“KCF” and, together with Jacobsen Holdings, the “Principal Members”) and NJK Holding LLC (“NJK Holding”).

“initial stockholders” means the Sponsor, Easterly’s independent directors and their permitted transferees that hold Founder Shares and Private Placement Warrants.

“Investment Agreement” means the Investment Agreement, dated as of June 28, 2017, as amended on November 8, 2017 and February 14, 2018, by and among JH Capital, the Founding Members and Easterly.

“IPO” means Easterly’s initial public offering, consummated on August 4, 2015 through the sale of 20,000,000 public units at $10.00 per share.

“JH Capital Class B Members” means the Principal Members and the holders of the Class B Units of JH Capital at the closing of the Business Combination.

“JH Capital” means JH Capital Group Holdings, LLC, a Delaware limited liability company.

“JH Capital Inc.” means JH Capital Group Holdings, Inc., which will be the name of Easterly Acquisition Corp. upon completion of the Business Combination.

“JH Group Companies” means JH Portfolio Debt Equities, LLC, Credit Control, LLC, Next Level Finance Partners, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC, which, together with their respective direct and indirect subsidiaries, constitute all of the businesses of JH Capital.

“Letter Agreement” means the letter agreement, dated as of June 28, 2017, by and among Easterly, the Sponsor, JH Capital and the Founding Members.

“New LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of JH Capital that JH Capital, Easterly and the JH Capital Class B Members will enter into at the closing of the Business Combination, the form of which is attached to this proxy statement as Annex C.

“New Warrant” means the warrant to purchase 2,500,000 shares of Easterly Class A common stock, subject to the terms and conditions of the New Warrant, which will be issued to the Sponsor pursuant to the Letter Agreement in exchange for 2,500,000 Founder Shares at the closing of the Business Combination.

“Omnibus Incentive Plan” means the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan.

“Principal Members” means Jacobsen Holdings together with KCF.

“Private Placement Warrants” means the 6,750,000 private placement warrants issued to the Sponsor, at a price of $1.00 per warrant, in a private placement that occurred simultaneously with the completion of the IPO.

“proposed certificate” means the amended and restated certificate of incorporation of Easterly being proposed for approval by Easterly’s stockholders, the form of which is attached as Annex B to this proxy statement.

“public shares” means shares of Easterly common stock issued in the IPO.

“public warrants” means the warrants issued in the IPO, each of which is exercisable for one share of Easterly common stock, in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement that Easterly will enter into with the JH Capital Class B Members at the closing of the Business Combination, the form of which is attached to this proxy statement as Annex F.

“Reorganization” means the internal reorganization that JH Capital and the Founding Members will undertake prior to the closing of the Business Combination after which (a) the following JH Group Companies and each of their direct and indirect subsidiaries are expected to be principally owned, directly or indirectly, by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC and (b) without duplication of the companies referenced in clause (a), the direct and indirect subsidiaries of Next Level Finance Partners, LLC are expected to be principally owned, directly or indirectly, by JH Capital.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Easterly Acquisition Sponsor, LLC, a Delaware limited liability company.

“Tax Receivable Agreement” means the Tax Receivable Agreement that Easterly will enter into with JH Capital and the JH Capital Class B Members at the closing of the Business Combination, the form of which is attached to this proxy statement as Annex E.

“Trust Account” means the segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee into which the proceeds of the IPO and the sale of the Private Placement Warrants were placed at the closing of the IPO.

“Units” means the Class A Units and Class B Units of JH Capital.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Easterly stockholders. We urge stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein. The following questions and answers do not include all the information that may be important to you as an Easterly stockholder. We urge you to read this entire proxy statement, including the annexes and the other documents referred to herein. See the section entitled “Where You Can Find More Information” beginning on page 253.

All share and warrant numbers set forth in this proxy statement assume that all Easterly units are separated into their components of one share of Easterly common stock and one-half of a warrant to purchase one share of Easterly common stock, which will occur upon the closing of the Business Combination. Except as specifically set forth in the section entitled “Proposal No. 4 — Approval of the Amendments to Easterly’s Amended and Restated Certificate of Incorporation to Effect a Two-for-Three Reverse Stock Split,” beginning on page 142 of this proxy statement, the share amounts set forth in this proxy statement do not account for the two-for-three reverse stock split, which will occur after the closing of the Business Combination, if approved by Easterly’s stockholders.

About the Business Combination

Q:	Why am I receiving this proxy statement?

A:    Easterly, the Founding Members and JH Capital entered into an Investment Agreement on June 28, 2017, as amended on November 8, 2017 and February 14, 2018, providing for a business combination of Easterly and JH Capital, whereby Easterly will acquire Class A Units of JH Capital in exchange for a capital contribution by Easterly to JH Capital. This agreement is referred to as the Investment Agreement. A copy of the Investment Agreement is attached to this proxy statement as Annex A. Easterly’s stockholders are being asked to consider and vote upon a proposal to approve and adopt the Investment Agreement and the Business Combination, among other proposals described in this proxy statement. In connection with the Investment Agreement, Easterly has entered into the Letter Agreement and, at the closing of the Business Combination, also will enter into the following agreements, each of which is discussed in this proxy statement: (i) the New LLC Agreement, (ii) the Exchange Agreement, (iii) the Registration Rights Agreement and (iv) the Tax Receivable Agreement.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Easterly special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Q:	What will happen in the Business Combination?

A:    Pursuant to the Business Combination, among other things, Easterly will (i) acquire a number of Class A Units equal to the aggregate number of shares of Easterly Class A common stock outstanding at the closing of the business combination—after giving effect to the redemption of shares of Easterly common stock by Easterly’s public stockholders at the closing of the Business Combination and the issuance, if any, of Easterly Class A common stock in exchange for mezzanine loans of certain of JH Group Companies and their respective subsidiaries, if any— in exchange for a capital contribution by Easterly to JH Capital of an amount in cash equal to the cash and cash equivalents held by Easterly outside of the Trust Account, plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note that has not been converted into warrants to purchase Easterly Class A common stock, (ii) issue 18,700,000 shares of its Class B common stock to the JH Capital Class B Members, and (iii) change its name to JH Capital Group Holdings, Inc. In the Business Combination, the JH Capital Class B Members will also be issued 18,700,000 non-voting Class B Units, provided that such amount of JH Capital Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital. In addition, on the date of the closing of the Business Combination, JH Capital or one or more JH Group Companies will, or will cause a subsidiary of JH Capital or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000.

Q:	Following the Business Combination, will Easterly’s securities continue to trade on a stock exchange?

A:    Yes, Easterly’s Class A common stock, including the shares of Easterly A common stock issuable to the JH Capital Class B Members upon the exchange of their Class B Units in accordance with the terms of the Exchange Agreement, and warrants will continue to be listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “JHCG” and “JHCGW,” respectively. Prior to the closing, Easterly’s units, which currently are traded under the symbol “EACQU” will separate into their component shares of Easterly common stock and warrants to purchase one share of Easterly common stock.

Q:	Who will manage the combined company following the Business Combination?

A:    We anticipate that the executive officers of JH Capital will manage the combined company upon the completion of the Business Combination. In particular, it is anticipated that Douglas Jacobsen will serve as Chief Executive Officer of the combined company and that Glenn Corey will serve as Chief Financial Officer.

Additionally, it is anticipated that the board of directors of the combined company will consist of a combination of certain of JH Capital’s current management, one of Easterly’s current directors and two new directors. In particular, it is anticipated that Avshalom Kalichstein (who is currently a director of Easterly) will continue as a director of the combined company and that Norman Kravetz and Douglas Jacobsen (who is currently the Chief Executive Officer of JH Capital), and two individuals (who are independent of Easterly and JH Capital) jointly selected in good faith by the Founding Members and Easterly, with one such individual being an individual that qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act and with the other such individual being an individual with regulatory expertise in the industries in which JH Capital, the JH Group Companies and each of their respective subsidiaries operate will be appointed to serve as directors of the combined company upon completion of the Business Combination, with Norman Kravetz serving as Chairman of the combined company’s board of directors. The Founding Members and Easterly have jointly selected Don De Amicis as the new director who has regulatory experience in JH Capital’s, the JH Group Companies’, and their respective subsidiaries’ industries.

Q:	How has the announcement of the Business Combination affected the trading price of the Easterly common stock?

A:    On June 29, 2017, the date immediately prior to the announcement of the Business Combination, the closing trading price of Easterly common stock on the Nasdaq Capital Market was $10.05 per share. On [      ], 2018, the date immediately prior to the date of this proxy statement, the closing trading price of Easterly common stock on the Nasdaq Capital Market was $[      ] per share.

Q:	How will the Business Combination impact the Easterly shares outstanding after the Business Combination?

A:    Easterly will issue 18,700,000 shares of Easterly Class B common stock (which, together with Class B Units, are exchangeable for shares of Easterly Class A common stock), or 93.4% of the 20,022,612 currently outstanding shares of Easterly common stock, to the JH Capital Class B Members pursuant to the Business Combination (assuming no redemptions of Easterly’s public shares and no additional issuances of Easterly common stock). Further, additional shares of Easterly common stock may be issuable in the future as follows: (i) the issuance of any shares (or options to acquire shares) under the Omnibus Incentive Plan, and (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000). The issuance and sale of these shares in the public market could adversely impact the market price of Easterly common stock.

Q:	What happens to the capital stock of Easterly in the Business Combination?

A:    There currently are 20,022,612 shares of Easterly common stock issued and outstanding, consisting of:

•	15,022,612 shares held by public stockholders; and

•	5,000,000 Founder Shares held by the Sponsor and Easterly’s independent directors.

In addition, there currently are 17,638,000 warrants for Easterly common stock outstanding, consisting of 10,000,000 public warrants, 6,750,000 Private Placement Warrants held by the Sponsor and 888,000 Fortress Warrants. Easterly may issue additional warrants (with terms and conditions identical to the Private Placement Warrants) to the Sponsor to satisfy outstanding working capital loans owed to the Sponsor by Easterly, currently in the amount of $695,000. The Sponsor has the right to elect to receive cash or warrants (valued at $1 per warrant) to satisfy such loans up to a maximum of 1,000,000 warrants. Each warrant entitles the holder thereof to purchase one share of Easterly common stock at a price of $11.50 per share. The warrants will become exercisable 30 days after the completion of Easterly’s initial business combination and expire at 5:00 p.m., New York City time, five years after the completion of Easterly’s initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, Easterly may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants, the Fortress Warrants, warrants issued in exchange for repayment of the Convertible Promissory Note and the New Warrant) in whole and not in part at a price of $0.01 per warrant, if the last sale price of Easterly’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period. The Private Placement Warrants and the warrants issued in exchange for repayment of the Convertible Promissory Note are non-redeemable so long as they are held by the Sponsor or its permitted transferees. The Fortress Warrants and the New Warrant are non-redeemable. All share and warrant numbers set forth in this proxy statement assume that all Easterly units are separated into their components of one share of Easterly common stock and one-half of a warrant to purchase one share of Easterly common stock, which will occur upon the closing of the Business Combination.

Upon the closing of the Business Combination, Easterly will issue 18,700,000 shares of its Class B common stock to the JH Capital Class B Members, which together with the Class B Units are exchangeable for shares of Easterly Class A common stock upon the exchange by any JH Capital Class B Member of such member’s Class B Units, resulting in a corresponding increase in the number of shares of Easterly Class A common stock outstanding. In addition, pursuant to the Letter Agreement, at the closing of the Business Combination, the Founding Members will have the option to purchase at a price of $0.005 per share up to 500,000 shares of Easterly Class A common stock owned by the Sponsor, which amount will depend on the amount of shares that the Sponsor sells to stockholders or potential stockholders in connection with such stockholders’ or potential stockholders’ acquisition of Easterly common stock or agreement not to redeem any shares of Easterly common stock. The Sponsor has agreed with the Founding Members, for the purpose of incentivizing purchases of Easterly Class A common stock and/or obtaining agreements from stockholders not to redeem such stockholders’ shares of Easterly common stock in connection with the Business Combination, that it may offer up to 1,000,000 shares of its Easterly Class A common stock to such potential purchasers or current stockholders at a purchase price equal to $0.005 per share, with the consummation of any such purchase of shares being effective only as of and contingent upon the closing of the Business Combination.  Any shares of Easterly Class A common stock transferred to certain of the Founding Members in connection with the Letter Agreement will be subject to the conditions and restrictions set forth in the letter agreement, dated July 29, 2015, as it may be amended from time to time, by and among Easterly, the Sponsor and the other signatories thereto. In addition, pursuant to the Letter Agreement, the Sponsor will surrender to Easterly 2,500,000 shares of Easterly Class A common stock issued to it prior to the IPO in exchange for the New Warrant, which is exercisable for 2,500,000 shares of Easterly Class A common stock exercisable in the event that Easterly Class A common stock trades above certain prices and other conditions are met. The New Warrant will be exercisable at a price of $0.01 per share, have a term of 5 years and may only be exercisable as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00. For more information about the Letter Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Letter Agreement.”

Q:	What revenue and profits/losses has JH Capital generated in 2016 and 2015?

A:    For the fiscal years 2016 and 2015, JH Capital had total revenue of approximately $79.8 million and $49.1 million, respectively, with net losses of approximately $56.8 million and $41.2 million, respectively. Net losses are inclusive of approximately $26.4 million in interest expense in 2016 and approximately $15.1 million of interest expense in 2015. The end of fiscal year 2016, JH Capital’s total assets were approximately $175 million and its total liabilities were approximately $296.9 million. See “Selected Historical Financial Information of JH Capital” on page 36 and “JH Capital Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information located on page 191.

Q:	What is the nature of JH Capital’s business and operations?

A:    JH Capital, a diversified specialty finance company that provides a wide array of distressed debt and credit rehabilitation solutions for consumers and businesses across a broad range of assets. It is a national leader in purchasing charged off consumer debt from major financial institutions with a national debt settlement service, consumer and commercial loan origination platforms as well as a collection agency, which collectively work with individuals as they repay their obligations by offering several solutions to help individuals work towards financial recovery. For more information about JH Capital, see the sections entitled “Information About JH Capital,” “JH Capital Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of JH Capital” beginning on pages 171, 191 and 188, respectively.

Q:	What will the JH Capital Class B Members receive in return for the acquisition of JH Capital by Easterly?

A:    At the closing of the Business Combination, the JH Capital Class B Members will be issued 18,700,000 shares of Easterly’s newly designated Class B common stock and the JH Capital Class B Members will retain 18,700,000 Class B Units, provided that such amount of Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital after the Reorganization. The Easterly Class B common stock will have one vote per share but not be entitled to any economic interest in Easterly. The Class B Units are entitled to distributions from JH Capital, but are not entitled to any voting or control rights over JH Capital, other than certain customary consent rights with respect to distributions, amendments to JH Capital’s limited liability company agreement and certain other matters affecting the JH Capital Class B Members. In addition, on the date of the closing of the Business Combination, JH Capital or one or more JH Group Companies will, or will cause a subsidiary of JH Capital or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000.

Q:   What equity stake will current Easterly stockholders have in Easterly after the closing and in JH Capital after the closing?

A:    It is anticipated that, upon completion of the Business Combination, (i) Easterly’s public stockholders will retain an ownership interest of approximately 41.5% in the post-combination company, (ii) the Sponsor and Easterly’s current independent directors will retain an ownership interest of approximately 6.9% in the post-combination company and (iii) the JH Capital Class B Members will own approximately 51.6% of the post-combination company. These ownership interests assume that no shares of Easterly common stock are elected to be redeemed in connection with the Business Combination Proposal and also assume that there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement. Further, the ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) the issuance of any shares (or options to acquire shares) under the Omnibus Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans. See the section entitled “Summary of the Proxy Statement — Consideration to the JH Capital Class B Members in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Is the Business Combination the first step in a “going-private” transaction?

A:    Easterly does not intend for the Business Combination to be the first step in a “going-private” transaction. One of the primary purposes of the Business Combination is to provide a platform for JH Capital to access the U.S. public markets.

Q:	What conditions must be satisfied to complete the Business Combination?

A:    There are a number of closing conditions in the Investment Agreement, including, but not limited to, the following:

•	There must not be in effect any order by a governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Investment Agreement;

•	Easterly’s stockholders must adopt the Investment Agreement, as well as Proposal Nos. 2-7;

•	Completion of the Reorganization, provided that, if, as of the closing of the Business Combination, certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital and such circumstance results in a reduction to the number of Class B Units issuable to the JH Capital Class B Members, then such circumstance will not constitute a failure of the closing condition; and

•	There must not have been any event or circumstance which resulted in a material adverse effect with respect to JH Capital, and no change or event shall have occurred that would reasonably be expected to result in such a material adverse effect.

In addition, under its amended and restated certificate of incorporation, Easterly may not redeem or repurchase Easterly common stock to the extent that such redemption would result in Easterly’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of approximately $5 million.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Investment Agreement.”

Q:    What interests do Easterly’s current officers and directors have in the Business Combination that could conflict with a public stockholder?

A:    Easterly’s directors and executive officers may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include:

•	the approximately 2.4 million total Founder Shares that the Sponsor (or its members) will hold following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $24.5 million based on the Stock Price;

•	the 72,000 total Founder Shares that Easterly’s current independent directors will continue to own following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $727,200 based on the Stock Price;

•	the 6.75 million total Private Placement Warrants to purchase shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $4.5 million based on the Warrant Price;

•	the New Warrant to purchase 2.5 million total shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $25.3 million based on the Stock Price and assuming all the conditions to exercise were satisfied;

•	the Convertible Promissory Note issued to the Sponsor will not be repaid and all amounts owed thereunder will be forgiven except to the extent that Easterly has funds available to it outside of the Trust Account to repay such amounts and the Sponsor also will lose the opportunity to acquire up to an additional 695,000 warrants, which would have a value at February 13, 2018 of $458,561 based on the Warrant Price;

•	if Easterly is unable to complete a business combination within the required time period, Easterly’s Chairman, its Chief Executive Officer and David Cody will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Easterly for services rendered or contracted for or products sold to Easterly, but only if such a vendor or target business has not executed a waiver of claims against the Trust Account and except as to any claims under Easterly’s indemnity of the underwriters;

•	the continuation of one of Easterly’s officers and directors as a director (but not an officer) of JH Capital Inc. following the closing; and

•	the continued indemnification of current directors and officers of Easterly and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, each of Easterly’s directors, directly or indirectly, holds Founder Shares that are not subject to redemption and certain of Easterly’s directors indirectly hold Private Placement Warrants that would retire worthless if a Business Combination is not consummated; as a result, Easterly’s directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Private Placement Warrants. These interests may influence Easterly’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Q:	What interests do JH Capital’s directors and executive officers have in the Business Combination?

A: Upon completion of the Business Combination, the executive officers of JH Capital will collectively beneficially own [         ] Class B Units and [    ] shares of Easterly Class B common stock. As of [     ], 2018, if converted into Easterly Class A common stock these shares and units, would have a value of approximately $[       ] million based on the [ ] Stock Price. The above calculations of share amounts and value do not take into account (i) the issuance of up to 6,000,000 shares (or options to acquire shares) under the Omnibus Incentive Plan, (ii) the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly Class A common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans. Because the actual facts will be different than these assumptions, the percentage ownerships listed above will be different.

Q:    What happens to Easterly if the Business Combination is not consummated?

A:    There are certain circumstances under which the Investment Agreement may be terminated. See the section entitled “The Investment Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Investment Agreement or otherwise, Easterly is unable to complete the Business Combination or another business combination transaction by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), Easterly’s amended and restated certificate of incorporation provides that Easterly will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Easterly to pay its franchise and income taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Easterly’s remaining stockholders and Easterly’s board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. See the section entitled “Risk Factors — If Easterly is unable to effect a business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), Easterly will be forced to liquidate and the warrants will expire worthless and — If Easterly is forced to liquidate, Easterly’s stockholders may be held liable for claims by third parties against Easterly to the extent of distributions received by them.” Holders of the Founder Shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to Easterly’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:    If the Business Combination is consummated, the funds held in the Trust Account (after payments to Easterly’s public stockholders who properly exercise their redemption rights), less any outstanding amount under the Convertible Promissory Note that has not been converted into warrants to purchase Easterly Class A common stock and less an estimated $15 million of certain fees, costs and expenses (including $7 million of deferred underwriting compensation to the underwriters of the IPO, regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Easterly will be invested in JH Capital in exchange for the Class A Units and used by JH Capital to pay:

•	approximately $68.6 million of short-term debt at the Closing, along with approximately $3.4 million of prepayment and other loan costs;

•	to potentially repurchase warrants; and

•	general corporate purposes of the combined company following the Business Combination.

Q:	When is the Business Combination expected to be completed?

A:    It is currently anticipated that the Business Combination will be consummated promptly following the Easterly special meeting of stockholders, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see the section entitled “The Investment Agreement — Conditions to Closing of the Business Combination.”

Q:	Do Easterly stockholders have appraisal rights if they object to the proposed Business Combination?

A:    No. There are no appraisal rights available to holders of Easterly common stock in connection with the Business Combination.

About the Redemption Rights of Easterly Public Stockholders

Q:	Do I have redemption rights?

A:    If you are a holder of Easterly public shares, you may have your public shares redeemed for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of the IPO, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Easterly to pay its franchise and income taxes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $151.8 million on January 31, 2018, the estimated per share redemption price would have been approximately $10.10. This is slightly more than the $10.00 initial public offering price of Easterly’s units. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Easterly to pay franchise and income taxes (less $100,000 of interest to pay dissolution expenses) in connection with the liquidation of the Trust Account.

Q:	Can the Sponsor or the Easterly independent directors redeem their Easterly common stock?

A:    All of the holders of Founder Shares, which includes the Sponsor and Easterly’s independent directors, have agreed to waive their redemption rights with respect to their Founder Shares and have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after the IPO in connection with the completion of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q:	Is there a limit on the number of shares I may redeem?

A:    A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of public shares of Easterly common stock. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of common stock may redeem all of the public shares held by him for cash.

Q:	How will the level of redemptions affect the post-Business Combination company?

A:    The number of redemptions requested by Easterly stockholders would affect the amount of Class A Units that Easterly will acquire at the closing of the Business Combination, the amount of cash from the Trust Account available to pay Easterly’s expenses and the amount of cash from the Trust Account available for general corporate purposes following the Business Combination. Each redemption of public shares by Easterly’s public stockholders will decrease the amount in the Trust Account, which was approximately $151.8 million as of January 31, 2018. Easterly has no specified maximum redemption threshold under its charter. In no event, however, will Easterly redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Q:	Will how I vote affect my ability to exercise redemption rights?

A: No. You may exercise your redemption rights whether you vote your shares of Easterly common stock for or against the Business Combination Proposal. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:    In order to exercise your redemption rights, you must, prior to 5:00 p.m. Eastern time on [ ], 2018 (two business days before the Easterly special meeting), (i) if you hold Easterly units, elect to separate your Easterly units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to your public shares, (ii) submit a written request to Easterly’s transfer agent that it redeem your public shares for cash, and (iii) deliver your stock to Easterly’s transfer agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, its transfer agent, is listed under the question “Who can help answer my questions?” below. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Easterly’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Easterly’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that its transfer agent return the shares (physically or electronically). You may make such request by contacting Easterly’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Q:	What are the federal income tax considerations of exercising my redemption rights?

A:    Easterly stockholders who exercise their redemption rights to receive cash from the Trust Account in exchange for their shares of Easterly common stock generally will be required to treat the transaction as either a sale of such shares or a distribution with respect to such holder’s shares of Easterly common stock. See the section entitled “U.S. Federal Income Tax Considerations of Redeeming Easterly Common Stock.”

Q:	If I am an Easterly warrant holder, can I exercise redemption rights with respect to my warrants?

A:    No. There are no redemption rights with respect to Easterly’s warrants.

Q:    How will the level of redemptions affect the Business Combination Consideration?

A:    The total consideration payable to JH Capital Class B Members would not be impacted by the level of redemptions. However, the number of redemptions requested by Easterly stockholders would affect the number of Class A Units issued to Easterly and the amount of cash available to the post-Business Combination company. Each redemption of public shares by Easterly’s public stockholders will decrease the amount in the Trust Account, which was approximately $151.8 million as of January 31, 2018.

About the Easterly Special Meeting

Q:	What is being voted on at the Easterly special meeting?

A:    Below are the proposals on which Easterly’s stockholders are being asked to consider and vote upon at the Easterly special meeting.

1.	Proposal No. 1 — To approve and adopt the Investment Agreement (this proposal is referred to herein as the “Business Combination Proposal”);

2.	Proposal No. 2 — To approve amendments to Easterly’s amended and restated certificate of incorporation to change its name to JH Capital Group Holdings, Inc., reclassify the existing Easterly common stock as Class A common stock, designate the Class B common stock and to remove certain provisions related to Easterly’s status as a blank check company;

3.	Proposal No. 3 — To approve amendments to Easterly’s amended and restated certificate of incorporation to adopt Delaware as the exclusive forum for certain litigation;

4.	Proposal No. 4 — To approve amendments to Easterly’s amended and restated certificate of incorporation to effect a two-for-three reverse stock split of all of the outstanding shares of Easterly common stock;

5.	Proposal No. 5 — To approve amendments to Easterly’s amended and restated certificate of incorporation to authorize an automatic increase in the number of directors serving on the board of directors during any period when holders of any series of preferred stock have the right to elect additional directors pursuant to Easterly’s amended and restated certificate of incorporation and to provide for the other terms applicable to the directors elected by holders of preferred stock (Proposals 2 through 5 are collectively referred to as the “Certificate Proposals”);

6.	Proposal No. 6 — To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of newly issued shares of Easterly Class B common stock representing more than 20% of the voting power of Easterly’s common stock that is issued and outstanding immediately prior to the completion of the Business Combination (this proposal is referred to herein as the Nasdaq Proposal);

7.	Proposal No. 7 — To approve the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan (this proposal is referred to herein as the “Incentive Plan Proposal”); and

8.	Proposal No. 8 — To approve the adjournment of the Easterly special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation of proxies in the event that, based upon the tabulated vote at the time of the Easterly special meeting, there are not sufficient votes to approve one or more proposals presented at the Easterly special meeting of stockholders (this proposal is referred to herein as the “Adjournment Proposal”). This proposal will only be presented at the Easterly special meeting if there are not sufficient votes to approve one or more of the other proposals presented to stockholders for vote.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	Are the Easterly proposals conditioned on one another?

A:	Yes.

•	All Proposals (other than the Business Combination Proposal and the Adjournment Proposal), are conditioned upon the approval of the Business Combination Proposal; and

•	The Adjournment Proposal does not require the approval of any other proposal to be effective and will only be presented at the Easterly special meeting if there are not sufficient votes to approve one or more of the other proposals.

It is important for you to note that approval of the Business Combination Proposal, the Certificate Proposals, the Nasdaq Proposal and the Incentive Plan Proposal is a closing condition under the Investment Agreement. Accordingly, if the Business Combination Proposal, the Certificate Proposals or the Nasdaq Proposal are not approved by Easterly’s stockholders and Easterly and JH Capital do not waive the applicable closing condition, then the Business Combination will not be consummated.

Q:    What happens to Easterly if Easterly stockholders do not approve the Business Combination Proposal and, Proposals No. 2, 3, 4, 5, 6 and 7?

A:    If Easterly stockholders do not approve the Business Combination Proposal and Proposal No. 2, 3, 4, 5, 6 and 7, then Easterly cannot consummate the Business Combination unless Easterly and JH Capital waive the applicable closing condition. If Easterly does not consummate the Business Combination and fails to complete an initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), Easterly will be required to dissolve and liquidate the Trust Account.

Q:    Why is Easterly providing its stockholders with the opportunity to vote on the Business Combination Proposal?

A:    The Business Combination Proposal provides for the approval and adoption by Easterly stockholders of the Investment Agreement. Pursuant to the Business Combination, among other things:

•	Easterly will acquire a number of Class A Units equal to the aggregate number of shares of Easterly Class A common stock outstanding at the closing of the Business Combination—after giving effect to the redemption of shares of Easterly common stock by Easterly’s public stockholders at the closing of the Business Combination and the issuance, if any, of Easterly Class A common stock in exchange for mezzanine loans of certain of JH Group Companies and their respective subsidiaries, if any—in exchange for a capital contribution by Easterly to JH Capital of an amount in cash equal to the cash and cash equivalents held by Easterly outside of the Trust Account, plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note that has not been converted into warrants to purchase Easterly Class A common stock;

•	Easterly will issue 18,700,000 shares of its Class B common stock to the JH Capital Class B Members;

•	Easterly will change its name to JH Capital Group Holdings, Inc.; and

•	the Business Combination may result in a change in control of Easterly.

Easterly’s amended and restated certificate of incorporation requires that it provide all holders of its public shares with the opportunity to have their public shares redeemed upon the consummation of its initial business combination in conjunction with either a tender offer or a stockholder vote. For business and other reasons, Easterly has elected to provide Easterly stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than pursuant to a tender offer. As a result, Easterly public stockholders will have the opportunity to redeem their public shares in connection with the closing of the Business Combination.

Additionally, Nasdaq Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction, and Nasdaq Listing Rule 5635(b) requires stockholder approval where the issuance of securities will result in a change of control. Easterly will issue 18,700,000 shares of Easterly Class B common stock (which, together with Class B Units, are exchangeable for 18,700,000 shares of Easterly Class A common stock), or 93.4% of the 20,022,612 currently outstanding shares of Easterly common stock, to the JH Capital Class B Members pursuant to the Business Combination (assuming no redemptions of Easterly’s public shares and no additional issuances of Easterly common stock). Therefore, Easterly is required to obtain the approval of its stockholders under Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(b) depending on the level of redemptions of Easterly common stock.

Accordingly, the Business Combination Proposal is being proposed to satisfy the approval requirements for the Business Combination under Easterly’s charter and Nasdaq Listing Rules 5635(a) and 5635(b).

Q:	Why is Easterly proposing the Certificate Proposals?

A:    The Certificate Proposals that Easterly is asking its stockholders to approve in connection with the Business Combination consist of (i) Proposal No. 2 — amendments to Easterly’s amended and restated certificate of incorporation to change its name to JH Capital Group Holdings, Inc., reclassify the existing Easterly common stock as Class A common stock, designate the Class B common stock and remove provisions related to its status as a blank check company, (ii) Proposal No. 3 — to adopt Delaware as the exclusive forum for certain litigation, (iii) Proposal No. 4 — to effect a two-for-three reverse stock split of all of the outstanding shares of Easterly common stock, and (iv) Proposal No. 5 — to authorize an automatic increase in the number of directors serving on the board of directors during any period when holders of any series of preferred stock have the right to elect additional directors pursuant to Article IV of the amended and restated certificate of incorporation and to provide for the other terms applicable to the directors elected by holders of preferred stock.

Easterly stockholders are being asked to approve the Certificate Proposals in connection with the Business Combination in order to, among other things, change Easterly’s name to JH Capital Group Holdings, Inc. to better reflect the operating business, to create the Class A and Class B common stock, to remove provisions related to Easterly’s status as a blank check company and to make other changes that the Board of Directors deems appropriate for the public operating company after the Business Combination.

Q:    Why is Easterly proposing the Incentive Plan Proposal?

A:    The purpose of the Omnibus Incentive Plan is to enable JH Capital to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and Easterly’s stockholders.

Q:    What happens if I sell my shares of Easterly common stock before the Easterly special meeting of stockholders?

A:    The record date for the Easterly special meeting of stockholders will be earlier than the date of the special meeting. If you transfer your shares of Easterly common stock after the record date, but before the Easterly special meeting of stockholders, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Easterly special meeting of stockholders.

Q:	What vote is required to approve the proposals presented at the Easterly special meeting of stockholders?

A:    The approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of holders of a majority of the shares of Easterly common stock that are voted on each respective proposal at the Easterly special meeting of stockholders. Accordingly, an Easterly stockholder’s failure to vote by proxy or to vote in person at the Easterly special meeting of stockholders, an abstention from voting, or, with respect to the Business Combination Proposal, the Nasdaq Proposal and the Incentive Plan Proposal, the failure of an Easterly stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (any failure to give instructions, a “broker non-vote”) will have no effect on the outcome of any vote on these proposals.

The approval of certain Certificate Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Easterly common stock. However, the approval of the proposal to remove certain provisions related to Easterly’s status as a blank check company requires the affirmative vote of the holders of at least 65% of the outstanding shares of Easterly common stock. Accordingly, an Easterly stockholder’s failure to vote by proxy or to vote in person at the Easterly special meeting of stockholders, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” a Certificate Proposal.

Q:	How many votes do I have at the Easterly special meeting of stockholders?

A: For each proposal, Easterly’s stockholders are entitled to one vote at the Easterly special meeting for each share of Easterly common stock held of record as of the record date. As of the close of business on the record date, there were [•] outstanding shares of Easterly common stock.

Q:	What constitutes a quorum at the Easterly special meeting of stockholders?

A: Holders of a majority in voting power of Easterly’s common stock issued and outstanding and entitled to vote at the Easterly special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of Easterly stockholders, present in person or represented by proxy, will have power to adjourn the Easterly special meeting.

As of the record date for the Easterly special meeting, [•] shares of Easterly common stock would be required to achieve a quorum.

Q:	How will Easterly’s Sponsor, directors and officers vote?

A:    In connection with the IPO, Easterly entered into agreements with the Sponsor and with Easterly’s independent directors, pursuant to which each agreed to vote their Founder Shares and any other shares acquired during and after the IPO in favor of the Business Combination Proposal. Neither the Sponsor nor Easterly’s directors or officers have purchased any shares during or after the IPO and neither Easterly nor the Sponsor, its directors or its officers have entered into agreements, and are not currently in negotiations, to purchase shares. Currently, the Sponsor, Easterly’s independent directors and their permitted transferees, own 25.0% of the issued and outstanding shares of Easterly common stock, consisting of 100% of the Founder Shares.

Q:	How do I vote?

A:    If you were a holder of record of Easterly common stock on [       ], 2018, the record date for the Easterly special meeting of stockholders, you may vote or have your shares voted with respect to the applicable proposals:

•	in person at the Easterly special meeting of stockholders; or

•	by submitting a proxy to vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Easterly special meeting of stockholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:    If you are a record holder, then signed and dated proxies received by Easterly without an indication of how the stockholder of record intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:    No, except with respect to the Adjournment Proposal. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Except for the Adjournment Proposal, we believe the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the Easterly special meeting. Except with respect to the Adjournment Proposal, your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:    If I am not going to attend the Easterly special meeting of stockholders in person, should I return my proxy card instead?

A:    Yes. Whether you plan to attend the Easterly special meeting or not, please read this proxy statement carefully, and submit your proxy to vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:    May I change my vote after I have submitted my signed proxy card?

A: Yes. You may change your vote by sending a later-dated, signed proxy card to Easterly’s secretary at the address listed below so that it is received by its secretary prior to the Easterly special meeting of stockholders, or attending the Easterly special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Easterly’s secretary, which must be received by Easterly’s secretary prior to the Easterly special meeting.

Q:    What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:    Who will solicit and pay the cost of soliciting proxies?

A: Easterly will pay the cost of soliciting proxies for the Easterly special meeting. Easterly has engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies for the Easterly special meeting. Easterly has agreed to pay Morrow Sodali a fee of $22,500, plus disbursements. Easterly will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. Easterly also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Easterly’s common stock for their expenses in forwarding soliciting materials to beneficial owners of Easterly’s common stock and in obtaining voting instructions from those owners. Easterly’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:    What do I need to do now if I am an Easterly stockholder?

A:    You are urged to carefully read and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as an Easterly stockholder. You should then submit your proxy as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	Who can help answer my questions?

A:    If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

Easterly Acquisition Corp.
375 Park Avenue, 21st Floor
New York, NY 10152
Telephone: (646) 712-8300
Email: info@easterlyacquisition.com

You may also contact Easterly’s proxy solicitor at:

Morrow Sodali LLC
470 West Avenue, 3rd Floor
Stamford, CT 06902
Stockholders, please call toll free: (800) 662-5200
Banks and Brokerage Firms, please call collect: (203) 658-9400
Email: Easterly.info@morrowsodali.com

To obtain timely delivery, Easterly’s stockholders must request the materials no later than five business days prior to the Easterly special meeting.

You may also obtain additional information about Easterly from documents filed with the Securities and Exchanges Commission (the “SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Easterly’s transfer agent prior to the Easterly special meeting of stockholders. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Business Combination, the proposals to be considered at the Easterly special meeting, you should read this entire proxy statement carefully, including the annexes and the other documents referred to herein. See also the section entitled “Where You Can Find More Information.”

Unless otherwise specified, all share calculations (i) assume no exercise of redemption rights by Easterly’s public stockholders in connection with the Business Combination Proposal, (ii) assume 18,700,000 shares of Easterly Class B common stock (which, together with the Class B Units of JH Capital issued to the JH Capital Class B Members in accordance with the terms of the Investment Agreement, are exchangeable for 18,700,000 shares of Easterly Class A common stock) are issued in the Business Combination and 2,500,000 Founder Shares are surrendered in exchange for the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock, (iii) assume no shares of Easterly Class A common stock are issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans and (iv) do not include any shares of Easterly common stock issuable upon exercise of Easterly’s warrants.

All share and warrant numbers set forth in this proxy statement assume that all Easterly units are separated into their components of one share of Easterly common stock and one-half of a warrant to purchase one share of Easterly common stock, which will occur upon the closing of the Business Combination. Except as specifically set forth in the section entitled “Proposal No. 4 — Approval of the Amendments to Easterly’s Amended and Restated Certificate of Incorporation to Effect a Two-for-Three Reverse Stock Split of All of the Outstanding Shares of Easterly Common Stock,” beginning on page 142 of this proxy statement, the share amounts set forth in this proxy statement do not account for the two-for-three reverse stock split, which will occur after the closing of the Business Combination, if approved by Easterly’s stockholders.

Parties to the Business Combination

Easterly

Easterly Acquisition Corp. (“Easterly”) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Easterly and one or more businesses.

Easterly is a Delaware corporation formed in 2015. Its securities are traded on the Nasdaq Capital Market under the ticker symbols “EACQ,” “EACQW” and “EACQU.”

The mailing address of Easterly’s principal executive office is 375 Park Avenue, 21st Floor, New York, NY 10152.

JH Capital

JH Capital Group Holdings, LLC (“JH Capital”), a diversified specialty finance company with operations spanning across seven states, provides a wide array of solutions for consumers and businesses across a broad range of assets. It is a national leader in purchasing charged off consumer debt from major financial institutions with a national debt settlement service, consumer and commercial loan origination platforms as well as a collection agency, which collectively work with individuals as they repay their obligations by offering several solutions to help individuals work towards financial recovery.

JH Capital is a Delaware limited liability company formed in 2016. Prior to the Business Combination, there is no public market for JH Capital’s securities.

The mailing address of JH Capital’s principal executive office is 21800 Oxnard Street, Fifth Floor, Woodland Hills, CA 91367.

The Founding Members

The Founding Members consist of Jacobsen Credit Holdings, LLC, a Delaware limited liability and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), Kravetz Capital Funding LLC, a California limited liability company and an entity controlled by Norman Kravetz (“KCF”), and NJK Holding LLC, a Delaware limited liability company and an entity controlled by Norman Kravetz (“NJK Holding”).

Jacobsen Holdings is a newly created entity that is the vehicle for Douglas Jacobsen to hold his interests in JH Capital. Jacobsen Holdings was formed in 2017 in California. There is no public market for Jacobsen Holdings’ securities. The mailing address of Jacobsen Holdings’ principal executive office is 21800 Oxnard Street, Suite 500, Woodland Hills, CA 91367.

KCF is the holding company, owned by Norman and Glenda Kravetz, which historically has been the owner of CreditMax Holdings LLC, a JH Group Company, and its subsidiaries, including CMAX Finance LLC. KCF was formed in 2000 in California. There is no public market for KCF’s securities. The mailing address of KCF’s principal executive office is 21800 Oxnard Street, Suite 500, Woodland Hills, CA 91367.

NJK Holding is the holding company, owned by Norman Kravetz, of the entities engaged in the debt settlement and debt consolidation business, namely, Next Level Finance Partners LLC, New Credit America LLC, Century DS LLC, and Settlement Marketing Group LLC. NJK Holding was formed in 2014 in Delaware. There is no public market for NJK Holding’s securities. The mailing address of NJK Holding’s principal executive office is 21800 Oxnard Street, Suite 500, Woodland Hills, CA 91367.

The JH Capital Class B Members

The JH Capital Class B Members consist of the Founding Members (other than NJK Holding) and will also consist of the other holders of the Class B Units of JH Capital at the closing of the Business Combination.

The Business Combination and Consideration to the JH Capital Class B Members in the Business Combination

Pursuant to the Investment Agreement, the aggregate consideration to be paid to JH Capital for the Class A Units will consist of (i) an amount in cash equal to the cash and cash equivalents held by Easterly outside of the Trust Account, plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note, dated as of March 17, 2016, issued by Easterly to Easterly Acquisition Sponsor, LLC (the “Convertible Promissory Note”) that has not been converted into warrants to purchase Easterly Class A common stock, and (ii) 18,700,000 shares of newly-issued Easterly Class B common stock, which will be issued to the Principal Members and the other Class B members of JH Capital (the “JH Capital Class B Members”). The JH Capital Class B Members will also be issued 18,700,000 non-voting Class B Units, provided that such amount of JH Capital Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital after the Reorganization. The Easterly Class B common stock will have one vote per share but will not be entitled to any economic interest in Easterly. The JH Capital Class B Units are entitled to distributions from JH Capital, but are not entitled to any voting or control rights over JH Capital, other than certain consent rights with respect to distributions, amendments to JH Capital’s limited liability company agreement and certain other matters affecting the JH Capital Class B Members. In addition, on the date of the closing of the Business Combination, JH Capital or one or more JH Group Companies will, or will cause a subsidiary of JH Capital or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000.

The JH Capital Class B Members’ Class B Units may be exchanged for shares of Easterly Class A common stock on a one-for-one basis (subject to certain adjustments to the exchange ratio) or, at JH Capital’s option, cash, pursuant to an Exchange Agreement that Easterly will enter into with JH Capital and the JH Capital Class B Members at the closing of the Business Combination. Upon any exchange of a Class B Unit by a JH Capital Class B Member in accordance with the terms of the Exchange Agreement, one share of Easterly Class B common stock held by such JH Capital Class B Member will be cancelled by Easterly. For more information about the Exchange Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Exchange Agreement” and the form of the Exchange Agreement attached to this proxy statement as Annex D.

In connection with the Investment Agreement, Easterly will also enter into the following agreements, each of which is discussed in this proxy statement: (i) a Third Amended and Restated Limited Liability Company Agreement of JH Capital, the form of which is attached to this proxy statement as Annex C, (ii) the Exchange Agreement relating to the exchange of JH Capital Class B Units into shares of Easterly Class A common stock, the form of which is attached to this proxy statement as Annex D, (iii) a Tax Receivable Agreement relating to the payment to the JH Capital Class B Members of a portion of specified tax savings, the form of which is attached to this proxy statement as Annex E and (iv) a Registration Rights Agreement providing registration rights for shares of Easterly Class A common stock issued upon the exchange of JH Capital Class B Units, the form of which is attached to this proxy statement as Annex F. For more information about each of these agreements, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements.”

It is anticipated that, upon completion of the Business Combination, (i) Easterly’s public stockholders will retain an ownership interest of approximately 41.5% in the post-combination company, (ii) the Sponsor and Easterly’s current independent directors will retain an ownership interest of approximately 6.9% in the post-combination company (following the Founder Shares exchange) and (iii) the JH Capital Class B Members will own approximately 51.6% of the post-combination company. These ownership interests assume that no shares of Easterly common stock are elected to be redeemed in connection with the Business Combination Proposal and also assume that there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement. Further, the ownership percentage with respect to the post-combination company following the Business Combination does not take into account (i) the issuance of any shares (or options to acquire shares) under the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan (the “Omnibus Incentive Plan”), (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The following table illustrates ownership levels in Easterly, assuming no redemptions by Easterly’s public stockholders in connection with the Business Combination Proposal:

	No Shares of Easterly Common Stock are Redeemed		Percentage of Outstanding Shares
Easterly public stockholders	15,022,612		41.5%
The Sponsor and independent directors	2,500,000		6.9%
JH Capital Class B Members	18,700,000	(1)	51.6%

(1)	The Number of Shares of Easterly Class A common stock issuable to the JH Capital Class B Members in exchange for Class B Units of JH Capital pursuant to the terms of the Exchange Agreement. Assumes no reduction to the number of Class B Units issuable to the JH Capital Class B Members under the terms of the Investment Agreement.

Organizational Structure

The following diagram illustrates the anticipated corporate structure immediately following the Business Combination. The ownership percentages set forth below are calculated based on a number of assumptions described in more detail in this proxy statement.

Other Agreements

New LLC Agreement

At the closing of the Business Combination, Easterly, JH Capital and the JH Capital Class B Members will enter into the New LLC Agreement, substantially in the form attached as Annex C to this proxy statement. The New LLC Agreement will provide, among other things, that Easterly is the sole managing member of JH Capital and that JH Capital will adopt a distribution policy under which it shall use reasonable best efforts to distribute, on an annual basis, an aggregate amount equal to $10,000,000, subject to applicable laws or regulatory requirements applicable to, or any debt of, JH Capital and its subsidiaries. In addition, JH Capital may make distributions in excess of $10,000,000, as reasonably determined by Easterly after reasonably considering the reasonably anticipated needs of JH Capital’s and its subsidiaries’ businesses. The first $10,000,000 distributed by JH Capital on an annual basis will be distributed pro rata to Easterly and the Principal Members based on the number of outstanding Class A Units and Class B-1 Units. Amounts in excess of $10,000,000 distributed on an annual basis will be distributed pro rata to Easterly and the JH Capital Class B Members (including the Principal Members) in proportion to their holdings of Class A Units and Class B Units.

For more information on the New LLC Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — New LLC Agreement” and the full text of the form of New LLC Agreement which is attached as Annex C hereto.

Exchange Agreement

At the closing of the Business Combination, Easterly, JH Capital and the JH Capital Class B Members will enter into the Exchange Agreement, substantially in the form attached as Annex D to this proxy statement. Pursuant to the Exchange Agreement, the JH Capital Class B Members and such other holders of Class B Units from time to time party thereto will be entitled to exchange Class B Units, and surrender shares of Easterly’s Class B common stock for cancellation, in exchange for, at the option of JH Capital, a number of shares of Easterly’s Class A common stock or the cash equivalent of such shares.

For more information on the Exchange Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Exchange Agreement” and the full text of the form of Exchange Agreement which is attached as Annex D hereto.

Tax Receivable Agreement

At the closing of the Business Combination, Easterly will enter into the Tax Receivable Agreement, substantially in the form attached as Annex E to this proxy statement, with JH Capital and the JH Capital Class B Members. The Tax Receivable Agreement will generally provide for the payment by Easterly to JH Capital Class B Members that exchange Class B Units for shares of Easterly’s Class A common stock or cash, of 85% of the amount of net savings, if any, in U.S. federal, state and local income tax that Easterly actually realizes (or is deemed to realize in certain circumstances) in periods beginning at the closing of the Business Combination (which periods may extend, unless the Tax Receivable Agreement is terminated early in accordance with its terms, for more than 15 years following any exchange of Class B Units for shares of the Easterly’s Class A common stock or the cash equivalent thereof) as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of JH Capital and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by Easterly as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments Easterly makes under the Tax Receivable Agreement.  Easterly will retain the benefit of the remaining 15% of the tax savings realized (or deemed realized).

For more information on the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement” and the full text of the form of Tax Receivable Agreement which is attached as Annex E hereto.

Registration Rights Agreement

At the closing of the Business Combination, Easterly will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the JH Capital Class B Members. Pursuant to the terms of the Registration Rights Agreement, the JH Capital Class B Members and their permitted transferees will be entitled to certain registration rights described in the Registration Rights Agreement with respect to the Easterly Class A common stock receivable by them upon the exchange of their Class B Units. Among other things, pursuant to the Registration Rights Agreement, as promptly as reasonably practicable and in no event later than 15 days following the consummation of the Business Combination, Easterly has agreed to file with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the Registration Rights Agreement) then held or issuable to the JH Capital Class B Members (and any permitted transferees), and to keep such shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act. If at any time during the 36-month period following the effectiveness of the shelf registration statement such shelf registration statement is not effective or otherwise available to the JH Capital Class B Members, the JH Capital Class B Members will also be entitled to certain additional registration rights such as the right to initiate the filing of registrations statements, including for underwritten offerings, and unlimited piggyback registration rights. The registration rights of the JH Capital Class B Members are subject to customary black-out periods, cutback provisions and other limitations as set forth in the Registration Rights Agreement. Easterly will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

For more information on the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement” and the full text of the form of Registration Rights Agreement which is attached as Annex F hereto.

Letter Agreement

Concurrently with the execution of the Investment Agreement, Easterly also entered into the Letter Agreement with the Sponsor, JH Capital and the Founding Members. Under the Letter Agreement, at the closing of the Business Combination, the Founding Members will have the option to purchase at a price of $0.005 per share up to 500,000 shares of Easterly Class A common stock depending on the amount of shares that the Sponsor sells to Easterly stockholders or potential stockholders in connection with such stockholders’ or potential stockholders’ acquisition of Easterly Class A common stock or agreement not to redeem any shares of Easterly common stock. The Sponsor has agreed to use up to 1,000,000 of its shares of Easterly Class A common stock for such purposes and offer to the Founding Members half of the amount of shares that the Sponsor does not use for such purposes. The shares of Easterly Class A common stock transferred to the Founding Members in connection with the Letter Agreement will be subject to the conditions and restrictions set forth in the letter agreement, dated July 29, 2015, as it may be amended from time to time, by and among Easterly, the Sponsor and the other signatories thereto. In addition, pursuant to the Letter Agreement, the Sponsor will surrender to Easterly 2,500,000 shares of Easterly Class A common stock issued to it prior to the IPO in exchange for the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock at a purchase price of $0.01 per share. The New Warrant will be exercisable at a price of $0.01 per share, have a term of 5 years and may only be exercisable as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00.

For more information on the Letter Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Letter Agreement” and the full text of the Letter Agreement which is attached as Annex G hereto.

Redemption Rights

Pursuant to Easterly’s amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with its amended and restated certificate of incorporation. As of January 31, 2018, this would have amounted to approximately $10.10 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Easterly common stock for cash and will no longer own shares of Easterly common stock. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Easterly’s transfer agent in accordance with the procedures described herein. Easterly has no specified maximum redemption threshold under its charter. In no event, however, will Easterly redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting of Easterly Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Accounting Treatment

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification ("ASC") 805, "Business Combinations" (“ASC 805”). Pursuant to ASC 805, as of the date of this filing, Easterly has been determined to be the accounting acquirer based on the evaluation of the facts and circumstances, including the amount of redemptions of Easterly common stock as of the date of this filing. Under the acquisition method, the acquisition-date fair value of the consideration paid by Easterly to effect the Business Combination is allocated to the assets acquired and the liabilities assumed of JH Capital based on their estimated fair values. Prior to the closing of the Business Combination, JH Capital and the Founding Members will effect an internal reorganization after which (i) all of the following companies and their respective direct and indirect subsidiaries are expected to be principally owned directly or indirectly by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC and (ii) without duplication of the companies referenced in clause (i), the direct and indirect subsidiaries of Next Level Finance Partners, LLC are expected to be principally owned, directly or indirectly, by JH Capital.

Use of Non-GAAP Measures

Certain measures are included in this proxy statement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. Although other entities may use calculation methods that differ from those used by JH Capital for non-GAAP measures, Easterly’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of JH Capital and its business segments. Non-GAAP measures are reported to JH Capital’s management and board of directors through various internal reports.

The non-GAAP measures presented in this proxy statement are earnings before interest, tax, depreciation and amortization (“EBITDA”), adjusted EBITDA (“Adjusted EBITDA”) and Economic Earnings.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 206 of this proxy statement.

Appraisal Rights

Appraisal rights are not available to Easterly’s stockholders in connection with the Business Combination.

Easterly’s Reasons for the Business Combination

Easterly was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Easterly sought to capitalize on the contacts and sources of its management team to identify, acquire and operate a business in the financial services industry, although Easterly was not limited to a particular industry or sector.

In particular, Easterly’s board considered the following positive factors, although not weighted or in any order of significance:

•	Easterly’s experience with specialty finance companies, proving an opportunity to be value-added partners to JH Capital.

•	JH Capital’s track record, including strong operating results and a strong track record of growth.

•	JH Capital’s strong future projections, much of which is contractually locked in.

•	JH Capital’s unique, consumer-centric approach and platform of services with end-to-end solutions for consumers at every stage of the distressed credit cycle, from default to rehabilitation.

•	A belief that the debt recovery industry will expand materially in the coming years due to general macroeconomic conditions becoming more favorable.

•	Increased regulatory compliance requirements, which has eliminated smaller players and provided a barrier to entry. Easterly believes that JH Capital has a best-in-class compliance program and management system.

•	JH Capital’s analytical culture, proprietary technology, and proprietary data, which Easterly believes strengthens its business relative to competitors.

•	JH Capital’s experienced and motivated management team. JH Capital’s management team has significant experience building businesses. The executive management team has over 100 years of experience and a strong track record of execution success.

In making its recommendation, the Easterly board of directors also considered, among other things, the following potential deterrents to the Business Combination:

•	The historical net losses of JH Capital and the relatively short track record of certain JH Capital business lines.

•	The potential conflict of interests in the Business Combination.

•	The risk that the Business Combination would not close.

•	The risks associated with the charged-off consumer debt recovery industry.

•	The risks associated with JH Capital’s ability to obtain financing for its operations in the future.

•	The risks associated with JH Capital’s ability to execute its business plans and achieve financial results consistent with its projections.

Easterly’s board of directors concluded that these negative factors did not diminish or outweigh the benefits for entering into the Business Combination. See “The Investment Agreement — Background of the Business Combination” beginning on page 121.

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

Directors and Executive Officers of the Post-Business Combination Company

Pursuant to the terms of the Investment Agreement, Easterly is required to take all necessary action so that certain persons are elected or appointed, as applicable, to the positions of officers and directors of JH Capital Inc. until their successors are duly elected or appointed and qualified in accordance with applicable law. In this regard, the directors and executive officers upon consummation of the Business Combination are expected to be as follows:

Name	Age	Position
Avshalom Kalichstein	43	Director
Norman Kravetz	70	Director; Chairman of the Board
Douglas Jacobsen	55	Director; Chief Executive Officer
An independent director, to be jointly selected in good faith by the Founding Members and Easterly, that qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act		Director
Don De Amicis	63	Director
Anthony Riggio	46	President
Glenn Corey	59	Chief Financial Officer
Christopher Raymond	43	Chief Risk Officer
Irvin C. “Todd” Harrington, III	55	Senior Vice President, General Counsel and Corporate Secretary

For so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by Jacobsen Holdings, any entity controlled by Douglas Jacobsen and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then Jacobsen Holdings will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly. For so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by KCF, any entity controlled by Norman Kravetz and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then KCF will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly.

For more information on the new directors and management of JH Capital Inc., see “Management of JH Capital Inc. After the Business Combination.”

Proposals to be Considered at the Easterly Special Meeting Other than the Business Combination

Adoption of Amendments to the Amended and Restated Certificate of Incorporation to Change Easterly’s Name, Reclassify the Existing Easterly Common Stock as Class A Common Stock, Designate the Class B Common Stock and to Remove Provisions Related to Easterly’s Status as a Blank Check Company

Pursuant to the terms of the Investment Agreement, upon the closing of the Business Combination, Easterly’s amended and restated certificate of incorporation will be amended to change its name to JH Capital Group Holdings, Inc. and remove certain provisions related to its status as a blank check company.

See the section entitled “Proposal No. 2 — Approval of Amendments to the Amended and Restated Certificate of Incorporation to Change Easterly’s Name, Reclassify the Existing Easterly Common Stock as Class A Common Stock, Designate the Class B Common Stock and Remove Provisions Related to Easterly’s Status as a Blank Check Company” for additional information.

Adoption of an Amendment to the Amended and Restated Certificate of Incorporation to Adopt Delaware as the Exclusive Forum for Certain Litigation

If approved, pursuant to the terms of the Investment Agreement, upon the closing of the Business Combination, Easterly’s amended and restated certificate of incorporation will be amended to provide that Delaware courts shall be the exclusive forum for certain litigation.

See the section entitled “Proposal No. 3 — Approval of Amendment to the Amended and Restated Certificate to Adopt Delaware as the Exclusive Forum for Certain Legal Actions” for additional information.

Adoption of Amendment to the Amended and Restated Certificate of Incorporation to Effect a Two-for-Three Reverse Stock Split of all of the Outstanding Shares of Easterly Common Stock

If approved, pursuant to the terms of the Investment Agreement, upon the closing of the Business Combination, Easterly’s amended and restated certificate of incorporation will be amended to effect a two-for-three reverse stock split of all of the outstanding shares of Easterly common stock.

See the section entitled “Proposal No. 4 — Approval of Amendment to the Amended and Restated Certificate to Effect a Two-for-Three Reverse Stock Split” for additional information. Except as specifically set forth in that section, the share amounts set forth in this proxy statement do not account for the two-for-three reverse stock split.

Adoption of Amendment to the Amended and Restated Certificate of Incorporation to Authorize an Automatic Increase in the Number of Directors Serving on the Board of Directors During Any Period When Holders of Any Series of Preferred Stock Have the Right to Elect Additional Directors

If approved, pursuant to the terms of the Investment Agreement, upon the closing of the Business Combination, Easterly’s amended and restated certificate of incorporation will be amended to authorize an automatic increase in the number of directors serving on board of directors during any period when holders of any series of preferred stock have the right to elect additional directors pursuant to the certificate of incorporation and to provide for the other terms applicable to the directors elected by holders of preferred stock.

See the section entitled “Proposal No. 5 — Approval of Amendment to the Amended and Restated Certificate to Authorize an Automatic Increase in the Number of Directors Serving on the Board of Directors During Any Period When Holders of Any Series of Preferred Stock Have the Right to Elect Additional Directors” for additional information.

Approval of the Nasdaq Proposal

Nasdaq Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction, and Nasdaq Listing Rule 5635(b) requires stockholder approval where the issuance of securities will result in a change of control. Easterly will issue 18,700,000 shares of Easterly Class B common stock (which is exchangeable for shares of Easterly Class A common stock), or 93.4% of the 20,022,612 currently outstanding shares of Easterly common stock, to the JH Capital Class B Members pursuant to the Business Combination (assuming no redemptions of Easterly’s public shares and no additional issuances of Easterly common stock). Therefore, Easterly is required to obtain the approval of its stockholders under Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(b) depending on the level of redemptions of Easterly common stock.

See the section entitled “Proposal No. 6 — Approval of the Issuance of More Than 20% of Easterly’s Issued and Outstanding Common Stock in Connection with the Business Combination” for additional information.

Adoption of Omnibus Incentive Plan

Easterly’s board of directors has unanimously approved and adopted the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan, and unanimously recommends that Easterly’s stockholders approve the Omnibus Incentive Plan. The purpose of the Omnibus Incentive Plan is to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and Easterly’s stockholders. The Omnibus Incentive Plan provides for grants of stock options, stock appreciation rights, restricted and unrestricted stock, other stock-based awards, other cash-based compensation and performance awards. Directors, officers and other employees of the post-Business Combination company and its subsidiaries and affiliates, as well as others performing consulting or advisory services for the post-Business Combination company, will be eligible for grants under the Omnibus Incentive Plan. Generally, all classes of employees will be eligible to participate in the Omnibus Incentive Plan. The aggregate number of shares of common stock which may be issued (and for which awards may be granted) under the Omnibus Incentive Plan may not exceed 6,000,000, which is approximately 16.6% of Easterly’s outstanding common stock following the completion of the Business Combination, assuming no redemptions by Easterly’s public stockholders in connection with the Business Combination Proposal.

Quorum and Required Vote for Proposals for the Easterly Special Meeting of Stockholders

A quorum of Easterly stockholders is necessary to hold a valid meeting. A quorum will be present at the Easterly special meeting of stockholders if a majority in voting power of Easterly’s common stock issued and outstanding and entitled to vote at the Easterly special meeting is present in person or represented by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of Easterly common stock that are voted on each respective proposal at the Easterly special meeting of stockholders. Accordingly, an Easterly stockholder’s failure to vote by proxy or to vote in person at the Easterly special meeting of stockholders, an abstention from voting, or, with respect to the Business Combination Proposal, the Nasdaq Proposal and the Incentive Plan Proposal, a broker non-vote will have no effect on the outcome of any vote on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of certain Certificate Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Easterly common stock. However, the approval of the proposal to remove certain provisions related to Easterly’s status as a blank check company requires the affirmative vote of the holders of at least 65% of the outstanding shares of Easterly common stock. Accordingly, an Easterly stockholder’s failure to vote by proxy or to vote in person at the Easterly special meeting of stockholders, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” a Certificate Proposal.

All Proposals (other than the Business Combination Proposal and the Adjournment Proposal), are conditioned upon the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement.

Recommendation to Easterly Stockholders

Easterly’s board of directors believes that each of the Business Combination Proposal, the Certificate Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Easterly special meeting of stockholders is advisable and in the best interests of Easterly and its stockholders and unanimously recommends that Easterly’s stockholders vote “FOR” each of the proposals.

When you consider the recommendation of Easterly’s board of directors in favor of approval of these proposals, you should keep in mind that Easterly’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as an Easterly stockholder. These interests include, among other things:

•	the approximately 2.4 million total Founder Shares that the Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements, which would have a value at February 13, 2018 of $24.5 million based on the Stock Price;

•	the 72,000 total Founder Shares that Easterly’s independent directors will continue to own following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $727,200 based on the Stock Price;

•	the 6.75 million total Private Placement Warrants to purchase shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $4.5 million based on the Warrant Price;

•	the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $25.3 million based on the Stock Price and assuming all the conditions to exercise were satisfied;

•	the Convertible Promissory Note issued to the Sponsor will not be repaid and all amounts owed thereunder will be forgiven except to the extent that Easterly has funds available to it outside of the Trust Account to repay such amounts and the Sponsor also will lose the opportunity to acquire up to an additional 695,000 warrants, which would have a value at February 13, 2018 of $458,561 based on the Warrant Price;

•	if Easterly is unable to complete a business combination within the required time period, Easterly’s Chairman, its Chief Executive Officer and David Cody will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Easterly for services rendered or contracted for or products sold to Easterly, but only if such a vendor or target business has not executed a waiver of claims against the Trust Account and except as to any claims under its indemnity of the underwriters;

•	the continuation of one of Easterly’s officers and directors as a director (but not an officer) of JH Capital Inc. following the closing; and

•	the continued indemnification of current directors and officers of Easterly and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, each of Easterly’s directors, directly or indirectly, holds Founder Shares that are not subject to redemption and certain of Easterly’s directors indirectly hold Private Placement Warrants that would retire worthless if a Business Combination is not consummated; as a result, Easterly’s directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Private Placement Warrants. These interests may influence Easterly’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Regulatory Approval

Except as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”), the parties are not currently aware of any federal or state regulatory approvals that must be applied for or obtained in connection with the Business Combination. However, with respect to the state debt collection and other similar licenses held by the JH Group Companies and their respective subsidiaries, certain notice waiting periods must expire before the Business Combination is consummated.

SELECTED HISTORICAL FINANCIAL INFORMATION OF JH CAPITAL

The following table contains summary historical financial data for JH Capital as of and for the nine months ended September 30, 2017 and as of and for the periods from January 1, 2016 through December 31, 2016 and from January 1, 2015 through December 31, 2015. Such data for the period from January 1, 2016 through December 31, 2016 and as of December 31, 2016 and for the period from January 1, 2015 through December 31, 2015 and as of December 31, 2015 have been derived from JH Capital’s unaudited combined financial statements, which are included elsewhere in this proxy statement. Such data as of and for the nine months ended September 30, 2017 and 2016 have been derived from JH Capital’s unaudited combined financial statements included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of JH Capital” and “Information About JH Capital” and our unaudited combined financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

The financial data and information with respect to JH Capital included in this proxy statement has been prepared by JH Capital’s management, and Easterly is responsible for the contents of this proxy statement.  An independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the financial data and information with respect to JH Capital herein.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2017	2016	2016	2015
Statement of Operations Data:
Revenue
Revenue from finance receivables, net	$26,142	$19,767	$17,651	$5,652
Loan interest income, net	9,790	6,127	8,597	5,633
Collection fee revenue	22,823	18,282	23,746	24,123
Debt settlement revenue	31,247	16,682	23,652	6,504
Fee and other revenue	2,809	4,757	6,167	7,204
Total revenue	92,811	65,615	79,813	49,116
Operating expenses
Compensation and benefits	31,490	24,039	32,581	27,582
Collection expenses	25,361	28,582	37,368	24,616
Depreciation and amortization	16,484	9,894	14,428	5,838
Other general and administrative	31,538	19,157	26,124	20,517
Total operating expenses	104,873	81,672	110,501	78,553

Loss from operations	(12,062)	(16,057)	(30,688)	(29,437)

Other expenses
Interest expense	26,007	19,153	26,378	15,127
Other expenses	1,582	2,208	1,601	5,309
Total other expenses	27,589	21,361	27,979	20,436

Net loss	(39,651)	(37,418)	(58,667)	(49,873)
Net income (loss) attributable to noncontrolling interests	16,970	(5,329)	(1,902)	(8,645)
Net loss attributable to Combined Company	$(56,621)	$(32,089)	$(56,765)	$(41,228)

	As of September 30,	As of December 31,
	2017	2016	2015
Condensed Balance Sheet Data:
Assets
Cash and cash equivalents and restricted cash	$13,885	$13,507	$9,027
Finance receivables, net of allowance	46,459	13,814	11,454
Secured finance receivables, net of allowance	48,881	37,192	27,793
Loan receivables, net of allowance	56,698	52,984	50,427
Total assets	232,989	175,150	135,280
Liabilities and stockholders' equity
Senior and subordinated debt	331,786	256,679	181,952
Total liabilities	386,331	296,946	216,244
Total members' equity	(153,342)	(121,796)	(80,964)

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2017	2016	2016	2015
Statement of Cash Flows Data:
Net cash used in operating activities	$(22,567)	$(25,666)	$(33,026)	$(26,486)
Net cash used in investing activities	(61,894)	(35,603)	(55,324)	(51,065)
Net cash provided by financing activities	84,839	61,443	92,830	76,316

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2017	2016	2016	2015
Adjusted EBITDA(1)	$13,111	$(4,328)	$(3,907)	$(11,454)

(1)Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by JH Capital's management and external users of JH Capital's financial statements, such as industry analysts, investors, and lenders in the evaluation of our operating performance. JH Capital defines Adjusted EBITDA as net income (loss) before adjustments for interest income (expense), net, depreciation and amortization, provision for losses, and other charges that are not indicative of ongoing operations. Adjusted EBITDA is not a measure of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”).

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2017	2016	2016	2015
Net loss	$(39,651)	$(37,418)	$(58,667)	$(49,873)
Adjustments:
Interest expense	26,007	19,153	26,378	15,127
Depreciation and amortization	16,484	9,894	14,428	5,838
Non-recurring merger costs(1)	6,238	—	—	—
Provision for losses(2)	4,033	4,043	13,954	17,454
Adjusted EBITDA	$13,111	$(4,328)	$(3,907)	$(11,454)

Collections applied to principal(3)	$50,959	$54,082	$69,524	$57,378

(1) This amount is primarily comprised of legal and consulting fees in connection with the merger between JH Capital and Easterly. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2) This amount includes provisions relating to the following: finance receivables, secured finance receives, and loan receivables.

(3) This amount represents collections applied to principal relating to finance receivables and secured finance receivables.

Economic Earnings

Economic Earnings is a financial operating performance measures that is not defined by GAAP and should not be considered as an alternative to net income (loss), or any other performance measures derived in accordance with GAAP. Economic Earnings is presented as a supplemental disclosure as management believes it provides useful information on our earnings from ongoing operations. We believe Economic Earnings is a useful measure because it measures the performance of our acquired debt portfolios in any one year by normalizing income for the year using a calculated yield.

Economic Earnings is adjusted to account for secured finance receivables as finance receivables by applying GAAP for loans acquired with deteriorated credit quality. Management and our investors use Economic Earnings to assess our financial and operating performance and to facilitate comparability to our competitors.

Our calculation of Economic Earnings may differ from the Economic Earnings, or similar calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following table show the reconciliation of net loss to Economic Earnings:

	For the nine months ended September 30,		For the year ended December 31,
	2017	2016	2016	2015

Net loss	$(39,651)	$(37,418)	$(58,667)	$(49,873)
Adjustment for normalized yield	20,070	14,676	29,641	26,479
Non-recurring merger costs(1)	6,238	—	—	—
Economic earnings	$(13,343)	$(22,742)	$(29,026)	$(23,394)

(1) Comprised of legal and consulting fees in connection with the merger between JH Capital and Easterly.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The selected unaudited pro forma condensed consolidated financial information for the year ended December 31, 2016 and the nine months ended September 30, 2017 combines the historical audited consolidated statement of operations of Easterly and the historical unaudited combined statement of operations of JH Capital, giving effect to the Business Combination as if it had been consummated on January 1, 2016. The selected unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 combines the historical audited consolidated balance sheet of Easterly and the historical unaudited combined balance sheet of JH Capital, giving effect to the Business Combination as if it had been consummated on September 30, 2017. The selected unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed consolidated financial information, including the notes thereto, which is included in this proxy statement under the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information.”

The selected unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to represent what the combined company’s results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated, and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date. The selected unaudited pro forma condensed consolidated financial information does not reflect any anticipated synergies, operating efficiencies or cost savings that may be realized as a result of the Business Combination. Further, as explained in the notes accompanying the unaudited pro forma condensed consolidated financial information included under the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information,” the pro forma allocation of purchase consideration reflected in the selected unaudited pro forma condensed consolidated financial information is subject to adjustment and may vary from the actual allocation of purchase consideration that will be recorded at the time the Business Combination is completed. Additionally, the unaudited pro forma adjustments made in the selected unaudited condensed consolidated pro forma financial information, which are described in those notes, are preliminary and may be revised. All dollar amounts set forth in the below selected unaudited pro forma condensed consolidated financial information are presented in thousands.

	For the nine months ended September 30, 2017
	Easterly	JH Capital	Pro Forma Combined
Statement of Operations Data:
Total revenue	$—	$92,811	$95,540
Operating expenses	1,164	104,873	104,683
Operating income (loss)	(1,164)	(12,062)	(9,143)
Other income (expense)	846	(27,589)	(21,348)
Net loss before income taxes	(318)	(39,651)	(30,491)
Net income (loss) attributable to noncontrolling interests	—	16,970	20,635
Net loss attributable to Combined Company	$(318)	$(56,621)	$(51,126)

	For the year ended December 31, 2016
	Easterly	JH Capital	Pro Forma Combined
Statement of Operations Data:
Total revenue	$—	$79,813	$68,075
Operating expenses	1,995	110,501	111,527
Operating loss	(1,995)	(30,688)	(43,452)
Other income (expense)	309	(27,979)	(19,949)
Net loss before income taxes	(1,686)	(58,667)	(63,401)
Net loss attributable to noncontrolling interests	—	(1,902)	(5,238)
Net loss attributable to Combined Company	$(1,686)	$(56,765)	$(58,163)

	As of September 30, 2017
	Easterly	JH Capital	Pro Forma Combined
Balance Sheet Data:
Total current assets	$157,779	$31,709	$100,160
Total assets	157,793	232,989	634,817
Total current liabilities	1,670	14,151	15,589
Total liabilities	9,618	386,331	317,925
Total liabilities and equity	$157,793	$232,989	$634,817

COMPARATIVE PER SHARE DATA

The following table sets forth historical comparative share information for JH Capital and Easterly and unaudited pro forma combined and pro forma equivalent per share information after giving effect to the Business Combination, assuming that no holders of public shares exercise their redemption rights. The historical information should be read in conjunction with “Selected Historical Financial Information of JH Capital” included elsewhere in this proxy statement, the historical financial statements of JH Capital included elsewhere in this proxy statement and the historical financial statements of Easterly incorporated by reference in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of JH Capital and Easterly would have been had the Business Combination been completed or to project JH Capital and Easterly’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of JH Capital and Easterly would have been had the Business Combination been completed nor the book value per share for any future date or period.

	Easterly Historical(b)	JH Capital Historical(c)	Pro Forma Combined Assuming No Redemptions(c)	Pro Forma Equivalent Assuming No Redemptions(c)
As of and for the Nine Months Ended September 30, 2017
Book value per share(a)	$0.20	N/A	N/A	N/A
Shares outstanding (including redeemable stock)	20,710,209	N/A	N/A	N/A
Basic earnings (loss) per share(b)	$(0.15)	N/A	N/A	N/A
Cash dividends declared per share	$-	N/A	N/A	N/A

As of and for the Year Ended December 31, 2016
Book value per share(a)	$0.20	N/A	N/A	N/A
Shares outstanding (including redeemable stock)	25,000,000	N/A	N/A	N/A
Basic earnings (loss) per share(b)	$(0.27)	N/A	N/A	N/A
Cash dividends declared per share	$-	N/A	N/A	N/A

(a)	Book value per share is calculated using the following formula: Book value per share = (Total Stockholders’ Equity/Total Outstanding Shares)
(b)	The basic and diluted earnings (loss) per share calculation for Easterly excludes shares subject to possible redemption.
(c)	Because JH Capital’s historical financial statements are being presented on a combined basis, the historical EPS calculation would include the addition of multiple classes and types of units across multiple legal structures and would not be meaningful. Further, in accordance with ASC 260, the presentation of historical EPS for the predecessor period is not required because JH Capital, as the predecessor entity to the combined merged company, has not issued outstanding common or potential common stock that is, or has previously been, traded on a stock exchange.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Easterly and JH Capital make forward-looking statements in this proxy statement. These forward-looking statements relate to expectations for future financial performance, business strategies and expectations for their businesses and their combined business following the Business Combination, and the timing and ability for Easterly and JH Capital to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of JH Capital and its subsidiaries following the Business Combination;

•	JH Capital’s ability to develop or acquire new sources of debt, improve its existing services and increase the value of its services;

•	JH Capital’s ability to increase its revenue and its revenue growth rate;

•	expectations concerning relationships with third parties, including sellers of charged off consumer debt and third-party collection agencies that JH Capital uses to collect a portion of its receivables;

•	government regulation, including compliance with regulatory requirements and changes in market rules, taxes and environmental laws;

•	the effects of seasonal trends on JH Capital’s results of operations;

•	JH Capital’s ability to borrow additional funds and access capital markets, as well as its indebtedness and the possibility that it may incur additional indebtedness in the future;

•	the sufficiency of JH Capital’s cash and cash equivalents and cash generated from operations to meet its working capital and capital expenditure requirements;

•	operating and financial restrictions placed on JH Capital and its subsidiaries that are contained in its credit facilities and other material agreements;

•	expectations regarding the calculation of Business Combination consideration under different potential scenarios;

•	JH Capital’s ability to successfully enter new markets and manage its expansion; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or “target,” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement, and expectations, forecasts and assumptions as of that date, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Easterly’s or JH Capital’s views as of any subsequent date, and Easterly and JH Capital do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, you should not place undue reliance on forward-looking statements in deciding how to grant your proxy, instruct your nominee how your vote should be cast or whether to vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, Easterly’s, JH Capital’s and their combined businesses’ actual results or performance may be materially different from those expressed or implied by their forward-looking statements. Some factors that could cause actual results to differ include, among others:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Investment Agreement;

•	a delay in completing, or the inability to complete, the transactions contemplated by the proposed Business Combination, due to a failure to obtain the approval of the stockholders of Easterly, a failure to satisfy other conditions to closing in the Investment Agreement or some other reason;

•	the risk that the proposed Business Combination disrupts JH Capital’s current plans and operations;

•	the reaction of JH Capital’s customers, vendors and partners to the Business Combination;

•	the inability to realize anticipated benefits of the Business Combination, which could result from, among other things, competition, the inability to integrate the Easterly and JH Capital businesses or the inability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	the outcome of any legal proceedings that might be instituted against Easterly or JH Capital, including any legal proceedings relating to the proposed Business Combination;

•	changes in applicable laws or regulations;

•	the potential risk of redemptions by current Easterly stockholders in connection with the consummation of the Business Combination or the relative post-Business Combination ownership percentages;

•	the possibility that Easterly or JH Capital might be adversely affected by other economic, business or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those indicated under the section entitled “Risk Factors.”

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and notes to the financial statements included herein. Easterly and JH Capital may face additional risks and uncertainties that are not presently known to them, or that Easterly and JH Capital currently deem immaterial, which may also impair their business.

Risk Factors Relating to JH Capital’s Business

The following risk factors apply to the business and operations of JH Capital and will also apply to the business and operations of the combined company following the completion of the Business Combination.

Financial, economic and other macroeconomic conditions can affect the ability of consumers to pay their obligations and can affect lending practices, which could harm JH Capital’s financial results.

Financial, economic and macroeconomic conditions globally and locally directly affect unemployment, credit availability, and real estate values. Adverse conditions, economic changes and financial disruptions place financial pressure on the consumer, which may reduce JH Capital’s ability to collect on its consumer receivable portfolio and may adversely affect the value of its consumer receivable portfolios. Increased financial pressure on financially distressed consumers may result in additional regulatory requirements or restrictions on JH Capital’s operations and increased litigation filed against JH Capital. These conditions could increase JH Capital's costs and harm its business, financial condition, and operating results.

In addition to JH Capital’s distressed debt purchase and collection businesses, JH Capital also offers advocacy and lending services to consumers. These services can also be adversely impacted by deteriorating financial, economic or other macroeconomic conditions, or a significant rise in inflation could cause personal bankruptcy and insolvency filings to increase, and the ability of consumers to pay their debts could be adversely affected. If JH Capital’s borrowers default under a finance receivable held directly by JH Capital, JH Capital will bear a risk of loss of the outstanding principal and accrued but unpaid interest of the finance receivable, which could adversely affect JH Capital’s cash flow from operations. The costs to service JH Capital’s loans may also increase without a corresponding increase in JH Capital’s finance charge income.

If conditions in major credit markets deteriorate, the amount of consumer or commercial lending and financing could be reduced, thus decreasing the amount of potentially purchasable nonperforming loans that JH Capital depends on for its debt purchasing operations.

Other factors associated with the economy that could influence JH Capital’s performance include the financial stability of the lenders on JH Capital’s bank loans and credit facilities and JH Capital’s access to capital and credit. The financial turmoil that adversely affected the banking system and financial markets in recent years resulted in a tightening in the credit markets. Such turbulence in the global capital markets can result in disruptions in the financial sector and affect lenders with whom JH Capital has relationships. Disruptions in the financial sector may increase JH Capital’s exposure to credit risk and adversely affect the ability of lenders to perform under the terms of their lending arrangements with JH Capital. Failure by JH Capital’s lenders to perform under the terms of JH Capital’s lending arrangements could cause JH Capital to incur additional costs that may adversely affect JH Capital’s liquidity, financial condition and results of operations. Although there has been some improvement, a worsening of current conditions could have a number of follow on effects on JH Capital’s business, including a decrease in the value of its financial investments and the insolvency of lending institutions, including the lenders on JH Capital’s bank loans and credit facilities, resulting in JH Capital’s difficulty in or inability to obtain credit. These and other economic factors could have an adverse effect on JH Capital’s financial condition and results of operations.

JH Capital may not be able to continually replace its nonperforming loans with additional portfolios at prices sufficient to operate efficiently and profitably.

In order for JH Capital’s debt purchasing segment to operate profitably, JH Capital must acquire and service a sufficient amount of nonperforming loans to generate revenue that exceeds its expenses and collections. Fixed costs such as salaries and other compensation expenses constitute a significant portion of JH Capital’s overhead and, if JH Capital does not replace the nonperforming loan portfolios it services with additional portfolios at appropriate prices, JH Capital’s profits may be adversely impacted. The availability of portfolios made available to JH Capital could be impacted by the following:

•	defaults in consumer debt;

•	continued origination of loans by originating institutions at sufficient volumes;

•	continued sales of nonperforming loan portfolios by originating institutions and portfolio resellers at sufficient volumes and acceptable prices;

•	competition in the marketplace;

•	JH Capital’s ability to develop and maintain favorable relationships with key major credit originators and portfolio resellers;

•	JH Capital’s ability to obtain adequate data from credit originators or portfolio resellers to appropriately evaluate the collectability of, estimate the value of, and collect on portfolios; and

•	changes in laws and regulations governing consumer lending, bankruptcy, and collections.

Furthermore, heightened regulation of the credit card and consumer lending industry or changing credit origination strategies may result in decreased availability of credit to consumers, potentially leading to a future reduction in nonperforming loans available for purchase from debt owners. JH Capital cannot predict how its ability to identify and purchase receivables and the quality of those receivables would be affected if there were a shift in lending practices, whether caused by changes in the regulations or accounting practices applicable to debt owners, a sustained economic downturn or otherwise.

Moreover, there can be no assurance that debt owners will continue to sell their nonperforming loans consistent with recent levels or at all, or that JH Capital will be able to continue to offer competitive bids for those portfolios. Because of the length of time involved in collecting on acquired portfolios and the variability in the timing of JH Capital’s collections, JH Capital may not be able to identify trends and make changes in its purchasing strategies in a timely manner. If JH Capital is unable to maintain its debt purchasing business or adapt to changing market needs as well as its current or future competitors, JH Capital may experience reduced access to nonperforming loan portfolios at appropriate prices and, therefore, reduced profitability.

Currently, a number of large banks that historically sold nonperforming loans in the U.S. are not selling such debt. This includes sellers of bankrupt accounts, some of whom have elected to stop selling such accounts because they believe that regulatory guidance concerning sales of bankruptcy accounts is ambiguous. Should these conditions worsen, it could negatively impact JH Capital’s ability to replace its receivables with additional portfolios sufficient to operate profitably.

JH Capital’s business may be negatively impacted by certain terms in JH Capital’s debt purchasing agreements.

Certain terms under the agreements pursuant to which JH Capital purchases finance receivable and secured finance receivable portfolios may negatively impact JH Capital’s ability to achieve anticipated economic inflows from JH Capital’s asset base. For example, these terms may limit JH Capital’s ability to engage in certain collection activities. In addition, these terms may result in certain portfolios being repurchased by the original creditor under certain circumstances. If JH Capital is unable to achieve anticipated economic inflows from its asset base as a result of these terms, JH Capital’s business may suffer.

JH Capital may experience losses on portfolios consisting of new types of receivables due to its lack of collection experience with these receivables, which could harm JH Capital’s business, financial condition and operating results.

JH Capital continually looks for opportunities to expand the classes of assets that make up the portfolios it acquires. Therefore, JH Capital may acquire portfolios consisting of assets with which it has little or no collection experience. JH Capital’s lack of experience with these assets may hinder its ability to generate expected levels of profits from these portfolios. Further, JH Capital’s existing methods of collections may prove ineffective for these new receivables, and JH Capital may not be able to collect on these portfolios. JH Capital’s inexperience with these receivables may have an adverse effect on its business, financial condition and operating results.

JH Capital’s secured finance receivables may be subject to impairment based on the fair value measurement of underlying collateral assets.

The fair value of the underlying collateral for JH Capital’s secured finance receivables is estimated based on management’s expectation of future cash flows and a market based discount rate.

There are risks associated with estimates of future cash flows. For example, there may be substantial differences between actual and expected performance of the receivables over time, which may cause fluctuations in the estimated fair value measurement of JH Capital’s assets. Changes in the fair value of the collateral assets may result in material impairment charges being recognized.

For financial reporting purposes, JH Capital utilizes the interest method of revenue recognition for determining their income recognized on finance receivables, which is based on an analysis of projected cash flows that may prove to be less than anticipated and could lead to reductions in future revenues or the incurrence of allowance charges.

JH Capital utilizes the interest method to determine income recognized on finance receivables under the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality” (“ASC 310-30”). Under this method, pools of receivables that JH Capital acquires are modeled upon their projected cash flows. A yield is then established which, when applied to the unamortized purchase price of the receivables, results in the recognition of income at a constant yield relative to the remaining balance in the pool. Each pool is analyzed on a quarterly basis to assess the actual performance compared to that derived from JH Capital’s models. Under ASC 310-30, rather than lowering the estimated yield if the collection estimates are not received or projected to be received, the carrying value of a pool would be written down to maintain the then current yield and is shown as a reduction in revenue in the combined income statements with a corresponding valuation allowance offsetting finance receivables, net, on the combined balance sheets. As a result, if the accuracy of the modeling process deteriorates or there is a significant decline in anticipated future cash flows, JH Capital could incur reductions in future revenues resulting from additional allowance charges, which could reduce its profitability in a given period.

If JH Capital’s estimates of finance receivable losses are not adequate to absorb actual losses, JH Capital’s financial condition and results of operations could be adversely affected.

JH Capital maintains an allowance for finance receivable and loan losses. To estimate the appropriate level of allowance for finance receivable losses, JH Capital considers known and relevant internal and external factors that affect finance receivable collectability, including (a) the total amount of finance receivables outstanding, (b) historical finance receivable charge-offs, (c) JH Capital’s current collection patterns, (d) economic trends, and (e) JH Capital’s historic loss experience. If customer behavior changes as a result of economic conditions and if JH Capital is unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect JH Capital’s allowance for finance receivable losses, JH Capital’s allowance may be inadequate. JH Capital’s allowance for finance receivable losses is an estimate, and if actual finance receivable losses are materially greater than JH Capital’s allowance for finance receivable losses, JH Capital’s results of operations could be adversely affected. Neither state regulators nor federal regulators regulate JH Capital’s allowance for finance receivable losses.

In June 2016, the Financial Accounting Standards Board issued Accounting Standard Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.

The ASU changes the way that entities will be required to measure credit losses for certain financial instruments, such as financial assets measured at amortized cost, including loans, held-to-maturity debt securities, net investment in leases, and reinsurance and trade receivables, as well as certain off-balance sheet credit exposures, such as loan commitments.

The new standard requires that the credit losses be based upon an “expected credit loss” approach rather than the “incurred loss” approach as is currently required under GAAP.

The new ASU will require JH Capital to measure all expected credit losses for its loan receivables and other accounts or trade receivables financial assets based on factors such as historical experience, current conditions, and reasonable forecasts of collectability.

It is anticipated that the expected credit loss model may require earlier recognition of credit losses than the incurred loss approach, which may mean larger credit loss allowances needing to be recognized than is currently the case.

The new ASU will become effective for JH Capital for fiscal years beginning January 1, 2020. JH Capital is currently assessing the impact that the adoption of ASU 326 will have on JH Capital’s combined financial statements.

If JH Capital’s estimates of accrued liabilities for potential liabilities are not adequate to absorb actual losses, JH Capital’s financial condition and results of operations could be adversely affected.

JH Capital is involved in judicial, regulatory, and arbitration proceedings or investigations concerning contested claims and other matters arising from its business activities that are typical in the industry. JH Capital believes that it has adopted reasonable compliance procedures and believes it has meritorious defenses in all material litigation pending against JH Capital; however, there can be no assurance as to the ultimate outcome of any such judicial, regulatory, or arbitration proceedings or investigations. As is typical, JH Capital establishes accruals for potential liabilities arising from such judicial, regulatory, and arbitration proceedings or investigations when it is probable that such liabilities have been incurred and the amount of the losses can be reasonably estimated. However, actual losses may be higher than the amount accrued for a certain matter, or in the aggregate. In addition, JH Capital may still incur legal costs for a matter even if it has not accrued a liability. An unfavorable resolution of any such judicial, regulatory, or arbitration proceedings or investigations could adversely impact JH Capital’s business, financial condition, results of operations or liquidity.

A portion of JH Capital’s collections relies upon its success in individual lawsuits brought against consumers and JH Capital’s ability to collect on judgments in its favor.

JH Capital generates a portion of its revenue by collecting on judgments that are granted by courts in lawsuits filed against consumers. A decrease in the willingness of courts to grant these judgments, a change in the requirements for filing these cases or obtaining these judgments, or a decrease in JH Capitals’s ability to collect on these judgments could have an adverse effect on JH Capital’s business, financial condition and operating results.

If JH Capital’s use of the accretion method of accounting for finance receivables were to be challenged by the Internal Revenue Service (“IRS”), an adverse determination could result in JH Capital having to amend prior year tax returns and pay deferred taxes, interest and penalties.

For tax purposes, JH Capital’s debt buying segment utilizes the interest method to determine income recognized on finance receivables (as further described in the above risk factor entitled “For financial reporting purposes, JH Capital utilizes the interest method of revenue recognition for determining their income recognized on finance receivables, which is based on an analysis of projected cash flows that may prove to be less than anticipated and could lead to reductions in future revenues or the incurrence of allowance charges”) and the accretion method of accounting for its finance receivables, where appropriate. While the IRS has not challenged JH Capital’s use of accretion method of accounting for tax purposes, any future challenge by the IRS may result in litigation and possibly deferred taxes, interest and penalties against JH Capital. Any such challenge and the resulting penalties could potentially adversely affect JH Capital’s results of operations and liquidity.

The occurrence of cyber incidents, or a deficiency in JH Capital’s cyber-security, could negatively impact JH Capital’s business by disrupting its operations, compromising or corrupting its confidential information or damaging its image, all of which could negatively impact JH Capital’s business and financial results.

JH Capital’s business is highly dependent on its ability to process and monitor a large number of transactions and data, including customers’ personal data, across markets. As JH Capital’s geographical reach expands, maintaining the security of its systems and infrastructure becomes more significant. Privacy laws in the U.S. and elsewhere govern the collection and transmission of personal data. As JH Capital’s reliance on technology has increased, so have the risks posed to its systems, both internal and those JH Capital has outsourced. JH Capital’s three primary risks that could directly result from the occurrence of a cyber incident are operational interruption, damage to its image, and private data exposure. Private data may include customer information, JH Capital’s employees’ personally identifiable information, or proprietary business information such as underwriting and collections methodologies. JH Capital has implemented solutions, processes, and procedures to help mitigate these risks, but these measures, as well as the organization’s increased awareness of JH Capital’s risk of a cyber incident do not guarantee that JH Capital’s business, reputation or financial results will not be negatively impacted by such an incident. To date, interruptions of JH Capital’s systems have been infrequent and have not had a material impact on its operations. However, should such a cyber incident occur, JH Capital may be required to expend significant additional resources to notify affected consumers, modify its protective measures or to investigate and remediate vulnerabilities or other exposures, and JH Capital may be subject to fines, penalties, litigation costs and settlements and financial losses that may not be fully covered by its cyber insurance.

If JH Capital’s technology and telecommunications systems were to fail, or if JH Capital is not successfully able to anticipate, invest in, or adopt technological advances within its industry, it could have an adverse effect on JH Capital’s operations.

JH Capital’s success depends in large part on sophisticated computer and telecommunications systems, including both internal and third-party systems. The temporary or permanent loss of JH Capital’s computer and telecommunications equipment and software systems, through casualty, operating malfunction, software virus, errors or other design defects, or service provider failure, could disrupt its operations. In the normal course of its business, JH Capital must record and process significant amounts of data quickly and accurately to properly bid on prospective acquisitions of receivable portfolios and to access, maintain, and expand the databases it uses for its collection and lending activities, subject to its Ethical Wall Policy (as defined in the section entitled “Information About JH Capital — Nature of the Business — Ethical Wall between Business Segments”). Any simultaneous failure of JH Capital’s information systems and their backup systems would interrupt JH Capital’s business operations.

In addition, JH Capital’s business relies on computer and telecommunications technologies, and its ability to integrate new technologies into its business is essential to JH Capital’s competitive position and its success. JH Capital may not be successful in anticipating, investing in, or adopting technological changes on a timely or cost-effective basis. Computer and telecommunications technologies are evolving rapidly and are characterized by short product life cycles.

JH Capital continues to make significant modifications to its information systems to ensure that they continue to be adequate for its current and foreseeable demands and continued expansion, and JH Capital’s future growth may require additional investment in these systems. These system modifications may exceed JH Capital’s cost or time estimates for completion or may be unsuccessful. If JH Capital cannot update its information systems effectively, its business, financial condition and operating results may be adversely affected.

Some aspects of JH Capital’s platform include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect JH Capital’s business.

Some aspects of JH Capital’s platform include software covered by open source licenses, which may include, by way of example, GNU General Public License and the Apache License. Open source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on JH Capital’s business is uncertain. If portions of JH Capital’s proprietary software are determined to be subject to an open source license, JH Capital could be required to publicly release the affected portions of its source code, re-engineer all or a portion of its technologies or otherwise be limited in the licensing of its technologies, each of which could reduce or eliminate the value of JH Capital’s technologies and loan products. There can be no assurance that efforts JH Capital takes to monitor the use of open source software to avoid uses in a manner that would require it to disclose or grant licenses under its proprietary source code will be successful, and such use could inadvertently occur. If portions of JH Capital’s proprietary software are determined to be subject to an open source license, such determination could harm JH Capital’s intellectual property position and have a material adverse effect on its business, results of operations, cash flow, and financial condition. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with use of open source software cannot be eliminated, and could adversely affect JH Capital’s business.

JH Capital is dependent upon third parties to service a substantial portion of its consumer receivable portfolios and perform other related services. In addition, JH Capital’s debt purchasing business relies on issuing banks to originate all loans and comply with federal, state and other laws.

Third Party Servicers

JH Capital uses outside collection services to collect a substantial portion of its charged-off receivables and enters into agreements with various other third parties to perform other related services. JH Capital is dependent upon the efforts of third-party collection agencies and attorneys to help service and collect its charged-off receivables, and other third parties to perform other related services. JH Capital’s third-party collection agencies and attorneys could fail to perform collection services for JH Capital adequately, remit those collections to JH Capital or otherwise perform their obligations adequately, and JH Capital’s other third-party service providers could fail to perform other related services. In addition, one or more of those third-party collection agencies, attorneys or service providers could cease operations abruptly or become insolvent, or JH Capitals’s relationships with such collection agencies, attorneys or service providers may otherwise change adversely. Further, JH Capital might not be able to secure replacement third-party collection agencies, attorneys or service providers or promptly transfer account information to its new third-party collection agencies, attorneys or in-house in the event JH Capital’s agreements with its third-party collection agencies and attorneys were terminated. Any of the foregoing factors could cause JH Capital’s business, financial condition and operating results to be adversely affected.

Issuing Banks

In its advocacy and lending business segment, JH Capital also relies on issuing banks to originate all loans and to comply with various federal, state and other laws. JH Capital’s primary issuing bank for such purposes is Cross River Bank, a New Jersey-chartered industrial bank that handles a variety of consumer and commercial financing programs.

JH Capital’s agreements with Cross River Bank are non-exclusive and do not prohibit Cross River Bank from working with JH Capital’s competitors or from offering competing services. JH Capital’s current agreements with Cross River Bank have initial terms ending in January 2020, with two automatic, one-year renewal terms. Cross River Bank operates as a true-lender, originating all loans for JH Capital, 95% of which are subsequently sold to JH Capital and 5% of which are retained by Cross River Bank pursuant to such agreements. Cross River Bank currently offers loan programs through other online marketplaces and other alternative lenders. Cross River Bank could decide that working with JH Capital is not in its interest, could make working with it cost prohibitive or could decide to enter into exclusive or more favorable relationships with JH Capital’s competitors. In addition, Cross River Bank may not perform as expected under JH Capital’s agreements including potentially being unable to accommodate JH Capital’s projected growth in loan volume. JH Capital could in the future have disagreements or disputes with Cross River Bank or other issuing banks, which could negatively impact or threaten JH Capital’s relationship.

Cross River Bank is subject to oversight by the FDIC and the State of New Jersey and must comply with complex rules and regulations, licensing and examination requirements, including requirements to maintain a certain amount of regulatory capital relative to its outstanding loans. JH Capital is a service provider to Cross River Bank, and as such, JH Capital is subject to audit by Cross River Bank in accordance with FDIC guidance related to management of third-party vendors. JH Capital is also subject to the examination and enforcement authority of the FDIC as a bank service company covered by the Bank Service Company Act. If Cross River Bank were to suspend, limit or cease its operations or JH Capital’s relationship with Cross River Bank were to otherwise terminate, JH Capital would need to implement a substantially similar arrangement with another issuing bank, utilize its existing state licenses for lending and obtain additional state licenses for lending, or curtail JH Capital’s operations. If JH Capital needs to enter into alternative arrangements with a different issuing bank to replace its existing arrangements, JH Capital may not be able to negotiate a comparable alternative arrangement. Transitioning loan originations to a new issuing bank is untested and may result in delays in the issuance of loans or, if JH Capital’s platform becomes inoperable, may result in JH Capital’s inability to facilitate loans through its platform. If JH Capital is unsuccessful in maintaining its relationships with Cross River Bank or other issuing banks, JH Capital’s ability to provide loan products could be materially impaired and its operating results would suffer.

JH Capital and its issuing bank partner are subject to borrower protection laws and federal and state consumer protection laws.

JH Capital and its issuing bank partner must also comply with regulatory regimes, including those applicable to consumer credit transactions. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of loans facilitated through JH Capital’s platform, including, among others: state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, debt servicing and collection and unfair or deceptive business practices; the Truth-in-Lending Act and Regulation Z promulgated thereunder; Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which prohibits unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service; the Equal Credit Opportunity Act and Regulation B promulgated thereunder; the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act; the Fair Debt Collection Practices Act (“FDCPA”) and similar state debt collection laws, which provide guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts; the Gramm-Leach-Bliley Act, which includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties; the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection; the Servicemembers Civil Relief Act, which allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties; the Electronic Fund Transfer Act and Regulation E promulgated thereunder; the Electronic Signatures in Global and National Commerce Act and similar state laws; and the Bank Secrecy Act, which relates to compliance with anti-money laundering, customer due diligence and record-keeping policies and procedures.

While JH Capital has developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance can be given that these policies and procedures will be effective in preventing violations of these laws and regulations. In particular, the USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with FinCEN. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions and limit JH Capital’s ability to get regulatory approval of acquisitions. Recently several banking institutions have received large fines for non-compliance with these laws and regulations.

JH Capital is subject to the regulatory and enforcement authority of the Consumer Financial Protection Bureau (“CFPB”), as a facilitator, servicer or acquirer of consumer credit. In addition, the CFPB has recently announced that it intends to expand its supervisory authority, through the use of “larger participant rules,” to cover other aspects of JH Capital’s business, such as the markets for consumer installment loans. The CFPB is also considering whether rules to require registration of these or other non-depository lenders would facilitate supervision. The CFPB has not announced specifics regarding its proposed rulemaking and, consequently, there continues to be uncertainty as to how the CFPB’s strategies and priorities, including any final rules, will impact JH Capital’s businesses and results of operations going forward. JH Capital currently offers consumer installment loans in a number of states in the United States.  Any adverse legislative or regulatory changes in any one of JH Capital’s states, but particularly in any of JH Capital’s larger states could have a material adverse effect on JH Capital’s business, prospects, and results of operation or financial condition.

The CFPB has also issued civil investigative demands to many companies that it regulates, and is currently examining practices regarding the collection of consumer debt. In addition, the CFPB has issued guidance in the form of bulletins on debt collection and credit furnishing activities generally, including one that specifically addresses representations regarding credit reports and credit scores during the debt collection process, and another that focuses on the application of Title X of the Dodd-Frank Act’s prohibition of “unfair, deceptive, or abusive” acts or practices on debt collection. There can be no assurance that new industry regulations currently under consideration by the CFPB would not have an adverse effect on JH Capital’s business, results of operations, and financial condition.

Failure to comply with these laws and regulatory requirements applicable to JH Capital’s business may, among other things, limit JH Capital’s or a collection agency’s ability to collect all or part of the principal of or interest on loans. As a result, JH Capital may not be able to collect its servicing fee with respect to the uncollected principal or interest, and investors may be discouraged from investing in loans. In addition, non-compliance could subject JH Capital to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, rescission rights held by investors in securities offerings and civil and criminal liability, which may harm JH Capital’s business and its ability to maintain its marketplace and may result in borrowers rescinding their loans.

Where applicable, JH Capital will seek to comply with state small loan, loan broker, servicing and similar statutes. In U.S. jurisdictions with licensing or other requirements that JH Capital believes may be applicable to it, JH Capital complies with the relevant requirements through the operation of its marketplace with issuing banks or JH Capital will be seeking to obtain required licenses. Nevertheless, if JH Capital is found to not have complied with applicable laws, JH Capital could lose one or more of its licenses or authorizations or face other sanctions or penalties or be required to obtain a license in such jurisdiction, which may have an adverse effect on JH Capital’s ability to continue to facilitate loans through its marketplace, perform its servicing obligations or make its marketplace available to borrowers in particular states, which may harm its business.

Further, the regulatory framework for marketplaces such as JH Capital’s is evolving and uncertain. It is possible that new laws and regulations will be adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that would affect the operation of JH Capital’s marketplace and the way in which JH Capital interacts with borrowers.

JH Capital’s ability to collect and enforce its finance receivables may be limited under federal and state laws, regulations and policies.

The businesses conducted by JH Capital’s multiple operating companies are subject to licensing and regulation by governmental and regulatory bodies in the many jurisdictions in which JH Capital and its operating companies operate. Federal and state laws and regulations may limit JH Capital’s ability to collect and enforce its finance receivables regardless of any act or omission on JH Capital’s part. Some laws and regulations applicable to credit issuers may preclude JH Capital from collecting on nonperforming loans it purchases if the credit issuer previously failed to comply with applicable laws in generating or servicing those receivables. Collection laws and regulations also directly apply to JH Capital’s business. Some laws, among other things, also may limit the interest rate and the fees that a credit grantor may impose on JH Capital’s consumers, limit the time in which JH Capital may file legal actions to enforce consumer accounts, and require specific account information for certain collection activities. In addition, local requirements and court rulings in various jurisdictions also may affect JH Capital’s ability to collect. Such laws and regulations are extensive and subject to change.

A variety of federal and state laws and regulations govern the collection, use, retention, transmission, sharing and security of consumer data. Under Dodd-Frank, it is unlawful for any provider of consumer financial products or services to engage in any unfair, deceptive or abusive act or practice, and the CFPB is authorized to take action against organizations that engage in such acts or practices. To date, the CFPB has not promulgated implementing regulations; rather, it enforces the prohibition against unfair, deceptive or abusive acts or practices on a case-by-case basis. Section 5 of the Federal Trade Commission Act (FTC Act) prohibits unfair and deceptive acts or practices in or affecting commerce. In addition, there are state consumer protection laws and regulations that mirror or are similar to the prohibition against unfair, deceptive or abusive acts or practices under the Dodd-Frank Act or the prohibition against unfair or deceptive acts or practices under the FTC Act. For business reasons and to facilitate compliance with such laws and regulations, JH Capital maintains, pursuant to its Ethical Wall Policy, an ethical wall between its Debt Purchasing and Collection business segment and its Advocacy and Lending business segment to prevent the flow of certain information, including consumer data, between such business segments.

Consumer protection and privacy protection laws and regulations, changes in the ways that existing laws and regulations are interpreted or enforced and any procedures that may be implemented as a result of regulatory consent orders may adversely affect JH Capital’s ability to collect on its finance receivables and may harm JH Capital’s business. JH Capital’s failure to comply with laws or regulations applicable to JH Capital could limit its ability to collect on its receivables, which could reduce JH Capital’s profitability and harm its business.

If the loans originated by JH Capital’s lending operations were found to violate a state’s usury laws, and/or JH Capital were found to be the true lender (as opposed to its issuing bank(s)), JH Capital may have to alter its business model and JH Capital’s business could be harmed.

The interest rates that are charged to borrowers are enabled by legal principles including (i) the application of federal law to enable an issuing bank that originates the loan to export the interest rates of the jurisdiction where it is located, (ii) the application of common law “choice of law” principles based upon factors such as the loan document’s terms and where the loan transaction is completed to provide uniform rates to borrowers, and (iii) the application of principles that allow the transferee of a loan to continue to collect interest as provided in the loan document. Cross River Bank, the primary issuing bank of the loans originated through JH Capital’s marketplace, is chartered in, and operates out of, New Jersey. Certain states have no statutory interest rate limitations on personal loans, while other jurisdictions have a maximum rate. In some jurisdictions, the maximum rate is less than the current maximum rate offered by Cross River Bank through JH Capital’s platform. If the laws of such jurisdictions were found to govern the loans originated by JH Capital (in conflict with the principles described above), those loans could be in violation of such laws.

If a borrower were to successfully bring claims against JH Capital for state usury law violations, and the rate on that borrower’s personal loan was greater than that allowed under applicable state law, JH Capital could be subject to fines and penalties, including the voiding of loans and repayment of principal and interest to borrowers. JH Capital might decide to limit the maximum interest rate on certain loans originated through its marketplace, and JH Capital might decide to originate loans under state-specific licenses, where such a ruling is applicable. These actions could adversely impact JH Capital’s business. Further, if JH Capital were unable to partner with another issuing bank, JH Capital would have to substantially modify its business operations from the manner currently contemplated and would be required to maintain state-specific licenses and only provide a limited range of interest rates for personal loans, all of which would substantially reduce JH Capital’s operating efficiency and attractiveness to investors and possibly result in a decline in its operating results.

JH Capital’s business, as well as the business of other industry participants, may be negatively impacted by the results of industry applicable litigation (for example, litigation challenging lending arrangements where a bank or other third party has made a loan and then sells and assigns it to an entity that is engaged in assisting with the origination and servicing of a loan). Additional state consumer protection laws would be applicable to the loans JH Capital originates if JH Capital were re-characterized as a lender, and the loans could be voidable or unenforceable. In addition, JH Capital could be subject to claims by borrowers, as well as enforcement actions by regulators.

Investigations or enforcement actions by governmental authorities may result in changes to JH Capital’s business practices; negatively impact its receivables portfolio purchasing volume; make collection of receivables more difficult; or expose JH Capital to the risk of fines, penalties, restitution payments and litigation.

JH Capital’s debt collection activities and business practices are subject to review from time to time by various governmental authorities and regulators, including the CFPB. These reviews may involve governmental authority consideration of individual consumer complaints, or could involve a broader review of JH Capital’s debt collection policies and practices. Such investigations could lead to assertions by governmental authorities that JH Capital is not complying with applicable laws or regulations. In such circumstances, authorities may request or seek to impose a range of remedies that could involve potential compensatory or punitive damage claims, fines, restitution payments, sanctions or injunctive relief, that if agreed to or granted, could require JH Capital to make payments or incur other expenditures that could have an adverse effect on its financial position. The CFPB has the authority to obtain cease and desist orders, recover costs, and impose monetary penalties (ranging from $5,000 per day to over $1 million per day, depending on the nature and gravity of the violation). In addition, where a company has violated Title X of the Dodd-Frank Act or CFPB regulations implemented thereunder, the Dodd-Frank Act empowers state Attorneys General and other state regulators to bring civil actions to remedy violations under state law. Government authorities could also request or seek to require JH Capital to cease certain of its practices or institute new practices. Negative publicity relating to investigations or proceedings brought by governmental authorities could have an adverse impact on JH Capital’s reputation and could result in financial institutions reducing or eliminating sales of receivables portfolios to JH Capital which would harm its business and negatively impact its results of operations. Moreover, changing or modifying JH Capital’s internal policies or procedures, responding to governmental inquiries and investigations and defending lawsuits or other proceedings could require significant efforts on the part of management and result in increased costs to JH Capital’s business. In addition, such efforts could divert management’s full attention from JH Capital’s business operations. All of these factors could have an adverse effect on JH Capital’s business, results of operations, and financial condition.

Class action suits and other litigation could divert JH Capital’s management’s attention from operating JH Capital’s business and increase its expenses.

In the normal course of business, from time to time, JH Capital has been named and may be named in the future as a defendant in various legal actions, including governmental investigations, examinations or other proceedings, arbitrations, class actions and other litigation, arising in connection with JH Capital’s business activities. Claims include failure to comply with applicable laws and regulations and improper or deceptive origination and servicing practices. Certain of the legal actions include claims for substantial compensatory and punitive damages, or claims for indeterminate amounts of damages. While the arbitration provisions in JH Capital’s customer agreements historically have limited JH Capital’s exposure to consumer class action litigation, there can be no assurance that JH Capital will be successful in enforcing JH Capital’s arbitration clause in the future. There may also be legislative, administrative or regulatory efforts to directly or indirectly prohibit the use of pre-dispute arbitration clauses, including by the CFPB, or JH Capital may be compelled as a result of competitive pressure or reputational concerns to voluntarily eliminate pre-dispute arbitration clauses. An unfavorable outcome in a class action suit or other legal proceeding could adversely affect JH Capital’s results of operations, financial condition, cash flows and liquidity. Even if JH Capital prevails or the basis for the legal proceeding is groundless, considerable time, energy and resources may be needed to respond, and such class action lawsuits or other legal proceedings could adversely affect JH Capital’s results of operations, financial condition and cash flows.

The collection, processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

JH Capital receives, transmits and stores a large volume of personally identifiable information and other user data while also maintaining, pursuant to its Ethical Wall Policy, an ethical wall between its Debt Purchasing and Collection business segment and its Advocacy and Lending business segments to prevent the improper flow of certain information between such business segments. There are federal and state laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable information is increasingly subject to legislation and regulations in numerous U.S. jurisdictions, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. This regulatory framework for privacy issues worldwide is currently evolving and is likely to remain uncertain for the foreseeable future. JH Capital could be adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect JH Capital’s business, financial condition and results of operations. JH Capital’s failure to comply with applicable privacy policies or federal or state laws and regulations or any compromise of security that results in the unauthorized release of personally identifiable information or other user data could damage JH Capital’s reputation, discourage potential borrowers from using its marketplace or result in fines or proceedings brought against JH Capital, its issuing banks or other third parties by governmental agencies, borrowers, investors or other third parties, one or all of which could adversely affect JH Capital’s business, financial condition and results of operations. In addition to laws, regulations and other applicable common law rules regarding privacy and privacy advocacy, industry groups or other private parties may propose new and different privacy standards. JH Capital could also be subject to liability for the inappropriate use of information made available by it. Because the interpretation and application of privacy and data protection laws and privacy standards are still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner that is inconsistent with JH Capital’s practices. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional cost and liability for JH Capital, damage its reputation, inhibit use of its platform and harm its business.

Investment Company Act considerations could affect JH Capital’s method of doing business.

JH Capital intends to continue conducting JH Capital’s business operations so that neither JH Capital nor any of JH Capital’s multiple operating companies are required to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). JH Capital is a holding company that conducts its businesses primarily through multiple operating companies and is not an investment company because JH Capital’s operating companies are primarily engaged in the non-investment company business of consumer finance. JH Capital’s operating companies rely on exemptions from registration as an investment company, including pursuant to Sections 3(c)(4) and 3(c)(5) of the Investment Company Act. JH Capital relies on guidance published by the SEC staff or on JH Capital’s analyses of such guidance to determine JH Capital’s operating companies’ qualification under these and other exemptions. To the extent that the SEC staff publishes new or different guidance with respect to these matters, JH Capital may be required to adjust JH Capital’s business operations accordingly. Any additional guidance from the SEC staff could provide additional flexibility to JH Capital, or it could inhibit JH Capital’s ability to conduct JH Capital’s business operations. If JH Capital fails to qualify for an exemption or exception from the Investment Company Act in the future, JH Capital could be required to restructure JH Capital’s activities or the activities of JH Capital’s multiple operating companies, which could negatively affect JH Capital. In addition, if JH Capital or one or more of JH Capital’s operating companies fail to maintain compliance with the applicable exemptions or exceptions and JH Capital does not have another basis available to it on which JH Capital may avoid registration, and JH Capital were therefore required to register as an investment company under the Investment Company Act, JH Capital would become subject to substantial regulation with respect to JH Capital’s capital structure, management, operations, transactions with affiliated persons, holdings, and other matters, which could have an adverse effect on JH Capital.

Negative publicity and unfavorable media coverage could negatively affect JH Capital’s business.

Negative publicity about JH Capital’s industry or JH Capital, including the quality and reliability of JH Capital’s marketplace, effectiveness of the credit decisioning or scoring models used in the marketplace, the effectiveness of JH Capital’s collection efforts, alleged conduct in collecting debt from consumers, statements regarding investment returns, changes to JH Capital’s marketplace, JH Capital’s ability to effectively manage and resolve borrower complaints, privacy and security practices, use of loan proceeds by certain borrowers of JH Capital or other companies in its industry for illegal purposes, litigation, regulatory activity and the experience of borrowers with JH Capital’s marketplace or services, even if inaccurate, could adversely affect JH Capital’s reputation and the confidence in, and the use of, JH Capital’s marketplace and could adversely affect JH Capital’s position in the marketplace in which it competes and JH Capital’s ability to purchase charged-off receivables, each of which could harm JH Capital’s business and operating results. Harm to JH Capital’s reputation can arise from many sources, including employee misconduct, misconduct by JH Capital’s partners or partners of partners, other online credit marketplaces, outsourced service providers or other counterparties, failure by JH Capital or its partners to meet minimum standards of service and quality, inadequate protection of borrower information and compliance failures and claims.

Interest rate fluctuations may adversely affect JH Capital’s borrowing costs, profitability, liquidity and transaction volume.

JH Capital’s profitability may be directly affected by the level of and fluctuations in interest rates, whether caused by changes in economic conditions or other factors, that affect JH Capital’s borrowing costs. Interest rates are highly sensitive to many factors that are beyond JH Capital’s control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, could influence the amount of interest JH Capital pays on its revolving credit facilities or any other floating interest rate obligations JH Capital may incur. JH Capital’s profitability and liquidity could be materially adversely affected during any period of higher interest rates. In addition, nearly all loans facilitated through JH Capital’s platform are issued with fixed interest rates. If interest rates continue to rise, potential borrowers could seek to defer loans as they wait for interest rates to settle. If interest rates decrease after a loan is made, borrowers may prepay their loans to take advantage of the lower rates, which may adversely affect JH Capital’s business.

Credit and other information that JH Capital receives from borrowers or third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may cause JH Capital to inaccurately price loans facilitated through its marketplace.

JH Capital’s ability to review and select qualified borrowers depends on obtaining borrower credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and JH Capital assigns loan grades to loan requests based on its credit decisioning and scoring models that take into account reported credit score, other information reported by the consumer reporting agencies and the requested loan amount, in addition to a variety of other factors. A credit score or loan grade assigned to a borrower may not reflect that borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and JH Capital does not verify the information obtained from the borrower’s credit report. Additionally, there is a risk that, following the date of the credit report that JH Capital obtains and reviews, a borrower may have: become delinquent in the payment of an outstanding obligation; defaulted on a pre-existing debt obligation; taken on additional debt; or sustained other adverse financial events.

In addition, borrowers supply a variety of information that may be inaccurate or incomplete. To verify a borrower’s identity, income or employment, JH Capital’s verification process and teams connect to various data sources, directly or through third-party service providers. For example, JH Capital often does not verify a borrower’s stated tenure, job title or home ownership status.

If borrowers default on loans that are not priced correctly because the information provided by the borrowers or third parties is inaccurate, the loans may not perform as expected and JH Capital’s reputation may be harmed.

If the credit decisioning and scoring models JH Capital uses contain errors, do not adequately assess risk, or are otherwise ineffective, JH Capital’s reputation and its relationships with borrowers could be harmed and its market share could decline.

JH Capital’s ability to attract borrowers to, and build trust in, its marketplace is significantly dependent on its ability to effectively evaluate a borrower’s credit profile and likelihood of default. To conduct this evaluation, JH Capital utilizes credit decisioning and scoring models that assign a risk profile to each borrower. JH Capital’s credit decisioning and scoring models are based on algorithms that evaluate a number of factors, which may not effectively predict future loan losses. If these models fail to adequately assess the creditworthiness of its borrowers, JH Capital may experience higher than forecasted losses. JH Capital continually refines these algorithms based on new data. However, there is no guarantee that the credit decisioning and scoring models that JH Capital uses have accurately assessed the creditworthiness of its borrowers, or will be effective in assessing creditworthiness in the future.

Similarly, if any of these credit decisioning and scoring models contain programming or other errors, are ineffective or the data provided by borrowers or third parties is incorrect or stale, JH Capital’s loan pricing and approval process could be negatively affected, resulting in incorrect approvals or denials of loans.

JH Capital’s ability to execute JH Capital’s growth strategy may not have the planned results.

JH Capital’s growth strategy is subject to significant risks, some of which are beyond JH Capital’s control, including:

•	The prevailing laws and regulatory environment of each state in which JH Capital operates or seeks to operate and to the extent applicable, federal laws and regulations, which are subject to change at any time;

•	JH Capital’s ability to obtain and maintain any regulatory approvals, government permits or licenses that may be required;

•	The degree of competition in new markets and its effects on JH Capital’s ability to attract new customers;

•	JH Capital’s ability to obtain adequate financing for its expansion plans; and

•	JH Capital’s ability to attract, train and retain qualified personnel to staff its new operations.

If JH Capital does not compete effectively in its target markets, increase its loan originations, or expand to new markets, JH Capital may not succeed in growing its business and JH Capital’s business and results of operations could be adversely affected.

The consumer and small business lending market is highly competitive and evolving. JH Capital competes with financial products and companies that attract borrowers, investors or both. With respect to borrowers, JH Capital primarily competes with traditional financial institutions, such as banks, credit unions, credit card issuers and other consumer and specialty finance companies. Many of JH Capital’s competitors have significantly greater resources than JH Capital has, operate with different business models, have different cost structures or participate selectively in different market segments.

To continue to grow its business, JH Capital must continue to increase loan originations through its marketplace by attracting a large number of new borrowers who meet JH Capital’s lending standards. JH Capital’s ability to attract qualified borrowers depends in large part on the success of its marketing efforts, particularly as JH Capital continues to grow its marketplace and introduce new loan products. If any of JH Capital’s marketing channels become less effective, or the cost of these channels were to significantly increase, JH Capital may not be able to attract new borrowers in a cost-effective manner or convert potential borrowers into active borrowers in its marketplace.

Any new loan products and changes to JH Capital’s marketplace or platform could fail to attain sufficient market acceptance for many reasons, including: JH Capital’s failure to predict market demand accurately and supply loan products that meet this demand in a timely fashion; negative publicity about JH Capital’s loan products; competition with established financial institutions; delays in releasing new loan products; and the introduction or anticipated introduction of competing products by its competitors.

Any failure to successfully address additional markets and loan products or develop a broader base of borrowers could result in loss of market share or slower growth, which would harm JH Capital’s business, financial condition and results of operations. The adverse effect on JH Capital’s financial results may be particularly acute because of the significant development, marketing, sales and other expenses it will have incurred in connection with the new loan products or enhancements.

JH Capital’s centralized headquarters functions are susceptible to disruption by catastrophic events, which could have a material adverse effect on JH Capital’s business, results of operations and financial condition.

Following the Business Combination, JH Capital’s headquarters building is expected to continue to be located in California for the foreseeable futures.  JH Capital’s information systems and administrative and management processes are primarily provided to JH Capital’s operations from its California headquarters, and they could be disrupted if a catastrophic event, such as severe weather, natural disaster, power outage, act of terror or similar event, destroyed or severely damaged JH Capital’s headquarters. Any such catastrophic event or other unexpected disruption of JH Capital’s headquarters functions could have a material adverse effect on JH Capital’s business, results of operations and financial condition.

Fraudulent activity associated with JH Capital’s platform could negatively impact its operating results, brand and reputation and cause the use of JH Capital’s loan products and services to decrease and JH Capital’s fraud losses to increase.

JH Capital is subject to the risk of fraudulent activity associated with its platform, issuing banks, borrowers, and third parties handling borrower information. JH Capital has taken measures to detect and reduce the risk of fraud, but these measures need to be continually improved and may not be effective against new and continually evolving forms of fraud or in connection with new product offerings. The level of JH Capital’s fraud charge-offs and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity or significant increases in fraudulent activity could lead to regulatory intervention, negatively impact JH Capital’s operating results, brand and reputation and lead JH Capital to take steps to reduce fraud risk, which could increase its costs.

JH Capital’s risk management efforts may not be effective.

JH Capital could incur substantial losses and JH Capital’s business operations could be disrupted if JH Capital is unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to JH Capital’s business, assets and liabilities. To the extent JH Capital’s models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the valuations produced would not adequately represent the risk profile of the borrower and could result in a riskier finance receivable profile than originally identified. JH Capital’s risk management policies, procedures, and technique may not be sufficient to identify all of the risks JH Capital is exposed to, mitigate the risks JH Capital has identified or identify concentrations of risk or additional risks to which JH Capital may become subject in the future.

JH Capital's credit facilities provide its lenders with a first-priority lien against substantially all of JH Capital's assets and contains certain affirmative and negative covenants and other restrictions on its actions, and they could therefore limit JH Capital's operational flexibility or otherwise adversely affect its financial condition.

JH Capital has senior secured revolving credit facilities, which JH Capital may draw upon from time to time. The loan agreements for JH Capital's credit facilities contain restrictive financial and non-financial covenants, which place constraints on its ability to, among other things, pay dividends, incur indebtedness, place liens on assets, merge or consolidate, make investments, and enter into certain affiliate transactions. Failure to satisfy any one of the covenants could result in negative consequences, including acceleration of indebtedness, exercise of its lenders rights with respect to collateral pledged, the inability to source alternative financing on favorable terms, and the inability to continue to purchase distressed debt needed to operate its business.

In addition, any debt financing JH Capital secures in the future, in addition to or in lieu of its credit facilities, could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for JH Capital to obtain additional capital and to pursue business opportunities, including potential acquisitions. If JH Capital is unable to obtain adequate financing or financing on terms satisfactory to JH Capital when it requires it, JH Capital's ability to continue to support its business growth, liquidity needs, and to respond to business challenges could be impaired, and its business operations may be impacted negatively.

JH Capital may in the future utilize financing arrangements in which JH Capital sells or securitizes finance receivables and loans, and pursuant to which JH Capital may be required to indemnify, or repurchase such finance receivables from, purchasers of such finance receivables and loan that JH Capital may sell or securitize, if JH Capital’s finance receivables and loans fail to meet certain criteria or characteristics or under other circumstances, which could adversely affect JH Capital’s results of operations, financial condition and liquidity.

Currently, JH Capital does not have any material sales or securitization arrangements in place for its finance receivables and loans. However, JH Capital may enter into such sale or securitization arrangements in the future and the documents governing JH Capital’s potential future finance receivable and loan sales and securitizations may contain provisions that would require JH Capital to indemnify the purchasers of such securitized finance receivables and loans, or to repurchase such affected finance receivables, under certain circumstances. While sale and securitization documents vary, they generally contain customary provisions that may require JH Capital to repurchase finance receivables if:

•	JH Capital’s representations and warranties concerning the quality and characteristics of the finance receivable and loans are inaccurate;

•	there is a borrower fraud; or

•	JH Capital fails to comply, at the individual finance receivable and loan level or otherwise, with regulatory requirements in connection with the origination and servicing of the finance receivables and loans.

As a result of the current market environment, JH Capital believes that many purchasers of loans (including through securitizations) are particularly aware of the conditions under which originators must indemnify purchasers or repurchase finance receivables, and would benefit from enforcing any repurchase remedies that they may have. At its extreme, JH Capital’s potential exposure to repurchases or its indemnification obligations under JH Capital’s representations and warranties could include the current unpaid balance of all finance receivables that JH Capital may sell or securitize and which are not subject to settlement agreements with purchasers.

The risk of loss on the finance receivables and loans that JH Capital may securitize would be recognized in JH Capital’s allowance for finance receivable and loan losses since all of JH Capital’s consumer loan securitizations are recorded on-balance sheet. If JH Capital were required to indemnify purchasers or repurchase finance receivables and loans that it sells that result in losses that exceed JH Capital’s reserve for sales recourse, or recognize losses on securitized finance receivables and loans that exceed its recorded allowance for finance receivable losses associated with JH Capital’s securitizations, this could adversely affect JH Capital’s results of operations, financial condition and liquidity.

JH Capital may make acquisitions that prove unsuccessful and any mergers, acquisitions, dispositions or joint venture activities may change its business and financial results and introduce new risks.

From time to time, JH Capital may make acquisitions of, or otherwise invest in, other companies that could complement its business, including the acquisition of entities in diverse geographic regions and entities offering greater access to businesses and markets that JH Capital does not currently serve. The acquisitions JH Capital may make may be unprofitable or may take some time to achieve profitability. In addition, JH Capital may not successfully operate the businesses that it acquires, or may not successfully integrate these businesses with its own, which may result in JH Capital’s inability to maintain its goals, objectives, standards, controls, policies, culture, or profitability. Through acquisitions, JH Capital may enter markets in which it has limited or no experience. Any acquisition may result in a potentially dilutive issuance of equity securities, and the incurrence of additional debt which could reduce JH Capital’s profitability. JH Capital may also pursue dispositions and joint ventures from time to time. Any such transactions could change JH Capital’s business lines, geographic reach, financial results or capital structure. JH Capital could be larger or smaller after any such transactions and may have a different investment profile.

JH Capital may consume resources in pursuing business opportunities, financings or other transactions that are not consummated, which may strain or divert its resources.

JH Capital anticipates that the investigation of various transactions, and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments with respect to such transactions, will require substantial management time and attention and substantial costs for financial advisors, accountants, attorneys and other advisors. If a decision is made not to consummate a specific transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific transaction, JH Capital may fail to consummate the transaction for any number of reasons, including those beyond its control. Any such event could consume significant management time and result in a loss to JH Capital of the related costs incurred, which could adversely affect JH Capital’s financial position and its business.

JH Capital is dependent on its management team for the adoption and implementation of JH Capital’s strategies and the loss of its services could have an adverse effect on JH Capital’s business.

JH Capital’s management team has considerable experience in finance, banking, consumer collections, and other industries. JH Capital believes that the expertise of its executives obtained by managing businesses across numerous other industries has been critical to the enhancement of its operations. The management teams at each of JH Capital’s multiple operating companies are also important to the success of their respective operations. The loss of the services of one or more key members of management could have an adverse effect on JH Capital’s business, financial condition and operating results.

Regular turnover among managers and other employees at JH Capital makes it more difficult for JH Capital to operate and increases JH Capital’s costs of operations, which could have an adverse effect on its business, results of operations and financial condition.

Turnover of JH Capital’s employees increases JH Capital’s cost of operations and makes it more difficult to operate JH Capital.  If JH Capital is unable to keep its employee turnover rates consistent with historical levels or if unanticipated problems arise from its high employee turnover, JH Capital’s business, results of operations and financial condition could be adversely affected.

If JH Capital fails to attract and retain its highly skilled employees needed to support its business, JH Capital may not be able to achieve its anticipated level of growth and JH Capital’s business could suffer.

JH Capital believes its success depends on the efforts and talents of its employees, including software engineers, financial personnel and marketing professionals. JH Capital’s future success depends on its continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled technical and financial personnel is extremely intense. JH Capital may not be able to hire and retain these personnel at compensation levels consistent with its existing compensation and salary structure. Many of the companies with which JH Capital competes for experienced employees have greater resources than JH Capital has and may be able to offer more attractive terms of employment.

Employee misconduct or misconduct by third parties acting on JH Capital’s behalf could harm JH Capital by subjecting JH Capital to monetary loss, significant legal liability, regulatory scrutiny and reputational harm.

JH Capital’s reputation is critical to maintaining and developing relationships with JH Capital’s existing and potential customers and third parties with whom JH Capital does business. There is a risk that JH Capital’s employees or third party contractors could engage in misconduct that adversely affects JH Capital’s business. For example, if an employee or a third party contractor were to engage in, or be accused of engaging in, illegal or suspicious activities including fraud or theft, JH Capital could suffer direct losses from the activity and, in addition, JH Capital could be subject to regulatory sanctions and suffer serious harm to JH Capital’s reputation, financial condition, customer relationships and ability to attract future customers. Employee or third-party misconduct could prompt regulators to allege or to determine based upon such misconduct that JH Capital has not established adequate supervisory systems and procedures to inform employees of applicable rules or to detect violations of such rules. It is not always possible to deter employee or third-party misconduct. The precautions that JH Capital takes to detect and prevent misconduct may not be effective in all cases. Misconduct by JH Capital’s employees or third party contractors, or even unsubstantiated allegations of misconduct, could result in a material adverse effect on JH Capital’s reputation and JH Capital’s business.

The unaudited financial statements of JH Capital included in this document may not be indicative of what JH Capital’s actual financial position or results of operations were for prior periods.

JH Capital’s combined financial statements for the years ending December 31, 2015 and December 31, 2016 and the interim period ended September 30, 2017, each as included in this proxy statement, have not been audited. The financial data for those periods included in this proxy statement are based on management accounts, and have not been audited by an independent registered public accounting firm. Although management believes that these unaudited combined financial statements have been prepared on a basis that is consistent with audited combined financial statements, there is a risk that this unaudited financial information may contain errors that might have been detected in an audit and such financial information may not be reflective of JH Capital’s historical results for those periods. Any differences between the financial information presented for these unaudited periods in this proxy statement and JH Capital’s actual historical results may be material. The combined company intends to file audited financial statements of JH Capital for the years ending December 31, 2015 and December 31, 2016 in a Current Report on Form 8-K within four business days of the closing of the Business Combination. Accordingly, you are cautioned not to place undue reliance on such information that may not necessarily be indicative of what JH Capital’s actual financial position or results of operations were. See the section entitled “Selected Historical Financial Information of JH Capital” for more information.

JH Capital has identified a material weakness in its internal controls over financial reporting.

As a public company, JH Capital will be required to maintain internal control over financial reporting and to report any material weaknesses in those internal controls, subject to any exemptions that it avails itself to under the JOBS Act. For example, JH Capital will be required to perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on the effectiveness of its internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley. JH Capital is in the process of designing, implementing, and testing internal control over financial reporting required to comply with this obligation.

In connection with the preparation of JH Capital’s financial statements for the years ended December 31, 2015 and 2016 and the interim periods ended September 30, 2016 and 2017, JH Capital identified material weaknesses in the design and operating effectiveness of its internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of JH Capital’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses JH Capital identified indicated that JH Capital did not maintain a sufficient complement of resources with an appropriate level of accounting expertise, knowledge and training commensurate with the complexity of its financial accounting and financial reporting requirements to allow for appropriate monitoring and accounting for ASC 310-30 purchased credit impaired loans, evaluation of cash flows expected to be collected for the ASC 310-30 loan portfolios, accounting for purchases of loans under ASC 860, non-monetary exchange transactions, ASC 310 for deferred loan fees and costs and goodwill impairment.

We have worked to design an organizational structure and a control environment that aligns with best practices in financial services. We are in the process of filing the new positions created and assessing the talent of our existing employees. In addition, we have hired external consultants to continue to prepare us to be well positioned to meet all control and process testing standards. During 2017, JH Capital took certain actions to remediate the material weaknesses, which included hiring management-level personnel with technical accounting expertise, designing adequate review procedures in its accounting and finance organization, and identifying and implementing improved processes and controls. If JH Capital fails to remediate the material weaknesses, or if JH Capital identifies other material weaknesses in its internal controls over financial reporting in the future, JH Capital may not be able to detect errors on a timely basis and the financial statements of JH Capital may contain material misstatements. Because of the material weaknesses that JH Capital identified, JH Capital is restating its previously issued audited financial statements, which could cause investors to lose confidence in JH Capital’s financials information. Any of these circumstances could have a material adverse effect on JH Capital’s financial performance.

JH Capital has identified material errors in its previously issued financial statements.

JH Capital has identified material errors in previously issued financial statements of the JH Group Companies and their subsidiaries, which were provided to lenders and state authorities to satisfy certain terms in their credit facilities, as well as state licensing laws and regulations. JH Capital is working to submit financial statements of the JH Group Companies and their subsidiaries prepared in accordance with GAAP to bring them into full compliance with the terms in such credit facilities, and state licensing laws and regulations. JH Capital Management is in active discussions with its lenders and regulators to address these technical violations, and JH Capital believes that such technical violations will not have a material adverse effect on JH Capital’s operations or capital sources.

JH Capital has incurred net losses in the past and may incur net losses in the future.

JH Capital anticipates that for the foreseeable future its operating expenses will include expenses associated with the enhancement of its compliance systems, the growth initiatives of JH Capital’s business and JH Capital’s drive to attract borrowers and further enhance and develop its loan products and platform. These efforts may prove more expensive than JH Capital currently anticipates, and JH Capital may not succeed in increasing its revenue sufficiently to offset these higher expenses. JH Capital may incur additional net losses in the future and may not maintain profitability on a quarterly or annual basis.

JH Capital records a significant amount of goodwill. If JH Capital is required to recognize goodwill impairment, it could have an adverse effect on JH Capital’s financial condition.

JH Capital anticipates recording a significant amount of goodwill as a result of its business acquisitions. Goodwill is not amortized, but is tested for impairment at the reporting unit level. Goodwill is required to be tested for impairment annually and between annual tests if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. There are numerous risks that may cause the fair value of a reporting unit to fall below its carrying amount, which could lead to the recognition of goodwill impairment. These risks include, but are not limited to, adverse changes in macroeconomic conditions, the business climate, or the market for the entity's products or services; significant variances between actual and expected financial results; negative or declining cash flows; lowered expectations of future results; failure to realize anticipated synergies from acquisitions; significant expense increases; a more likely-than-not expectation of selling or disposing all or a portion of a reporting unit; the loss of key personnel; and an adverse action or assessment by a regulator.

JH Capital’s goodwill impairment testing involves the use of estimates and the exercise of judgment, including judgments regarding expected future business performance and market conditions. Significant changes in JH Capital’s assessment of such factors, including the deterioration of market conditions, could affect its assessment of the fair value of one or more of JH Capital’s reporting units and could result in a significant goodwill impairment charge in a future period.

Other intangible assets, such as client and customer relationships, non-compete agreements and trademarks, are amortized. Risks such as those that could lead to the recognition of goodwill impairment, could also lead to the recognition of other intangible asset impairment.

JH Capital may not be able to adequately protect the intellectual property rights upon which it relies and, as a result, any lack of protection may diminish JH Capital’s competitive advantage and harm its business.

JH Capital relies on proprietary software programs and valuation and collection processes and techniques, and JH Capital believes that these assets provide it with a competitive advantage. JH Capital may consider its proprietary software, processes, and techniques to be trade secrets, but they may not be protected by patent or registered copyright. JH Capital also relies on a combination of copyright, trade secret, trademark and other rights, as well as confidentiality procedures and contractual provisions to protect its proprietary technology, underwriting and credit decisioning credit data, processes and other intellectual property. However, the steps JH Capital takes to protect its intellectual property rights may be inadequate. Third parties may seek to challenge, invalidate or circumvent JH Capital’s copyright, trade secret, trademark and other rights or applications for any of the foregoing. JH Capital’s competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to its industry. From time to time, third parties may claim that JH Capital is infringing on their intellectual property rights, and JH Capital may be found to be infringing on such rights. JH Capital may, however, be unaware of the intellectual property rights that others may claim cover some or all of its technology or services.

In order to protect JH Capital’s intellectual property rights, it may be required to spend significant resources. Litigation brought to protect and enforce JH Capital’s intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of its intellectual property. In addition, any claims or litigation could cause JH Capital to incur significant expenses and, if successfully asserted against JH Capital, could require that JH Capital pay substantial damages or ongoing royalty payments, prevent JH Capital from offering its loan products or operating its platform or require that JH Capital comply with other unfavorable terms. JH Capital’s failure to secure, protect and enforce its intellectual property rights could seriously adversely affect its brand and adversely impact JH Capital’s business.

JH Capital’s indebtedness could adversely affect its financial health and could harm JH Capital’s ability to react to changes to its business.

As described in greater detail in Note 6, “Senior and Subordinated Debt” to JH Capital’s combined financial statements, as of September 30, 2017, JH Capital’s total long-term indebtedness outstanding was approximately $331.8 million, including $283.1 million in senior secured debt and $48.7 million in mezzanine debt. JH Capital’s indebtedness could have important consequences to investors of JH Capital. For example, it could:

•	increase JH Capital’s vulnerability to general economic downturns and industry conditions;

•	require JH Capital to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of JH Capital’s cash flow to fund working capital, capital expenditures and other general corporate requirements;

•	limit JH Capital’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

•	place JH Capital at a competitive disadvantage compared to competitors that have less debt;

•	increase JH Capital’s exposure to market and regulatory changes that could diminish the amount and value of JH Capital’s inventory that JH Capital borrows against under its secured credit facilities; and

•	limit, along with the financial and other restrictive covenants contained in the documents governing JH Capital’s indebtedness, its ability to borrow additional funds, make investments and incur liens, among other things.

Any of these factors could adversely affect JH Capital’s business, financial condition and operating results. If JH Capital does not have sufficient free cash flow to service its debt, JH Capital may be required to refinance all or part of its existing debt, sell assets, borrow more money, or sell securities, none of which JH Capital can guarantee it will be able to do.

Servicing JH Capital’s indebtedness requires a significant amount of cash, and JH Capital may not have sufficient free cash flow from its business to pay JH Capital’s substantial indebtedness.

JH Capital’s ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness depends on JH Capital’s future performance, which is subject to economic, financial, competitive and other factors beyond JH Capital’s control. JH Capital’s business may not continue to generate cash flow from operations in the future sufficient to service its indebtedness and make necessary capital expenditures. If JH Capital is unable to generate adequate cash flow, JH Capital may be required to adopt one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional equity capital on terms that may be onerous or highly dilutive. JH Capital’s ability to refinance its indebtedness will depend on the capital markets and JH Capital’s financial condition at that time. JH Capital may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations which could, in turn, adversely affect JH Capital’s business, financial condition and operating results.

Despite JH Capital’s current indebtedness levels, JH Capital may still incur more indebtedness or take other actions which would intensify the risks discussed above.

Despite JH Capital’s current combined indebtedness levels, JH Capital and its subsidiaries may also incur additional indebtedness in the future, some of which may be secured indebtedness under JH Capital’s senior secured revolving credit facilities, subject to the restrictions contained in JH Capital’s debt instruments. Although JH Capital’s credit facilities and some of JH Capital’s other existing debt currently limit the ability of JH Capital and certain of its subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, additional indebtedness incurred in compliance with these restrictions, including additional secured indebtedness, could be substantial. Also, these restrictions will not prevent JH Capital from incurring obligations that do not constitute indebtedness. To the extent new indebtedness or other new obligations are added to JH Capital’s current levels, the risks described above could intensify. Moreover, if the facilities under the revolving credit facilities are repaid or mature, JH Capital may not be subject to similar restrictions under the terms of any subsequent indebtedness.

JH Capital may not be able to continue to satisfy the covenants in its debt agreements.

JH Capital’s debt agreements impose a number of restrictive covenants. Failure to satisfy any one of these covenants could result in negative consequences including the following, each of which could have an adverse effect on JH Capital’s business, financial condition and operating results:

•	acceleration of outstanding indebtedness;

•	exercise by JH Capital’s lenders of rights with respect to the collateral pledged under certain of JH Capital’s outstanding indebtedness;

•	JH Capital’s inability to continue to purchase receivables needed to operate its business; or

•	JH Capital’s inability to secure alternative financing on favorable terms, if at all.

Increases in interest rates could adversely affect JH Capital’s business, financial condition and operating results.

Portions of JH Capital’s outstanding debt bear interest at a variable rate. Increases in interest rates could increase JH Capital’s interest expense which would, in turn, lower JH Capital’s earnings. JH Capital utilizes derivative financial instruments, such as interest rate swap agreements, to reduce its exposure to fluctuations in interest rates on variable interest rate debt and their impact on earnings and cash flows. JH Capital periodically evaluates its derivative financial instruments to determine if its interest hedge strategy should be modified based upon current and forward looking market conditions. These strategies may not be effective in protecting JH Capital against the effects of fluctuations from movements in interest rates. Increases in interest rates could adversely affect JH Capital’s business, financial condition and operating results.

Risk Factors Relating to Easterly and the Business Combination

The following risk factors apply to the business and operations of Easterly and to the Business Combination and will also apply to the business and operations of the combined company following the completion of the Business Combination.

Subsequent to the consummation of the Business Combination, Easterly may be required to take writedowns or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Easterly has conducted due diligence on JH Capital, Easterly cannot assure you that this diligence revealed all material issues that may be present in JH Capital’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Easterly’s and JH Capital’s control will not later arise. As a result, Easterly may be forced to later write down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Easterly’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on its liquidity, the fact that Easterly reports charges of this nature could contribute to negative market perceptions about Easterly or its securities. In addition, charges of this nature may cause it to be unable to obtain future financing on favorable terms or at all.

The post-Business Combination company may apply the net proceeds released from the Trust Account in a manner that does not increase the value of your investment.

If the Business Combination is consummated, the funds held in the Trust Account will be released to pay (i) cash to JH Capital in exchange for the Class A Units, (ii) unpaid franchise and income taxes of Easterly, (iii) Easterly stockholders who properly exercise their redemption rights, and (iv) fees, costs and expenses (including $7 million in deferred underwriting compensation to the underwriters of the IPO, regulatory fees, advisory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Easterly or JH Capital. The deferred underwriting commissions will not change as a result of the amount of redemptions of Easterly shares. The per share amount that Easterly will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission Easterly will pay to the underwriters. The deferred underwriting commission will not be paid in the event that the Business Combination is not completed.

Following the consummation of the Business Combination, the post-Business Combination company will be entitled to use the funds in the Trust Account. Other than the foregoing uses, the post-Business Combination company does not have specific plans for any funds remaining from the Trust Account and will have broad discretion regarding how to use the funds that remain. These funds could be used in a manner with which you may not agree or applied in ways that do not improve the post-Business Combination company’s results of operations or increase the value of your investment.

The working capital available to the post-Business Combination company after the Business Combination will be reduced to the extent Easterly’s stockholders exercise their redemption rights in connection with the Business Combination and will also be reduced to the extent of transaction expenses of each of Easterly and JH Capital, which will be payable by the combined company. This may adversely affect the post-Business Combination company’s business and future operations.

The amount of working capital available to the combined company after the Business Combination will depend in part on the extent to which Easterly stockholders exercise their right to redeem their shares into cash in connection with the Business Combination. Easterly currently has $151.8 million in the Trust Account that will be available as working capital after the Business Combination. This amount could be reduced to as low as zero. Easterly has no specified maximum redemption threshold under its charter. In no event, however, will Easterly redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The combined company’s working capital will be reduced in proportion to such redemptions, and will also be reduced to the extent of all transaction expenses, which will be payable by the combined company. Reduced working capital may adversely affect the combined company’s business and future operations.

Upon the closing of the Business Combination, JH Capital will be obligated to pay certain transaction expenses and fees as well as other expenses required to complete the Business Combination, and the post-Business Combination company may not have sufficient funds at closing to repay these amounts.

The post-Business Combination company will also be obligated to pay closing fees and expenses related to the Business Combination at the closing of the Business Combination, some of which cannot be determined at this time. JH Capital is also obligated to guarantee the obligations of its subsidiaries under certain loan facilities from and after the closing of the Business Combination. If sufficient funds are not in the Trust Account at closing to pay for such obligations, costs and expenses, the post-Business Combination company will be required to raise additional funds on terms that may not be favorable or renegotiate such obligations, which may result in additional costs and expenses to the post-Business Combination company. If the post-Business Combination company cannot satisfy such obligations via additional financings or through renegotiation, it may be in default on such obligations and will not have sufficient capital to fund the operations of the business, and its business, financial condition and results of operations could be adversely affected.

Anti-takeover provisions contained in Easterly’s current and proposed amended and restated certificates of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Easterly’s current amended and restated certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in its management without the consent of its board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of Easterly’s board of directors to elect a director to fill a vacancy created by the expansion of Easterly’s board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on its board of directors;

•	the ability of Easterly’s board of directors to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken only at a meeting of Easterly’s stockholders;

•	the requirement that an annual meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of Easterly’s stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, Easterly’s directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to Easterly’s board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Easterly’s board of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of Easterly or changes in its management. In connection with the Business Combination, Easterly intends to amend and restate its current amended and restated certificate of incorporation in the form of the amended and restated certificate of incorporation attached as Annex B, which will retain these provisions.

As a Delaware corporation, Easterly is also subject to provisions of Delaware law, including Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), which, among other things, prevents Easterly from engaging in certain business combinations with stockholders holding more than 15% of Easterly’s outstanding common stock without approval of the holders of at least two-thirds of Easterly’s outstanding common stock (excluding shares held by such stockholders holding 15% or more of Easterly’s shares). Any provision of Easterly’s amended and restated certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their shares of its common stock, and could also affect the price that some investors are willing to pay for its common stock.

Easterly’s proposed amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain litigation that may be initiated by Easterly’s stockholders which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with it.

Easterly’s proposed amended and restated certificate of incorporation designates the Court of Chancery in the State of Delaware as the sole and exclusive forum for any Easterly stockholder (including a beneficial owner) to bring certain litigation that may be initiated by Easterly stockholders which could limit Easterly’s stockholders’ ability to obtain a favorable judicial forum for disputes with it.

Unless Easterly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of its directors, officers or other employees to Easterly or its stockholders, (iii) any action asserting a claim against it or any its directors, officers or other employees arising pursuant to any provision of the DGCL or its certificate of incorporation or bylaws, or (iv) any action asserting a claim against Easterly or any its directors, officers or other employees governed by the internal affairs doctrine. This forum selection provision in Easterly’s proposed amended and restated certificate of incorporation may limit Easterly stockholders’ ability to obtain a favorable judicial forum for disputes with it or any of Easterly’s directors, officers or other employees.

If Easterly is unable to effect a business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), Easterly will be forced to liquidate and the warrants will expire worthless.

If Easterly does not complete a business combination by March 31, 2018 or extend such deadline to a later date by obtaining the approval of Easterly’s stockholders at a special meeting of Easterly’s stockholders, its amended and restated certificate of incorporation provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable (less $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to Easterly’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. In the event of liquidation, there will be no distribution with respect to Easterly’s outstanding warrants. Accordingly, the warrants will expire worthless.

For illustrative purposes, based on funds in the Trust Account of $151.8 million on January 31, 2018, the estimated per share redemption price would have been approximately $10.10.

If Easterly is forced to liquidate, its stockholders may be held liable for claims by third parties against Easterly to the extent of distributions received by them.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to the public stockholders upon the redemption of 100% of the public shares in the event Easterly does not consummate an initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, Easterly intends to redeem its public shares as soon as reasonably possible following March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) in the event Easterly does not consummate an initial business combination and, therefore, Easterly does not intend to comply with those procedures.

Because Easterly will not be complying with Section 280, Section 281(b) of the DGCL requires Easterly to adopt a plan, based on facts known to it at such time that will provide for the payment of all existing and pending claims or claims that may be potentially brought against Easterly within the 10 years following dissolution. However, because Easterly is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses, the only likely claims to arise would be from vendors (such as lawyers, investment bankers, and consultants) or prospective target businesses. If Easterly’s plan of distribution complies with Section 281(b) of the DGCL, any liability of its stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. There can be no assurance that Easterly will properly assess all claims that may be potentially brought against it. As such, Easterly’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to Easterly’s public stockholders upon the redemption of 100% of the public shares in the event its does not consummate an initial business combination within the required timeframe is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If Easterly is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Easterly’s stockholders. Furthermore, because Easterly intends to distribute the proceeds held in the Trust Account to its public stockholders promptly after March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) in the event it does not consummate an initial business combination, this may be viewed or interpreted as giving preference to Easterly’s stockholders over any potential creditors with respect to access to or distributions from Easterly’s assets. Furthermore, Easterly’s board of directors may be viewed as having breached its fiduciary duties to Easterly’s creditors and/or may have acted in bad faith, thereby exposing itself and Easterly to claims of punitive damages, by paying Easterly’s stockholders from the Trust Account prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against Easterly for these reasons.

If Easterly is unable to complete the Business Combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), the amended and restated certificate of incorporation provides that Easterly shall cease operations and promptly dissolve and wind up. In such event, third parties may bring claims against Easterly and, as a result, the proceeds held in the Trust Account could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share.

Easterly must complete a business combination by March 31, 2018 or extend such deadline to a later date by obtaining the approval of Easterly’s stockholders at a special meeting of Easterly’s stockholders, when, pursuant to its amended and restated certificate of incorporation, it will cease all operations except for the purpose of winding up and it will be required to dissolve and liquidate. In such event, third parties may bring claims against it. Although Easterly has obtained waiver agreements from many of the vendors and service providers it has engaged and prospective target businesses with which it has negotiated, whereby such parties have waived any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Easterly’s public stockholders, there is no guarantee that such parties will not bring claims seeking recourse against the Trust Account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Easterly’s assets, including the funds held in the Trust Account. Further, Easterly could be subject to claims from parties not in contract with it who have not executed a waiver. Darrell Crate, Easterly’s Chairman, Avshalom Kalichstein, its Chief Executive Officer and director, and David Cody have agreed that they will be jointly and severally liable to Easterly if and to the extent any claims by a vendor for services rendered or products sold to it, or a prospective target business with which it has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account or to any claims under Easterly’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then they will not be responsible to the extent of any liability for such third-party claims. Easterly has not independently verified whether they have sufficient funds to satisfy their indemnity obligations, and Easterly has not asked Messrs. Crate, Kalichstein or Cody to reserve for such indemnification obligations. Therefore, Easterly cannot assure you that they would be able to satisfy those obligations. If they assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, Easterly’s independent directors would determine whether to take legal action against them to enforce their indemnification obligations. While Easterly currently expects that its independent directors would take legal action on Easterly’s behalf against them to enforce their indemnification obligations to it, it is possible that Easterly’s independent directors, in exercising their business judgment, may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable, or if the independent directors determine that a favorable outcome is not likely. If Easterly’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Easterly’s public stockholders may be reduced below $10.00 per share.

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, Easterly’s directors will not have the ability to adjourn the Easterly special meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

If approved by the stockholders, the Adjournment Proposal will provide Easterly’s directors with additional time, if needed, to solicit proxies in favor of the proposals. If the Adjournment Proposal is not approved, and the remaining proposals fail to pass such that the Business Combination cannot be consummated, the Business Combination will not be completed. Because Easterly must consummate a business combination by the termination date of March 31, 2018 or extend such deadline to a later date by obtaining the approval of Easterly’s stockholders at a special meeting of Easterly’s stockholders, if the Business Combination is not approved, Easterly may not be able to consummate another transaction within the remaining time period, and as a result, it is likely that Easterly will have to redeem all of its public shares for their pro rata portions of the Trust Account and, promptly following such redemption, dissolve and liquidate.

The Sponsor and Easterly’s independent directors have agreed to vote in favor of the Business Combination, regardless of how Easterly’s public stockholders vote.

Unlike blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor and Easterly’s independent directors have agreed to vote any shares of Easterly common stock owned by them in favor of Easterly’s initial business combination. As of the date hereof, the Sponsor and Easterly’s independent directors own shares equal to 25.0% of Easterly’s issued and outstanding shares of Easterly common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if the Sponsor and Easterly’s independent directors agreed to vote any shares of Easterly common stock owned by them in accordance with the majority of the votes cast by Easterly’s public stockholders.

Easterly’s stockholders will experience immediate dilution of their ownership interests as a consequence of the issuance of common stock as consideration in the Business Combination. Having a minority share position will likely reduce the influence that its current stockholders have on the management of Easterly.

Easterly expects to issue 18,700,000 shares of Easterly Class B common stock (which, together with Class B Units, are exchangeable for 18,700,000 shares of Easterly Class A common stock) at the closing of the Business Combination to the JH Capital Class B Members. As a result, the public stockholders will hold 15,022,612 shares or approximately 41.5% of the post-Business Combination company, the Sponsor and the independent directors will hold will hold 2,500,000 shares or approximately 6.9% of the post-Business Combination company and the JH Capital Class B Members will hold 18,700,000 shares or approximately 51.6% of the post-Business Combination company. These percentages assume no Easterly shares are redeemed in connection with the Business Combination Proposal and also assume that there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement, and the assumed transaction expenses are as set forth in the unaudited pro forma condensed combined financial statements. If the actual facts are different than these assumptions, the percentage ownership retained by Easterly’s existing stockholders will be different. This percentage also does not take into account (i) the issuance of up to 6,000,000 shares (or options to acquire shares) under the Omnibus Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans. If Easterly’s stockholders experience dilution, a further minority share position may reduce the influence that Easterly’s current stockholders have on its management. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information. Consequently, the ability of Easterly’s current stockholders following the Business Combination to influence management of Easterly through the election of directors will be substantially reduced.

If Easterly’s stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Easterly common stock for a pro rata portion of the Trust Account.

Holders of public shares are not required to affirmatively vote against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. In order to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to Easterly’s transfer agent at least two business days prior to the Easterly special meeting of the Stockholders. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of Easterly Stockholders” for additional information on how to exercise your redemption rights.

Stockholders of Easterly who wish to have their shares redeemed for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising redemption rights.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, tender their certificates to Easterly’s transfer agent or deliver their shares to the transfer agent electronically through the DTC prior to 5:00 p.m., New York time, on the second business day prior to the Easterly special meeting of stockholders. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and Easterly’s transfer agent will need to act to facilitate this request. It is Easterly’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Easterly does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, if you hold more than 15% of the public shares and the Business Combination Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 15% or sell them in the open market. Easterly cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of Easterly common stock will exceed the per-share redemption price.

Directors of Easterly have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering Easterly’s board of directors’ recommendation that Easterly’s stockholders vote in favor of the approval of the Business Combination Proposal and approval of the other proposals, Easterly’s stockholders should be aware that directors and executive officers of Easterly have interests in the Business Combination that may be different from, or in addition to, the interests of its stockholders. These interests include:

•	the approximately 2.4 million total Founder Shares that the Sponsor (or its members) will hold following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $24.5 million based on the Stock Price;

•	the 72,000 total Founder Shares that Easterly’s current independent directors will continue to own following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $727,200 based on the Stock Price;

•	the 6.75 million total Private Placement Warrants to purchase shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $[ ] million based on the Warrant Price;

•	the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $25.3 million based on the Stock Price and assuming all the conditions to exercise were satisfied;

•	the Convertible Promissory Note issued to the Sponsor will not be repaid and all amounts owed thereunder will be forgiven except to the extent that Easterly has funds available to it outside of the Trust Account to repay such amounts and the Sponsor also will lose the opportunity to acquire up to an additional 695,000 warrants, which would have a value at February 13, 2018 of $458,561 based on the Warrant Price;

•	if Easterly is unable to complete a business combination within the required time period, Easterly’s Chairman, its Chief Executive Officer and David Cody will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Easterly for services rendered or contracted for or products sold to Easterly, but only if such a vendor or target business has not executed a waiver of claims against the Trust Account and except as to any claims under Easterly’s indemnity of the underwriters;

•	the continuation of one of Easterly’s officers and directors as a director (but not an officer) of JH Capital Inc. following the closing; and

•	the continued indemnification of current directors and officers of Easterly and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, each of Easterly’s directors, directly or indirectly, holds Founder Shares that are not subject to redemption and certain of Easterly’s directors indirectly hold Private Placement Warrants that would retire worthless if a Business Combination is not consummated; as a result, Easterly’s directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Private Placement Warrants. These interests may influence Easterly’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

The exercise of discretion by Easterly’s directors and officers and JH Capital in agreeing to changes to the terms of or waivers of closing conditions in the Investment Agreement may result in a conflict of interest when determining whether such changes to the terms of the Investment Agreement or waivers of conditions are appropriate and in the best interests of Easterly’s stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Investment Agreement, would require Easterly or JH Capital to agree to amend the Investment Agreement, to consent to certain actions or to waive rights that it is entitled to under those agreements. Such events could arise because of changes in the course of JH Capital’s or Easterly’s business, a request by such party to undertake actions that would otherwise be prohibited by the terms of the Investment Agreement or the occurrence of other events that would have a material adverse effect on JH Capital’s or Easterly’s business and would entitle the other party to terminate the Investment Agreement. In any of such circumstances, it would be in the discretion of the other party, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Easterly and its stockholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, neither Easterly nor JH Capital believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the transaction that would have a material impact on the Easterly stockholders, Easterly will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of Easterly’s stockholders with respect to the Business Combination Proposal.

Easterly or JH Capital may waive one or more of the conditions to the Business Combination.

Easterly or JH Capital may agree to waive, in whole or in part, some of the conditions to its respective obligations to complete the Business Combination, to the extent permitted by its existing amended and restated certificate of incorporation and applicable laws. For example, it is a condition to Easterly’s obligations to close the Business Combination that the representations and warranties of JH Capital are true and correct in all respects as of the date of the Investment Agreement and as of the date of the closing of the Business Combination (or an earlier date to the extent that an earlier date is referenced in the representation and warranty), except, for certain of the representations and warranties, for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Investment Agreement) on JH Capital and its subsidiaries taken as a whole. Under applicable law and each company’s existing charter, neither of JH Capital or Easterly is able to waive the condition that its respective stockholders approve the Business Combination.

Easterly’s financial statements included in this proxy statement do not take into account the consequences to Easterly of a failure to complete a business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders).

If the proceeds held outside the Trust Account and any loans under the Convertible Promissory Note are insufficient to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, Easterly may need to raise additional capital through additional loans or additional investments from the Sponsor, an affiliate of the Sponsor or certain of Easterly’s officers and directors. None of the Sponsor, any affiliate of the Sponsor, or Easterly’s officers and directors are under any obligation to loan Easterly funds. The uncertainty regarding the lack of resources to pay the above noted expenses raises substantial doubt about Easterly’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should Easterly be unable to continue operations.

Easterly and JH Capital will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on Easterly and JH Capital. These uncertainties may impair Easterly’s or JH Capital’s ability to retain and motivate key personnel and could cause third parties that deal with any of them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, Easterly’s or JH Capital’s business could be harmed.

Easterly will incur significant transaction and transition costs in connection with the Business Combination.

Easterly expects to incur significant, non-recurring costs in connection with consummating the Business Combination and JH Capital operating as a public company. Easterly may incur additional costs to maintain employee morale and to retain key employees. Easterly will also incur significant fees and expenses relating to financing arrangements and legal, accounting and other transaction fees and costs associated with the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed.

The unaudited pro forma financial information included in this document may not be indicative of what Easterly’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the post-Business Combination company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” for more information.

Easterly’s ability to consummate the Business Combination successfully and operate the business successfully thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of JH Capital, all of whom Easterly expects to stay with JH Capital following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Easterly’s ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel including the key personnel of JH Capital. Although Easterly expects all of such key personnel to remain with JH Capital following the Business Combination, it is possible that Easterly will lose some key personnel, the loss of which could negatively impact the operations and profitability of Easterly’s post-combination business. Furthermore, while Easterly has scrutinized individuals it intends to engage to stay with JH Capital following the Business Combination, Easterly’s assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause it to have to expend time and resources helping them become familiar with such requirements.

Easterly has not obtained an opinion from an independent financial advisor, and consequently, there is no assurance from an independent source that the price Easterly is paying for JH Capital is fair to Easterly’s stockholders from a financial point of view.

Easterly is not required to and has not obtained an opinion from an independent financial advisor that the price Easterly is paying for JH Capital is fair to Easterly’s stockholders from a financial point of view. The Easterly board of directors has determined that the Business Combination consideration is fair from a financial point of view. The determination has been made by Easterly’s board of directors based upon standards generally accepted by the financial community, such as potential sales, earnings and cash flow, and the price for which comparable businesses or assets have been valued. Easterly’s stockholders will be relying on the judgment of Easterly’s board of directors with respect to such matters.

Risk Factors Related to Easterly Common Stock

The following risk factors apply to ownership of Easterly common stock and will also apply to ownership of the common stock of the combined company following the completion of the Business Combination.

There can be no assurance that Easterly’s common stock and warrants will be approved for listing on Nasdaq following the closing, or if approved, that Easterly will be able to comply with the continued listing standards of Nasdaq.

Easterly’s common stock, units and warrants are currently listed on the Nasdaq Capital Market. Easterly’s continued eligibility for listing may depend on the number of its shares that are redeemed. If, after the Business Combination, Nasdaq delists its common stock and warrants from trading on its exchange for failure to meet the listing standards, Easterly and its stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for Easterly securities;

•	a determination that Easterly’s common stock is a “penny stock” which will require brokers trading in Easterly’s common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Easterly’s common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

However, continued Nasdaq listing eligibility is a condition to the closing of the Business Combination.

Nasdaq may delist Easterly’s securities from trading on its exchange prior to the Business Combination, which could limit investors’ ability to make transactions in Easterly’s securities and subject it to additional trading restrictions.

Easterly cannot assure you that Easterly’s securities will continue to be listed on Nasdaq in the future and prior to the Business Combination. In order to continue listing Easterly’s securities on Nasdaq prior to the Business Combination, Easterly must maintain certain financial, distribution and stock price levels. Generally, Easterly must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of its securities (generally 300 round-lot holders). Additionally, in connection with the Business Combination, Easterly will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of its securities on Nasdaq. For instance, Easterly’s stock price would generally be required to be at least $4.00 per share and its stockholders’ equity would generally be required to be at least $5.0 million. Easterly cannot assure you that it will be able to meet those initial listing requirements at that time.

If Nasdaq delists Easterly’s securities from trading on its exchange and Easterly is not able to list its securities on another national securities exchange, Easterly expects its securities could be quoted on an over-the-counter market. If this were to occur, Easterly could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

•	a determination that its common stock is a “penny stock” which will require brokers trading in Easterly common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Easterly’s units, common stock and warrants are currently listed on Nasdaq, its units, common stock and warrants are covered securities. Although the states are preempted from regulating the sale of Easterly’s securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Easterly is not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Easterly were no longer listed on Nasdaq, its securities would not be covered securities and Easterly would be subject to regulation in each state in which it offers its securities.

Members of the Sponsor and its affiliates will have significant influence over the post-Business Combination company after the Business Combination, which could limit your ability to influence the outcome of key transactions, including a change of control.

Immediately following the completion of the Business Combination, the Sponsor may beneficially own approximately 6.9% of the post-Business Combination company’s outstanding common stock (assuming no redemptions from the Trust Account or issuances of additional Easterly Class A common stock) and approximately 45.9% of its outstanding warrants (assuming none of the Convertible Promissory Note is converted into additional warrants). Because of the degree of concentration of voting power (and the potential for such power to increase upon the purchase of additional stock or the exercise of warrants), your ability to elect members of the post-Business Combination company’s board of directors and influence its business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends, may be diminished. Similarly, in the event the Sponsor or anyone else acquires an interest in excess of 50%, they will collectively have the power to determine matters submitted to a vote of the post-Business Combination company’s stockholders without the consent of its other stockholders, will have the power to prevent a change in the post-Business Combination company’s control and could take other actions that might be favorable to themselves. Even with less than a 50% ownership interest, any stockholders with a significant percentage of the post-Business Combination company’s stock may be able to strongly influence or effectively control its decisions.

Additionally, members of the Sponsor are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with it. Such members of the Sponsor may also pursue acquisition opportunities that may be complementary to the post-Business Combination company’s business, and, as a result, those acquisition opportunities may not be available to it.

The JH Capital Class B Members will have significant influence over the post-Business Combination company after the Business Combination, which could limit your ability to influence the outcome of key transactions, including a change of control.

Immediately following the completion of the Business Combination, the JH Capital Class B Members may collectively beneficially own, and be entitled to vote, approximately 51.6% of the post-Business Combination company’s outstanding common stock (assuming no redemptions from the Trust Account or issuances of additional Easterly Class A common stock). Because of the degree of concentration of voting power (and the potential for such power to increase upon the purchase of additional stock) and the director nomination rights described in the next paragraph, your ability to elect members of the post-Business Combination company’s board of directors and influence its business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends, may be diminished.

In addition, for so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by Jacobsen Holdings, any entity controlled by Douglas Jacobsen and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then Jacobsen Holdings will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly. For so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by KCF, any entity controlled by Norman Kravetz and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then KCF will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly.

Since the Sponsor, Easterly’s officers, directors and their affiliates will lose their entire investment in Easterly if the Business Combination is not completed, they may have had a conflict of interest in identifying and selecting JH Capital for Easterly’s initial business combination.

After giving effect to the July 3, 2015 stock dividend, expiration of Easterly’s overallotment that was partially exercised and the transfer of 72,000 shares to Easterly’s independent directors, the Sponsor currently owns an aggregate of 4,928,000 Founder Shares for an aggregate purchase price of $25,000. In addition, the Sponsor purchased 6,750,000 Private Placement Warrants, at a price of $1.00 per warrant, in a private placement that occurred simultaneously with the completion of the IPO. All of such Founder Shares and Private Placement Warrants will be worthless if an initial business combination is not consummated. The personal and financial interests of the Sponsor, Easterly’s officers, directors and their affiliates may have influenced their motivation in identifying and selecting JH Capital for its target business combination and consummating the Business Combination.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Easterly’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Easterly’s securities may decline. The market values of Easterly’s securities at the time of the Business Combination may vary significantly from their prices on the date the Investment Agreement was executed, the date of this proxy statement, or the date on which Easterly’s stockholders vote on the Business Combination. Because the share exchange ratio in the Investment Agreement will not be adjusted to reflect any changes in the market price of Easterly common stock, the market value of Easterly common stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

Warrants will become exercisable for Easterly common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to Easterly’s stockholders.

If the Business Combination is completed, outstanding warrants to purchase an aggregate of 17,638,000 shares of Easterly Class A common stock will become exercisable in accordance with the terms of the warrant agreement governing those securities. These warrants will become exercisable 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share, or $202.8 million in the aggregate for all shares underlying these warrants, assuming none of the warrants are exercised through “cashless” exercise. In addition, Easterly may issue additional warrants (with terms and conditions identical to the Private Placement Warrants) to the Sponsor to satisfy outstanding working capital loans owed to the Sponsor by Easterly, currently in the amount of $695,000. The Sponsor has the right to elect to receive cash or warrants (valued at $1 per warrant) to satisfy such loans up to a maximum of 1,000,000 warrants. To the extent such warrants are exercised, additional shares of Easterly Class A common stock will be issued, which will result in dilution to the holders of Easterly Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Easterly Class A common stock.

In addition, following the closing of the Business Combination, the New Warrant to purchase an aggregate of 2,500,000 shares of Easterly Class A common stock will become exercisable in accordance with the terms of the New Warrant. The New Warrant will have a term of 5 years and may only be exercisable as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00. The exercise price of these warrants will be $0.01 per share, or $25,000 in the aggregate for all shares underlying these warrants, assuming none of the warrants are exercised through “cashless” exercise. To the extent such warrants are exercised, additional shares of Easterly Class A common stock will be issued, which will result in dilution to the holders of Easterly Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Easterly’s common stock.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-Business Combination company, its business, or its market, or if they change their recommendations regarding the post-Business Combination company’s Class A common stock adversely, the price and trading volume of its Class A common stock could decline.

The trading market for the post-Business Combination company Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about it, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on Easterly. If no securities or industry analysts commence coverage of the post-Business Combination company, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover Easterly change their recommendation regarding its stock adversely, or provide more favorable relative recommendations about its competitors, the price of Easterly Class A common stock would likely decline. If any analyst who may cover Easterly were to cease coverage of Easterly or fail to regularly publish reports on it, Easterly could lose visibility in the financial markets, which in turn could cause Easterly’s stock price or trading volume to decline.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of the post-Business Combination company’s income or other tax returns could adversely affect the post-Business Combination company’s financial condition and results of operations.

The post-Business Combination company will be subject to income taxes in the United States, and its domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. The post-Business Combination company’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of Easterly’s or JH Capital’s deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings; or

•	lower than anticipated future earnings in jurisdictions where it has lower statutory tax rates and higher than anticipated future earnings in jurisdictions where it has higher statutory tax rates.

In addition, the post-Business Combination company may be subject to audits of Easterly’s or JH Capital’s income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on its financial condition and results of operations.

The post-Business Combination company’s Class A common stock price could be extremely volatile, and, as a result, you may not be able to resell your shares at or above the price you paid for them.

In recent years the stock market in general has been highly volatile. As a result, the market price and trading volume of the post-Business Combination company’s securities is likely to be similarly volatile, and investors in the post-Business Combination company’s securities may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to the post-Business Combination company’s results of operations or prospects, and could lose part or all of their investment. The price of the post-Business Combination company’s common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this proxy statement and others such as:

•	variations in operating performance and the performance of its competitors or alternative energy companies in general;

•	actual or anticipated fluctuations in the post-Business Combination company’s quarterly or annual operating results;

•	publication of research reports by securities analysts about the post-Business Combination company’s or its competitors or its industry;

•	the public’s reaction to the post-Business Combination company’s press releases, its other public announcements and its filings with the SEC;

•	the post-Business Combination company’s failure or the failure of its competitors to meet analysts’ projections or guidance that the post-Business Combination company’s or its competitors may give to the market;

•	additions and departures of key personnel;

•	strategic decisions by the post-Business Combination company’s or its competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments affecting the post-Business Combination company or its industry;

•	speculation in the press or investment community;

•	changes in accounting principles;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	natural disasters and other calamities; and

•	changes in general market and economic conditions.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert the post-Business Combination company’s management’s attention and resources, and could also require it to make substantial payments to satisfy judgments or to settle litigation.

The requirements of being a public company may strain the post-Business Combination company’s resources and divert management’s attention.

As a public company, Easterly is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Following the Business Combination, JH Capital Inc. will also be subject to the same requirements. Compliance with these rules and regulations increase the post-Business Combination company’s legal and financial compliance costs, makes some activities more difficult, time-consuming or costly and increase demand on its systems and resources, particularly after the post-Business Combination company is no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that the post-Business Combination company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve the post-Business Combination company’s disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect the post-Business Combination company’s business and operating results. The post-Business Combination company may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase its costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. The post-Business Combination company intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If its efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against the post-Business Combination company and its business may be adversely affected.

Your percentage ownership in the post-Business Combination company may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Following the completion of the Business Combination, the post-Business Combination company’s board of directors has the authority, without action or vote of its stockholders, to issue all or any part of its authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of Easterly’s authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which the post-Business Combination company’s stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in the post-Business Combination company being subject to the prior rights of holders of that preferred stock.

There may be sales of a substantial amount of the post-Business Combination company’s common stock after the Business Combination by Easterly’s current stockholders, and these sales could cause the price of the post-Business Combination company’s common stock to fall.

After the Business Combination, there is expected to be 36,222,612 shares of common stock outstanding (assuming no redemptions by Easterly stockholders in connection with the Business Combination Proposal and no reductions to the JH Capital Class B Units pursuant to the Investment Agreement). Following completion of the Business Combination, approximately 6.9% of the post-Business Combination company’s outstanding common stock will be held by the Sponsor and Easterly’s independent directors and 51.6% will be held by the JH Capital Class B Members. These percentages do not take into account (i) the issuance of up to 6,000,000 shares (or options to acquire shares) under the Omnibus Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans. No later than 15 days following the Business Combination, Easterly is required to file a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the Registration Rights Agreement) owned by the JH Capital Class B Members and certain of their permitted transferees. Future sales of the post-Business Combination company’s common stock may cause the market price of its securities to drop significantly, even if its business is doing well.

In addition, Easterly entered into a registration rights agreement with respect to the Founder Shares, shares of Easterly common stock underlying the Private Placement Warrants, any warrants issued in exchange for repayment of the Convertible Promissory Note and the New Warrant and all shares issued to a holder with respect to the securities referred above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, or similar event, which securities Easterly collectively refer to as “registrable securities.” Under the registration rights agreement, Easterly has agreed to register for resale under a shelf registration statement all of the shares held by holders of Founder Shares and issuable upon conversion of Easterly warrants. The Sponsor is also entitled to a number of demand registration rights. Holders of registrable securities will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon effectiveness of the registration statements Easterly files pursuant to the registration rights agreements, these parties may sell large amounts of Easterly common stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Easterly’s stock price or putting significant downward pressure on the price of Easterly Class A common stock.

Sales of substantial amounts of Easterly Class A common stock in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of Easterly Class A common stock and make it difficult for it to raise funds through securities offerings in the future.

Easterly has not registered the shares of Easterly Class A common stock issuable upon exercise of the public warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise public warrants, thus precluding such investor from being able to exercise its public warrants and causing such public warrants to expire worthless.

Easterly has not registered the shares of Easterly Class A common stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, Easterly has agreed to use its best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Easterly Class A common stock issuable upon exercise of the public warrants, and to use its best efforts to take such action as is necessary to register or qualify for sale, in those states in which the public warrants were initially offered by it, the shares issuable upon exercise of the public warrants, to the extent an exemption is not available. Easterly cannot assure you that it will be able to do so. If the Easterly shares issuable upon exercise of the public warrants are not registered under the Securities Act, Easterly will be required to permit holders to exercise their public warrants on a cashless basis, under certain circumstances specified in the amended and restated warrant agreement. However, no public warrant will be exercisable for cash or on a cashless basis, and Easterly will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will Easterly be required to issue cash, securities or other compensation in exchange for the public warrants in the event that it is unable to register or qualify the shares underlying the public warrants under the Securities Act or applicable state securities laws. If the issuance of the Easterly shares upon exercise of the public warrants is not so registered or qualified, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Easterly Class A common stock included in the units. If and when the public warrants become redeemable by Easterly, it may exercise its redemption right even if it is unable to register or qualify the underlying shares of Easterly Class A common stock for sale under all applicable state securities laws.

Because there are no current plans to pay cash dividends on the post-Business Combination company’s Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A common stock for a price greater than that which you paid for it.

The post-Business Combination company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the board of directors and will depend on, among other things, its results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, the post-Business Combination company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in the post-Business Combination company’s common stock unless you sell such common stock for a price greater than that which you paid for it. See the section entitled “Price Range of Securities and Dividends — Dividends — Dividend Policy of Easterly.”

The New LLC Agreement will provide that JH Capital will adopt a distribution policy under which it shall use reasonable best efforts to distribute, on an annual basis, an aggregate amount equal to $10,000,000, subject to applicable laws or regulatory requirements applicable to, or any debt of, JH Capital and its subsidiaries. In addition, JH Capital may make distributions in excess of $10,000,000, as reasonably determined by Easterly after reasonably considering the reasonably anticipated needs of JH Capital’s and its subsidiaries’ businesses. The first $10,000,000 distributed by JH Capital on an annual basis will be distributed pro rata to Easterly and the Principal Members based on the number of outstanding Class A Units and Class B-1 Units. Amounts in excess of $10,000,000 distributed on an annual basis will be distributed pro rata to Easterly and the JH Capital Class B Members (including the Principal Members) in proportion to their holdings of Class A Units and Class B Units. However, although Easterly will receive its pro rata shares of such distributions, there can be no assurance that Easterly will dividend any amounts of such distributions to Easterly’s stockholders.

Unlike some other blank check companies, Easterly does not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for Easterly to consummate the Business Combination even if a substantial number of Easterly stockholders redeem.

Since Easterly has no specified maximum redemption threshold, its structure is different in this respect from the structure that has been used by some blank check companies. Previously, some blank check companies would not be able to consummate a business combination if the holders of such companies’ public shares elected to redeem or convert more than a specified percentage of the shares sold in such companies’ initial public offerings, which percentage threshold was typically between 19.99% and 39.99%.

As a result, Easterly may be able to consummate the Business Combination even though a substantial number of Easterly public stockholders have redeemed their shares. In no event, however, will Easterly redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Redemptions of Easterly public shares by Easterly public stockholders will decrease the amount of cash available to the combined company following the closing of the Business Combination.

Activities taken by affiliates of Easterly or the JH Capital Class B Members to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of Easterly’s securities during the buyback period.

The Sponsor or its and Easterly’s directors, officers, advisors or their affiliates may purchase public shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. No such person will make any such purchases when such persons are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would likely include a contractual acknowledgement that such stockholder, although still the record holder of Easterly’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Easterly’s initial stockholders, directors, officers or their affiliates or JH Capital, the JH Capital Class B Members or their directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although none of the Sponsor, Easterly’s directors, officers, advisors or their affiliates or the JH Capital Class B Members or their directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor, Easterly’s directors, officers, advisors or their affiliates or the other stockholders or their directors, officers, advisors or their affiliates, or the price such persons may pay. Other stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by them at a premium.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of Easterly’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of Easterly’s securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the persons described above have been entered into with any such investor or holder. Easterly will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Easterly public stockholders do not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, in order to liquidate your investment, holders may be forced to sell their public shares or warrants, potentially at a loss.

Easterly’s public stockholders are entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the consummation of its initial business combination; (ii) the expiration or termination of any tender offer conducted by it in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of its public shares if it is unable to consummate a business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), subject to applicable law; or (iv) otherwise upon its liquidation or in the event its board of directors resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to March 31, 2018, or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders, (Easterly’s board of directors may determine to liquidate the Trust Account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In addition, if Easterly is unable to consummate an initial business combination by March 31, 2018 or extend such deadline to a later date by obtaining the approval of Easterly’s stockholders at a special meeting of Easterly’s stockholders, for any reason, compliance with Delaware law may require that Easterly submit a plan of dissolution to its then-existing stockholders for approval prior to the distribution of the proceeds held in the Trust Account. In that case, public stockholders may be forced to wait beyond March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) before they receive funds from the Trust Account. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, holders may be forced to sell their public shares or warrants, potentially at a loss.

The JOBS Act permits “emerging growth companies” like Easterly and the post-Business Combination company to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

Easterly qualifies, and it is expected that the post-Business Combination company will continue to qualify, as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Easterly, including following the Business Combination, is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements. Easterly and the post-Business Combination company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of common stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which Easterly had total annual gross revenue of $1 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which Easterly has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Easterly common stock in the IPO.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Easterly is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Easterly intends to take advantage of the benefits of this extended transition period.

As a result of Easterly’s election to take advantage of these exemptions available to it under the JOBS Act, the financial statements of Easterly and the post-Business Combination company may not be comparable to companies that comply with public company effective dates for new reporting requirements. We cannot predict if investors will find Easterly’s or the post-Business Combination company’s common stock less attractive because it will rely on these exemptions. If some investors find Easterly common stock less attractive as a result, there may be a less active trading market for such common stock and its stock price may be more volatile.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on the post-Business Combination company’s business and stock price.

JH Capital is not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and therefore is not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. As a publicly traded company, Easterly is required to comply with the SEC’s rules implementing Section 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in Easterly’s quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Following the Business Combination, JH Capital Inc. will also be required to comply with such rules. Though JH Capital Inc. will be required to disclose changes made in its internal controls and procedures on a quarterly basis, JH Capital Inc.will not be required to make its first annual assessment of its internal control over financial reporting pursuant to Section 404 until the year following its first annual report required to be filed with the SEC. Pursuant to the JOBS Act, JH Capital Inc.’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting until the later of the year following JH Capital Inc.’s first annual report required to be filed with the SEC or the date it is no longer an emerging growth company, which may be up to five full fiscal years following the IPO.

To comply with the requirements of being a public company, the post-Business Combination company may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In addition, the post-Business Combination company may identify material weaknesses in its internal control over financial reporting that it may not be able to remediate in time to meet the applicable deadline imposed upon it for compliance with the requirements of Section 404.

If Easterly or the post-Business Combination company identifies weaknesses in its internal control over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner or to assert that its internal control over financial reporting is effective, or if its independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting, investors may lose confidence in the accuracy and completeness of its financial reports and the market price of the post-Business Combination company’s common stock could be negatively affected, and the post-Business Combination company could become subject to investigations by Nasdaq (the exchange on which Easterly’s securities are listed), the SEC or other regulatory authorities, which could require additional financial and management resources. Additionally, financial resources, as well as management’s time and attention, will need to be allocated to remediating existing weaknesses, as described in more detail under the risk factor entitled “JH Capital has identified a material weakness in its internal controls over financial reporting.”

Following the consummation of the Business Combination, Easterly’s only significant asset will be ownership of approximately 48.4% of JH Capital. Easterly will have no operations of its own and no independent ability to generate revenue, and may not have sufficient funds to pay taxes, pay dividends on the Easterly Class A common stock, if any, or make payments under the Tax Receivable Agreement.

Following the consummation of the Business Combination, Easterly will have no direct operations and no significant assets other than the ownership of approximately 48.4% of JH Capital (assuming no shares of Easterly common stock are elected to be redeemed in connection with the Business Combination Proposal, no adjustments are made to the number of Class B Units held by the JH Capital Members pursuant to the Investment Agreement and no shares of Easterly Class A common stock are issued in exchange for JH Group Companies’ and their subsidiaries’ mezzanine loans). With no operations of its own and no independent ability to generate revenue, Easterly will accordingly be dependent upon distributions from JH Capital to pay its taxes, pay dividends to stockholders and make payments under the Tax Receivable Agreement. Easterly is required to pay taxes on its allocable share of the taxable income of JH Capital without regard to whether JH Capital distributes any cash or other property to it. Although the New LLC Agreement requires JH Capital to make pro rata distributions to the holders of its Units (including Easterly) to enable such holders to pay taxes on their allocable shares of the taxable income of JH Capital (based on an assumed tax rate and certain other factors), JH Capital must have sufficient available cash in order to make these distributions. Further, although Easterly intends to cause JH Capital to make sufficient distributions to allow it to make payments under the Tax Receivable Agreement and pay dividends, if any, to its stockholders, deterioration in the financial condition, earnings or cash flow of JH Capital for any reason could limit or impair JH Capital’s ability to pay such distributions. Additionally, to the extent that Easterly needs funds and JH Capital is restricted from making such distributions under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, it could materially adversely affect Easterly’s liquidity and financial condition.

Except as described in the section of this proxy titled “Price Range of Securities and Dividends — Dividends — Dividend Policy of JH Capital Inc. Following the Business Combination”, payments of dividends, if any, will be at the discretion of Easterly’s board of directors after taking into account various factors, including Easterly’s business, operating results and financial condition, current and anticipated cash needs (including Easterly’s obligation to make payments under the Tax Receivable Agreement), plans for expansion and any legal or contractual limitations on its ability to pay dividends. Any financing arrangement that Easterly enters into in the future may include restrictive covenants that limit Easterly’s ability to pay dividends. In addition, JH Capital is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of JH Capital (with certain exceptions) exceed the fair value of its assets.

Although Easterly may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up it receives in connection with exchanges of Class B Units into Easterly Class A common stock and related transactions, Easterly will be required to pay the exchanging members of JH Capital 85% of these tax benefits under the Tax Receivable Agreement.

Holders of Class B Units may, subject to certain conditions and transfer restrictions, exchange their Class B Units for Easterly Class A common stock, or, at the election of JH Capital, cash, pursuant to the Exchange Agreement. These exchanges are expected to result in increases in Easterly’s allocable share of the tax basis of the tangible and intangible assets of JH Capital. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax that Easterly would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge.

In connection with the Business Combination, Easterly will enter into the Tax Receivable Agreement, which provides for the payment by it to exchanging holders of Class B Units of 85% of income tax benefits, if any, that Easterly realizes (or is deemed to realize in certain circumstances) as a result of these increases in tax basis and of certain other tax benefits, including income tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of Easterly and not of JH Capital. While the actual increase in Easterly’s allocable share of JH Capital’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of Easterly Class A common stock at the time of the exchange and the amount and timing of Easterly’s income, Easterly expects that as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of JH Capital, the payments that Easterly expects to make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the financial condition of Easterly. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of Easterly by the holders of Class B Units. See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

The exchanging holders of Class B Units will not be required to reimburse Easterly for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any. As a result, in certain circumstances Easterly could make payments under the Tax Receivable Agreement in excess of Easterly’s actual income tax savings, which could materially impair Easterly’s financial condition.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits Easterly realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that Easterly exercises its right to early termination of the Tax Receivable Agreement, or in the event of a change in control of Easterly as defined in the Tax Receivable Agreement where holders of Class B Units elect to accelerate Easterly’s obligations under the Tax Receivable Agreement with respect to such holders, the Tax Receivable Agreement will terminate, and Easterly will be required to make a lump-sum payment to the JH Capital Class B Members (and any other holder of Class B Units as of such date that is a party to the Tax Receivable Agreement) equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to Easterly’s future taxable income and that all holders of Class B Units who are parties to the Exchange Agreement would exchange their Class B Units on the date of the termination. In such events, the payments to holders of Class B Units could be substantial and could exceed the actual tax benefits that Easterly receives because the amounts of such payments would be calculated assuming that Easterly would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to Easterly would be the same as they were in the year of the termination.

Decisions made by officers and directors of the post-Business Combination company in the course of running its business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the JH Capital Class B Members and the holders of Class B Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction may increase an existing owner’s tax liability without giving rise to any rights of the JH Capital Class B Members or holders of Class B Units to receive payments under the Tax Receivable Agreement.

There may be a material negative effect on Easterly’s liquidity if the payments under the Tax Receivable Agreement exceed the actual income tax savings that it realizes in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to Easterly by JH Capital are not sufficient to permit Easterly to make payments under the Tax Receivable Agreement after it has paid taxes and other expenses. Furthermore, Easterly’s obligations to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. Easterly may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent its cash resources are insufficient to meet its obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise, which may have a material adverse effect on its financial condition.

Easterly may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Class B Units from the other JH Capital Class B Members.

Under the Tax Receivable Agreement, Easterly is entitled to retain 15% of the total tax savings it realizes (or is deemed to realize in certain circumstances) as a result of increases in tax basis created by exchanges of Class B Units for Easterly Class A common stock or cash, and as a result of certain other tax benefits, including income tax benefits attributable to payments under the Tax Receivable Agreement. Easterly’s ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that it will earn sufficient taxable income each year during the period over which the tax benefits are available and that there are no adverse changes in applicable law or regulations. If Easterly’s actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, it may be unable to realize all or a portion of these expected benefits and its cash flows and stockholders’ equity could be negatively affected.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2017, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017, and for the year ended December 31, 2016, combine the historical financial statements of Easterly and JH Capital, after giving effect to the Business Combination. Easterly and JH Capital shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.” All references in this section to “we,” “our” or “us” refer to the Combined Company.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016, and for the nine months ended September 30, 2017, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017, assumes that the Business Combination was consummated on September 30, 2017.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 is derived from Easterly’s audited consolidated statement of operations for the year ended December 31, 2016, and JH Capital’s unaudited combined statement of operations for the year ended December 31, 2016. The unaudited pro forma condensed consolidated balance sheet and statement of operations as of, and for the nine months ended September 30, 2017, were derived from JH Capital’s unaudited condensed combined financial statements as of, and for the nine months ended September 30, 2017, and Easterly’s unaudited condensed consolidated financial statements as of, and for the nine months ended September 30, 2017.

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of ASC 805. Pursuant to ASC 805, Easterly has been determined to be the accounting acquirer based on the evaluation of the facts and circumstances. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed consolidated financial information.

Pursuant to the terms of the Investment Agreement and upon consummation of the Business Combination, Easterly will pay off in full its convertible promissory note held by the Sponsor, to the extent any outstanding amount has not been converted into warrants to purchase Easterly Class A common stock. In addition, and unrelated to the Investment Agreement, JH Capital will repay JH Capital debt of $69.9 million along with $3.5 million of prepayment and other loan fees. Collectively these repayments will be referred to as the “Debt Repayment”.

In addition to giving effect to the Business Combination and related Debt Repayment, the unaudited pro forma condensed consolidated financial information present the following redemption scenario (“Redemption Scenario”), as some of Easterly’s stockholders have elected to redeem their shares of common stock. The Redemption Scenario gives effect to the following actual redemptions which occurred subsequent to September 30, 2017, as if they had occurred during the period.

•	$6.9 million Actual Redemptions: This scenario reflects the actual redemption that occurred on December 14, 2017, for 687,597 shares of Easterly Common Stock at a redemption price of approximately $10.06 per share, resulting in an aggregate payment of approximately $6.9 million out of the Trust Account.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017, and the year ended December 31, 2016, are not necessarily indicative of what the actual results of operations would have been had the Business Combination, Debt Repayment and related Redemption Scenario taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the sections entitled “Information About JH Capital,” “JH Capital Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the historical financial statements and notes thereto of Easterly and the historical financial statements and notes thereto of JH Capital included elsewhere herein.

The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the Business Combination, Debt Repayment, and related Redemption Scenario and has been prepared for informational purposes only and should not be relied upon. The historical financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, Debt Repayment, and related Redemption Scenario (2) factually supportable and (3) with respect to the statement of operations, expected to have a material continuing impact on the results of the Combined Company.

As described in greater detail in Annex E attached to this proxy statement, in connection with the closing of this transaction, the Companies will enter into a Tax Receivable Agreement with each of the JH Capital Class B Members that will require the Combined Company to pay to those JH Capital Class B Members who exchange Class B Units for Easterly Class A common stock or cash, 85% of the amount of net savings, if any, in U.S. federal, state and local income tax that the Combined Company actually realizes (or is deemed to realize in certain circumstances) as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of JH Capital and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Combined Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Combined Company makes under the Tax Receivable Agreement Due to the uncertainty in the amount and timing of future exchanges of Class B Units by the JH Capital Class B Members, the unaudited pro forma condensed consolidated financial information assumes that no exchanges of Class B Units have occurred and therefore no increases in tax basis in JH Capital’s assets or other tax benefits that may be realized thereunder have been assumed in the unaudited pro forma condensed consolidated financial information. However, if all of the JH Capital Class B Members were to exchange their Class B Units, the Combined Company would recognize a deferred tax asset of approximately $17.3 million, assuming (i) all exchanges occurred on the same day; (ii) a price of $10.10 per share of Easterly Class A common stock; (iii) a constant corporate tax rate of 24.8%; (iv) the Combined Company will have sufficient taxable income to fully utilize the tax benefits; and (v) no material changes in tax law. For each 5% increase (decrease) in the amount of Class B Units exchanged by the JH Capital Class B Members, our deferred tax asset would increase (decrease) by approximately $1.7 million, assuming that the price per share and corporate tax rate remain the same. For each $1.00 increase (decrease) in the assumed share price of $10.10 per share, our deferred tax asset would increase (decrease) by approximately $4.6 million, assuming that the number of Class B Units exchanged by the JH Capital Class B Members and the corporate tax rate remain the same. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that the Combined Company will recognize will differ based on, among other things, the timing of the exchanges, the price of our shares of Class A common stock at the time of the exchange, and the tax rates then in effect.

As a public company, the Combined Company will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. The Combined Company expects to incur additional annual expenses related to these steps relating to, among other things, additional directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses. Pro forma adjustments relating to these costs have not been included in the unaudited pro forma condensed consolidated financial information presented herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2017

(dollars in thousands)

	Historical as of September 30, 2017		Pro Forma Adjustments for Non-Acquired	As Adjusted for Non-Acquired	Pro Forma Adjustments for Business Combination and Debt Repayment (Other		Pro Forma Adjustments for Purchase Price Allocation and Noncontrolling		Pro Forma Adjustments for $6.9 million Actual Share		Pro Forma
	Easterly	JH Capital	Entities (4)	Entities	adjustments)		Interest		Redemptions		Combined
ASSETS
Cash and cash equivalents	$5	$6,739	$(46)	$6,698	$ 66,705	5(d)	$(1,000	)5(d-viii)	$(6,917	)5(d-vii)	$65,486
Restricted cash	157,774	7,146	–	164,920	(157,774	)5(d-vi)	–		–		7,146
Accounts and other receivables, net	–	17,824	(26)	17,798	–		9,730	5(a)	–		27,528
Finance receivables, net of allowance	–	46,459	–	46,459	–		–		–		46,459
Secured finance receivables, net of allowance	–	48,881	(1)	48,880	–		52,956	5(a)	–		101,836
Loan receivables, net of allowance	–	56,698	1	56,699	–		10,570	5(a)	–		67,269
Notes and accounts receivable - related-parties	–	9,512	(42)	9,470	–		–		–		9,470
Property and equipment, net	–	5,118	(36)	5,082	–		–		–		5,082
Intangible assets, net	–	27,360	–	27,360	–		79,552	5(a)	–		106,912
Goodwill	–	1,428	–	1,428	–		192,039	5(a)	–		194,467
							1,000	5(d-viii)
Other assets	14	5,824	(70)	5,768	–		(2,606	)5(g)	–		3,162
Deferred tax asset	–	–	–	–	–		–	5(b)	–		–
Total Assets	$157,793	$232,989	$(220)	$390,562	$(91,069)		$342,241		$(6,917)		$634,817

LIABILITIES AND EQUITY
Liabilities
Accounts payable and accrued expenses	$1,670	$14,151	$(232)	$15,589	$–		$–		$–		$15,589
Senior and subordinated debt	–	331,786	–	331,786	(50,000	)5(d–v)	1,665	5(g)	–		283,451
Notes and accounts payable - related-parties	948	21,313	(1,428)	20,833	(19,885	)5(d–v)	–		–		–
					(948	)5(d-ii)
Participation liabilities	–	13,568	–	13,568	–		–		–		13,568
Other liabilities	7,000	5,513	(196)	12,317	(7,000	)5(d–iv)	–		–		5,317
Total Liabilities	9,618	386,331	(1,856)	394,093	(77,833)		1,665		–		317,925

Commitments
Common stock, subject to possible redemption or tender 14,256,512 shares at redemption value at September 30, 2017	143,175	–	–	143,175	(143,175	)5(e)	–		–		–

Member's Equity
Preferred stock, $.0001 par value; 1 million shares authorized; none issued and outstanding	–	–	–	–	–		–		–		–
Common stock - Class A, $.0001 par value; 100 million shares authorized; 6,453,697 shares issued and outstanding (excludes 14,256,512 shares subject to possible redemption at September 30, 2017	1	–	–	1	1	5(e)	–		–		2
Common stock - Class B shares, 18.7 million shares issued and outstanding	–	–	–	–	–		2	5(c)	–		2
Additional paid-in capital	8,098	–	–	8,098	143,174	5(e)	188,868	5(c)	(6,917	)5(d-vii)	155,308
							(177,915)	5(i)
Accumulated deficit	(3,099)	–	–	(3,099)	(13,236	)5(f)	–		–		(16,335)
Capital attributable to JH Capital Founding Members	–	(203,021)	1,636	(201,385)	–		201,385	5(h)	–		–
Accumulated other comprehensive income (loss)	–	–	–	–	–		–		–		–
Total Stockholder's Equity attributable to Combined Company	5,000	(203,021)	1,636	(196,385)	129,939		212,340		(6,917)		138,977
Noncontrolling interest	–	49,679	–	49,679	–		128,236	5(i)	–		177,915
Total Liabilities and Equity	$157,793	$232,989	$(220)	$390,562	$(91,069)		$342,241		$(6,917)		$634,817

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(dollars in thousands, except share and per share amounts)

	Historical for the Nine Months Ended September 30, 2017		Pro Forma Adjustments for Non-Acquired	As Adjusted for Non-Acquired	Pro Forma Adjustments for Business Combination and		Pro Forma Adjustments for $6.9 million Actual		Pro Forma
	Easterly	JH Capital	Entities (4)	Entities	Debt Repayment		Share Redemptions		Combined
Revenue
Revenue from finance receivables, net	$–	$26,142	$–	$26,142	$ 2,896	6(a)	$–		$29,038
Loan interest income, net	–	9,790	–	9,790	–		–		9,790
Collection fee revenue	–	22,823	–	22,823	–		–		22,823
Debt settlement revenue, net	–	31,247	–	31,247	–		–		31,247
Fee and other revenue	–	2,809	(167)	2,642	–		–		2,642
Total revenues	–	92,811	(167)	92,644	2,896		–		95,540

Operating expenses
Compensation and benefits	–	31,490	(702)	30,788	–		–		30,788
Collection expenses	–	25,361	–	25,361	–		–		25,361
Depreciation and amortization	–	16,484	(34)	16,450	8,595	6(b)	–		25,045
Other general and administrative	1,164	31,538	(1,810)	30,892	(7,403	)6(c)	–		23,489
Total operating expenses	1,164	104,873	(2,546)	103,491	1,192		–		104,683
Income (loss) from operations	(1,164)	(12,062)	2,379	(10,847)	1,704		–		(9,143)

Other income (expense)
Interest expense	–	(26,007)	–	(26,007)	5,915	6(d)	–		(20,092)
Other income (expense)	846	(1,582)	–	(736)	(520	)6(e)	–		(1,256)
Total other income (expense)	846	(27,589)	–	(26,743)	5,395		–		(21,348)
Net loss before income taxes	(318)	(39,651)	2,379	(37,590)	7,099		–		(30,491)
Income tax expense (benefit)	–	–	–	–	–	6(f)	–		–
Net income (loss)	(318)	(39,651)	2,379	(37,590)	7,099		–		(30,491)

Net income (loss) attributable to noncontrolling interests	–	16,970	–	16,970	3,665	6(g)	–		20,635
Net income (loss) attributable to Combined Company	$(318)	$(56,621)	$2,379	$(54,560)	$3,434		$–		$(51,126)

Weighted average number of common shares outstanding, basic	6,399,065				30,456,512	6(h)	(687,597	)5(d-viii)	36,167,980	6(h)
Weighted average number of common shares outstanding, diluted	6,399,065				30,456,512	6(h)	(687,597	)5(d-viii)	36,167,980	6(h)
Net loss per common share - basic	$(0.15)								$(1.41)
Net loss per common share - diluted	$(0.15)								$(1.41)

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(dollars in thousands, except share and per share amounts)

	Historical for the Year Ended December 31, 2016		Pro Forma Adjustments for Non-Acquired	As Adjusted for Non-Acquired	Pro Forma Adjustments for Business Combination and		Pro Forma Adjustments for $6.9 million Actual		Pro Forma
	Easterly	JH Capital	Entities (4)	Entities	Debt Repayment		Share Redemptions		Combined
Revenue
Revenue from finance receivables, net	$–	$17,651	$435	$18,086	$(12,064	)6(a)	$–		$6,022
Loan interest income, net	–	8,597	–	8,597	–		–		8,597
Collection fee revenue	–	23,746	–	23,746	–		–		23,746
Debt settlement revenue, net	–	23,652	–	23,652	–		–		23,652
Fee and other revenue	–	6,167	(109)	6,058	–		–		6,058
Total revenues	–	79,813	326	80,139	(12,064)		–		68,075

Operating expenses
Compensation and benefits	–	32,581	(1,112)	31,469	–		–		31,469
Collection expenses	–	37,368	–	37,368	–		–		37,368
Depreciation and amortization	–	14,428	(46)	14,382	4,088	6(b)	–		18,470
Other general and administrative	1,995	26,124	(1,904)	26,215	(1,995	)6(c)	–		24,220
Total operating expenses	1,995	110,501	(3,062)	109,434	2,093		–		111,527
Income (loss) from operations	(1,995)	(30,688)	3,388	(29,295)	(14,157)		–		(43,452)

Other income (expense)
Interest expense	–	(26,378)	–	(26,378)	7,886	6(d)	–		(18,492)
Other income (expense)	309	(1,601)	25	(1,267)	(190	)6(e)	–		(1,457)
Total other income (expense)	309	(27,979)	25	(27,645)	7,696		–		(19,949)
Net loss before income taxes	(1,686)	(58,667)	3,413	(56,940)	(6,461)		–		(63,401)
Income tax expense (benefit)	–	–	–	–	–	6(f)	–		–
Net income (loss)	(1,686)	(58,667)	3,413	(56,940)	(6,461)		–		(63,401)

Net income (loss) attributable to noncontrolling interests	–	(1,902)	–	(1,902)	(3,336	)6(g)	–		(5,238)
Net income (loss) attributable to Combined Company	$(1,686)	$(56,765)	$3,413	$(55,038)	$(3,125)		$–		$(58,163)

Weighted average number of common shares outstanding, basic	6,221,263				34,838,173	6(h)	(687,597	)5(d-viii)	40,371,839	6(h)
Weighted average number of common shares outstanding, diluted	6,221,263				34,838,173	6(h)	(687,597	)5(d-viii)	40,371,839	6(h)
Net loss per common share - basic	$(0.27)								$(1.44)
Net loss per common share - diluted	$(0.27)								$(1.44)

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	DESCRIPTION OF THE BUSINESS COMBINATION

On June 28, 2017, Easterly entered into an Investment Agreement with JH Capital and the Founding Members of JH Capital, which include Jacobsen Credit Holdings, LLC, Kravetz Capital Funding LLC and NJK Holding LLC to effect the Business Combination. Based on the terms and subject to the conditions set forth in the Investment Agreement, at the closing (the “Closing”) of the transactions contemplated by the Investment Agreement, Easterly will contribute cash to JH Capital in exchange for newly issued voting Class A Units of JH Capital (“Class A Units”). Easterly will receive a number of Class A Units equal to the aggregate number of shares of Easterly common stock outstanding at the Closing, after giving effect to the redemption of shares of Easterly common stock by Easterly’s public stockholders. At the Closing, Easterly will file an amended and restated certificate of incorporation, which will, among other things, reclassify all of the outstanding Easterly common stock as Class A common stock, par value $0.0001 per share, create a new class of Easterly Class B common stock, par value $0.0001 per share and change the name of Easterly to “JH Capital Group Holdings, Inc.”

Prior to the closing of the Business Combination, JH Capital and the Founding Members will effect an internal reorganization after which (i) all of the following companies and their respective direct and indirect subsidiaries are expected to be principally owned directly or indirectly by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC, and CreditMax Holdings, LLC (the “JH Group Companies”) and (ii) without duplication of the companies referenced in clause (i), the direct and indirect subsidiaries of Next Level Finance Partners, LLC are expected to be principally owned, directly or indirectly, by JH Capital.

Pursuant to the Investment Agreement, the consideration to be paid consists of (i) the issuance of 18,700,000 shares of newly-issued Easterly Class B common stock issued by Easterly to the Principal Members and the other Class B members of JH Capital (the Principal Members, together with such other Class B members, the “JH Capital Class B Members”) and (ii) a cash distribution to Jacobson Holdings and KCF in an aggregate amount equal to the $1,000,000. The JH Capital Class B Members will also be issued 18,700,000 non-voting Class B Units of JH Capital, provided that such amount of JH Capital Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital after the Reorganization. The Easterly Class B common stock will have one vote per share but will not be entitled to any economic interest in Easterly. The JH Capital Class B Units are entitled to distributions from JH Capital, but are not entitled to any voting or control rights over JH Capital, other than certain customary consent rights with respect to distributions, amendments to JH Capital’s limited liability company agreement and certain other matters affecting the JH Capital Class B Members.

Easterly is expected to hold approximately 48.4% of the outstanding equity in JH Capital and the JH Capital Class B Members are expected to hold the remaining 51.6%. These ownership interests assume that no shares of Easterly common stock are elected to be redeemed in connection with the Business Combination Proposal and also assume that there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement. Further, the ownership percentage with respect to the Combined Company does not take into account (i) the issuance of any shares (or options to acquire shares) under the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 19,250,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $0.5 million) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ and their respective subsidiaries’ mezzanine loans.

The JH Capital Class B Units may be exchanged for shares of Easterly Class A common stock on a one-for-one basis (subject to certain adjustments to the exchange ratio) or, at JH Capital’s option, cash, pursuant to the Exchange Agreement that Easterly will enter into with JH Capital and the JH Capital Class B Members, the form of which is attached to this proxy statement as Annex D. Upon any exchange of a JH Capital Class B Unit by a JH Capital Class B Member, one share of Easterly Class B common stock held by such JH Capital Class B Member will be cancelled by Easterly.

In connection with the Investment Agreement and the Exchange Agreement, we will also enter into the following agreements, each of which is discussed in this proxy statement: (i) a Third Amended and Restated Limited Liability Company Agreement of JH Capital, the form of which is attached to this proxy statement as Annex C, (ii) a Tax Receivable Agreement relating to the payment to the JH Capital Class B Members of a portion of specified tax savings, the form of which is attached to this proxy statement as Annex E, and (iii) a Registration Rights Agreement providing registration rights for shares of Easterly Class A common stock issued upon the exchange of JH Capital Class B Units, the form of which is attached to this proxy statement as Annex F.

Pursuant to a letter agreement among Easterly, Easterly Acquisition Sponsor, LLC (the “Sponsor”), JH Capital and the Founding Members, at the closing of the Business Combination, (i) the Founding Members will have the option to purchase at a price of $0.005 per share up to 500,000 shares of Easterly Class A common stock owned by the Sponsor and (ii) the Sponsor will surrender to Easterly 2,500,000 shares of Easterly Class A common stock issued to the Sponsor prior to Easterly’s initial public offering in exchange for a warrant (the “New Warrant”) to purchase 2,500,000 shares of Easterly Class A common stock. The New Warrant will be exercisable at a price of $0.01 per share, have a term of 5 years and may only be exercisable as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00.

2.	BASIS OF PRESENTATION

The Business Combination will be accounted for using the acquisition method of accounting under ASC 805. Pursuant to ASC 805, Easterly has been determined to be the accounting acquirer of JH Capital based on the evaluation of the facts and circumstances.

Under the acquisition method, the acquisition-date fair value of the consideration paid by Easterly to effect the Business Combination is allocated to the assets acquired, liabilities assumed, and noncontrolling interest based on their estimated fair values, as described in Note 3 below. Easterly, through discussions with JH Capital, has made significant estimates and assumptions in determining the preliminary allocation of the consideration transferred in the unaudited pro forma condensed consolidated financial statements. As the unaudited pro forma condensed consolidated financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired, liabilities assumed, and noncontrolling interest and have been prepared to illustrate the estimated effect of the Business Combination and related transactions and certain other adjustments. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted.

3.	PRELIMINARY ALLOCATION OF PURCHASE PRICE

The total purchase consideration for the Business Combination has been allocated to the assets acquired, liabilities assumed, and noncontrolling interest for purposes of the unaudited pro forma condensed consolidated financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of an analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Business Combination.

Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired, liabilities assumed, and noncontrolling interest as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Combined Company following the Business Combination due to differences in the allocation of the purchase consideration and amortization related to some of these assets and liabilities. The preliminary purchase consideration was allocated as follows (dollars in thousands):

Cash consideration	$1,000
Noncontrolling class B common stock issued to Founding Members at fair value	188,870
Total consideration to be transferred	189,870

Fair value of assets acquired and liabilities assumed
Cash and cash equivalents	6,693
Restricted cash	7,146
Accounts and other receivables	27,528
Notes and accounts receivable - related-parties	9,470
Finance receivables	46,459
Secured finance receivables	101,836
Loan receivables	67,269
Other assets	3,148
Property and equipment	5,082
Intangible assets	106,912
Accounts payable and accrued expenses	(13,919)
Senior and subordinated debt	(333,451)
Notes and accounts payable – related-parties	(19,885)
Other liabilities	(5,317)
Participation liabilities	(13,568)
Net fair value of assets acquired and liabilities assumed, excluding NCI	(4,597)
Goodwill	$194,467

The value of the Easterly Class B common stock issued to the Founding Members was derived from the current Easterly Class A common stock trading price of $10.10 as of December 29, 2017. A sensitivity analysis on the consideration transferred and related goodwill has been performed to assess the effect that a hypothetical 10% change in Easterly Class A common stock trading price would have on the Business Combination. A 10% change in Easterly Class A stock trading price would cause a corresponding increase or decrease to the consideration transferred and related goodwill by approximately $18.9 million.

Preliminary identifiable intangible assets in the unaudited pro forma condensed consolidated financial information consist of intangibles derived from customer relationships, tradenames and trademarks, supplier accreditation and relationships, and an internally developed scoring system. Customer relationships were valued through application of the income approach. Under this approach, revenue, operating expenses and other costs associated with existing customers were estimated in order to derive cash flows attributable to the existing customer relationships. The tradenames and trademarks were valued through application of the income approach, involving the estimation of likely future revenues and the application of a royalty rate. Valuation of the Company’s internally developed scoring system was performed using the cost to recreate method. This method takes into account the direct and indirect costs required to recreate the asset, the development period, profit on development costs, and the associated opportunity cost.

JHPDE is accredited to purchase nonperforming loans from 56 lending institutions. The process of being onboarded is performed by each financial institution and takes between 12 and 18 months to obtain an accreditation. JHPDE’s relationships with suppliers is a key differentiator that enables the company to purchase nonperforming classes of investments. The value of JHPDE’s supplier relationships was valued using an income approach, specifically the With and Without Method. The With and Without Method measures the cash flows under scenarios in which the JHPDE supplier relationships (i) remains and (ii) must be replaced. The Without scenario incorporates lost revenue and profit over the period necessary to recreate the asset. The differential cash flows between the current estimated cash flows with the suppliers in place, the With scenario, and the Without scenario are estimated and discounted to present value based on an appropriate discount rate.

The amortization related to the customer relationships is reflected as an unaudited pro forma adjustment to the unaudited pro forma condensed consolidated statement of operations using the straight-line method. JH Capital management has determined the estimated remaining useful life of the customer relationships based on the projected economic benefits associated with these relationships. Easterly has preliminarily estimated a useful life of 4 years for these customer relationships, which represents the approximate point in the projection period at which a majority of the asset’s cash flows are expected to be realized based on assumed attrition rates. The tradename and trademarks are preliminarily estimated to have a useful life of approximately 15 years. The estimated useful life of the supplier accreditation and relationships is 6-10 years. The internally developed scoring system has an estimated useful life of 3 years.

For debt and receivable portfolios, Easterly estimated the fair market value of these instruments by determining an implied yield and discounted cash flows which were adjusted for changes in market yields, consummate with the estimated remaining term of the instruments. The models utilizes assumptions on the credit spread, yield volatility, and risk-free rates associated with the respective instrument.

The identifiable intangible assets and related amortization are preliminary and are based on management’s initial estimates. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation. A 10% change in the allocation to identifiable intangible assets would cause a corresponding increase or decrease to goodwill of approximately $10.7 million at the acquisition date and a corresponding increase or decrease to amortization expense of approximately $1.0 million and $1.3 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively, assuming an overall weighted-average useful life of 9.2 years.

The estimated fair value of the debt assumed approximates its historic carrying value.

Management determined the preliminary value of property and equipment based on the cost approach. The cost approach consisted of estimating the fixed assets’ replacement cost as new less all forms of depreciation. The equipment’s reported book values in JH Capital’s fixed asset ledgers, assuming full asset utilization, were determined to approximate fair value. Depreciation and amortization expense for property and equipment was preliminarily estimated based on a straight-line methodology, using original useful lives ranging from 5 to 15 years and taking into consideration the fixed assets’ reported ages.

Noncontrolling interest was valued using an income-based approach based on the future cash flows of the business. In addition, a discount for lack of control has been considered in the analysis. Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive efficient distribution network that has been established by JH Capital.

4.	PRO FORMA ADJUSTMENTS FOR NON-ACQUIRED ENTITIES

Reflects the removal of assets and liabilities and revenues and expenses of previously combined entities from the JH Capital balance sheet and statements of operations, respectively, that will not be acquired as part of the Business Combination. These entities include: Pinreid, LLC, JH Mortgage Resolution, LLC, JH Capital VI, Inc., and Remnant Capital, LLC.

5.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET – PRO FORMA ADJUSTMENTS

a)	Reflects the acquisition method of accounting based on the estimated fair value of the assets, liabilities, and noncontrolling interest of JH Capital and the fair value of intangible assets acquired as discussed in Note 3 above (dollars in thousands):

	Fair value	Book value	Purchase accounting adjustment

Accounts and other receivables, net	$27,528	$17,798	$9,730
Secured finance receivables, net of allowance	101,836	48,880	52,956
Loan receivables, net of allowance	67,269	56,699	10,570
Intangible assets, net	106,912	27,360	79,552
Goodwill	194,467	1,428	193,039

b)	Represents adjustments to reflect applicable deferred tax assets and liabilities calculated utilizing an estimated statutory tax rate of 24.8%. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the investment in JH Capital. This basis difference primarily results from the Business Combination where Easterly received a fair value adjustment on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes. Subsequent to the recognition of the deferred tax asset, the Combined Company recorded an allowance of 100% of the deferred tax asset, as the Combined Company has determined the deferred tax asset will not be realizable.

c)	In connection with the Business Combination, the Combined Company will issue 18,700,000 shares of Easterly Class B common stock and 18,700,000 Class B Units to the JH Capital Class B Members, provided that such amount of JH Capital Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital after the Reorganization. Holders of Easterly Class B common stock will have the same voting and control rights as holders of Easterly Class A common stock (one vote per share), but holders of the Easterly Class B common stock will not be entitled to receive any distributions from or participate in any dividends declared by the board of directors. Holders of Class B Units will have no voting or control rights, but are entitled to distributions and dividends from JH Capital; however the Class B Units have a conversion feature that allows the holder to exchange their Class B Units for shares of Easterly Class A common stock or, at the option of JH Capital, for cash.

d)	Reflects the net adjustment to cash associated with the Business Combination (dollars in thousands):

Cash and cash equivalents - Easterly	$5	(i)
Cash and cash equivalents - JH Capital	6,739	(i)
Total unrestricted cash and cash equivalents	6,744

Repayment of Sponsor convertible promissory note and affiliate advances	(948)	(ii)
Payment of transaction fees and expenses - Easterly	(7,618)	(iii)
Payment of transaction fees and expenses - JH Capital	(2,118)	(iii)
Payment of IPO underwriting costs	(7,000)	(iv)
Cash outflow related to debt repayment & related expenses	(73,385)	(v)
Cash payments related to the Business Combination	(91,069)
Reclassification of restricted cash - Easterly	157,774	(vi)
Net adjustment to cash	66,705
Payment to redeeming Company stockholders	(6,917)	(vii)
Cash distribution to Founding Members	(1,000)	(viii)
Cash related to Non-acquired Entities	(46)	(ix)
Post Business Combination unrestricted cash balance	$65,486

i.	Represents the cash and cash equivalents held in the Easterly and JH Capital bank accounts.

ii.	Represents repayment of the Sponsor loan that was used by Easterly to pay for expenses incurred from the Public Offering and for other ongoing expenses.

iii.	Reflects the payment of transaction fee and expenses upon the consummation of a Business Combination. This includes approximately $5.0 million of investment banking / capital markets fees and $4.7 million of other transaction expenses.

iv.	Represents the payment of underwriting costs of $7.0 million incurred as part of Easterly’s IPO, committed to be paid upon the consummation of a business combination.

v.	Represents funds used to repay JH Capital debt, prepayment, and other loan fees.

Repayment of senior and subordinated debt	$50,000
Repayment of notes and accounts payable – related-parties	19,885
Prepayment and other loan fees	3,500
Cash outflow related to debt repayment & related expenses	$73,385

vi.	Represents the restricted cash equivalents held in the Easterly Trust Account that are available to effect the Business Combination or to pay redeeming Easterly shareholders, creditors, and expenses related Business Combination. The balance in restricted cash will be re-classed to cash as part of the Business Combination.

vii.	Reflects actual redemptions of 687,597 of Easterly’s shares and $6.9 million of cash payments to redeeming Easterly’s shareholders.

viii.	Represents the cash distribution to the Founding Members in an aggregate amount equal to $1 million which shall be allocated between the Founding Members in a manner mutually agreed to in writing by the Founding Members.

ix.	Represents the adjustment to remove the cash related to non-acquired entities.

e)	Represents the conversion of Easterly’s redeemable stock to permanent equity (dollars in thousands):

Pro forma additional paid-in capital of converted redeemable stock	$143,174
Pro forma par value of converted redeemable stock	1
Historical value of commitment related to redeemable shares	$143,175

f)	Represents the individual adjustments to accumulated deficit (dollars in thousands):

Prepayment and other loan fees	$3,500
Payment of transaction fees and expenses	9,736
$13,236

g)	Represents the elimination of $4.3 million of deferred financing costs on JH Capital’s historical balance sheet as a result of purchase accounting.

h)	Represents the removal of $201.4 million of historical capital attributable to JH Capital Founding Members on the JH Capital’s historic balance sheet as a result of purchase accounting.

i)	Represents the elimination of JH Capital's historical noncontrolling interest of $49.7 million and the reclassification of $177.9 million from additional paid-in capital to noncontrolling interest to reflect JH Capital's 51.6% interest in the Combined Company.

6.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS – PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 are as follows:

a)	Represents the adjustment of historical revenues recorded as a result of the basis difference between book value and fair value as of September 30, 2017 of the secured financing receivables utilizing the cost recovery method of accounting in the amounts of $2.9 million and ($12.1) million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively.

b)	Reflects the elimination of historical amortization expense and recognition of new amortization expense related to identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. The adjustment for the amortization of the identifiable intangible assets is as follows (dollars in thousands):

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016

Pro forma amortization expense based on fair value	$9,788	$13,050
Less historical amortization expense	1,193	8,962
Pro forma adjustment for amortization expense	$8,595	$4,088

	Estimated Economic Useful Lives

Customer relationships	4.0
Supplier accreditation and relationships	6.0 - 10.0
Internally developed scoring system	3.0
Trade names and trademarks	15.0

c)	Reflects the reversal of $6.2 million and $1.2 million of JH Capital’s and Easterly’s incurred transaction costs, respectively, for the nine months ended September 30, 2017 and the reversal of $2.0 million of Easterly’s incurred transaction costs for the year ended December 31, 2016.

d)	Represents the reduction of historical interest expense due to the pay down of JH Capital debt in the amounts of $5.9 million and $7.9 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively.

e)	Represents the reduction of historical interest income earned on restricted cash held in Easterly’s Trust account of $0.5 million and $0.2 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively.

f)	Represents the provision for federal and state income taxes at the estimated statutory tax rate of approximately 24.8% for the 48.4% of JH Capital owned by Easterly computed by applying the effective tax rate to pre-tax income allocable to common stockholders by the percentage of ownership of JH Capital attributable to Easterly. As both JH Capital and Easterly have only historic net losses, there is no certainty that the Combined Company will be able to derive the future tax benefit from losses; accordingly no benefit has been recorded for pro forma purposes. The effective tax rate of the Combined Company may be significantly different depending on the income attributable to noncontrolling interests.

g)	To allocate the respective portion of the pro forma adjustments to the noncontrolling interest based on the JH Capital ownership percentage of 51.6% (dollars in thousands):

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016

Amortization adjustment allocable to NCI	$(4,437)	$(2,111)
Interest expense adjustment allocable to NCI	3,053	4,071
Interest income adjustment allocable to NCI	(268)	(98)
Transaction costs adjustment allocable to NCI	3,822	1,030
Revenue adjustment allocable to NCI	1,495	(6,228)
Total adjustments allocable to NCI	$3,665	$(3,336)

h)	Pro forma basic and diluted earnings per share for the Combined Company’s Class A common stock was calculated by dividing the pro forma net loss attributable to Combined Company’s earnings by the weighted average number of the Combine Company’s Class A common stock outstanding during the period. Since the Combined Company is in a net loss scenario, any potential dilutive securities have been ignored for the pro forma diluted EPS calculation as they would be anti-dilutive in nature. The earnings per share calculation assumes all shares and any potentially dilutive securities were issued and outstanding as of January 1, 2016.

(Amounts in thousands, except share amounts)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016

Easterly Non-redeemable shares	6,399,065	6,221,263
Easterly Redeemable shares	14,256,512	18,638,173
Less: Sponsor share cancellation upon consummation of the Transaction	(2,500,000)	(2,500,000)
Add: Issuance of shares to JH Capital Founding Members upon consummation of the Transaction	18,700,000	18,700,000
Pro forma change in share activity	30,456,512	34,838,173
Less: Actual share redemptions	(687,597)	(687,597)
Ending weighted average shares outstanding	36,167,980	40,371,839

SPECIAL MEETING OF EASTERLY STOCKHOLDERS

General

Easterly is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its board of directors for use at the Easterly special meeting of stockholders to be held on [        ], [               ], 2018, and at any adjournment or postponement thereof. This proxy statement is first being furnished to Easterly’s stockholders on or about [               ], 2018. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the Easterly special meeting of stockholders.

Date, Time and Place of Special Meetings

The Easterly special meeting of stockholders will be held at 10:00 a.m., Eastern time, on [        ], [               ], 2018, at the offices of Easterly at 375 Park Avenue, 21st Floor, New York, NY 10152, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Easterly special meeting of stockholders if you owned shares of Easterly common stock, at the close of business on [      ], 2018, which is the record date for the Easterly special meeting of stockholders. You are entitled to one vote for each share of Easterly common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [•] shares of Easterly common stock outstanding, of which [•] are public shares and 5,000,000 are Founder Shares held by the Sponsor and Easterly’s independent directors.

Vote of Easterly Founders and the Sponsor

In connection with the IPO, Easterly entered into an agreement with its initial stockholders pursuant to which the initial stockholders agreed to vote the Founder Shares and any other shares acquired during and after the IPO in favor of the Business Combination Proposal. This agreement also applies to the Sponsor and Easterly’s independent directors as it relates to the Founder Shares and the requirement to vote their Founder Shares in favor of the Business Combination Proposal.

All of the holders of Founder Shares, including the Sponsor and independent directors, have agreed to waive their redemption rights with respect to their Founder Shares and Easterly’s initial stockholders have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after the IPO in connection with the completion of Business Combination. The Founder Shares held by Easterly’s initial stockholders have no redemption rights upon Easterly’s liquidation and will be worthless if no business combination is effected by Easterly prior to March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders). However, the initial stockholders are entitled to redemption rights upon Easterly’s liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Easterly Special Meeting of Stockholders

A quorum of Easterly’s stockholders is necessary to hold a valid meeting. A quorum will be present at the Easterly special meeting of stockholders if a majority of the Easterly common stock outstanding and entitled to vote at the Easterly special meeting of stockholders is represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Easterly common stock that are voted on each respective proposal at the Easterly special meeting of stockholders. Accordingly, an Easterly stockholder’s failure to vote by proxy or to vote in person at the Easterly special meeting, an abstention from voting, or, with respect to the Business Combination Proposal, the Nasdaq Proposal and the Incentive Plan Proposal, a broker non-vote will have no effect on the outcome of any vote on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, or the Adjournment Proposal.

The approval of certain Certificate Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Easterly common stock. However, the approval of the proposal to remove certain provisions related to Easterly’s status as a blank check company requires the affirmative vote of the holders of at least 65% of the outstanding shares of Easterly common stock. Accordingly, an Easterly stockholder’s failure to vote by proxy or to vote in person at the Easterly special meeting of stockholders, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” a Certificate Proposal.

The transactions contemplated by the Investment Agreement will be consummated only if the Business Combination Proposal, the Certificate Proposals, the Nasdaq Proposal and the Incentive Plan Proposal are approved at the Easterly special meeting, unless Easterly and JH Capital waive the applicable closing condition relating to any such proposal that is not approved at the Easterly special meeting. All Proposals (other than the Business Combination Proposal and the Adjournment Proposal), are conditioned upon the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement.

Recommendation to Easterly Stockholders

Easterly’s board of directors believes that each of the Business Combination Proposal, the Certificate Proposals, the Nasdaq Proposal the Incentive Plan Proposal, and the Adjournment Proposal to be presented at the Easterly special meeting of stockholders is in the best interests of Easterly and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of Easterly’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that Easterly’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	the approximately 2.4 million total Founder Shares that the Sponsor (or its members) will hold following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $24.5 million based on the closing price of Easterly common stock on February 13, 2018 as reported by Nasdaq (the “Stock Price”);

•	the 72,000 total Founder Shares that Easterly’s independent directors will continue to own following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $727,200 based on the Stock Price;

•	the 6.75 million total Private Placement Warrants to purchase shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $4.5 million based on the closing price of the Easterly public warrants on February 13, 2018 as reported by Nasdaq (the “Warrant Price”);

•	the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $25.3 million based on the Stock Price and assuming all the conditions to exercise were satisfied;

•	the Convertible Promissory Note issued to the Sponsor will not be repaid and all amounts owed thereunder will be forgiven except to the extent that Easterly has funds available to it outside of the Trust Account to repay such amounts and the Sponsor also will lose the opportunity to acquire up to an additional 695,000 warrants, which would have a value at February 13, 2018 of $458,561 based on the Warrant Price;

•	if Easterly is unable to complete a business combination within the required time period, Easterly’s Chairman, its Chief Executive Officer and David Cody will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Easterly for services rendered or contracted for or products sold to Easterly, but only if such a vendor or target business has not executed a waiver of claims against the Trust Account and except as to any claims under Easterly’s indemnity of the underwriters;

•	the continuation of one of Easterly’s officers and directors as a director (but not an officer) of JH Capital Inc. following the closing; and

•	the continued indemnification of current directors and officers of Easterly and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, each of Easterly’s directors, directly or indirectly, holds Founder Shares that are not subject to redemption and certain of Easterly’s directors indirectly hold Private Placement Warrants that would expire worthless if a Business Combination is not consummated; as a result, Easterly’s directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Private Placement Warrants. These interests may influence Easterly’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Except with respect to the Adjournment Proposal, Easterly believes the proposals presented to Easterly’s stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide voting instructions to your bank, broker or other nominee Easterly will receive a proxy card from your bank, broker or other nominee indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

With respect to the Easterly special meeting of stockholders, abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Certificate Proposals but will have no effect on the outcome of any vote on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Broker non-votes will have the effect of a vote “AGAINST” the Certificate Proposals and will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

Voting Your Shares

Each share of Easterly common stock that you own in your name entitles you to one vote on each of the proposals for the Easterly special meeting of stockholders. Your one or more proxy cards show the number of shares of Easterly common stock that you own.

There are several ways to vote your shares or submit your proxy:

•	You can submit your proxy to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Easterly common stock will be voted, as recommended by Easterly’s board of directors. With respect to proposals for the Easterly special meeting of stockholders, that means: “FOR” the Business Combination Proposal, “FOR” the Certificate Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

•	You can attend the Easterly special meeting and vote in person. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee in order to be able to vote your shares at the special meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Easterly special meeting, or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Jurgen Lika, Easterly’s Secretary, in writing before the Easterly special meeting that you have revoked your proxy; or

•	you may attend the Easterly special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Easterly Special Meeting

The Easterly special meeting of stockholders has been called only to consider the approval of the Business Combination Proposal, the Certificate Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under Easterly’s bylaws, other than procedural matters incident to the conduct of the Easterly special meeting, no other matters may be considered at the Easterly special meeting if they are not included in the notice of the Easterly special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of Easterly common stock, you may call Morrow Sodali, Easterly’s proxy solicitor, at (800) 662-5200 (toll free) or Banks and Brokerage Firms, please call collect: (203) 658-9400.

Redemption Rights

Pursuant to Easterly’s amended and restated certificate of incorporation, any holders of its public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the IPO as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $151.8 million on January 31, 2018, the estimated per share redemption price would have been approximately $10.10.

Redemption rights are not available to holders of warrants in connection with the Business Combination.

In order to exercise your redemption rights, you must, prior to 5:00 p.m. Eastern time on [       ], 2018 (two business days before the Easterly special meeting):

•	If you hold Easterly units, elect to separate your Easterly units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•	Submit a request in writing that Easterly redeem your public shares for cash to Continental Stock Transfer & Trust Company, Easterly’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

•	Deliver your public shares either physically or electronically through DTC to Easterly’s transfer agent. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is Easterly’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Easterly does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Easterly’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Easterly’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that its transfer agent return the shares (physically or electronically). You may make such request by contacting Easterly’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of Easterly common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Easterly cannot assure you that you will be able to sell your shares of Easterly common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Easterly common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Easterly common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.

If the Business Combination is not approved and Easterly does not consummate an initial business combination by March 31, 2018 or extend such deadline to a later date by obtaining the approval of Easterly’s stockholders at a special meeting of Easterly’s stockholders, Easterly will be required to dissolve and liquidate and its warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of Easterly common stock or warrants in connection with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of ASC 805. Pursuant to ASC 805, as of the date of this filing, Easterly has been determined to be the accounting acquirer based on the evaluation of the facts and circumstances, including the amount of redemptions of Easterly common stock as of the date of this filing. Under the acquisition method, the acquisition-date fair value of the consideration paid by Easterly to effect the Business Combination is allocated to the assets acquired and the liabilities assumed of JH Capital based on their estimated fair values. Prior to the closing of the Business Combination, JH Capital and the Founding Members will effect an internal reorganization after which (i) all of the following companies and their respective direct and indirect subsidiaries are expected to be principally owned directly or indirectly by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC and (ii) without duplication of the companies referenced in clause (i), the direct and indirect subsidiaries of Next Level Finance Partners, LLC are expected to be principally owned, directly or indirectly, by JH Capital.

Proxy Solicitation Costs

Easterly will pay the cost of soliciting proxies for the Easterly special meeting. Easterly has engaged Morrow Sodali to assist in the solicitation of proxies for the Easterly special meeting. Easterly has agreed to pay Morrow Sodali a fee of $22,500, plus disbursements. Easterly will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. Easterly also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Easterly common stock for their expenses in forwarding soliciting materials to beneficial owners of Easterly common stock and in obtaining voting instructions from those owners. Easterly’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Notice of Electronic Availability of Proxy Materials

As permitted by the rules of the SEC, this proxy statement is being made available to Easterly’s stockholders online, at www.easterlyacquisition.com.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Easterly is asking its stockholders to approve and adopt the Investment Agreement. For a summary of and detailed information regarding this proposal, see the information about the Investment Agreement throughout this proxy statement, including the information set forth in the sections entitled “The Investment Agreement,” below. You are urged to read this proxy statement in its entirety for more detailed information concerning the Business Combination, including the Investment Agreement, which is attached as Annex A to this proxy statement.

The Investment Agreement

This section of the proxy statement describes the material provisions of the Investment Agreement, but does not purport to describe all of the terms of the Investment Agreement. The following summary is qualified in its entirety by reference to the complete text of the Investment Agreement, which is attached as Annex A to this proxy statement. You are urged to read the Investment Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Investment Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Investment Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Investment Agreement.

Structure of the Business Combination

Subject to the terms and conditions of the Investment Agreement, Easterly will acquire a number of Class A Units equal to the aggregate number of shares of Easterly Class A common Stock outstanding at the closing of the Business Combination after giving effect to redemptions and the conversion of any of JH Group Companies’ and their subsidiaries’ mezzanine loans into Easterly Class A common stock, if any, at the closing. In exchange for the issuance of the Class A Units to Easterly by JH Capital, Easterly will contribute to JH Capital an amount in cash equal to the cash and cash equivalents held by Easterly outside of the Trust Account, plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note. At the closing of the Business Combination, Easterly is expected to change its name to JH Capital Group Holdings, Inc.

Business Combination Consideration

In connection with the Business Combination, immediately after the closing, the JH Capital Class B Members will retain 18,700,000 Class B Units (which shall be subdivided into Class B-1 Units and Class B-2 Units), provided that such amount of Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital after the Reorganization. The Class B Units are entitled to distributions from JH Capital, but are not entitled to any voting or control rights over JH Capital. The Class B Units will be reduced as follows:

•	117,362 Class B Units if Credit Control, LLC is not 100% owned;

•	a proportional amount of 947,926 Class B Units depending on the percentage of Century DS, LLC that is not 100% owned; and

•	a proportional amount of 402,194 Class B Units depending on the percentage of New Credit America, LLC that is not 100% owned.

Easterly will also issue the JH Capital Class B Members 18,700,000 shares of Easterly Class B common stock. The Easterly Class B common stock will have one vote per share but not be entitled to any economic interest in Easterly. For a description of the Class B Units, see “— Third Amended and Restated Limited Liability Company Agreement — Units.” In addition, on the date of the closing of the Business Combination, JH Capital or one or more JH Group Companies will, or will cause a subsidiary of JH Capital or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000.

The Business Combination is structured so that after the closing the post-Business Combination company will have an “Up-C” structure. The Class B Units will be exchangeable into shares of Easterly Class A common stock (initially on a one-for-one basis, subject to certain adjustments to the exchange ratio) or cash, at JH Capital’s option. Upon any exchange of a Class B Unit by a JH Capital Class B Member, one share of Easterly Class B common stock held by such JH Capital Class B Member will be cancelled by Easterly. See “— Related Agreements — Exchange Agreement.” In connection with the Investment Agreement, Easterly and JH Capital are required to enter into agreements that, among other things, reflect this structure. These agreements are described under “— Related Agreements”.

Closing of the Business Combination

The Business Combination is expected to be consummated no later than three business days following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Business Combination.”

Material Adverse Effect

Under the Investment Agreement, a “Material Adverse Effect” with respect to any party is any event, change, effect, development, state of facts, condition, circumstance or occurrence that individually or in the aggregate (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations, assets, liabilities or financial condition of such party and its subsidiaries, taken as a whole, except to the extent such material adverse effect results from (i) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates, (ii) any changes in conditions generally affecting any of the industries in which such party and its subsidiaries operate, (iii) any decline in the credit rating of such party or the securities of such party (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Material Adverse Effect), (iv) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction, (v) any matter described in the disclosure letters of Easterly or JH Capital, (vi) the execution and delivery of the Investment Agreement or the public announcement, performance, pendency or consummation of the Business Combination or any of the other transactions contemplated by the Investment Agreement, including the impact thereof on the relationships, contractual or otherwise, of such party or any of its subsidiaries with customers, employees, suppliers or other parties or any litigation arising from the Investment Agreement or the transactions contemplated by the Investment Agreement, (vii) any retrospective or prospective change in applicable laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof, (viii) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (ix) any action permitted or required to be taken pursuant to or in accordance with the Investment Agreement or taken at the request of the other party or with the other party’s express written consent, (x) any failure to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Material Adverse Effect), (xi) any change affecting the international, national, regional, state, provincial or local financial industry, or (xii) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters; provided, however, that clauses (i), (ii), (iv), (viii), (xi) and (xii) may be taken into account to the extent that such changes in conditions have a greater adverse materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which such party and any of its subsidiaries operate or (b) would prevent or materially delay the consummation by Easterly, JH Capital or the Founding Members, as applicable, of the Business Combination and the other transactions contemplated by the Investment Agreement on a timely basis.

Conditions to Closing of the Business Combination

Conditions to Easterly’s, JH Capital’s and the Founding Members’ Obligations

The obligations of Easterly, JH Capital, and the Founding Members to consummate the Business Combination are subject to the satisfaction, at or prior to the closing date, of each of the following conditions (which may be waived, in whole or in part, to the extent permitted by law, by JH Capital and Easterly):

•	The required vote of the stockholders of Easterly with respect to Proposal Nos. 1-7 must have been obtained.

•	The shares of Easterly Class A common stock issuable in satisfaction of the exchange rights granted under the Exchange Agreement with respect to the Class B Units shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

•	Easterly shall have satisfied all of the conditions and requirements to the continued listing of the shares of Easterly Class A common stock on the Nasdaq, including the requirement to have at least 300 round lot holders of the Easterly Class A common stock.

•	Easterly shall have net tangible assets of at least $5,000,001 after giving effect to redemptions.

•	There must not be in effect any order by a governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Investment Agreement.

•	The waiting period applicable to the transactions contemplated by the Investment Agreement under applicable antitrust laws must have expired or early termination must have been granted, in each case, without the imposition of a Materially Burdensome Regulatory Condition (as defined below).

•	All consents, authorizations or approvals of state regulatory authorities governing JH Capital’s and any of its subsidiaries’ debt collection and other similar licenses in the various states in which they operate that are required in connection with the Business Combination shall have been received, in each case, without the imposition of a Materially Burdensome Regulatory Condition.

Conditions to Easterly’s Obligations

The obligations of Easterly to consummate the Business Combination are subject to the satisfaction, at or prior to the closing date, of each of the following conditions (which may be waived in whole or in part by Easterly):

•	The representations and warranties of JH Capital and the Founding Members, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material Adverse Effect, must be true and correct as of the date of the Investment Agreement and as of the closing date as if made on and as of such date (or, if given as of a specific date, at and as of such date), except (x) for changes permitted by the Investment Agreement or (y) where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) a Material Adverse Effect with respect to JH Capital, subject to a more stringent standard in the case of certain fundamental representations.

•	Each of JH Capital and the Founding Members must have performed and complied in all material respects with all obligations, covenants and agreements required by the Investment Agreement to be performed or complied with by JH Capital and the Founding Members at or prior to the closing.

•	Since the date of the Investment Agreement, there must not have been any event or circumstance which resulted in a Material Adverse Effect with respect to JH Capital, and no change or event shall have occurred that would reasonably be expected to result in such a Material Adverse Effect.

•	At closing, the Letter Agreement shall be in full force and effect and JH Capital and each JH Capital Class B Member shall have delivered a duly executed counterpart signature page to the Exchange Agreement, the New LLC Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

•	The Reorganization shall have been consummated, except under circumstances that result in a reduction to the number of Class B Units issuable to the JH Capital Class B Members in connection with certain minority ownership positions in certain of the JH Group Companies and their respective subsidiaries.

Conditions to JH Capital’s and the Founding Member’s Obligations

The obligations of JH Capital and the Founding Members to consummate the Business Combination are subject to the satisfaction, on or prior to the closing date, of each of the following conditions (which may be waived in whole or in part by JH Capital):

•	The representations and warranties of Easterly, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, must be true and correct as of the date of the Investment Agreement and as of the closing date as if made on and as of such date (or, if given as of a specific date, at and as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect with respect to Easterly, subject to a more stringent standard in the case of certain fundamental representations.

•	Easterly must have performed and complied in all material respects with all obligations, covenants and agreements required by the Investment Agreement to be performed or complied with by Easterly at or prior to the closing.

•	Since the date of the Investment Agreement, there must not have been any event or circumstance which resulted in a Material Adverse Effect with respect to Easterly and no change or event shall have occurred that would reasonably be expected to result in such a Material Adverse Effect.

•	At closing, the Letter Agreement shall be in full force and effect and Easterly shall have delivered a duly executed counterpart signature page to the Exchange Agreement, the New LLC Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

•	Easterly’s charter must be amended and restated as set forth in Proposal Nos. 2-5.

Representations and Warranties

Under the Investment Agreement, Easterly made customary representations and warranties, including those relating to: organization and good standing; capitalization; authorization of agreement; consents and approvals of third parties; conflicts; subsidiaries; filings with the SEC and financial statements; no undisclosed liabilities; absence of certain developments; information supplied for this proxy statement; litigation; compliance with laws; employee benefit plans; properties; taxes; material contracts; intellectual property; indebtedness; brokers’ fees; Investment Company Act; stockholder approvals; transactions with affiliates; the Trust Account; sufficient funds; and investment purposes.

Under the Investment Agreement, JH Capital made customary representations and warranties, including those relating to: organization and good standing; capitalization; subsidiaries; authorization of agreement; consents and approvals of third parties; conflicts; financial statements; no undisclosed liabilities; absence of certain developments; information supplied for this proxy statement; litigation; compliance with laws; employee benefit plans; environmental matters; properties; material contracts; taxes; intellectual property; insurance; brokers’ fees; transactions with affiliates; agreements with regulatory agencies; JH Capital’s receivables and assets; hedging; compliance with trade controls; anti-money laundering laws; and ethical practices.

Under the Investment Agreement, the Founding Members made customary representations and warranties, including those relating to: organization and good standing; authorization of agreement; consents and approvals of third parties; conflicts; title to equity interests; litigation; information supplied for this proxy statement; brokers’ fees; and investment purpose and investor status.

Covenants of the Parties

Covenants of Easterly

Easterly made certain covenants under the Investment Agreement, including, among others, the following:

•	Easterly will carry on its business in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve intact its present business organization and advantageous business relationships.

•	Subject to certain exceptions, Easterly will not:

•	incur any indebtedness except pursuant to the Convertible Promissory Note;

•	adjust, split, combine or reclassify any shares of its capital stock;

•	make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of their capital stock, other than with respect to redemptions of Easterly common stock in connection with the Business Combination;

•	issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the Convertible Promissory Note, the Letter Agreement and any agreement relating to the exchange of mezzanine loans of certain of the JH Group Companies and their respective subsidiaries;

•	increase or decrease the authorized number of shares of any class or series of Easterly capital stock, except pursuant to Easterly’s amended and restated certificate of incorporation;

•	sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, business or assets to any individual, corporation or other entity;

•	acquire any other entity or business;

•	terminate, materially amend, renew or waive any material provision of, any material contract, other than normal renewals in the ordinary course of business, enter into any contract that would constitute a material contract if it were in effect on the date of the Investment Agreement or terminate, materially amend, renew or waive any material provision of any contract with the Sponsor;

•	hire any employee, engage any consultant or adopt any employee benefit plan;

•	settle any material proceeding;

•	amend its certificate of incorporation or bylaws, except as contemplated by the Investment Agreement;

•	merge or consolidate itself with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws;

•	enter into any material new line of business;

•	make, or commit to make, any capital expenditures;

•	other than in the ordinary course of business consistent with past practice or as may be required by applicable laws, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended material tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes;

•	take, or intentionally or negligently fail to take, any action that is intended to or would reasonably be expected to result in the failure of any of the conditions to closing of the Business Combination to be satisfied; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the above covenants.

•	For a period of six years after the closing, (i) Easterly will, or will cause JH Capital to, maintain in effect the current policies of directors’ and officers’ liability insurance maintained by JH Capital (provided, that Easterly may substitute policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the directors and officers arising from facts or events which occurred at or before the closing of the Business Combination (including the transactions contemplated thereby); provided, however, that Easterly is not required to expend, on an annual basis, an amount in excess of 300% of the aggregate annual premium paid as of the date of the Investor Agreement by Easterly for such insurance, or (ii) Easterly will, prior to the closing of the Business Combination, obtain a six-year “run-off” or “tail” directors’ and officers’ liability insurance policy under Easterly’s existing directors and officers insurance policy.

•	Easterly will make all necessary filings with respect to the transactions contemplated by the Investment Agreement under the Securities Act and the Exchange Act and applicable “blue sky” laws and rules and regulations thereunder.

•	Easterly will use its reasonable best efforts to (i) cause the shares of Easterly Class A common stock to continue to satisfy the Nasdaq Capital Market listing requirements as of the closing of the Business Combination and (ii) cause to be listed on the Nasdaq Capital Market (subject to official notice of issuance prior to the closing of the Business Combination) the shares of Easterly Class A common stock that may be issuable in satisfaction of the exchange rights granted under the Exchange Agreement with respect to the Class B Units.

•	Subject to any limitation imposed under applicable laws and Nasdaq listing requirements, Easterly is required to take all necessary action so that certain persons are elected or appointed, as applicable, to the positions of officers and directors of JH Capital Inc. effective immediately after the closing.

•	Prior to closing of the Business Combination, Easterly will take all such steps as may be required to cause any dispositions of shares of common stock of Easterly resulting from the Business Combination by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Easterly to be exempt under Rule 16b-3 promulgated under the Exchange Act.

•	Easterly will cease any existing discussions and negotiations with any third parties conducted prior to the date of the Investment Agreement with respect to any acquisition proposal and will not enter into any contract with respect to any acquisition proposal until the earlier of the consummation of the Business Combination or the termination of the Investment Agreement. Until the earlier of the consummation of the transactions contemplated by the Investment Agreement or the valid termination of the Investment Agreement, Easterly will not, directly or indirectly, through any affiliate or any of its or their officers, directors, employees, attorneys, equity holders, financial advisors, accountants or other representatives or agents, directly or indirectly, (i) initiate, solicit, pursue, discuss, inquire or encourage any inquiries or the making of any proposal that constitutes an acquisition proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information to or request any information from any person or entity relating to, any acquisition proposal other than information to or from any other person or entity which is traditionally provided in the regular course of business to third parties where Easterly and its officers, directors and affiliates have no reason to believe that such information may be utilized to evaluate any such acquisition proposal, or (iii) agree to, approve or recommend, or otherwise enter into any contract with respect to, any acquisition proposal.

•	Easterly agreed not to release, amend or waive the lock-up restrictions on the Sponsor and Easterly’s directors and officers.

•	Easterly agreed to hold an annual meeting to seek approval by Easterly’s stockholders of the Extension Amendments, which were approved at Easterly’s annual meeting of stockholders held on August 1, 2017.

Covenants of JH Capital

JH Capital made certain covenants under the Investment Agreement, including, among others, the following:

•	JH Capital and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve intact their present business organizations and advantageous business relationships.

•	Subject to certain exceptions, JH Capital will not, and JH Capital will not permit any of its subsidiaries to:

•	incur any indebtedness, other than indebtedness incurred in the ordinary course of business consistent with past practice under any revolving credit facility or under any accordion feature under existing indebtedness, indebtedness among JH Capital and its subsidiaries, indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms and in the same amount as such existing indebtedness, or indebtedness that does not exceed $1,000,000 individually or $5,000,000 in the aggregate;

•	adjust, split, combine or reclassify any of their equity interests;

•	make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any of their equity interests (except (A) dividends or other distributions paid by any of the subsidiaries of JH Capital to JH Capital or any of its other subsidiaries, (B) distributions required under the organizational documents of JH Capital or any of its subsidiaries or any contract to which JH Capital or any of its subsidiaries is a party, (C) any tax distributions required by organizational documents of JH Capital or any of its subsidiaries or (D) the $1,000,000 distribution to Jacobsen Holdings and KCF);

•	issue, sell or otherwise permit to become outstanding any additional equity interests or shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of capital stock or any options, warrants, or other rights of any kind to acquire any equity interests or shares of capital stock;

•	sell, transfer, mortgage, encumber or otherwise dispose of any of their material properties, business or assets to any individual, corporation or other entity other than a wholly-owned subsidiary or, prior to the Reorganization, any JH Group Company, other than in the ordinary course of business;

•	except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith) or as required by any material contract, acquire (whether by merger or consolidation, acquisition of stock or assets or otherwise) any other entity or business;

•	terminate, materially amend, renew or waive any material provision of, any material contract, other than normal terminations or renewals in the ordinary course of business and other amendments, modifications or terminations that do not materially impact economic terms of such agreements in a manner adverse to JH Capital or its subsidiaries;

•	except as required under the terms of any JH Capital benefit plan, in accordance with its ordinary course of business and past practices, or as required by applicable law, (i) materially increase the compensation or benefits of any directors, employees or consultants, (ii) materially increase benefits payable under any existing severance or termination pay policies or employment agreements for any director, employee or consultant, (iii) enter into any employment, consulting, indemnification, severance, termination, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, employee or consultant, (iv) establish, adopt or materially amend any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director employee or consultant, or (v) fund any rabbi trust in respect of any payments or benefits to be provided to any director, employee or consultant;

•	settle any proceeding, except in an amount and for consideration not in excess of $250,000 individually or $500,000 in the aggregate and that would not impose any material restriction on JH Capital’s or its subsidiaries’ businesses;

•	amend its certificate of formation, operating agreement, certificate of incorporation, bylaws or comparable governing documents;

•	merge or consolidate itself or any subsidiary with any other entity, or restructure, reorganize or completely or partially liquidate or dissolve itself or any subsidiary;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws;

•	enter into any new material line of business;

•	except in the ordinary course of business, make any changes in its policies and practices with respect to its business operations, practices and policies, in each case except as may be required by such operations, policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any governmental entity;

•	make, or commit to make, any capital expenditures in excess of $250,000 in the aggregate other than those previously disclosed to Easterly or made in the ordinary course of business;

•	other than in the ordinary course of business consistent with past practice or as may be required by applicable laws, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended material tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes;

•	take or fail to take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material intellectual property;

•	take, or intentionally or negligently fail to take, any action that is intended to or would reasonably be expected to result in the failure of any of the conditions to closing of the Business Combination to be satisfied; or

•	agree to take, make any commitment to take, or adopt any resolutions of the applicable board of directors or similar governing body in support of, any of the actions prohibited by the above covenants, except as required by law.

•	JH Capital and the Founding Members will cease any existing discussions and negotiations with any third parties conducted prior to the date of the Investment Agreement with respect to any acquisition proposal and will not enter into any contract with respect to any acquisition proposal until the earlier of the consummation of the Business Combination or the termination of the Investment Agreement. Until such time, none of JH Capital or any of its subsidiaries or the Founding Members will, directly or indirectly, through any affiliate or any of its or their officers, directors, employees, attorneys, equity holders, financial advisors, accountants or other representatives or agents or otherwise, (i) initiate, solicit, pursue, discuss or encourage any inquiries or the making of any proposal that constitutes an acquisition proposal or that may reasonable be expect to lead to any acquisition proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any acquisition proposal other than information to any other person or entity which is traditionally provided in the regular course of business to third parties where JH Capital and its officers, directors, employees, attorneys, equity holders, financial advisors, accountants or other representatives or agents have no reason to believe that such information may be utilized to evaluate any such acquisition proposal, or (iii) agree to, approve or recommend, or otherwise enter into any contract with respect to, any acquisition proposal.

•	JH Capital and the Founding Members shall use reasonable best efforts to consummate the Reorganization prior to the closing of the Business Combination.

Mutual Covenants

•	JH Capital, the Founding Members, and Easterly agreed to give prompt notice to the others if any of them (i) receives any notice or other communication from any governmental entity or Nasdaq (or any other securities market) in connection with the Investment Agreement or the transactions contemplated by the Investment Agreement or (ii) becomes aware of the occurrence of an event that would reasonably be expected to prevent or materially delay the consummation of the Business Combination or that would reasonably be expected to result in any of the conditions to the Business Combination not being satisfied.

•	Upon reasonable notice and subject to certain conditions, JH Capital and Easterly agreed to give the officers, employees, accountants, counsel and other representatives of Easterly and JH Capital, during normal business hours during the period prior to the closing of the Business Combination, reasonable access to all of its and its subsidiaries’ properties, books, contracts, commitments and records, and to its and its subsidiaries’ officers, employees, accountants, counsel and other representatives and, during such period, each party will, and will cause its subsidiaries to, promptly make available to the other party, subject, in the case of competitively sensitive information, to any customary “clean-room” arrangements agreed between the parties, (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request.

•	JH Capital and Easterly agreed to reasonably cooperate with each other and use their commercially reasonable efforts to as promptly as reasonably practicable prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as reasonably practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are reasonably necessary or advisable to consummate the Business Combination, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. The parties will reasonably cooperate with each other in connection therewith. JH Capital and Easterly will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the Business Combination and each party will keep the other reasonably apprised of the status of matters relating to completion of the Business Combination and will reasonably consult with the other in advance of any meeting or conference with any governmental entity in connection with the Business Combination. JH Capital and Easterly will each use its reasonable best efforts to (i) take all action reasonably necessary to ensure that no state takeover statute or similar law is or becomes applicable to the Business Combination and (ii) if any state takeover statute or similar law becomes applicable to the Business Combination, take all action to enable the Business Combination to be consummated as promptly as practicable on the terms contemplated by the Investment Agreement and otherwise minimize the effect of such law on the Business Combination.

•	JH Capital and Easterly will each take all commercially reasonable steps that are reasonably necessary to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or materially delay the closing of the Business Combination, and (ii) avoid or eliminate each and every impediment so as to enable the closing of the Business Combination to occur as promptly as reasonably practicable. JH Capital and Easterly will not be required to take, or agree or commit to take, any actions that, individually or in the aggregate, would reasonably be expected to have constitute a Materially Burdensome Regulatory Condition (as defined below).

•	Each of Easterly and, where applicable, JH Capital will use their reasonable best efforts to obtain the expiration or early termination of any waiting periods, or any applicable approvals required, under antitrust laws, and will (i) make or cause to be made the registrations, declarations and filings required of such party under antitrust laws with respect to the transactions contemplated by the Investment Agreement as promptly as reasonably practicable and advisable after the date of the Investment Agreement, and any filing fees associated therewith will be borne by Easterly, and such initial filings from Easterly and JH Capital will request early termination of any applicable waiting period under the HSR Act, (ii) agree not to extend any waiting period under the HSR Act or enter into any agreement with any governmental entity not to consummate the transactions contemplated by the Investment Agreement, except with the prior written consent of the other party not to be unreasonably withheld, conditioned or delayed, (iii) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information reasonably required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the Investment Agreement, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the Federal Trade Commission (“FTC”) or any other governmental entity in respect of such antitrust filings, the Investment Agreement or the transactions contemplated by the Investment Agreement, (v) promptly notify the other party of any material communication between that party and the FTC, the DOJ or any other governmental entity in respect of any antitrust filings or any inquiry or proceeding relating to the Investment Agreement or the transactions contemplated by the Investment Agreement and of any material communication received or given in connection with any proceeding by a private party relating to the transactions contemplated by the Investment Agreement, (vi) subject to applicable law, discuss with and permit the other party (and its counsel) to review in advance, and consider in good faith the other party’s reasonable comments in connection with, any antitrust filing or communication to the FTC, the DOJ or any other governmental entity or in connection with any proceeding by a private party to any other person or entity, relating to any antitrust filing or inquiry or other proceeding relating to the Investment Agreement or the transactions contemplated by the Investment Agreement, (vii) not participate or agree to participate in any substantive meeting, telephone call or discussion with the FTC, the DOJ or any other governmental entity in respect of any antitrust filing, inquiry or proceeding relating to the Investment Agreement or the transactions contemplated by the Investment Agreement unless it consults with the other party in advance and, to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate in such meeting, telephone call or discussion, (viii) subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and their affiliates on the one hand, and the FTC, the DOJ or any other governmental entity on the other hand, with respect to any antitrust filing, inquiry or proceeding relating to the Investment Agreement or the transactions contemplated by the Investment Agreement, and (ix) act in good faith and reasonably cooperate with the other party in connection with any antitrust filings and in connection with resolving any investigation or inquiry of any such agency or other governmental entity under the HSR Act or any other antitrust law with respect to any such antitrust filing, the Investment Agreement or the transactions contemplated by the Investment Agreement.

•	Subject to the last two sentences of this bullet, each of Easterly and JH Capital will take any and all commercially reasonable steps that are reasonably necessary to (i) resolve, avoid or eliminate impediments or objections, if any, that may be asserted by the FTC, the DOJ or any other governmental entity, in each case, with respect to the transactions contemplated by the Investment Agreement under any antitrust law and (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any order that would prevent, prohibit, restrict or materially delay the consummation of the transactions contemplated by the Investment Agreement, so as to enable Easterly and JH Capital to close the transactions contemplated by the Investment Agreement expeditiously and as promptly as reasonably practicable. Without limiting the foregoing, Easterly will not, without the prior written consent of JH Capital, propose, negotiate, commit to or effect, by consent decree, hold separate orders, contract or otherwise, any sale, divesture, disposition or license of, any of the assets, properties, businesses, product lines or services of Easterly, any of its affiliates, JH Capital or any subsidiary of JH Capital, or any interest or interests in such assets, properties, businesses, product lines or services; otherwise take or commit to take actions that after the closing of the Business Combination would limit Easterly’s, any of its affiliates’, JH Capital’s or any subsidiary of JH Capitals’s freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines or services of Easterly, any of its affiliates, JH Capital or any subsidiary of JH Capital or any interest or interests in such assets, properties, businesses, product lines or services; terminate or assign, or agree to terminate or assign, any contract or business relationship; or agree or commit to take any of the preceding actions. In connection with any antitrust approval, but subject to the immediately preceding sentence, Easterly will (I) defend vigorously through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated, lifted, reversed, overturned or terminated, any order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the closing of the Business Combination prior to the consummation of the transactions contemplated by the Investment Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action and (II) consult regularly with JH Capital with respect to, keep JH Capital appraised of, and consider in good faith any strategies, suggestions and recommendations of JH Capital with respect to, the matters contemplated by clause (I). In addition, no party to the Investment Agreement is required to take, or agree or commit to take, any actions that, individually or in the aggregate, would reasonably be expected to have a material and adverse effect on JH Capital, any subsidiary of JH Capital or Easterly (in any case, measured on a scale relative to Easterly, JH Capital and any subsidiary of JH Capital on a combined basis) (a “Materially Burdensome Regulatory Condition”).

•	Prior to the closing, JH Capital may approach the holders of the outstanding mezzanine loans of any of the JH Group Companies and their subsidiaries for the purpose effecting a possible exchange of their mezzanine loans in an aggregate principal amount not to exceed $35,000,000 for shares of Easterly Class A common stock at the closing pursuant to one or more mezzanine loan exchange agreements. The value of the Easterly Class A common stock offered to any mezzanine lenders will be $10.00 per share; provided that any exchange shall be on terms no less favorable than the best terms offered by Easterly and JH Capital to potential investors in Easterly Class A common stock as an incentive to invest in Easterly.

Governance

Easterly has agreed to take all necessary action so that certain persons are elected or appointed, as applicable, to the positions of officers and directors of JH Capital Inc. until their successors are duly elected or appointed and qualified in accordance with applicable law. After the closing of the Business Combination, Easterly anticipates that its current Chief Executive Officer, Avshalom Kalichstein, will remain as a director of Easterly, Norman Kravetz and Douglas Jacobsen (who is currently the Chief Executive Officer of JH Capital), who together control the Founding Members, and two individuals to be jointly selected in good faith by the Founding Members and Easterly, with one such individual being an individual that qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act and with the other such individual being an individual with regulatory expertise in the industries in which JH Capital, the JH Group Companies and each of their respective subsidiaries operate, will be appointed to serve as directors, with Norman Kravetz serving as Chairman of the board of directors of JH Capital Inc. The Founding Members and Easterly have jointly selected Don De Amicis as the new director who has regulatory experience in JH Capital’s, the JH Group Companies’, and their respective subsidiaries’ industries.

For so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by Jacobsen Holdings, any entity controlled by Douglas Jacobsen and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then Jacobsen Holdings will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly. For so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by KCF, any entity controlled by Norman Kravetz and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then KCF will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly. See the section entitled “Management of JH Capital Inc. After the Business Combination” for additional information.

Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of the parties contained in the Investment Agreement will not survive the closing of the Business Combination, except for those covenants and agreements contained in the Investment Agreement that by their terms apply or are to be performed in whole or in part after the closing of the Business Combination.

Termination

The Investment Agreement may be terminated and the transactions contemplated by the Investment Agreement may be abandoned any time prior to the closing as follows:

•	by mutual written consent of JH Capital and Easterly;

•	by JH Capital or Easterly if any governmental entity of competent jurisdiction has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Investment Agreement or if any governmental entity that must grant a required consent has denied approval of the transactions contemplated by the Investment Agreement and such denial has become final and non-appealable;

•	by JH Capital or Easterly on or after the earlier of (A) June 30, 2018 or (B) the date by which Easterly is required to dissolve and liquidate the Trust Account in accordance with the terms of Easterly’s charter (such earlier date, the “Outside Date”), if the closing has not occurred by the close of business on that date; provided that this right to terminate will not be available to JH Capital or Easterly, as applicable, if such party’s action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations under the Investment Agreement and such material breach or violation has been the principal cause of or directly resulted in (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Business Combination prior to such date or (B) the failure of the closing to occur by such date;

•	by JH Capital or Easterly if the Easterly stockholder approval of Proposal Nos. 1-7 has not been obtained at the Easterly special meeting of stockholders or at any adjournment or postponement of the meeting;

•	by Easterly, if JH Capital or the Founding Members has breached or failed to perform any of its representations, warranties, covenants or agreements, which breach or failure to perform, if occurring or continuing on the closing date, (i) would give rise to the failure of a condition to closing of the Business Combination and (ii) is not cured by the earlier of the Outside Date and 30 days following written notice of such breach, or by its nature or timing is incapable of being cured during such period; provided, that Easterly is not then in material breach of any of its representations, warranties, covenants or agreements; or

•	by JH Capital, if (i) Easterly has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Investment Agreement, which breach or failure to perform, if occurring or continuing on the date of the closing of the Business Combination, (A) would give rise to the failure of a condition closing of the Business Combination and (B) is not cured by the earlier of the Outside Date and 30 days following written notice of such breach, or by its nature or timing is incapable of being cured during such period; provided, that JH Capital is not then in material breach of any of its representations, warranties, covenants or agreements or (ii) Easterly’s board shall have (A) failed to recommend in this proxy statement and the proxy statement for the Extension Amendments that Easterly’s stockholders approve the matters that are the subject of this proxy statement or the proxy statement for the Extension Amendment; (B) made an Adverse Recommendation Change (as defined in the Investment Agreement); (C) resolved to take any of the actions described in (A) or (B); or (D) failed to reaffirm the recommendation that Easterly’s stockholders adopt the Investment Agreement and approve the matters that are the subject of this proxy statement within two business days after JH Capital requests in writing that such reaffirmation be taken.

In the event of termination of the Investment Agreement, the Investment Agreement will become void and there will be no liability or obligation on the part of any party thereto. However, subject to the terms of the Investment Agreement, if such termination is the result of the failure of any party to perform an agreement or covenant contained in the Investment Agreement, such party will not be relieved of any liability as a result of the failure or breach. Certain provisions of the Investment Agreement and the provisions of the confidentiality agreement between JH Capital and Easterly will survive any termination of the Investment Agreement.

Amendment

The Investment Agreement was amended by the parties thereto on November 6, 2017, to, among other things, extend the Outside Date from December 15, 2017 to the earlier of (A) March 31, 2018 and (B) the date by which Easterly is required to dissolve and liquidate the Trust Account in accordance with the terms of Easterly’s charter, and provide for Easterly to hold a special meeting of its stockholders to seek approval of amendments to Easterly’s charter and the agreement governing the Trust Account to extend the date by which Easterly must consummate an initial business combination from December 15, 2017 to March 31, 2018, which special meeting was held on December 14, 2017, and at which Easterly’s stockholders approved such extension.

The Investment Agreement was amended by the parties thereto on February 14, 2018, to, among other things, extend the Outside Date from March 31, 2018 to the earlier of (A) June 30, 2018 and (B) the date by which Easterly is required to dissolve and liquidate the Trust Account in accordance with the terms of Easterly’s charter, and provide for Easterly to hold a special meeting of its stockholders to seek approval of amendments to Easterly’s charter and the agreement governing the Trust Account to extend the date by which Easterly must consummate an initial business combination from March 31, 2018 to a later date determined by Easterly in consultation with JH Capital.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into at closing pursuant to the Investment Agreement, but does not purport to describe all of the terms thereof. The form of the Third Amended and Restated Limited Liability Company Agreement of JH Capital is attached as Annex C, the form of the Exchange Agreement is attached as Annex D, the form of the Tax Receivable Agreement is attached as Annex E, and the form of the Registration Rights Agreement is attached as Annex F. A copy of the Letter Agreement, which was entered into concurrently with the Investment Agreement is attached as Annex G. Stockholders and other interested parties are urged to read such agreements in their entirety.

Third Amended and Restated Limited Liability Company Agreement

On the date of the closing of the Business Combination, JH Capital’s second amended and restated limited liability company agreement will be amended and restated. JH Capital’s third amended and restated limited liability company agreement is referred to as the “New LLC Agreement.”

Managing Member

Easterly will serve as the sole managing member of JH Capital. Accordingly, Easterly will control JH Capital’s business and affairs and will be responsible for the management of the business of JH Capital. Although Easterly will be the managing member of JH Capital, the Principal Members will have certain customary consent rights, as described below under “— Consent Rights.”

Units

Interests in JH Capital will be represented by the Units or other equity securities that Easterly, in its capacity as managing member of JH Capital, may establish, subject to certain restrictions. At the time of the closing of the Business Combination, there will be two classes of Units outstanding — the Class A Units and the Class B Units. The Class B Units will be further subdivided into Class B-1 Units, which will be held by the Principal Members, and Class B-2 Units, which will be held by the other JH Capital Class B Members. The rights and obligations of the Class A Units and Class B Units are the same, except that the Class A Units are voting Units and the Class B Units are non-voting Units, and the Class A Units and Class B-1 Units have a preference with respect to the first $10,000,000 of annual distributions (other than tax distributions).

At the closing of the Business Combination, the JH Capital Class B Members’ interests in JH Capital outstanding immediately prior to the closing will be converted into 18,700,000 Class B Units subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly owned 100% by JH Capital at the closing, directly or indirectly, by JH Capital. The Class B Units may be reduced as follows:

•	a reduction equal to 117,362 Class B Units if Credit Control, LLC is not 100% owned, directly or indirectly, by JH Capital;

•	a reduction equal to a proportional amount of 947,926 Class B Units depending on the percentage of Century DS, LLC that is not 100% owned, directly or indirectly, by JH Capital; and

•	a reduction equal to a proportional amount of 402,194 Class B Units depending on the percentage of New Credit America, LLC that is not 100% owned, directly or indirectly, by JH Capital.

Assuming (i) no stockholders of Easterly elect to have their shares of Easterly common stock redeemed in connection with the Business Combination Proposal and (ii) there are no reductions to the Class B Units held by the JH Capital Members as described above, Easterly will hold approximately 48.4% of the outstanding Units of JH Capital and the JH Capital Class B Members will hold approximately 51.6% of the outstanding Units of JH Capital following the Business Combination. These percentages do not take into account (i) the issuance of up to 6,000,000 shares (or options to acquire shares) under the Omnibus Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans.

The number of Units is subject to adjustment in the case of a dividend, recapitalization, reorganization, merger, consolidation, combination, exchange and other similar events.

Additional Issuances of Units; Redemption

Subject to the below described Principal Members’ consent rights, Easterly, in its capacity as managing member of JH Capital, may issue and create additional classes of Units or equity securities of JH Capital (including fixing the designations, powers, preferences and rights of Units and securities) and admit new members.

Easterly may issue Units to itself for a purchase price equal to fair market value. However, dilutive issuances to Easterly of Class A Units will be made at a per Unit price equal to the volume weighted average closing price of Easterly Class A common stock multiplied by the exchange ratio, which is the inverse of the exchange rate set forth in the Exchange Agreement. With respect to these dilutive issuances of Units to Easterly, the Principal Members will have a customary preemptive right to purchase such Units, pursuant to which each Principal Member will have the right to purchase up to a number of such Units to allow such Principal Member to maintain its percentage ownership of all the Units.

Generally, if Easterly issues a share of Easterly Class A common stock or any other equity securities of Easterly, Easterly is required to contribute the net proceeds received from such issuances to JH Capital in exchange for a number of Class A Units equal to the exchange ratio for each share of Easterly Class A common stock issued or some other equivalent equity security of JH Capital (in the case of equity issuances other than Easterly Class A common stock).

Conversely, if any shares of Easterly Class A common stock are redeemed by Easterly for cash, JH Capital will (unless Easterly elects to adjust the exchange rate set forth in the Exchange Agreement), redeem a number of Class A Units held by Easterly equal to the number of shares of Easterly Class A common stock so redeemed multiplied by the exchange ratio, at the same aggregate redemption price.

Mandatory Exchange

Subject to the terms and conditions of the Exchange Agreement, Easterly may require all of the JH Capital Class B Members to exchange all of their Class B Units at such time when the JH Capital Class B Members do not collectively hold a number of outstanding Class B Units greater than 10% of the number of Class B Units outstanding immediately following the closing of the Business Combination.

Consent Rights

JH Capital cannot take any of the following actions without the consent of the Principal Members:

•	issue any Units to anyone other than the Principal Members or Easterly, so long as any Principal Member (or any affiliate of any Principal Member) holds any Class B Units;

•	create or issue any Units or other securities unless, with respect to the distributions from JH Capital, such Units or securities rank junior to, or pari passu with, the Class B-1 Units;

•	hold any assets other than the Class A Units or cash;

•	replace Easterly as the managing member of JH Capital;

•	transfer Class A Units;

•	dissolve, liquidate or otherwise wind up JH Capital (other than pursuant to a change of control event); or

•	enter into any agreement or otherwise commit to take any of the actions set forth above.

Distributions and Taxes

Under the New LLC Agreement, JH Capital is required to adopt a distribution policy under which it is required to use reasonable best efforts to distribute, on an annual basis, an aggregate amount equal to $10,000,000, subject to applicable laws or regulatory requirements applicable to, or any debt of, JH Capital and its subsidiaries. In addition, JH Capital may make distributions in excess of $10,000,000, as reasonably determined by Easterly after reasonably considering the reasonably anticipated needs of JH Capital’s and its subsidiaries’ businesses. The first $10,000,000 distributed by JH Capital on an annual basis will be distributed to Easterly and the Principal Members such that (i) the Principal Members shall receive an amount equal to the product of $10,000,000 multiplied by a fraction, (A) the numerator of which is the sum of (1) the total number of outstanding Class B-1 Units as of the time of such distribution and (2) the total number of outstanding Class B-2 Units, in the case of this clause (2), as of the Closing (the “Closing Class B-2 Units”), and (B) the denominator of which is the sum of the total number of outstanding Class B-1 Units as of the time of such distribution, the total number of Closing Class B-2 Units and the total number of outstanding Class A Units as of the time of such distribution; provided that, for purposes of this clause (B), any issued and outstanding Class A Units that have been issued in respect of an Exchange (as defined in the Exchange Agreement) of Class B-2 Units shall be disregarded (and with each Principal Member being entitled to receive a portion of such amount distributable pursuant to this sentence equal to a fraction, the numerator of which is the total number of Class B-1 Units held by such Principal Member and the denominator of which is the total number of outstanding Class B-1 Units) and (ii) Easterly shall be entitled to receive an amount equal to $10,000,000 reduced by the amount distributed to the Class B-1 Members pursuant to clause (i). Amounts in excess of $10,000,000 distributed on an annual basis will be distributed pro rata to Easterly and the JH Capital Class B Members (including the Principal Members) in proportion to their holdings of Class A Units and Class B Units. Other than tax distributions and the $10,000,000 preferred distribution, other distributions are made at Easterly’s sole discretion, in its capacity as managing member of JH Capital.

Holders of Units (including Easterly) will incur U.S. federal, state and local income taxes on their allocable share of any taxable income of JH Capital. JH Capital is generally required to make quarterly cash distributions to each Unit holder such that each Unit holder receives an amount that is at least equal to such Unit holder’s annual federal and state income tax obligations for the applicable calendar year (and reasonably estimated for each quarter) arising from the allocation to such Unit holder of income recognized by JH Capital based on the assumption that such Unit holder is a California corporation subject to the maximum applicable federal and California state income tax rates and assuming state taxes are fully deductible for federal income tax purposes. The amount of such tax distributions is computed without regard to (i) any allocations under Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the recovery of basis pursuant to Sections 734 or 743 of the Code or (iii) any income, gain, loss or deduction relating to payments made by JH Capital or Easterly pursuant to the Tax Receivable Agreement that are treated as “guaranteed payments” under Section 707(c) of the Code.

Easterly Expenses

JH Capital will pay all costs, fees and expenses incurred by Easterly in connection with the New LLC Agreement and the related transaction documents or in connection with serving as managing member of JH Capital. These expenses include costs of its securities offerings, compensation to its board of directors, costs of complying with its SEC filing obligations, litigation costs and accounting and legal fees. These expenses do not include Easterly’s income or franchise tax obligations or its payment obligations under the Tax Receivable Agreement.

Transfers of Units

Easterly cannot directly or indirectly transfer any Class A Units without the prior written consent of the Principal Members.

The JH Capital Class B Members may directly or indirectly transfer any of their Class B Units subject to the Principal Members’ right of first refusal to purchase such Class B Units. The right of first refusal does not apply to certain permitted transfers to affiliates or family members.

JH Capital Class B Members also may not transfer Units if such transfer would violate securities laws or other specified laws, violate loan or debt instruments of Easterly or JH Capital, result in JH Capital being taxed as a corporation or result in other specified consequences.

Mergers or Consolidations

Easterly, as the managing member of JH Capital, may cause JH Capital to merge or consolidate with or into another entity. Any such agreement with respect to a merger or consolidation shall provide that each holder of Class A Units or Class B Units shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Units or Class B Units.

Indemnification

The New LLC Agreement provides that neither Easterly nor any manager, member, director, officer, employee, agent or representative of Easterly (in their respective capacities as such) shall have any duties to JH Capital or any JH Capital Class B Member. JH Capital also is required to indemnify each such person from liabilities arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of JH Capital in which such person may be involved, or is threatened to be involved, as a party or otherwise. There is no exculpation or indemnification for actions or omissions that are not taken in good faith or that involve intentional misconduct or a knowing violation of law or transactions where there was an improper personal benefit.

In addition, to the extent JH Capital is required to indemnify its managers, members, directors, officers, employees, agents or representatives pursuant to the New LLC Agreement or its operating documents, all such costs, fees, expenses or other amounts will be paid by JH Capital except if it is established by a final judgment of a court of competent jurisdiction that the managing member breached its duty of loyalty to JH Capital or the JH Capital Class B Members, or did not act in good faith or engaged in intentional misconduct or a knowing violation of law.

The JH Capital Class B Members agreed that the only duties that Easterly as the managing member owes to JH Capital Company or any JH Capital Class B Member are to perform its contractual obligations as expressly set forth in the New LLC Agreement. Easterly, in its capacity as the managing member, shall have no other duty, fiduciary or otherwise, to JH Capital, any JH Capital Class B Member or anyone else.

Amendments

Any amendment to the New LLC Agreement must be signed by JH Capital and Easterly. In addition, any amendment to the New LLC Agreement that adversely affects certain rights of the Principal Members or the Class B-1 Units will also require the approval of the Principal Members.

Exchange Agreement

On the date of the closing of the Business Combination, Easterly, JH Capital and the JH Capital Class B Members will enter into the Exchange Agreement. The Exchange Agreement entitles each JH Capital Class B Member to exchange Class B Units and Easterly Class B common stock that it holds for either (at JH Capital’s option):

•	a number of shares of Easterly Class A common stock equal to the exchange ratio (which initially will be one-to-one, subject to customary conversion rate adjustments for (i) subdivisions of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise or (ii) combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise that would cause the number of outstanding shares of Easterly Class A common stock to be different than the number of Class A Units), or

•	cash in an amount equal to the product of (a) the number of Class B Units exchanged, multiplied by (b) the then-applicable exchange ratio multiplied by (c) the average of the daily VWAP (as defined in the Exchange Agreement) of a share of Easterly Class A common stock for the ten (10) trading days immediately prior to the date of delivery of the relevant exchange notice.

Easterly may provide shares of Easterly Class A common stock that are registered pursuant to the Securities Act, unregistered shares of Easterly Class A common stock or any combination thereof, as it may determine in its sole discretion, it being understood that all such unregistered shares of Easterly Class A common stock shall be entitled to the registration rights set forth in the Registration Rights Agreement.

In addition, under the Exchange Agreement, in connection with a change of control of JH Capital, Inc., JH Capital, Inc. will have the right to require each JH Capital Class B Member to exchange some or all Class B Units beneficially owned by such JH Capital Class B Member (and a corresponding number of shares of Easterly Class B common stock), in consideration for the issuance by JH Capital, Inc. to such JH Capital Class B Member of a number of shares of Easterly Class A common stock equal to the number of Class B Units surrendered multiplied by the exchange ratio.

JH Capital and the exchanging holder of Class B Units and Easterly Class B common stock will bear their own expenses in connection with the consummation of any exchange. Generally, JH Capital will also bear any transfer taxes, stamp taxes or duties, or other similar taxes as well as any other expenses incurred by Easterly in connection with an exchange.

Tax Receivable Agreement

On the date of the closing of the Business Combination, Easterly, JH Capital and the JH Capital Class B Members will enter into the Tax Receivable Agreement that will require Easterly to pay to the JH Capital Class B Members that exchange Class B Units for Easterly Class A common stock or cash 85% of the amount of net savings, if any, in U.S. federal, state and local income tax that Easterly actually realizes (or is deemed to realize in certain circumstances) as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of JH Capital and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by Easterly as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments Easterly makes under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement are obligations of Easterly, and not of JH Capital. Easterly would retain the remaining 15% of tax savings realized (or deemed realized), if any.

For purposes of the Tax Receivable Agreement, income tax savings will be computed by comparing the Easterly’s actual income tax liability to the amount of such taxes that Easterly would have been required to pay had there been no increase in its share of the tax basis of the tangible and intangible assets of JH Capital, in each case using certain assumptions including an assumed state and local tax rate. The term of the Tax Receivable Agreement will commence at the closing of the Business Combination and will continue until all such tax benefits have been utilized or expired, unless Easterly exercises its right to terminate the Tax Receivable Agreement for an amount based on an agreed-upon value of payments remaining to be made under the Tax Receivable Agreement.

Estimating the amount of future payments that Easterly may be required to make under the Tax Receivable Agreement is imprecise by its nature, because the actual increase in Easterly’s share of JH Capital’s tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges of Class B Units for shares of Easterly Class A common stock — for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable and amortizable assets of JH Capital at the time of the exchanges;

•	the price of Easterly Class A common stock at the time of exchanges of Class B Units — the increase in Easterly’s share of the basis in the assets of JH Capital, as well as the increase in any tax deductions, will be related to the price of Easterly Class A common stock at the time of these exchanges;

•	the tax rates in effect at the time Easterly utilizes the increased amortization and depreciation deductions; and

•	the amount and timing of Easterly’s income — Easterly will be required to make payments with respect to 85% of the tax savings covered by the Tax Receivable Agreement, as and when realized, if any. If Easterly does not have taxable income, it generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax savings will have been actually realized.

Easterly expects that, as a result of the size of the increases in its share of the tax basis of the tangible and intangible assets of JH Capital attributable to Easterly’s interest therein, and assuming that there are no material changes in the relevant tax law and that Easterly earns sufficient taxable income to realize the full tax benefit of the increased depreciation and amortization of its assets, the payments that Easterly makes under the Tax Receivable Agreement will likely be substantial and could have a material adverse effect on its financial condition.

In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, other forms of business combinations, liquidations, other changes of control, or early termination of the Tax Receivable Agreement, Easterly’s (or its successors’) obligations under the Tax Receivable Agreement with respect to Class B Units would be based on certain assumptions, including without limitation that Easterly would have sufficient taxable income to fully utilize the tax benefits described above that are covered by the Tax Receivable Agreement.

Decisions made by officers and directors of the post-Business Combination company in the course of running its business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction may increase an existing owner’s tax liability without giving rise to any rights of the JH Capital Class B Members or holders of Class B Units to receive payments under the Tax Receivable Agreement. In certain circumstances, Easterly could make payments under the Tax Receivable Agreement in excess of its actual cash savings in income tax. For example, were the IRS to successfully challenge a tax benefit described above, Easterly would not be reimbursed for any payments previously made under the Tax Receivable Agreement. Easterly’s obligations under the Tax Receivable Agreement could affect the cash available to it and could impact its ability to pay dividends.

For more information on the Tax Receivable Agreement, please see the full text of the form of Tax Receivable Agreement which is attached as Annex E hereto.

Registration Rights Agreement

On the date of the closing of the Business Combination, Easterly and the JH Capital Class B Members will enter into the Registration Rights Agreement, which will govern certain rights and obligations of Easterly and the JH Capital Class B Members with respect to the registration of the shares of Easterly Class A common stock issuable to the JH Capital Class B Members upon the exchange of their Class B Units in accordance with the Exchange Agreement.

Pursuant to the Registration Rights Agreement, Easterly has agreed to, as promptly as reasonably practicable, and in no event later than 15 days following the consummation of the Business Combination, file with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the Registration Rights Agreement) then held or issuable to the JH Capital Class B Members (and any permitted transferees), and to keep such shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act.

If at any time during the 36-month period following the effectiveness of the shelf registration statement such shelf registration statement is not effective or otherwise available to the JH Capital Class B Members, the JH Capital Class B Members will also be entitled to certain additional registration rights such as the right to initiate the filing of up to four demand registrations statements, including for underwritten offerings, and unlimited piggyback registration rights. The right to initiate the filing of registration statements requires action by JH Capital Class B Members that hold at least $25 million of Registrable Shares.

Additionally, the holders of the Registrable Securities are entitled to “piggy-back” registration rights with respect to any underwritten offering proposed by Easterly on its own behalf or on behalf of others (other than such offerings under any employee stock plan or other employee benefit plan arrangement, of debt convertible into equity securities, for a dividend reinvestment plan or for mergers and acquisitions).

The registration rights of the JH Capital Class B Members are subject to customary black-out periods, cutback provisions and other limitations as set forth in the Registration Rights Agreement. Easterly will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

For more information on the Registration Rights Agreement, please see the full text of the form of Registration Rights Agreement which is attached as Annex F hereto.

Letter Agreement

Concurrently with the execution of the Investment Agreement, Easterly also entered into the Letter Agreement with the Sponsor, JH Capital and the Founding Members. Under the Letter Agreement, at the closing of the Business Combination, the Founding Members will have the option to purchase at a price of $0.005 per share up to 500,000 shares of Easterly Class A common stock depending on the amount of shares that the Sponsor sells to Easterly stockholders or potential stockholders in connection with such stockholders’ or potential stockholders’ acquisition of Easterly Class A common stock or agreement to not redeem any shares of Easterly common stock. The Sponsor has agreed to use up to 1,000,000 of its shares of Easterly Class A common stock for such purposes and offer to the Founding Members half of the amount of shares that the Sponsor does not use for such purposes. The shares of Easterly Class A common stock transferred to the Founding Members in connection with the Letter Agreement will be subject to the conditions and restrictions set forth in the letter agreement, dated July 29, 2015, as it may be amended from time to time, by and among Easterly, the Sponsor and the other signatories thereto. In addition, pursuant to the Letter Agreement, the Sponsor will surrender to Easterly 2,500,000 shares of Easterly Class A common stock issued to it prior to the IPO in exchange for the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock. The New Warrant will be exercisable at a price of $0.01 per share, have a term of 5 years and may only be exercisable as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00.

For more information on the Letter Agreement, please see the full text of the Letter Agreement which is attached as Annex G hereto.

Background of the Business Combination

On August 4, 2015, Easterly consummated the IPO of 20,000,000 units, with each unit consisting of one share of Easterly common stock and one half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of Easterly common stock at an exercise price of $11.50 per share. The units in the IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $200,000,000. Prior to the consummation of the IPO, in July 2015, the Sponsor purchased 5,175,000 Founder Shares, for an aggregate purchase price of $25,000, or approximately $0.006 per share. As a result of the underwriters partially utilizing their over-allotment option, the Sponsor forfeited 175,000 shares, which Easterly cancelled. Prior to the IPO, the Sponsor transferred 72,000 Founder Shares (not including the forfeited overallotment Founder Shares) to each of the three independent directors, who agreed to serve on Easterly’s board of directors upon the closing of the IPO.

Simultaneously with the IPO, Easterly consummated the private sale of 6,750,000 Private Placement Warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $6,750,000. After deducting underwriting discounts and commissions and offering expenses, approximately $200,000,000 (or approximately $10.00 per unit sold in the IPO), including approximately $195,000,000 of the net proceeds of the IPO and $5,000,000 from the sale of the Private Placement Warrants, was placed in the Trust Account with Continental Stock Transfer & Trust Company as trustee. The trust proceeds are invested in U.S. government treasury bills with a maturity of 180 days or less or money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

Except for a portion of the interest income that may be released to Easterly to pay any income or franchise taxes, none of the funds held in the Trust Account will be released until the earlier of (x) the completion of its initial business combination and (y) the redemption of 100% of its public shares if Easterly is unable to consummate a business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), subject to the requirements of law. After the payment of approximately $750,000 in expenses relating to the IPO, approximately $1,000,000 of the net proceeds of the IPO and private placement of the Private Placement Warrants was not deposited into the Trust Account and was retained by Easterly for working capital purposes. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of January 31, 2018, there was $151.8 million held in the Trust Account and $5,161 held outside the Trust Account available for working capital purposes. For the nine-month period ended September 30, 2017 and the twelve-month period ended December 31, 2016, Easterly withdrew $190,555 and $216,448, respectively of interest earned to pay for franchise taxes.

Prior to the consummation of the IPO, neither Easterly, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Easterly.

After Easterly’s IPO and through the date Easterly entered into a definitive agreement with respect to a business combination with Sungevity, Inc. (“Sungevity”), Easterly’s officers and directors commenced an active search for prospective businesses and assets to acquire in Easterly’s initial business combination. During this search process, Easterly contacted more than 200 companies, including JH Capital, had conversations with 73 companies or their representatives, and entered into detailed discussions with at least 11 possible target businesses (or their representatives). The majority of the possible target businesses with which Easterly had detailed discussions were financial services companies.

Members of JH Capital and Easterly management have known each other for years from prior business relationships. On February 2, 2016, Easterly and JH Capital had an introductory call, the purpose for which was for each to understand the other’s business better and discuss a potential business combination.

On February 9, 2016, Easterly had a meeting with JH Capital in Los Angeles, California in which JH Capital gave an introductory overview of the business, its history, management, and growth plan. As a follow up to that meeting, Easterly requested initial due diligence information from JH Capital.

Between February 10, 2016 and March 10, 2016, JH Capital provided various due diligence items to Easterly. The two parties had numerous telephone conversations and email correspondences to understand better the information provided, ask questions, and request additional information.

On March 11, 2016, Easterly had a meeting with JH Capital in Los Angeles, California to present a high level overview of a business combination between Easterly and JH Capital.

Between March 12, 2016 and April 17, 2016, JH Capital provided various due diligence items to Easterly. The two parties had numerous telephone conversations and email correspondences to understand better the information provided, ask questions, and request additional information.

On April 18, 2016, Easterly, Citigroup, and JH Capital had a due diligence meeting in Los Angeles, California. Following that meeting, Easterly determined that JH Capital’s business was not suitable to be a public company at the time primary due to the nascence of certain business lines.

On June 28, 2016, Easterly entered into a definitive agreement with respect to a business combination with Sungevity. Following the execution of such definitive agreement, Easterly ceased formal discussions with potential business combination partners, including JH Capital. Easterly was unable to consummate the business combination with Sungevity and on December 31, 2016, Easterly terminated the definitive agreement with Sungevity.

Following the termination of the definitive agreement with Sungevity, Easterly commenced again an active search process for prospective businesses and assets to acquire in Easterly’s initial business combination. During this new search process, Easterly had conversations with 93 companies or their representatives, and entered into detailed discussions with at least 32 possible target businesses (or their representatives). The majority of the possible target businesses with which Easterly had detailed discussions were financial services companies.

On April 25, 2017, Easterly reinitiated conversations with JH Capital. On April 25, 2017 and April 26, 2017, Easterly and JH Capital had various discussions regarding the progress JH Capital had made over the past year and milestones that it had achieved on its path to public company readiness. Easterly’s decision to re-engage in discussions with JH Capital about a potential business combination did not preclude Easterly from exploring other potential transactions until Easterly and JH Capital executed the Investment Agreement. Easterly continued to evaluate other potential business combination targets until the execution of the Investment Agreement. However, Easterly did not agree to terms with any possible business targets other than JH Capital and Easterly’s board was never asked to approve a business combination agreement with any other company.

On April 27, 2017, Easterly sent JH Capital a non-binding draft letter of intent, which contemplated a share exchange of 18.7 million shares of Easterly Class B common stock for all of JH Capital’s businesses and reflected a valuation for JH Capital of $187.0 million.

Between April 28, 2017 and May 1, 2017, members of Easterly’s and JH Capital’s management teams discussed various terms of the non-binding letter of intent, including providing for a distribution of $1,000,000 in cash to the Principal Members, and providing for JH Capital to pursue a bridge loan. On May 1, 2017, Easterly sent JH Capital a revised draft of the non-binding letter of intent reflecting the discussions between the parties.

On May 1, 2017 and May 2, 2017, Easterly and JH Capital executed the non-binding letter of intent reflecting the terms of the proposed business combination. The letter of intent was non-binding with respect to the consummation of the proposed business combination.

On May 2, 2017, Easterly formally engaged Hogan Lovells US LLP, a nationally recognized law firm, to assist with the negotiation of the terms of a potential business combination with JH Capital and related legal matters, and TSU Capital Group LLC, a financial services firm, to assist with financial due diligence.

On May 3, 2017 and May 4, 2017, members of Easterly’s management and its service providers met with members of JH Capital’s management to continue diligence and discussions of transaction terms at JH Capital’s offices in Los Angeles, California. Also present were members of Citigroup’s investment banking department.

On May 5, 2017, Easterly sent JH Capital a preliminary draft agreement with respect to the proposed business combination.

Between May 5, 2017 and June 27, 2017, JH Capital provided numerous pieces of due diligence information via an online data room. During this time, Easterly and TSU Capital performed further due diligence from information in the data room and various calls with JH Capital management. That diligence included, among other things, a detailed review of historical collection curves, a detailed review of historical and projected financials, a review of key business drivers, a review of collection policies and procedures, a compliance review, and an industry review. Concurrently, Easterly and JH Capital prepared marketing information to provide information on JH Capital and the transaction to the investment community, including an investor presentation, a press release, and a conference call script.

On May 19, 2017, JH Capital sent Easterly a revised draft of the Investment Agreement.

On May 21, 2017, Easterly sent JH Capital a revised draft of the Investment Agreement.

On June 22, 2017, JH Capital sent Easterly a revised draft of the Investment Agreement.

Between May 31, 2017 and June 27, 2017, JH Capital and Easterly exchanged various drafts of the exhibits to the Investment Agreement, including the New LLC Agreement, the Exchange Agreement, the Registration Rights Agreement, the charter of the post-business combination company and the Letter Agreement.

Between June 22, 2017 and June 27, 2017, JH Capital and Easterly finalized the Investment Agreement and the exhibits to the Investment Agreement.

On June 27, 2017, Easterly filed a preliminary proxy with the SEC, which announced that Easterly would be holding an annual meeting of stockholders for the purposes of voting upon a proposal to amend Easterly’s amended and restated certificate of incorporation to extend the date by which Easterly had to consummate a business combination, to change the term of Easterly directors from two years to one year, and to change the provision with respect to removal of directors to permit removal with or without cause by the affirmative vote of a majority of Easterly’s stockholders, a proposal to amend the agreement with respect to the Trust Account to provide for the extension and to elect the members of Easterly’s board of directors.

On June 28, 2017, the Easterly board of directors conducted a meeting to consider the revised draft Investment Agreement, the related agreements, the proposed business combination and the related transactions, including the Omnibus Incentive Plan. Mr. Kalichstein gave the Easterly board of directors an update on negotiations regarding the Investment Agreement and related documents and informed them that the Investment Agreement was complete. Following a review of the Investment Agreement and discussion among the members of the board and Easterly’s management, the Easterly board of directors unanimously approved and adopted the Investment Agreement, the Business Combination, the Letter Agreement and the related transactions, and the Omnibus Incentive Plan and authorized management to execute the Investment Agreement. Later in the day, on June 28, 2017, representatives of Easterly and JH Capital and members of their respective legal teams exchanged and released their signatures to the Investment Agreement and the Letter Agreement.

On June 30, 2017, a press release was issued announcing the Business Combination and shortly thereafter Easterly filed a Current Report on Form 8-K attaching the press release and the investor presentation to be used in meetings later in the day as well as the Investment Agreement. That day, Easterly’s and JH Capital’s management teams held a pre-recorded conference call to describe JH Capital and transaction for Easterly’s stockholders and the investment community.

On August 1, 2017, Easterly held its annual meeting of stockholders and 23,415,152 of Easterly’s 25,000,000 shares were voted in favor of the proposal to amend Easterly’s amended and restated certificate of incorporation to extend the date by which Easterly had to consummate a business combination, to change the term of Easterly directors from two years to one year, and to change the provision with respect to removal of directors to permit removal with or without cause by the affirmative vote of a majority of Easterly’s stockholders and the proposal to amend the agreement with respect to the Trust Account to provide for the extension. In addition, Easterly’s board of directors was reelected. The holders of 4,289,791 public shares of Easterly common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.02 per share.

On November 6, 2017, Easterly’s board of directors approved the first amendment to the Investment Agreement and, on November 6, 2017, the parties executed the first amendment to the Investment Agreement.

On December 14, 2017, Easterly held a special meeting of stockholders and 19,325,891 of Easterly’s 20,710,209 shares were voted in favor of the proposal to amend Easterly’s amended and restated certificate of incorporation to extend the date by which Easterly had to consummate a business combination until March 31, 2018, and the proposal to amend the agreement with respect to the Trust Account to provide for the extension until March 31, 2018. The holders of 687,597 public shares of Easterly common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.06 per share. In connection with the approval of this extension, JH Capital agreed to contribute to Easterly as a loan $0.03 for each public share that was not redeemed in connection with the December 14, 2017 special meeting, for each calendar month or portion thereof that is needed by Easterly to complete a business combination from December 15, 2017 until March 31, 2018, which amounts will be added to the Trust Account (the “Contributions”). On January 15, 2018, Easterly deposited the first Contribution into the Trust Account.

On December 28, 2017, Easterly entered into a Letter Agreement (the “December 28 Letter Agreement”) with JH Capital and the Founding Members. The December 28 Letter Agreement provided that Easterly consented to (i) certain subsidiaries of Jacobsen Holdings entering into the Fortress Loan and the issuance of the Fortress Warrant, (ii) the issuance by JHPDE Finance I, LLC (“JHPDE Finance”) of $25 million of its Class A Membership Interests to a new member, and (iii) the Founding Members issuing to Easterly the Founding Member Warrants (as defined below). The December 28 Letter Agreement also provided that JH Capital consented to Easterly issuing the Fortress Warrant.

Pursuant to the Credit Agreement, dated as of December 28, 2017 (the “Credit Agreement”), by and among, JHPDE Finance, JH Portfolio Debt Equities, LLC (“JHPDE”), and Fortress Credit Corp. (“Fortress”), Fortress is providing JHPDE Finance with a senior secured delayed draw credit facility to purchase distressed or defaulted consumer receivables, unsecured small business loans and unsecured receivables. In connection with the Credit Agreement, for no additional consideration, Easterly issued to Fortress the Fortress Warrant to acquire 888,000 shares of Easterly Class A common stock. The Fortress Warrant will be exercisable at a price of $11.50 per share of Easterly Class A common stock, have a term of 5 years from the date of the closing of the Business Combination and may only be exercisable as follows: 444,000 shares will be immediately exercisable, and the remaining 444,000 shares will become exercisable ratably with the funding of the first $100,000,000 under the Credit Facility (e.g., 111,000 shares will become exercisable on the date on which the first $25,000,000 has been funded under the Credit Facility). However, the Fortress Warrant may be exercised only on or after the date which is 30 days after the first date on which Easterly and JH Capital complete the Business Combination. Upon the earliest to occur of (a) the termination of the Investment Agreement in accordance with its terms, (b) the date on which the trust fund containing the proceeds of Easterly’s initial public offering is liquidated due to the failure of Easterly to complete an initial business combination, (c) at the sole option of Fortress, at any time after December 31, 2018, if at the time Fortress determines to exercise such option, the Business Combination has not been consummated, or (d) a change of control of Jacobsen Holdings, then Jacobsen Holdings will exchange the Fortress Warrant for a warrant to purchase membership interests in Jacobsen Holdings (the “Jacobsen Holdings Warrants”), which Jacobsen Holdings Warrants will have substantially similar terms to the terms of the Fortress Warrant, except that (i) the Jacobsen Holdings Warrants shall have a ten-year term and be exercisable for 3.19% of the equity interests of Jacobsen Holdings as of December 28, 2017, at an aggregate exercise price of $6,981,000, and (ii) for so long as the equity interests of Jacobsen Holdings for which the Jacobsen Holdings Warrants are exercisable are not traded on a national stock exchange, the Jacobsen Holdings Warrants will benefit from provisions typically found in warrants to purchase equity in private companies, including customary tag-along and drag-along rights, pre-emptive rights, rights of first offer, registration rights and information rights.

Pursuant to the December 28 Letter Agreement, Jacobsen Holdings issued Easterly a warrant, dated December 28, 2017 (the “Founding Member Warrants”), to acquire 888,000 shares of Easterly Class A common stock or Class B Units of JH Capital. The Founding Member Warrants will be exercisable at a price of $11.50 per share of Easterly Class A common stock or Class B Units of JH Capital, have a term of 5 years from the date of the closing of the Business Combination and may be exercised only to the extent that the Fortress Warrant has been exercised. Jacobsen Holdings agreed to issue all of the Founding Member Warrants to accommodate the timely execution of the Credit Agreement. Jacobsen Holdings and NJK Holding agreed to negotiate in good faith a fair and equitable division of the issuing of Founding Member Warrants in a timely manner subsequent to the execution of the Credit Agreement. The Founding Members Warrants will first be exercisable for an amount of Easterly Class A common stock equal to the number of shares of Easterly Class A common stock acquired by Jacobsen Holdings and NJK Holding from the Sponsor pursuant to the Letter Agreement.

The December 28 Letter Agreement also provides that the parties agree that the aggregate amount of the Fortress Loan shall constitute “equity securities” for purposes of determining the amount of gross proceeds raised by Easterly for purposes of the vesting triggers contained in the New Warrant.

On February 14, 2018, Easterly’s board of directors approved the second amendment to the Investment Agreement and, on February 14, 2018, the parties executed the second amendment to the Investment Agreement. JH Capital agreed to continue to make the Contributions of $0.03 for each public share, for each calendar month or portion thereof, to Easterly through the new Outside Date, which will be added to the Trust Account.

Easterly’s Board of Directors’ Reasons for the Approval of the Business Combination

Before reaching its decision to approve the Investment Agreement and the Business Combination, Easterly’s board of directors reviewed the results of Easterly management’s due diligence and spoke with the entire management team of Easterly and discussed the diligence findings of third party advisors and consultants. Such discussions included:

•	An overview of the public markets in general and the debt recovery sector, in particular.

•	A summary and review of the transaction structure presented by Easterly management and counsel.

•	A review of JH Capital’s existing and historical litigation and major contracts by Easterly management and counsel.

•	A summary of the financial and accounting, insurance, tax and employee diligence by Easterly management and counsel.

Easterly’s board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, its board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual directors may have given different weight to different factors. In Easterly’s prospectus for its IPO, Easterly identified the following general criteria and guidelines that it believed would be important in evaluating prospective target businesses:

•	Financial services sector targets. Easterly would seek to acquire businesses in the financial services sectors.

•	Long-term global demographic and macroeconomic trends, which will influence the direction of the retirement, asset management and insurance sectors. Easterly would seek to acquire businesses that have the opportunity to take advantage of demographic and macroeconomic trends that are effecting the financial services sectors.

•	Convergence of technological solutions with financial products, distribution and user access. Easterly would seek to acquire one or more businesses that it believed will utilize technology to enhance its business, utilize customer data and provide services more efficiently.

•	Ongoing global regulatory regime changes and reforms create a changing landscape for current market participants. Easterly would seek to acquire a business that can take advantage of changing regulations and reforms.

In considering the Business Combination, Easterly’s board of directors concluded that JH Capital substantially met the above criteria. In particular, the board of directors considered the following positive factors:

•	Easterly’s experience with specialty finance companies, proving an opportunity to be value-added partners to JH Capital.

•	JH Capital’s track record, including strong operating results and a strong track record of growth.

•	JH Capital’s strong future projections, much of which is contractually locked in.

•	JH Capital’s unique, consumer-centric approach and platform of services with end-to-end solutions for consumers at every stage of the distressed credit cycle, from default to rehabilitation.

•	A belief that the debt recovery industry will expand materially in the coming years due to the reemergence of three large, currently sidelined sellers as well as general macroeconomic conditions becoming more favorable.

•	Increased regulatory compliance requirements, which has eliminated smaller players and provided a barrier to entry. Easterly believes that JH Capital has a best-in-class compliance program and management system.

•	JH Capital’s analytical culture, proprietary technology, and proprietary data, which Easterly believes strengthens its business relative to competitors.

•	JH Capital’s experienced and motivated management team. JH Capital’s management team has significant experience building businesses. The executive management team has over 100 years of experience and a strong track record of execution success.

In addition, Easterly’s board also considered the following risks and other potentially negative factors:

•	the historical net losses of JH Capital. Easterly’s board of directors noted that JH Capital had a net loss of approximately $16 million for 2015 and a net loss of approximately $10 million for 2016;

•	the relatively short track record of certain JH Capital business lines;

•	the risk that some of the current public stockholders of Easterly would vote against the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal or the Incentive Plan Proposal, or exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account to fund JH Capital Inc.’s operations after the closing of the Business Combination;

•	the risk that certain key employees and potential customers of JH Capital might not choose to work at or with JH Capital after the Business Combination;

•	the risk that the stockholders of JH Capital could own a majority of the voting power of Easterly after the consummation of the Business Combination;

•	the risks associated with the debt recovery industry in general;

•	the risks associated with macroeconomic uncertainty and the effects it could have on JH Capital’s revenues;

•	the risks of unknown future regulation, which could provide burdensome on the debt recovery industry;

•	the risks associated with obtaining additional financing for JH Capital’s operations in the future;

•	the risk of competition in the industry;

•	the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the parties’ efforts, including by reason of a failure to obtain the approval of Easterly’s stockholders and fulfill the other closing conditions;

•	the risk that the transactions contemplated by the Investment Agreement, including the Reorganization, would not be completed in accordance with the terms of the Investment Agreement or at all;

•	the risk that Easterly’s stockholders would not approve an extension request at Easterly’s annual meeting of stockholders, and that Easterly would not be unable to complete the Business Combination before its expiration without an extension;

•	the risk of being unable to maintain the listing of JH Capital Inc.’s securities on the Nasdaq Capital Market following the Business Combination;

•	the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination; and

•	the fact that the Sponsor, and Easterly’s officers and directors may have interests in the Business Combination that are different from, or are in addition to, the interests of Easterly’s public stockholders, including the matters described under “The Investment Agreement — Certain Interests of Easterly’s Directors and Officers and Others in the Business Combination,” below.

After consideration of these factors, the Easterly board of directors determined that these risks could be mitigated or managed by the combined company following the Business Combination, were reasonably acceptable under the circumstances, and that, overall, these risks were significantly outweighed by the potential benefits of the business combination.

Certain Interests of Easterly’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of Easterly’s board of directors in favor of approval of the Business Combination, you should keep in mind that its board of directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	the approximately 2.4 million total Founder Shares that the Sponsor (or its members) will hold following the Business Combination, subject to lock-up agreements, which would have a value at February 13, 2018 of $24.5 million based on the Stock Price;

•	the 72,000 total Founder Shares that Easterly’s independent directors will continue to own following the Business Combination, subject to lock-up agreements, which would have a total value at February 13, 2018 of $727,200 based on the Stock Price;

•	the 6.75 million total Private Placement Warrants to purchase shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $4.5 million based on the Warrant Price;

•	the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock that the Sponsor (or its members) will hold following the Business Combination, which would have a value at February 13, 2018 of $25.3 million based on the Stock Price and assuming all the conditions to exercise were satisfied;

•	the Convertible Promissory Note issued to the Sponsor will not be repaid and all amounts owed thereunder will be forgiven except to the extent that Easterly has funds available to it outside of the Trust Account to repay such amounts and the Sponsor also will lose the opportunity to acquire up to an additional 695,000 warrants, which would have a value at February 13, 2018 of $458,561 based on the Warrant Price;

•	if Easterly is unable to complete a business combination within the required time period, Easterly’s Chairman, its Chief Executive Officer and David Cody will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Easterly for services rendered or contracted for or products sold to Easterly, but only if such a vendor or target business has not executed a waiver of claims against the Trust Account and except as to any claims under Easterly’s indemnity of the underwriters;

•	the continuation of one of Easterly’s officers and directors as a director (but not an officer) of JH Capital Inc. following the closing; and

•	the continued indemnification of current directors and officers of Easterly and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, each of Easterly’s directors, directly or indirectly, holds Founder Shares that are not subject to redemption and certain of Easterly’s directors indirectly hold Private Placement Warrants that would retire worthless if a Business Combination is not consummated; as a result, Easterly’s directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Private Placement Warrants. These interests may influence Easterly’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, Easterly’s directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with the closing of the proposed Business Combination. None of the Sponsor, Easterly’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Easterly’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, Easterly’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.

The purpose of any such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by the Sponsor, Easterly’s directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

Total Easterly Shares to be Issued in the Business Combination

Based on the number of shares of Easterly common stock outstanding as of January 31, 2018, and assuming that no Easterly stockholders exercise their redemption rights in connection with the Business Combination Proposal and there are no reductions to the number of Class B units held by the JH Capital Members pursuant to the Investment Agreement, the total number of outstanding shares of Easterly common stock issued to the JH Capital Class B Members will be 18,700,000 shares of Easterly Class B common stock (which, together with Class B Units, are exchangeable for shares of Easterly Class A common stock solely in connection with an Exchange (as defined in the Exchange Agreement) of Class B Units for Easterly Class A common stock in accordance with the terms of the Exchange Agreement). Upon completion of the Business Combination, the JH Capital Class B Members will own approximately 51.6% of Easterly. Easterly’s pre-Business Combination public stockholders will retain an ownership interest of approximately 41.5%, and the Sponsor and Easterly’s independent directors will own approximately 6.9%. These percentages are calculated based on the assumptions described in the following paragraph and are subject to adjustment in accordance with the terms of the Investment Agreement.

These relative percentages assume that none of Easterly’s stockholders exercise their redemption right in connection with the Business Combination Proposal and that there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement. If the actual facts are different than these assumptions, the percentage ownership retained by Easterly’s existing stockholders will be different. These percentages also do not take into account (i) the issuance of up to 6,000,000 shares (or options to acquire shares) under the Omnibus Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ and their subsidiaries’ mezzanine loans.

Assuming (1) the issuance of the full number of shares of Easterly common stock described in clauses (i) and (ii) of the preceding paragraph (based on the current level of the Sponsor’s working capital loans with respect to clause (ii)), and (2) none of Easterly’s stockholders exercise their redemption rights, then ownership of the outstanding common stock of Easterly would be expected to be as follows: Easterly’s pre-Business Combination public stockholders will retain an ownership interest of approximately 39.7%; the JH Capital Class B Members will own approximately 29.7% (this amount does not include any of the 6,000,000 shares that may be issued to JH Capital Class B Members pursuant to the Omnibus Incentive Plan); and the Sponsor and Easterly’s independent directors will own approximately 19.7% of the outstanding common stock of the post-Business Combination company. You should read “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of Easterly Following the Business Combination

Pursuant to the terms of the Investment Agreement, Easterly is required to take all necessary action so that certain persons are elected or appointed, as applicable, to the positions of officers and directors of JH Capital Inc. until their successors are duly elected or appointed and qualified in accordance with applicable law. In this regard, at the closing of the Business Combination, the board of directors of Easterly intends for the Easterly board of directors to be comprised of a combination of one current member of the Easterly board of directors and two individuals selected by the Founding Members along with certain other members. In particular, after the closing of the Business Combination, Easterly anticipates that its current Chief Executive Officer, Avshalom Kalichstein, will remain as a director of Easterly, Norman Kravetz and Douglas Jacobsen (who is currently the Chief Executive Officer of JH Capital), who control the Founding Members, and two individuals to be jointly selected in good faith by the Founding Members and Easterly, with one such individual being an individual that qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act and with the other such individual being an individual with regulatory expertise in the industries in which JH Capital, the JH Group Companies and each of their respective subsidiaries operate, will be appointed to serve as directors, with Norman Kravetz serving as Chairman of the board of directors of JH Capital Inc.

Further, for so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by Jacobsen Holdings, any entity controlled by Douglas Jacobsen and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then Jacobsen Holdings will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly. For so long as the aggregate number of shares of Easterly Class A common stock and Easterly Class B common stock beneficially owned by KCF, any entity controlled by Norman Kravetz and all of their respective affiliates represents at least 10% of the total number of issued and outstanding shares of Easterly Class A common stock and Easterly Class B common stock, then KCF will have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Easterly. See the section entitled “Management of JH Capital Inc. After the Business Combination” for additional information.

Certificate of Incorporation

Pursuant to the terms of the Investment Agreement, upon the closing of the Business Combination, Easterly’s amended and restated certificate of incorporation will be amended to:

•	change Easterly’s name to JH Capital Group Holdings, Inc.;

•	reclassify the existing Easterly common stock as the Easterly Class A common stock;

•	authorize the Easterly Class B common stock;

•	remove certain provisions related to Easterly’s status as a blank check company;

•	authorize an automatic increase in the number of directors serving on the board of directors during any period holders of series of preferred stock have the right to elect additional directors pursuant to Article IV of the certificate of incorporation and to provide for other terms applicable to directors elected by holders of preferred stock;

•	adopt Delaware as the exclusive forum for certain litigation; and

•	effect a two-for-three reverse stock split of all of the outstanding shares of Easterly common stock.

Name; Headquarters

The name of Easterly after the Business Combination is expected to be JH Capital Group Holdings, Inc. JH Capital will be a controlled subsidiary of JH Capital Inc. The post-Business Combination company and its headquarters will be headquartered in Los Angeles, California.

Redemption Rights

Pursuant to Easterly’s amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with its amended and restated certificate of incorporation. As of January 31, 2018, this would have amounted to approximately $10.10 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Easterly common stock for cash and will no longer own shares of Easterly. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Easterly’s transfer agent in accordance with the procedures described herein. Each redemption of public shares by Easterly’s public stockholders will decrease the amount in the Trust Account, which is approximately $151.8 million as of January 31, 2018. Easterly has no specified maximum redemption threshold under its charter. In no event, however, will Easterly redeem public shares in an amount that would cause Easterly’s net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting of Easterly Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

There are no appraisal rights available to Easterly’s stockholders in connection with the Business Combination.

U.S. Federal Income Tax Considerations of Redeeming Easterly Common Stock

The following is a discussion of the U.S. federal income tax considerations to U.S. holders and non-U.S. holders of Easterly common stock that elect to have their Easterly common stock redeemed for cash upon the closing of the Business Combination. The following does not discuss the U.S. federal income tax considerations relating to the ownership and disposition of the Easterly common stock following the Business Combination. This section represents the opinion of Hogan Lovells US LLP, counsel to Easterly.

This discussion is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter in this discussion. This discussion does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed below. This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	traders in securities that elect mark-to-market treatment;

•	S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

•	persons subject to the qualified small business stock rules;

•	broker-dealers;

•	regulated investment companies;

•	real estate investment trusts;

•	persons holding Easterly common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest in Easterly through a partnership or similar pass-through entity;

•	tax-exempt organizations;

•	stockholders who receive Easterly common stock through the exercise of employee stock options or otherwise as compensation;

•	non-U.S. holders (as defined below, and except as otherwise discussed below); and

•	the Sponsor and its affiliates.

This discussion assumes that stockholders hold Easterly common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF EASTERLY COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. WE URGE BENEFICIAL OWNERS OF EASTERLY COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

As used herein, the term “U.S. holder” means any beneficial owner of Easterly common stock that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control the trust or (B) it has a valid election in place to be treated as a U.S. person. As used herein, the term “non-U.S. holder” means any beneficial owner of Easterly common stock that is not a U.S. holder or a partnership (or similar pass-through entity).

U.S. Holders

This subsection is addressed to U.S. holders of Easterly common stock that elect to have their Easterly common stock redeemed for cash as described in the section entitled “Special Meeting of Easterly Stockholders — Redemption Rights.” For purposes of this discussion, a “Redeeming U.S. Holder” is a U.S. holder that so redeems its Easterly common stock.

The U.S. federal income tax treatment of a Redeeming U.S. Holder will depend upon whether the redemption is treated as a sale or distribution for U.S. federal income tax purposes. The redemption of Easterly common stock generally will be treated as a sale or exchange (rather than a corporate distribution) if the receipt of cash pursuant to the redemption (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in Easterly, or (3) is “not essentially equivalent to a dividend” with respect to the holder. In order to meet the substantially disproportionate test, the percentage of Easterly voting stock actually and constructively owned by the Redeeming U.S. Holder immediately following the redemption must, among other requirements, be less than 80 percent of the percentage of Easterly outstanding voting stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a Redeeming U.S. Holder’s interest if either (1) all of the shares of Easterly stock actually and constructively owned by the Redeeming U.S. Holder are redeemed or (2) all of the shares of Easterly stock actually owned by the Redeeming U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and such holder does not constructively own any other shares of Easterly stock. The redemption of Easterly common stock will not be “essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of the Redeeming U.S. Holder’s proportionate interest in Easterly. Whether the redemption will result in a meaningful reduction in a Redeeming U.S. Holder’s proportionate interest will depend on the particular facts and circumstances. However, if a Redeeming U.S. Holder has a relatively minimal stock interest and, such percentage interest is reduced by any amount as a result of the redemption, the Redeeming U.S. Holder should generally be regarded as having incurred a meaningful reduction in interest. For example, the IRS has ruled that any reduction in a stockholder’s proportionate interest is a “meaningful reduction” if the stockholder’s relative interest in the corporation was minimal and the stockholder did not have management control over the corporation.

In determining whether any of the foregoing tests are satisfied, a Redeeming U.S. Holder will take into account not only shares of Easterly stock actually owned by such holder, but also shares of Easterly stock that are constructively owned by it. A Redeeming U.S. Holder may constructively own, in addition to shares of Easterly stock owned directly, shares of Easterly stock owned by certain related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any shares of Easterly stock the holder has a right to acquire by exercise of an option, which would generally include Easterly common stock which could be acquired pursuant to the exercise of the warrants.

If the redemption qualifies as a sale of Easterly common stock by the U.S. holder under Section 302 of the Code, the Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such holder’s adjusted tax basis in the Easterly common stock exchanged therefor. Such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Easterly common stock (generally, shares of Easterly common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

If the redemption does not qualify as a sale of Easterly common stock by the Redeeming U.S. Holder under Section 302, the Redeeming U.S. Holder will be treated as receiving a corporate distribution. Any such distribution will be treated as dividend income for U.S. federal income tax purposes to the extent of Easterly’s current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in such holder’s “holding period.” Any distribution in excess of Easterly’s current and accumulated earnings and profits will reduce the Redeeming U.S. Holder’s basis in the Easterly common stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the Easterly common stock.

U.S. holders of Easterly common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Redeeming U.S. Holders of Easterly common stock who are individuals, estates or trusts may be required to pay a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their capital gain or dividend income from their redemption of Easterly’s common stock. Non-corporate Redeeming U.S. Holders of Easterly common stock should consult their tax advisors regarding the effect, if any, of the net investment income tax.

Non-U.S. Holders

This subsection is addressed to non-U.S. holders of Easterly common stock that elect to have their Easterly common stock redeemed for cash as described in the section entitled “Special Meeting of Easterly Stockholders — Redemption Rights.” For purposes of this discussion, a “Redeeming Non-U.S. Holder” is a non-U.S. holder that so redeems its Easterly common stock.

Except as discussed in the following paragraph, a Redeeming Non-U.S. Holder who elects to have its Easterly common stock redeemed will generally be treated in the same manner as a Redeeming U.S. Holder for U.S. federal income tax purposes. See the discussion above under “— U.S. Holders.”

Any Redeeming Non-U.S. Holder will not be subject to U.S. federal income tax on any capital gain recognized as a result of the exchange unless (i) such holder is an individual who is present in the United States for 183 days or more during the taxable year in which the redemption takes place and has a “tax home” in the United States (in which case such holder will be subject to a 30% tax on his or her net capital gain for the year) or (ii) such holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (in which case such holder will generally be subject to the same treatment as a Redeeming U.S. Holder with respect to the exchange). In addition, with respect to any redemption treated as a distribution rather than a sale, any amount treated as dividend income to a Redeeming Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Redeeming Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty.

Non-U.S. holders of Easterly common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their Easterly common stock will be treated as a sale or as a distribution under the Code.

Under the Foreign Account Tax Compliance Act (“FATCA”) and U.S. Treasury regulations and administrative guidance thereunder, a 30% United States federal withholding tax may apply to any dividends paid to (i) a “foreign financial institution” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Non-U.S. holders of Easterly common stock should consult their own tax advisors regarding this legislation and whether it may be relevant to the redemption of their Easterly common stock.

Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Any amount withheld under these rules will be creditable against such holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

Approval of the Business Combination

Pursuant to the Business Combination, among other things:

•	Easterly will contribute cash to JH Capital in exchange for newly issued voting Class A Units;

•	Easterly will receive a number of Class A Units equal to the number of shares of Easterly Class A common stock outstanding at the closing of the Business Combination, after giving effect to the redemption of shares of Easterly common stock by Easterly’s public stockholders at the closing of the Business Combination and any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ and their respective subsidiaries’ mezzanine loans;

•	Easterly will file an amended and restated certificate of incorporation, which will, among other things, reclassify all of the outstanding Easterly common stock as Class A common stock and create a new class of Easterly Class B common stock; and

•	the aggregate consideration to be paid to JH Capital for the Class A Units will consist of (i) an amount in cash equal to the cash and cash equivalents held by Easterly outside of Easterly’s Trust Account, plus the amount of funds contained in the Trust Account, after giving effect to redemptions by Easterly’s public stockholders, less deferred underwriting fees payable to Citigroup Global Markets Inc. and fees payable to Cantor Fitzgerald & Co. and Jefferies LLC, less any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Easterly that are accrued and unpaid as of the closing, less any outstanding amount under the Convertible Promissory Note that has not been converted into warrants to purchase Easterly Class A common stock, and (ii) (A) 18,700,000 shares of newly-issued Easterly Class B common stock, which will be issued to the JH Capital Class B Members and (B) 18,700,000 non-voting Class B Units of JH Capital, which will be issued to the JH Capital Class B Members, provided that such amount of Class B Units is subject to reduction to the extent that certain of the JH Group Companies and certain subsidiaries of Next Level Finance Partners, LLC are not directly or indirectly wholly owned by JH Capital after the Reorganization.

By approving the Investment Agreement and the Business Combination, you will be approving, among other transactions contemplated by the Investment Agreement, each of the transactions set forth above.

Easterly’s amended and restated certificate of incorporation requires that it provide all holders of its public shares with the opportunity to have their public shares redeemed upon the consummation of Easterly’s initial business combination in conjunction with either a tender offer or a stockholder vote. For business and other reasons, Easterly has elected to provide Easterly stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than pursuant to a tender offer. Therefore, Easterly is seeking to obtain approval of Easterly’s stockholders of the Business Combination Proposal in order to provide its public stockholders with the opportunity to redeem their public shares in connection with the closing of the Business Combination. Because Easterly is holding a stockholder vote on the Business Combination, its amended and restated certificate of incorporation provides that it may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Easterly common stock that are voted at the Easterly special meeting of stockholders.

Additionally, Nasdaq Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction, and Nasdaq Listing Rule 5635(b) requires stockholder approval where the issuance of securities will result in a change of control. Easterly intends to issue 18,700,000 shares of Easterly Class B common stock (which is exchangeable for shares of Easterly Class A common stock), or 93.4% of the 20,022,612 currently outstanding shares of Easterly common stock to the JH Capital Class B Members pursuant to the Business Combination (assuming no redemptions of Easterly’s public shares and no additional issuances of Easterly common stock). Therefore, Easterly is required to obtain the approval of the Business Combination by Easterly’s stockholders under Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(b) depending on the level of redemptions of Easterly common stock.

Vote Required for Approval

Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. This proposal is also conditioned on the Business Combination Proposal.

The Investment Agreement and the Business Combination will be approved if the holders of at least a majority of the shares of Easterly common stock voted on the proposal at the Easterly special meeting of stockholders vote “FOR” the Business Combination Proposal. Broker non-votes, abstentions or the failure to vote on this Business Combination Proposal will have no effect on the approval of this proposal.

As of the record date, Easterly’s founders have agreed to vote the Founder Shares and any other shares held by them in favor of the Business Combination. The founders have not purchased any public shares.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EASTERLY’S STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — APPROVAL OF THE AMENDMENTS TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME of Easterly, RECLASSIFY THE EXISTING EASTERLY COMMON STOCK AS CLASS A COMMON STOCK, DESIGNATE THE CLASS B COMMON STOCK AND TO REMOVE CERTAIN PROVISIONS RELATING TO ITS STATUS AS A BLANK CHECK COMPANY

Assuming the Business Combination is approved, Easterly’s stockholders are asked to vote upon and approve amendments to Easterly’s amended and restated certificate of incorporation to change Easterly’s name to JH Capital Group Holdings, Inc., reclassify the existing Easterly common stock as the Easterly Class A common stock, designate the Easterly Class B common stock and remove certain provisions related to Easterly’s status as a blank check company. The amendments set forth in this Proposal No. 2 are conditions to the consummation of the Business Combination, as set forth in the Investment Agreement.

Except as noted below, Easterly is required by Delaware law to obtain the approval of holders of a majority of its outstanding shares to amend its amended and restated certificate of incorporation. The following table sets forth a summary of the material differences between its current certificate of incorporation and the proposed certificate as amended by this Proposal No. 2. Proposal No. 3 proposes an amendment to the amended and restated certificate of incorporation to provide that Delaware is the exclusive forum for certain stockholder actions. Proposal No. 4 proposes an amendment to the amended and restated certificate of incorporation to effect a two-for-three reverse stock split. Proposal No. 5 proposes an amendment to the amended and restated certificate of incorporation to authorize an automatic increase in the number of directors serving on the Board of Directors during any period when holders of any series of preferred stock have the right to elect additional directors pursuant to Article IV of the certificate of incorporation and to provide for the other terms applicable to the directors elected by holders of preferred stock. You are voting on these proposals separately. By approving this Proposal No. 2, the Easterly stockholders are also approving the amended and restated certificate of incorporation, the form of which is attached hereto as Annex B, which reflects the amendments contemplated by this Proposal No. 2 and, if approved by stockholders, Proposals No. 3, No. 4, and No. 5. However, the approval of the amended and restated certificate of incorporation, in the form attached hereto as Annex B, is a condition to the consummation of the Business Combination, as set forth in the Investment Agreement.

The following table sets forth a summary of the material changes to the amended and restated certificate of incorporation proposed pursuant to Proposal No. 2. All Easterly stockholders are urged to read the proposed certificate in its entirety for a more complete description of its terms.

Proposed Changes to Certificate of Incorporation Pursuant to Proposal No. 2

	Current Certificate	Proposed Certificate
Name	The current certificate provides that Easterly’s name is “Easterly Acquisition Corp.”	The proposed certificate provides that Easterly’s name is “JH Capital Group Holdings, Inc.”

Purpose	The current certificate provides that Easterly’s purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended, and that, in addition to the powers and privileges conferred upon Easterly by law and those incidental thereto, Easterly possesses and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of Easterly including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Easterly and one or more businesses.	The proposed certificate provides that Easterly’s purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

	Current Certificate	Proposed Certificate

Common Stock	The current certificate provides that Easterly has authorized 100,000,000 shares of common stock, par value $0.0001 per share.

18,700,000 shares will be designated as Class B common stock, $0.0001 per share. Each share of Easterly Class B common stock will be entitled to one vote per share, not be entitled to any economic interest in Easterly (other than the right to be redeemed at par value upon liquidation) and be subject to restrictions on transfer.

The existing shares of Easterly common stock will be reclassified as Class A common stock, par value $0.0001 per share. The proposed amendment to Easterly’s amended and restated certificate of incorporation will authorize 81,300,000 shares of Class A common stock, of which 18,700,000 shares will be reserved for issuance in exchange for Class B Units in accordance with the terms of the Exchange Agreement.

Except as otherwise required by law or Easterly’s amended and restated certificate of incorporation, at any annual or special meeting of Easterly’s stockholders, the holders of the Easterly Class A common stock and the holders of the Easterly Class B common stock shall have the exclusive right to vote together as a single class for the election of directors and on all other matters properly submitted to a vote of Easterly’s stockholders.

Any amendment or modification to or waiver of Easterly’s amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the holders of shares of Easterly Class A common stock or the Easterly Class B common stock so as to affect them adversely must be approved by a majority of the votes entitled to be cast by the holders of shares of the class affected by the amendment, voting as a separate class. Any amendment to Easterly’s amended and restated certificate of incorporation to increase or decrease the authorized shares of Easterly Class A common stock or Easterly Class B common stock must be approved by a majority of the votes entitled to be cast by the holders of shares of the class affected by the amendment, voting as a separate class.

	Current Certificate	Proposed Certificate

Bylaws	The current certificate provides that the affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws.	The proposed certificate clarifies the voting standard by adding the phrase “present at any meeting at which a quorum is present”. Accordingly, the proposed certificate states that the affirmative vote of a majority of the Board “present at any meeting at which a quorum is present” shall be required to adopt, amend, alter or repeal the Bylaws.

Provisions Specific to a Blank Check Company	Under the current certificate, Article IX sets forth various provisions related to Easterly’s operations as a blank check company prior to the consummation of an initial business combination.

The proposed certificate deletes these blank check company provisions and removes all cross references to these provisions because, upon consummation of the Business Combination, Easterly will cease to be a blank check company. In addition, the provisions requiring that the proceeds from the IPO be held in the Trust Account until a business combination or liquidation of Easterly and the terms governing Easterly’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination.

This deletion requires the approval of at least 65% of the outstanding shares of Easterly common stock.

In the judgment of Easterly’s board of directors, the amendments to the current certificate set forth in this Proposal No. 2 are desirable for the following reasons:

•	Easterly’s board of directors believes the name of the combined company should reflect the Business Combination with JH Capital and the operating business following the Business Combination;

•	18,700,000 shares of Easterly common stock will be designated Class B common stock, par value $0.0001 per share, which Class B common stock will have one vote per share, not be entitled to any economic interest in Easterly and be subject to restrictions on transfer;

•	The existing Easterly common stock will be reclassified as Class A common stock, par value $0.0001 per share, which will be identical in all respects to the existing Easterly common stock. 18,700,000 shares of Class A common stock will be reserved for issuance in exchange for Class B Units in accordance with the terms of the Exchange Agreement; and

•	Article IX of the current certificate relates to Easterly’s operations as a blank check company prior to the consummation of the Business Combination and would not be applicable to the combined company after the consummation of the Business Combination. Accordingly, this Article and cross references to these provisions would serve no further purpose.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If the proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. By approving this Proposal No. 2, the Easterly stockholders are also approving the amended and restated certificate of incorporation, which would reflect the amendment contemplated by this Proposal No. 2 and, if approved by stockholders, the amendments contemplated by Proposals No. 3, No. 4 and No. 5 below. A copy of the form of amended and restated certificate of incorporation of Easterly which reflects the amendments proposed by the Certificate Proposals is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed amended and restated certificate of incorporation in its entirety.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of Easterly common stock is required to approve this Proposal No. 2, except that the approval of the proposal to remove certain provisions related to Easterly’s status as a blank check company requires the affirmative vote of the holders of at least 65% of the outstanding shares of Easterly common stock. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. Broker non-votes, abstentions or the failure to vote on Proposal No. 2 will have the same effect as a vote against this proposal.

The Business Combination Proposal is conditioned on the approval of this proposal. If this Proposal No. 2 is not approved, the Business Combination Proposal will have no effect and the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition, even if it is approved by the requisite vote.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EASTERLY’S STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO CHANGE THE NAME of Easterly, RECLASSIFY THE EXISTING EASTERLY COMMON STOCK AS CLASS A COMMON STOCK, DESIGNATE THE CLASS B COMMON STOCK AND TO REMOVE CERTAIN PROVISIONS RELATING TO ITS STATUS AS A BLANK CHECK COMPANY.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADOPT DELAWARE AS

THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

Assuming the Business Combination Proposal is approved, Easterly’s stockholders are also being asked to approve an amendment to Easterly’s amended and restated certificate of incorporation to provide that, with certain exceptions, the state and federal courts of the State of Delaware be the exclusive forum for certain legal actions (the “Exclusive Forum Amendment”).

The form of the Exclusive Forum Amendment is as follows:

ARTICLE X

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum to bring (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, this Amended and Restated Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have received notice of and consented to the provisions of this Article X.

Reasons for the Exclusive Forum Amendment

This amendment is intended to assist Easterly in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise, and should promote efficiency and costs-savings in the resolution of such claims. Easterly’s board of directors believes that Delaware courts are best suited to address disputes involving such matters given that Easterly is incorporated in Delaware and that the Delaware courts have a reputation for expertise in corporate law matters. Easterly’s board of directors also believes that the Delaware courts have more experience and expertise in dealing with complex corporate issues than many other jurisdictions. For these reasons, Easterly’s board of directors believes that providing for Delaware as the exclusive forum for the types of disputes listed above is in the best interests of Easterly and its stockholders. At the same time, Easterly’s board of directors believes that Easterly should retain the ability to consent to an alternative forum on a case-by-case basis where Easterly determines that its interest and those of its stockholders are best served by permitting such a dispute to proceed in a forum other than the Delaware courts.

Easterly’s board of directors is aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum clause until the company requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. Easterly’s board of directors feels this position fails to adequately take into account a variety of important considerations, including recent trends in lawyer-driven stockholder litigation; for example, recent lawsuits alleging breach of fiduciary duty relating to disclosures in proxy statements for annual stockholder meetings that threaten to delay or impede the meeting at significant cost to a company unless there is a quick settlement of the matter. These cases have typically been filed in the state court where the company is located rather than the state where it is incorporated, thus requiring a court less familiar with the laws of the jurisdiction in which the company is incorporated to interpret and apply those laws and to do so under a very tight timeframe. For the reasons set forth above, Easterly’s board of directors believes that Delaware courts are best suited to address such issues. Easterly’s board of directors believes that it is more prudent to take preventive measures before Easterly and most of its stockholders are harmed by the increasing practice of the plaintiffs’ bar to rush to file their own claims in their favorite jurisdictions, not after.

Such a provision requires that state courts in which such claims are asserted in contravention of the proposed amendment be willing to enforce its terms. It cannot be assured that all state courts will determine such a provision to be enforceable or will be willing to force the transfer of such proceedings to the Delaware courts. However, Easterly believes that if the stockholders approve the Exclusive Forum Amendment, a court would be more likely to enforce it.

If approved by Easterly’s stockholders, the Exclusive Forum Amendment will be effective upon filing with the Secretary of State of the State of Delaware of the amended and restated certificate of incorporation, which Easterly intends to do promptly after stockholder approval is obtained.

By approving this Proposal No. 3, the Easterly stockholders are also approving the amended and restated certificate of incorporation, which would reflect the amendment contemplated by this Proposal No. 3 and, if approved by stockholders, the amendments contemplated by Proposal No. 2 above and Proposals No. 4 and No. 5 below. A copy of the form of amended and restated certificate of incorporation of Easterly, which reflects the amendments proposed by the Certificate Proposals is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed amended and restated certificate of incorporation in its entirety.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If the proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. By approving this Proposal No. 3, the Easterly stockholders are also approving the amended and restated certificate of incorporation, which would reflect the amendment contemplated by this Proposal No. 3.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of Easterly common stock is required to approve this Proposal No. 3. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. Broker non-votes, abstentions or the failure to vote on the certificate proposal will have the same effect as a vote against this proposal.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
EASTERLY’S STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT DELAWARE
AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS.

PROPOSAL NO. 4 — APPROVAL OF AMENDMENT TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A TWO-FOR-THREE REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF EASTERLY COMMON STOCK

Assuming the Business Combination Proposal is approved, Easterly’s stockholders are also being asked to approve an amendment to Easterly’s amended and restated certificate of incorporation to effect a two-for-three reverse stock split of all of the outstanding shares of Easterly common stock (the “Reverse Split Proposal”). Except as specifically set forth below, the share amounts set forth in this proxy statement do not account for the two-for-three reverse stock split.

The amendment will not change the number of authorized shares of Easterly common stock, Easterly preferred stock or the relative voting power of Easterly’s stockholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of Easterly common stock will increase and will be available for reissuance by Easterly. The reverse stock split, if effected, would affect all holders of Easterly common stock uniformly.

Reason for the Reverse Stock Split Amendment

The primary purpose for effecting the reverse stock split would be to increase the per share price of Easterly’s common stock. Easterly’s board of directors believes that effecting the reverse stock split would, among other things, help it appeal to a broader range of investors to generate greater investor interest in Easterly, and improve the perception of Easterly common stock as an investment security.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in Easterly.  An increase in Easterly’s stock price may make Easterly common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients, particularly lower-priced securities of alternative energy companies. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of Easterly common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

Improve the Perception of Easterly Common Stock as an Investment Security.   Easterly believes increasing the share price of Easterly common stock could improve the perception of its common stock as an investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of Easterly common stock, but also Easterly’s market liquidity.

Effects of the Reverse Stock Split

Pursuant to the reverse stock split, each holder of Easterly common stock outstanding immediately prior to the effectiveness of the reverse stock split will become the holder of fewer shares of Easterly common stock after consummation of the reverse stock split.

If Easterly’s stockholders approve the Reverse Split Proposal, Easterly’s issued and outstanding shares of Easterly common stock would decrease at a rate of approximately two shares of Easterly common stock for every three shares of Easterly common stock then outstanding. The reverse stock split would be effected simultaneously for all of Easterly common stock, and the exchange ratio would be the same for all shares of Easterly common stock. The reverse stock split would affect all of Easterly’s stockholders uniformly and would not affect any stockholder’s percentage ownership interests in Easterly, except to the extent that it results in an Easterly stockholder receiving cash in lieu of fractional shares. The reverse stock split would not affect the relative voting or other rights that accompany the shares of Easterly common stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Easterly common stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect Easterly’s securities law reporting and disclosure obligations, and Easterly would continue to be subject to the periodic reporting requirements of the Exchange Act. Easterly has no current plans to take Easterly private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Easterly common stock outstanding, a reverse stock split would have the following effects:

•	Increase the Per Share Price of Easterly Common Stock. By effectively condensing one and half pre-split shares into one share of Easterly common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain.

•	Increase in the Number of Shares of Easterly Common Stock Available for Future Issuance. By reducing the number of shares outstanding without reducing the number of shares of available but unissued Easterly common stock, a reverse stock split will increase the number of authorized but unissued shares.

If effected, the reverse stock split will result in some stockholders owning “odd-lots” of less than 100 shares of Easterly common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

The par value per share of Easterly common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on Easterly’s balance sheet attributable to Easterly common stock will be reduced proportionately based on the two-for-three reverse stock split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the reverse stock split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of Easterly common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described below, the per share exercise price of outstanding warrants would increase proportionately, and the number of shares of Easterly common stock issuable upon the exercise of outstanding warrants would decrease proportionately, in each case based on the two-for-three reverse stock split ratio. Easterly does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Easterly is currently authorized to issue a maximum of 100,000,000 shares of Easterly common stock. As of the record date, there were [•] shares of Easterly common stock issued and outstanding and Easterly expects there to be approximately 36,222,612 shares of Easterly common stock outstanding following the closing of the Business Combination. Although the number of authorized shares of Easterly common stock will not change as a result of the reverse stock split, the number of shares of Easterly common stock issued and outstanding will be reduced by 33.3%. Thus, the reverse stock split will effectively increase the number of authorized and unissued shares of Easterly common stock available for future issuance by the amount of the reduction effected by the reverse stock split.

Following the reverse stock split, Easterly’s board of directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the board of directors deems appropriate. Easterly does not currently have any plans, proposals or understandings to issue the additional shares that would be available if the reverse stock split is approved and effected.

As of the record date, there were [•] warrants to purchase Easterly common stock outstanding at an exercise price of $11.50 per share. If the reverse stock split is effected, the outstanding warrants will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding common stock resulting in a total of approximately [•] warrants outstanding. Correspondingly, the per share exercise price of such warrants will be increased to $17.25, so that the aggregate dollar amount payable for the purchase of the shares subject to the warrants will remain unchanged.

Following the closing of the Business Combination, the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock at a purchase price of $0.01 per share will be issued to the Sponsor in exchange for the cancellation of 2,500,000 Founder Shares purchased by the Sponsor prior to the IPO. If the reverse stock split is effected, the New Warrant will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding common stock resulting in a total of approximately 1,666,666 shares subject to issuance pursuant to the New Warrant. Correspondingly, the per share exercise price of the shares subject to the New Warrant will be increased to $0.015, so that the aggregate dollar amount payable for the purchase of the shares subject to the New warrant will remain unchanged.

Based on the 36,222,612 shares of Easterly common stock expected to be outstanding following the closing of the Business Combination outstanding, the following table reflects the approximate number of shares of Easterly common stock and warrants that would be outstanding following the Business Combination if the reverse stock split is not effected and if the reverse stock split is effected. The following table does not reflect any cash payments made in lieu of the issuance of fractional shares of Easterly common stock.

	Reverse Stock Split is not Effected	Reverse Stock Split is Effected
Authorized Easterly common stock	100,000,000	100,000,000
Outstanding Easterly common stock following the Business Combination (Class A common stock and Class B common stock)	36,222,612	24,148,408
Outstanding warrants	20,138,000	13,425,333
Shares reserved for issuance pursuant to the Omnibus Incentive Plan	6,000,000	4,000,000
Easterly common stock authorized but unissued and unreserved/unallocated	37,639,388	58,426,259

Cash Payment in Lieu of Fractional Shares

No fractional shares of Easterly common stock will be issued as a result of the reverse stock split. Instead, in lieu of any fractional shares to which a holder of Easterly common stock would otherwise be entitled as a result of the reverse stock split, Easterly shall pay cash equal to such fraction multiplied by the closing sales price of Easterly common stock as reported on the Nasdaq Capital Market on the last trading day immediately preceding closing of the Business Combination. As of [          ], 2018, there were approximately [ ] stockholders of record of Easterly common stock. Upon effectiveness of the reverse stock split Easterly does not expect that cashing out fractional stockholders would reduce the number of current stockholders of record.

No Appraisal Rights

Under the DGCL, Easterly stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendments to its amended and restated certificate of incorporation to effect the reverse stock split, and Easterly will not independently provide its stockholders with any such rights.

U.S. Federal Income Tax Considerations of Reverse Stock Split

The following is a summary of the U.S. federal income tax considerations to holders of Easterly common stock of the reverse stock split. The summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No advance ruling has been or will be sought from the IRS regarding any matter in this summary. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized below. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special rules (e.g., non-resident aliens, broker/dealers or insurance companies). The U.S. state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Easterly’s stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the U.S. federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Easterly common stock in exchange for their old shares of Easterly common stock. Easterly believes that because the reverse stock split is not part of a plan to increase periodically a stockholder’s proportionate interest in Easterly’s assets or earnings and profits, the reverse stock split should have the following U.S. federal income tax consequences. A stockholder who receives solely a reduced number of shares of Easterly common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of Easterly common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of Easterly common stock will equal the stockholder’s basis in its old shares of Easterly common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution for U.S. federal income tax purposes under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

Effectiveness of Reverse Stock Split

If approved by Easterly’s stockholders, the reverse stock split will be effective upon filing with the Secretary of State of the State of Delaware of the amended and restated certificate of incorporation, which Easterly intends to do immediately after closing of the Business Combination. After closing of the Business Combination, certificates representing shares of Easterly common stock issued and outstanding immediately prior to closing of the Business Combination shall represent the number of whole shares of common stock after closing of the Business Combination into which such shares shall have been reclassified pursuant to this Proposal No. 4.

By approving this Proposal No. 4, Easterly stockholders are also approving the amended and restated certificate of incorporation, which would reflect the amendment contemplated by this Proposal No. 4 and, if approved by stockholders, the amendments contemplated by Proposals No. 2 and No. 3 above and Proposal No. 5 below. A copy of the form of amended and restated certificate of incorporation of Easterly, which reflects the amendments proposed by the Certificate Proposals, is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed amended and restated certificate of incorporation in its entirety.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this Proposal No. 4 is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. By approving this Proposal No. 4, the Easterly stockholders are also approving the amended and restated certificate of incorporation, which would reflect the amendment contemplated by this Proposal No. 4.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of Easterly common stock is required to approve this Proposal No. 4. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. Broker non-votes, abstentions or the failure to vote on the certificate proposal will have the same effect as a vote against this proposal.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
EASTERLY’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO EFFECT A TWO-FOR-THREE REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF EASTERLY COMMON STOCK.

PROPOSAL NO. 5 — APPROVAL OF AMENDMENT TO EASTERLY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE AN AUTOMATIC INCREASE IN THE NUMBER OF DIRECTORS SERVING ON THE BOARD OF DIRECTORS DURING ANY PERIOD WHEN HOLDERS OF ANY SERIES OF PREFERRED STOCK HAVE THE RIGHT TO ELECT ADDITIONAL DIRECTORS

Assuming the Business Combination Proposal is approved, Easterly’s stockholders are also being asked to approve an amendment to Easterly’s amended and restated certificate of incorporation to provide for an automatic increase in the number of directors serving on the board of directors during any period when holders of any series of preferred stock have the right to elect additional directors pursuant to Article IV of the certificate of incorporation and to provide for the other terms applicable to the directors elected by holders of preferred stock.

Section 5.5 of the current certificate provides that whenever holders of one or more series of preferred stock shall have the right to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the preferred stock set forth in the amended and restated certificate (including any preference stock designations). The amendment to the certificate set forth in this Proposal No. 5 replaces current Section 5.5 with the following new Section 5.5:

Section 5.5 Preferred Stock — Directors.  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

This amendment is intended to provide clarity with respect to how holders of preferred stock could elect additional directors to the board by providing for the automatic increase of the total authorized number of directors by the specified number of directors such holder of preferred stock would be entitled to elect. The amendment also provides that such additional director shall serve until the director’s successor shall have been duly elected and qualified or until such director’s right to hold office terminates. Whenever holders of any series of preferred stock are divested of such right pursuant to the provisions of such stock, the total authorized number of directors will automatically be reduced accordingly.

Reasons for the Amendment

Easterly’s board of directors believes that this amendment is necessary in order to facilitate holders of preferred stock to elect directors to the board during any period when these holders have a right to do so under the terms of any series of preferred stock. without the amendment to the current certificate, it is unclear how directors may be appointed by holders of preferred stock without a future amendment to the certificate.

If approved by Easterly’s stockholders, this Proposal No. 5 will be effective upon filing with the Secretary of State of the State of Delaware of the amended and restated certificate of incorporation, which Easterly intends to do promptly after stockholder approval is obtained.

By approving this Proposal No. 5, the Easterly stockholders are also approving the amended and restated certificate of incorporation, which would reflect the amendment contemplated by this Proposal No. 5 and, if approved by stockholders, the amendments contemplated by Proposals No. 2, No. 3 and No. 4 above. A copy of the form of amended and restated certificate of incorporation of Easterly, which reflects the amendments proposed by the Certificate Proposals is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed amended and restated certificate of incorporation in its entirety.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If the proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. By approving this Proposal No. 5, the Easterly stockholders are also approving the amended and restated certificate of incorporation, which would reflect the amendment contemplated by this Proposal No. 5.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of Easterly common stock is required to approve this Proposal No. 5. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. Broker non-votes, abstentions or the failure to vote on the certificate proposal will have the same effect as a vote against this proposal.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EASTERLY’S
STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE AN AUTOMATIC
INCREASE IN THE NUMBER OF DIRECTORS SERVING ON THE BOARD OF DIRECTORS
DURING ANY PERIOD WHEN HOLDERS OF ANY SERIES OF PREFERRED STOCK
HAVE THE RIGHT TO ELECT ADDITIONAL DIRECTORS.

PROPOSAL NO. 6 – APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF EASTERLY’S ISSUED
AND OUTSTANDING COMMON STOCK
IN CONNECTION WITH THE BUSINESS COMBINATION

Assuming the Business Combination Proposal and Proposal No. 2 are approved, the consideration to be paid to the JH Capital Class B Members for JH Capital will consist of 18,700,000 shares of Easterly Class B common stock (which, together with Class B Units, are exchangeable for 18,700,000 shares of Easterly Class A common stock).

Nasdaq Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction, and Nasdaq Listing Rule 5635(b) requires stockholder approval where the issuance of securities will result in a change of control. Easterly will issue 18,700,000 shares of Easterly Class B common stock (which, together with Class B Units, are exchangeable for shares of Easterly Class A common stock), or 93.4% of the 20,022,612 currently outstanding shares of Easterly common stock, to the JH Capital Class B Members pursuant to the Business Combination (assuming no redemptions of Easterly’s public shares and no additional issuances of Easterly common stock). Therefore, Easterly is required to obtain the approval of its stockholders under Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(b) depending on the level of redemptions of Easterly common stock.

Vote Required for Approval

The Nasdaq Proposal will be approved if the holders of at least a majority of the shares of Easterly common stock voted on the proposal vote “FOR” the proposal. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. Broker non-votes, abstentions or the failure to vote on this Proposal No. 6 will have no effect on the approval of this proposal.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
EASTERLY’S STOCKHOLDERS VOTE “FOR” THE ISSUANCE OF
MORE THAN 20% OF EASTERLY’S ISSUED AND OUTSTANDING COMMON STOCK IN
CONNECTION WITH THE BUSINESS COMBINATION.

PROPOSAL NO. 7 — APPROVAL AND ADOPTION OF
THE JH CAPITAL GROUP HOLDINGS, INC.
2018 OMNIBUS EQUITY INCENTIVE PLAN

On February 14, 2018, Easterly’s board unanimously approved and adopted the JH Capital Group Holdings, Inc. 2017 Omnibus Equity Incentive Plan. The purpose of the Omnibus Incentive Plan will be to enhance the value of Easterly for the benefit of its stockholders by enabling it to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and Easterly’s stockholders. Set forth below is a description of the Omnibus Incentive Plan. The Omnibus Incentive Plan will become effective upon approval by Easterly’s stockholders. Easterly’s stockholders should read carefully the entire Omnibus Incentive Plan, the form of which is attached as Annex H to this proxy statement, before voting on this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal, the Certificate Proposals and the Nasdaq Proposal. If the Business Combination Proposal, the Certificate Proposals and the Nasdaq Proposal are not approved, this proposal will have no effect.

JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan

The Omnibus Incentive Plan provides for grants of stock options, stock appreciation rights, restricted and unrestricted stock, other stock-based awards, other cash-based compensation and performance awards. Directors, officers and other employees of Easterly and its subsidiaries and affiliates, as well as others performing consulting or advisory services for it, will be eligible for grants under the Omnibus Incentive Plan. Generally, all classes of employees will be eligible to participate in the Omnibus Incentive Plan.

The following is a summary of the material provisions of the Omnibus Incentive Plan. This summary may not include all of the provisions of the Omnibus Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Omnibus Incentive Plan, the form of which is attached to this proxy statement as Annex H.

Authorized Shares.  The maximum aggregate number of shares that may be issued under the Omnibus Incentive Plan is 6,000,000 shares of JH Capital Inc. Class A common stock.

Shares issued pursuant to awards under the Omnibus Incentive Plan that JH Capital Inc. repurchases or that are otherwise forfeited, will become available for future grant under the Omnibus Incentive Plan on the same basis as the award initially counted against the share reserve. In addition, to the extent that an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the Omnibus Incentive Plan.

Award Limitations.  The following limits apply to any awards granted under the Omnibus Incentive Plan:

•	Options and stock appreciation rights — no employee will be granted within any fiscal year one or more options or stock appreciation rights, which in the aggregate cover more than 1,000,000 shares; provided, however, that in connection with an employee’s initial service as an employee, an employee’s aggregate limit may be increased by up to 1,000,000 shares;

•	Restricted stock and restricted stock units — no employee will be granted within any fiscal year one or more awards of restricted stock or restricted stock units, which in the aggregate cover more than 1,000,000 shares; provided, however, that in connection with an employee’s initial service as an employee, an employee’s aggregate limit may be increased by up to 1,000,000 shares;

•	Unrestricted stock — no employee will be granted within any fiscal year one or more awards of unrestricted stock, which in the aggregate cover more than 1,000,000 shares; provided, however, that in connection with an employee’s initial service as an employee, an employee’s aggregate limit may be increased by up to an additional 1,000,000 shares;

•	Performance units and performance shares — no employee will receive performance units or performance shares having a grant date value (assuming maximum payout) greater than $10 million dollars or covering more than 1,000,000 shares, whichever is greater; provided, however, that in connection with an employee’s initial service as an employee, an employee may receive performance units or performance shares having a grant date value (assuming maximum payout) of up to an additional amount equal to $10 million dollars or covering up to 1,000,000 shares, whichever is greater. No individual may be granted more than one award of performance units or performance shares for the same performance period; and

•	Outside Director Limitations — No participant who is an outside director will be granted awards valued at more than $1,000,000 during any single calendar year.

Plan Administration.  The Omnibus Incentive Plan will be administered by the board of directors of JH Capital Inc., which, at its discretion or as legally required, may delegate such administration to JH Capital Inc.’s compensation committee and/or one or more additional committees. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the compensation committee will consist of two or more “outside directors” within the meaning of Code Section 162(m).

Subject to the provisions of the Omnibus Incentive Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of JH Capital Inc. Class A common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the Omnibus Incentive Plan. The administrator also has the authority, subject to the terms of the Omnibus Incentive Plan, to amend existing awards, to prescribe rules and to construe and interpret the Omnibus Incentive Plan and awards granted thereunder.

Stock Options.   The administrator may grant incentive and/or nonstatutory stock options under the Omnibus Incentive Plan; provided that incentive stock options are only granted to employees. The exercise price of such options must equal at least the fair market value of JH Capital Inc. Class A common stock on the date of grant. The term of an option may not exceed ten years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of JH Capital Inc. stock, or of certain of its subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of JH Capital Inc. Class A common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator. Subject to the provisions of the Omnibus Incentive Plan, the administrator determines the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, other than for Cause (as defined in the Omnibus Incentive Plan), the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Upon a termination for Cause, all of the shares underlying the individual’s outstanding and unexercised options (whether vested or unvested) will be immediately forfeited back to the Omnibus Incentive Plan for no consideration. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.  Stock appreciation rights may be granted under the Omnibus Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of JH Capital Inc. Class A common stock between the exercise date and the date of grant. Subject to the provisions of the Omnibus Incentive Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of JH Capital Inc. Class A common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The specific terms will be set forth in an award agreement.

Restricted Stock.  Restricted stock may be granted under the Omnibus Incentive Plan. Restricted stock awards are grants of shares of JH Capital Inc. Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and cash dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to JH Capital Inc. The specific terms will be set forth in an award agreement.

Restricted Stock Units.  Restricted stock units may be granted under the Omnibus Incentive Plan, which may include the right to dividend equivalents, as determined in the discretion of the administrator. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of JH Capital Inc. Class A common stock. The administrator determines the terms and conditions of restricted stock units including the vesting criteria, which may include achievement of specified performance criteria or continued service, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an award agreement.

Unrestricted stock.  Unrestricted stock may be granted (or sold at the par value of a share or at such higher purchase price as determined by the administrator) as determined in the discretion of the administrator in respect of past service or, if so provided in the related award agreement, the promise by a recipient to perform future service or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such recipient.

Performance Units/Performance Shares.  Performance units and performance shares may be granted under the Omnibus Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved and any other applicable vesting provisions are satisfied. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. For purposes of such awards, the performance goals may be one or more of the following, as determined by the administrator: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before or after taxes, interest, depreciation and/or amortization; (vi) income or earnings from continuing operations; (vii) net income; (viii) pre-tax income or after-tax income; (ix) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (x) raising of financing or fundraising; (xi) project financing; (xii) revenue backlog; (xiii) power purchase agreement backlog; (xiv) gross margin; (xv) operating margin or profit margin; (xvi) capital expenditures, cost targets, reductions and savings and expense management; (xvii) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xviii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xix) performance warranty and/or guarantee claims; (xx) stock price or total stockholder return; (xxi) earnings or book value per share (basic or diluted); (xxii) economic value created; (xxiii) pre-tax profit or after-tax profit; (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals; (xxv) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxvi) construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality; (xxvii) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives; (xxviii) objective goals relating to projects, including project completion timing milestones, project budget; (xxix) key regulatory objectives; and (xxx) enterprise resource planning. Performance units will have an initial value established by the administrator on or before the grant date. Performance shares will have an initial value equal to the fair market value of JH Capital Inc. Class A common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof. The specific terms will be set forth in an award agreement.

Leaves of Absence.  The administrator will have the discretion to determine at any time whether and to what extent the vesting of awards will be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws).

Transferability of Awards.  Unless the administrator provides otherwise, the Omnibus Incentive Plan generally does not allow for the transfer of awards in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments.  In the event of certain corporate events or changes in JH Capital Inc.’s capitalization, to prevent diminution, dilution or enlargement of the benefits or potential benefits available under the Omnibus Incentive Plan, the administrator will make adjustments to one or more of the number, kind and class of shares that may be delivered under the Omnibus Incentive Plan and/or the number, class, kind and price of shares or other property or cash covered by each outstanding award and the numerical share limits contained in the Omnibus Incentive Plan. In the event of JH Capital Inc.’s proposed winding up, liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction to the extent they were not previously exercised or settled.

Change in Control.  The Omnibus Incentive Plan provides that in the event of a change in control (other than a winding up, dissolution or liquidation), as defined under the Omnibus Incentive Plan, each outstanding award will be treated as the administrator determines (including assumed, substituted or cancelled), except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

Plan Amendment, Termination.   The board of directors of JH Capital Inc. has the authority to amend, suspend or terminate the Omnibus Incentive Plan provided such action does not impair the existing rights of any participant. The Omnibus Incentive Plan will automatically terminate 2027, unless Easterly terminates it sooner.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the Omnibus Incentive Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Stock Options. A participant who is granted an option generally will not recognize taxable income upon the grant of the option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. JH Capital Inc. generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’ s tax basis in any common shares received upon exercise of an option will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Stock Appreciation Rights. A participant who is granted a SAR generally will not recognize taxable income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. JH Capital Inc. generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of a SAR will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock. A participant who is granted restricted shares generally will not recognize taxable income upon the grant of restricted shares, but rattier will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). JH Capital Inc. generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’ s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’ s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’ s holding period for capital gains purposes will begin at that time. JH Capital Inc. generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units. In general, the grant of RSUs (including performance units and performance shares) will not result in income for the participant or in a tax deduction for JH Capital Inc. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and JH Capital Inc. generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other awards granted under the Omnibus Incentive Plan, including unrestricted shares, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and JH Capital Inc. generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

The awards that will be granted under the Omnibus Incentive Plan are at the discretion of the plan administrator. Therefore, it is not possible to determine the benefits or number of shares subject to awards that may be granted in the future under the Omnibus Incentive Plan. As a result, the New Plan Benefits Table is not provided.

Vote Required for Approval

The JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan will be approved if the holders of at least a majority of the shares of Easterly common stock voted on the proposal vote “FOR” the proposal. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur, unless Easterly and JH Capital waive the applicable closing condition. Broker non-votes, abstentions or the failure to vote on this Proposal No. 7 will have no effect on the approval of this proposal.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EASTERLY’S
STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE JH CAPITAL GROUP
HOLDINGS, INC. 2018 OMNIBUS EQUITY INCENTIVE PLAN.

PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow Easterly’s board of directors to adjourn the Easterly special meeting of stockholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Easterly’s stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Easterly special meeting of stockholders to approve one or more of the proposals presented at the Easterly special meeting. In no event will Easterly’s board of directors adjourn the Easterly special meeting of stockholders or consummate the Business Combination beyond the date by which it may properly do so under Easterly’s amended and restated certificate of incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Easterly’s stockholders, Easterly’s board of directors may not be able to adjourn the Easterly special meeting of stockholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Easterly special meeting of stockholders to approve the Business Combination Proposal, the Certificate Proposals, the Incentive Plan Proposal and the Nasdaq Proposal.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of Easterly common stock cast on this proposal is required to approve the Adjournment Proposal. Abstentions or the failure to vote on this Proposal No. 7 will have no effect on the approval of this proposal.

Recommendation of the Board

EASTERLY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT EASTERLY

General

Easterly is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Prior to entering into the Business Combination, Easterly sought to capitalize on the financial services industry experience and capabilities of its management team and the significant contacts of its management team as well as its directors to identify, acquire and operate a business within the financial services industry.

Significant Activities Since Inception

On May 4, 2015, the Sponsor purchased 4,312,500 Founder Shares, for an aggregate purchase price of $25,000 or approximately $0.006 per share. On July 3, 2015, the Sponsor transferred 20,000 Founder Shares to each of Easterly’s current independent directors at their original purchase price. On July 29, 2015, Easterly effected a stock dividend of 0.2 shares for each outstanding share of Easterly common stock, resulting in the Sponsor and officers and directors holding an aggregate of 5,175,000 Founder Shares. Up to 675,000 Founder Shares were subject to forfeiture by the initial stockholders (or their permitted transferees) depending on the extent to which the underwriters’ over-allotment option was exercised.

Easterly’s registration statement on Form S-1 was declared effective on July 29, 2015 and on August 4, 2015 Easterly consummated the IPO of 20,000,000 of its units, including 2,000,000 units as a result of the underwriters’ partial exercise of their over-allotment option. Each unit consists of one share of Easterly common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Easterly common stock at an exercise price of $11.50 per share of Easterly common stock. The public units were sold at a price of $10.00 per share, generating gross proceeds to Easterly of $200,000,000. As a result of the expiration of the underwriters’ option to exercise the remaining portion of the over-allotment, the Sponsor forfeited an aggregate of 175,000 Founder Shares. The Sponsor, Easterly’s current independent directors and their permitted transferees, own 25.0% of Easterly’s issued and outstanding shares.

On August 4, 2015, simultaneously with the consummation of the IPO, Easterly consummated the private sale of 6,750,000 of Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant, to the Sponsor, generating gross proceeds to it of $6,750,000. The Private Placement Warrants are identical to the warrants sold as part of the public units in the IPO, except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by Easterly, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of Easterly’s initial business combination and (iii) they may be exercised by the holders on a cashless basis.

A total of $200,000,000 of the proceeds from the IPO were placed in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These funds will not be released until the earlier of the completion of Easterly’s initial business combination or Easterly’s liquidation, although Easterly may withdraw the interest earned on the funds held in the Trust Account to pay franchise and income taxes.

On September 17, 2015, Easterly announced that the holders of its units may elect to separately trade the Easterly common stock and public warrants included in the units commencing on or about September 21, 2015 on the Nasdaq Capital Market under the symbols “EACQ” and “EACQW”, respectively. Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol “EACQU.”

On March 17, 2016, Easterly issued the Convertible Promissory Note to the Sponsor that provides for the Sponsor to loan it up to $1,000,000 for ongoing expenses. As of the date of this proxy statement, Easterly borrowed $695,000 under the Convertible Promissory Note. The Sponsor is not obligated to loan Easterly additional amounts under the Convertible Promissory Note. The Convertible Promissory Note is interest bearing at 5% per annum and is due and payable on March 31, 2018, which date will be extended if Easterly’s stockholders approve an extension of the deadline by which Easterly has to complete its initial business combination from March 31, 2018 to a later date at the contemplated special meeting of Easterly’s stockholders that will be held in March 2018, if necessary. At the option of the Sponsor, any amounts outstanding under the Convertible Promissory Note may be converted into warrants to purchase shares of Easterly common stock at any time on or prior to the maturity date at a conversion price of $1.00 per warrant. Each warrant will entitle the Sponsor to purchase one share of Easterly’s common stock at an exercise price of $11.50 per share. Each warrant will contain other terms identical to the terms contained in the Private Placement Warrants.

On June 28, 2016, Easterly entered into a definitive agreement with respect to a business combination with Sungevity, Inc. (“Sungevity”). Easterly was unable to consummate the business combination with Sungevity and on December 31, 2016, Easterly terminated the definitive agreement with Sungevity.

Easterly is providing its stockholders with the opportunity to redeem their shares of Easterly common stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to Easterly for the payment of franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is anticipated to be approximately $10.00 per public share.

Easterly’s initial stockholders have agreed to waive their redemption rights with respect to any public shares they may acquire following the IPO, in connection with its initial business combination. Each of its initial stockholders has agreed to waive its redemption rights with respect to the Founder Shares (i) in connection with the consummation of a business combination, (ii) if Easterly fails to consummate its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon its liquidation prior to March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders).

There will be no redemption rights upon the consummation of the Business Combination with respect to the units or warrants.

On August 1, 2017, Easterly held its annual meeting of stockholders and 23,415,152 of Easterly’s 25,000,000 shares were voted in favor of the proposal to amend Easterly’s amended and restated certificate of incorporation to extend the date by which Easterly had to consummate a business combination, to change the term of Easterly directors from two years to one year, and to change the provision with respect to removal of directors to permit removal with or without cause by the affirmative vote of a majority of Easterly’s stockholders and the proposal to amend the agreement with respect to the Trust Account to provide for the extension. In addition, Easterly’s board of directors was reelected. The holders of 4,289,791 public shares of Easterly common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.02 per share.

On December 14, 2017, Easterly held a special meeting of stockholders and 19,325,891 of Easterly’s 20,710,209 shares were voted in favor of the proposal to amend Easterly’s amended and restated certificate of incorporation to extend the date by which Easterly had to consummate a business combination until March 31, 2018, and the proposal to amend the agreement with respect to the Trust Account to provide for the extension until March 31, 2018. In addition, Easterly’s board of directors was reelected. The holders of 687,597 public shares of Easterly common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.06 per share.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, Easterly’s directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of the Sponsor, Easterly’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Easterly’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, Easterly’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.

The purpose of any such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by the Sponsor, Easterly’s directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

Redemption of Public Shares and Liquidation if No Initial Acquisition

Easterly has only until March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) to complete its initial business combination. If Easterly is unable to complete its initial business combination by March 31, 2018 or extend such deadline to a later date by obtaining the approval of Easterly’s stockholders at a special meeting of Easterly’s stockholders, Easterly will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to its warrants, which will expire worthless if Easterly fails to complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders).

Easterly’s initial stockholders have entered into a letter agreement with it, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if Easterly fails to complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders). However, if the initial stockholders acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if Easterly fails to complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders).

The Sponsor, and Easterly’s executive officers and directors agreed, pursuant to a written letter agreement with Easterly, that they would not propose any amendment to its amended and restated certificate of incorporation that would affect the substance or timing of its obligation to redeem 100% of its public shares if Easterly does not complete its initial business combination within 24 months from the closing of the IPO, unless Easterly provided its public stockholders with the opportunity to redeem their shares of common stock on the date of such approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. This redemption right applied in the event of the approval of any such amendment, whether proposed by the Sponsor, any executive officer, director or any other person and, in connection with the extension sought at Easterly’s annual meeting of stockholders on August 1, 2017 and special meeting of stockholders on December 14, 2017, Easterly complied with these redemption requirements.

Easterly expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from funds held outside the Trust Account, although Easterly cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing its plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay franchise and income taxes, Easterly may request the trustee to release to it an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. If Easterly dissolves and liquidates, it does not expect there to be any funds held outside the Trust Account remaining for distribution. However, to the extent such funds remain, after payment or provision for payment of the debts and other liabilities of Easterly, the holders of the common stock remaining after Easterly redeems the public shares will be entitled to receive all the remaining assets of Easterly available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them.

If Easterly were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon its dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of Easterly’s creditors which would have higher priority than the claims of its public stockholders. Easterly cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, Easterly’s plan of dissolution must provide for all claims against it to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before Easterly makes any distribution of its remaining assets to its stockholders. While Easterly intends to pay such amounts, if any, it cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.

Although Easterly seeks to have all vendors, service providers (other than the underwriters for the IPO and its independent auditors), prospective target businesses or other entities with which Easterly does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against its assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Easterly’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Easterly than any alternative. Examples of possible instances where Easterly may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Easterly and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, Messrs. Cody, Crate and Kalichstein, managing directors of an affiliate of the Sponsor have agreed, jointly and severally, that they will be liable to Easterly if and to the extent any claims by a vendor for services rendered or products sold to it, or a prospective target business with which Easterly has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Easterly’s indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then Messrs. Cody, Crate and Kalichstein will not be responsible to the extent of any liability for such third-party claims. Easterly cannot assure you, however, that Messrs. Cody, Crate and Kalichstein would be able to satisfy those obligations. Messrs. Cody, Crate and Kalichstein will not be personally liable to pay Easterly’s debts and obligations except as provided above. None of Easterly’s other officers will indemnify it for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets and Messrs. Cody, Crate and Kalichstein assert that they are unable to satisfy their indemnification obligations or that they have no indemnification obligations related to a particular claim, Easterly’s independent directors would determine whether to take legal action against Messrs. Cody, Crate and Kalichstein to enforce their indemnification obligations. While Easterly currently expects that its independent directors would take legal action on its behalf against Messrs. Cody, Crate and Kalichstein to enforce their indemnification obligations to it, it is possible that its independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, Easterly cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per public share.

Easterly seeks to reduce the possibility that Messrs. Cody, Crate and Kalichstein will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the underwriters for the IPO and its independent auditors), prospective target businesses or other entities with which Easterly does business execute agreements with it waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Messrs. Cody, Crate and Kalichstein are also not liable as to any claims under Easterly’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Easterly has access to proceeds held outside of the Trust Account with which to pay any such potential claims (including costs and expenses incurred in connection with its liquidation, currently estimated to be no more than approximately $100,000). In the event that Easterly liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from the Trust Account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to Easterly’s public stockholders upon the redemption of its public shares in the event Easterly does not complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of the Trust Account distributed to Easterly’s public stockholders upon the redemption of its public shares in the event Easterly does not complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If Easterly is unable to complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of the amount of interest which may be withdrawn to pay franchise and income taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is Easterly’s intention to redeem its public shares as soon as reasonably possible following March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) and, therefore, Easterly does not intend to comply with those procedures. As such, Easterly’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of such date.

Because Easterly will not be complying with Section 280, Section 281(b) of the DGCL requires it to adopt a plan, based on facts known to it at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because Easterly is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in its underwriting agreement, Easterly will seek to have all vendors, service providers (other than the underwriters in the IPO and its independent auditors), prospective target businesses or other entities with which Easterly does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

As a result of this obligation, the claims that could be made against Easterly are significantly limited and the likelihood that any claim that would result in any liability extending to the Trust Account is remote. Further, the managing directors may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets and will not be liable as to any claims under its indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the managing directors will not be responsible to the extent of any liability for such third-party claims.

If Easterly files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, Easterly cannot assure you it will be able to return $10.00 per share to its public stockholders. Additionally, if Easterly files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Easterly’s stockholders. Furthermore, Easterly’s board may be viewed as having breached its fiduciary duty to its creditors and/or may have acted in bad faith, and thereby exposing itself and its company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Easterly cannot assure you that claims will not be brought against it for these reasons.

Easterly’s public stockholders will be entitled to receive funds from the Trust Account only in the event of the redemption of its public shares if Easterly does not complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders) if they redeem their respective shares for cash upon the completion of the initial business combination or if they redeem their respective shares in connection with a vote seeking to amend Section 9.2(d) of Easterly’s amended and restated certificate of incorporation in a manner that would affect the substance or timing of its obligation to redeem 100% of its public shares if Easterly does not complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders). In no other circumstances does a stockholder have any right or interest of any kind to or in the Trust Account. In the event Easterly seeks stockholder approval in connection with its initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to Easterly for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights described above.

Employees

Easterly currently has three executive officers. Members of its management team are not obligated to devote any specific number of hours to its matters but they intend to devote as much of their time as they deem necessary to Easterly’s affairs until its completed its initial business combination. The amount of time that Messrs. Crate and Kalichstein or any other members of Easterly’s management team will devote in any time period will vary based on whether a target business has been selected for its initial business combination and the current stage of the business combination process.

Properties

Easterly currently maintain its principal executive offices at 375 Park Avenue, 21st Floor, New York, NY 10152. The cost for this space is included in the $10,000 per month fee that Easterly pays an affiliate of the Sponsor for certain office space, utilities, and general office, receptionist and secretarial support. Easterly considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Legal Proceedings

Easterly is not currently subject to any material legal proceedings, nor, to its knowledge, is any material legal proceeding threatened against it or any of its officers and directors in their corporate capacity.

MANAGEMENT OF EASTERLY

Directors and Executive Officers

Easterly’s directors and executive officers are as follows:

Name	Age	Position
Darrell W. Crate	50	Chairman of the Board of Directors
Avshalom Kalichstein	43	Chief Executive Officer and Director
Jurgen Lika	34	Chief Financial Officer
James N. Hauslein	58	Director
David W. Knowlton	60	Director
Thomas W. Purcell	47	Director

Darrell W. Crate, 50, has served as Chairman of Easterly’s board of directors since May 2015. Mr. Crate is a managing principal at Easterly LLC, an asset management holding company. Easterly LLC is a successor company to Easterly Capital, LLC, a firm Mr. Crate co-founded in September 2009. Mr. Crate also serves as a chairman of the board of directors of Easterly Government Properties Inc., a NYSE listed company that is the successor entity to Easterly Partners, LLC, a firm he co-founded as a private real estate portfolio company of Easterly Capital, LLC. From 1998 to 2011, Mr. Crate served as the chief financial officer of Affiliated Managers Group, Inc., a publicly traded asset management holding company. Mr. Crate was previously a managing director of the Financial Institutions Group of the Chase Manhattan Corporation based in London and New York, focusing exclusively on investment management firms. From 2006 to 2012, Mr. Crate was Treasurer of Romney for President, an effort to gain control of the executive branch of the United States government. Mr. Crate’s board memberships presently include serving as a member of the executive committee of the board of trustees of Bates College and as the vice chairman of the Aircraft Owners and Pilots Association, a global organization with over 300,000 members supporting general aviation. Mr. Crate earned his MBA from Columbia Business School and his BA from Bates College.

Avshalom Kalichstein, 43, has been Easterly’s Chief Executive Officer and director since May 2015. Since May 2014, Mr. Kalichstein has been a managing principal at Easterly LLC, responsible primarily for originating and underwriting potential candidates for acquisition or investment, with a particular focus on financial services and related credit investments. Previously, in 2011, Mr. Kalichstein founded, and is the managing member of Solel Investment Group LLC, a privately held company that jointly led the acquisition of over $900 million in specialty finance assets. Prior to forming Solel, Mr. Kalichstein was a managing director of J.C. Flowers & Co. from 2004 until 2011. While at J.C. Flowers & Co., Mr. Kalichstein was responsible for originating, monitoring, and disposing of financial services investments globally, with a focus on consumer and commercial finance, banking, and property/casualty insurance. From 2001 to 2004, Mr. Kalichstein led the corporate development group of Shinsei Bank in Tokyo, Japan. Mr. Kalichstein also led the capital structure team whose work culminated in Shinsei Bank’s initial public offering on the Tokyo Stock Exchange. Prior to his tenure at Shinsei Bank, Mr. Kalichstein previously worked as vice president, Finance and Corporate Development for SoftNet Systems, Inc. and as an associate with Capital Z Partners, a financial services-oriented private equity firm based in New York. Mr. Kalichstein began his career in the Financial Institutions Group at Goldman Sachs. Mr. Kalichstein earned his BA in Mathematics and Economics, magna cum laude, from Brown University.

Jurgen Lika, 34, has been Easterly’s Chief Financial Officer since May 2015. Mr. Lika is the vice president of finance at Easterly LLC. Mr. Lika was a manager at PricewaterhouseCoopers LLP in the asset management industry, where he provided audit and non-audit services to financial services clients from 2005 until 2014. Mr. Lika’s experience at PricewaterhouseCoopers LLP includes audits of investment advisors and regulated and unregulated investment companies, including mutual funds, bank collective funds and investment partnerships. Mr. Lika earned his BA from Boston University. Mr. Lika is also a licensed CPA. Mr. Lika’s expertise lies in the areas of investment valuation and controls, especially as related to fund accounting and reporting.

James N. Hauslein, 58, has been a member of Easterly’s board of directors since July 2015. Mr. Hauslein is currently Managing Director of Hauslein & Company, Inc., a private investment firm. He has been with Hauslein & Company, Inc. since 1990. Mr. Hauslein was involved in the acquisition of a controlling interest in Sunglass Hut International in June 1987 and subsequently led the buyout in 1991 and the initial public offering in 1993. Mr. Hauslein served as Executive Chairman of Sunglass Hut International from 1991 until 2001, and for part of his tenure was Chief Executive Officer of Sunglass Hut (May 1997 – January 1998 and January 2001 – April 2001). Under Mr. Hauslein’s leadership, Sunglass Hut grew in revenue from approximately $37 million in 1987 to approximately $680 million in fiscal 2000 prior to the sale to Luxottica Group SpA. At the time of the sale to the Luxottica Group, Sunglass Hut operated approximately 2,000 company-owned stores in North America, Europe, Asia and the Caribbean. While at Sunglass Hut, Mr. Hauslein presided over numerous add-on acquisitions in the United States and Australia as well as organic growth in North America, the Caribbean, and Europe and a joint venture in Singapore. Mr. Hauslein previously served on the Board of Directors of Freedom Acquisition Holdings Inc., GLG Partners, Inc., Liberty Acquisition Holdings Corp., and Elephant Capital plc. Mr. Hauslein served as Chairman and Chief Executive Officer of Atlas Acquisition Holdings Corp. from August 2007 until March 2010. Currently, Mr. Hauslein serves on the boards of Innovate Partners, NB Parent Company Inc. and CrowdFlik, Inc. Mr. Hauslein is also a member of the Board of Directors of AOPA (Aircraft Owners & Pilots Association), a member of the Board of Directors of the Jamestown Foundation (Washington, DC), a Director of the American Swiss Foundation, and formerly a Trustee of the Pine School (Hobe Sound, FL). Mr. Hauslein received his MBA from Cornell University’s Johnson Graduate School of Management, and his Bachelor of Science in Chemical Engineering from Cornell University.

Freedom Acquisition Holdings Inc. (which completed a business combination with GLG Partners, Inc. in 2007 and GLG Partners, Inc. was subsequently sold to the Mann Group in 2010), Liberty Acquisition Holdings Corp. (which completed a business combination with Promotora de Informaciones S.A. in 2010), and Atlas Acquisition Holdings Corp. (which liquidated in 2010 and did not complete a business combination) were all special purpose acquisition companies where Mr. Hauslein previously held management or director positions as disclosed above. None of these companies changed its intentions from what each disclosed in its respective initial public offering prospectus. Mr. Hauslein is not currently a director or a member of management for any of these companies.

David W. Knowlton, 60, has been a member of Easterly’s board of directors since July 2015. Mr. Knowlton is a Managing Partner at Three Ocean Partners LLC, a firm he founded in 2011, where he advises his clients on mergers and acquisitions as well as recapitalizations and restructurings. Prior to Three Ocean Partners LLC, Mr. Knowlton was a Managing Partner at Watch Hill Partners LLC, an investment banking firm which he launched in 2003 and sold to FBR Capital Markets in 2009. Mr. Knowlton continued to work at FBR Capital Markets as Vice Chairman of Investment Banking and Head of the Corporate Advisory practice until 2010. Watch Hill Partners advised on over $30 billion in assignments and made several merchant banking investments. From December 1996 until March 1999, Mr. Knowlton established and ran Gleacher & Company’s financial sponsor efforts, as Managing Director of North American Investment Banking and Head of Acquisition Finance for NatWest Markets, the U.S. M&A and merchant banking arm of NatWest. He began his career with an internship with the Joint Economic Committee in Washington, DC, and then joined Manufacturers Hanover Trust Company in 1980. He held a number of positions in multinational client management and oil and gas industry lending before joining MHT’s Acquisition Finance Group in 1985. After the mergers with both Chemical Bank and Chase Manhattan Bank, Mr. Knowlton continued his position as Managing Director in Acquisition Finance.

Thomas W. Purcell, 47, has been a member of Easterly’s board of directors since July 2015. Mr. Purcell is the President of his family investment office, Lake Trail Capital, which will invest in public securities as well as private businesses. Mr. Purcell was a Portfolio Manager at Viking Global Investors from 2003 until 2014, where he was responsible for managing a team of analysts and a diversified portfolio with a primary focus in financial services as well as business devices, energy and other industries. While at Viking Mr. Purcell served as the firm’s Co-Chief Investment Officer from 2012 until June 2014, as a member of the Management Committee from 2005 until March 2015 and as a member of the Executive Committee from July 2007 until March 2015. From October 1999 until becoming a Portfolio Manager in 2003, Mr. Purcell was responsible for researching investment ideas in financial service companies. From May 1998 until September 1999, Mr. Purcell worked for Tiger Management on a full time and consulting basis where he was responsible for researching investment ideas among chemical, paper, general industrial companies and Japanese banks. From 1995 until 1997, Mr. Purcell worked for ING Equity Partners as an associate responsible for identifying, researching and executing private equity investments. From 1993 until 1995, Mr. Purcell worked in Mergers and Acquisitions at Salomon Brothers Inc. Mr. Purcell is a graduate of Harvard Business School, where he was a Baker Scholar, and of Georgetown University.

Corporate Governance

Number and Terms of Office of Officers and Directors

Easterly’s amended and restated certificate of incorporation and bylaws provide that its directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders and shall hold office until the next annual meeting following his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Easterly officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Easterly board of directors is authorized to appoint persons to the offices set forth in Easterly bylaws as it deems appropriate. Easterly bylaws provide that Easterly officers may consist of a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, Secretaries, Assistant Secretaries, a Treasurer and other such offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of Easterly’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Easterly’s board of directors has determined that Messrs. Hauslein, Knowlton and Purcell are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of the Nasdaq. Easterly’s independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Easterly’s board of directors has two standing committees: an audit committee and a compensation committee. Easterly’s audit committee and its compensation committee are each composed solely of independent directors.

Audit Committee

The rules of Nasdaq and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Easterly has established an audit committee of the board of directors, which consists of Messrs. Hauslein, Knowlton and Purcell, all of whom meet the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Hauslein serves as chairman of Easterly’s audit committee.

Responsibilities of the audit committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by Easterly;

•	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by Easterly, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with Easterly in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to Easterly entering into such transaction; and

•	reviewing with management, the independent auditors, and Easterly’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding Easterly’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board (“FASB”), the SEC or other regulatory authorities.

Compensation Committee

Easterly has established a compensation committee of the board of directors, which consists of Messrs. Hauslein, Knowlton and Purcell, each of whom meets the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Knowlton serves as chairman of Easterly’s compensation committee.

Easterly has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to Easterly’s chief executive officer’s compensation, evaluating Easterly’s chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of Easterly’s chief executive officer based on such evaluation;

•	reviewing and approving the compensation of all of Easterly’s other executive officers;

•	reviewing Easterly’s executive compensation policies and plans;

•	implementing and administering Easterly’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with Easterly’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Easterly’s executive officers and employees;

•	producing a report on executive compensation to be included in Easterly’s annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

Easterly does not have a standing nominating committee, though its intends to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. Easterly’s board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Hauslein, Knowlton and Purcell. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, Easterly does have a nominating committee charter in place.

Easterly’s board of directors will also consider director candidates recommended for nomination by Easterly stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Easterly’s stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in its bylaws.

Easterly has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, Easterly’s board of directors considers educational background, diversity of professional experience, knowledge of Easterly’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of its stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, Easterly’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC. Specific due dates for those reports have been established, and Easterly is required to report herein any failure to file such reports by those due dates. Based on a review of Forms 3, 4 and 5 filed by such persons, Easterly believes that during the fiscal year ended December 31, 2015 there were no delinquent filers that were not already previously disclosed publicly.

Code of Ethics

Easterly has adopted a Code of Ethics applicable to its directors, officers and employees. Easterly previously filed a copy of its form of Code of Ethics and its audit committee charter on June 12, 2015 as exhibits to its IPO registration statement. You will be able to review these documents by accessing Easterly’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from Easterly. Easterly intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Each of Easterly’s executive officers and directors do not currently, but may, in the future, have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of Easterly’s executive officers becomes aware of a business combination opportunity which is suitable for an entity to which he has then-current fiduciary or contractual obligations, he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to Easterly if such entity rejects the opportunity. Easterly does not believe, however, that any fiduciary duties or contractual obligations of its executive officers that may arise in the future would materially undermine its ability to complete its initial business combination.

The Sponsor and Easterly’s executive officers and directors may become involved with subsequent blank check companies similar to Easterly, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until Easterly has entered into a definitive agreement regarding its initial business combination or it has failed to complete its initial business combination within 24 months after the closing of the IPO. Potential investors should also be aware of the following other potential conflicts of interest:

•	None of Easterly’s officers or directors is required to commit his or her full time to Easterly affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, Easterly’s officers and directors may become aware of acquisition and business opportunities which may be appropriate for presentation to Easterly as well as the other entities with which they are affiliated. Easterly’s management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Easterly’s initial stockholders have agreed to waive their redemption rights with respect to the Founder Shares and public shares in connection with the consummation of Easterly’s initial business combination. Additionally, Easterly’s initial stockholders have agreed to waive their redemption rights with respect to their founder shares if Easterly fails to consummate its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders). If Easterly does not complete its initial business combination within such applicable time period the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the public shares, and the Private Placement Warrants will expire worthless. The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares (except to certain permitted transferees) until one year after the date of the consummation of Easterly’s initial business combination or earlier if subsequent to its initial business combination, (i) the last sale price of Easterly Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after Easterly’s initial business combination or (ii) it consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Easterly’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Private Placement Warrants, warrants issued in exchange for repayment of the Convertible Promissory Note and the Easterly Class A common stock underlying such warrants, will not be transferable, assignable or salable by the Sponsor until 30 days after the completion of Easterly’s initial business combination. Since the Sponsor and Easterly’s officers and directors may directly or indirectly own Easterly Class A common stock and warrants following the IPO, Easterly’s officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate Easterly’s initial business combination.

•	Easterly’s officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to its initial business combination.

The conflicts described above may not be resolved in Easterly’s favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, Easterly’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, Easterly’s amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of its officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Easterly is not prohibited from pursuing an initial business combination with a company that is affiliated with the Sponsor, or Easterly’s officers or directors. In the event Easterly seeks to complete its initial business combination with such a company, Easterly, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or an accounting firm that such an initial business combination is fair to Easterly from a financial point of view.

In the event that Easterly submits its initial business combination to its public stockholders for a vote, Easterly initial stockholders have agreed to vote the Founder Shares and any public shares purchased during or after the offering in favor of Easterly initial business combination and Easterly officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of Easterly initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Easterly’s amended and restated certificate of incorporation and bylaws provide that its officers and directors will be indemnified by its to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, Easterly’s amended and restated certificate of incorporation provides that its directors will not be personally liable for monetary damages to it for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

Easterly has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its amended and restated certificate of incorporation. Easterly’s bylaws also permit it to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. Easterly has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures it against its obligations to indemnify its officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against Easterly’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit it and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Easterly pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Easterly believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Fees Billed by Easterly’s Independent Registered Public Accounting Firm During Fiscal Years 2016 and 2015

The firm of Marcum LLP acted as Easterly’s independent registered public accounting firm during the year ended December 31, 2016 and the period ended December 31, 2015. The following is a summary of fees incurred for services rendered by Marcum LLP.

Audit Fees

During the year ended December 31, 2016 and the period ended December 31, 2015 professional fees for Easterly’s independent registered public accounting firm were $50,058 and $85,685, respectively, for the audit of its financial statements dated May 4, 2015 and filed with its Registration Statement on Form S-1, the Current Report on Form 8-K filed in connection with the closing of the IPO, the review of the financial information included in its Quarterly Reports on Form 10-Q, the audit of the financial statements as of December 31, 2015 and for the period from April 29, 2015 (inception) through December 31, 2015 and the audit of the financial statements as of December 31, 2016 and for the year ended December 31, 2016 that are included within and made part of this proxy statement.

Audit-Related Fees

Easterly did not receive audit-related services that are not reported as audit fees for the year ended December 31, 2016 and the period ended December 31, 2015.

Tax Fees

Easterly engaged Marcum LLP to perform tax compliance services for the year ended December 31, 2016 and the period ended December 31, 2015. Easterly recorded $2,678 and $11,455 as expenses for these services during the year ended December 31, 2016 and the period ended December 31, 2015, respectively.

All Other Fees

During the year ended December 31, 2016 and the period ended December 31, 2015, there were no services provided and no fees billed for services provided by Easterly’s independent registered public accounting firm other than those set forth above.

Pre-Approval Policy

Easterly’s audit committee has adopted a statement of principles with respect to the pre-approval of services provided by its independent registered public accounting firm. In accordance with the statement of principles, the audit committee has determined that all non-prohibited services to be provided by the independent registered public accounting firm are to be approved in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

Executive Compensation

None of Easterly’s executive officers or directors have received any cash (or non-cash) compensation for services rendered to it. Commencing on July 29, 2015 through the earlier of consummation of its initial business combination and its liquidation, Easterly has and will continue to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Other than the described fee, no cash compensation, including finder’s and consulting fees, will be paid to the Sponsor, Easterly’s executive officers and directors, or any of their respective affiliates prior to or in connection with Easterly’s initial business combination. However, the Sponsor, Easterly’s executive officers and directors, and their respective affiliates have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on Easterly’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Easterly’s independent directors review on a quarterly basis all payments that were made to the Sponsor, Easterly’s officers or directors, or their affiliates.

After the completion of Easterly’s initial business combination, directors or members of Easterly’s management team who remain with it may be paid consulting, management or other fees from the combined company. Any compensation to be paid to Easterly’s officers will be determined, or recommended to the Easterly board of directors for determination, by a compensation committee of the Easterly board of directors. For a discussion of the executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management of JH Capital Inc. After the Business Combination.”

It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive and director compensation. Any compensation to be paid to Easterly officers will be determined by a compensation committee constituted solely by independent directors.

After the closing of the Business Combination, the board of directors of the combined company will include the following existing Easterly director: Avshalom Kalichstein. Additionally, some or all of Easterly’s executive officers and directors may negotiate consulting arrangements to remain with Easterly after the Business Combination. Easterly does not believe that the ability of its management to remain with it after the consummation of the Business Combination was a determining factor in its decision to proceed with the Business Combination.

Compensation Committee Interlocks and Insider Participation

None of Easterly’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Easterly’s board of directors.

INFORMATION ABOUT JH CAPITAL

Business Overview

Unless otherwise stated, references in this section to “JH Capital” generally refer to JH Capital and its consolidated subsidiaries on a pro forma basis after the Reorganization.

Nature of the Business

Business Overview

JH Capital is a diversified specialty finance business that offers end-to-end solutions to customers at every stage of the distressed credit cycle. Unlike many of its peers that focus exclusively on the default side of the credit cycle through their debt purchasing and collections businesses, JH Capital’s service offering and technology platform extends into consumer debt settlement and credit lending services that advocate on a consumer’s behalf in order to help rehabilitate their credit standing.

JH Capital was founded in 2009 and from inception was built to address the significant changes in, and higher regulatory standards imposed on, the financial services industry following the financial crisis of 2008. Many of the changes to the industry were made to better protect consumers, and JH Capital believes its consumer-centric approach to its business coupled with its strict compliance infrastructure and proprietary data analytics and technology are important competitive differentiators that have significantly contributed to its financial growth.

Business Segments

JH Capital is divided into two primary business segments: (1) Debt Purchasing and Collection and (2) Advocacy and Lending.

Debt Purchasing and Collection

JH Capital’s largest segment is Debt Purchasing and Collection. This segment consists of three primary services operated through three companies described below: debt buying, debt collections and commercial lending to other third-party debt buyers.

▪	JH Portfolio Debt Equities, LLC (“JHPDE”) is a wholly-owned subsidiary of JH Capital and is one of the nation’s largest debt buyers, investing in a variety of unpaid debt, including credit card, consumer installment loans and mortgage distressed debt. JHPDE is distinguished by its consumer-centric focus, its culture of compliance and its proprietary data and technology platform.

▪	Credit Control, LLC (“Credit Control”) is a nationally licensed, full-service collection agency that collects past-due accounts receivable balances for JHPDE and for approximately 300 first- and third-party clients, who are some of the largest creditors in the country. JHPDE currently indirectly owns 60% of Credit Control.

▪	CreditMax Holdings, LLC (“CMAX”) operates a specialty lending platform that provides capital to third-party debt buyers purchasing defaulted consumer debt.

Advocacy and Lending

JH Capital’s second business segment is called Advocacy and Lending and offers two primary services operated through two different companies described below: debt settlement and consumer lending.

▪	Century Support Services, LLC (“CSS”) is one of the largest companies providing national debt settlement services to consumers having trouble making required payments on their unsecured debts, primarily credit card debt. CSS works with other lenders to negotiate a lower amount to be paid that will settle a consumer’s debt obligations. For many consumers in default with various lenders, this advocacy service is a non-bankruptcy debt resolution option.

▪	New Credit America, LLC (“NCA”) is the consumer lending arm of JH Capital’s Advocacy and Lending segment. For certain qualified applicants who have used JH Capital’s debt settlement service, NCA helps consumers pay off their old debts at a significant discount, reestablish their credit and start fresh with a new loan. NCA provides financing to selected consumers to speed up the completion of their debt settlement program. The NCA consolidation loan is designed to provide funding for a payoff with a consumer’s creditors. NCA leverages sophisticated credit algorithms with public and alternative data sets to identify those consumers who have initiated their offer and compromise program with their creditors.

JH Capital’s Strategic Differentiation

Consumer-Centric Approach Benefits Consumers and JH Capital. JH Capital takes a consumer-centric approach to debt collection. JH Capital believes that by taking an advocacy approach to working with the consumer, rather than alternative debt collection approaches that focus heavily on litigation, outcomes are improved for itself, the consumers, and the original debt issuer. JH Capital believes that its current consumer-centric approach leads to consumers staying in its broad credit rehabilitation platform.

Data-Driven Targeting Improves Collections Returns and Optimizes Purchasing Strategy. One of the debt collection industry’s most formidable challenges is that many financially distressed consumers may never make a payment, much less retire their total debt obligation. To address these challenges, JH Capital primarily targets the top 20% of distressed consumers across large and small sellers who have demonstrated the ability and willingness to pay. These business practices contribute to JH Capital’s ability to avoid buying portfolios that are incompatible with its methods or goals and align the accounts JH Capital purchases with its operational channels to maximize future collections. In addition, JH Capital purchases debt from a diversified network of third-party sellers through both fixed-price, forward flow purchase agreements and opportunistic spot purchases.

Flexible Collection Strategy Maximizes Results. Unlike other debt purchasers that primarily use an in-house collections agency for collections, JH Capital operates a captive collection agency that works on behalf of it as well as third-party banks and other financial institutions, and deploys a network of highly-regarded, compliant and specialized third-party collection agencies. Based on its robust database of consumer behavior, JH Capital has developed a proprietary technology algorithm to route customer files to the collection agency best suited to collect on that file, resulting in above industry average collections returns.

Strong Synergies Between Consumer Advocacy and Consumer Lending. Through its consumer advocacy services, JH Capital helps restore credit profiles of defaulted consumers by providing solutions for the consumer to reduce and refinance existing obligations. Not only does that allow consumers to begin to restore their credit standing, but it also introduces them to JH Capital’s consumer lending arm, which can offer credit to consumers at rates that are at a significant discount to market rates.

End-to-End Solutions Help Drive Better Decision Making. JH Capital is one of the only companies in the broader accounts receivable management industry to offer end-to-end consumer Debt Purchasing and Collection services and Advocacy and Lending services. While JH Capital has policies in place that are designed to prevent data collected through JH Capital’s debt purchasing and collection businesses from being shared with JH Capital’s advocacy and lending businesses, which are more fully described in the below section entitled “— Ethical Wall between Business Segments,” JH Capital believes the business knowledge JH Capital gains by owning the end-to-end spectrum of services allows it to make better decisions with regard to future purchases of distressed debt, collections, future debt settlements and future lending, which management believes is evidenced in JH Capital’s financial returns.

Compliance as a Core Competency. Historically, JH Capital has successfully passed over 100 annual audits by debt sellers and lenders, as well as federal and state regulatory bodies. Its industry-leading Compliance Management System is implemented across all segments and represents a strategic advantage for JH Capital.

Domestic Market Focus Reduces Business Complexity and Risk. JH Capital’s target geographic market is the United States as JH Capital anticipates that this market presents an ideal opportunity for growth in the coming years. Further, by conducting its business solely in the United States, JH Capital is positioned to mitigate potential risks arising from operating a global distressed debt business and can potentially enhance its positioning as it bids on these domestic debt portfolios over the coming years.

Proprietary Data and Algorithmic Modeling. JH Capital collects proprietary data throughout the entire default to rehabilitation cycle, subject to its Ethical Wall Policy, and leverages data across its platform to create proprietary models of consumer borrowing and repayment behaviors. JH Capital believes the business knowledge JH Capital gains by owning the end-to-end spectrum of services allows it to make better decisions with regard to future purchases of distressed debt, collections, future debt settlements and future lending, which can be evidenced in JH Capital’s industry-leading financial returns.

Ethical Wall between Business Segments Maintains Strict Confidentiality of Consumer Information

JH Capital maintains an ethical wall between its Debt Purchasing and Collection business segment and its Advocacy and Lending business segment, which is in compliance with applicable state regulatory requirements. Because of the necessity of maintaining the confidentiality of consumer information and other information and the possibility of a conflict of interest between the two business segments, employees in each business segment are generally prohibited from communicating or interacting with one another. In the event communication or interaction between the business segments is needed, it is coordinated with the executive team at JH Capital.

JH Capital establishes confidentiality and minimizes conflicts of interests by separating the business segments, thereby impeding the flow of information between them. The business segments are separated by (1) physical location – the Debt Purchasing and Collection and Advocacy and Lending business segments reside in locations that are physically remote from one another – and (2) policy - JH Capital maintains a written Ethical Wall Policy that governs communication and interaction between its Debt Purchasing and Collection and Advocacy and Lending business segments that is mandated and enforced by JH Capital.

The primary physical locations of JH Capital’s Debt Purchasing and Collection business segment are Los Angeles, California; St. Louis, Missouri; Tampa, Florida; and Chicago, Illinois. The primary physical locations of JH Capital’s Advocacy and Lending business segment are Portland, Oregon and North Huntingdon, Pennsylvania. Because the business segments reside in different states, employees of the business segments are physically isolated and the physical flow of information between them is effectively eliminated, thereby preventing one business segment from physically acquiring any information from the other business segment that could result in a breach of confidentiality or improperly or unfairly influence an employee in the discharge of his or her duties and put the business segment acquiring such information in a position of conflict.

Because information also flows electronically, JH Capital maintains a written ethical wall policy (the “Ethical Wall Policy”) that prohibits the electronic flow of information between its business segments. The Ethical Wall Policy dictates that all business units within each business segment must maintain secure, confidential information repositories of consumer information and other information that can be accessed only by those employees with proper credentialing and a “need to know.” In addition, all employees are bound by confidentiality agreements that prohibit the sharing or dissemination of confidential information with any person within a business segment not similarly bound. The sharing or dissemination of confidential information outside of a business segment is generally prohibited under all circumstances.

In the event an employee of a business segment identifies a need for information to flow between the Debt Purchasing and Collection and Advocacy and Lending business segments, the need is escalated to the executive team of JH Capital, which will evaluate the need and manage any conflict of interest in a fair and consistent manner. Provided that the executive team comes to a bona fide conclusion, after careful consideration of the circumstances surrounding the need, that the sharing of information between business segments will not result in a conflict of interest, the executive team may authorize the information to flow between the business segments in a manner prescribed by the executive team and in such a way that the information otherwise remains confidential and is not used for any other purpose other than the specific identified purpose.

Operating Segments

Financial information regarding JH Capital’s operating segments and geographic operations is set forth in Note 11, “Segment Information” to JH Capital’s combined financial statements.

Company Information

JH Capital is a privately held company headquartered in California. Its corporate headquarters are located at 21800 Oxnard Street, 5th Floor, Woodland Hills, CA 91367 and its telephone number is (818) 251-9911.

Employees

As of September 30, 2017, JH Capital had approximately 724 employees. None of JH Capital’s employees is represented by a labor union or covered by a collective bargaining agreement. JH Capital has not experienced any work stoppages, and JH Capital considers its relations with its employees to be good.

Growth Strategy

JH Capital believes that its continued focus on debt buying and collections, along with the growth in its debt settlement and lending platforms, will allow it to benefit from current market dynamics and capitalize on the consumer distressed debt and rehabilitation lifecycle. Its capital growth strategy emphasizes the following elements:

Increase Volume in Core Purchasing Strategy. JH Capital intends to increase its purchase volume, thus capitalizing on increased supply levels of distressed consumer debt given recent macroeconomic trends. JH Capital will continue to focus on developing both its network of distressed debt sellers from which it purchases debt and its Collection Agency Network with which it places purchased debt. JH Capital plans to strategically place higher volumes of purchases through this collections network, both through the continued implementation of forward flow agreements with sellers and through spot purchases.

Expand Consumer Advocacy and Lending Services. JH Capital intends to continue deepening its relationship with its customers through the expansion of its advocacy and lending business. Its debt settlement business provides customers with tailored solutions on their path to financial recovery while deepening JH Capital’s relationship with its customers and providing valuable consumer data that is protected by JH Capital’s Ethical Wall Policy. JH Capital intends to grow its high margin consumer lending business to its strongest customers.

Develop Expertise in New Asset Types. To date, JH Capital has focused primarily on defaulted consumer credit card and consumer installment loan receivables. It expects to continue seeking opportunities to leverage its portfolio purchasing and collections expertise and proprietary analytical capabilities in these and other asset types. JH Capital has the ability to enter into new asset types or expand its exposure to certain asset types with which it has had limited experience, in a controlled and disciplined way. JH Capital expects to continue to make small purchases with new asset types as it builds its base of purchasing and collections expertise.

Leverage Existing Infrastructure. Since its inception, JH Capital has made, and continues to make, investments in its financial technology platform, as well as related infrastructure and IT systems. With its modern, scalable platform and infrastructure, JH Capital is positioned to continue acquiring and servicing substantially larger volumes of defaulted consumer receivables without incurring material increases in technology and infrastructure related costs.

Opportunistically Pursue Corporate Acquisitions. In addition to strong organic growth across its core businesses, JH Capital can opportunistically pursue the specialty finance industry’s smaller constituents to augment its scale, strengthen its competitive position, and potentially to enter new asset classes or markets.

Debt Purchasing and Collection Business Segment

Debt Purchasing - JH Portfolio Debt Equities, LLC (“JHPDE”)

JH Capital, through JHPDE, specializes in receivables that have been charged-off by the credit originator. Since inception of the JHPDE business and through September 30, 2017, JHPDE has acquired 681 portfolios with a face value of $6.1 billion for $403.4 million, or 6.6% of face value, representing more than 4.1 million customer accounts. JHPDE’s success depends on its ability to purchase portfolios of defaulted consumer receivables at appropriate valuations and to collect on those receivables effectively and efficiently.

Because the credit originator has unsuccessfully attempted to collect these receivables, JHPDE is able to purchase the receivables at a discount to face value. As of September 30, 2017, JHPDE has achieved a historical multiple on investment capital of 2.1x, as calculated by dividing gross collections (including actual life-to-date collections plus estimate remaining collections) by the purchase price as invested capital.

JHPDE has devoted considerable effort to developing statistical models and databases of consumer behavior that it uses to price portfolio purchases, and JHPDE has systems and infrastructure in place which allow for detailed reporting and analysis of collection results.

JHPDE provides sellers of delinquent receivables liquidity and immediate value through the purchase of charged-off consumer receivables. It believes that it is an appealing partner for these sellers given its financial strength, focus on principled intent, and track record of financial success and compliance.

Purchasing Process

Identify purchase opportunities. JHPDE maintains relationships with some of the largest credit originators and portfolio resellers of charged-off consumer receivables in the United States. It identifies purchase opportunities and secures, where possible, exclusive negotiation rights. It believes that it is a valued partner for credit originators and portfolio resellers from whom it purchases portfolios, and its ability to secure exclusive negotiation rights is typically a result of its strong relationships and its purchasing scale. Receivable portfolios are sold either through a general auction, where the seller requests bids from market participants, or through an exclusive negotiation, where the seller and buyer negotiate a sale privately. The sale transaction can be either for a one-time spot purchase or for a forward flow contract. A forward flow contract is a commitment to purchase receivables over a duration that is typically three to twelve months with specifically defined volume, frequency, and pricing. Typically, these forward flow contracts have provisions that allow for early termination or price re-negotiation should the underlying quality of the portfolio deteriorate over time or if any particular month’s delivery is materially different than the original portfolio used to price the forward flow contract. JHPDE generally attempts to secure forward flow contracts for receivables because a consistent volume of receivables over a set duration can allow it more precision in forecasting and planning its operational and financial needs.

Evaluate purchase opportunities using account-level analytics. Once a portfolio of interest is identified, JHPDE obtains detailed information regarding the portfolio’s accounts, including certain information regarding the consumers themselves. It may then purchase additional information for the consumers whose accounts it is contemplating purchasing, including payment behavior. JHPDE’s Decision Science team, responsible for asset valuation, statistical analysis, and forecasting, then analyzes this information to determine the expected value of each potential new consumer. JHPDE’s collection expectations are based on these demographic data, account characteristics, and economic variables, which it uses to predict a consumer’s willingness and ability to repay his or her debt. The expected value of collections for each account is aggregated to calculate an overall value for the portfolio. Additional adjustments are made to account for qualitative factors that may affect the payment behavior of JHPDE’s consumers (such as prior collection activities, or the underwriting approach of the seller), and servicing related adjustments to ensure its valuations are aligned with its operations.

Formal approval process. Once JHPDE has determined the value of the portfolio and has completed its qualitative diligence, it presents the purchase opportunity to its investment committee, which either sets the maximum purchase price for the portfolio based on certain metrics, such as Multiple on Invested Capital (“MOIC”) and Return on Equity (“ROE”), or other strategic objectives or declines to bid. Members of the investment committee include JH Capital’s President, Chief Financial Officer, Chief Risk Officer, other members of its senior management team, and experts, as needed.

Collection Process

JHPDE expands and builds upon the insight developed during its purchase process when developing its account collection strategies for portfolios it has acquired. It uses a proprietary model to match each consumer with the appropriate collection agency. An agency’s strengths with certain demographics or asset classes are leveraged to maximize collections and customer satisfaction. One of the debt collection industry’s most formidable challenges is that many financially distressed consumers may never make a payment, much less retire their total debt obligation. To address these challenges, JHPDE pursues a wide variety of portfolio opportunities, but prices the diverse opportunities accordingly to account for relative challenges to collection. Additionally, JHPDE segments each account and applies a rank-ordered collection approach across all segments. This may range from placing the accounts with the highest propensity to pay to top collectors at a low cost to collect, to warehousing the accounts with the lowest propensity to pay and monitoring those accounts for changes in credit attributes.

JHPDE’s collection strategy is highly flexible and does not rely on a traditional “one size fits all.” Some of these strategies include:

•	Inactive. JHPDE strives to use its financial resources judiciously and efficiently by not deploying resources on accounts where the prospects of collection are remote based on a consumer’s situation.

•	Third-Party Collection Agencies. JHPDE selectively employs a strategy that uses collection agencies. It uses a proprietary model to opportunistically match each consumer with an optimal collection agency. Prior to engaging a collection agency, JHPDE evaluates, among other things, those aspects of the agency’s business that it believes are relevant to its performance and compliance with consumer credit laws and regulations. It leverages the agency’s strength with certain demographics and asset classes in order to maximize collections and consumer satisfaction.

•	Call Centers. JHPDE, through its affiliate Credit Control, maintains collection call centers in Hazelwood, Missouri; Tampa, Florida and Las Vegas, Nevada. Call centers generally consist of multiple collection departments. Account managers supervised by group managers are trained and divided into specialty teams. Account managers assess consumers’ willingness and capacity to pay. They attempt to work with consumers to evaluate sources and means of repayment to achieve a full or negotiated lump sum settlement or develop payment programs customized to the individual’s ability to pay. In cases where a payment plan is developed, account managers encourage consumers to pay through automatic payment arrangements. JHPDE continuously educates its agencies to understand and apply applicable laws and policies that are relevant in the account manager’s daily collection activities. Its ongoing training and monitoring efforts help ensure compliance with applicable laws and policies by account managers.

•	Skip Tracing. If a consumer’s phone number proves inaccurate when an account manager calls an account, or if current contact information for a consumer is not available at the time of account purchase, then the account could be routed to a skip tracing process. The company currently uses a number of different skip tracing companies and products to provide accurate phone numbers and addresses.

•	Online. JHPDE, through its agency network, offers an online payment portal that enhances consumer convenience by providing consumers the ability to make payments and submit inquiries online.

•	Legal Action. JHPDE refers a significantly lower amount of accounts for legal action than its competitors. Accounts that are selected for legal action generally show a demonstrated ability to pay, but lack the willingness. JHPDE may increase the number of accounts it refers for legal action as portfolio purchases increase if circumstances dictate that such a strategy would be prudent.

•	Sale. JHPDE does not resell accounts to third parties in the ordinary course of its business.

JH Capital believes that the strength of its purchasing and collection operations has led to a high degree of predictable earnings, including actual collection performance that has historically aligned with its expected collections.

Industry Overview

The accounts receivable management industry services credit originators including banks, healthcare providers, utilities, telecommunications providers, consumer finance companies, retail businesses and auto lenders. The dollar amount of defaulted receivables being sold or placed for collection by credit originators typically increases with the level of consumer obligations during periods of relative economic strength. However, during periods of relative economic weakness, the extent to which consumer obligations decline tends to be partially offset by a corresponding higher default rate.

Historically, credit originators have sought to limit credit losses either through using internal collection efforts with their own personnel, outsourcing collection activities to accounts receivables management servicers/agencies, or selling defaulted receivables for immediate cash proceeds to debt buyers.

When a credit originator sells receivables to an accounts receivables management company such as JHPDE, the credit originator receives immediate cash proceeds and eliminates the related fixed and variable costs associated with internal recovery operations. The discounted amount received by the credit originator typically ranges from one to twenty percent of the face amount of the receivables, depending on the amount the purchaser anticipates it can recover and the anticipated effort required to recover that amount. Credit originators have developed a variety of processes in which to sell their receivables. Some credit originators pursue an auction-type sales approach in which they obtain bids for specified portfolios from competing parties. Receivables are also sold in privately-negotiated transactions between the credit originator and a purchaser. In addition, many credit originators enter into forward flow contracts. Forward flow contracts commit a credit originator to sell, and purchasers to acquire, a steady flow of defaulted consumer receivables periodically over a specified period of time, typically three to twelve months, for a fixed percentage of the face amount of the receivables.

As an alternative to selling defaulted receivables, a credit originator can place receivables with an outsourced accounts receivable management provider on a commission fee basis for a typical period of four to six months, or as long as nine months or more if there have been previous collection efforts. The commission fee paid to the provider is based on the likely collectability of the defaulted consumer receivables, which is principally driven by the duration of the receivables’ past due status and typically has ranged from 15% to 50%. Credit originators will choose to sell as opposed to outsource for a number of reasons, such as:

•	the net present value of a sale exceeds a hold-and-service solution;

•	to manage an influx of inventory and avoid adding additional internal fixed costs; and

•	to achieve short-term financial targets.

JH Capital believes an outsourced provider’s ability to successfully collect payments on defaulted receivables, despite previous collection efforts by the credit originator, is driven by several factors including the ability to:

•	pursue collections over multi-year periods;

•	tailor flexible repayment plans based on a consumer’s ability to pay; and

•	utilize cumulative experience and resources, including litigation, reflecting their strategic focus on maximizing collections of defaulted receivables as their core business.

Industry Dynamics Resulting from the Financial Crisis of 2008

The accounts receivable management industry has undergone many changes since the financial crisis in 2008. After the 2008 financial crisis, regulators determined that an overhaul of the financial services industry was needed to better protect consumers and this determination ultimately led to the formation of the CFPB and to a significantly more stringent regulatory environment. The Dodd-Frank Act gave the CFPB supervisory and examination authority over a variety of institutions that may engage in debt collection, including JHPDE. Accordingly, the CFPB is authorized to supervise and conduct examinations of JHPDE’s business practices. As a result of this regulatory environment, accounts receivable management firms need to invest in compliance infrastructures in order to become approved as debt buyers or debt collectors. JHPDE was able to sustain the increased regulatory compliance costs and maintain profitability and growth even though it believes many other industry participants were unable to adapt to the same extent as JHPDE. Today, the industry is dominated by a smaller group of large industry participants that have the scale to absorb significant compliance costs, which is a significant barrier to entry in the industry. For more information about the regulation of JHPDE’s business and industry, see the section entitled “— Government Regulation.”

Seasonality

While seasonality does not have a material impact on JHPDE’s business, collections are generally strongest in JHPDE’s first calendar quarter, slower in the second and third calendar quarters, and slowest in the fourth calendar quarter. This is consistent with the broader industry. Relatively higher collections in the first quarter could result in a lower cost-to-collect ratio compared to the other quarters, as the company’s fixed costs are relatively constant and applied against a larger collection base. The seasonal impact on JHPDE’s business may also be influenced by its purchasing levels, the types of portfolios it purchases, and its operating strategies.

Collection seasonality can also affect revenue as a percentage of collections, also referred to as JHPDE’s revenue recognition rate. Generally, revenue for each pool group declines steadily over time, whereas collections can fluctuate from quarter to quarter based on seasonality, as described above. In quarters with lower collections (e.g., the fourth calendar quarter), the revenue recognition rate can be higher than in quarters with higher collections (e.g., the first calendar quarter).

In addition, seasonality could have an impact on the relative level of quarterly earnings of JH Capital through its Debt Purchasing and Collection business segment. In quarters with stronger collections, total costs could be higher as a result of the additional efforts required to generate those collections. Since revenue for each pool group declines steadily over time, in quarters with higher collections and higher costs (e.g., the first calendar quarter), all else being equal, earnings could be lower than in quarters with lower collections and lower costs (e.g., the fourth calendar quarter). Additionally, in quarters where a greater percentage of collections come from JHPDE’s legal and agency outsourcing channels, cost to collect will be higher than if there were more collections from JHPDE’s captive collection sites.

If macroeconomic conditions deteriorate and the unemployment rate increases, JH Capital expects collections on existing portfolios will be delayed over a longer timeframe. JH Capital expects that the negative impacts of delayed collections will be offset as new portfolios are purchased because the pricing of new portfolios should be more favorable to JH Capital. However, JH Capital expects there will be a timing difference between it experiencing delayed collections on existing portfolios and its ability to purchase more attractive new portfolios, potentially resulting in a decline in its net income for a period of time.

Competition

The consumer credit recovery industry is highly competitive. JHPDE competes with a wide range of debt buyers, collection agencies and other financial services companies. JHPDE also competes with in-house recovery departments. Competitive pressures affect the availability and pricing of receivable portfolios, as well as the availability and cost of qualified recovery personnel. In addition, some of JHPDE’s competitors may have signed forward flow contracts under which credit originators or portfolio resellers have agreed to transfer charged-off receivables to them in the future, which could restrict those credit originators or portfolio resellers from selling receivables to JHPDE. JHPDE believes some of its major competitors, which include companies that focus primarily on the purchase of charged-off receivable portfolios, may diversify into third-party agency collections and into offering credit card and other financial services as part of their recovery strategy.

When purchasing receivables, JHPDE competes primarily on the basis of the price paid for receivable portfolios, the ease of negotiating and closing the prospective portfolio purchases with it, its ability to obtain funding, and its reputation with respect to the quality of services that it provides. It believes that its ability to compete effectively in this market is also dependent upon, among other things, its relationships with credit originators and portfolio resellers of charged-off consumer receivables, and its ability to provide quality collection strategies in compliance with applicable laws. Among the positive factors which JHPDE believes influence its ability to compete effectively in this market are its ability to bid on portfolios at appropriate prices by leveraging its proprietary analytical capabilities, its reputation from previous transactions regarding its ability to close transactions in a timely fashion, its relationships with originators of defaulted consumer receivables, its customer-centric approach to debt collection, its team of well-trained collectors who provide quality customer service and compliance with applicable collections laws, its ability to collect on various asset types of various sizes and its comprehensive compliance infrastructure.

JHPDE is a national leader in buying defaulted consumer receivables from major financial institutions and strategically placing the accounts for collection. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including credit card issuers, banks, credit unions, consumer finance companies, retail merchants and other providers of goods and services.

In recent years, the industry leading collections agencies have increased their use of technologies such as proprietary databases and portfolio evaluation programs, automated predictive dialers, automated call distributors and computerized skip-tracing capabilities to operate more effectively and optimize returns. JHPDE expects the increasing importance of technology and the associated increased capital requirements to cause challenges for many smaller participants lacking the required capital and management resources to implement and effectively utilize such technology to compete effectively and to continue to maintain regulatory standards.

Collection Agency – Credit Control, LLC (“Credit Control”)

Nature of Business

JH Capital, through Credit Control, LLC, is a collection agency licensed in all states and territories within the United States. Credit Control provides two primary services. The first is third-party collections, which is primarily focused on negotiating payments and settlements with consumers who are more than six months past due on their debts. These debts are negotiated in the name of the licensed collection agency, Credit Control, LLC. Most of these services are billed on a contingency basis, which means that Credit Control’s fee is calculated as a percentage of what it collects. The second service is referred to as first-party services. This service involves the curing of past due amounts in the name of the client, and these amounts are typically less than six months past due. As a first-party servicer, Credit Control is an extension of the client’s internal collections unit. Most first-party services are billed at a monthly cost per FTE.

Industry Overview

The collection industry is estimated at $11 billion dollars and employs over 125,000 people. Credit Control’s customer base includes major U.S. credit grantors, large hospital groups, utilities, universities, student loan providers, telecommunications companies, and commercial businesses. Most of these clients are secured via a direct sales force, however, some clients are attained through a formal RFP process.

Seasonality

The industry is counter-cyclical as revenues increase during recessions due to a higher volume of past due and/or charged off accounts. Collections are seasonal. During the first quarter, collections are much higher due to consumers receiving tax refunds. In June, July, November and December, collections are lower due to consumers being on holiday.

Competition

According to the American Collector’s Association, there are over 4,000 collection agencies in the United States. The majority of these agencies are very small with fewer than 25 employees and typically serve local clients. There are approximately fifteen major providers in this industry. Credit Control is one of these major suppliers. The barriers to entry restrict the smaller competitors from securing significant contracts with large credit grantors. These barriers to entry include the need for software that is flexible and scalable, the ability to meet very stringent data security requirements and the ability to provide a robust compliance management system. This is a highly competitive business where providers are not only competing to become vendors for major players, but in many cases are competing on a monthly basis for a client’s market share based on collection performance. Clients measure performance, compliance and risk on a monthly basis.

Commercial Lending to Other Third-Party Debt Purchasers – CreditMax Holdings, LLC (“CMAX”)

JH Capital, through CMAX, operates a specialty lending platform for small and mid-sized third party institutional debt buyers of distressed consumer debt, providing flexible and dependable funding solutions for the purchase of charged-off debt portfolios across the breadth of non-mortgage consumer assets. CMAX is a licensed specialty lending platform headquartered in Chicago. Since its establishment in 2010, CMAX has provided in excess of $325 million of lending facilities, representing over 1,100 individual facilities to over 85 discrete borrowers.

CMAX aligns with buyers who have specialized expertise in valuing and servicing these kinds of consumer assets and groups, and who have the operating acumen to design, implement, and revise (as needed) servicing strategies to maximize the assets’ value. CMAX offers a uniquely proven approach to underwriting and servicing each portfolio. Together, as co-investors in the assets, CMAX and its partners make investment decisions that are designed to reflect the risk-adjusted value of each investment portfolio.

From time to time, and upon the request of a client of CMAX, JHPDE may invest alongside such client in an investment portfolio.

Industry Overview

U.S. consumer debt is currently in excess of $3.75 trillion and growing, of which greater than $700 billion is in some stage of delinquency. CMAX defines its target market as a smaller sub-set of such number of debt purchasers, with between 250 and 500 established companies focused on purchasing non-mortgage delinquent and charged-off consumer debt, including credit card debt, automotive debt, merchant credit, medical liens, tax liens, student loan and installment credit debt. Approximately 300 companies are members of the Receivables Management Association, which is the principal association for debt-buyers. Most of these are small and mid-sized debt-buyers that typically purchase between $50 million and $75 million of receivables on an annual basis, for which CMAX would typically provide between $2.5 million and $5.0 million in annual loan amount to finance such purchases.

Seasonality

There is some level of predictable seasonality both on the purchase side and the repayment side of the CMAX business. On the purchase side, CMAX borrowers typically have increased purchasing opportunities just prior to year-end as sellers seek to both remove distressed assets from their balance sheet and ensure possible tax benefits prior to the calendar year end. For CMAX, this has historically resulted in up to 2.5 times typical monthly production for the November and December monthly periods. This is then offset by a slightly lower production level for January, however, historically production levels return to a normalized state by mid to late February.

On the collection side, CMAX typically anticipates stronger collection activity on the part of its borrowers during “tax season,” the heavily concentrated period during Q1 when a sub-set of the underlying distressed borrowers may receive tax refunds with which they make payments on their debt obligation(s). Collections during this period may typically increase up to two times the typical monthly collections during the remaining months of the year.

Competition

Competition for CMAX within its target market segment is comprised of three principal sources: (i) local and mid-sized banks; (ii) private equity firms; and (iii) specialty lenders. While both banks and private equity firms have some penetration of the CMAX target market, CMAX does not view them as key competition due to the complexities of the debt-purchasing industry, which is a complex regulatory environment that requires (i) the timely monitoring of changes and issues on both the federal and respective state levels and (ii) complex underwriting, analytics and managing of the non-traditional risk assets. CMAX is aware of certain target market customers who have “one-off” relationships either with a local/community bank, or who have direct access to private equity liquidity, however, CMAX views these relationships as limited in both nature and scope.

CMAX believes that its lending experience within its target market and deep data history with its borrowers and experienced lending team provide it with the ability to compete effectively within its target market.

Advocacy and Lending Business Segment

Debt Settlement Services – Century Support Services, LLC (“CSS”)

JH Capital, through CSS, operates one of the largest licensed and compliant companies assisting consumers in rehabilitating their credit profile by advocating on their behalf in the settlement of third-party unsecured debt, primarily credit card debt. This option is more affordable on a monthly basis than credit counseling or debt consolidation, and has a much more abbreviated negative impact than bankruptcy. CSS acquires customers through direct marketing and by purchasing leads and client contracts. As of September 30, 2017, CSS serves approximately 35,000 customers and has settled approximately $433 million of debt since inception of this segment in 2012, for an average of 52% of par. CSS earns revenue by collecting a fee upon successful settlement. CSS does not charge up-front fees for debt settlement services.

CSS’s debt settlement process includes:

•	The purchase of a consumer contract.

•	Enrolling a consumer in the debt settlement process.

•	Drafting and building funds based on a customized plan developed to fit into the consumer’s budget. The monthly program amount is determined by the amount of debt and the program length. Most debt settlement programs range between 24-48 months, based on individual circumstances.

•	Assigning the consumer account to a negotiator. The negotiator contacts consumer creditors to reach a settlement on at least one of the consumer accounts. Settlements are approved by the consumer.

•	The consumer pays a fee to CSS associated with each individual debt after approval of the settlement and a successful payment has been made toward the settlement to the creditor.

•	After the settlement amount is paid in full, the consumer no longer owes on the account. The creditor is required to report the debt to the credit bureaus as settled or paid.

Industry Overview

The debt settlement industry is believed to be a $1 billion to $2 billion per year industry. Total credit card debt in the United State is estimated to be almost $1 trillion as of July 2017. An increase in consumer credit card debt may result in consumers who will become delinquent or cannot afford their monthly payments and will look for options to help relieve their financial situation.

Debt settlement contracts are not collateralized, and as such, clients have the right to cancel at any time. Therefore, CSS pools its clients into monthly cohorts (based on acquisition date) for analytical purposes. Cancellations tend to be higher in the beginning of the program, when customer dissonance is at its highest. Companies in the industry analyze and monitor the settlement curve and the cancellation curve for performance benchmarking and analytics. CSS invests in various customer experience programs to manage its customer base and propensity for a customer to cancel.

Seasonality

While seasonality does not have a material impact on CSS’s business, on a relative basis, settlements are subject to variability based on the number of business days in a given month. Relatively higher settlements in the first quarter, where holidays are sparse, could result in a lower cost-to-settlement ratio compared to the other quarters, as CSS’s fixed costs are relatively constant and applied against a larger settlement base. The seasonal impact on CSS’s business may also be influenced by its purchasing levels, the types of portfolios CSS purchases, and its operating strategies. Generally, debt settlements by consumers are slightly slower through the holiday months in November and December as consumers are busy with holidays. As such, consumer enrollments in those months are typically less than the yearly average for CSS.

CSS experiences seasonality impacts in the form of clients having insufficient funds in their special purpose account due to the holiday period in November and December, which may reduce the amounts available to settle creditor accounts during the period. CSS typically see a rebound in clients’ available funds in January and February, typically leading to higher than average settlements in those months.

Competition

The consumer debt settlement industry is highly competitive. CSS competes with other debt resolution companies that provide settlements of unsecured debts for consumers, especially those companies that provide settlements of credit card debts. Competitions has increased since the financial crisis of 2008, after which many consumers faced mounting debts and sought alternative solutions to settling the debt and restoring their credit.

Consumer Lending Services – New Credit America, LLC (“NCA”)

JH Capital, through NCA, is a licensed and compliant consumer lender on a national basis. It provides financing to selected consumers for the purpose of restoring their financial health. NCA’s largest lending channel involves leveraging the debt settlement industry to provide loans to consumers to speed up the completion of their debt settlement program. An NCA consolidation loan is designed to provide funding for a payoff with a consumer’s creditors and enable the consumer to exit the debt settlement program. Importantly, payments into a debt settlement account are not reported to credit agencies. However, payment on an NCA loan is reported to credit agencies, potentially leading to increased credit scores for consumers. NCA leverages sophisticated credit algorithms with public and alternative data sets, subject to JH Capital’s Ethical Wall Policy, to identify those consumers who have initiated their offer and compromise program with their creditors and offer loans to such select, prequalified consumers, pioneering financial solutions that aim to restore their credit profiles and refinance their existing obligations.

Loans are structured as fully-amortizing, unsecured installment loans, with loan proceeds directed toward the consumer’s creditors. All loans are assessed with a simple interest rate and have no fees.  As of September 30, 2017, these loans carry a weighted-average 45 month maturity with an average interest rate of 29.7% and are utilized to settle third-party debt with other creditors. Since entering the market in the third quarter of 2014, NCA has originated more than $62 million in consumer loans and has historically experienced annualized default rates of less than 3.0%.

NCA’s lending platform provides the following benefits to consumers:

•	Superior Consumer Experience. NCA offers a fast and easy-to-use online application process and provides consumers with access to live support and online tools throughout the process and over the life of the loan.

•	Transparency and Fairness. The installment loans offered through NCA’s lending platform feature a fixed rate that is clearly disclosed to the consumer during the application process, with fixed monthly payments, no hidden fees and the ability to prepay the balance at any time without penalty. NCA’s platform utilizes an automated, rules-based engine for credit decisioning, which removes the human bias associated with reviewing applications.

•	Fast and Efficient Decisioning. NCA leverages online data and technology to quickly assess risk, detect fraud, determine a credit rating and underwrite the consumer loan quickly.

•	Total platform integration with end-to-end control of systems.

•	Robust underwriting capability identifying characteristics of good vs bad payers.

•	Compliance Management System successfully governing strategy and operations.

Industry Overview

Consumer lending is an expansive industry, with trillions of dollars of unsecured consumer debt outstanding. However, NCA’s primary loan purpose is to fund debt settlements, so NCA has more in common with the debt settlement industry in which CSS operates than the consumer lending industry.

Seasonality

While the consumers served by NCA loans have a year-round need for this loan product, there is less demand for the product during tax season, usually starting in February when tax refunds are issued by the IRS and individual states.  Tax refunds provide financial capital required for consumers to pay off their creditor obligations, and therefore consumers have less need for loan proceeds from NCA during this time period. During this same time period, loan payoffs are also more common. Further, NCA receives a higher-than-average number of requests to defer or change loan payments during the December holiday season.

Competition

While the consumer lending industry is a highly competitive marketplace that is subject to rapid advancements in technology and innovation, there are few direct competitors in NCA’s largest acquisition channels and NCA has exclusive lending relationships with two debt settlement companies. Furthermore, because NCA leverages sophisticated credit algorithms with public and alternative data sets, subject to JH Capital’s Ethical Wall Policy, NCA has unique access to customer attributes and data that provide a competitive advantage in the marketplace. In NCA’s direct-to-consumer origination channels, NCA competes more with debt relief companies than with typical lenders.

Legal, Compliance and Enterprise Risk Management, Oversight

JH Capital’s legal and compliance oversight functions are divided between its legal, compliance and enterprise risk management departments. Its legal department manages regulatory oversight, litigation, corporate transactions, and compliance with JH Capital’s internal ethics policy, while its compliance department tests and monitors adherence to State and Federal regulations and its enterprise risk management manages risk and internal audit.

The legal department is responsible for interpreting and administering JH Capital’s Standards of Business Conduct (the “Standards”), which apply to all of its directors, officers, and employees and outlines the company’s commitment to a culture of professionalism and ethical behavior. The Standards promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, compliance with applicable laws, rules and regulations, and full and fair disclosure in public communications made by it. The Standards also include JH Capital’s Ethical Wall Policy. As described in the Standards, JH Capital has also established a toll-free Compliance Hotline to allow directors, officers, and employees to report any detected or suspected fraud, misappropriations, or other fiscal irregularities, any good faith concern about its accounting and/or auditing practices, or any other violations of the Standards.

The compliance department is responsible for promoting compliance with applicable laws and regulations. The compliance department facilitates oversight by JH Capital’s board of directors and management, assists in formulating policies and procedures, and engages in training, risk assessments, testing, monitoring and corrective action, complaint response, and compliance audits.

JH Capital continually monitors applicable changes to laws, including, among others, those governing statutes of limitations and disclosures to consumers. It maintains policies, system controls, and processes designed to ensure that accounts past the applicable statute of limitations do not get placed into legal collections. Additionally, in written and verbal communications with consumers, JH Capital provides disclosures to the consumer that an account is past its applicable statute of limitations and, therefore, it will not pursue collections through legal means, as well as disclosures required by consumer lending statutes and regulations. In the ordinary course of business, JH Capital also receives reports from certain of its contractual partners regarding certain client practices and procedures, and makes changes to such practices and procedures that it believes are appropriate to address any issues raised in such reports.

The enterprise risk management department facilitates oversight by JH Capital’s board of directors and management and is responsible for the development and administration of internal policies, procedures, periodic risk assessments and controls and for performing internal audits to evaluate the level of compliance to both regulations, such as Sarbanes-Oxley 404, and standards of internal control for internal operations.

Information Technology

Technical Infrastructure. JH Capital’s internal network has been configured to be highly available in all critical functions, at all sites. This redundancy has been implemented within the local area network switches at the data center and with multiple site VPN connectivity between business offices. JH Capital has the capability to handle high transaction volume in its server network architecture with scalability to meet and exceed its future growth plans. Redundancy, coupled with seamless scalability and JH Capital’s high performance infrastructure, will allow for rapid business transformation and growth.

Omni-Channel Enabled Dialer Technology. JH Capital’s call centers employ the use of upgraded dialer technology that expands its ability to service the consumer in their preferred channel of communication. This technology allows additional call volume capacity and greater efficiency through shorter wait times and an increase in the number of live contacts. This technology helps maximize account manager productivity and further optimizes JH Capital yields. Additionally, the use of predictive dialing technology helps JH Capital comply with applicable federal and state laws in the United States that restrict the time, place, and manner in which it can call consumers. Recognizing mobile phone dialing has a different set of legal restrictions, JH Capital utilizes a distinctly different platform for non-consented mobile phones in order to comply with all laws while providing a framework for it to maximize contact with its consumers.

Computer Hardware. JH Capital has made significant improvements in its data centers, and now has redundancy in support of continued growth. It uses a robust computer platform to perform its daily operations, including the collection efforts of its global workforce. Its custom software applications are integrated within its database server environment allowing it to process transaction loads with speed and efficiency. The computer platform offers it reliability and expansion opportunities. Furthermore, this hardware incorporates state of the art data security protection. JH Capital backs up its data utilizing a tapeless configuration, and copies are replicated to a secure secondary data center. It also mirrors its production data to a remote location to give it greater protection in the event of the loss of its primary data center. To ensure the integrity and reliability of its computer platform, JH Capital periodically engages outside auditors specializing in information technology and cybersecurity to examine both its operating systems and disaster recovery plans.

Process Control. To provide assurance that its entire infrastructure continues to operate efficiently and securely, JH Capital has developed a strong process and control environment. These governance, risk management, and control protocols govern all areas of the enterprise: from physical security and cybersecurity, to change management, data protection, and segregation of duties.

Cybersecurity. JH Capital divides its cybersecurity and information security functions into the four core tenets that it believes make up a solid information security practice: (1) security strategy and architecture; (2) operational security; (3) vulnerability and threat management; and (4) IT governance, risk and controls. It invests in cybersecurity and advanced technologies, including next generation threat prevention and threat intelligence solutions, to protect its organization and consumer and proprietary data throughout its life cycle. It believes that its adoption and implementation of leading security frameworks for the financial services industry and the regulatory environments and geographies in which it operates demonstrates its commitment to cybersecurity and information security.

Legal Proceedings

From time to time, JH Capital may be involved in litigation relating to claims arising in the ordinary course of its business. JH Capital is not presently a party to any pending litigation that JH Capital believes, if determined adversely, would have a material adverse effect on JH Capital’s financial position, results of operations or cash flows.

Government Regulation

JH Capital’s debt purchasing and collection activities are subject to federal, state, and municipal statutes, rules, regulations, and ordinances that establish specific requirements that debt purchasers and collectors must follow when collecting consumer accounts. Its policy is to comply with all applicable provisions of these laws in its recovery activities. If these laws change, by legislative, judicial, or administrative action, or JH Capital fails to comply with these laws, such an occurrence could have a material adverse effect on JH Capital to the extent that JH Capital’s recovery activities are limited or JH Capital becomes subject it to fines or penalties in connection with such activities.

The federal Fair Debt Collection Practices Act (“FDCPA”) and comparable state and local laws establish specific guidelines and procedures that debt collectors must follow when communicating with consumers about debt, including the time, place, and manner of the communications. Title X of the Dodd-Frank Wall Street Reform and Consumer Financial Protection Act of 2010 (the “CFPA”) prohibits unfair, deceptive, or abusive practices in connection with debt for individual or household purposes. The Consumer Financial Protection Bureau (“CFPB”) implements regulations under the FDCPA and CFPA. The FTC and the CFPB share enforcement responsibilities under the FDCPA.

In addition to the FDCPA, the federal laws that apply to JH Capital’s business (including the regulations that implement these laws) include the following:

Americans with Disabilities Act	Gramm-Leach-Bliley Act
Credit CARD Act	Health Insurance Portability and Accountability Act
Dodd-Frank Wall Street Reform and Consumer Financial Protection Act of 2010 (including Title X of the Dodd-Frank Act, “CFPA”)	Internal Revenue Code
Electronic Fund Transfer Act	Military Lending Act
Equal Credit Opportunity Act	Servicemembers Civil Relief Act
Fair Credit Billing Act	Telephone Consumer Protection Act (“TCPA”)
Fair Credit Reporting Act (“FCRA”)	Truth In Lending Act
Federal Trade Commission Act (“FTC Act”)	U.S. Bankruptcy Code
Foreign Corrupt Practices Act	Wire Act

The CFPA was adopted to reform and strengthen regulation and supervision of the U.S. financial services industry. It contains comprehensive provisions governing the oversight of financial institutions, some of which apply to JH Capital. Among other things, the CFPA established the CFPB, which has broad authority to implement and enforce “federal consumer financial law,” as well as authority to examine financial institutions, including credit issuers that may be sellers of receivables and debt buyers and collectors such as JH Capital, for compliance with federal consumer financial law. The CFPB has authority to prevent unfair, deceptive, or abusive acts or practices by issuing regulations or by using its enforcement authority without first issuing regulations. The CFPA also authorizes state officials to enforce regulations issued by the CFPB and to enforce the CFPA general prohibition against unfair, deceptive, and abusive acts or practices.

The CFPB’s authorities include the ability to issue regulations under all significant federal statutes that affect the collection industry, including the FDCPA, FCRA, and others. In addition, the CFPB has issued guidance in the form of bulletins on debt collection and credit furnishing activities generally, including one that specifically addresses representations regarding credit reports and credit scores during the debt collection process, another that focuses on the application of the CFPA’s prohibition of “unfair, deceptive, or abusive” acts or practices on debt collection, and another that discusses the risks that in-person collection of consumer debt may create in violating the FDPCA and CFPA. In July 2016, the CFPB released an outline of proposals under consideration for its debt collection rulemaking. The proposals are aimed at ensuring debt collectors, among other things: collect the correct debt; limit excessive or disruptive communications; stop collecting or suing for debt without proper documentation; and provide documentation substantiating debt to a consumer upon demand. In addition to consulting with business representatives, the CFPB will continue to seek input from the public, consumer groups, industry, and other stakeholders before continuing the rulemaking process. Shortly after his inauguration, President Trump issued an order halting all federal regulatory rulemakings, which may include the CFPB’s debt collection rulemaking.

The CFPB can conduct investigations and engage in on-site supervision, either unilaterally or jointly with other state and federal regulators, to determine if federal consumer financial law has been violated. The fact of an investigation or that a company is under CFPB supervision is not an indication that there has been a violation of federal consumer financial protection law. Larger participants in the debt collection industry are subject to routine CFPB on-site supervision. JH Capital reasonably expects that the CFPB will perform an on-site examination at some time in the future.

The CFPB can conduct administrative proceedings or file a lawsuit in federal district court to enforce the laws under its authority. Enforcement judgments can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief, costs, and monetary penalties up to $5,000 per day for ordinary violations of federal consumer financial laws to $25,000 per day for reckless violations and $1 million per day for knowing violations. In addition, where a company has violated the CFPA or CFPB regulations implemented under Title X of the Dodd-Frank Act, the CFPA empowers state Attorneys General and state regulators to bring civil actions to remedy violations of state law. The CFPB has been active in its supervision, examination, and enforcement of federal consumer financial protection laws, and has brought enforcement actions, imposing fines and mandating large refunds to customers of several financial institutions for practices relating to debt collection practices.

The CFPB accepts debt collection consumer complaints and released template letters for consumers to use when corresponding with debt collectors. The CFPB makes publicly available its data on consumer complaints. The CFPA also mandates the submission of multiple studies and reports to Congress by the CFPB, and CFPB staff regularly make speeches on topics related to credit and debt. All of these activities could trigger additional legislative or regulatory action. In addition, the CFPB has recently engaged in enforcement activity in sectors adjacent to JH Capital’s industry, impacting credit originators, collection firms, and payment processors, among others. The CFPB’s enforcement activity in these spaces, especially in the absence of clear rules or regulatory expectations, can be disruptive to third parties as they attempt to define appropriate business practices. As a result, certain commercial relationships JH Capital maintains may be disrupted or impacted by changes in third-parties’ business practices or perceptions of elevated risk relating to the debt collection industry.

JH Capital’s activities are also subject to federal and state laws concerning identity theft, privacy, data security, the use of automated dialing equipment, and other laws related to consumers and consumer protection. In response to petitions filed by third parties, in July 2015, the Federal Communications Commission (“FCC”) released a declaratory ruling interpreting the TCPA, which could impact the way consumers may be contacted on their cellular phones and could impact JH Capital’s operations and financial results.

The Office of the Comptroller of the Currency (“OCC”) charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The OCC is an independent bureau of the U.S. Department of the Treasury. In regulating national banks and federal thrifts, the OCC has the power to issue rules and regulations, legal interpretations, and corporate decisions governing investments, lending, and other practices, some of which could affect JH Capital’s commercial and consumer lending activities.

In 2016, JH Capital developed a Compliance Management System, in accordance with the CFPB, OCC and FTC rules and regulations. As of December 31, 2016, JH Capital was in compliance with laws administered by the CFPB.

In addition to the federal statutes detailed above, many states have general consumer protection statutes, laws, regulations, or court rules that apply to debt purchasing, collection, debt settlement and lending. In a number of states and cities, JH Capital must maintain licenses to perform debt recovery services and must satisfy related bonding requirements. It is JH Capital’s policy to comply with all material licensing and bonding requirements. The company’s failure to comply with existing licensing requirements, changing interpretations of existing requirements, or adoption of new licensing requirements, could restrict its ability to collect in regions, subject it to increased regulation, increase its costs, or adversely affect its ability to collect JH Capital’s receivables.

State laws, among other things, also may limit the interest rate and the fees that a credit originator may impose on JH Capital’s consumers, limit the time in which the company may file legal actions to enforce consumer accounts, and require specific account information for certain collection activities. By way of example, the California Fair Debt Buying Practices Act that directly applies to debt buyers, applies to accounts sold after January 1, 2014. The law requires debt buyers operating in the state to have in their possession specific account information before debt collection efforts can begin, among other requirements. Moreover, the New York State Department of Financial Services issued new debt collection regulations, which took effect in September 2015 and established new requirements for collecting debt in the state. In addition, other state and local requirements and court rulings in various jurisdictions may also affect JH Capital’s ability to operate.

The relationship between consumers and credit card issuers is also extensively regulated by federal and state consumer protection and related laws and regulations. These laws may affect some of JH Capital’s operations because the majority of the company’s receivables originate through credit card transactions. The laws and regulations applicable to credit card issuers, among other things, impose disclosure requirements when a credit card account is advertised, when it is applied for and when it is opened, at the end of monthly billing cycles, and at year-end. Federal law requires, among other things, that credit card issuers disclose to consumers the interest rates, fees, grace periods, and balance calculation methods associated with their credit card accounts. Some laws prohibit discriminatory practices in connection with the extension of credit. If the originating institution fails to comply with applicable statutes, rules, and regulations, it could create claims and rights for consumers that would reduce or eliminate their obligations related to those receivables. When JH Capital acquires receivables, it generally requires the credit originator or portfolio reseller to represent that they have complied with applicable statutes, rules, and regulations relating to the origination and collection of the receivables before they were sold to the company.

Federal statutes further provide that, in some cases, consumers cannot be held liable for, or their liability is limited with respect to, charges to their credit card accounts that resulted from unauthorized use of their credit cards. These laws, among others, may give consumers a legal cause of action against JH Capital, or may limit JH Capital’s ability to recover amounts owing with respect to the receivables, whether or not the company committed any wrongful act or omission in connection with the account.

These laws and regulations, and others similar to the ones listed above, as well as laws applicable to specific types of debt, impose requirements or restrictions on JH Capital’s ability to operate. Effects of the law, including those described above, and any new or changed laws, rules, or regulations, and reinterpretation of the same, may adversely affect JH Capital’s ability to recover amounts owing with respect to its receivables, the sale of receivables by creditors and resellers, its debt settlement activity or its lending activity.

MANAGEMENT OF JH CAPITAL

JH Capital’s executive officers as of the date of this proxy statement are as follows:

Name	Age	Position
Executive Officers
Norman Kravetz	70	Chairman of the Board
Douglas Jacobsen	55	Chief Executive Officer
Anthony Riggio	46	President
Glenn Corey	59	Chief Financial Officer
Christopher Raymond	43	Chief Risk Officer
Irvin C. “Todd” Harrington, III	55	Senior Vice President, General Counsel and Corporate Secretary

Executive Officers

Norman Kravetz, 70, is the co-founder and Chairman of JH Capital since 2009, and he is responsible for strategic oversight of the company, including mergers and acquisitions activity.  He influences the public image of the organization and guides management in the execution of business plans to improve overall performance. Mr. Kravetz is a mentor to the executive management team and an anchor to ethical business practices and adherence to JH Capital’s core values and mission statement.  Mr. Kravetz is an entrepreneur with a long and distinguished track record of success, including over 40 years of experience in the Southern California real estate market and as the founder of Realty Bancorp Equities LLC.  He is also the founder and owner of Kravetz Capital Funding and the owner of NJK Holding LLC.

Douglas Jacobsen, 55, is JH Capital’s founder and has served as its Chief Executive Officer since 2009. He is responsible for overall business strategy and is the driver of all merger and acquisition activity. Mr. Jacobsen is also the face of JH Capital, driving all community relations, public relations and community outreach. He is a lifelong entrepreneur with more than 30 years of experience in cultivating multiple successful enterprises and is also the owner of Jacobsen Credit Holdings, LLC. Mr. Jacobsen received his bachelor’s degree from UCLA and is a member of the Seneca-Cayuga Tribe of Oklahoma.

Anthony Riggio, 46, has served as JH Capital’s President since 2009.  Prior to JH Capital, Mr. Riggio served as Senior Vice President of Business Development and Acquisitions for Encore Capital Group (NASDAQ: ECPG) from 2006 to 2009.  Prior to Encore, Mr. Riggio was a Senior Vice President for Washington Mutual Card Services (“WaMu”, and formerly Providian) from 2004 to 2006.  Prior to joining WaMu, from 1999 to 2001 he was part of the start-up team and led business development operations for a financial service software provider called Obongo, Inc., which was funded by Sequoia Capital and later acquired by AOL.  Mr. Riggio received his bachelor’s degree in Accounting from Pennsylvania State University and his MBA from the University of Michigan Business School.  He also completed international certifications from WHU Koblenz in Germany and the Stockholm School of Economics.

Glenn Corey, 59, has served as JH Capital’s Chief Financial Officer since 2013.  Prior to joining JH Capital, from 1984 to 2013, Mr. Corey was employed by Consolidated Smart Systems, LLC, most recently serving as the company’s CFO. During his tenure as CFO of Consolidated Smart Systems, LLC, Mr. Corey oversaw the successful closing of over $1.5 billion in M&A and capital transactions, as well as the start-up, growth, and divestiture of strategic investment entities, including a $50 million EBITDA route servicing business sold for $475 million.  Mr. Corey is a member of the California Society of CPAs, the American Institute of CPAs, Association of Corporate Growth and the Alliance of Mergers & Acquisition Advisors and was also formerly employed by Touche Ross from 1980 to 1983, prior to its merger into Deloitte.  Mr. Corey received his bachelor’s degree in finance and accounting from the University of Washington.

Christopher Raymond, 43, has served as JH Capital’s Chief Risk Officer since 2011. Prior to joining, JH Capital, he served as Senior Vice President of Recovery Strategies at Bank of America from 2009 to 2011, where he was responsible for the development and execution of recovery strategies on charged off assets for consumer card, consumer lending and business card portfolios totaling over $25B in active inventory across the US and various international markets. Prior to this role, Mr. Raymond led the recovery forecasting and analytics department at Bank of America from 2007 to 2009, where he was responsible for annual and monthly financial forecasts of all supported recovery and bankruptcy products. Mr. Raymond attended Wilmington College and majored in Aviation and Business Management while graduating from Dawn Aeronautics flight school with a Professional Pilot and Flight Instructors license.

Todd Harrington, 55, has been with JH Capital since 2011 and has served as its General Counsel since 2013.  Prior to joining JH Capital, he served as General Counsel and Chief Operating Officer, as well as acting President and CEO, of two privately held technology startups, Datasat Technologies, Inc. and Datasat Digital Entertainment, Inc., from 2008 to 2011, where he was responsible for all legal and operational activities of the companies.  Prior to that, Mr. Harrington was division general counsel from 2006 to 2008 for DTS, Inc., which, at the time, was a NASDAQ-listed company.  Prior to his in-house tenure, he was in private practice with Foley & Lardner LLP.  Mr. Harrington is licensed to practice law in California and before the United States Patent and Trademark Office.  He received a bachelor’s degree from California State University Long Beach and a J.D. from Loyola Law School.

Executive Compensation

Overview

The “named executive officers” of JH Capital are Doug Jacobsen, JH Capital’s principal executive officer, and Anthony Riggio and Glenn Corey, JH Capital’s other two highest paid executive officers as of December 31, 2016. The following table presents compensation paid to JH Capital’s named executive officers for services rendered during fiscal 2016.

Name and Principal Position	Year	Salary ($)	All Other Compensation(2) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Doug Jacobsen(1) Chief Executive Officer	2016	—	—	—
Anthony Riggio President	2016	480,000	71,550	551,550
Glenn Corey Chief Financial Officer	2016	420,000	12,882	432,882

(1)	Mr. Jacobsen received distributions with respect to his ownership interest in JH Capital in 2016, which are set forth in the Section entitled “Certain Relationships and Related Party Transactions Concerning JH Capital” on page 248 below.

(2)	The items listed in the “All Other Compensation” column for 2016 consist of a payment of $71,550 of interest income into a retirement trust for the benefit of Mr. Riggio and matching contributions under JH Capital’s 401(k) plan in an amount of $10,647 and reimbursement for health benefits in an amount of $2,235 for Mr. Corey.

Pension Benefits

None of JH Capital’s named executive officers is a participant in any defined benefit plans.

Nonqualified Deferred Compensation

JH Capital does not offer any nonqualified deferred compensation plans.

Employment, Severance and Change in Control Agreements

The following is a summary of the employment agreements with JH Capital’s named executive officers as will be in effect as of, and contingent upon, the consummation of the Business Combination.

JH Capital has entered into an employment agreement with Glenn Corey, JH Capital’s Chief Financial Officer, dated June 17, 2013. The agreement will continue in effect through June 16, 2018 and will thereafter automatically be renewed for additional one-year periods unless either Mr. Corey or JH Capital provides written notice of non-renewal at least 90 days prior to the scheduled expiration of the then-current term. The agreement provides for standard terms and conditions of employments, including a base salary and ability to earn discretionary bonuses. In addition, Mr. Corey is eligible to participate in benefit plans and arrangements generally made available to JH Capital’s senior executives from time to time. In the event that JH Capital terminates Mr. Corey’s employment prior to the scheduled expiration of the term, JH Capital will pay Mr. Corey a lump sum cash payment equal to six months of his base salary.

Potential Payments Upon Termination or Change in Control

As described above under “Executive Compensation — Employment, Severance and Change in Control Agreements,” Glenn Corey, JH Capital’s Chief Financial Officer, is eligible to receive certain severance payments and benefits as described above under the section entitled “Employment, Severance and Change in Control Agreements”.

Employee Benefits Plans

JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan

On February 14, 2018, the board of directors of Easterly approved the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan. We refer to the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan as the Omnibus Incentive Plan. The Omnibus Incentive Plan will become effective upon approval by the stockholders pursuant to this proxy statement. The summary of terms of the Omnibus Incentive Plan are in “Proposal No. 7 — Approval and Adoption of the JH Capital Group Holdings, Inc. 2018 Omnibus Equity Incentive Plan.”

Retirement Plans

JH Capital maintains the JFH-AC Financial Services, Inc. 401(k) Plan, which is a defined contribution retirement savings plan, in which all eligible employees of JH Capital participate. JH Capital makes matching contributions under the plan equal to 100% of the first 4% of a participant’s income.

Director Compensation

JH Capital did not pay any compensation to its non-employee directors in 2016.

JH CAPITAL

MANAGEMENT’S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis of Financial Condition and Results of Operations of JH Capital

OVERVIEW

We are a diversified specialty finance company with operations spanning across seven states and provide a wide array of solutions for consumers and businesses across a broad range of assets. We are a national leader in purchasing charged-off consumer debt from major financial institutions, operate a national debt settlement service, a consumer consolidation loan platform and commercial loan origination platform, as well as a collection agency where we collectively work with individuals as they repay their obligations by offering several solutions to help individuals work towards financial recovery.

Earnings Summary

Since our inception through September 30, 2017 we had purchased $80.2 million of loans recorded as finance receivables and $323.7 million of loans recorded as secured finance receivables and our gross collections totaled $58.4 million and $404.7 million for finance receivables and secured finance receivables, with estimated remaining revenues of $43.2 million and $246.0 million, respectively. (see Note 2 - Significant Accounting Policies of the Unaudited Combined Financial Statements for accounting treatment).

For the nine months ended September 30, 2017, net loss was $39.7 million, compared to $37.4 million for the nine months ended September 30, 2016. Total revenues were $92.8 million and $65.6 million for the nine months ended September 30, 2017 and 2016, respectively, an increase of 41.4%. Revenues during the nine months ended September 30, 2017 consisted of $26.1 million for revenue from finance receivables, net, $9.8 million from loan interest income, net, $22.8 million from collection fee revenue, $31.2 million from debt settlement revenue and $2.8 million from fee and other revenues. Revenue from finance receivables, net, for the nine months ended September 30, 2017 increased $6.4 million, or 32.3% from the nine months ended September 30, 2016 primarily due to an increase in acquired loans and an increase in our amortization rate. Loan interest income, net, for the nine months ended September 30, 2017 increased $3.7 million, or 59.8% from the nine months ended September 30, 2016 primarily due to an increase in purchased consumer consolidation loans. Collection fee revenue, for the nine months ended September 30, 2017 increased $4.5 million, or 24.8% from the nine months ended September 30, 2016 primarily due to an increase in account placements from large financial institutions, account placements from third party debt buyers and the number of clients. Debt settlement revenue, for the nine months ended September 30, 2017 increased $14.6 million, or 87.3% from the nine months ended September 30, 2016 primarily due to an increase in debt settled for consumers, weighted average settlement rate and number of enrolled clients.

Our operating expenses were $104.9 million for the nine months ended September 30, 2017, an increase of $23.2 million, or 28.4% from the nine months ended September 30, 2016. This increase was due to increases of $7.5 million or 31.0% in compensation and benefits, $6.6 million or 66.6% in depreciation and amortization and $12.4 million or 64.6% in other general and administrative.

Our interest expense was $26.0 million for the nine months ended September 30, 2017, an increase of $6.9 million or 35.8% from the nine months ended September 30, 2016. This increase was due to an increase in borrowings to facilitate the purchase and origination of loans.

Key Factors Impacting our Performance

Investment in Long-Term Growth

Our continued focus on debt buying and collections, along with the growth in our debt settlement and lending platforms, will allow us to benefit from current market dynamics and capitalize on the consumer distressed debt and rehabilitation life-cycle. Our capital growth strategy emphasizes the following elements:

•	Increased Volume in Core Purchasing Strategy. We intend to increase our purchase volume by capitalizing on increased supply levels of distressed consumer debt given recent macroeconomic trends. We will continue to focus on developing both our network of distressed debt sellers from which we purchase debt and our collection agency network with which we place purchased debt. We plan to strategically place higher volumes of purchases through this collections network, both through the continued implementation of forward flow agreements with sellers and through spot purchases.

•	Expand Consumer Advocacy and Lending Services. We intend to continue deepening our relationship with customers through the expansion of our advocacy and lending business. Our debt settlement business provides customers with tailored solutions to guide them on their path to financial recovery. We are continuously looking to new financial recovery solutions that meet our customers' needs and expand our footprint.

•	Develop Expertise in New Asset Types. To date, our strategy has focused primarily on purchasing charged off consumer loan receivables, purchasing consumer consolidation loans and originating commercial loans to other debt buyers. We have the ability to enter into new asset types or expand our exposure to certain asset types in a controlled and disciplined way and expect to continue seeking opportunities to leverage our portfolio purchasing and collections expertise and proprietary analytical capabilities in these and other asset types.

•	Leverage Existing Infrastructure. Since our inception, we have made, and continue to make, investments in our financial technology platform, as well as the related infrastructure. With our modern, scalable platform and infrastructure, we are positioned to continue acquiring and servicing substantially larger volumes of defaulted consumer receivables without incurring material increases in technology and infrastructure related costs.

•	Opportunistically Pursue Corporate Acquisitions. In addition to strong organic growth across our core businesses, we can opportunistically pursue the specialty finance industry’s smaller constituents to augment our scale, strengthen our competitive position, and potentially enter new asset classes or markets. We believe that smaller competitors continue to face difficulties in the debt purchasing and collection market because of the high cost to operate due to regulatory pressure and because issuers are being more selective with buyers and collection agencies in the marketplace, resulting in consolidation within the debt purchasing and collection industry. Furthermore, as smaller competitors limit their participation in or exit the market, it may provide additional opportunities for us to acquire debt and buyer collection agency competitors directly.

Our Segments

We manage our business under two reportable segments, (i) Debt Purchasing and Collections and (ii) Advocacy and Lending Services.

Debt Purchasing and Collections

We operate our debt purchasing and collections business through the following operating entities:

JH Portfolio Debt Equities, LLC (“JHPDE”)

Through JHPDE, we specialize in purchasing portfolios of charged-off consumer receivables from financial institutions ("portfolios"). Since JHPDE's inception through September 30, 2017, we have acquired 681 portfolios with a face value of $6.1 billion for $403.4 million or 6.6% of face value, representing more than 4 million customer accounts. JHPDE’s success depends on its ability to purchase portfolios at appropriate valuations and to collect effectively and efficiently. JHPDE has devoted considerable effort to developing statistical models and databases of consumer behavior that it uses to price portfolio purchases, and JHPDE has systems and infrastructure in place which allow for detailed reporting and analysis of collection results. JHPDE provides sellers of delinquent receivables liquidity and immediate value through the purchase of charged-off consumer receivables. We believe that we are an appealing partner for these sellers given our financial strength, focus on principled intent, and our track record of financial success and compliance.

While seasonality does not have a material impact on our business, collections are generally the strongest in our first calendar quarter, slower in the second and third calendar quarters, and slowest in the fourth calendar quarter. Customer payment patterns are affected by seasonal employment trends, income tax refunds, and holiday spending habits. Relatively higher collections in the first quarter could result in a lower operating cost ratio, as our fixed costs are relatively constant and applied against a larger collection base. The seasonal impact on our business may also be influenced by our purchasing levels, the types of portfolios we purchase, and our operating strategies.

As of September 30, 2017, JHPDE has achieved a historical multiple on investment capital of 2.1x, as calculated by dividing gross collections (including actual life-to-date collections plus estimated remaining collections) by the purchase price of invested capital.

Credit Control, LLC (“Credit Control”)

Through Credit Control, we operate a collection agency licensed in all states and territories within the United States with approximately 300 clients and provide two primary services; (i) third-party collections which are primarily focused on negotiating payments and settlements with consumers who are more than six months past due on debts with financial institutions. These debts are negotiated in the name of the licensed collection agency and most of these services are billed on a contingency basis, which means that our fee is calculated as a percentage of what we collect; and (ii) first-party services which cures past due amounts in the name of the client that are typically less than six months past due. As a first-party servicer, we are an extension of the client’s internal collections unit. Most first-party services are billed at a monthly cost per full-time employee.

CMAX Finance Partners (“CMAX”)

Through CMAX, we operate a licensed specialty loan origination platform for small and mid-sized third-party non-mortgage institutional debt buyers. CMAX aligns with buyers who have specialized expertise in valuing and servicing these kinds of consumer assets and groups, and who have the operating acumen to design, implement, and revise (as needed) servicing strategies to maximize the assets’ value. CMAX offers a uniquely proven approach to underwriting and servicing each portfolio. Since its establishment in 2010, CMAX has provided in excess of $325 million of lending facilities, representing over 1,100 individual facilities to over 85 discrete borrowers.

Advocacy and Lending Services

We operate our advocacy and lending business through the following operating entities:

Century Support Services (“CSS”)

Through CSS, we operate one of the largest licensed companies assisting consumers in rehabilitating their credit profile by advocating on their behalf in the settlement of third-party unsecured debt, primarily credit card debt. This option is more affordable on a monthly basis than credit counseling or debt consolidation, and has a much more abbreviated negative impact than bankruptcy. CSS acquires customers through direct marketing and by purchasing leads and client contracts. As of September 30, 2017, CSS serves approximately 35,000 customers and has settled approximately $433.0 million of customer debt since inception in 2012, for an average of 52% of par. CSS earns revenue by collecting a fee upon successful settlement. CSS does not charge up-front fees for debt settlement services.

New Credit America (“NCA”)

Through NCA, we facilitate financing for selected customers for the purpose of restoring their financial health through an issuing bank partner. An NCA facilitated consumer consolidation loan is designed to provide funding to payoff customer's creditors and enable the consumer to exit the debt settlement program. NCA leverages sophisticated credit algorithms with public and alternative data sets, subject to our Ethical Wall Policy, to identify those consumers who have initiated their offer and compromise program with their creditors and offer loans to such select, prequalified consumers, pioneering financial solutions that aim to restore their credit profiles and refinance their existing obligations. NCA consumer consolidation loans are reported to credit agencies, potentially leading to increased credit scores for consumers and steps closer to improved financial health, whereas payments into a debt settlement account alone are not.

Consumer consolidation loans are structured as fully-amortizing, unsecured installment loans, with loan proceeds directed toward the consumer’s creditors. All loans are assessed with a simple interest rate and have no fees.  As of September 30, 2017, these loans carry a weighted average 45-month maturity at the time of origination with an average interest rate of 29.7% and are utilized to settle third-party debt with other creditors. Since entering the market in the third quarter of 2014 through September 30, 2017, we have facilitated originations of more than $62.0 million in consumer consolidation loans and have experienced annualized default rates of less than 3.0%.

Current Economic and Business Environment

We monitor a variety of economic, credit and competitive indicators in connection with our segments.

Our approach to risk-management is a data-driven, continuous and proactive process that runs against a constantly shifting set of conditions.

A primary driver of portfolio profitability is determined by the purchase price relative to the expected returns of purchased portfolios. When pricing becomes more competitive due to a reduction in portfolios available for purchase or increased demand from competitors entering or increasing their presence in the market, prices tend to go up, driving down the purchase price multiples and lowering the overall expected returns. When pricing relaxes due to market dynamics, purchase price multiples tend to increase, thereby increasing overall expected returns.

Since the financial crisis, we have seen an increase in regulatory compliance requirements over our business, which has caused smaller players to exit the industry. We believe that our size and the experience of our management gives us a competitive advantage in this regulatory environment.

We anticipate that we will benefit from a future material expansion of the debt recovery industry in the coming years due to general macroeconomic conditions becoming more favorable. More specifically, we anticipate debt purchases and collections to increase based on the following factors: increasing supply of charged-off debt to purchase due to credit normalization, the current low unemployment rate, and an increasing wage economic environment.

Results of Operations

Nine Months Ended September 30, 2017 Compared to Nine Months Ended September 30, 2016

The results of operations include the financial results of JH Capital, the combined entities and their subsidiaries.

Results of Operations

	For the nine months ended September 30,		Change 2017 vs. 2016
	2017	2016	$	%
Revenues
Revenue from finance receivables, net	$26,142	$19,767	$6,375	32.3%
Loan interest income, net	9,790	6,127	3,663	59.8%
Collection fee revenue	22,823	18,282	4,541	24.8%
Debt settlement revenue	31,247	16,682	14,565	87.3%
Fee and other revenues	2,809	4,757	(1,948)	(41.0)%
Total revenues	92,811	65,615	27,196	41.4%

Operating expenses
Compensation and benefits	31,490	24,039	7,451	31.0%
Collection expenses	25,361	28,582	(3,221)	(11.3)%
Depreciation and amortization	16,484	9,894	6,590	66.6%
Other general and administrative	31,538	19,157	12,381	64.6%
Total operating expenses	104,873	81,672	23,201	28.4%

Loss from operations	(12,062)	(16,057)	3,995	24.9%

Other expenses
Interest expense	26,007	19,153	6,854	35.8%
Other expenses	1,582	2,208	(626)	(28.4)%
Total other expenses	27,589	21,361	6,228	29.2%

Net loss	$(39,651)	$(37,418)	$(2,233)	6.0%

Results of Operations by Segment (Revenue)

	For the nine months ended September 30,		Change 2017 vs. 2016
	2017	2016	$	%
Debt purchasing and collections
Revenue from finance receivables, net	$26,142	$19,767	$6,375	32.3%
Loan interest income, net	3,670	3,494	176	5.0%
Collection fee revenue	22,823	18,282	4,541	24.8%
Fee and other revenues	3,124	4,674	(1,550)	(33.2)%
Total debt purchasing and collections revenue	55,759	46,217	9,542	20.6%
Advocacy and lending
Debt settlement revenue	31,247	16,682	14,565	87.3%
Loan interest income, net	6,120	2,633	3,487	132.4%
Fee and other revenues	815	1,363	(548)	(40.2)%
Total advocacy and lending revenue	38,182	20,678	17,504	84.7%

Eliminations	(1,130)	(1,280)	150	(11.7)%

Total revenues	$92,811	$65,615	$27,196	41.4%

Revenues

Revenue from finance receivables, net:

Revenue from finance receivables, net, increased to $26.1 million, or a 32.3% increase, for the nine months ended September 30, 2017, as compared to $19.8 million for the same period in 2016; inclusive of net provisions totaling $4.0 million and $4.0 million, respectively. This was primarily due to the following: (i) loans acquired increased to $90.7 million, or a 39.3% increase, for the nine months ended September 30, 2017, compared to $65.1 million for the same period in 2016; and (ii) an increase in our amortization rates. Amortization rate refers to cash collections applied to principal on finance receivables and secured finance receivables as a percentage of total cash collections.

Our finance and secured finance receivables amortization rate, including net allowance charges, was 36.0% for the nine months ended September 30, 2017, compared to 24.9% for the same period in 2016. This was primarily due to the following: (i) an increase to 69.6% in the secured finance receivable weighted-average amortization rate for the nine months ended September 30, 2017, compared to 55.7% for the same period in 2016; and (ii) a 77.5% amortization rate on 2017 purchases accounted for as finance receivables driven primarily from high velocity in collections on 2017 purchases. Our finance receivables amortization rate, excluding net allowance charges, was 41.6% for the nine months ended September 30, 2017, compared to 30.4% for the same period in 2016.

Loan interest income, net:

Loan interest income, net, increased to $9.8 million for the nine months ended September 30, 2017, or a 59.8% increase, compared to $6.1 million for the same period in 2016. This was primarily due to a $3.5 million increase in loan interest income related to our consumer consolidation loans in our advocacy and lending segment.

•	Advocacy and lending services: Loan interest income, net, from our consumer consolidation loans increased to $6.1 million for the nine months ended September 30, 2017, or a 132.4% increase, compared to $2.6 million for the same period in 2016. This was primarily due to loans purchased from our issuing bank partner increasing to $25.7 million, or a 46.0% increase, for the nine months ended September 30, 2017, compared to $17.6 million for the same period in 2016. Increased purchases resulted from additional market penetration to consumers in our growing debt settlement platform, while maintaining an annualized default rate under 3%.

Collection fee revenue:

Collection fee revenue increased to $22.8 million for the nine months ended September 30, 2017, or a 24.8% increase, compared to $18.3 million for the same period in 2016. This was primarily due to increases in the following: (i) account placements from large financial institutions; (ii) account placements from third-party debt buyers; and (iii) number of clients.

Debt settlement revenue:

Debt settlement revenue increased to $31.2 million for the nine months ended September 30, 2017, or an 87.3% increase, compared to $16.7 million for the same period in 2016. This was primarily due to the following: (i) a 79.0% increase in debt settled for consumers; (ii) an increase in the weighted average settlement rate from 21.5% to 22.5%; and (iii) a 47.0% increase in number of enrolled debt settlement clients.

Fee and other revenues:

Fee and other revenues decreased to $2.8 million for the nine months ended September 30, 2017, or a 41.0% decrease, compared to $4.8 million for the same period in 2016; inclusive of eliminations totaling $1.1 million and $1.3 million, respectively.

•	Debt purchasing and collections: Fees and other revenues decreased to $3.1 million for the nine months ended September 30, 2017, or a 33.2% decrease, compared to $4.7 million for the same period in 2016. This was primarily due to a reduction in management fee revenues charged to related parties.

•	Advocacy and lending services: Fees and other revenues decreased to $0.8 million for the nine months ended September 30, 2017, or a 40.2% decrease, compared to $1.4 million for the same period in 2016. This was primarily due to a decrease in ancillary consumer assistance relief fees.

Operating Expenses

Operating expenses consist of compensation and benefits, collection, depreciation and amortization, and other general and administrative expenses as described below.

Compensation and benefits:

Compensation and benefits includes wages, payroll taxes and other benefits. Compensation and benefits increased to $31.5 million for the nine months ended September 30, 2017, or a 31.0% increase, compared to $24.0 million for the same period in 2016. This was primarily due to an increase in headcount to 724 from 563 as of September 30, 2017 and September 30, 2016, respectively. Increases in our headcount resulted from capacity expansion in our debt settlement, lending and collection agency platforms, and additional positions to facilitate the transition from a private to a public company.

Collection expenses:

Collection expenses represent costs paid to third-party servicing companies to recover collections on purchased portfolios. Collection expenses decreased to $25.4 million for the nine months ended September 30, 2017, or a 11.3% decrease, compared to $28.6 million for the same period in 2016. This was primarily due to a change in the mix of purchases placed with third-party collection agencies.

Depreciation and amortization:

Depreciation and amortization increased to $16.5 million for the nine months ended September 30, 2017, or a 66.6% increase, compared to $9.9 million for the same period in 2016. This was primarily due to our accelerated amortization methodology for acquired debt enrollment agreements.

Other general and administrative:

Other general and administrative expenses increased to $31.5 million for the nine months ended September 30, 2017, or a 64.6% increase, compared to $19.2 million for the same period in 2016. The increase was primarily due to approximately $10.0 million in transactions costs incurred in the nine months ended September 30, 2017, which included $8.4 million in transaction costs related to the merger between JH Capital and Easterly.

Other Expenses

Interest expense:

Interest expense increased to $26.0 million for the nine months ended September 30, 2017, or a 35.8% increase, compared to $19.2 million for the same period in 2016. This was primarily due to an increase in the average principal balance of borrowings outstanding during the nine months ended September 30, 2017, compared to the same period in 2016.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Results of Operations

	For the year ended December 31,		Change 2016 vs. 2015
	2016	2015	$	%
Revenues
Revenue from receivables, net	$17,651	$5,652	$11,999	212.3%
Loan interest income, net	8,597	5,633	2,964	52.6%
Collection fee revenue	23,746	24,123	(377)	(1.6)%
Debt settlement revenue	23,652	6,504	17,148	263.7%
Fee and other revenues	6,167	7,204	(1,037)	(14.4)%
Total revenues	79,813	49,116	30,697	62.5%

Operating expenses
Compensation and benefits	32,581	27,582	4,999	18.1%
Collection expenses	37,368	24,616	12,752	51.8%
Depreciation and amortization	14,428	5,838	8,590	147.1%
Other general and administrative	26,124	20,517	5,607	27.3%
Total operating expenses	110,501	78,553	31,948	40.7%

Loss from operations	(30,688)	(29,437)	(1,251)	4.2%

Other expenses
Interest expense	26,378	15,127	11,251	74.4%
Other expenses	1,601	5,309	(3,708)	(69.8)%
Total other expenses	27,979	20,436	7,543	36.9%

Net loss	$(58,667)	$(49,873)	$(8,794)	17.6%

Results of Operations by Segment (Revenue)

	For the year ended December 31,		Change 2016 vs. 2015
	2016	2015	$	%
Debt purchasing and collections
Revenue from finance receivables, net	$17,651	$5,652	$11,999	212.3%
Loan interest income, net	4,460	4,973	(513)	(10.3)%
Collection fee revenue	23,746	24,123	(377)	(1.6)%
Fee and other revenues	6,128	5,374	754	14.0%
Total debt purchasing and collections revenue	51,985	40,122	11,863	29.6%
Advocacy and lending
Debt settlement revenue	23,652	6,504	17,148	263.7%
Loan interest income, net	4,137	660	3,477	526.8%
Fee and other revenues	1,747	2,635	(888)	(33.7)%
Total advocacy and lending revenue	29,536	9,799	19,737	201.4%

Eliminations	(1,708)	(805)	(903)	112.2%

Total revenues	$79,813	$49,116	$30,697	62.5%

Revenues

Revenue from finance receivables, net:

Revenue from finance receivables, net, increased to $17.7 million, or a 212.3% increase, for the year ended December 31, 2016, as compared to $5.7 million for the same period in 2015; inclusive of net provisions totaling $14.0 million and $17.5 million, respectively. This was primarily due to the following: (i) loans acquired increasing to $91.7 million, or a 23.0% increase, for the year ended December 31, 2016, compared to $74.5 million for the same period in 2015; and (ii) an increase in our amortization rates. Amortization rate refers to cash collections applied to principal on finance receivables and secured finance receivables as a percentage of total cash collections.

Our finance and secured finance receivables amortization rate, including net allowance charges, was 18.0% for the year ended December 31, 2016, compared to 7.5% for the same period in 2015. This was primarily due to the following: (i) an increase to 73.8% in the secured finance receivable weighted-average amortization rate for the year ended December 31, 2016, compared to 48.5% for the same period in 2015; and (ii) a reduction in allowance of 14.5% for the year ended December 31, 2016, compared to an allowance of 23.3% for the same period in 2015. Our finance receivables amortization rate, excluding net allowance charges, was 32.5% for the year ended December 31, 2016, compared to 30.8% for the same period in 2015.

Loan interest income, net:

Loan interest income, net, increased to $8.6 million for the year ended December 31, 2016, compared to $5.6 million for the same period in 2015. This was primarily due to a $3.5 million increase in loan interest income from consumer consolidation loans in our advocacy and lending segment. The increase was partially offset by a $0.5 million decrease in loan interest income from commercial loans in our debt purchasing and collection segment.

•	Advocacy and lending services: Loan interest income, net, from consumer consolidation loans increased to $4.1 million for the year ended December 31, 2016, compared to $0.7 million for the same period in 2015. This was primarily due to loans purchased from our issuing bank partner increasing to $23.6 million, or a 124.7% increase, for year ended December 31, 2016, compared to $10.5 million for the same period in 2015. Increased purchases resulted from additional market penetration to consumers in our growing debt settlement platform, while maintaining an annualized default rate under 3%.

•	Debt purchasing and collections: Loan interest income, net, remained relatively constant at $4.5 million for the year ended December 31, 2016, compared to $5.0 million for the same period in 2015.

Collection fee revenue:

Collection fee revenue remained relatively constant at $23.7 million for the year ended December 31, 2016, compared to $24.1 million for the same period in 2015.

Debt settlement revenue:

Debt settlement revenue increased to $23.7 million for the year ended December 31, 2016, or a 263.7% increase, compared to $6.5 million for the same period in 2015. This was primarily due to the following: (i) a 78.1% increase in the amount of debt settled for consumers; and (ii) a 35.1% increase in the number of enrolled debt settlement clients.

Fee and other revenues:

Fee and other revenues decreased to $6.2 million for the year ended December 31, 2016, or a 14.4% decrease, compared to $7.2 million for the same period in 2015; inclusive of eliminations totaling $1.7 million and $0.8 million, respectively. This was primarily due to a $0.9 million decrease in fee and other revenues relating to our advocacy and lending segment. The decrease was partially offset by a $0.8 million increase in fee and other revenues relating to our debt purchasing and collections segment.

•	Advocacy and lending services: Fees and other revenues decreased to $1.7 million for the year ended December 31, 2016, compared to $2.6 million for the same period in 2015. This was primarily due to a decrease in ancillary consumer assistance relief fees.

•	Debt purchasing and collections: Fees and other revenues increased to $6.1 million for the year ended December 31, 2016, or a 14.0% increase, compared to $5.4 million for the same period in 2015. This was primarily due to an increase in management fee revenues charged to related parties for the year ended December 31, 2016, compared to the same period in 2015.

Operating Expenses

Our operating expenses consist of compensation and benefits, collection, depreciation and amortization, and other general and administrative expenses as described below.

Compensation and benefits:

Compensation and benefits includes wages, payroll taxes and other benefits. Compensation and benefits increased to $32.6 million for the year ended December 31, 2016, or an 18.1% increase, compared to $27.6 million for the same period in 2015. This was primarily due to an increase in headcount to 583 from 494 as of December 31, 2016 and December 31, 2015, respectively.

Collection expenses:

Collection expenses represent costs paid to third-party servicing companies to recover collections on purchased portfolios. Collection expenses increased to $37.4 million for the year ended December 31, 2016, or a 51.8% increase, compared to $24.6 million for the same period in 2015. This was primarily due to the following: (i) a change in the mix of collections received from third-party collection agencies; and (ii) an increase to $96.2 million, or a 28.3% increase, in gross collections for the year ended December 31, 2016, compared to $74.9 million for the same period in 2015.

Depreciation and amortization:

Depreciation and amortization increased to $14.4 million for the year ended December 31, 2016, or a 147.1% increase, compared to $5.8 million for the same period in 2015. This was primarily due to the following: (i) an increase in amortization of intangible assets acquired in connection with purchases of debt enrollment agreements which increased to $24.3 million, or a 72% increase, for the year ended December 31, 2016, compared to $14.6 million for the same period in 2015; and (ii) our accelerated amortization methodology for acquired debt enrollment agreements.

Other general and administrative:

Other general and administrative expenses increased to $26.1 million for the year ended December 31, 2016, or a 27.3% increase, compared to $20.5 million for the same period in 2015. This was primarily due to an increase in general business expenses, including, rent and recruiting costs in support of our revenue growth (i.e., 62.5%) and growth in assets under management.

Other Expenses

Interest expense:

Interest expense increased to $26.4 million for the year ended December 31, 2016, or a 74.4% increase, compared to $15.1 million for the same period in 2015. This was primarily due to an increase in the average principal balance of borrowings outstanding during the year ended December 31, 2016, compared to the same period in 2015.

Non-GAAP Measures

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by our management and external users of the Unaudited Combined Financial Statements, such as industry analysts, investors, and lenders in the evaluation of our operating performance. We define Adjusted EBITDA as net income (loss) before adjustments for interest income (expense), net, depreciation and amortization, provision for losses, and other charges that are not indicative of ongoing operations. Adjusted EBITDA is not a measure of net income (loss) as determined by generally accepted accounting principles in the United States of America (“GAAP”).

Our management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing or capital structure. This calculation of Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies since not all companies calculate this non-GAAP measure in the same manner.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	For the nine months ended September 30,		For the year ended December 31,
	2017	2016	2016	2015

Net loss	$(39,651)	$(37,418)	$(58,667)	$(49,873)
Adjustments:
Interest expense	26,007	19,153	26,378	15,127
Depreciation and amortization	16,484	9,894	14,428	5,838
Non-recurring merger costs(1)	6,238	—	—	—
Provision for losses(2)	4,033	4,043	13,954	17,454
Adjusted EBITDA	$13,111	$(4,328)	$(3,907)	$(11,454)

Collections applied to principal(3)	$50,959	$54,082	$69,524	$57,378

(1) Comprised of legal and consulting fees in connection with the merger between JH Capital and Easterly. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2) Includes provisions relating to the following: finance receivables and secured finance receivables.

(3) Represents collections applied to principal relating to finance receivables and secured finance receivables.

Economic Earnings

Economic Earnings is a financial operating performance measures that is not defined by GAAP and should not be considered as an alternative to net income (loss), or any other performance measures derived in accordance with GAAP. Economic Earnings is presented as a supplemental disclosure as management believes it provides useful information on our earnings from ongoing operations. We believe Economic Earnings is a useful measure because it measures the performance of our acquired debt portfolios in any one year by normalizing income for the year using a calculated yield.

Economic Earnings is adjusted to account for secured finance receivables as finance receivables by applying GAAP for loans acquired with deteriorated credit quality. Management and our investors use Economic Earnings to assess our financial and operating performance and to facilitate comparability to our competitors.

Our calculation of Economic Earnings may differ from the Economic Earnings, or similar calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following table show the reconciliation of net loss to Economic Earnings:

	For the nine months ended September 30,		For the year ended December 31,
	2017	2016	2016	2015

Net loss	$(39,651)	$(37,418)	$(58,667)	$(49,873)
Adjustment for normalized yield	20,070	14,676	29,641	26,479
Non-recurring merger costs(1)	6,238	—	—	—
Economic earnings	$(13,343)	$(22,742)	$(29,026)	$(23,394)

(1) Comprised of legal and consulting fees in connection with the merger between JH Capital and Easterly.

Supplemental Performance Data

The tables included in this supplemental performance data section include details for collections, estimated remaining collections, future receivables amortization, revenue recognition rates, and purchases.

Cumulative Collections to Purchase Price Multiple

The following table summarizes our purchases and related gross collections for finance receivables and secured finance receivables, by year of purchase as of September 30, 2017 (in thousands, except multiples):

Cash Collections by Year, By Year of Purchase
Purchase Period	Purchase Price	2009-2011	2012	2013	2014	2015	2016	2017	Total	Purchase Price Multiple

2009 - 2011	$50,840	$65,491	$48,365	$24,782	$7,300	$2,725	$1,737	$899	$151,299	2.98x
2012	19,861	—	15,424	9,119	3,048	1,512	1,130	467	30,700	1.55x
2013	30,079	—	—	9,496	18,686	11,971	8,217	3,693	52,063	1.73x
2014	46,244	—	—	—	17,697	28,603	13,887	6,375	66,562	1.44x
2015	74,524	—	—	—	—	30,131	37,040	12,572	79,743	1.07x
2016	91,696	—	—	—	—	—	34,371	31,423	65,794	0.72x
2017	90,716	—	—	—	—	—	—	17,096	17,096	0.19x
Total	$403,960	$65,491	$63,789	$43,397	$46,731	$74,942	$96,382	$72,525	$463,257	1.15x

The following table summarizes our purchases and related gross collections for finance receivables and secured finance receivables, by year of purchase as of December 31, 2016 (in thousands, except multiples):

Cash Collections by Year, By Year of Purchase
Purchase Period	Purchase Price	2009-2011	2012	2013	2014	2015	2016	Total	Purchase Price Multiple

2009 - 2011	$50,840	$65,491	$48,365	$24,782	$7,300	$2,725	$1,737	$150,400	2.96x
2012	19,861	—	15,424	9,119	3,048	1,512	1,130	30,233	1.52x
2013	30,079	—	—	9,496	18,686	11,971	8,217	48,370	1.61x
2014	46,244	—	—	—	17,697	28,603	13,887	60,187	1.30x
2015	74,524	—	—	—	—	30,131	37,040	67,171	0.90x
2016	91,696	—	—	—	—	—	34,371	34,371	0.37x
Total	$313,244	$65,491	$63,789	$43,397	$46,731	$74,942	$96,382	$390,732	1.25x

Total Estimated Collections to Purchase Price Multiple

The following table summarizes our purchases, resulting historical gross collections, and estimated remaining gross collections for finance receivables and secured finance receivables, by year of purchase as of September 30, 2017 (in thousands, except multiples):

Total Estimated Collections to Purchase Price Multiple
Purchase Period	Purchase Price	Historical Collections	Estimated Remaining Collections	Total Estimated Collections	Purchase Price Multiple

2009 - 2011	$50,840	$151,298	$2,518	$153,816	3.03	x
2012	19,861	30,699	683	31,382	1.58	x
2013	30,079	52,064	14,339	66,403	2.21	x
2014	46,244	66,562	24,178	90,740	1.96	x
2015	74,524	79,744	49,213	128,957	1.73	x
2016	91,696	65,795	127,181	192,976	2.10	x
2017	90,716	17,096	163,473	180,569	1.99	x
Total	$403,960	$463,258	$381,585	$844,843	2.09	x

The following table summarizes our purchases, resulting historical gross collections, and estimated remaining gross collections for finance receivables and secured finance receivables, by year of purchase as of December 31, 2016 (in thousands, except multiples):

Total Estimated Collections to Purchase Price Multiple
Purchase Period	Purchase Price	Historical Collections	Estimated Remaining Collections	Total Estimated Collections	Purchase Price Multiple

2009 - 2011	$50,840	$150,399	$4,336	$154,735	3.04	x
2012	19,861	30,233	1,645	31,878	1.61	x
2013	30,079	48,371	19,765	68,136	2.27	x
2014	46,244	60,187	37,559	97,746	2.11	x
2015	74,524	67,172	84,266	151,438	2.03	x
2016	91,696	34,371	185,317	219,688	2.40	x
Total	$313,244	$390,733	$332,888	$723,621	2.31	x

Estimated Future Collections and Revenues

The following table summarizes our estimated remaining collections and revenues from finance receivables, secured receivables, loan receivables and debt enrollment agreements in place as of September 30, 2017 (in thousands):

	Collections				Revenues
Years Ending December 31,	Finance Receivables(1)	Loan Receivables(2)	Debt Settlement(3)	Total Collections	Finance Receivables(1)	Loan Receivables(2)	Debt Settlement(3)	Total Revenues
2017 (3 months)	$25,892	$14,831	$11,133	$51,856	$12,790	$3,174	$6,056	$22,020
2018	99,373	35,692	25,935	161,000	52,810	8,274	13,078	74,162
2019	77,022	15,869	10,552	103,443	57,126	3,803	4,614	65,543
2020	53,389	7,682	3,435	64,506	47,418	1,305	1,189	49,912
2021	39,948	1,871	812	42,631	37,310	143	506	37,959
2022	31,267	—	43	31,310	29,224	—	43	29,267
2023	22,798	—	—	22,798	20,579	—	—	20,579
2024	15,574	—	—	15,574	14,137	—	—	14,137
2025	10,828	—	—	10,828	9,728	—	—	9,728
2026	5,190	—	—	5,190	4,810	—	—	4,810
2027	3,277	—	—	3,277	3,277	—	—	3,277
Total	$384,558	$75,945	$51,910	$512,413	$289,209	$16,699	$25,486	$331,394

(1) Finance receivables includes collections and revenues on finance receivables and secured finance receivables.

(2) Loan receivables includes collections and revenues on commercial and consumer consolidation loan receivables.

(3) Debt settlement includes collections of settlement fees and revenues, net of amortization of on the cost of debt settlement contracts.

The following table summarizes our estimated remaining collections and revenues from finance receivables, finance receivables, secured receivables, loan receivables and debt enrollment agreements in place as of December 31, 2016 (in thousands):

	Collections				Revenues
Years Ending December 31,	Finance Receivables(1)	Loan Receivables(2)	Debt Settlement(3)	Total Collections	Finance Receivables(1)	Loan Receivables(2)	Debt Settlement(3)	Total Revenues
2017	$82,048	$43,914	$28,097	$154,059	$46,395	$7,827	$14,404	$68,626
2018	63,039	16,424	10,918	90,381	54,661	3,191	4,420	62,272
2019	53,136	5,720	4,037	62,893	51,408	1,098	572	53,078
2020	44,142	1,777	1,130	47,049	43,004	181	61	43,246
2021	34,609	7	124	34,740	33,915	—	124	34,039
2022	23,154	—	—	23,154	22,331	—	—	22,331
2023	14,879	—	—	14,879	13,948	—	—	13,948
2024	10,407	—	—	10,407	9,522	—	—	9,522
2025	6,259	—	—	6,259	5,613	—	—	5,613
2026	7,427	—	—	7,427	7,298	—	—	7,298
Total	$339,100	$67,842	$44,306	$451,248	$288,095	$12,297	$19,581	$319,973

(1) Finance receivables includes collections and revenues on finance receivables and secured finance receivables.

(2) Loan receivables includes collections and revenues on commercial and consumer consolidation loan receivables.

(3) Debt settlement includes collections of settlement fees and revenues, net of amortization of on the cost of debt settlement contracts.

Estimated Future Amortization Table

As of September 30, 2017, we had $6.1 billion in face value of finance receivables and secured finance receivables. This balance will be amortized based upon current projections of cash collections in excess of revenue applied to the principal balance. The estimated amortization of finance receivable and recovery of secured finance receivable portfolios balances are as follows (in thousands):

	Finance Receivables				Secured Finance Receivables
Years Ending December 31,	Estimated Collections	Estimated Revenues	Principal Amortization	Ending Balance	Estimated Collections	Estimated Revenues	Recovery of Principal	Ending Balance
2017 (3 months)	$(7,275)	$4,709	$(2,566)	$43,884	$(18,618)	$8,081	$(10,537)	$38,344
2018	(30,797)	15,034	(15,763)	28,121	(68,575)	37,776	(30,799)	7,545
2019	(21,755)	9,050	(12,705)	15,416	(55,267)	48,076	(7,191)	354
2020	(10,800)	5,184	(5,616)	9,800	(42,588)	42,234	(354)	—
2021	(6,167)	3,528	(2,639)	7,161	(33,782)	33,782	—	—
2022	(4,534)	2,491	(2,043)	5,118	(26,733)	26,733	—	—
2023	(3,954)	1,736	(2,218)	2,900	(18,843)	18,843	—	—
2024	(2,336)	899	(1,437)	1,463	(13,238)	13,238	—	—
2025	(1,467)	368	(1,099)	364	(9,360)	9,360	—	—
2026	(533)	169	(364)	—	(4,641)	4,641	—	—
2027	—	—	—	—	(3,277)	3,277	—	—
Total	$(89,618)	$43,168	$(46,450)	$—	$(294,922)	$246,041	$(48,881)	$—

As of December 31, 2016, we had $5.2 billion in face value of finance receivables and secured finance receivables. This balance will be amortized based upon current projections of cash collections in excess of revenue applied to the principal balance. The estimated amortization of finance receivable and recovery of secured finance receivable portfolios balances are as follows (in thousands):

	Finance Receivables				Secured Finance Receivables
Years Ending December 31,	Estimated Collections	Estimated Revenues	Principal Amortization	Ending Balance	Estimated Collections	Estimated Revenues	Recovery of Principal	Ending Balance
2017	$(9,040)	$4,938	$(4,102)	$9,712	$(73,008)	$41,456	$(31,552)	$5,640
2018	(6,305)	3,529	(2,776)	6,396	(56,734)	51,132	(5,602)	38
2019	(4,209)	2,519	(1,690)	5,246	(48,927)	48,889	(38)	—
2020	(3,090)	1,952	(1,138)	4,108	(41,052)	41,052	—	—
2021	(2,252)	1,558	(694)	3,414	(32,357)	32,357	—	—
2022	(2,084)	1,262	(822)	2,592	(21,069)	21,069	—	—
2023	(1,832)	901	(931)	1,661	(13,047)	13,047	—	—
2024	(1,418)	533	(885)	776	(8,989)	8,989	—	—
2025	(847)	200	(647)	129	(5,412)	5,412	—	—
2026	(195)	66	(129)	—	(7,232)	7,232	—	—
Total	$(31,272)	$17,458	$(13,814)	$—	$(307,827)	$270,635	$(37,192)	$—

Revenue Recognition Rate

The following table summarizes our combined finance receivables and secured finance receivables collections, revenues and revenue recognition rates, by year of purchase for the nine months ended September 30, 2017 (in thousands, except percentages):

Finance Receivables and Secured Finance Receivables

		For the nine months ended September 30, 2017				As of September 30, 2017
Purchase Period	Gross Collections	Gross Revenue	Revenue Recognition Rates	Net Reversal (Portfolio Allowance)	Net Revenue % of Gross Collections	Finance Receivables	Secured Finance Receivables

2009 - 2011	$899	$898	100%	$—	1%	$—	$—
2012	467	323	69	50	1%	2	—
2013	3,693	3,512	95	58	5%	45	—
2014	6,375	4,902	77	2,890	10%	4,991	1
2015	12,572	7,069	58	1,147	11%	1,035	1,570
2016	31,423	8,756	28	(3,168)	8%	4,179	12,018
2017	17,096	4,716	28	(5,010)	—%	36,207	35,292
Total	$72,525	$30,176	42%	$(4,033)	36%	$46,459	$48,881

The following table summarizes our combined finance receivables and secured finance receivables collections, revenues and revenue recognition rates, by year of purchase for the nine months ended September 30, 2016 (in thousands, except percentages):

Finance Receivables and Secured Finance Receivables

		For the nine months ended September 30, 2016				As of September 30, 2016
Purchase Period	Gross Collections	Gross Revenue	Revenue Recognition Rates	Net Reversal (Portfolio Allowance)	Net Revenue % of Gross Collections	Finance Receivables	Secured Finance Receivables

2009 - 2011	$1,404	$1,429	102%	$(81)	2%	$—	$—
2012	948	730	77%	127	1%	133	1
2013	6,488	6,189	95%	187	10%	182	21
2014	19,777	6,837	37%	1,770	8%	6,965	62
2015	24,283	8,295	34%	1,666	15%	1,434	5,280
2016	21,563	322	1%	(7,712)	-11%	833	33,135
Total	$74,463	$23,802	27%	$(4,043)	20%	$9,547	$39,039

The following table summarizes our combined finance receivables and secured finance receivables collections, revenues, and revenue recognition rates, by year of purchase for the year ended December 31, 2016 (in thousands, except percentages):

Finance Receivables and Secured Finance Receivables

		For the year ended December 31, 2016				As of December 31, 2016
Purchase Period	Gross Collections	Gross Revenue	Revenue Recognition Rates	Net Reversal (Portfolio Allowance)	Net Revenue % of Gross Collections	Finance Receivables	Secured Finance Receivables

2009 - 2011	$1,737	$1,760	101%	$(79)	2%	$—	$—
2012	1,130	840	74%	161	1%	94	1
2013	8,218	7,760	94%	309	8%	153	15
2014	13,887	8,122	58%	2,825	11%	6,550	47
2015	37,040	11,947	32%	1,617	14%	1,291	856
2016	34,371	1,075	3%	(18,787)	(18)%	5,726	36,273
Total	$96,383	$31,504	33%	$(13,954)	18%	$13,814	$37,192

The following table summarizes our combined finance receivables and secured finance receivables collections, revenues, and revenue recognition rates, by year of purchase for the year ended December 31, 2015 (in thousands, except percentages):

Finance Receivables and Secured Finance Receivables

		For the year ended December 31, 2015				As of December 31, 2015
Purchase Period	Gross Collections	Gross Revenue	Revenue Recognition Rates	Net Reversal (Portfolio Allowance)	Net Revenue % of Gross Collections	Finance Receivables	Secured Finance Receivables

2009 - 2011	$2,725	$2,824	104%	$(157)	4%	$55	$—
2012	1,512	1,152	76%	222	2%	225	—
2013	11,971	9,501	79%	(773)	12%	248	68
2014	28,603	8,244	29%	457	12%	8,880	1,233
2015	30,131	1,371	5%	(17,203)	(21)%	2,046	26,492
Total	$74,942	$23,092	31%	$(17,454)	8%	$11,454	$27,793

Portfolio Purchases by Stratification (Major Asset Type)

The following table summarizes our finance and secured finance portfolio purchases, by major asset type, for the periods presented (in thousands):

	For the nine months ended September 30,		For the year ended December 31,
	2017	2016	2016	2015

Credit cards	$74,298	$37,009	$56,396	$6,945
Consumer loans	14,018	28,137	35,300	66,415
Business loans	2,400	—	—	—
Other loans	—	—	—	1,164
Total	$90,716	$65,146	$91,696	$74,524

Portfolio Purchases by Stratification (Delinquency Type)

The following table summarizes our finance and secured finance portfolio purchases, by delinquency type, for the periods presented (in thousands):

	For the nine months ended September 30,		For the year ended December 31,
	2017	2016	2016	2015

Fresh	$62,996	$48,365	$62,966	$26,692
Secondary	16,189	10,844	16,189	17,082
Tertiary	5,540	2,388	5,540	1,151
Quad	1,491	806	1,491	1,650
Warehouse	1,491	2,743	5,510	27,949
Total	$90,716	$65,146	$91,696	$74,524

Liquidity and Capital Resources

Liquidity

The following table summarizes our cash flow activity for the periods presented (in thousands):

	For the nine months ended September 30,	For the year ended December 31,
	2017	2016	2015

Net cash used in operating activities	$(22,567)	$(33,026)	$(26,486)
Net cash used in investing activities	(61,894)	(55,324)	(51,065)
Net cash provided by financing activities	84,839	92,830	76,316
Net increase (decrease) in cash	$378	$4,480	$(1,235)

Operating cash flows

Cash flows from operating activities represent the cash receipts and disbursements related to all of our activities other than investing and financing.

Cash used in operating activities during the nine months ended September 30, 2017, was approximately $22.6 million. Our operating loss was $12.1 million for the nine months ended September 30, 2017.

Cash used in operating activities, was approximately $33.0 million and $26.5 million for the years ended December 31, 2016 and 2015, respectively. Our operating losses were $30.7 million and $29.4 million for the years ended December 31, 2016 and 2015, respectively.

Cash generated from operations is dependent upon our ability to collect on our finance and loan receivables, and the timing of those collections. Many factors, including the economy and our ability to hire and retain qualified collectors and managers, are essential to our ability to generate cash flows. Fluctuations in these factors that cause a negative impact on our business could have a material impact on our future cash flows.

Investing cash flows

Our investing cash outflows consist of receivable portfolio purchases comprised of loans with deteriorated credit quality (finance and secured finance), purchased consumer consolidation loans and originated commercial loans and debt enrollment agreements; inflows consist of collection proceeds applied to principal on these loans.

Net cash used in investing activities during the nine months ended September 30, 2017 was primarily related to the following inflows: (i) collections of finance and secured finance receivables of $13.6 million and $37.3 million, respectively; (ii) collections of consumer consolidation loans of $37.8 million; offset by the following outflows: (i) purchases of finance and secured finance receivables of $37.8 million and $52.9 million, respectively; (ii) originations of commercial loans of $16.2 million; (iii) purchases of consumer consolidation loans of $25.7 million; and (iv) purchases of debt enrollment agreements of $17.3 million.

Net cash used in investing activities during the year ended December 31, 2016 was primarily related to the following inflows: (i) collections of finance and secured receivables of $8.8 million and $60.7 million, respectively; (ii) collections of consumer consolidation loans of $55.1 million; offset by the following outflows: (i) purchases of finance and secured finance receivables of $6.2 million and $85.5 million, respectively; (ii) originations of commercial loans of 38.3 million; (iii) purchases of consumer consolidation loans of $23.6 million; and (iv) purchase of debt enrollment agreements of $24.3 million.

Net cash used in investing activities during the year ended December 31, 2015 was primarily related to the following inflows: (i) collections of finance and secured finance receivables of $10.3 million and $47.1 million, respectively; (ii) collections of consumer consolidation loans of $52.7 million; offset by the following outflows: (i) purchases of finance and secured finance receivables of $2.3 million and $72.2 million, respectively; (ii) originations of commercial loans of $61.7 million; (iii) purchases of consumer consolidation loans of $10.5 million; and (iv) purchases of debt enrollment agreements of $14.6 million.

Financing cash flows

Cash provided by financing activities during the nine months ended September 30, 2017, was primarily related to the following inflows of capital: (i) approximately $119.1 million proceeds from issuance of senior debt; (ii) $18.2 million net change in equity related to noncontrolling interests; (iii) $6.7 million from capital contributions from our founding members; offset by the following outflows: (i) we repaid $45.2 million of senior debt under our revolving credit facilities; and (ii) distributed $16.7 million to our founding members.

Cash provided by financing activities during the year ended December 31, 2016 was primarily related to the following inflows of capital: (i) approximately $107.7 million proceeds from issuance of senior debt; (ii) $17.5 million net change in equity related to noncontrolling interests; (iii) $4.2 million from capital contributions from our founding members; offset by the following outflows: (i) we repaid $43.5 million of senior debt under our revolving credit facilities.

Cash provided by financing activities during the year ended December 31, 2015 was primarily related to the following inflows of capital: (i) approximately $92.0 million proceeds from issuance of senior debt; (ii) $5.0 million capital contributions from our founding members; offset by the following outflows: (i) we repaid $30.5 million of senior debt under our revolving credit facilities; and (ii) distributed $9.3 million to our founding members.

Capital Resources

We generally fund our operations, which primarily consist of purchases of loans with deteriorated credit quality, commercial loan originations, consumer consolidation loan purchases, debt enrollment agreement purchases, debt financing arrangement servicing (i.e., principal and interest payments), and operating expenses from the following sources: (i) available cash balances and (ii) collections on finance and secured finance portfolios, commercial loan originations, purchased consumer consolidation loans, and debt enrollment arrangements. In addition to these sources of funds, at September 30, 2017, we have approximately $102 million available under our unsecured and secured revolving credit facilities agreements. As part of our liquidity management strategy, we strive to maintain, and believe we currently have, sufficient liquidity to cover our debt maturities and our planned loan portfolio purchases over the next 12 months.

During the nine months ended September 30, 2017, we used approximately $22.6 million in our operations. Our cash and cash equivalents at September 30, 2017, totaled $6.7 million, and we had an additional $7.1 million cash that was restricted from general use; however, the restricted cash can be used to pay principal and interest under four of our revolving credit facilities. We had borrowed $234.3 million at September 30, 2017, under those facilities.

We believe that funds generated from operations and from cash collections on finance and secured finance receivables, originated commercial loans and purchased consumer consolidation loans and debt settlement agreements, together with existing cash and available borrowings under our revolving credit facilities will be sufficient to finance our operations, planned capital expenditures and our planned loan purchases and originations for the next 12 months. Business acquisitions or higher than expected levels of loan purchasing or originations could require additional financing from other sources.

Debt Financings

We have borrowed funds on both a secured and unsecured basis from various sources. Significant capital resources and liquidity developments during the nine months ended September 30, 2017 include:

•	$50.0 million Senior Secured Loan entered into with Citibank at 3-month LIBOR plus 11.0% due June 19, 2018, or earlier if certain events occur;
•	$25.0 million increase in the NCA Atalaya Facility maximum borrowing limit;
•	the Second Amended and Restated Credit Agreement allowing us to borrow in increments up to a maximum of $182.0 million (which we may be able to increase to $300.0 million) at LIBOR plus 4.5% due June 20, 2019;
•	$13.5 million NLFP related party loan agreement.

As of September 30, 2017, we had pledged certain assets as collateral under our revolving credit facilities. Our debt agreements contain various affirmative and restrictive covenants. We were in compliance with all covenants under our financing arrangements at September 30, 2017.

Significant capital resources and liquidity developments during the year ended December 31, 2016 include:

•	$50.0 million Century Atalaya revolving credit facility;
•	$25.0 million NCA revolving credit facility;
•	$15.0 million CMAX FP IV credit facility.

As of December 31, 2016, we had pledged certain assets as collateral under our revolving credit facilities. Our debt agreements contain various affirmative and restrictive covenants. We were in compliance with all covenants under our financing arrangements at December 31, 2016.

Off Balance Sheet Arrangements

We have not established any unconsolidated entities for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes. We have, however, from time to time, established subsidiaries, or created partnership arrangements. See Note 13. Variable Interest Entities of Notes to Unaudited Combined Financial Statements for information regarding our involvement with VIEs.

Contractual Obligations

A summary of our contractual obligations as of September 30, 2017 is provided in the following table (in thousands):

Contractual Obligations	2017	2018	2019	2020	2021	Thereafter	Total

Operating leases	$1,999	$2,051	$1,799	$1,650	$946	$4,152	$12,597
Revolving credit facilities(1)	—	—	151,615	82,668	—	—	234,283
Senior secured loan(2)	—	50,516	—	—	—	—	50,516
Loans payable(3)	23,415	25,237	—	—	—	—	48,652
Estimated interest payments(4)	7,767	27,060	14,655	7,934	—	—	57,416
Total	$33,181	$104,864	$168,069	$92,252	$946	$4,152	$403,464

(1) Includes six revolving credit facilities with various interest rates.

(2) Includes a $50.0 million secured loan that bears interest based on 3-month LIBOR plus 11.0% per annum to be added to the outstanding principal balance.

(3) Includes three notes with interest rates ranging from 11 - 12% per annum.

(4) Includes scheduled interest payments on our revolving credit facilities, the subordinated secured loan, and loans payable.

We do not have any unrecognized tax positions or capital leases.

Critical Accounting Policies and Estimates

Our Unaudited Combined Financial Statements included elsewhere in this proxy statement have been prepared in accordance with GAAP. The preparation of our Unaudited Combined Financial Statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are more fully described in the notes to our Unaudited Combined Financial Statements included elsewhere in this proxy statement, we believe that the following accounting policies involve a great degree of judgment and complexity and are critical to our business operations and understanding of our financial results.

Finance Receivables and Related Revenue

Accounting for finance receivables and the related recognition of revenue involves the use of estimates and exercise of management’s judgment, including projections of quantity and timing of future cash flows and economic lives of our pools of finance receivables. Significant changes in such estimates could result in material changes in revenue recognized through related charges to the allowance for finance receivables.

In accordance with GAAP for loans and debt securities acquired with deteriorated credit quality, each reporting period we establish static pools of loans with common risk characteristics purchased during the period. Once a static pool is established, the loans are permanently assigned to the pool. The discount (i.e., the difference between the cost of each static pool and the related aggregate contractual receivable balance) is not recorded because we expect to collect a relatively small percentage of each static pool’s contractual receivable balance. As a result, loans are recorded at cost at the time of acquisition. The purchase cost of the loans includes certain fees paid to third-parties incurred in connection with the purchase of the loans.

We recognize income from finance receivables in accordance with GAAP as follows:

We create each accounting pool using our projections of estimated cash flows and expected economic life. We then compute the effective yield that fully amortizes the pool over a reasonable expectation of its economic life based on the current projections of estimated cash flows. As actual cash flow results are recorded, we balance those results to the data contained in our proprietary models to ensure accuracy, then review each pool watching for trends, actual performance versus projections and curve shape (a graphical depiction of the timing of cash flows), regularly re-forecasting future cash flows utilizing our statistical models.

Significant judgment is used in evaluating whether overperformance is due to an increase in projected cash flows or an acceleration of cash flows (a timing difference). When we project a significant increase in future expected cash flows, we recognize the effect of the increase prospectively; first through an adjustment to any previously recognized allowance for that pool and then through an increase in yield. When we project that over performance is due to a timing difference, we will: (i) adjust estimated future cash flows downward which, effectively extends the amortization period to fall within a reasonable expectation of the pool's economic life; (ii) adjust future cash flow projections, as noted previously, coupled with an increase in the yield, in order for the amortization period to fall within a reasonable expectation of the pool's economic life; or (iii) take no action at all if the amortization period falls within a reasonable expectation of the pool's expected economic life. To the extent there is underperformance, we record an allowance when underperformance is significant and causes us to significantly decrease estimated future cash flows or delay the expected timing of the cash flows, or, if the pool's amortization period is reasonable and falls within the currently projected economic life, take no action.

Allowance for Secured Finance Receivables

The allowance for secured finance receivables is determined on an individual portfolio basis and represents the difference between the recorded investment in secured finance receivables and the fair value of the underlying collateral, as secured finance receivables are considered collateral-dependent. We establish an allowance through periodic charges to the provision for secured finance receivable losses when the outstanding secured finance receivable balance exceeds the fair value of the underlying collateral.

We calculate the estimated fair value of secured finance receivable collateral using collection curves observed in the market for similar non-performing receivables, as well as assumptions applied based on historical experience such as collection term, credit losses and servicing rate.

The discount rates we utilize to develop the fair value of the underlying collateral of secured finance receivables are adjusted to reflect the time value of money based on a risk premium reflecting a return market participants require on currently offered loans, due to credit and liquidity related uncertainties inherent in the instruments’ cash flows.

When the fair value of an underlying collateral increases subsequent to the recording of an allowance, we record amounts previously charged to the allowance as a recovery, and the allowance. We do not consider sales costs when we assess the fair value of the collateral, as the payment or satisfaction of the underlying collateral is dependent on the operation rather than the sale of collateral. The recorded allowance for secured finance receivables depends significantly upon management’s judgment and estimates of variables affecting valuation, evaluations of performance, market risk, and the amounts and timing of future cash flows expected to be received. The actual loss ultimately recognized may differ significantly from these estimates.

Allowance for Loan Receivable Losses

The allowance for loan receivable losses is established through periodic charges to the provision for loan losses. We charge loan losses against the allowance when we believe collection of the principal balance unlikely. Subsequent recoveries, if any, are credited to the allowance. The magnitude of the allowance is highly subjective and requires material estimates, including factors such as historical trends, known and inherent risks in the loan portfolios, adverse situations that may affect the borrowers’ ability to repay and current economic conditions. Any combination of the aforementioned factors may adversely affect our loans and may result in increased delinquencies and loan losses and may require additional provisions for credit losses, which could negatively impact future periods.

Intangible Assets

We amortize intangible assets over their useful lives in a manner that best reflects their economic benefit, which may include straight-line or accelerated methods of amortization. Intangible assets are reviewed for impairment periodically and whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We do not have any indefinite-lived intangible assets.

Consolidation of Variable Interest Entities

We consolidate variable interest entities (“VIEs”) into our Unaudited Combined Financial Statement when we are the primary beneficiary. We determine whether we are the primary beneficiary based upon our initial involvement with the VIE and reassess our involvement on an ongoing basis. In order to determine whether we are the primary beneficiary we analyze the design of the VIE, including the VIE’s structure and activities and who has the power to make significant economic decisions

We evaluate our ownership interests, contractual rights and other interests to determine if any entity is a VIE, whether we have a variable interest in the entity and the nature and extent of those interests. These evaluations are highly complex and involve judgment and, the use of estimates and assumptions based on available historical information. A primary beneficiary of a VIE, has both (i) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance and (ii) the obligation to absorb losses, or the right to receive benefits from the VIE, that could potentially be significant to the VIE.

Recent Accounting Pronouncements

For information regarding accounting pronouncements recently adopted and recently issued accounting pronouncements that have not yet been adopted, please see “Note 2. Summary of Significant Accounting Policies” of our Unaudited Combined Financial Statements that are included elsewhere in this proxy statement.

Quantitative and Qualitative Disclosures About Market Risk

Market risk represents the risk of changes in the value of a financial instrument, caused by fluctuations in interest rates and foreign exchange rates. Changes in interest rates could cause fluctuations in our results of operations and cash flows. We are not exposed to foreign exchange risks, because we receive our revenues and pay our expenses in U.S. dollars.

Interest rate risk is the exposure to loss resulting from changes in the level of interest rates and the spread between different interest rates. Interest rate risk is highly sensitive to many factors, including the United States government's monetary and tax policies, global economic factors and other factors beyond our control. We are exposed to changes in the level of interest rates and to changes in the relationship or spread between interest rates. Our primary interest rate exposures relate to our outstanding floating rate borrowings under our credit facilities, which are based on interest rate indices such as LIBOR. Increases in the interest rate index would increase the cost of our debt and reduce our pre-tax income.

We mitigate our floating interest rate risk by entering into interest rate swap agreements, as appropriate. After taking our swap agreements into consideration, which in effect have fixed the interest rates of the hedged debt, our floating rate debt outstanding aggregated $228.7 million and $194.8 million at September 30, 2017, and December 31, 2016, respectively.

The following discussion about the potential effects of changes in interest rates is based on a sensitivity analysis, which models the effects of hypothetical interest rate shifts on our results of operations and cash flows. This sensitivity analysis is constrained by several factors, including the necessity to conduct the analysis based on a single point in time and by the inability to include the extraordinarily complex market reactions that normally would arise from market shifts. Although the following results of our sensitivity analysis for changes in interest rates may have some limited use as a benchmark, they should not be viewed as a forecast. This forward-looking disclosure also is selective in nature and addresses only the potential impact on our debt obligations. It does not include a variety of other potential impacts that a change in interest rates could have on our business.

Assuming we do not hedge any of our exposure to interest rate fluctuations related to our outstanding floating rate borrowings, a hypothetical 100 basis-point increase or decrease in our variable interest rates would have increased or decreased our interest expense, and accordingly our cash flows, by approximately $2.3 million on an annualized basis.

Control and Procedures

JH Capital is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of its internal controls over financial reporting for that purpose.

MANAGEMENT OF JH CAPITAL INC. AFTER THE BUSINESS COMBINATION

Directors and Executive Officers

Pursuant to the terms of the Investment Agreement, Easterly is required to take all necessary action so that certain persons are elected or appointed, as applicable, to the positions of officers and directors of JH Capital Inc. until their successors are duly elected or appointed and qualified in accordance with applicable law. In this regard, the directors and executive officers of the post-Business Combination company upon consummation of the Business Combination are expected to be as follows:

Name	Age	Position
Avshalom Kalichstein	43	Director
Norman Kravetz	70	Director; Chairman of the Board
Douglas Jacobsen	55	Director; Chief Executive Officer
An independent director, to be jointly selected in good faith by the Founding Members and Easterly, that qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act		Director
Don De Amicis	63	Director
Anthony Riggio	46	President
Glenn Corey	59	Chief Financial Officer
Christopher Raymond	43	Chief Risk Officer
Irvin C. “Todd” Harrington, III	55	Senior Vice President, General Counsel and Corporate Secretary

Avshalom Kalichstein, 43, has been Easterly’s Chief Executive Officer and director since May 2015. Since May 2014, Mr. Kalichstein has been a managing principal at Easterly LLC, responsible primarily for originating and underwriting potential candidates for acquisition or investment, with a particular focus on financial services and related credit investments. Previously, in 2011, Mr. Kalichstein founded, and is the managing member of Solel Investment Group LLC, a privately-held company that jointly led the acquisition of over $900 million in specialty finance assets. Prior to forming Solel, Mr. Kalichstein was a managing director of J.C. Flowers & Co. from 2004 until 2011. While at J.C. Flowers & Co., Mr. Kalichstein was responsible for originating, monitoring, and disposing of financial services investments globally, with a focus on consumer and commercial finance, banking, and property/casualty insurance. From 2001 to 2004, Mr. Kalichstein led the corporate development group of Shinsei Bank in Tokyo, Japan. Mr. Kalichstein also led the capital structure team whose work culminated in Shinsei Bank’s initial public offering on the Tokyo Stock Exchange. Prior to his tenure at Shinsei Bank, Mr. Kalichstein previously worked as vice president, Finance and Corporate Development for SoftNet Systems, Inc. and as an associate with Capital Z Partners, a financial services-oriented private equity firm based in New York. Mr. Kalichstein began his career in the Financial Institutions Group at Goldman Sachs. Mr. Kalichstein earned his BA in Mathematics and Economics, magna cum laude, from Brown University.

Norman Kravetz, 70, is the co-founder and Chairman of JH Capital since 2009, reviewing all business forecasts and financial and asset acquisitions activity of the company.  He influences the public image of the organization and guides management in the execution of business plans to improve overall performance. Mr. Kravetz is a mentor to the executive management team and an anchor to ethical business practices and adherence to JH Capital’s core values and mission statement.  Mr. Kravetz is an entrepreneur with a long and distinguished track record of success, including over 40 years of experience in the Southern California real estate market and as the founder of Realty Bancorp Equities LLC.  He is also the founder and owner of Kravetz Capital Funding and the owner of NJK Holding LLC.

Douglas Jacobsen, 55, is JH Capital’s founder and has served as its Chief Executive Officer since 2009. He is responsible for overall business strategy and is the driver of all merger and acquisition activity. Mr. Jacobsen is also the face of JH Capital, driving all community relations, public relations and community outreach. He is a lifelong entrepreneur with more than 30 years of experience in cultivating multi-million dollar enterprises and is also the owner of Jacobsen Credit Holdings, LLC. Mr. Jacobsen received his bachelor’s degree from UCLA and is a member of the Seneca-Cayuga Tribe of Oklahoma.

Don S. De Amicis, 63, has been jointly selected by the Founding Members and Easterly to serve on the board of directors of Easterly upon consummation of the Business Combination. Management believes Mr. De Amicis should serve on the board of directors of Easterly following the closing of the Business Combination due to his extensive regulatory expertise in the industries in which JH Capital, the JH Group Companies and each of their respective subsidiaries operate. Mr. De Amicis is currently an Adjunct Professor at Georgetown University Law Center and a faculty member at the International Law Institute. He also serves as a member of the Sanctions Committee of the Inter-American Development Bank, a member of the Enforcement Committee of the European Bank for Reconstruction and Development, and a Senior Advisor for International Investment and Development Finance at Transnational Strategy Group, LLC. Mr. De Amicis is a director of MFX Solutions, Inc., a private company that provides currency hedging and analytical tools to the microfinance industry, and a member of the board’s Audit Committee and the Risk Committee. From 2011 to 2014, Mr. De Amicis was Vice President and General Counsel of the Overseas Private Investment Corporation (OPIC), a self-sustaining U.S. Government agency that helps American businesses invest in emerging markets. While at OPIC, Mr. De Amicis provided advice to its executives and board of directors on legal, compliance, governance, and risk management matters. From 1983 to 2011, Mr. De Amicis was a partner at the law firm Ropes & Gray, LLP focusing his practice in the areas of finance, corporate/securities, and business restructuring. Mr. De Amicis earned his Juris Doctorate from Harvard Law School and his B.A. from Harvard College.

Anthony Riggio, 46, has served as JH Capital’s President since 2009.  Prior to JH Capital, Mr. Riggio served as Senior Vice President of Business Development and Acquisitions for Encore Capital Group (NASDAQ: ECPG) from 2006 to 2009.  Prior to Encore, Mr. Riggio was a Senior Vice President for Washington Mutual Card Services (“WaMu”, and formerly Providian) from 2004 to 2006.  Prior to joining WaMu, from 1999 to 2001 he was part of the start-up team and led business development operations for a financial service software provider called Obongo, Inc., which was funded by Sequoia Capital and later acquired by AOL.  Mr. Riggio received his bachelor’s degree in Accounting from Pennsylvania State University and his MBA from the University of Michigan Business School.  He also completed international certifications from WHU Koblenz in Germany and the Stockholm School of Economics.

Glenn Corey, 59, has served as JH Capital’s Chief Financial Officer since 2013.  Prior to joining JH Capital, from 1984 to 2013, Mr. Corey was employed by Consolidated Smart Systems, LLC, most recently serving as the company’s CFO. During his tenure as CFO of Consolidated Smart Systems, LLC, Mr. Corey oversaw the successfully closing of over $1.5 billion in M&A and capital transactions, as well as the start-up, growth, and divestiture of strategic investment entities, including a $50 million EBITDA route servicing business sold for $475 million.  Mr. Corey is a member of the California Society of CPAs, the American Institute of CPAs, Association of Corporate Growth and the Alliance of Mergers & Acquisition Advisors and was also formerly employed by Touche Ross from 1980 to 1983, prior to its merger into Deloitte.  Mr. Corey received his bachelor’s degree in finance and accounting from the University of Washington.

Christopher Raymond, 43, has served as JH Capital’s Chief Risk Officer since 2011. Prior to joining, JH Capital, he served as Senior Vice President of Recovery Strategies at Bank of America from 2009 to 2011, where he was responsible for the development and execution of recovery strategies on charged off assets for consumer card, consumer lending and business card portfolios totaling over $25B in active inventory across the US and various international markets. Prior to this role, Mr. Raymond led the recovery forecasting and analytics department at Bank of America from 2007 to 2009, where he was responsible for annual and monthly financial forecasts of all supported recovery and bankruptcy products. Mr. Raymond attended Wilmington College and majored in Aviation and Business Management while graduating from Dawn Aeronautics flight school with a Professional Pilot and Flight Instructors license.

Todd Harrington, 55, has been with JH Capital since 2011 and has served as its General Counsel since 2013.  Prior to joining JH Capital, he served as General Counsel and Chief Operating Officer, as well as acting President and CEO, of two privately held technology startups, Datasat Technologies, Inc. and Datasat Digital Entertainment, Inc., from 2008 to 2011, where he was responsible for all legal and operational activities of the companies.  Prior to that, Mr. Harrington was division general counsel from 2006 to 2008 for DTS, Inc., which, at the time, was a NASDAQ-listed company.  Prior to his in-house tenure, he was in private practice with Foley & Lardner LLP.  Mr. Harrington is licensed to practice law in California and before the United States Patent and Trademark Office.  He received a bachelor’s degree from California State University Long Beach and a J.D. from Loyola Law School.

Director and Executive Officer Qualifications

Easterly has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the board of directors to possess. However, Easterly expects generally to evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former CEO or CFO of a public company or the head of a division of a prominent international organization, knowledge of Easterly’s business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of Easterly’s stockholders.

Easterly’s officers and board of directors will be composed of a diverse group of leaders in their respective fields. Many of these future officers or directors have senior leadership experience at domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of Easterly’s officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business combinations.

Easterly, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of Easterly’s officers and board members described above, provide Easterly with a diverse range of perspectives and judgment necessary to facilitate Easterly’s goals of stockholder value appreciation through organic and acquisition growth.

Board of Directors

Upon the closing of the Business Combination, Easterly’s board of directors will consist of five directors. Each member of the board of directors will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that, subject to the rights of holders of one or more series of preferred stock of Easterly, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote for the election of directors. For more information on the board of directors of the post-Business Combination company, please see the section entitled “Proposal No. 1 — The Business Combination Proposal —Board of Directors of Easterly Following the Business Combination.”

Committees of the Board of Directors

Upon the closing of the Business Combination, the standing committees of Easterly’s board of directors will consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees reports to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, retaining and evaluating Easterly’s independent registered public accounting firm and approving all services to be performed by them; (2) overseeing Easterly’s independent registered public accounting firm’s qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and Easterly’s independent registered public accounting firm the interim and annual financial statements that Easterly files with the SEC; (4) reviewing and monitoring Easterly’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (6) reviewing and approving related person transactions.

Upon consummation of the Business Combination, Easterly’s audit committee will consist entirely of independent directors, as determined according to the rules and regulations of the SEC with respect to audit committee membership, with the individual committee members to be determined prior to consummation of the Business Combination. In addition, one member of Easterly’s audit committee will qualify as Easterly’s “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Easterly’s board of directors has adopted a written charter for the Audit Committee, which will be available on the corporate website at www.JHCapitalGroup.com upon the completion of the Business Combination. The information on the website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of Easterly’s directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between Easterly and its executive officers; and (4) administering Easterly’s stock plans and other incentive compensation plans.

The composition of the members of the Compensation Committee will be determined prior to consummation of the Business Combination and will consist solely of independent directors. Easterly’s board of directors has adopted a written charter for the Compensation Committee, which will be available on the corporate website at www.JHCapitalGroup.com upon the completion of the Business Combination. The information on the website is not part of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of Easterly’s board of directors, consistent with criteria approved by Easterly’s board of directors; (2) overseeing the organization of Easterly’s board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to Easterly’s board of directors a set of corporate governance guidelines and principles applicable to it.

The composition of the members of the Corporate Governance and Nominating Committee will be determined prior to the consummation of the Business Combination and will consist solely of independent directors. Easterly’s board of directors has adopted a written charter for the Corporate Governance and Nominating Committee, which will be available on the corporate website at www.JHCapitalGroup.com upon the completion of the Business Combination. The information on the website is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2016, no officer or employee served as a member of the Compensation Committee. None of Easterly’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Easterly’s board of directors or the Compensation Committee.

Chairman and Lead Director

Norman Kravetz is expected to serve as Chairman of the board of directors following the Business Combination. To ensure independent oversight, following the Business Combination, the board intends to designate a lead director of the board, which will be designated by JH Capital Holding’s independent directors. In addition to collaborating with the Chairman and the CEO on a regular basis, the role of the Lead Director is to prepare board agendas with the Chairman, chair the executive sessions of the independent directors, call meetings of the independent directors and perform such other functions as Easterly’s board or independent directors may direct.

Code of Ethics

Easterly has adopted a Code of Ethics that applies to all of its employees, including its chief executive officer, chief financial officer and principal accounting officer. The Code of Ethics will be available on the website www.JHCapitalGroup.com upon the completion of the Business Combination. If Easterly amends or grants a waiver of one or more of the provisions of the Code of Ethics, it intends to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of the Code of Ethics that apply to Easterly’s principal executive officer, principal financial officer and principal accounting officer by posting the required information on the website at the above address. The website is not part of this proxy statement.

EXECUTIVE COMPENSATION AFTER THE BUSINESS COMBINATION

Executive Compensation

Overview

Prior to the closing of the Business Combination, JH Capital Inc. intends to develop an executive compensation program that is consistent with JH Capital Inc.’s existing compensation policies and philosophies, which are designed to align compensation with JH Capital Inc.’s business objectives and the creation of stockholder value, while enabling JH Capital Inc. to attract, motivate and retain individuals who contribute to the long-term success of JH Capital Inc.

Decisions on the executive compensation program will be made by a compensation committee of the board of directors, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

JH Capital Inc. anticipates that decisions regarding executive compensation will reflect its belief that the executive compensation program must be competitive in order to attract and retain its executive officers. JH Capital Inc. anticipates that the compensation committee will seek to implement its compensation policies and philosophies by linking a significant portion of its executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

JH Capital Inc. anticipates that compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.

Base Salary

It is expected that JH Capital Inc.’s Named Executive Officers’ base salaries will continue as described under “Management of JH Capital — Executive Compensation” subject to the terms of any employment agreements or severance agreement and will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.

Annual Bonuses

JH Capital Inc. intends to use annual cash incentive bonuses for its executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. JH Capital Inc. expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for its executive officers, subject to the terms of any employment agreements or severance agreement. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the Named Executive Officers.

JH Capital Inc. expects that future annual cash incentive bonuses for the Named Executive Officers will be awarded under the Omnibus Incentive Plan described below.

Stock-Based Awards

JH Capital Inc. intends to use stock-based awards to reward long-term performance of its executive officers. JH Capital Inc. believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain its executive officers. Stock-based awards will be awarded under the Omnibus Incentive Plan, which has been adopted by JH Capital Inc.’s board of directors and is being submitted to its stockholders for approval at the Easterly special meeting of stockholders. For a description of the Omnibus Incentive Plan, please see the section of this proxy statement under the heading “Proposal No. 7 — Approval and Adoption of the JH Capital Holdings, Inc. 2017 Omnibus Equity Incentive Plan.”

Other Compensation

JH Capital expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which its executive officers will participate. JH Capital also expects to continue to provide certain perquisites to its executive officers, subject to the compensation committee’s ongoing review.

Director Compensation

Following the Business Combination, JH Capital Inc. intends to pay its directors who are not employees total base consideration of $[ ], payable quarterly. Half of the total compensation will be in the form of restricted stock, valued at the time it is transferred, and the remaining amount to be taken as cash.

DESCRIPTION OF THE POST-BUSINESS COMBINATION COMPANY’S SECURITIES

Description of Securities

The following summary of the material terms of the post-Business Combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the proposed amended and restated certificate of incorporation of JH Capital Inc., in its entirety for a complete description of the rights and preferences of the post-Business Combination company’s securities following the Business Combination. The proposed amended and restated certificate of incorporation is described in “Proposal No. 2 — Approval of the Amendments to Easterly’s Amended And Restated Certificate of Incorporation to Change the Name of Easterly, Reclassify the Class A Common Stock, Designate the Class B Common Stock and to Remove Certain Provisions Relating to its Status as a Blank Check Company,” “Proposal No. 3 — Approval of Amendment to Easterly’s Amended and Restated Certificate of Incorporation to Adopt Delaware as the Exclusive Forum for Certain Legal Actions,” “Proposal No. 4 — Approval of Amendment to Easterly’s Amended and Restated Certificate of Incorporation to Effect a Two-for-Three Reverse Stock Split of All of the Outstanding Shares of Easterly Common Stock,” “Proposal No. 5 — Approval of Amendment to Easterly’s Amended and Restated Certificate of Incorporation to Authorize an Automatic Increase in the Number of Directors Serving on the Board of Directors During Any Period When Holders of Any Series of Preferred Stock Have the Right to Elect Additional Directors,” and the full text of the proposed amended and restated certificate of incorporation of JH Capital Inc., is attached as Annex B to this proxy statement.

Authorized and Outstanding Stock

The proposed certificate authorizes the issuance of 100,000,000 shares of common stock, consisting of (i) 81,300,000 shares of Easterly Class A common stock, $0.0001 par value per share, and (ii) 18,700,000 shares of Easterly Class B common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The outstanding shares of Easterly’s common stock are, and the shares of Easterly Class A common stock and Easterly Class B common stock issuable or issued in the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Class A Common Stock

The proposed amended and restated certificate of incorporation provides that the Easterly Class A common stock will have identical rights, power preferences and privileges to the existing Easterly common stock and that 18,700,000 of the authorized shares of Class A common stock will be reserved for issuance in exchange for Class B Units of JH Capital in accordance with the Exchange Agreement.

Class B Common Stock

The proposed amended and restated certificate of incorporation provides that the Easterly Class B common stock will not be entitled to receive dividends or any portion of any assets of the post-Business Combination company in respect of their shares of Easterly Class B common stock upon liquidation, dissolution, distribution of assets or winding-up of the post-Business Combination company.

Upon the conversion or cancellation of any Class B Units pursuant to the Exchange Agreement, the corresponding share of Easterly Class B common stock automatically will be cancelled for no consideration. Shares of Easterly Class B common stock may only be transferred to a person other than Easterly or JH Capital if an equal number of Class B Units are simultaneously transferred to such transferee.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Easterly Class A common stock and Easterly Class B common stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of Easterly Class A common stock and Easterly Class B common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to rights, if any, of holders of any series of preferred stock, holders of the post-Business Combination company’s Class A common stock will be entitled to receive such dividends, if any, as may be declared from time to time by its board of directors in its discretion out of funds legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the post-Business Combination company’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of its Class A common stock will be entitled to receive an equal amount per share of all of its assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of Easterly Class B common stock are not entitled to receive any portion of any such assets in respect of their shares of Easterly Class B common stock.

Preemptive or Other Rights

The post-Business Combination company’s stockholders will have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to its common stock.

Election of Directors

Upon the closing of the Business Combination, Easterly’s board of directors will consist of five directors. Each member of the board of directors will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that, subject to the rights of holders of one or more series of preferred stock of Easterly, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote for the election of directors. For more information on the board of directors of the post-Business Combination company, please see the section entitled “Proposal No. 1 — The Business Combination Proposal —Board of Directors of Easterly Following the Business Combination.”

Common Stock Prior to the Business Combination

Easterly is providing its stockholders with the opportunity to have their shares redeemed upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. All of the holders of Founder Shares, including the Sponsor, have agreed to waive their redemption rights with respect to their Founder Shares and the initial stockholders have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after the IPO in connection with the completion of the Business Combination.

Easterly will consummate the Business Combination only if a majority of the outstanding shares of Easterly common stock voted at the Easterly special meeting are voted in favor of the Business Combination Proposal. However, the participation of the Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

The initial stockholders have agreed to vote the Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to Easterly’s amended and restated certificate of incorporation, if it is unable to complete its initial business combination by March 31, 2018 or extend such deadline to a later date by obtaining the approval of Easterly’s stockholders at a special meeting of Easterly’s stockholders, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to it to pay Easterly’s franchise and income taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Easterly’s remaining stockholders and Easterly’s board of directors, dissolve and liquidate, subject in each case to Easterly’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Easterly’s initial stockholders have entered into a letter agreement with it, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if it fails to complete its initial business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders). However, if Easterly’s initial stockholders have acquired or acquire public shares, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if Easterly fails to complete its initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of Easterly after the Business Combination, Easterly’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Easterly’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to Easterly common stock, except that Easterly will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) upon the completion of the Business Combination.

Founder Shares

The Founder Shares are identical to the shares of common stock sold in the IPO, and holders of these shares have the same stockholder rights as public stockholders, except that (A) all of the holders of Founder Shares, including the Sponsor, have agreed to waive their redemption rights with respect to their Founder Shares and Easterly’s initial stockholders have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after the IPO in connection with the completion of the Business Combination and (B) all of the holders of Founder Shares have agreed to waive their redemption rights with respect to their Founder Shares if Easterly fails to consummate a business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders), although they will be entitled to redemption rights with respect to any public shares they hold if Easterly fails to consummate a business combination by March 31, 2018 (or a later date if approved by Easterly’s stockholders at a special meeting of Easterly’s stockholders). The Sponsor and the initial stockholders have agreed to vote the Founder Shares and any public shares purchased during or after the IPO in favor of Easterly’s initial business combination.

Pursuant to a letter agreement, the Founder Shares are not transferable, assignable or saleable, other than (a) to Easterly’s officers or directors, any affiliates or family members of any of Easterly’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, to an affiliate of the Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of the Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (f) in the event of Easterly’s liquidation prior to its completion of its initial business combination; or (g) in the event of Easterly’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to its completion of its initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Founder Shares held by the Sponsor and Easterly’s independent directors will be released from the lock-up one year following closing of the Business Combination, except that if, subsequent to the Business Combination, the Founder Shares will be released earlier when the last sale price of Easterly’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after Easterly’s initial business combination. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up on the date on which Easterly completes a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

Easterly’s amended and restated certificate of incorporation currently provides, and the proposed amended and restated certificate of incorporation of the post-Business Combination company will provide, that shares of preferred stock may be issued from time to time in one or more series. The post-Business Combination company’s board of directors will be authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. Easterly’s board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the post-Business Combination company’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the post-Business Combination company or the removal of existing management. Easterly has no preferred stock outstanding at the date hereof. Although it does not currently intend to issue any shares of preferred stock, Easterly cannot assure you that it will not do so in the future. No shares of preferred stock are being issued in connection with the Business Combination.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Easterly’s common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of Easterly’s initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Easterly’s common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant to purchase one of a share of Easterly’s common stock, such warrant shall not be exercisable. If a warrant holder holds two halves of one warrant, such whole warrant will be exercisable for one share of Easterly’s common stock. Warrants must be exercised for a whole share. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Easterly will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to Easterly satisfying its obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and Easterly will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Easterly be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Once the warrants become exercisable, Easterly may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date Easterly’s sends to the notice of redemption to the warrant holders.

Easterly has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and it issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of Easterly common stock may fall below the $18.00 redemption trigger price as well as the $11.50 per share warrant exercise price after the redemption notice is issued.

Under the terms of the warrant agreement, Easterly has agreed, as soon as practicable, after the closing of its initial business combination, to use its best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, until the expiration of the warrants. If the shares issuable upon exercise of the warrants are not registered under the Securities Act by the 60th business day following the closing of the Business Combination, Easterly will be required to permit holders to exercise their warrants on a cashless basis during the period beginning on the 61st business day after the closing of the Business Combination and ending upon such registration being declared effective by the SEC. However, no warrant will be exercisable for cash or on a cashless basis, and Easterly will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the above, if Easterly’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange, Easterly may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, Easterly will not be required to file or maintain in effect a registration statement, but Easterly will use its best efforts to register or qualify the shares under applicable state securities laws to the extent an exemption is not available. In no event will Easterly be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that Easterly is unable to register or qualify the shares underlying the public warrants under applicable state securities laws.

If Easterly calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Easterly’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on Easterly’s stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of its warrants. If Easterly’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Easterly’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Easterly’s believes this feature is an attractive option to it if it does not need the cash from the exercise of the warrants after its initial business combination. If Easterly calls its warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify Easterly in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar transactions, then, on the effective date of such stock dividend, split-up or similar transactions, the number of shares of common stock issuable on exercise of each warrant will be increased, in order to prevent dilution, in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Easterly, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of Easterly’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of common stock by Easterly if the proposed initial business combination is presented to the stockholders of Easterly for approval, or (e) in connection with the redemption of Easterly’s public shares upon its failure to complete its initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of Easterly’s common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of it with or into another corporation (other than a consolidation or merger in which Easterly is the continuing corporation and that does not result in any reclassification or reorganization of Easterly’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of it as an entirety or substantially as an entirety in connection with which Easterly is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Easterly’s common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if (a) such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and (b) if a tender, exchange or redemption offer has been made to and accepted by such holders (other than tender, exchange or redemption offers made by Easterly in connection with redemption rights held by Easterly’s stockholders or as a result of the repurchase of shares of common stock by Easterly if a proposed initial business combination is presented to Easterly’s stockholders for approval, or any redemptions before a business combination) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. The fact that no adjustment will be made for any redemptions before a business combination has no impact on the value of the warrants as those payments do not change the consideration payable upon exercise of the warrants. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant value due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to it, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Easterly will, upon exercise, round down to the nearest whole number the number of shares of Easterly’s common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

Pursuant to a letter agreement, the Private Placement Warrants will not be released until 30 days after the completion of the Business Combination. During the lock-up period, the Private Placement Warrants will not be transferable, other than (a) to Easterly’s officers or directors, any affiliates or family members of any of Easterly’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, to an affiliate of the Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of the Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (f) in the event of Easterly’s liquidation prior to its completion of its initial business combination; or (g) in the event of Easterly’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to its completion of its initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Private Placement Warrants are not redeemable by it so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by it and exercisable by the holders on the same basis as the public warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Easterly has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with it following a business combination. If they remain affiliated with it, their ability to sell Easterly’s securities in the open market will be significantly limited. Easterly has policies in place that prohibit insiders from selling Easterly’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Easterly’s securities, an insider cannot trade in Easterly’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Easterly believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Fortress Warrants

The Fortress Warrants will be exercisable to purchase Easterly Class A common stock and be exercisable at a price of $11.50 per share, have a term of 5 years from the date of the closing of the Business Combination and may only be exercisable as follows: 444,000 shares will be immediately exercisable, and (ii) the remaining 444,000 shares will become exercisable ratably with the funding of the first $100,000,000 of the Fortress Loan (e.g., 111,000 shares will become exercisable on the date on which the first $25,000,000 has been funded of the Fortress Loan); provided, however, that the Fortress Warrant may be exercised only on or after the date which is 30 days after the closing of the Business Combination. The Fortress Warrants may be exercised on a cashless basis similar to the Private Placement Warrants.

Upon the earliest to occur of (a) the termination of the Investment Agreement in accordance with its terms, (b) the date on which the Trust Account is liquidated due to the failure of Easterly to complete an initial business combination, (c) at the sole option of Fortress, at any time after December 31, 2018, if at the time Fortress determines to exercise such option, the Business Combination has not been consummated, or (d) a change of control of Jacobsen Holdings, then Jacobsen Holdings will exchange the Fortress Warrants for the Jacobsen Holdings Warrants, which Jacobsen Holdings Warrants will have substantially similar terms to the terms of the Fortress Warrants, provided that (i) the Jacobsen Holdings Warrants shall have a ten-year term and be exercisable for 3.19% of the equity interests of Jacobsen Holdings as of December 28, 2017, at an aggregate exercise price of $6,981,000, and (ii) for so long as the equity interests of Jacobsen Holdings for which the Jacobsen Holdings Warrants are exercisable are not traded on a national stock exchange, the Jacobsen Holdings Warrants will benefit from provisions typically found in warrants to purchase equity in private companies, including customary tag-along and drag-along rights, pre-emptive rights, rights of first offer, registration rights and information rights.

On December 28, 2017, Jacobsen Holdings issued the Founding Member Warrants, to acquire 888,000 shares of Easterly Class A common stock or JH Capital Class B Units. The Founding Member Warrants will be exercisable at a price of $11.50 per share of Easterly Class A common stock or Class B Units of JH Capital, have a term of 5 years from the date of the closing of the Business Combination and may be exercised only to the extent that the Fortress Warrants has been exercised. The Founding Members Warrants will first be exercisable for an amount of Easterly Class A common stock equal to the number of shares of Easterly Class A common stock acquired by Jacobsen Holdings and NJK Holding from the Sponsor pursuant to the Letter Agreement, and, thereafter, shall be exercisable for JH Capital Class B Units held by Jacobsen Holdings and NJK Holding.

New Warrant

The New Warrant will have terms similar to the Private Placement Warrants except that exercise price will be $0.01 per share, will have a term of 5 years and may only be exercised as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00.

Registration Rights

The holders of the Founder Shares, the Private Placement Warrants, the warrants that may be issued upon conversion of the Convertible Promissory Note, the Fortress Warrants and the New Warrant (and any shares of common stock issuable upon the exercise of all such warrants) will be entitled to registration rights pursuant to a registration rights agreement executed in connection with the IPO. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that Easterly register such securities. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by Easterly and rights to require it to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that Easterly will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares (except to certain permitted transferees), one year after the date of the consummation of Easterly’s initial business combination or earlier if subsequent to Easterly’s initial business combination (a) the last sale price of Easterly Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after Easterly’s initial business combination or (b) Easterly consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Easterly’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants, warrants that may be issued upon conversion of the Convertible Promissory Note, the Fortress Warrants the New Warrant and the common stock underlying such warrants, 30 days after the completion of Easterly’s initial business combination. Easterly will bear the costs and expenses of filing any such registration statements.

At the closing of the Business Combination, Easterly will enter into the Registration Rights Agreement with the JH Capital Class B Members. Pursuant to the terms of the Registration Rights Agreement, the JH Capital Class B Members and their permitted transferees will be entitled to certain registration rights described in the Registration Rights Agreement with respect to the Easterly Class A common stock receivable by them upon the exchange of their Class B Units. Among other things, pursuant to the Registration Rights Agreement as promptly as reasonably practicable and in no event later than 15 days following the consummation of the Business Combination, Easterly has agreed to file with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the Registration Rights Agreement) then held by or issuable to the JH Capital Class B Members (and any permitted transferees), and to keep such shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act. If at any time during the 36-month period following the effectiveness of the shelf registration statement such shelf registration statement is not effective or otherwise available to the JH Capital Class B Members, the JH Capital Class B Members will also be entitled to certain additional registration rights such as the right to initiate the filing of registrations statements, including for underwritten offerings, and unlimited piggyback registration rights. The registration rights of the JH Capital Class B Members are subject to customary black-out periods, cutback provisions and other limitations as set forth in the Registration Rights Agreement. Easterly will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. For more information on the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements —Registration Rights Agreement” and the full text of the form of Registration Rights Agreement which is attached as Annex F hereto.

Dividends

Easterly has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends following the Business Combination will be dependent upon the post-Business Combination company’s revenues and earnings, capital requirements and general financial condition, and will be within the discretion of the board of directors at such time. Easterly is not currently contemplating and does not anticipate declaring any dividends in the foreseeable future. The New LLC Agreement will provide that JH Capital will adopt a distribution policy under which it shall use reasonable best efforts to distribute, on an annual basis, an aggregate amount equal to $10,000,000, subject to applicable laws or regulatory requirements applicable to, or any debt of, JH Capital and its subsidiaries. In addition, JH Capital may make distributions in excess of $10,000,000, as reasonably determined by Easterly after reasonably considering the reasonably anticipated needs of JH Capital’s and its subsidiaries’ businesses. The first $10,000,000 distributed by JH Capital on an annual basis will be distributed pro rata to Easterly and the Principal Members based on the number of outstanding Class A Units and Class B-1 Units. Amounts in excess of $10,000,000 distributed on an annual basis will be distributed pro rata to Easterly and the JH Capital Class B Members (including the Principal Members) in proportion to their holdings of Class A Units and Class B Units. However, although Easterly will receive its pro rata share of such distributions and the board of directors of Easterly may determine to dividend some or all of such pro rata share of such distribution to Easterly’s stockholders from time to time, there can be no assurance that Easterly will dividend any amounts of such distributions to Easterly’s stockholders.

Certain Anti-Takeover Provisions of Delaware Law

Easterly is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of Easterly’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the time that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of Easterly’s assets. However, the above provisions of Section 203 do not apply if:

•	Easterly’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the time of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of Easterly’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by Easterly’s board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Easterly common stock or warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of Easterly’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Easterly is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Easterly was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Easterly common stock or warrants for at least six months but who are Easterly’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Easterly’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Easterly.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company that has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting the post-Business Combination company’s status as an entity that is not a shell company.

As of the date of this proxy statement, Easterly had 20,022,612 shares of common stock outstanding. Of these shares, the 15,022,612 shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of Easterly’s affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 Founder Shares owned collectively by the Sponsor and Easterly’s three independent directors and the 6,750,000 Private Placement Warrants owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Similarly, the shares of Easterly common stock that that will be issued in the Business Combination will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are a total of 17,638,000 warrants to purchase shares of Easterly common stock outstanding. Each warrant is exercisable for one share of Easterly common stock, in accordance with the terms of the warrant agreement governing the warrants. 10,000,000 of these warrants are public warrants and are freely tradable. In addition, Easterly will be obligated to maintain an effective registration statement under the Securities Act covering the 10,000,000 shares of Easterly common stock that may be issued upon the exercise of the public warrants. Following the Business Combination, each outstanding whole warrant will be exercisable for one share of Easterly common stock. Easterly may issue additional warrants (with terms and conditions identical to the Private Placement Warrants) to the Sponsor to satisfy outstanding working capital loans owed to the Sponsor by Easterly, currently in the amount of $695,000. The Sponsor has the right to elect to receive cash or warrants (valued at $1 per warrant) to satisfy such loans up to a maximum of 1,000,000 warrants.

Easterly’s amended and restated certificate of incorporation provides that newly created directorships resulting from either an increase in the number of directors or from a vacancy on the board of directors may only be filled by a majority vote of the remaining directors then in office, even if less than a quorum. Additionally, its amended and restated certificate of incorporation provides that directors may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors. The existence of these provisions may render more difficult or discourage an attempt to obtain control of Easterly by means of a board takeover.

Transfer Agent and Warrant Agent

The transfer agent for the shares of Easterly common stock and warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

At the closing of the Business Combination, Easterly’s units will separate into their component Easterly common stock and warrants to purchase one share of Easterly common stock, each of which will participate in the Business Combination. We anticipate that JH Capital Inc.’s common stock and public warrants will be listed on the Nasdaq Capital Market under the symbols “JHCG” and “JHCGW,” respectively, following the closing of the Business Combination.

See “Risk Factors — There can be no assurance that Easterly’s common stock will be approved for listing on Nasdaq following the closing, or if approved, that Easterly will be able to comply with the continued listing standards of Nasdaq.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of Easterly common stock as of February 13, 2018 (pre-Business Combination) and (ii) the expected beneficial ownership of Easterly’s common stock immediately following the consummation of the Business Combination, assuming that no public shares of Easterly are redeemed in connection with the Business Combination Proposal, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Easterly common stock;

•	each of Easterly’s current executive officers and directors;

•	each person who will become an executive officer or director of Easterly post-Business Combination; and

•	all executive officers and directors of Easterly as a group pre-Business Combination and all executive officers and directors of Easterly post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Easterly common stock pre-Business Combination is based on 20,022,612 shares of Easterly common stock issued and outstanding as of the record date. The beneficial ownership after closing of the Business Combination is based on 36,222,612 shares of Easterly Class A common stock, which assumes no redemptions of Easterly public shares of common stock, and assumes (i) there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement and (ii) all Class B Units held by the JH Capital Class B Members are exchanged into shares of Easterly Class A common stock.

The expected beneficial ownership percentages set forth in the table below with respect to JH Capital Inc. following the Business Combination do not take into account (i) the issuance of up to 6,000,000 shares (or options to acquire shares) under the Omnibus Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 20,138,000 shares of Easterly common stock that will remain outstanding following the Business Combination or any additional warrants that Easterly may issue to the Sponsor to repay working capital loans owed by Easterly to the Sponsor (currently in the amount of $695,000) or (iii) any shares of Easterly Class A common stock issued in exchange for JH Group Companies’ or their respective subsidiaries’ mezzanine loans. Because the actual facts will be different than these assumptions, the percentage ownerships in JH Capital Inc. will be different. Unless otherwise indicated, Easterly believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them.

	Easterly Before the Business Combination		JH Capital Inc. After the Business Combination
			Assuming No Redemption
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%
Jacobsen Credit Holdings, LLC	—	—	[•]	[•]

Kravetz Capital Funding LLC	—	—	[•]	[•]

Easterly Acquisition Sponsor, LLC	4,928,000	24.6%	2,428,000	6.7%

Jefferies LLC(2)
Jefferies Group LLC(2)
Leucadia National Corp.(2)	2,500,000	12.5%	2,500,000	6.9%

Alyeska Investment Group, L.P.(3)
Alyeska Fund GP, LLC(3)
Alyeska Fund 2 GP, LLC(3)
Anand Parekh(3)	2,285,121	11.4%	2,285,121	6.3%

GFIC II LLC(4)
George Beeson(4)
Kenneth Griffin(4)	2,002,957	10.0%	2,002,957	5.5%

Fir Tree Inc.(5)	1,850,000	9.2%	1,850,000	5.1%

Putnam Investments, LLC(6)
Putnam Investment Management, LLC(6)
The Putnam Advisory Company, LLC(6)	1,627,444	8.1%	1,627,444	4.5%

Polar Asset Management Partners Inc.(7)	1,442,670	7.2%	1,442,670	4.0%
David Cody(8)	4,928,000	24.6%	2,428,000	6.7%
Darrell Crate(8)	4,928,000	24.6%	2,428,000	6.7%
Avshalom Kalichstein(8)	4,928,000	24.6%	2,428,000	6.7%
James N. Hauslein	24,000	*	24,000	*
David W. Knowlton	24,000	*	24,000	*
Thomas W. Purcell(9)	24,000	*	24,000	*
Jurgen Lika	—	—	—	—
Norman Kravetz	—	—	[•]	[•]
Douglas Jacobsen	—	—	[•]	[•]
Anthony Riggio	—	—	[•]	[•]
Glenn Corey	—	—	[•]	[•]
Christopher Raymond	—	—	[•]	[•]
Todd Harrington, III	—	—	[•]	[•]
All directors and executive officers as a group (Pre-Business Combination) (6 individuals)	5,000,000	25.0%	N/A	N/A
All directors and executive officers as a group (Post-Business Combination) ([ ] individuals)	N/A	N/A	[•]	[•] %

* Less than one percent.

(1)

The portions of this table under the columns labeled “Easterly Before the Business Combination” is based on 20,022,612 shares of Easterly common stock outstanding as of February 13, 2018. The portions of this table under the columns labeled “JH Capital Inc. After the Business Combination” is based on 36,222,612 shares of Easterly’s common stock outstanding as of February 13, 2018, which assumes (i) there are no reductions to the JH Capital Class B Units pursuant to the Investment Agreement and (ii) all Class B Units held by the JH Capital Class B Members are exchanged into shares of Easterly Class A common stock. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Easterly believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of the Sponsor and each of the directors and executive officers in this table is 375 Park Avenue, 21st Floor, New York, NY 10152. The table does not reflect record or beneficial ownership of the 6,750,000 Private Placement Warrants or the New Warrant as these warrants are not exercisable within 60 days of February 13, 2018.

(2)	According to a Form 3 filed with the SEC on August 8, 2017 on behalf of Jefferies LLC, Jefferies Group LLC and Leucadia National Corp. The business address of these stockholders is 520 Madison Avenue, New York, NY 10022.

(3)	According to a Schedule 13G/A filed with the SEC on February 14, 2017 on behalf of Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC, and Anand Parekh. The business address of these stockholders is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(4)	According to a Schedule 13G filed with the SEC on August 4, 2017 on behalf of GFIC II LLC (“GFIC”), George Beeson and Kenneth Griffin with respect to shares of common stock (and warrants to purchase common stock) of Easterly owned by GFIC and Citadel Securities LLC. The business address of these stockholders is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603.

(5)	According to a Schedule 13G filed with the SEC on February 16, 2016 on behalf of Fir Tree Inc. (“Fir Tree”). Represents common stock purchased by certain private-pooled investment vehicles for which Fir Tree serves as the investment manager. Fir Tree is the investment manager of such private-pooled investment vehicles and has been granted investment discretion over portfolio investments. The business address of this stockholder is 505 Fifth Avenue, 23rd Floor, New York, NY 10017.

(6)	According to a Schedule 13G/A filed with the SEC on February 7, 2018 on behalf of Putnam Investments, LLC (“PI”), Putnam Investment Management, LLC (“PIM”) and Putnam Advisory Company, LLC (“PAC”). PIM individually beneficially owns 1,627,444 shares of common stock. PI wholly owns PIM and PAC, each a registered investment adviser. PIM is the investment adviser to the Putnam family of mutual funds. Putnam mutual funds managed by PIM, through their boards of trustees, have voting power. The business address of these stockholders is One Post Office Square, Boston, MA 02109.

(7)	According to a Schedule 13G/A filed with the SEC on February 9, 2018 on behalf of Polar Asset Management Partners Inc. Polar Asset Management Partners Inc. serves as the investment manager to Polar Multi Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and certain managed accounts (together with PMSMF, the “Polar Vehicles”), with respect to the shares directly held by the Polar Vehicles. The business address of this stockholder is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(8)	David Cody, Darrell Crate and Avshalom Kalichstein may be deemed to beneficially own shares held by the Sponsor by virtue of their shared control of the Sponsor. Mr. Cody, Mr. Crate and Mr. Kalichstein together have sole voting and investment power over the shares held by the Sponsor.

(9)	Shares are held by Lake Trail Illiquid Investments LLC. Mr. Purcell holds shared voting and investment power over the shares held by Lake Trail Illiquid Investments LLC and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS CONCERNING EASTERLY

Founder Shares

Easterly’s initial stockholders initially owned 5,175,000 Founder Shares, after giving effect to Easterly’s stock dividend of 0.2 shares for each outstanding share of Easterly common stock effectuated on July 29, 2015, for an aggregate purchase price of $25,000. On July 3, 2015, the Sponsor transferred 20,000 Founder Shares to each of Easterly’s independent directors at their original purchase price. On July 29, 2015, the underwriters exercised part of their over-allotment option resulting in 20,000,000 units issued as a result of the IPO. As a result of the expiration of the underwriters’ option to exercise the remaining portion of the over-allotment, Easterly’s initial stockholders forfeited an aggregate of 175,000 founder shares.

Private Placement Warrants

The Sponsor purchased from Easterly an aggregate of 6,750,000 Private Placement Warrants, each exercisable to purchase one share of Easterly common stock at $11.50 per share, at a price of $1.00 per Private Placement Warrant ($6,750,000 in the aggregate) in a private placement that occurred simultaneously with the IPO. The Private Placement Warrants are identical to the public warrants sold as part of the units in the IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by Easterly, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of Easterly’s initial business combination and (iii) they may be exercised by the holders on a cashless basis.

New Warrant

Pursuant to the Letter Agreement, the Sponsor will surrender to Easterly 2,500,000 shares of Easterly Class A common stock issued to it prior to the IPO in exchange for the New Warrant to purchase 2,500,000 shares of Easterly Class A common stock at a purchase price of $0.01 per share. The New Warrant will have a term of 5 years and may only be exercisable as follows: (x) 1,000,000 shares will be exercisable if the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $12.00, (y) an additional 1,000,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of the Easterly Class A common stock for 10 consecutive trading days is higher than $13.00 and (z) the final 500,000 shares will be exercisable if (A) Easterly has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to Easterly from the Trust Account and the amount of the Fortress Loan, and (B) the average of the volume weighted averages of the trading price of a share of Easterly Class A common stock for 10 consecutive trading days is higher than $14.00.

Notes Payable to Sponsor and Advances of Expenses

Prior to the IPO, the Sponsor provided an aggregate of $100,000 to Easterly under an unsecured promissory note to be used for a portion of the expenses of the IPO. This was non-interest bearing, unsecured and was repaid upon the closing of the IPO. For the period from April 29, 2015 (inception) through December 31, 2015, an affiliate of the Sponsor advanced an aggregate of $46,037 directly to Easterly’s service providers for offering costs. This was non-interest bearing, unsecured and was repaid during the year. For the three and nine months ended September 30, 2017, an affiliate of the Sponsor advanced an aggregate of $64,630 and $133,141 directly to Easterly’s vendors related to operating expenses. For the three and nine months ended September 30, 2016, an affiliate of the Sponsor advanced an aggregate of $39,319 and $258,810 directly to Easterly’s vendors related to operating expenses. At September 30, 2017, Easterly has a payable to an affiliate of the Sponsor for $136,653, which relates to operating expenses incurred by Easterly and paid by the affiliate of the Sponsor directly to the Easterly’s vendors related to operating expenses incurred by Easterly. These advances are non-interest bearing, unsecured and due on demand.

On March 17, 2016, Easterly issued the Convertible Promissory Note to the Sponsor that provides for the Sponsor to loan it up to $1,000,000 for ongoing expenses. On March 17, 2016, February 2, 2017, June 29, 2017, July 12, 2017, October 2, 2017, December 4, 2017 and February 1, 2018, Easterly borrowed $15,000, $250,000, $75,000, $150,000, $30,000, $75,000 and $100,000, respectively, under the Convertible Promissory Note. The Sponsor is not obligated to loan Easterly additional amounts under the Convertible Promissory Note. The Convertible Promissory Note is interest bearing at 5% per annum and is due and payable on March 31, 2018, which date will be extended if Easterly’s stockholders approve an extension of the deadline by which Easterly has to complete its initial business combination from March 31, 2018 to a later date at the contemplated special meeting of Easterly’s stockholders that will be held in March 2018, if necessary. At the option of the Sponsor, any amounts outstanding under the Convertible Promissory Note may be converted into warrants to purchase shares of common stock at any time on or prior to the maturity date at a conversion price of $1.00 per warrant. Each warrant will entitle the Sponsor to purchase one share of Easterly common stock at an exercise price of $11.50 per share. Each warrant will contain other terms identical to the terms contained in the Private Placement Warrants.

Administrative Services

Commencing on July 29, 2015, Easterly agreed to pay Easterly Capital, LLC, an affiliate of the Sponsor, a total of $10,000 per month for office space, utilities, secretarial support and administrative service. Upon consummation of the Business Combination or Easterly’s liquidation, Easterly will cease paying these monthly fees.

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS CONCERNING JH CAPITAL

In addition to the director and executive compensation arrangements discussed above under “Management of JH Capital — Executive Compensation,” the following describes those transactions since January 1, 2017 through September 30, 2017 that JH Capital has participated in where the amount involved exceeded or will exceed $120,000 and in which any “related person” as defined under Item 404 of Regulation S-K had or will have a direct or indirect material interest.

JH Shared Services, Inc. (formerly known as JFH-AC, Inc.), an entity wholly-owned by Brooke Bauman, the step-daughter of Douglas Jacobsen, the Chief Executive Officer of JH Capital, was a party to separate service agreements with each of the entities listed below, each of which is currently a direct or indirect subsidiary of a Founding Member. Under the terms of each service agreement, JH Shared Services, Inc. provided managerial, accounting, financial, legal and human resource related services to each of the entities listed below in return for the payment of a management fee by each such entity. From January 1, 2017 through June 28, 2017, the date on which each such agreement was terminated, each entity listed below has paid the indicated aggregate amount in fees to JH Shared Services, Inc.:

•	Next Level Finance Partners, LLC (“NLFP”): $316,000;

•	New Credit America, LLC (“NCA”): $230,000;

•	JH Portfolio Debt Equities, LLC (“JHPDE”): $1,770,000;

•	JH Portfolio Debt Equities 4, LLC: $90,000;

•	JH Reviver, LLC: $150,000;

•	Century DS, LLC (formerly known as Debt Away, LLC): $48,000;

•	Century Support Services, LLC (“CSS”): $192,000. For 2016, the fees payable by CSS were rolled up into the fees payable by Century DS, LLC. In 2017, JH Shared Services, Inc. began charging CSS separately for services provided; and

•	Credit Control, LLC: $72,000.

In addition, effective as of June 28, 2017, JH Shared Services, Inc. entered into a separate shared services agreement with JH Capital pursuant to which services are provided by JH Capital to JH Shared Services, Inc. for a monthly fee payable to JH Capital of $177,700 and a one-time payment payable to JH Capital of $507,000. From June 28, 2017 through September 30, 2017, JH Shared Services, Inc. paid $1,308,063 in fees to JH Capital.

As set forth below, certain direct and indirect subsidiaries of NJK Holding, one of the Founding Members and an entity controlled by Norman Kravetz, the Chairman of JH Capital, that are included in the Business Combination have entered into promissory notes to borrow money from (i) other entities controlled by or affiliated with Mr. Kravetz that are not included in the Business Combination; (ii) entities affiliated with Mr. Jacobsen, the Chief Executive Officer of JH Capital, that are not included in the Business Combination; or (iii) Norman Kravetz in his personal capacity:

•	NCA is a party to a promissory note with Pacific Capital Holdings, LLC (“Pacific Capital”), an entity controlled by Mr. Kravetz, pursuant to which NCA agrees to pay Pacific Capital $400,000, together with interest at a rate of 20% thereon, of which $400,000 of the principal amount is still outstanding;

•	NLFP is a party to a promissory note with Metropolitan Partners Fund III, LP (“Met III”), an entity that owns a minority interest in NLFP, pursuant to which NLFP agrees to pay Met III $1,000,000, together with interest at a rate of 15% thereon, of which $1,000,000 of the principal amount is still outstanding;

•	NLFP is a party to a promissory note with Metropolitan Partners Fund IIIa, LP (“Met IIIa”), an entity that is managed by Metropolitan Partners Group, an entity for which Mr. Jacobsen serves as a board member, pursuant to which NLFP agrees to pay Met IIIa $1,000,000, together with interest at a rate of 15% thereon, of which $1,000,000 of the principal amount is still outstanding;

•	NLFP is a party to a promissory note with Pacific Ocean Capital, LLC (“Pacific Ocean”), an entity that is controlled by Mr. Kravetz, pursuant to which NLFP agrees to pay Pacific Ocean $9,000,000, together with interest at a rate of 18% thereon, of which $9,000,000 of the principal amount is still outstanding. This note will be prepaid at the closing in connection with JH Capital’s prepayment fees on mezzanine debt; and

•	Century Support is a party to a promissory note with Norman Kravetz, pursuant to which Century Support agrees to pay Mr. Kravetz $550,000, together with interest at a rate of 18% thereon, of which $550,000 of the principal amount is still outstanding.

5757 Phantom, LLC (“Phantom”), an entity owned and controlled by Mr. Kravetz, is a party to the Northwest Corporate Center II Office Building Lease, entered into on August 5, 2008, as amended, with Credit Control, LLC, an entity in which Mr. Jacobsen indirectly owns a majority interest, pursuant to which Phantom leases 10,430 square feet of space to Credit Control, LLC. Since January 1, 2017 through September 30, 2017, Credit Control, LLC paid an aggregate amount of $127,103 to Phantom pursuant to the terms of the lease. Credit Control, LLC will pay an additional $159,786 by the end of the lease term, which expires on September 30, 2018.

RBE Tampa-JFH I, LLC (“RBE”), an entity owned by Mr. Jacobsen and Mr. Kravetz and controlled by Mr. Kravetz, is a party to a lease entered into on March 1, 2016 with Credit Control, LLC, an entity in which Mr. Jacobsen indirectly owns a majority interest, pursuant to which Credit Control, LLC leases approximately 14,700 square feet of space from RBE.  From April 1, 2016 through September 30, 2017, Credit Control, LLC paid an aggregate amount of $134,946 to RBE pursuant to the terms of the lease. Credit Control, LLC will pay an additional $1,754,982.31 by the end of the lease term, which expires on March 31, 2026.

Since January 1, 2016, neither Mr. Jacobsen nor Mr. Kravetz has received a salary from JH Capital or the JH Group Companies.  Instead, Mr. Jacobsen receives monthly distributions from JHPDE in the amount of $144,500, in respect of securities that Mr. Jacobsen holds in JHPDE, and Mr. Kravetz receives monthly distributions from KCF in the amount of $80,000, in respect of securities that Mr. Kravetz holds in KCF. For the fiscal year ended December 31, 2016, Mr. Jacobsen received an aggregate amount of $1,734,000 in distributions from JHPDE and Mr. Kravetz received an aggregate amount of $960,000 in distributions from KCF.

Profit Sharing Arrangement

In 2010, Credit Control and JHPDE entered into a profit sharing arrangement whereby JHPDE agreed to provide Credit Control a percentage of certain eligible net collections of JHPDE, contingent on certain criteria, hurdles and benchmarks. On December 31, 2014, Credit Control, JHPDE and Douglas C. Jacobsen entered into an assignment, assumption and mutual release agreement whereby Mr. Jacobsen agreed to assume and be solely responsible for the payment of the accrued and unpaid amount of the profit sharing as of December 31, 2014 (the “Unpaid Pre-2015 Profit Sharing Amount”) to Credit Control. Effective the same day, a related party assumed and became solely responsible for the payment to Credit Control of the Unpaid Pre-2015 Profit Sharing Amount. As of September 30,2017 and December 31, 2016, the Unpaid Pre-2015 Profit Sharing Amount owed to Credit Control was $3.8 million.

Service and Cost Sharing Agreement

On March 14, 2015, Credit Control entered into a service and cost sharing agreement with a related party, which was terminated on December 31, 2016. Credit Control provided support and other services and is reimbursed for actual costs. Reimbursements of $0.8 million for the nine months ended September 30, 2017 and $1.4 million for the nine-month ended September 30, 2016, respectively, were recorded as an offset to operating expenses within the Unaudited Interim Condensed Combined Statements of Operations. The fee receivable as of September 30, 2017 and December 31, 2016 was $2.7 million and $3.3 million, respectively.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Easterly

Price Range of Easterly Securities

Easterly common stock, units and warrants are currently quoted on the Nasdaq Capital Market under the symbols “EACQ”, “EACQU” and “EACQW”, respectively. Easterly’s units commenced public trading on July 30, 2015, and its common stock and warrants became available for public trading on September 22, 2015.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per Easterly unit, Common Stock and public warrant as reported on the Nasdaq Capital Market for the period from January 1, 2016 through February 13, 2018.

	Units (EACQU)		Common Stock (EACQ)		Warrants (EACQW)
	High	Low	High	Low	High	Low
Fiscal Year Ending December 31, 2016:
Quarter ended 3/31/2016	$10.15	$9.74	$9.90	$9.39	$0.40	$0.33
Quarter ended 6/30/2016	$10.04	$9.85	$9.79	$9.60	$0.66	$0.30
Quarter ended 9/30/2016	$11.24	$10.03	$9.95	$9.72	$0.70	$0.54
Quarter ending 12/31/2016	$10.35	$10.05	$10.20	$9.73	$0.72	$0.47
Fiscal Year Ending December 31, 2017:
Quarter ended 3/31/2017	$12.25	$10.05	$10.00	$9.85	$0.55	$0.30
Quarter ended 6/30/2017	$10.75	$10.75	$10.05	$9.93	$0.87	$0.27
Quarter ended 9/30/2017	$10.15	$9.97	$10.10	$9.95	$0.90	$0.70
Quarter ended 12/31/2017	$10.75	$10.30	$10.15	$9.60	$0.95	$0.60
Fiscal Year Ending December 31, 2018:
Quarter ended 3/31/18 (through 2/13/18)	$10.10	$10.10	$10.15	$10.09	$0.73	$0.69

The closing prices of Easterly common stock and warrants as reported on June 29, 2017, the last trading day before the Business Combination was publicly announced, were $10.05 and $0.34, respectively. The closing prices of Easterly common stock and warrants as reported on [ ], 2018 the most recent practicable date prior to the printing of this proxy statement, were $[ ] and $[ ], respectively.

The market prices of Easterly’s securities will fluctuate prior to the consummation of the Business Combination. You should obtain current market quotations for Easterly’s securities.

On [       ], 2018, there was one record holder and approximately [  ] beneficial holders of Easterly’s units, [  ] record holders and approximately [  ] beneficial holders of Easterly’s separately traded common stock, and [  ] record holders and approximately [  ] beneficial holders of Easterly’s separately traded warrants.

Dividend Policy of Easterly

Easterly has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon Easterly’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination.

JH Capital

Price Range of Securities of JH Capital

Historical market price information regarding JH Capital’s securities is not provided because prior to the Business Combination there is no public market for JH Capital’s securities.

As of the date of this proxy statement, Jacobsen Holdings was the sole member of JH Capital.

Dividend Policy of JH Capital

A dividend policy of JH Capital is not provided because prior to the Business Combination there is no public market for JH Capital’s securities, and therefore JH Capital has not paid any cash dividends.

Dividend Policy of JH Capital Inc. Following the Business Combination

Following completion of the Business Combination, JH Capital Inc.’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of JH Capital to retain any earnings for use in its business operations and, accordingly, JH Capital Inc. does not anticipate its board of directors declaring any dividends in the foreseeable future. The New LLC Agreement will provide that JH Capital will adopt a distribution policy under which it shall use reasonable best efforts to distribute, on an annual basis, an aggregate amount equal to $10,000,000, subject to applicable laws or regulatory requirements applicable to, or any debt of, JH Capital and its subsidiaries. In addition, JH Capital may make distributions in excess of $10,000,000, as reasonably determined by Easterly after reasonably considering the reasonably anticipated needs of JH Capital’s and its subsidiaries’ businesses. The first $10,000,000 distributed by JH Capital on an annual basis will be distributed pro rata to Easterly and the Principal Members based on the number of outstanding Class A Units and Class B-1 Units. Amounts in excess of $10,000,000 distributed on an annual basis will be distributed pro rata to Easterly and the JH Capital Class B Members (including the Principal Members) in proportion to their holdings of Class A Units and Class B Units. However, although Easterly will receive its pro rata shares of such distributions, there can be no assurance that Easterly will dividend any amounts of such distributions to Easterly’s stockholders.

APPRAISAL RIGHTS

Easterly’s stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Easterly and servicers that Easterly employ to deliver communications to Easterly’s stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, Easterly will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that Easterly deliver single copies of the proxy statement in the future. Stockholders may notify Easterly of their requests by calling or writing it at Easterly’s executive office is at 375 Park Avenue, 21st Floor, New York, New York 10152, telephone number (646) 712-8300.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Easterly’s securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Easterly’s board of directors is aware of no other matter that may be brought before the Easterly special meeting. Under Delaware law and Easterly’s bylaws, only business that is specified in the notice of special meeting to stockholders may be transacted at the Easterly special meeting.

FUTURE STOCKHOLDER PROPOSALS

Easterly’s bylaws, which will apply following the Business Combination and Easterly’s name change to JH Capital Group Holdings, Inc., establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in its proxy statement. The bylaws provide that the only business that may be conducted at an annual meeting is business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of its board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the annual meeting by any stockholder (x) who is a stockholder of record on the date of the giving of the notice provided for in the bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in the bylaws.

Stockholder proposals for the 2018 annual meeting must be received at the post-Business Combination company’s principal executive offices by May 3, 2018, and must otherwise comply with the SEC’s rules, to be considered for inclusion in the proxy materials relating to its 2018 annual meeting. If, however, the 2018 annual meeting is more than 30 days from the anniversary of the special meeting of stockholders, then stockholder proposals for the 2018 annual meeting must be received at the post-Business Combination company’s principal executive offices a reasonable time before it begins to print and mail its annual meeting proxy materials, to be considered for inclusion in the proxy materials relating to the 2018 annual meeting.

If you intend to present a proposal at the 2018 annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the post-Business Combination company. This notice must be received no earlier than April 3, 2018, and no later than May 3, 2018; provided, however, that in the event that the 2018 annual meeting is called for a date that is not within 45 days before or after the anniversary of the special meeting of stockholders, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the 2018 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2018 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2018 annual meeting is first made by the post-Business Combination company.

If you intend to present a proposal at the 2018 annual meeting, or if you want to nominate one or more directors at the 2018 annual meeting, you must comply with the advance notice provisions of the bylaws. You may contact the Secretary at the post-Business Combination company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

Easterly files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Easterly’s SEC filings, including this proxy statement, at the SEC’s website at www.sec.gov. You may also read and copy any document Easterly files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Easterly special meeting, you should contact Easterly’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue, 3rd Floor
Stamford, CT 06902

Stockholders, please call toll free: (800) 662-5200
Banks and Brokerage Firms, please call collect: (203) 658-9400
Email: Easterly.info@morrowsodali.com

If you are a stockholder of Easterly and would like to request documents, please do so by [          ], 2018, in order to receive them before the Easterly special meeting. If you request any documents from Easterly, it will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Easterly has been supplied by Easterly, and all such information relating to JH Capital and the Founding Members has been supplied by JH Capital and the Founding Members, respectively. Information provided by either Easterly or JH Capital and the Founding Members does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement for Easterly for the Easterly special meeting. Easterly and JH Capital have not authorized anyone to give any information or make any representation about the Business Combination, Easterly or JH Capital that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

JH Capital

Unaudited Annual Combined Financial Statements

Years Ended December 31, 2016 and 2015

Unaudited Combined Balance Sheets	F-2

Unaudited Combined Statements of Operations	F-3

Unaudited Combined Statements of Changes in Members’ Equity	F-4

Unaudited Combined Statements of Cash Flows	F-5

Notes to Unaudited Combined Financial Statements	F-7

F-1

JH Capital

Unaudited Combined Balance Sheets

	December 31,
	2016	2015
	(Dollars in thousands)
Assets
Cash and cash equivalents	$8,667	$3,907
Restricted cash	4,840	5,120
Accounts and other receivables, net	10,848	4,658
Finance receivables, net of allowance of $1,833 and $2,185	13,814	11,454
Secured finance receivables, net of allowance of $34,056 and $19,750	37,192	27,793
Loan receivables, net of allowance of $7,288 and $2,786	52,984	50,427
Notes and accounts receivable – related-parties	9,927	7,450
Property and equipment, net	3,093	1,879
Intangible assets, net	26,006	14,999
Goodwill	1,428	1,428
Other assets	6,351	6,165
Total Assets	$175,150	$135,280

Liabilities and Members' Equity
Liabilities:
Accounts payable and accrued expenses	$8,368	$5,722
Senior and subordinated debt	256,679	181,952
Notes and account payable – related-parties	16,752	20,915
Participation liabilities	10,979	4,419
Other liabilities	4,168	3,236
Total Liabilities	296,946	216,244
Members’ Equity
Capital attributable to JH Capital Founding Members	(136,332)	(85,652)
Noncontrolling interest	14,536	4,688
Total Members’ Equity	(121,796)	(80,964)
Total Liabilities and Members’ Equity	$175,150	$135,280

The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have recourse only to the assets of the VIEs. These assets and liabilities are included in the Unaudited Combined Balance Sheets above. See Note 13, “Variable Interest Entities” for additional information on the Company’s VIEs.

	December 31,
	2016	2015
	(Dollars in thousands)
Assets
Cash and cash equivalents	$2,158	$1,229
Accounts and other receivables, net	7,085	2,072
Finance receivables, net of allowance	5,031	-
Loan receivables, net of allowance	33,706	50,427
Secured finance receivables, net of allowance	22,634	15,874
Liabilities
Accounts payable and accrued expenses	$3,719	$2,533
Senior and subordinated debt	55,170	39,765
Participation liabilities	1,929	3,561

The accompanying notes are an integral part of these Unaudited Combined Financial Statements.

F-2

JH Capital

Unaudited Combined Statements of Operations

	For the Year Ended December 31,
	2016	2015
	(Dollars in thousands)
Revenue:
Revenue from finance receivables, net	$17,651	$5,652
Loan interest income, net	8,597	5,633
Collection fee revenue	23,746	24,123
Debt settlement revenue, net	23,652	6,504
Fee and other revenue	6,167	7,204
Total Revenues	79,813	49,116

Operating expenses:
Compensation and benefits	32,581	27,582
Collection expenses	37,368	24,616
Depreciation and amortization	14,428	5,838
Other general and administrative	26,124	20,517
Total Operating Expenses	110,501	78,553

Loss from operations	(30,688)	(29,437)

Other expenses:
Interest expense	26,378	15,127
Other expense	1,601	5,309
Total Other Expense	27,979	20,436

Net loss:	(58,667)	(49,873)
Net loss attributable to noncontrolling interest	(1,902)	(8,645)

Net loss attributable to JH Capital Founding Members	$(56,765)	$(41,228)

The accompanying notes are an integral part of these Unaudited Combined Financial Statements.

F-3

JH Capital

Unaudited Combined Statements of Changes in Members’ Equity

	Capital attributable to JH Capital Founding Members	Noncontrolling interest	Total
	(Dollars in thousands)
Members’ Equity balance at December 31, 2014	$(47,317)	$9,013	$(38,304)
Capital contributions	12,169	5,078	17,247
Capital distributions	(9,276)	(758)	(10,034)
Net losses for the year	(41,228)	(8,645)	(49,873)
Members’ Equity balance at December 31, 2015	(85,652)	4,688	(80,964)
Capital contributions	3,636	18,437	22,073
Capital distributions	(3,316)	(922)	(4,238)
Transfers of equity	5,765	(5,765)	-
Net losses for the year	(56,765)	(1,902)	(58,667)
Members’ Equity balance at December 31, 2016	$(136,332)	$14,536	$(121,796)

The accompanying notes are an integral part of these Unaudited Combined Financial Statements.

F-4

JH Capital

Unaudited Combined Statements of Cash Flows

	For the Year Ended
	December 31,
(dollars in thousands)	2016	2015
Cash flows used in operating activities:
Net loss	$(58,667)	$(49,873)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Accretion revenue from finance receivables	(4,645)	(5,528)
Provision for allowances on finance, secured finance, and loan receivables	18,703	19,512
Depreciation and amortization	14,401	5,822
Provision for allowance on account and other receivables	280	71
Amortization of deferred loan origination fees	(2,895)	(2,325)
Other expense, net	4,157	2,370
Net change in:
Accounts and other receivables	(6,639)	(1,132)
Accounts receivables - related-parties	(261)	2,815
Other assets	490	(857)
Accounts payable and accrued expenses	1,524	904
Other accounts payable - related-parties	(758)	1,155
Participation liabilities	144	(10)
Other liabilities	1,140	590
Net cash used in operating activities	(33,026)	(26,486)

Cash flows used in investing activities:
Finance receivables:
Purchases	(6,192)	(2,333)
Collections	8,829	10,252
Secured finance receivables:
Purchases	(85,504)	(72,191)
Collections	60,695	47,126
Loan receivables:
Purchases	(23,571)	(10,495)
Originations	(38,320)	(61,719)
Collections	55,092	52,661
Deferral of loan fees and costs	2,155	3,281
Note receivables - related-parties:
Advances	(13,634)	(2,475)
Collections	11,016	500
Acquisition of property and equipment, net of disposals	(1,795)	(525)
Purchase of intangible assets	(24,267)	(14,570)
Other, net	172	(577)
Net cash used in investing activities	(55,324)	(51,065)

The accompanying notes are an integral part of these Unaudited Combined Financial Statements.

F-5

JH Capital

Unaudited Combined Statements of Cash Flows

	For the Year Ended
	December 31,
(dollars in thousands)	2016	2015
Cash flows provided by financing activities:
Senior debt:
Proceeds	107,703	91,970
Repayments	(43,483)	(30,494)
Debt issuance costs	(3,282)	(1,389)
Subordinated debt:
Proceeds	10,906	6,716
Repayments	(400)	(50)
Notes and accounts payable - related-parties:
Proceeds	18,712	12,450
Repayments	(19,968)	(806)
Participation liabilities:
Proceeds	8,349	4,384
Repayments	(5,520)	(6,304)
Members’ equity:
Contributions from Members	4,210	5,047
Distributions to Members	(2,380)	(9,279)
Net change in NCI	17,516	4,071
Other, net	467	—
Net cash provided by financing activities	92,830	76,316

Net increase (decrease) in cash and cash equivalents	4,480	(1,235)
Cash, cash equivalents, and restricted cash beginning of period	9,027	10,262
Cash, cash equivalents, and restricted cash end of period	$13,507	$9,027

Supplemental disclosure of cash flow information
Cash paid for interest	$24,709	$10,478

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$8,667	$3,907
Restricted cash	4,840	5,120
Total cash, cash equivalents, and restricted cash shown in the statement of cash flow	$13,507	$9,027

The accompanying notes are an integral part of these Unaudited Combined Financial Statements.

F-6

JH Capital

Notes to the Unaudited Combined Financial Statements

1. Organization and Basis of Presentation

JH Capital (“we” or "our"), consists of a combination of certain legal entities historically owned by either (i) Douglas C. Jacobsen or Norman Kravetz ("Founding Members"), or (ii) were jointly managed by entities controlled by Messrs. Jacobsen and Kravetz. These entities operated together as one economic entity under common management during the periods for which the Unaudited Combined Financial Statements are being presented. These entities were not previously consolidated, or combined as a group, for financial reporting purposes; however, the entities combined have historically been known and marketed as JH Capital.

We determined that we operate as one economic entity under common management as all important strategic and operational decisions for JH Capital have historically been made jointly by Messrs. Jacobsen and Kravetz, regardless of who legally owned a given entity, along with Mr. Glenn Corey, JH Capital Chief Financial Officer and Anthony Riggio, JH Capital President. The core group of Messrs. Jacobsen, Kravetz, Corey, and Riggio effectively function as an enterprise-wide “executive committee.” Decisions have historically been made collectively by these four individuals, irregardless of specific legal ownership. Messrs. Jacobsen, Kravetz, Corey, and Riggio also meet to discuss global strategy for JH Capital and its affiliates. Furthermore, Messrs. Jacobsen and Kravetz frequently hold one-on-one meetings to discuss their combined vision for JH Capital.

Through the underlying entities described below, JHCG operates as a diversified specialty finance company providing distressed debt and credit rehabilitation solutions for consumers and businesses across a range of assets. We purchase charged-off consumer debt from major financial institutions, operate a national debt settlement service, a consumer consolidation loan platform and commercial loan origination platform, as well as a collection agency. A summary of the primary combined entities that comprise JH Capital is as follows:

•	JHCG purchases charged-off credit card and other consumer debt from financial institutions through the legal entity JH Portfolio Debt Equities, LLC (“JHPDE”) and its subsidiaries: (i) JH Portfolio Debt Equities 2, LLC; (ii) JH CX Asset Entity, LLC; (iii) JH Reviver, LLC ("JH Reviver"); (iv) JH Portfolio Debt Equities 4, LLC ("JHPDE 4"); (v) JH Met Asset Entity, LLC; (vi) Remnant Capital, LLC; (vii) JH Capital (V.I.), Inc.; and (viii) JH Mortgage Resolution, LLC. In addition, JHPDE's subsidiary Credit Control, LLC ("Credit Control") is a nationally licensed, full-service collection agency that collects amounts owed under charged-off receivables for JHPDE and services receivables for approximately 300 first and third-party clients. JHPDE also provides other collection related services through its subsidiaries: (i) Pinreid, LLC; and (ii) DTA Solutions, LLC.

F-7

JH Capital

Notes to Unaudited Combined Financial Statements (continued)

•	JHCG provides debt settlement and consumer lending services through the legal entity Next Level Finance Partners, LLC ("NLFP") and its subsidiaries: (i) Settlement Marketing Group, LLC ("SMG"); (ii) Century DS, LLC and its subsidiaries, Century Support Services, LLC ("CSS"), Century Financial Partners, LLC ("Century FP"), Beneflex Group Holding, LLC, Century Student Loan Support, LLC, and Student Loan Assistance, LLC (collectively, “Century”); and; (iii) New Credit America, LLC and its subsidiary; NCA Finance Partners I, LLC (collectively "NCA"). Century provides national debt settlement services to consumers having trouble making required payments on their unsecured credit card debt and negotiates with lenders on behalf of consumers to settle their debt in full at a discounted amount. NCA facilitates consolidation loans to qualified consumers in Century’s debt settlement program, consumers in other third-party debt settlement programs, and applicants responding to SMG's direct to consumer marketing campaign. NCA facilitates the origination of these loans by an issuing bank partner, from which NCA then purchases and services the loans.

•	JHCG operates a specialty lending platform providing capital to third-party debt buyers who purchase defaulted consumer debt through the following legal entities: (i) CMAX Finance Partners IV, LLC ("CMAX FP IV"); and (ii) CreditMax Holdings, LLC ("CMAX") and its subsidiaries. CMAX has the following subsidiaries: (i) CMAX NSDE, LLC; (ii) CMAX Finance, LLC; (iii) CMAX Technologies, LLC; (iv) CMAX Finance Partners III, LLC ("CMAX FP III"); (v) CMAX SideCar, LLC; and (vi) CMAX Resources, LLC.

•	JHCG operates a separate legal entity, JH Shared Services, Inc. ("JHSS"), to provide management, financial, accounting, legal, licensing, information technology, human resources, administrative and other similar shared services to JH Capital, its combined entities, and other related parties.

F-8

JH Capital

Notes to Unaudited Combined Financial Statements (continued)

Basis of Presentation

The Unaudited Combined Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and include the accounts of JHCG, its combined entities, as well as variable interest entities ("VIEs") where we are the primary beneficiary. We apply the equity method of accounting to investments when we own less than 50% of the voting interests and are able to exercise significant influence, but not control, over the policies and procedures of an entity. Intercompany balances and transactions between combined entities have been eliminated.

The financial data and information with respect to JH Capital has been prepared by JH Capital's management.  An independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to our financial data and information with respect to JH Capital herein.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Unaudited Combined Financial Statements in conformity with GAAP requires the application of accounting policies that often involve a significant degree of judgment. Accounting policies that we believe are most dependent on the application of estimates and assumptions are considered our significant accounting estimates and are related to the determination of: (i) the timing and amount of future cash collections of finance receivables; (ii) the carrying value of finance receivables and secured finance receivables, and loan receivable allowances needed; (iii) timing of future cash collections of participation liabilities; and (iv) valuations and useful lives of tangible and intangible assets.

Variable Interest Entities

A VIE is a legal entity that does not have sufficient equity at risk to finance its own operations, whose equity holders do not have the power to direct the activities most significantly affecting the economic outcome of those activities, or whose equity holders do not share proportionately in the losses or receive the residual returns of the entity. The determination of whether an entity is a VIE requires a significant amount of judgment. When we have a controlling financial interest in a VIE, we must consolidate the results of the VIE’s operations into our Unaudited Combined Financial Statements. A controlling financial interest exists if we have both the power to direct the VIE’s activities that most significantly affect the VIE’s economic performance ("power") and the obligation to absorb losses or receive benefits that could be potentially significant to the VIE ("economics").

F-9

JH Capital

Notes to Unaudited Combined Financial Statements (continued)

We enter into various arrangements with VIEs in the ordinary course of business and consolidate VIEs when we determine we have both power and economics. This analysis includes a review of the VIE’s capital structure, related contractual relationships and terms, nature of the VIE’s operations and purpose, nature of the VIE’s interests issued, and our involvement with the entity. When assessing the need to consolidate a VIE, we evaluate the design of the VIE as well as the related risks the entity, by design, exposes the variable interest holders to.

Noncontrolling Interests

We classify noncontrolling interests as a separate component of equity in the Unaudited Combined Balance Sheets and Unaudited Combined Statements of Changes in Members’ Equity, and Net income (loss) attributable to the noncontrolling interests is presented separately from net income (loss) in the Unaudited Combined Statements of Operations and Unaudited Combined Statements of Changes in Members’ Equity.

We use the hypothetical liquidation at book value (“HLBV”) method to attribute certain non-wholly owned subsidiaries’ income or loss to the noncontrolling interests when such income or loss is not allocated to the equity holders based on pro rata ownership percentage. HLBV uses a balance sheet approach to the equity method of accounting and measures the noncontrolling interests’ share of income or loss by calculating the change in the amount of net assets the investors would legally be able to claim, based on a hypothetical liquidation of the entity at book value, at the beginning and end of a reporting period.

Segment Reporting

We operate in two reportable segments: (i) Debt Purchasing and Collections, and, (ii) Advocacy and Lending Services. Financial information regarding our reportable segments and geographic operations is set forth in Note 11 - Segment Information.

Cash and Cash Equivalents

We consider all short-term, highly-liquid investments with a maturity of three months or less to be cash equivalents.

We typically maintain cash in financial institutions in excess of the Federal Deposit Insurance Corporation’s insurance limits. We evaluate the creditworthiness of these financial institutions when determining the risk associated with these cash balances. We do not believe we are exposed to any significant credit risk on these deposits, and we have, to date, not experienced any deposit losses.

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Notes to Unaudited Combined Financial Statements (continued)

Restricted Cash

Restricted cash represents funds held in reserve for our senior and subordinated debt and funds held in escrow by Credit Control, where we act as a collection agency and deposit amounts collected on behalf of our clients into trust accounts. We had segregated into the trust accounts $1.5 million and $1.9 million at December 31, 2016 and 2015, respectively. The related liabilities are included in Other liabilities on the accompanying Unaudited Combined Balance Sheets. Information regarding funds held in escrow for senior and subordinated debt is set forth in Note 9 - Senior and Subordinated Debt.

Accounts and Other Receivables

Accounts and other receivables primarily represent amounts due from customers for collection and debt settlement services performed. We record a provision to the allowance for doubtful accounts based on an evaluation of past due balances, specific exposures, and historical collection experience. We charge-off accounts receivable against the allowance for doubtful accounts when we conclude that it is uncollectible. Recoveries of receivables previously charged-off are recorded as a reduction of provision expense when received. We record provision expense in Debt settlement revenue, net within our Unaudited Combined Statements of Operations. Our allowance aggregated $0.3 million and $0.1 million for the years ended December 31, 2016 and 2015, respectively, and we charged the provision for losses, net $0.2 and $0.1 million for the years ended December 31, 2016 and 2015, respectively.

Transfers of Financial Assets

We purchase portfolios of charged-off credit card and other consumer debt from major financial institutions (“the portfolios”) and consumer consolidation loans (“consumer consolidation loans”). From time-to-time, we also sell participation interests in the portfolios to third-parties.

We evaluate purchases and sales of financial assets to assess whether ownership and control has transferred under GAAP. Transfers of financial assets, or portions thereof, which meet the definition of a participating interest that are pari-passu, are accounted for as purchases or sales when control over the assets has been surrendered ("financial asset transfer"). Control over transferred assets is deemed to be surrendered when (i) the assets have been legally isolated, (ii) the transferee obtains the right, free of conditions that constrain it from taking advantage of that right and provide us with more than a trivial benefit, to pledge or exchange the transferred assets, and (iii) effective control is not maintained over the transferred assets.

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Notes to Unaudited Combined Financial Statements (continued)

When purchases qualify as a financial asset transfer, we record portfolios as Finance receivables, net and consumer consolidation loans as Loan receivables, net on the Unaudited Combined Balance Sheets. If purchases of portfolios or participation interests do not qualify as a financial asset transfer under GAAP, we record the transaction as a Secured finance receivable, net on the Unaudited Combined Balance Sheets. All our purchased consumer consolidation loans met the definition of a financial asset transfer for the years ended December 31, 2016 and 2015.

When sales of participation interests do not qualify as a financial asset transfer under GAAP, we account for the transfer as a secured borrowing. The transferred assets remain on our balance sheet, and a liability due to the counter party is recorded within Participation liabilities on our Unaudited Combined Balance Sheets, with interest expense recorded within Interest expense on the Unaudited Combined Statement of Operations. No sales of participation interests qualified as a financial asset transfer for the years ended December 31, 2016 and 2015.

Finance Receivables

We account for finance receivables in loan portfolios that qualify as financial asset transfers, in accordance with GAAP for loans acquired with deteriorated credit quality. We purchase portfolios that, as of the purchase date, it is probable we will not collect all contractually required payments of the underlying individual loans within the portfolio, based on evidence of credit quality deterioration of the original borrower since the origination of the underlying loan.

At the time of purchase, we review the underlying individual loans of each portfolio to determine whether: (i) there is evidence of deterioration of credit quality since origination; and (ii) it is probable that we will not be able to collect all contractual loan amounts. If both conditions exist, we determine whether each loan should be accounted for individually, or whether such loans could be assembled into pools based on common risk characteristics. We contemplate common loan level risk characteristics including seller, product type, charge-off date, open age, and outstanding balance. Once a pool is established, loans are permanently assigned to the pool. Each pool is recorded at cost and is accounted for as a single unit for the recognition of income, payments applied to principal, and loss provision. We capitalize certain fees paid to third-parties related to the purchase of a portfolio. These fees are added to the purchase cost of the portfolio and are amortized over the life of the pool using the effective interest method.

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Notes to Unaudited Combined Financial Statements (continued)

We determine the excess of the pool's scheduled contractual principal and contractual interest payments over all cash flows expected at purchase as an amount that should not be accreted ("nonaccretable difference"). GAAP requires that the nonaccretable difference not be recognized as an adjustment through the income statement or recorded on the balance sheet. The remaining amount, representing the excess of the pool's cash flows expected to be collected over the amount paid, is accreted into income recognized in Revenue from finance receivables, net over the remaining estimated life of the pool ("accretable yield"). Accretable yield represents the amount of income we expect to generate over the remaining life of the existing pool based on estimated future cash flows as of the balance sheet date. Reclassifications from nonaccretable difference to accretable yield primarily result from the increase in our estimate of future cash flows. Revenue from finance receivables, net is accrued quarterly based on each pool's effective yield. Increases in expected future cash flows may be recognized prospectively, through an upward adjustment of the yield, over a pool's remaining life. Cash flows received reduce the carrying basis of the finance receivable pools. This reduction in carrying value is defined as payments applied to principal (also referred to as "principal amortization").

A pool can become fully amortized (zero carrying balance on the balance sheet) while still generating cash collections. In this case, all subsequent cash collections are recognized as Revenue from finance receivables, net when received.

Allowance for Finance Receivables Losses

Under GAAP, rather than lowering the estimated effective yield if collection estimates are below previous expectations, a provision for finance receivable losses is recorded to maintain the then current effective yield and is recorded as a reduction in revenue through a provision for finance receivable losses in the Unaudited Combined Statements of Operations with a corresponding allowance offsetting Finance receivables, net, on the Unaudited Combined Balance Sheets. Increases in expected cash flows due to credit quality or timing from prior estimates result in a reduction of any previously recorded allowance, to the extent available, and a corresponding reduction to net provision during the period, with any remaining increase resulting in increase to the pool’s accretable yield prospectively. We estimate expected future cash flows using external and internal factors based on the common characteristics of each pool. External factors that may have an impact on the collectability, and subsequently on the overall profitability of purchased pools, include new laws or regulations relating to collections, new interpretations of existing laws or regulations, and the overall condition of the economy. Internal factors that may have an impact on the collectability, and subsequently the overall profitability of purchased pools include the average charge-off date, open age of the account, as well as the average account balance in the portfolio.

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Notes to Unaudited Combined Financial Statements (continued)

Secured Finance Receivables

Secured finance receivables consist of purchased portfolios and participation interests in charged-off unsecured loans (collectively "secured finance receivables") that do not qualify as financial asset transfers under GAAP. Due to the contractual terms, we account for secured finance receivables using the cost recovery method of accounting, and no revenue is recognized until we have fully collected the cost of the secured finance receivable, at which time it is recorded as Revenue from finance receivables, net in our Unaudited Combined Statements of Operations. Each purchased portfolio is accounted for as a single unit (similar to one originated loan) for the recognition of revenue, payments applied to principal, and the allowance for secured finance receivables.

Allowance for Secured Finance Receivable Losses

All secured finance receivables are considered to be impaired loans. The allowance for secured finance receivables represents the difference between the recorded investment in the secured finance receivable and the fair value of the underlying collateral, as secured finance receivables are considered collateral-dependent. We do not consider sales costs when we assess the fair value of the collateral, as the payment or satisfaction of the underlying collateral is dependent on the operation rather than the sale of collateral.

We calculate the estimated fair value of secured finance receivable collateral using collection curves observed in the market for similar non-performing receivables, as well as assumptions applied based on historical experience such as collection term, credit losses and servicing rate. The discount rates we utilize to develop the fair value of the underlying collateral of secured finance receivables are adjusted to reflect the time value of money based on a risk premium reflecting a return market participants require on currently offered loans, due to credit and liquidity related uncertainties inherent in the instruments’ cash flows.

An allowance is established, when the outstanding secured finance receivable balance exceeds the fair value of the underlying collateral, through periodic charges to the provision for secured finance receivable losses presented within Revenue from finance receivables, net in our Unaudited Combined Statements of Operations. If the fair value of the underlying collateral increases subsequent to the recording of a provision for losses, a reduction to the provision to the allowance is recognized to the extent of any existing allowance. The recorded allowance for secured finance receivables depends upon judgment and management's estimates of variables affecting valuation, evaluations of performance, market risk, and the amounts and timing of future cash flows expected to be received.

Loan Receivables

Loan receivables (collectively “loans” or "loan portfolio") consist of: (i) consumer consolidation loans and (ii) commercial loans originated to debt buyers and secured by distressed consumer loans (“commercial loans”).

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Notes to Unaudited Combined Financial Statements (continued)

We have the intent and ability to hold all loans for the foreseeable future until maturity or payoff of these loans. Loans are carried at the unpaid principal balance, reduced by an allowance for loan losses and unamortized net loan origination fees and direct costs estimated as of the balance sheet dates. Loan interest income is accrued when earned over the term of the loans based on the principal balance outstanding. Loan origination fees, net of certain direct origination costs, are deferred and recognized over the contractual life under the effective interest method as an adjustment of the related loan yield. Loan interest and origination fee income are recorded within Loan interest income, net on our Unaudited Combined Statement of Operations.

Allowance for Loan Losses

We establish the allowance for loan losses through the provision for loan losses and evaluate our loan receivable portfolio by loan receivable class (consumer consolidation and commercial). The allowance for loan receivables consists of individually evaluated and collective components;

•	The individually evaluated allowance component relates to loans individually classified as impaired when, based on current information and events, it is probable that we will be unable to collect all contractual amounts due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all circumstances surrounding the loan and the borrower, including length and reason of delay, the borrower’s prior payment record, and the amount of shortfall in relation to the principal and interest owed.

•	The collective allowance component covers loans not considered impaired, and is calculated based on historical loss experience, adjusted for current factors. The establishment of an allowance is subjective and requires material estimates. Factors used when determining the adequacy of the allowance include possible adverse situations affecting the borrowers’ ability to repay, collateral value (if any), as well as the probability of collecting scheduled principal and interest payments when they become due, including prepayments. Other qualitative factors we consider may include items such as tenure within the debt settlement program (consumer consolidation loans), uncertainties in forecasting and modeling techniques, changes in loan portfolio composition, business conditions and emerging trends.

When an allowance is established, we record a provision for loan loss expense as a reduction to Loan interest income, net on our Unaudited Combined Statements of Operations. Realization of the carrying value of loans depends on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our loans, resulting in increased delinquencies and loan losses, and could require additional provisions for credit losses, which could impact future periods. Recoveries of loans previously charged-off are recorded as a reversal of provision for loan loss expense. Credit quality indicators for consumer and commercial loans are described further in Note 5 - Loan Receivables.

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Notes to Unaudited Combined Financial Statements (continued)

Nonaccrual Loans and Charged-Offs

We cease to accrue interest income on loans receivable and reverse interest previously accrued but not received, against interest income, typically when the monthly payments are between 90 to 120 days past due (depending on loan class), or when the loan is determined to be impaired, and there is significant uncertainty regarding the collection of the outstanding balance. The accrual of interest, as well as the amortization/accretion of any remaining unamortized net deferred fees or costs and discount or premium, is discontinued at the time the loan is placed on non-accrual status. Cash receipts received on non-accrual loans are applied against principal until the loan has been collected in full, after which time any additional cash receipts are recognized as interest income (i.e., cost recovery method). Loans are returned to accrual status when all the principal and interest amounts contractually due become current and future payments are reasonably assured. We typically charge-off loans no later than when they are 120 days past due of their contractually scheduled loan payments.

Loan Modifications

We make modifications to loans to assist debt buyers or consumers (collectively “borrowers”) who are experiencing financial difficulty, have filed for bankruptcy or are participating in a consumer credit counseling arrangement. When we modify a loan's contractual terms for economic, or other reasons related to the borrower's financial difficulties, and grant a concession that we would not otherwise consider, we classify the loan as a troubled debt restructuring ("TDR"). We restructure loan receivables only when we believe that the borrower has the ability to pay under the restructured terms for the foreseeable future.

We establish an allowance for our TDR loan receivables by discounting the estimated cash flows associated with the respective receivables at the interest rate in effect prior to the modification to the loan. Any difference between the discounted cash flows and the carrying value is recorded as an adjustment to the allowance.

When we modify a loan, we primarily use the combination of the following to reduce the borrower’s monthly payment: reduce interest rate, extend the term, or capitalize past due interest and, to a lesser extent, forgive principal or interest.

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Notes to Unaudited Combined Financial Statements (continued)

We recognize the contractual interest portion of payments received on nonaccrual loan receivables in income once the outstanding principal balance has been fully collected. TDR loan receivables are placed on nonaccrual status until the past due status on the loan improves to the point that the loan no longer meets our policy for nonaccrual status. All TDRs are considered impaired loans.

Senior and Subordinated Debt

Accounting for Debt Modifications and Extinguishments

We evaluate amendments to our financing agreements to determine if they meet the definition of a modification or extinguishment under GAAP. Amendments to term loans are considered modifications or extinguishments if terms are substantially different. GAAP defines an amendment to term loans to be substantially different if the present value of the aggregated cash flows under the new agreement are at least 10% different from the present value of the remaining cash flows under the original instrument.  If we determine the modifications or extinguishment to be substantially different, we record the new debt instrument at fair value and a gain or loss on extinguishment of the original debt equal to the difference between the carrying value of the original debt and the fair value of the modified debt. In the event we modify a revolving credit agreement, we compare the borrowing capacities of the new and old arrangements. If the borrowing capacity of the new agreement is at least equal to the original borrowing capacity, we deem all unamortized deferred issuance costs and costs incurred to amend the agreement to be associated with the new agreement and amortize the aggregated costs into interest expense over the term of the new agreement. If the borrowing capacity of the new agreement is less than under the old agreement, we deem the unamortized deferred debt issuance cost to be associated with the old agreement and charge the balance to interest expense. Any fees incurred to modify the agreement are capitalized and amortized over the term of the new agreement.

For the years ended December 31, 2016 and 2015, management determined that all modifications were not substantially different under our term loan agreements and did not reduce borrowing capacities under our revolving credit agreements.

Deferred Debt Issue Costs

Debt issuance and amendment costs are capitalized and amortized as additional interest expense over the expected terms of the related debt agreements. Debt issuance costs are presented as a direct deduction from the carrying amount of the related debt liability on our Unaudited Combined Balance Sheets. Costs incurred to obtain a revolving credit facility are included in Other assets on our Unaudited Combined Balance Sheets and subsequently amortized ratably over the term of the revolving credit facility, regardless of whether there are any outstanding borrowings on the revolving credit facility.

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Notes to Unaudited Combined Financial Statements (continued)

Participation Liabilities

From time to time we sell, or offer in lieu of a cash payment for a brokerage or placement fee, participation interests in finance receivables, secured finance receivables and loan receivables to third-parties that do not meet the definition of a financial asset transfer under GAAP ("failed sale participations"). In accordance with GAAP, we estimate the initial liability for failed sale participations as the amount of cash received or fair value and determine an effective interest rate based on future amounts expected to be paid to the third-party, accrete the obligation over time, and record the accretion as Interest expense in our Unaudited Combined Statements of Operations.

We assess future expected amounts payable on a quarterly basis. Changes in future expected amounts payable are dependent on the performance of the underlying collateral of the receivable and impacts the overall liability recorded through an increase or decrease in the effective yield. These changes in the effective yield are recorded through Participation liabilities in the Unaudited Combined Balance Sheets while interest expense is recognized within Interest Expense in our Unaudited Combined Statements of Operations.

Deferred Legal Costs

We engage a network of attorneys specializing in collection matters in addition to our internal legal counsel when we pursue legal collections of delinquent receivables. Generally, we are required to pay certain up-front costs, recoverable from the debtor, to the applicable courts (“deferred legal cost”). We historically expensed legal costs as incurred due to lack of available data to develop an estimate of deferred legal costs. We now capitalize deferred legal costs related to finance receivables in accrual status on our Unaudited Combined Balance Sheets and estimate an allowance for uncollectible amounts. We determine the allowance based on an estimated court cost recovery rate we have established based on analysis of our historical court cost recovery data. We estimate deferral periods for deferred legal costs based on the jurisdiction of the court and the nature of litigation. Any deferred legal costs not recovered within the respective deferral period, typically two to three years, are charged to Collection expense. We apply any collections received from debtors first to related legal costs, with any remaining amount applied against the related loan balance. Deferred Legal Costs were $2.0 million and $1.1 million at December 31, 2016 and 2015, respectively, and based on the availability of historical court cost recovery data, we had fully reserved for each of the period balances.

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Notes to Unaudited Combined Financial Statements (continued)

Fair Value of Assets and Liabilities

Fair value is defined as the amount that would be received from the sale of an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. We measure the fair value of certain assets on a non-recurring basis when GAAP requires the application of fair value.

The degree of judgment used in measuring fair value generally inversely correlates with the level of observable valuation inputs. We measure and classify assets and liabilities at fair value in accordance with a fair value hierarchy consisting of three “levels” based on observability of the valuation input:

Level 1: Fair value measurements based on quoted prices in active markets that we have the ability to access for identical assets or liabilities.

Level 2: Fair value measurements based on quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices, such as interest rate curves and yield curves that are observable at commonly quoted intervals.

Level 3: Fair value measurements of assets and liabilities based on unobservable inputs supported by little or no market data. Level 3 assets and liabilities include financial instruments whose value is estimated using option pricing models, discounted cash flows, or similar techniques and models, as well as instruments for which the determination of fair value incorporates our own estimates of assumptions that market participants would use in pricing the instrument or valuations which require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Intangible Assets

Finite-lived intangible assets primarily represent debt enrollment agreements from independent third-party debt settlement companies who solicit consumers for enrollment by signing our debt enrollment agreement on our behalf for a fee. Debt enrollment agreements acquired through our debt restructuring partners are recorded at cost. We aggregate agreements purchased during the period on a monthly basis and amortize them over their estimated useful life as a single unit, until the residual value is fully eliminated, using an accelerated declining balance method. We use an accelerated balance method because it best reflects the pattern in which the economic benefits of the acquired debt enrollment agreements are consumed. The cost of self-originated debt enrollment agreements is charged to amortization expense.

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Notes to Unaudited Combined Financial Statements (continued)

We aggregate debt enrollment agreements as a single unit for purposes of evaluating impairment when facts and circumstances indicate that the carrying value of the asset may not be recoverable. If the carrying value of the asset is not recoverable, impairment loss is measured as the amount by which the carrying value exceeds its estimated fair value.

Collection Fee Revenue

We earn collection fees as a percentage of collections on accounts owned by third parties, and also earn pre-collect fees from debtor accounts management prior to the beginning of the collection process, for processing applications, and for providing legal administration services. We recognize these fees as revenue when services are performed either as a fixed percentage of the underlying assets or as a fee per account.

Debt Settlement Revenue

We provide debt settlement services on behalf of individual debtors, who have become delinquent on their accounts with third-party creditors. Our services include negotiations with creditors on behalf of debtors to settle debtor accounts at a reduced rate. In exchange for our services, we charge the debtors a settlement fee generally in the amount of 20 to 25 percent of the enrolled delinquent debt. Revenue is recognized at the time the creditor and debtor mutually agree to a settlement and after at least one payment has been made to the creditor. Fees are collected either in a lump-sum or over a term agreed to with the debtor, and accrued, which is usually for a period of 12 months or less.

Income Taxes

As a combined group of limited liability companies and S-corporations included in our Unaudited Combined Financial Statements, each company is regarded as a partnership for income tax reporting purposes and each company's earnings are reported by its members in their individual state and federal income tax returns. Accordingly, our Unaudited Combined Financial Statements do not include a provision or benefit for income taxes.

We are subject to routine audits by authorities from various taxing jurisdictions. There are, however, currently no audits for any tax periods in progress.

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Notes to Unaudited Combined Financial Statements (continued)

The net difference between the tax basis and the reported amounts of our total combined assets and liabilities was approximately $59 million and $52 million as of December 31, 2016 and 2015, respectively, which was primarily related to the difference in basis of our Finance receivables and our Secured finance receivables.

Recent Accounting Pronouncements

As an emerging growth company, we have elected the option to defer the effective date for adoption of new or revised accounting guidance. This option allows us to adopt new guidance on the effective date for entities that are not public business entities.

Recently Adopted Accounting Pronouncements

Evaluation of an Entity’s Ability to Continue as a Going Concern: In August 2014, the FASB issued an accounting standard that requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued, or available to be issued, when applicable, and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The evaluation requires management to perform two steps: (i) evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern (ii) if management concludes that substantial doubt is raised, management also is required to consider whether its plans alleviate that doubt. Disclosures in the notes to the financial statements are required if management concludes that substantial doubt exists or that its plans alleviate substantial doubt that was raised. The guidance is effective for annual reporting periods ending after December 15, 2016. The adoption of this standard had no impact on our Unaudited Combined Financial Statements, although it could require additional disclosures in future periods if conditions or events occur that raise substantial doubt about our ability to continue as a going concern.

Amendments to the Consolidation Analysis: In February 2015, FASB issued an accounting standard that affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; eliminate the presumption that a general partner should consolidate a limited partnership; affect the consolidation analysis of reporting entities that are involved with VIEs, in particular those that have fee arrangements and related party relationships; and provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The standard was effective for annual periods beginning after December 15, 2016, with early adoption permitted, including adoption in an interim period. We elected to early adopt the standard prospectively as of January 1, 2015. The adoption of this standard did not have a material effect on our Unaudited Combined Financial Statements.

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Notes to Unaudited Combined Financial Statements (continued)

Simplifying the Presentation of Debt Issuance Costs: In April 2015, the FASB issued an accounting standard that amends the guidance for term debt issuance costs by requiring such costs to be presented as a deduction to the corresponding debt liability, rather than as an asset, and for the amortization of such costs to be reported as interest expense. The amendments are intended to simplify the presentation of debt issuance costs and make it consistent with the presentation of debt discounts or premiums. The amendments, however, do not change the recognition and measurement guidance applicable to debt issuance costs. We elected to early adopt the standard and adopted it retrospectively as of January 1, 2015. Because the new standard did not affect accounting recognition or measurement of debt issuance costs, the adoption of the standard did not have a material effect on our Unaudited Combined Financial Statements.

Classification of Certain Cash Receipts and Cash Payments: In August 2016, the FASB issued an accounting standard that addresses diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on eight specifically defined types of cash inflows and outflows. The standard is effective on January 1, 2018, with early adoption permitted, provided that all of the amendments are adopted in the same period. We elected to early adopt the standard as of January 1, 2015. Because the standard addresses presentation in the statement of cash flows only, it had no effect on our Unaudited Combined Balance Sheets or Unaudited Combined Statements of Operations.

Restricted Cash: In November 2016, the FASB issued a standard that provides guidance on the presentation of restricted cash in the statement of cash flows. Entities will be required to explain the changes during a reporting period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents in the statement of cash flows. The standard is effective for annual reporting periods beginning after December 15, 2017, with early adoption permitted. We elected to early adopt the standard as of January 1, 2015. Because the standard addresses presentation of restricted cash in the statement of cash flows only, it had no effect on our Unaudited Combined Balance Sheets or Unaudited Combined Statements of Operations.

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Notes to Unaudited Combined Financial Statements (continued)

Recently Issued Accounting Pronouncements Not Yet Adopted

The following represent the standards that will, or are expected to, result in a significant change in practice, and/or have a significant financial impact to us.

Revenue Recognition: In May 2014, the FASB issued an accounting standard that supersedes most existing revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard requires additional qualitative and quantitative disclosures about contracts with customers, significant judgments made in applying the revenue guidance, and assets recognized from the costs to obtain or fulfill a contract. The standard is effective for public entities for annual reporting periods beginning after December 15, 2017, and can be adopted either retrospectively to each prior reporting period presented or as a cumulative-effect adjustment as of the date of adoption. All other entities, including us, should adopt the standard to annual reporting periods beginning after December 15, 2018. In March 2016, the FASB issued an amendment to the standard clarifying how to identify the unit of accounting for the principal versus agent evaluation, how to apply the control principle to certain types of arrangements, such as service transaction, and reframed the indicators in the guidance to focus on evidence that an entity is acting as a principal rather than as an agent. We are in the process of determining the effects the adoption will have on our Unaudited Combined Financial Statements.

Recognition and Measurement of Financial Assets and Financial Liabilities: In January 2016, the FASB issued an accounting standard, which provides new guidance on the recognition, measurement, presentation, and disclosure of financial assets and liabilities. The update is effective for annual reporting periods beginning after December 15, 2017. All other entities, including us, should adopt the standard to annual reporting periods beginning after December 15, 2018. We are in the process of determining the effects the adoption will have on our Unaudited Combined Financial Statements.

Leases: In February 2016, the FASB issued an accounting standard that will require lessees with lease terms of more than 12 months to recognize a right of use asset and a corresponding lease liability on their balance sheets. The guidance will require disclosure of key information about leasing arrangements to increase transparency and comparability among organizations. The new guidance is effective for public entities for annual reporting periods beginning after December 15, 2018, with early adoption permitted, using a modified retrospective approach. All other entities, including us, should adopt the standard to annual reporting periods beginning after December 15, 2020. We are in the process of determining the effects the adoption will have on our Unaudited Combined Financial Statements.

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Notes to Unaudited Combined Financial Statements (continued)

Simplifying the Transition to the Equity Method of Accounting: In March 2016, the FASB issued an accounting standard that eliminates the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership or degree of influence, the equity method investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods during which the investment had been held. The standard is effective for all entities, including us, for fiscal years beginning after December 15, 2016 and should be applied prospectively upon the effective date. We are in the process of determining the effects the adoption will have on our Unaudited Combined Financial Statements.

Financial Instruments – Credit Losses: In June 2016, the FASB issued an accounting standard that will change how entities account for credit losses for most financial assets. The standard will replace the existing incurred loss impairment model with a new “current expected credit loss” model, and will apply to financial assets subject to credit losses, those measured at amortized cost and certain off-balance sheet credit exposures. Under this model, an entity will recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost. The estimate of expected credit losses needs to consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent adjustments to such losses, will be recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the combined balance sheets at the amount expected to be collected.

The standard will eliminate the current accounting model for loans and debt securities acquired with deteriorated credit quality under current GAAP, which provides authoritative guidance for the accounting of our finance receivables. The standard is effective for reporting periods beginning after December 15, 2019, with early adoption permitted. All other entities, including us, should adopt the standard to annual reporting periods beginning after December 15, 2020. The guidance will be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. However, the FASB has determined that for financial assets previously accounted for under the guidance for Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality, should prospectively apply the standard. We are in the process of determining the effects the adoption will have on our Unaudited Combined Financial Statements.

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Notes to Unaudited Combined Financial Statements (continued)

Clarifying the Definition of a Business: In January 2017, the FASB issued an accounting standard that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The new standard will require an entity to evaluate if substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar assets; if so, the set of transferred assets and activities is not a business. At a minimum, a set must include an input and a substantive process that together significantly contribute to the ability to create output. The standard is effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. All other entities, including us, should adopt the standard to annual reporting periods beginning after December 15, 2018. Because the standard requires prospective adoption, the impact is dependent on future acquisitions and dispositions.

Simplifying the Test for Goodwill Impairment: In January 2017, the FASB issued an accounting standard that eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to that reporting unit. The amendments in this update are effective for public companies for annual or any interim goodwill impairments tests in fiscal years beginning after December 15, 2019. All other entities, including us, should adopt the standard to annual reporting periods beginning after December 15, 2020. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We are in the process of determining the effects the adoption will have on our Unaudited Combined Financial Statements.

3. Finance Receivables

Changes in Finance receivables, net, were as follows:

	December 31,
	2016	2015
	(Dollars in thousands)
Beginning balance	$11,454	$14,737
Purchases	6,192	2,333
Gross collections	(8,829)	(10,252)
Accretion	4,645	5,528
Provision-net	352	(892)
Ending balance	$13,814	$11,454

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Notes to Unaudited Combined Financial Statements (continued)

During the year ended December 31, 2016, we purchased finance receivable portfolios with a face value of $75.0 million for $6.2 million, or a purchase cost of 8.3% of face value. The estimated future collections at purchase for all portfolios purchased during the year amounted to $14.4 million.

During the year ended December 31, 2015, we purchased finance receivable portfolios with a face value of $43.2 million for $2.3 million, or a purchase cost of 5.3% of face value. The estimated future collections at purchase for all portfolios purchased during the year amounted to $4.9 million.

Changes in accretable yield were as follows:

	December 31,
	2016	2015
	(Dollars in thousands)
Beginning balance	$13,859	$16,809
Additions(1)	6,765	2,567
Accretion	(4,645)	(5,528)
Reclassifications from nonaccretable difference	37	11
Ending balance	$16,016	$13,859

(1) Additions represent the expected accretable yield calculated on portfolios purchased during the year.

During the year ended December 31, 2016, we decreased the allowance by a provision reversal of $0.4 million.

During the year ended December 31, 2015, we increased the allowance by a change to provision of $0.9 million.

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Notes to Unaudited Combined Financial Statements (continued)

4. Secured Finance Receivables

Changes in Secured finance receivables, net, were as follows:

	December 31,
	2016	2015
	(Dollars in thousands)
Beginning balance	$27,793	$19,290
Purchases	85,504	72,191
Gross collections	(87,554)	(64,690)
Revenue recognized	26,859	17,564
Provision-net	(14,306)	(16,562)
Disposals(1)	(1,104)	—
Ending balance	$37,192	$27,793

(1)	Disposal represents an exchange of a participation held by a non controlling member for an increase in our ownership of JH Reviver. The exchange was measured at fair value, with a gain of $0.2 million recognized in the Unaudited Combined Statement of Operations.

During the year ended December 31, 2016, we purchased secured finance receivables with a face value of $1.0 billion for $85.5 million, or a purchase cost of 8.6% of face value.

During the year ended December 31, 2015, we purchased secured finance receivable portfolios with a face value of $1.4 billion for $72.2 million, or a purchase cost of 5.2% of face value.

The carrying value of secured finance receivables with no related specific reserve totaled $12.1 million and $10.3 million as of December 31, 2016 and 2015, respectively. The average recorded investment of secured finance receivables was $32.6 million and $23.0 million for the years ending December 31, 2016 and 2015, respectively.

During year-ended December 31, 2016, we increased the allowance through a provision of $14.3 million.

During year-ended December 31, 2015, we increased the allowance through a provision of $16.6 million.

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Notes to Unaudited Combined Financial Statements (continued)

5. Loan Receivables

The following table summarizes our loan receivables balances by portfolio class:

	As of the years ended December 31,
	2016			2015
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
Loan receivables (1)	$24,291	$35,242	$59,533	$9,261	$43,462	$52,723
Accrued interest receivable	289	450	739	106	384	490
Allowance for loan losses	(1,803)	(5,485)	(7,288)	(508)	(2,278)	(2,786)
Total loan receivables including accrued interest, net	$22,777	$30,207	$52,984	$8,859	$41,568	$50,427

(1) Balance represents the unpaid principal balance, net of deferred loan fees and costs.

We purchased $23.6 million and $10.5 million of consumer consolidation loans for the years ending December 31, 2016 and 2015, respectively.

Net unamortized deferred loan origination fees were $1.8 million and $2.1 million at December 31, 2016 and 2015, respectively.

Loan Interest Income

The following table shows the details for interest on unpaid principal and the amortization of net deferred origination fees to total income:

	For the years ended December 31,
	2016	2015
	(Dollars in thousands)
Interest on unpaid principal balance	$8,514	$3,482
Amortization of net deferred origination costs	3,460	2,849
Collateral maintenance fees	1,372	1,360
Provision, net	(4,749)	(2,058)
Total loan interest income, net	$8,597	$5,633

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Notes to Unaudited Combined Financial Statements (continued)

Credit Quality Indicators

We monitor credit quality by evaluating various attributed and utilize such information in our evaluation of the appropriateness of the allowance for credit losses. The following sections provide the credit quality indicators we most closely monitor. The credit quality indicators are generally based on information as of our financial statement date:

Consumer Consolidation Loans

Debt settlement program tenure and delinquency are common credit quality indicators that we monitor and utilize in our evaluation of the appropriateness of the allowance for credit losses for consumer consolidation loans.

Origination of consumer consolidation loans are facilitated for customers that have participated in our debt settlement program and are designed to provide funding to pay-off a borrower’s existing creditors and enable the borrower to exit the debt settlement program. Borrowers that have longer tenure in the debt settlement program likely have a history of consistent payments and improved FICO scores due to less overall delinquency with creditors, which indicates a higher probability of collection.  Borrowers with less history in the debt settlement program generally have higher enrolled debt balances as a result of fewer program settlements, shorter duration of current loan payments, and a lower FICO score and are considered to have a lower likelihood of collection. Therefore, debt settlement program tenure is an important indicator of credit quality and the establishment of our allowance for credit losses.

The table below provides a breakdown of outstanding consumer loans by tenure in the debt settlement program:

	As of the years ended December 31,
Loan Tenure	2016	2015
	(Dollars in thousands)
Greater than 19 months	$4,655	$3,238
13 – 18 months	5,407	2,448
Less than 12 months	14,518	3,681
Total	$24,580	$9,367

We also consider delinquency to be an important indicator when evaluating the credit quality of consumer consolidation loans. We work with customers through occasional periods of financial difficulty and offer a variety of borrower assistance programs to help customers continue to make payments. Our team members also actively engage in collection activities throughout the early stages of delinquency. We closely track and report the percentage of receivables that are 30-89 days past due as a benchmark of portfolio quality, collections effectiveness, and as a strong indicator of possible losses in our consumer loan portfolio. See the table presented under the Past Due Loans section for consumer consolidation loan delinquency status.

Commercial Loans

In order to manage a consistent process for assessing commercial loan credit quality, we monitor qualitative and quantitative factors such as: historical payment experience, regulatory risk, environmental factors, ongoing loan compliance, prepayment speed, guarantees provided, and current economic trends, among other factors. We use these factors to analyze each loan individually on a quarterly basis and rank them as low, medium, or high risk. The credit quality indicators detailed below are based on information as of the financial statement date.

Low Risk: A Low Risk borrower is defined as having greater than one year of history as a CMAX borrower. A Low Risk borrower also possesses each of the following positive attributes: (i) consistent track record of on-time payments, (ii) cash collections sufficient to amortize the loan ahead of schedule, (iii) demonstrate ability to generate monthly collections that meet or exceed original forecasted collection projections, (iv) provide us with “direct real-time access” to its collection system, (v) utilize experienced agency relationship(s), (vi) provide a guarantee for the loan(s) (corporate or personal), and (vii) purchase assets with long collection curve histories, and low regulatory risk.

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Notes to Unaudited Combined Financial Statements (continued)

Medium Risk: A Medium Risk borrower would demonstrate some, but not all, of the traits required to be defined as a Low Risk borrower. For example, a borrower might have a limited history as a borrower with the servicer, might occasionally make a late payment, or might be purchasing assets in an asset class that management deems to have higher potential regulatory risk. A borrower must also possess both of the following positive attributes: (i) a consistent track record of on-time payments, and (ii) provide a guarantee for the loan(s) (corporate, personal, or a combination thereof).

High Risk: A High Risk borrower is typically one who (i) has triggered an event of default in accordance with the borrower's agreement or (ii) has not demonstrated a consistent track record of contractually scheduled on-time payments. High Risk borrowers are not eligible for additional loan advances until such time as they are returned to the Medium Risk category as defined above.

The table below provides a breakdown of outstanding commercial loans by risk category:

	As of the years ended December 31,
Commercial loans	2016	2015
	(Dollars in thousands)
Low Risk	$10,772	$25,405
Medium Risk	18,711	10,903
High Risk	6,209	7,538
Total Loans	$35,692	$43,846

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Notes to Unaudited Combined Financial Statements (continued)

Allowance for Loan Losses

The following tables present a summary of changes in the allowance for loan losses, by loan class:

	As of the years ended December 31,
	2016			2015
	Consumer Consolidation Loans	Commercial Loans	Total Allowance	Consumer Consolidation Loans	Commercial Loans	Total Allowance
(Dollars in thousands)
Beginning balance	$508	$2,278	$2,786	$49	$1,463	$1,512
Charge-offs	(233)	(84)	(317)	(54)	(753)	(807)
Recoveries	69	—	69	23	—	23
Net charge-offs	(164)	(84)	(248)	(31)	(753)	(784)
Provision for losses	1,459	3,291	4,750	490	1,568	2,058
Ending balance	$1,803	$5,485	$7,288	$508	$2,278	$2,786

The following is a summary of the individual and collective allowance for credit losses and corresponding loan balances:

	As of the years ended December 31,
	2016			2015
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
Allowance for loans individually evaluated for impairment	$242	$4,578	$4,820	$51	$1,520	$1,571
Allowance for loans collectively evaluated for impairment	1,561	907	2,468	457	758	$1,215
Total Allowance	1,803	5,485	7,288	508	2,278	2,786

Loans receivable individually evaluated for impairment	242	6,124	6,366	51	2,848	2,899
Loans receivable collectively evaluated for impairment	24,338	29,568	53,906	9,316	40,998	50,314
Total Loans Receivable	$24,580	$35,692	$60,272	$9,367	$43,846	$53,213

F-31

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Notes to Unaudited Combined Financial Statements (continued)

Past Due Loans

Management monitors the credit quality of loan portfolios and uses several performance measures to do so based on payment activity and borrower performance. The following table provides an analysis of the past-due aging of loans by class:

	As of the years ended December 31,
	2016			2015
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
30-59 days	$74	$—	$74	$37	$—	$37
60-89 days	59	—	59	27	—	27
90+ days and still accruing	—	6,124	6,124	—	2,719	2,719
Non-accrual	30	—	30	—	129	129
Total past due	163	6,124	6,287	64	2,848	2,912
Current	24,417	29,568	53,985	9,303	40,998	50,301
Total	$24,580	$35,692	$60,272	$9,367	$43,846	$53,213

Impaired Loans

The following table represents an analysis of impaired loans, the average recorded investment in impaired loans, and the amount of interest income recognized for impaired loans:

	As of the years ended December 31,
	2016			2015
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
Unpaid contractual principal balance	$242	$6,018	$6,260	$51	$2,812	$2,863
Recorded investment with no specific reserve	—	—	—	—	—	—
Recorded investment with specific reserve	242	6,124	6,366	51	2,848	2,899
Total recorded investment (1)	242	6,124	6,366	51	2,848	2,899
Related allowance	242	4,578	4,820	51	1,520	1,571
Average recorded investment (2)	147	5,619	5,766	26	2,498	2,524
Recognized interest income	—	351	351	—	70	70

(1) Recorded investment in a loan includes accrued interest, and is net of deferred loan fees and costs.

(2) Average recorded investment represents the average carrying value of the recorded investment between the beginning and ending balance over the reporting period and does not include the related specific allowance.

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Notes to Unaudited Combined Financial Statements (continued)

Loan Modifications

There were nine commercial loans with term modifications for the year ended December 31, 2016. All nine of the commercial loans with modifications included only a term or payment extension; no other concessions were made. There were seven commercial loans with term modifications for the year ended December 31, 2015. All seven of the commercial loans with modifications included only term or payment extension; no other concessions were made.

The weighted-average remaining contractual term (in years) of commercial loans with term or payment extensions before TDR was one year for the years ended December 31, 2016 and 2015. The weighted-average remaining contractual term (in years) of commercial loans with term or payment extensions after TDR was five and three for the year ended December 31, 2016 and 2015, respectively.

The outstanding balance of commercial loans which re-defaulted within one year of TDR was approximately $3.0 million and $2.1 million for the years ended December 31, 2016 and 2015, respectively.

The pre-modification outstanding recorded investment for commercial loan TDRs, for the years ended December 31, 2016 and 2015, was approximately $2.6 million and $2.1 million, respectively. The post-modification outstanding recorded investment for commercial loan TDRs for the years ended December 31, 2016 and 2015, was $2.6 million and $2.1 million, respectively.

6. Property and Equipment, net

Property and equipment consists of the following:

	As of the years ended December 31,
	2016	2015
	(Dollars in thousands)
Purchased Software	$2,068	$1,315
IT hardware	1,861	1,446
Furniture and equipment	712	326
Leasehold improvements	1,010	703
Total property and equipment	5,651	3,790

Less accumulated depreciation and amortization	(2,558)	(1,911)
Total property and equipment, net	$3,093	$1,879

We recorded depreciation and amortization expense relating to property and equipment of $0.6 million for the years ended December 31, 2016 and 2015.

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Notes to Unaudited Combined Financial Statements (continued)

7. Intangible Assets

Finite lived intangible assets consist of the following:

	As of the year ended December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Value
	(Dollars in thousands)
Debt enrollment agreements	$43,332	$(18,108)	$25,224
Other intangibles	3,190	(2,408)	782
Total intangible assets	$46,522	$(20,516)	$26,006

	As of the year ended December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Value
	(Dollars in thousands)
Debt enrollment agreements	$18,578	$(4,879)	$13,699
Other intangibles	3,177	(1,877)	$1,300
Total intangible assets	$21,755	$(6,756)	$14,999

Total amortization expense related to finite lived intangible assets aggregated $13.8 million and $5.2 million for the years ended December 31, 2016 and 2015, respectively. We review intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable and the carrying amount exceeds its fair value. We did not record any impairment related to intangible assets during the years ended December 31, 2016 and 2015, respectively.

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Notes to Unaudited Combined Financial Statements (continued)

The following table presents the estimated future amortization of these intangible assets as of December 31, 2016:

(Dollars in thousands)
2017	$14,134
2018	6,827
2019	3,475
2020(1)	1,570
$26,006

(1) Future amortization does not extend past 2020.

8. Other Assets

Other assets consisted of the following:

	As of the years ended December 31,
	2016	2015
	(Dollars in thousands)
Investments	$2,550	$3,285
Prepaid expenses	810	980
Deposits	496	399
Deferred revolving debt issue cost	2,495	1,501
Total other assets	$6,351	$6,165

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Notes to Unaudited Combined Financial Statements (continued)

9. Senior and Subordinated Debt

The components of our combined senior debt consist of the following as of December 31, 2016 and 2015:

	As of the years ended December 31,
	2016	2015
	(Dollars in thousands)
Revolving credit facilities:
JHPDE Facility	$135,800	$101,000
Atalaya Facility	32,824	—
NCA Atalaya Facility	21,949	9,477
Credit Control Facility	4,213	3,336
CMAX FP III Credit Facility	397	30,288
CMAX FP IV Credit Facility	13,139	—
Total	208,322	144,101

Subordinated Debt:
Loans payable:
JHPDE-11% (1)	23,415	14,945
JHPDE-12% (2)	23,442	21,406
JHPDE-12% (3)	1,500	1,500
Total	48,357	37,851
Total Senior and subordinated debt	$256,679	$181,952

(1)	11.0% note payable to an unrelated third-party with monthly interest only payments; principal and interest are due December 31, 2017; the note is personally guaranteed by a member and a related party.

(2)	12.0% notes payable to various unrelated third-parties with monthly interest only payments; principal and interest are due on various dates in 2017 and 2018; the notes are personally guaranteed by a member and a related party.

(3)	12.0% notes payable to unrelated third parties with monthly interest only payments; principal and interest are due on various dates in 2017.

Revolving Credit Facilities

JHPDE Credit Agreement: On October 31, 2013, JHPDE entered into a revolving credit facility agreement with The PrivateBank and Trust Company, who serves as the administrative agent for a syndicate of lenders named therein, which was amended and restated on June 20, 2016, and further amended on October 31, 2016, and December 29, 2016, to add lenders, increase the amount available from $40 million in increments up to the total available amount of $137.8 million at December 31, 2016, and amend certain of the restrictive covenants ("the JHPDE Facility"). The JHPDE Facility allows for advances up to $137.8 million, so long as the aggregate principal amount of such advances does not exceed the borrowing base allowable and subject to compliance with applicable debt covenants. The JHPDE Facility matures on June 20, 2019, and is collateralized by pledged interest in JHPDE's total assets. The unused portion of the facility was $2.0 million and $4.0 million as of December 31, 2016 and 2015, respectively. The revolving credit facility bears interest at the prime rate plus 2.0% or LIBOR plus 4.5%.

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Notes to Unaudited Combined Financial Statements (continued)

The JHPDE Facility contains certain customary restrictive covenants, including requiring JHPDE to maintain a (i) senior leverage ratio covenant of indebtedness to net cash ratio less than 2.50; (ii) fixed charge coverage ratio of free cash flow to interest expense greater than 2.0; (iii) minimum portfolio collection progress greater than 80.0%; (iv) minimum excess availability of the revolver $2.0 million and minimum unrestricted cash greater than $1.0 million; (v) book leverage ratio of net worth to senior debt less than 3.25; and (vi) ERV (estimated Recovery Value) leverage ratio of aggregate revolving credit exposure to ERV valuation less than 75.0%. JHPDE was in compliance with all covenants at December 31, 2016.

The JHPDE Facility agreement was amended in January 2017, to allow for advances up to $137.0 million through March 31, 2017, and then decreasing to $127.0 million on April 1, 2017, and further amended in February 2017, to allow for advances up to $157.8 million through March 31, 2017 and adjusting down to $147.8 million from April 1, 2017 and thereafter. The JHPDE Facility amendment was amended and restated on June 29, 2017, to allow for advances up to $182.0 million and certain revisions to other credit agreement provisions. See Note 18. - Subsequent Events.

Century FP, LLC Senior Secured Revolving Loan Facility: On August 30, 2016, Century FP entered into a senior secured revolving loan facility with a capital management company, Atalaya Asset Income Fund III, LP ("the Atalaya Facility"). The Atalaya Facility provides for a maximum loan of $50.0 million, to be used for acquisition of debt enrollment agreements from Approved Marketers, as defined in the agreement. The revolving period in the Atalaya Facility expires on August 30, 2018 ("Initial Revolving Period"), with a loan principal maturity date of August 30, 2020 ("Maturity Date"). Available funds are determined using a borrowing base calculation at a certain percentage of the eligible unsettled accounts. The agent and lenders collectively have the ability to increase the maximum loan amount in $25.0 million increments, up to an aggregate total amount equal to $100.0 million, at any time during the first 18 months. Each incremental $25.0 million increase to the facility maximum loan amount extends the revolving credit period by 24 months ("extended Revolving Period"), and also extends the maturity date to 18 months after the expiration of the Extended Revolving Period. Proceeds borrowed under the Atalaya Facility are subject to a 0.5% original issue discount fee. During the Initial Revolving Period, the interest rate is LIBOR plus 12.0%. In the event the revolving credit period is extended beyond the Initial Revolving Period, interest is charged at the lessor of (i) LIBOR plus a spread of 11.0% or 10.0% on borrowings after the Initial Revolving Period, depending on the time the proceeds are borrowed, or (ii) a maximum rate, as defined by the agreement. The agreement specified that LIBOR will be no less than 1%. The agreement also calls for a quarterly administrative fee of $10,000. After the Initial Revolving Period, or as applicable the Extended Revolving Period, the Atalaya Facility may be prepaid subject to the payment of an exit fee of $3.0 million if the maximum loan amount is $50.0 or $4.0 million if the maximum loan amount is greater than $50.0 million, less cumulative interest, original issue discount and other fees previously paid at the time of prepayment.

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Notes to Unaudited Combined Financial Statements (continued)

As of December 31, 2016, we had borrowed $32.9 million under the facility and the interest rate was 13.0%. The unused portion of the loan facility was $17.1 million as of December 31, 2016.

We must segregate into a collateral account debt settlement payments collected under any debt enrollment agreement purchased using borrowings under the Atalaya Facility. The funds are used to pay amounts as they become due under the Facility, including fees and interest. The settlement fees can be used to pre-pay $100,000 at any time, subject to a fee, but a two-day advance written notice must be given to the agent. At December 31, 2016, we had segregated $0.9 million into the collateral account. Century FP had no such requirements at December 31, 2015.

The Atalaya Facility agreement contains customary restrictive covenants and events of default, that, among other things, restricts CFP's ability to make loans, acquire material assets, merge, dissolve, commingle or liquidate assets. We were in compliance with the covenants at December 31, 2016.

CMAX Sidecar, LLC Loan and Security Agreement: On July 26, 2016, CMAX Sidecar, LLC entered into a revolving credit facility with Atalaya Administrative, LLC as agent and Hudson Cove Credit Opportunity Master Fund, LP and Atalaya Asset Income Fund II, LP as lenders ("The Sidecar Facility"). The Sidecar Facility allows for advances up to approximately $4.6 million and bears interest of 15%. The facility expires on March 31, 2017, is secured by CMAX Sidecar LLC's and CMAX FP III's assets and guaranteed by Creditmax Holdings LLC and CMAX FP III.

The agreement requires loan payments collected under any loan agreement pledged under the Sidecar Facility to be deposited into a collateral account. The funds are used to pay amounts as they become due under the Facility, including fees and interest. We had the full $4.6 million under the facility available to us at December 31, 2016.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

The Sidecar Facility agreement contains customary restrictive covenants and events of default, that, among other things, requires CMAX Sidecar, LLC and its consolidated subsidiaries to maintain adjustable tangible net worth of at least $200,000 and restricts CMAX Sidecar, LLC's ability to incur indebtedness, create liens, pay dividends, and sell equity. We were in compliance with the covenants at December 31, 2016.

New Credit America Revolving Credit Facility: On March 13, 2015, a subsidiary of NCA entered into a revolving credit facility with Atalaya Administrative LLC, as senior lender (such agreement as later amended or modified) ("the NCA Atalaya Facility"). The initial revolving credit facility allows for advances up to $25.0 million, subject to a $0.4 million original issue discount. The revolving period in the NCA Atalaya Facility expires on March 13, 2017, ("Initial Revolving Period"), with a loan principal maturity date of September 13, 2019. Available funds are determined using a borrowing base calculation at a certain percentage of the eligible receivables balances. Outstanding advances are collateralized by a pledged interest in all assets of NCA. The subsidiary may increase the maximum advance facility in $25.0 million increments up to an aggregate maximum loan amount of $100.0 million, by mutual agreement between the subsidiary and Atalaya Administrative LLC at any time on or prior to September 13, 2017 ("Facility Increase"). Each incremental Facility Increase extends the revolving credit period by 24 months ("Extended Revolving Period") and also extends the maturity date to 18 months after the expiration of the Extended Revolving Credit Period. We had $3.1 million and $15.5 million available under the facility as of December 31, 2016 and 2015, respectively. During the Initial Revolving Period, the interest rate is LIBOR plus 12.5%. In the event, the revolving credit period is extended beyond the Initial Revolving Period, interest is charged at the lessor of (i) LIBOR plus a spread of 11.0% or 10.0% on borrowings after the Initial Revolving Period, depending on the time the proceeds are borrowed, or (ii) a maximum rate, as defined by the agreement. The agreement specifies that LIBOR will be no less than 1.0%.

The agreement requires loan payments collected under any loan agreement pledged under the NCA Atalaya Facility to be deposited into a collateral account. The funds are used to pay amounts as they become due under the Facility, including fees and interest.We had segregated into the collateral account $1.2 million and $2.4 million at December 31, 2016 and 2015, respectively.

After the expiration of the Initial Revolving Period or, as applicable, Extended Revolving Period, the facility, we can pre-pay at any time, subject to an exit fee of $5.0 million, if the maximum loan amount remains at $25.0 million, or if the maximum loan amount is increased above $25.0 million a $6.0 million exit fee, less the cumulative amount of all interest and loan fees paid since the life of the credit facility. Subsequent to December 31, 2016, the NCA Atalaya Facility maximum amount available was increased to $50.0 million.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

The NCA Atalaya Facility agreement contains customary covenants and events of default, that, among other things, restricts NCA and its subsidiary's ability to incur indebtedness, create liens, merge, dissolve, declare and pay dividends, enter into transactions with affiliates, dispose of any collateral, and enter into guarantees. We were in compliance with the covenants at December 31, 2016.

Credit Control, LLC Credit Facility Agreement: In October 2013, Credit Control entered into a separate credit facility agreement with The PrivateBank and Trust Company (such agreement as later amended or modified to change guarantors, modify certain restricted covenants, and increase amount available) (the "Credit Control Facility"). The credit facility agreement allows for advances up to $3.5 million and an acquisition term loan of $1.5 million both maturing on October 31, 2019. Outstanding advances are collateralized by a pledged interest in all assets of Credit Control. The unused portion of the Credit Control Facility was approximately $0.7 million as of December 31, 2016 and 2015, respectively. The revolving Credit Control Facility bears interest at the prime rate plus 1.5% or LIBOR plus 4.0% .

The Credit Control Facility Agreement contains customary covenants. For the year ended December 31, 2016, Credit Control LLC was required to maintain a: (i) senior leverage ratio below 3.0 at December 31, 2016; (ii) fixed charge ratio greater than 1.5; and (iii) net worth of the Company greater than approximately $4.5 million. We were in compliance with those covenants at December 31, 2016.

CMAX Finance Partners III, LLC ("CMAX FP III") Atalaya Loan and Security Agreement: On June 18, 2014, CMAX FP III entered into a loan and security agreement with Atalaya Asset Income Fund II, LP, as amended on July 26, 2016, to increase the maximum amount available and extend the revolving period ("CMAX FP III Credit Facility"). The CMAX FP III Credit Facility allows for advances up to $30.4 million maturing on June 18, 2016, with any loan then outstanding maturing 18 months from the initiation of the loan. Outstanding advances are guaranteed by Creditmax Holdings, LLC and collateralized by a pledged security interest in all assets of CMAX FP III and Creditmax Holdings, LLC. The unused portion of the facility was approximately $30.0 million and $0.1 million as of December 31, 2016 and 2015, respectively. The revolving credit facility bears interest at 15% on the first $3.0 million and 11.5% on the outstanding amount due up to $30.4 million. The loan was paid in full in January 2017.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

The agreement requires loan payments collected under any loan agreement pledged under the CMAX FP III Credit Facility to be deposited into a collateral account. The funds are used to pay amounts as they become due under the facility, including fees and interest. We had segregated into the collateral account $0.5 million and $0.8 million at December 31, 2016 and 2015, respectively.

The CMAX FP III Credit Facility agreement contains customary restrictive covenants that require CMAX FP III, to, among other things, maintain an adjusted tangible net worth of not less than $4.0 million. We were in compliance with those covenants at December 31, 2016.

CMAX FP IV, LLC ("CMAX FP IV") Advantage Capital Management Loan and Security Agreement: On April 28, 2016, CMAX IV entered into a loan and security agreement with Advantage Capital Management with Ability Insurance Company and Haymarket Insurance Company as lenders ("CMAX FP IV Credit Facility"). The CMAX FP IV Credit Facility allows for advances up to $15.0 million, maturing on April 28, 2018. Outstanding advances are collateralized by pledged interest in all assets of CMAX FP IV. The revolving credit facility bears interest at 7%. The unused portion of the facility was approximately $1.9 million at December 31, 2016.

The agreement requires loan payments collected under any loan agreement pledged under the CMAX FP IV Credit Facility to be deposited into a collateral account. The funds are used to pay amounts as they become due under the Facility, including fees and interest. At December 31, 2016, we had segregated $0.7 million into the collateral account.

The CMAX FP IV Credit Facility agreement contains customary events of default and restrictive covenants that restricts CMAX FP IV's ability to, among other things, incur indebtedness, create liens, and pay dividends. We were in compliance with those covenants at December 31, 2016.

Future maturities of the subordinated notes payable as of December 31, 2016, are as follows (in thousands):

2017	$48,107
2018(1)	250
$48,357

(1) Future maturities do not extend past 2018.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

Future maturities of revolving credit facilities and loans payable as of December 31, 2016, are as follows (in thousands):

2017	$859
2018	13,601
2019	161,038
2020(1)	32,824
$208,322

(1) Future maturities do not extend past 2020.

At December 31, 2017, we have $13.5 million in cash and restricted cash and $59.4 million available to us under our revolving credit facilities to service our debt financing agreements for at least the next 12 months.

We are in the process of restating our previously issued financial statements to address material errors in those financial statements. As a result of these restatements, we are in technical violation of certain terms of our credit facilities, as well as state licensing laws and regulations. We are in discussion with our lenders and regulators to address these technical violations, and we believe that such restatements and technical violations will not have a material adverse effect on our operations or capital sources.

Financing Arrangements entered into with Related Parties

We disclose financial arrangements entered into with related parties separately on our Unaudited Combined Balance Sheets. See Note 15 - Related Party Transactions for a detailed discussion.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

10. Participation Liabilities

The following is a summary of participation interests in finance receivables, secured finance receivables, and loan receivables sold to third-parties that are considered to be failed sale participations:

	As of the year ended December 31, 2016
Underlying Collateral	Total Secured Borrowing	Total Collateral	Weighted Average Percentage of Collections Paid
Finance receivables, net	$714	$2,863	9.6%
Secured finance receivables, net	6,927	13,902	42.5%
Consumer consolidation loans	1,101	15,233	2.4%
Commercial loans	2,237	3,209	65.8%
Total	$10,979	$35,207

	As of the year ended December 31, 2015
Underlying Collateral	Total Secured Borrowing	Total Collateral	Weighted Average Percentage of Collections Paid
Finance receivables, net (1)	$235	$2,575	0.0%
Secured finance receivables, net	623	4,317	59.7%
Consumer consolidation loans	—	—	—
Commercial loans	3,561	9,940	34.6%
Total	$4,419	$16,832

(1)	Based on the contractual terms, there were no payments made on finance receivable participation liabilities for the year ended December 31, 2015.

11. Fair Value of Financial Instruments

Financial Instruments Not Required To Be Carried at Fair Value

The following tables present our assets and liabilities that are measured at fair value on a non-recurring basis categorized using the fair value hierarchy described in Note 2 - Summary of Significant Accounting Policies, based on inputs used to determine the fair value at the measurement date. The total of the fair value calculations presented does not represent and should not be construed to represent, the underlying value of the Company. The carrying amounts in the table are recorded in the Unaudited Combined Balance Sheets.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

	As of the year ended December 31, 2016
	Carrying Value	Level 1	Level 2	Level 3	Total Fair Value
	(Dollars in thousands)
Financial assets
Finance receivables, net	$13,814	$—	$—	$14,041	$14,041
Secured finance receivables, net	37,192	—	—	88,419	88,419
Loan receivables, net	52,984	—	—	59,062	59,062

Financial liabilities
Senior and subordinated debt	$256,679	$—	$—	$271,876	$271,876

	As of the year ended December 31, 2015
	Carrying Value	Level 1	Level 2	Level 3	Total Fair Value
	(Dollars in thousands)
Financial assets
Finance receivables, net	$11,454	$—	$—	$11,573	$11,573
Secured finance receivables, net	27,793	—	—	62,680	62,680
Loan receivables, net	50,427	—	—	51,277	51,277

Financial liabilities
Senior and subordinated debt	$181,952	$—	$—	$196,920	$196,920

We used the following methods and assumptions in estimating the fair value of financial instruments not required to be carried at fair value:

Finance and Secured finance receivables: We record our Finance receivable, net and Secured receivables, net portfolios at cost, which represents a discount from the contractual receivable balances due.

We calculate the estimated fair value of finance and secured finance receivables using collection curves observed in the market for similar non-performing receivables, as well as assumptions applied based on historical experience such as collection term, credit losses and servicing rate. We utilize discount rates and interest rates observed in the market for receivables with similar duration and principal loss. The fair value of finance and secured finance receivables use Level 3 inputs as there is little observable market data available and management is required to use significant judgment in its estimates. We evaluate the use of these key inputs on an ongoing basis and refine data as we continue to obtain better information from market participants in the debt recovery and purchasing business.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

Secured finance receivables are considered impaired loans and are recorded at the lesser of the recorded investment or at their estimated fair value. We had recorded impaired loans with a carrying value of $37.2 million and $26.6 million at December 31, 2016 and 2015, respectively, which were reduced to their fair value through a charge to provision at December 31, 2016 and 2015, respectively.

The determination of such inputs requires significant judgment, including assessing the assumed market participant’s cost structure, its determination of whether to include fixed costs in its valuation, its collection strategies, and determining the appropriate weighted average cost of capital. We evaluate the use of these key inputs on an ongoing basis and refine the data as we continue to obtain better information from market participants in the debt recovery and purchasing business.

Loan Receivables: The fair value of loan receivables are estimated based on present values using entry-value rates (the interest rate that would be charged for a similar loan to a borrower with similar risk at the indicated balance sheet date), weighted for varying maturity dates. Other loans are valued based on present values using entry-value interest rates effective at the balance sheet date and applicable to each category of loans, which are classified within Level 3 of the hierarchy.

Certain loans considered impaired are recorded at the lesser of the recorded investment or at their estimated fair value. A loan is considered impaired if it is probable we will be unable to collect all amounts due according to the contractual terms of the loan agreement. We had recorded impaired loans with an unpaid principal balance of $6.3 million and $2.9 million at their fair value at December 31, 2016 and 2015, respectively. These loans are net of allowance and charge-offs of $4.8 million and $1.5 million included in our valuation allowance at December 31, 2016 and 2015, respectively.

Senior and subordinated debt: The fair value of our senior and subordinated debt is estimated at the end of each reporting period using a discounted cash flow analysis using a model that employs a binomial lattice consisting of monthly time steps, with a one-factor stochastic discount rate. Assumptions inherent in our model include spread, yield volatility, and risk-free rates associated with the respective instrument. Accordingly, we use Level 3 inputs for its fair value estimates.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

12. Benefit Plans

We sponsor defined contribution plans (401(k) plans) covering full-time employees, whereby employees can make voluntary contributions subject to IRS limitations. We make discretionary matching contributions of up to 4.0% of an employee’s compensation. Compensation expense under these plans was $0.4 million and $0.2 million for the years ended December 31, 2016 and 2015, respectively.

13. Variable Interest Entities

We have determined we are the primary beneficiary in, and we consolidate into our Unaudited Combined Financial Statements, VIEs mentioned below, because we have the power to direct the activities of the VIEs that most significantly affect the economic performance of the VIEs, and we have the obligation to absorb losses and the right to receive benefits that could be potentially significant to some of the VIEs.

A summary of VIEs is as follows:

CreditMax Holdings, LLC – CMAX’s purpose is to be the servicer, underwriter, and originator of loans. We owned 12.75% and 0% of the equity in CMAX as of December 31, 2016 and 2015, respectively. We determined that CMAX is a VIE because it does not have sufficient equity at risk to finance its operations without additional financial support. We and our related parties provide subordinated support to CMAX. We consolidate CMAX as a result of having a controlling financial interest.

Next Level Finance Partners, LLC – NLFP provides equity and debt financing to borrowers and makes other investments from time to time. We owned 80% and 90% of the equity in NLFP as of December 31, 2016 and 2015, respectively. NLFP is a VIE because it does not have sufficient equity at risk. NLFP’s operations are primarily financed through debt provided by us, our related parties, and the other equity investor in NLFP. We consolidate NLFP based on our majority equity ownership which provides us with a controlling financial interest.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

JH Reviver, LLC – In 2014, we formed JH Reviver to purchase charged-off consumer loan portfolios from financial institutions. JH Reviver derives its revenue from the payments on secured finance receivables. We owned 80% and 50% of the equity in JH Reviver as of December 31, 2016 and 2015, respectively. As the manager of JH Reviver, we direct the activities that most significantly affect the economic performance of JH Reviver which include approving the purchase of loans, appointing the servicer, and the day-to-day operations of JH Reviver. We receive a fee for providing these management services. The other equity investor does not have substantive participating rights or kick-out rights that prevent us from directing the significant activities of JH Reviver. We determined that JH Reviver is a VIE because power over the entity is through our role as the manager and not through the equity at risk. We consolidate JH Reviver based on our majority equity ownership which provides us with a controlling financial interest.

JH Portfolio Debt Equities 4, LLC – In 2013, we formed JHPDE 4 to engage in the business of purchasing charge-off consumer loan portfolios from financial institutions. We held over 96% of the equity in JHPDE 4 as of December 31, 2016 and 2015. Additionally we manage JHPDE 4 and, as such, we direct the activities that most significantly affect the economic performance of JHPDE 4, including approving the purchase of loans, appointing the servicer, and the day-to-day operations of JHPDE 4. The other equity investor does not have substantive participating rights or kick-out rights that prevent us from directing the significant activities of JHPDE 4. We determined that JHPDE 4 is a VIE because power over the entity is through our role as the manager and not through the equity at risk. We consolidate JHPDE 4 based on our controlling financial interest.

JH Met Asset Entity, LLC – In 2016, we formed JH Met Asset Entity, LLC to purchase charged-off consumer loan portfolios from financial institutions. We held a 50% of the equity in JH Met Asset Entity, LLC as of December 31, 2016. JH Met Asset Entity, LLC derives its revenues from the payments made on the portfolios. We hold an equity interest in JH Met Asset Entity, LLC and we charge a fee for servicing the portfolios held by the entity. The other equity investor’s equity is not at risk because it is prevented from participating significantly in profits and losses of JH Met Asset Entity, LLC. The other equity investor is promised a stated rate of return and also has the ability to put its equity to us at a price above fair market value. Our equity is the only at risk equity invested in JH Met Asset Entity, LLC. This at-risk equity is not sufficient to fund JH Met Asset Entity, LLC’s operations and as such it is a VIE. We are able to direct the activities that most significantly affect the economics of JH Met Asset Entity, LLC such as the purchasing and servicing of portfolios. We consolidate JH Met Asset Entity, LLC based on our controlling financial interest in the entity.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

JH CX Asset Entity, LLC – In 2016, we formed JH CX Asset Entity, LLC to purchase charged-off consumer loan portfolios from financial institutions. We held a 50% of the equity in JH CX Asset Entity, LLC as of December 31, 2016. JH CX Asset Entity, LLC derives its revenues from the payments made on the portfolios. We hold an equity interest in JH CX Asset Entity, LLC and we charge a fee for servicing the portfolios held by the entity. JH CX Asset Entity, LLC was capitalized with minimal equity investment and its operations are primarily funded through debt. As such, the entity is a VIE. We are able to direct the activities that most significantly affect the economics of JH CX Asset Entity, LLC such as the purchasing and servicing of portfolios. We consolidate JH CX Asset Entity, LLC based on our controlling financial interest in the entity.

We do not have any variable interest in any other entity determined to be a VIE that is not included in our Unaudited Combined Financial Statements.

14. Members’ Equity

As described in Note 1 - Organization and Basis of Presentation, we are comprised of a group of legal entities, each with their own capital structures, which have been combined for the purpose of preparing these Unaudited Combined Financial Statements. A summary of the rights and preferences of the capital structures of our underlying legal entities is as follows:

CMAX Finance Partners IV, LLC

CMAX FP IV’s capital structure does not consist of membership units. At the formation of the entity in April 2016, $1.5 million was contributed by the current equity member. No other membership transaction has taken place since the formation of the entity.

CreditMax Holdings, LLC and Subsidiaries

CMAX’s capital structure is divided into three classes of member units: Class A, Class B, and Class C. Class A and Class B units are voting units and Class C units are intended to be profit only interest units. Distributions are first made to Class A members, on a pro rata basis, until each has received an amount equal to their actual cash contributions. Each Class C unit holder is only entitled to share in the distribution if such Class C unit holder has a participation threshold, as defined in CMAX’s operating agreement.

F-48

JH Capital

Notes to Unaudited Combined Financial Statements (continued)

JH Portfolio Debt Equities, LLC

JHPDE’s capital structure does not consist of membership units. JHPDE’s member's equity balance is comprised of capital contributed by its members.

Next Level Finance Partners, LLC

NLFP’s capital structure consists of Class A and Class B Units. Class A Unitholders have the right to receive a preferred return equal to a cumulative compounded 15.0% annual rate of return on the Class A Unitholders’ outstanding balances of unpaid capital contributions. Both the Class A and Class B units are voting units. Distributions are first made to Class A Unitholders’ preferred return, Class A Unitholders’ capital contributions, with any remaining amount being prorated among Class A and Class B Unitholders thereafter.

15. Related Party Transactions

We enter into related party transactions in the normal course of business. These transactions are primarily related to borrowing and lending of funds, charges for operational support, and profit sharing agreements. We have also provided loans to certain of our officers and executives.

We had the following notes and accounts receivable with related parties at December 31, 2016 and 2015:

	December 31,
	2016	2015
	(Dollars in thousands)
Notes receivable(1)	$2,458	$1,064
Profit sharing receivable	3,838	3,525
Service and cost sharing receivable	3,250	1,925
Accounts receivable and other(2)	381	936
Notes and accounts receivable - related-parties	$9,927	$7,450

(1)This balance includes note receivables from officers, and current and former employees.

(2) The accounts receivable and other balance includes a subscription receivable from one of NLFP’s managing members interest receivable, and various reimbursements in the normal course of business for administrative and managerial services.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

Note Receivable

During 2016, JHPDE entered into a $1.3 million note agreement with a related party. The note bears interest of 18% per annum for which unpaid interest will be compounded and added to the principal annually. The note matures on December 31, 2017. As of December 31, 2016, the note has an outstanding balance of $1.3 million. The note was amended on September 30, 2017 which extended the maturity date until May 25, 2020.

Profit Sharing Arrangement

In 2010, Credit Control and JHPDE entered into a profit sharing arrangement whereby JHPDE agreed to provide Credit Control a percentage of certain eligible net collections of JHPDE, contingent on certain criteria, hurdles and benchmarks. On December 31, 2014, Credit Control, JHPDE and Douglas C. Jacobsen entered into an assignment, assumption and mutual release agreement whereby Mr. Jacobsen agreed to assume and be solely responsible for the payment of the accrued and unpaid amount of the profit sharing as of December 31, 2014 (the “Unpaid Pre-2015 Profit Sharing Amount”) to Credit Control. Effective the same day, a related party assumed and became solely responsible for the payment to Credit Control of the Unpaid Pre-2015 Profit Sharing Amount. As of December 31, 2016 and 2015, the Unpaid Pre-2015 Profit Sharing Amount owed to Credit Control was $3.8 million and $3.5 million, respectively.

Service and Cost Sharing Agreement

On March 14, 2015, Credit Control entered into a service and cost sharing agreement with a related party, which was terminated on December 31, 2016. Credit Control provided support and other services and is reimbursed for actual costs. Reimbursements of $2.5 million for the year ended December 31, 2016 and $2.4 million for the year ended December 31, 2015, respectively, were recorded as an offset to operating expenses within the Unaudited Combined Statements of Operations. The fee receivable as of December 31, 2016 and 2015, was $3.3 million and $1.9 million, respectively.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

We had the following notes and accounts payable with related parties at December 31, 2016 and 2015:

	December 31,
	2016	2015
	(Dollars in thousands)
Notes and interest payable – related-parties	$16,437	$19,804
Accounts payable – related-parties	315	1,111
Notes and accounts payable - related parties	$16,752	$20,915

Next Level Finance Partners, LLC Credit Agreement

On December 24, 2014, NLFP entered into an amended and restated credit agreement with Metropolitan Equity Partners Management, LLC (“Metropolitan”), a minority member, as an agent for the non-revolving credit line up to $10.0 million. On December 18, 2015, the loan agreement was amended to increase the non-revolving credit line to $19.0 million. Certain lenders under this agreement were related parties and certain lenders were third-parties. The interest rate on the loan was 15% and was secured by all assets of NLFP and New Credit America, LLC. Advances totaled $16.5 million as of December 31, 2015.

On August 30, 2016, NLFP paid off the non-revolving credit line and all outstanding interest and fees with Metropolitan. On the same day, NLFP entered into a new loan agreement for a credit line up to $10.0 million with Metropolitan. Similar to previous arrangements, certain lenders under this agreement are related parties and certain lenders are third-parties. The interest rate is 15% for all lenders but one related party lender for which the interest rate is 18% per annum, due monthly. Advances totaled $10.0 million as of December 31, 2016.

CMAX Convertible Note

On August 13, 2010, CMAX entered into a convertible senior promissory note with an original principal balance $1.4 million with Class A member unit holders. The Note is secured by assets of CMAX. Interest accrues on the unpaid principal balance at 14% annum, with the unpaid interest balance added to the principal balance and compounded. In 2013, the note was extended through August 31, 2014, with a fee of 3.7% of the original principal amount borrowed. The note was modified during 2014 to extend due date to September 18, 2016. The principal and interest accrued balance was $2.1 million as of December 31, 2015. During March 2016, the remaining principal and interest on the note of $2.2 million was sold to JHPDE. In the Unaudited Combined Financial Statements of JH Capital, the principal and related accrued interest has been eliminated for the year ended December 31, 2016.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

CMAX FP IV Note

On April 28, 2016, CMAX FP IV entered into a loan agreement ("Mezzanine Notes Payable") with three lenders that provides financing up to a maximum loan amount of $5.5 million. One of the lenders is a related party through common ownership as well as the managing member of CMAX FP IV. The loan matures on April 3, 2019 and is secured by a second priority lien on all assets of CMAX FP IV (subordinate to a senior notes payable). Interest accrues monthly in arrears at a per annum rate equal to the lesser of (i) 20% (the calculated rate) and (ii) the maximum rate as defined in the note agreement. The outstanding balance and interest payable on the applicable portion of the related party’s balance of the mezzanine notes payable was $5.2 million as of December 31, 2016.

Century Note Payable

In October 2015, Century entered into an agreement with a related party for a loan of $1.2 million, proceeds of which were advanced between October 2015 and November 2015 to facilitate increased purchases of debt enrollment agreements. Interest on outstanding borrowings accrues at a rate of 18% per annum and is payable monthly. This note was amended and restated on August 30, 2016 to extend the maturity date to 180 days after August 30, 2020. The outstanding balance was $1.2 million as of December 31, 2016 and 2015.

As part of its transactions with related parties, we recorded the following amounts in our Unaudited Combined Statements of Operations:

	December 31,
	2016	2015
	(Dollars in thousands)
Operating Expense(1)	$11,310	$7,231
Interest Expense	5,757	3,027
Other expense	597	516

(1) Operating expenses include amounts for rent as well as general and administrative costs related to operational support.

On August 5, 2008, Credit Control leased 10,430 square feet of office space from a related party. The lease term expires on September 30, 2018. Total related party rent expenses was $0.8 million for the years ended December 31, 2016 and 2015.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

16. Commitments and Contingencies

Leases

Commitments for minimum lease payments for various office facilities under non-cancellable operating leases as of December 31, 2016, are as follows (in thousands):

2017	$1,967
2018	1,535
2019	1,283
2020	1,224
2021 and thereafter	4,874
Total	$10,883

Our rent expense under operating leases was $2.2 million and $2.2 million for the years ended December 31, 2016 and 2015.

Contingencies

Our contracts to purchase finance receivables and secured finance receivables include representations and warranties related to our collection practices, and they also to some extent contain our other financial and liquidity measure requirements that if breached have various remediation consequences, including requirement to transfer the receivables to the original seller at agreed upon prices.

Legal Proceedings

Our industry is subject to scrutiny by government regulators, which could result in enforcement proceedings or litigation related to regulatory compliance matters. We are also a party to various legal claims, proceedings and regulatory matters, in the normal course of our business. We do not believe the outcome of these matters, individually or in the aggregate will be material to our Unaudited Combined Financial Statements.

See Note 18. Subsequent Events for discussion on legal proceedings filed subsequent to December 31, 2016.

17. Segment Information

We operate in two reportable segments: (i) Debt Purchasing and Collections and (ii) Advocacy and Lending Services. The reportable segments represent businesses for which separate financial information is utilized by the chief operating decision maker ("CODM") for purposes of allocating resources and assessing performance.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

Debt Purchasing and Collection

Our largest segment is Debt Purchasing and Collection. This segment consists of three primary services operated through three companies described below: debt buying, debt collections and commercial lending to other third-party debt buyers.

JHPDE is a wholly-owned subsidiary of JH Capital, and purchases charged off consumer debt from major financial institutions, including credit card, consumer installment loans and small business loans.

Credit Control is a nationally licensed, full-service collection agency that collects past-due accounts receivable balances for JHPDE and for approximately 300 first- and third-party clients. JHPDE currently owns 60.0% of Credit Control.

CMAX operates a specialty lending platform that provides capital to third-party debt buyers purchasing defaulted consumer debt.

Advocacy and Lending

Our second business segment is Advocacy and Lending and offers two primary services operated through the two companies described below: debt settlement and consumer lending.

Century provides national debt settlement services to consumers having trouble making required payments on their unsecured debts, primarily credit card debt. Century negotiates with lenders on behalf of consumers to settle their debt in full at a discounted amount. For many consumers in default with various lenders, this advocacy service is a non-bankruptcy debt resolution option.

NCA is the consumer lending arm of our Advocacy and Lending segment. NCA facilitates consolidation loans for qualified consumers in Century’s debt settlement program, to consumers in other third-party debt settlement programs, and also to applicants responding to an SMG direct to consumer marketing campaign. NCA facilitates for these loans to be originated by an issuing bank partner, from which NCA then purchases and services the loans. NCA leverages sophisticated credit algorithms with public and alternative data sets to identify those consumers who have initiated a debt settlement program with their creditors.

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JH Capital

Notes to Unaudited Combined Financial Statements (continued)

We assess segment performance based on total revenues and operating income (loss). Total revenue and operating income (loss) by reportable segment are as follows:

	For the year ended December 31, 2016
	Debt Purchasing and Collections	Advocacy and Lending Services	Eliminations	JH Capital
	(Dollars in thousands)
Revenue:
Revenue from finance receivables, net	$17,651	$—	$—	$17,651
Loan interest income, net	4,460	4,137	—	8,597
Collection fee revenue	23,746	—	—	23,746
Debt settlement revenue	—	23,652	—	23,652
Fee and other revenue	6,128	1,747	(1,708)	6,167
Total revenues	51,985	29,536	(1,708)	79,813

Operating expenses:
Compensation and benefits	22,679	9,902	—	32,581
Collection expenses	37,368	—	—	37,368
Depreciation and amortization	1,023	13,405	—	14,428
Other general and administrative	20,341	6,931	(1,148)	26,124
Total operating expenses	81,411	30,238	(1,148)	110,501
Operating loss	$(29,426)	$(702)	$(560)	$(30,688)

Interest expense	$17,949	$8,989	$(560)	$26,378

Assets	$114,155	$61,662	$(667)	$175,150

	For the year ended December 31, 2015
	Debt Purchasing and Collections	Advocacy and Lending Services	Eliminations	JH Capital
Revenue:
Revenue from finance receivables, net	$5,652	$—	$—	$5,652
Loan interest income, net	4,973	660	—	5,633
Collection fee revenue	24,123	—	—	24,123
Debt settlement revenue	—	6,504	—	6,504
Fee and other revenue	5,374	2,635	(805)	7,204
Total revenues	40,122	9,799	(805)	49,116

Operating expenses:
Compensation and benefits	21,924	5,658	—	27,582
Collection expenses	24,616	—	—	24,616
Depreciation and amortization	1,297	4,541	—	5,838
Other general and administrative	17,050	4,127	(660)	20,517
Total operating expenses	64,887	14,326	(660)	78,553
Operating loss	$(24,765)	$(4,527)	$(145)	$(29,437)

Interest expense	$12,554	$2,718	$(145)	$15,127

Assets	$107,944	$30,509	$(3,173)	$135,280

F-55

JH Capital

Notes to Unaudited Combined Financial Statements (continued)

We derive all our revenues from customers located in the United States, and we did not earn revenues from transactions with any one customer that amounted to more than 10.0% of our total revenue during the years ended December 31, 2016 and 2015. In addition, all of our long-lived assets were located in the United States as of December 31, 2016 and 2015.

Goodwill of $0.2 million was allocated to the Advocacy and Lending segment for the years ended December 31, 2016 and 2015. Goodwill of $1.2 million was allocated to the Debt Purchasing and Collections segment for the years ended December 31, 2016 and 2015.

18. Subsequent Events

We have evaluated subsequent events through February 14, 2018 the date the Unaudited Combined Financial Statements were available to be issued and except for the following matters, no subsequent events requiring accrual or disclosure were identified.

Amended and Restated Loan and Security Agreement

On April 3, 2017, CMAX FP IV entered into an amended and restated loan and security agreement ("CMAX FP IV Amendment"), extending the CMAX FP IV Credit Facility entered into on April 18, 2016, through April 3, 2019.

Senior Secured Loan

On June 29, 2017, we entered into a $50.0 million Senior Secured Loan with Citibank ("the Senior Secured Loan"). The Senior Secured Loan bears interest based on 3-month LIBOR plus the drawn margin of 7.0% per annum and 4.0% PIK to be added to the outstanding principal balance and is scheduled to mature at the earliest of (i) June 19, 2018; (ii) the declaration of any event of default; or (iii) a change of control event. In addition, as collateral for the Senior Secured Loan, we have provided Citibank with (i) a perfected first priority lien on any and all of our current and future assets; and (ii) a first priority pledge of our membership interests, JHPDE, CMAX, and Credit Control.

F-56

JH Capital

Notes to Unaudited Combined Financial Statements (continued)

We are required to maintain compliance with certain financial covenants with respect to the Senior Secured Loan including (i) a leverage ratio of no greater than 2.50 to 1.00; (ii) a fixed charge coverage ratio of not less than 2.00 to 1.00; (iii) minimum portfolio collection progress of no less than 85.0%; (iv) required excess collateral availability of no less than 2.5% of the senior borrowing base amount any time between June 29, 2017 and December 31, 2017; no less than 5.0% of the senior borrowing base amount any time between January 1, 2018 and June 30, 2018; and no less than 7.5% of the senior borrowing base amount any time on or after July 1, 2018; (v) a book leverage ratio of no greater than 3.00 to 1.00 from June 30, 2017 and thereafter; (vi) a combined estimated recovery value (ERV) leverage test whereby the sum of the senior borrower’s aggregate revolving credit exposure as of the effective date of any ERV valuation and the outstanding principal amount of the Senior Secured Loan shall not exceed 90.0% of any ERV valuation; and (vii) the senior borrowers net worth shall not be less than $35.0 million at any time.

Second Amended and Restated Credit Agreement

On June 29, 2017, JHPDE entered into the Second Amended and Restated Credit Agreement, a Credit Agreement originally entered into on October 31, 2013, with the PrivateBank and Trust Company, as administrative agent for a syndicate of lenders named therein. See Note 9. Senior and Subordinated Debt. The amendment allows us to borrow in increments of $0.5 million, up to a maximum of $182.0 million, and provides for an incremental facility, under which we may be able to request an increase in the aggregated maximum borrowing limit up to $300.0 million. The facility is subject to a 0.5% commitment fee and outstanding borrowings bear interest at LIBOR plus a margin of 4.5%. The agreement expires on June 20, 2019. We can terminate the agreement at any time, but we have to give the agent a five business day advance written notice.

We amended the Second Amended and Restated credit agreement with CIBC Bank USA, formerly The PrivateBank and Trust Company, on each of December 9 and 28, 2017, to, among other things, decrease interest on borrowings to LIBOR plus a margin of 3.75%, depending on the leverage ratio, and amend certain restrictive covenants.

Senior Secured Delayed Draw Credit Facility

On December 28, 2017, one of our combined entities, JH Portfolio Debt Equities I, LLC (“JHPDE I”), entered into a four-year Senior Secured Delayed Draw Credit Facility with Fortress Credit Corp. (“Fortress”) (“the Secured Facility”). All of JHPDE I's assets are pledged as collateral. We can use the Secured Facility to borrow in an aggregate amount up to $100.0 million for the purchase of portfolios of receivables. Repaid principal amounts do not become available for re-borrowings. We may have the option to increase the amount available at the discretion of Fortress, subject to a fee of 1.0% of the incremental amount made available. The Secured Facility provides for interest rates based on one-month LIBOR plus a margin of 9.785%, plus a 1.0% initiation fee and 0.5% facility fees on the unused balance. We can terminate the Secured Facility at any time, subject to a termination fee prior to December 28, 2020.

Amendment to NLFP Credit Agreement

On January 15, 2018, we amended the NFLP Credit agreement originally entered into with Metropolitan on August 30, 2016, as amended, to increase the limit to $16.7 million and extend the maturity date to April 15, 2018.

F-57

JH Capital

Notes to Unaudited Combined Financial Statements (continued)

The Secured Facility Agreement provides for customary events of default including, but not limited to, the failure to pay scheduled principal and interest payments on the borrowings, and the failure to comply with covenants and agreements specified in the Secured Facility Agreement. Additionally, the Secured Facility Agreement imposes limits on JHPDE I's ability to incur indebtedness and pay dividends. JHPDE I is required to maintain a minimum liquidity balance of $2.0 million, a maximum Loan-to-Aggregate-Estimated-Retail-Value of 45.0%, and a minimum adjusted tangible net worth.

In conjunction with JHPDE I entering into the Secured Credit Facility, Easterly Acquisition Corp. issued to Fortress warrants to purchase 880,000 shares of common stock at an exercise price of $11.50, 440,000 of which vested immediately, and the remaining will vest ratably over four years, concurrent with funds borrowed under the Secured Credit Facility, but not before 30 days after the Public Transaction is completed. The Warrant Agreement includes a cashless exercise option under which Fortress is able to exercise a net number of shares, determined using the average of the volume weighted averages of the trading price of the common stocks on the primary exchange the stock is listed. The warrants expire five years after the closing of the Public Transaction. In the event the Public Transaction is not consummated, the warrants become exchangeable for warrants to purchase membership interests in a related party entity, Jacobsen Credit Holdings, LLC, ("JHC"), aggregating 3.19% of the total equity interest of JCH at December 28, 2017.

Legal Procedures

On May 5, 2017, Southwestern Investors Group, LLC ("SWI") filed a complaint against JHPDE in the Supreme Court of Erie County, New York - 2nd Circuit, for breach of contract, fraudulent misrepresentation, and injunctive relief, wherein SWI claimed ownership of certain loans owned by JHPDE.  On August 30, 2017, we filed a notice of motion to dismiss SWI’s claims against us and on September 1, 2017, we answered SWI's complaint and filed counterclaims against SWI. On December 21, 2017, the court granted our motion to dismiss all of SWI's claims except those related to ownership claims to the loans.  On February 2, 2018, we filed a motion for summary judgment requesting that the court declare us as the owner of all loans in dispute.  If SWI were to prevail, we could be forced to transfer ownership of the loans to SWI and could be liable for damages, which could have a material adverse effect on our results of operations.  We believe that we have substantial defenses on the merits and will vigorously defend against SWI's claim of ownership.  We also believe we have strong counterclaims against SWI and will vigorously pursue them.

F-58

JH Capital

Unaudited Interim Condensed Combined Financial Statements

Nine Months Ended September 30, 2017 and as of December 31, 2016

Unaudited Condensed Combined Balance Sheets	F-60

Unaudited Condensed Combined Statements of Operations	F-61

Unaudited Condensed Combined Statement of Members' Equity	F-62

Unaudited Condensed Combined Statement of Cash Flows	F-63

Notes to Unaudited Condensed Combined Financial Statements	F-65

F-59

JH Capital

Unaudited Interim Condensed Combined Balance Sheets

	September 30, 2017	December 31, 2016
	(Dollars in thousands)
Assets
Cash and cash equivalents	$6,739	$8,667
Restricted cash	7,146	4,840
Accounts and other receivables, net	17,824	10,848
Finance receivables, net of allowance of $1,991 and $1,833	46,459	13,814
Secured finance receivables, net of allowance of $38,381 and $34,506	48,881	37,192
Loan receivables, net of allowance of $ 7,218 and $7,288	56,698	52,984
Notes and accounts receivable – related-parties	9,512	9,927
Property and equipment, net	5,118	3,093
Intangible assets, net	27,360	26,006
Goodwill	1,428	1,428
Other assets	5,824	6,351
Total Assets	$232,989	$175,150
Liabilities and Members’ Equity
Liabilities:
Accounts payable and accrued expenses	$14,151	$8,368
Senior and subordinated debt	331,786	256,679
Notes and accounts payables – related-parties	21,313	16,752
Participation liabilities	13,568	10,979
Other liabilities	5,513	4,168
Total Liabilities	386,331	296,946
Members’ Equity
Capital attributable to JH Capital Founding Members	(203,021)	(136,332)
Noncontrolling interest	49,679	14,536
Total Members’ Equity	(153,342)	(121,796)
Total Liabilities and Members’ Equity	$232,989	$175,150

The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the Unaudited Condensed Combined Balance Sheets above. See Note 8, “Variable Interest Entities” for additional information on the Company’s VIEs.

	September 30, 2017	December 31, 2016
	(Dollars in thousands)
Assets
Cash and cash equivalents	$5,264	$2,158
Accounts and other receivables, net	12,892	7,085
Finance receivables, net of allowance	39,978	5,031
Loan receivables, net of allowance	39,266	33,706
Secured finance receivables, net of allowance	39,595	22,634
Liabilities
Accounts payable and accrued expenses	$5,493	$3,719
Senior and subordinated debt	77,050	55,170
Participation liabilities	3,757	1,929

The accompanying notes are an integral part of these Unaudited Interim Condensed Combined Financial Statements.

F-60

JH Capital

Unaudited Interim Condensed Combined Statements of Operations

	For the Nine Months Ended
	September 30,
	2017	2016
	(Dollars in thousands)
Revenue:
Revenue from finance receivables, net	$26,142	$19,767
Loan interest income, net	9,790	6,127
Collection fee revenue	22,823	18,282
Debt settlement revenue, net	31,247	16,682
Fee and other revenue	2,809	4,757
Total Revenues	92,811	65,615

Operating expenses:
Compensation and benefits	31,490	24,039
Collection expenses	25,361	28,582
Depreciation and amortization	16,484	9,894
Other general and administrative	31,538	19,157
Total Operating Expenses	104,873	81,672

Loss from operations	(12,062)	(16,057)

Other expense:
Interest expense	26,007	19,153
Other expense	1,582	2,208
Total Other Expense	27,589	21,361

Net income (loss):	(39,651)	(37,418)
Net income (loss) attributable to noncontrolling interest	16,970	(5,329)
Net income (loss) attributable to JH Capital Founding Members	$(56,621)	$(32,089)

The accompanying notes are an integral part of these Unaudited Interim Condensed Combined Financial Statements.

F-61

JH Capital

Unaudited Interim Condensed Combined

Statements of Changes in Members’ Equity

	Capital attributable to JH Capital Founding Members	Noncontrolling interest	Total
	(Dollars in thousands)
Members’ Equity balance at December 31, 2016	$(136,332)	$14,536	$(121,796)
Capital contributions	19,187	54,695	73,882
Capital distributions	(29,255)	(36,522)	(65,777)
Net income (losses) for the period	(56,621)	16,970	(39,651)
Members’ Equity balance at September 30, 2017	$(203,021)	$49,679	$(153,342)

The accompanying notes are an integral part of these Unaudited Interim Condensed Combined Financial Statements.

F-62

JH Capital

Unaudited Interim Condensed Combined Statements of Cash Flows

	For the Nine Months Ended
	September 30,
(dollars in thousands)	2017	2016
Cash flow used in operating activities:
Net loss	$(39,651)	$(37,418)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Accretion revenue from finance receivables	(8,610)	(3,421)
Provision for allowances on finance, secured finance, and loans receivable	5,040	7,573
Depreciation and amortization	16,453	9,888
Provision for allowance on account and other receivables	227	140
Amortization of deferred loan origination fees	(1,492)	(2,203)
Other expense, net	4,240	2,508
Net change in:
Accounts and other receivables	(7,293)	(5,160)
Accounts receivables - related-parties	41	(143)
Other assets	(98)	1,077
Accounts payable and accrued expenses	4,986	1,780
Other accounts payable - related-parties	988	(569)
Participation liabilities	235	144
Other liabilities	2,367	138
Net cash used in operating activities	(22,567)	(25,666)

Cash flows used in investing activities:
Finance receivables:
Purchases	(37,814)	(1,397)
Collections	13,621	6,889
Secured finance receivables:
Purchases	(52,902)	(63,749)
Collections	37,338	47,193
Loan receivables:
Purchases	(25,716)	(17,643)
Originations	(16,206)	(29,304)
Collections	37,833	41,151
Deferral of loan fees and costs	814	1,998
Note receivables - related-parties:
Advances	(1,561)	(4,891)
Collections	1,955	2,807
Acquisition of property and equipment, net of disposals	(2,153)	(1,232)
Purchase of intangible assets	(17,312)	(17,596)
Other, net	209	171
Net cash used in investing activities	(61,894)	(35,603)

The accompanying notes are an integral part of these Unaudited Interim Condensed Combined Financial Statements.

F-63

JH Capital

Unaudited Interim Condensed Combined Statements of Cash Flows

	For the Nine Months Ended
	September 30,
(dollars in thousands)	2017	2016
Cash flows provided by financing activities:
Senior debt:
Proceeds	119,136	92,133
Repayments	(45,174)	(33,004)
Debt issuance costs	(2,005)	(2,142)
Subordinated debt:
Proceeds	695	1,936
Repayments	(400)	(400)
Notes and accounts payable - related-parties:
Proceeds	4,284	14,979
Repayments	(650)	(17,718)
Participation liabilities:
Proceeds	6,075	7,226
Repayments	(5,225)	(4,625)
Members’ equity:
Contributions from Members	6,667	3,291
Distributions to Members	(16,737)	(4,354)
Net change in NCI	18,173	3,656
Other, net	—	465
Net cash provided by financing activities	84,839	61,443

Net increase (decrease) in cash and cash equivalents	378	174
Cash, cash equivalents, and restricted cash beginning of period	13,507	9,027
Cash, cash equivalents, and restricted cash end of period	13,885	9,201

Supplemental disclosure of cash flow information
Cash paid for interest	$26,270	$18,000

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$6,739	$3,597
Restricted cash	7,146	5,604
Total cash, cash equivalents, and restricted cash shown in the statement of cash flow	$13,885	$9,201

The accompanying notes are an integral part of these Unaudited Interim Condensed Combined Financial Statements.

F-64

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements

1. Organization and Basis of Presentation

JHCG Holdings, LLC (“JH Capital”, “we”, or "our"), consists of a combination of certain legal entities historically owned by either (i) Douglas C. Jacobsen or Norman Kravetz ("Founding Members"), or (ii) were jointly managed by entities controlled by Messrs. Jacobsen and Kravetz. As part of our phase one internal reorganization, we formed JH Capital Group Holdings, LLC ("JH Capital Group Holdings") and JHCG Holdings, LLC on December 6, 2016 and June 2, 2017, respectively. On February 23, 2017 Messrs. Jacobsen contributed JHPDE and its subsidiaries to JH Capital Group Holdings. Further, on June 2, 2017 JH Capital Group Holdings contributed JHPDE and its subsidiaries to JH Capital. These entities operated together as one economic entity under common management during the periods for which the Unaudited Interim Condensed Combined Financial Statements are being presented. These entities were not previously consolidated, or combined as a group, for financial reporting purposes; however, the entities combined have historically been known and marketed as JH Capital.

We determined that we operate as one economic entity under common management as all important strategic and operational decisions for JH Capital have historically been made jointly by Messrs. Jacobsen and Kravetz, regardless of who legally owned a given entity, along with Mr. Glenn Corey, JH Capital Chief Financial Officer and Anthony Riggio, JH Capital President. The core group of Messrs. Jacobsen, Kravetz, Corey, and Riggio effectively function as an enterprise-wide “executive committee.” Decisions have historically been made collectively by these four individuals, irregardless of specific legal ownership. Messrs. Jacobsen, Kravetz, Corey, and Riggio also meet to discuss global strategy for JH Capital and its affiliates. Furthermore, Messrs. Jacobsen and Kravetz frequently hold one-on-one meetings to discuss their combined vision for JH Capital.

Through the underlying entities described below, JH Capital operates as a diversified specialty finance company providing distressed debt and credit rehabilitation solutions for consumers and businesses across a range of assets. We purchase charged-off consumer debt from major financial institutions, operate a national debt settlement service, a consumer consolidation loan platform and commercial loan origination platform, as well as a collection agency. A summary of the primary combined entities that comprise JH Capital is as follows:

•	JH Capital purchases charged-off credit card and other consumer debt from financial institutions through the legal entity JH Portfolio Debt Equities, LLC (“JHPDE”) and its subsidiaries: (i) JH Portfolio Debt Equities 2, LLC; (ii) JH CX Asset Entity, LLC; (iii) JH Reviver, LLC ("JH Reviver"); (iv) JH Portfolio Debt Equities 4, LLC ("JHPDE 4"); (v) JH Met Asset Entity, LLC; (vi) Remnant Capital, LLC; (vii) JH Capital (V.I.), Inc.; and (viii) JH Mortgage Resolution, LLC. In addition, JHPDE's subsidiary Credit Control, LLC ("Credit Control") is a nationally licensed, full-service collection agency that collects amounts owed under charged-off receivables for JHPDE and services receivables for approximately 300 first and third-party clients. JHPDE also provides other collection related services through its subsidiaries: (i) Pinreid, LLC; and (ii) DTA Solutions, LLC.

F-65

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

•	JH Capital provides debt settlement and consumer lending services through the legal entity Next Level Finance Partners, LLC ("NLFP") and its subsidiaries: (i) Settlement Marketing Group, LLC ("SMG"); (ii) Century DS, LLC and its subsidiaries, Century Support Services, LLC ("CSS"), Century Financial Partners, LLC ("Century FP"), Beneflex Group Holding, LLC, Century Student Loan Support, LLC, and Student Loan Assistance, LLC (collectively, “Century”); and; (iii) New Credit America, LLC and its subsidiary; NCA Finance Partners I, LLC (collectively "NCA"). Century provides national debt settlement services to consumers having trouble making required payments on their unsecured credit card debt and negotiates with lenders on behalf of consumers to settle their debt in full at a discounted amount. NCA facilitates consolidation loans to qualified consumers in Century’s debt settlement program, consumers in other third-party debt settlement programs, and applicants responding to SMG's direct to consumer marketing campaign. NCA facilitates the origination of these loans by an issuing bank partner, from which NCA then purchases and services the loans.

•	JH Capital operates a specialty lending platform providing capital to third-party debt buyers who purchase defaulted consumer debt through the following legal entities: (i) CMAX Finance Partners IV, LLC ("CMAX FP IV"); and (ii) CreditMax Holdings, LLC ("CMAX") and its subsidiaries. CMAX has the following subsidiaries: (i) CMAX NSDE, LLC; (ii) CMAX Finance, LLC; (iii) CMAX Technologies, LLC; (iv) CMAX Finance Partners III, LLC ("CMAX FP III"); (v) CMAX SideCar, LLC; and (vi) CMAX Resources, LLC.

•	JH Capital operates a separate legal entity, JH Shared Services, Inc. ("JHSS"), to provide management, financial, accounting, legal, licensing, information technology, human resources, administrative and other similar shared services to JH Capital, its combined entities, and other related parties.

Basis of Presentation

The Unaudited Interim Condensed Combined Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") for interim financial and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and include the accounts of JH Capital, its combined entities, as well as variable interest entities ("VIEs") where we are the primary beneficiary. We apply the equity method of accounting to investments when we own less than 50% of the voting interests and are able to exercise significant influence, but not control, over the policies and procedures of an entity. Intercompany balances and transactions between combined entities have been eliminated.

F-66

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

In our opinion, these Unaudited Interim Condensed Combined Financial Statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of our Unaudited Interim Condensed Combined Balance Sheet as of September 30, 2017, and our results of operations for the nine months ended September 30, 2017, and cash flows for the nine months ended September 30, 2017. The Unaudited Interim Condensed Combined Balance Sheet at December 31, 2016, was derived from the Unaudited Annual Combined Financial Statements, but does not contain all of notes to the Unaudited Interim Condensed Combined Financial Statements necessary for a complete presentation of financial position, results of operations , and cash flows in accordance with GAAP..

These Unaudited Interim Condensed Combined Financial Statements should be read in conjunction with the Unaudited Annual Combined Financial Statements as of and for the year ended December 31, 2016, and related notes included elsewhere in this proxy statement. Operating results for the interim periods may not be indicative of future results.

The financial data and information with respect to JH Capital has been prepared by JH Capital’s management.  An independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the financial data and information with respect to JH Capital herein.

Our significant accounting policies are discussed in Note 2 Summary of Significant Accounting Policies in our Unaudited Annual Consolidated Financial Statements. There have been no significant changes to these significant accounting policies for the nine month period ended September 30, 2017.

F-67

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

2. Finance Receivables

Changes in Finance receivables, net, were as follows:

	For the nine months ended September 30,
	2017	2016
	(Dollars in thousands)
Beginning balance	$13,814	$11,454
Purchases	37,814	1,397
Gross collections	(13,621)	(6,889)
Accretion	8,610	3,421
Provision, net	(158)	164
Ending balance	$46,459	$9,547

During the nine months ended September 30, 2017, we purchased finance receivable portfolios with a face value of $319.3 million for $37.8 million, for a purchase cost of 11.8% of face value. The estimated future collections at purchase for all portfolios purchased during the year amounted to $72.3 million.

During the nine months ended September 30, 2016, we purchased finance receivable portfolios with a face value of $30.8 million for $1.4 million, for a purchase cost of 4.5% of face value. The estimated future collections at purchase for all portfolios purchased during the year amounted to $2.5 million.

Changes in accretable yield were as follows:

	For the nine months ended September 30,
	2017	2016
	(Dollars in thousands)
Beginning balance	$16,016	$13,859
Additions(1)	19,638	818
Accretion	(8,610)	(3,421)
Reclassifications from nonaccretable difference	74	12
Ending balance	$27,118	$11,268

(1) Additions represent the expected accretable yield calculated on portfolios purchased during the period.

During nine months ended September 30, 2017, we increased the allowance through a provision of $0.2 million.

During nine months ended September 30, 2016, we reduced the allowance by a reversal to provision of $0.2 million.

F-68

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

3. Secured Finance Receivables

Changes in Secured finance receivables, net, were as follows:

	For the nine months ended September 30,
	2017	2016
	(Dollars in thousands)
Beginning balance	$37,192	$27,793
Purchases	52,902	63,749
Gross collections	(58,904)	(67,574)
Revenue recognized	21,566	20,381
Provision, net	(3,875)	(4,207)
Disposals	—	(1,104)
Ending balance	$48,881	$39,038

During the nine months ended September 30, 2017, we purchased secured finance receivables with a face value of $577.2 million for $52.9 million, for a purchase cost of 9.2% of face value.

During the nine months ended September 30, 2016, we purchased secured finance receivable portfolios with a face value of $730.1 million for $63.7 million, for a purchase cost of 8.7% of face value.

The carrying value of secured finance receivables with no related specific reserve totaled $29.7 million and $10.3 million as of September 30, 2017 and December 31, 2016, respectively. The average recorded investment of secured finance receivables was $44.5 million and $32.8 million for the nine months ending September 30, 2017 and 2016, respectively.

During the nine months ended September 30, 2017, we increased the allowance by a provision of $3.9 million.

During the nine months ended September 30, 2016, we increased the allowance by a provision of $4.2 million.

F-69

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

4. Loan Receivables

The following table summarizes our loan receivables balances by portfolio class:

	September 30, 2017			December 31, 2016
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
Loan receivables (1)	$38,695	$24,223	$62,918	$24,291	$35,242	$59,533
Accrued interest receivable	450	548	998	289	450	739
Allowance for loan losses	(2,489)	(4,729)	(7,218)	(1,803)	(5,485)	(7,288)
Total loan receivables including accrued interest, net	$36,656	$20,042	$56,698	$22,777	$30,207	$52,984

(1) Balance represents the unpaid principal balance, net of deferred loan fees and costs, and unamortized premium or discount.

We purchased $25.7 million and $17.6 million of consumer consolidation loans for the nine months ending September 30, 2017 and 2016, respectively.

Net unamortized deferred loan origination fees were $1.4 million and $1.8 million at September 30, 2017 and December 31, 2016, respectively.

Loan Interest Income

The following table shows the details for interest on unpaid principal and the amortization of net deferred origination fees to total income:

	For the nine months ended September 30,
	2017	2016
(Dollars in thousands)
Interest on unpaid principal balance	$8,229	$6,020
Amortization of net deferred origination costs	1,868	2,606
Collateral maintenance fees	700	1,032
Provision, net	(1,007)	(3,531)
Total loan interest income, net	$9,790	$6,127

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Credit Quality Indicators

We monitor credit quality by evaluating various attributed and utilize such information in our evaluation of the appropriateness of the allowance for credit losses. The following sections provide the credit quality indicators we most closely monitor. The credit quality indicators are generally based on information as of our financial statement date:

Consumer Consolidation Loans

Debt settlement program tenure and delinquency are common credit quality indicators that we monitor and utilize in our evaluation of the appropriateness of the allowance for credit losses for consumer consolidation loans.

Origination of consumer consolidation loans are facilitated for customers that have participated in our debt settlement program and are designed to provide funding to pay-off a borrower’s existing creditors and enable the borrower to exit the debt settlement program. Borrowers that have longer tenure in the debt settlement program likely have a history of consistent payments and improved FICO scores due to less overall delinquency with creditors, which indicates a higher probability of collection.  Borrowers with less history in the debt settlement program generally have higher enrolled debt balances as a result of fewer program settlements, shorter duration of current loan payments, and a lower FICO score and are considered to have a lower likelihood of collection. Therefore, debt settlement program tenure is an important indicator of credit quality and the establishment of our allowance for credit losses.

The table below provides a breakdown of outstanding consumer loans by tenure in the debt settlement program:

	September 30,	December 31,
Loan Tenure	2017	2016
(Dollars in thousands)
Greater than 19 months	$4,563	$4,655
13 – 18 months	8,055	5,407
Less than 12 months	26,527	14,518
Total	$39,145	$24,580

We also consider delinquency to be an important indicator when evaluating the credit quality of consumer consolidation loans. We work with customers through occasional periods of financial difficulty and offer a variety of borrower assistance programs to help customers continue to make payments. Our team members also actively engage in collection activities throughout the early stages of delinquency. We closely track and report the percentage of receivables that are 30-89 days past due as a benchmark of portfolio quality, collections effectiveness, and as a strong indicator of possible losses in our consumer loan portfolio. See the table presented under the Past Due Loans section for consumer consolidation loan delinquency status.

Commercial Loans

In order to manage a consistent process for assessing commercial loan credit quality, we monitor qualitative and quantitative factors such as: historical payment experience, regulatory risk, environmental factors, ongoing loan compliance, prepayment speed, guarantees provided, and current economic trends, among other factors. We use these factors to analyze each loan individually on a quarterly basis and rank them as low, medium, or high risk. The credit quality indicators detailed below are based on information as of the financial statement date.

Low Risk: A Low Risk borrower is defined as having greater than one year of history as a CMAX borrower. A Low Risk borrower also possesses each of the following positive attributes: (i) consistent track record of on-time payments, (ii) cash collections sufficient to amortize the loan ahead of schedule, (iii) demonstrate ability to generate monthly collections that meet or exceed original forecasted collection projections, (iv) provide us with “direct real-time access” to its collection system, (v) utilize experienced agency relationship(s), (vi) provide a guarantee for the loan(s) (corporate or personal), and (vii) purchase assets with long collection curve histories, and low regulatory risk.

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Medium Risk: A Medium Risk borrower would demonstrate some, but not all, of the traits required to be defined as a Low Risk borrower. For example, a borrower might have a limited history as a borrower with the servicer, might occasionally make a late payment, or might be purchasing assets in an asset class that management deems to have higher potential regulatory risk. A borrower must also possess both of the following positive attributes: (i) a consistent track record of on-time payments, and (ii) provide a guarantee for the loan(s) (corporate, personal, or a combination thereof).

High Risk: A High Risk borrower is typically one who (i) has triggered an event of default in accordance with the borrower's agreement or (ii) has not demonstrated a consistent track record of contractually scheduled on-time payments. High Risk borrowers are not eligible for additional loan advances until such time as they are returned to the Medium Risk category as defined above.

The table below provides a breakdown of outstanding commercial loans by risk category:

	September 30, 2017	December 31, 2016
(Dollars in thousands)
Low Risk	$8,979	$10,772
Medium Risk	10,741	18,711
High Risk	5,051	6,209
Total	$24,771	$35,692

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Allowance for Loan Losses

The following tables present a summary of changes in the allowance for loan losses, by loan class:

	September 30, 2017			December 31, 2016
	Consumer Consolidation Loans	Commercial Loans	Total Allowance	Consumer Consolidation Loans	Commercial Loans	Total Allowance
(Dollars in thousands)
Beginning balance	$1,804	$5,484	$7,288	$508	$2,278	$2,786
Charge-offs	(536)	(541)	(1,077)	(232)	(85)	(317)
Recoveries	—	—	—	69	—	69
Net charge-offs	(536)	(541)	(1,077)	(163)	(85)	(248)
Provision for losses	1,221	(214)	1,007	1,459	3,291	4,750
Ending balance	$2,489	$4,729	$7,218	$1,804	$5,484	$7,288

The following is a summary of the individual and collective allowance for credit losses and corresponding loan balances:

	September 30, 2017			December 31, 2016
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
Allowance for loans individually evaluated for impairment	$331	$4,184	$4,515	$242	$4,578	$4,820
Allowance for loans collectively evaluated for impairment	2,157	546	2,703	1,561	907	2,468
Total Allowance	2,488	4,730	7,218	1,803	5,485	7,288

Loans receivable individually evaluated for impairment	331	5,050	5,381	242	6,124	6,366
Loans receivable collectively evaluated for impairment	38,814	19,721	58,535	24,338	29,568	53,906
Total Loans Receivable	$39,145	$24,771	$63,916	$24,580	$35,692	$60,272

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Past Due Loans

Management monitors the credit quality of loan portfolios and uses several performance measures to do so based on payment activity and borrower performance. The following table provides an analysis of the past-due aging of loans by class:

	September 30, 2017			December 31, 2016
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
30-59 days	$306	$—	$306	$74	$—	$74
60-89 days	250	—	250	59	—	59
90+ days and still accruing	—	5,050	5,050	—	6,124	6,124
Non-accrual	192	—	192	30	—	30
Total past due	748	5,050	5,798	163	6,124	6,287
Current	38,397	19,721	58,118	24,417	29,568	53,985
Total	$39,145	$24,771	$63,916	$24,580	$35,692	$60,272

Impaired Loans

The following table represents an analysis of impaired loans:

	September 30, 2017			December 31, 2016
	Consumer Consolidation Loans	Commercial Loans	Total	Consumer Consolidation Loans	Commercial Loans	Total
(Dollars in thousands)
Unpaid contractual principal balance	$331	$4,815	$5,146	$242	$6,018	$6,260
Recorded investment with no specific reserve	—	—	—	—	—	—
Recorded investment with specific reserve	331	5,050	5,381	242	6,124	6,366
Total recorded investment (1)	$331	$5,050	$5,381	$242	$6,124	$6,366
Related allowance	$331	$4,184	$4,515	$242	$4,578	$4,820

(1) Recorded investment in a loan includes accrued interest, and is net of deferred loan fees and costs.

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The following table represents an analysis of the average recorded investment in impaired loans and the amount of interest income recognized for impaired loans:

	For the nine months ended September 30,
	2017			2016
	Consumer Consolidation Loans	Commercial Loans	Total Loans	Consumer Consolidation Loans	Commercial Loans	Total Loans
(Dollars in thousands)
Average recorded investment (1)	$297	$5,622	$5,919	$149	$5,424	$5,573
Recognized interest income	$—	$162	$162	$—	$264	$264

(1) Average recorded investment represents the average carry value of the recorded investment between the beginning and ending balance over the reporting period and does not include the related specific allowance.

Loan Modifications

There were no commercial loans with term modifications for the nine months ended September 30, 2017. There were nine commercial loans with term modifications for the nine months ended September 30, 2016. All nine of the commercial loans with modifications included only a term or payment extension; no other concessions were made.

The weighted-average remaining contractual term (in years) of commercial loans with term or payment extensions before TDR was one year for the nine months ended September 30, 2016. The weighted-average remaining contractual term (in years) of commercial loans with term or payment extensions after TDR was five for the nine months ended September 30, 2016.

The outstanding balance of commercial loans which re-defaulted within one year of TDR was approximately $3.0 million for the nine months ended September 30, 2016.

The pre-modification outstanding recorded investment for commercial loan TDRs, for the nine months ended September 30, 2016, was approximately $4.0 million. The post-modification outstanding recorded investment for commercial loan TDRs for the months ended September 30, 2016 was $4.0 million.

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5. Intangible Assets

Finite lived intangible assets consist of the following:

	September 30, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Value
	(Dollars in thousands)
Debt enrollment agreements	$60,538	$(33,674)	$26,864
Other intangibles	3,234	(2,738)	496
Total intangible assets	$63,772	$(36,412)	$27,360

	December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Value
	(Dollars in thousands)
Debt enrollment agreements	$43,332	$(18,108)	$25,224
Other intangibles	3,190	(2,408)	782
Total intangible assets	$46,522	$(20,516)	$26,006

We amortize finite lived intangible assets over their expected useful lives. Total amortization expense related to finite lived intangible assets aggregated $15.9 million and $9.4 million for the nine months ended September 30, 2017 and 2016, respectively. We review intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable and the carrying amount exceeds its fair value. We did not record any impairments related to intangible assets during the nine months ended September 30, 2017 and 2016.

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The following table presents the estimated future amortization of these intangible assets as of September 30, 2017:

(Dollars in thousands)
Remaining 2017	$5,209
2018	13,189
2019	5,949
2020	2,256
2021	757
$27,360

6. Senior and Subordinated Debt

The components of our combined senior debt as of September 30, 2017 and December 31, 2016, consist of the following:

	September 30, 2017	December 31, 2016
	(Dollars in thousands)
Revolving credit facilities and senior secured loan:
JHPDE Facility	$148,800	$135,800
Atalaya Facility	42,484	32,824
NCA Atalaya Facility	34,566	21,949
Credit Control Facility	2,815	4,213
CMAX FP III Credit Facility	—	397
CMAX FP IV Credit Facility	5,618	13,139
Senior secured loan, net of debt issuance costs of $1,665	48,851	—
Total	$283,134	$208,322

Subordinated Debt:
Loans payable:
JHPDE-11% (1)	$23,415	$23,415
JHPDE-12% (2)	23,737	23,442
JHPDE-12% (3)	1,500	1,500
Total Subordinated debt	48,652	48,357
Total Senior and subordinated debt	$331,786	$256,679

(1)	11.0% note payable to an unrelated third-party with monthly interest only payments; principal and interest are due December 31, 2017; the note is personally guaranteed by a member and a related party.

(2)	12.0% notes payable to various unrelated third-parties with monthly interest only payments; principal and interest are due on various dates in 2017 and 2018; the notes are personally guaranteed by a member and a related party.

(3)	12.0% notes payable to unrelated third parties with monthly interest only payments; principal and interest are due on various dates in 2017.

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Revolving Credit Facilities

JHPDE Credit Agreement: On October 31, 2013, JHPDE entered into a revolving credit facility agreement with The PrivateBank and Trust Company, who serves as the administrative agent, and a syndicate of lenders named therein, which was amended and restated on June 20, 2016, and further amended on October 31, 2016, and December 29, 2016, to add lenders, increase the amount available from $40.0 million in increments up to the total available amount of $182.0 million at December 31, 2016, and amend certain of the restrictive covenants ("the JHPDE Facility"). The JHPDE Facility allows for advances up to $182.0 million, so long as the aggregate principal amount of such advances does not exceed the borrowing base allowable and subject to compliance with applicable debt covenants. The JHPDE Facility matures on June 20, 2019, and is collateralized by pledged interest in JHPDE's total assets. The unused portion of the facility was $33.2 million and $2.0 million as of September 30, 2017 and December 31, 2016, respectively. The revolving credit facility bears interest at the prime rate plus 2% or LIBOR plus 4.5%.

The Credit Agreement contains the following customary covenants, including requiring JHPDE to maintain a (i) senior leverage ratio covenant of indebtedness to net cash ratio less than 2.50; (ii) fixed charge coverage ratio of free cash flow to interest expense greater than 2.0; (iii) minimum portfolio collection progress greater than 85%; (iv) required excess collateral availability of no less than 2.5% of the senior borrowing base amount any time between June 29, 2017 and December 31, 2017; no loss than 5% of the senior borrowing base amount anytime between January 1, 2018 and June 30, 2018; and no less than 7.5% of the senior borrowing base amount any time on or after July 1, 2018; (v) book leverage ratio of net worth to senior debt less than 3.25; (vi) ERV (“Estimated Recovery Value”) leverage ratio of aggregate revolving credit exposure to ERV valuation less than 75%; and (vii) a minimum net worth of not less than $35.0 million. JHP was in compliance with all covenants at September 30, 2017.

The JHPDE Facility agreement was amended in January 2017, to allow for advances up to $137.0 million through March 31, 2017, and then decreasing to $127.0 million on April 1, 2017, and further amended in February 2017, to allow for advances up to $157.8 million through March 31, 2017 and adjusting down to $147.8 million from April 1, 2017 and thereafter.

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Second Amended and Restated Credit Agreement: On June 29, 2017, JHPDE entered into the Second Amended and Restated Credit Agreement, a Credit Agreement originally entered into on October 31, 2013, with the PrivateBank and Trust Company, as administrative agent for a syndicate of lenders named therein. The amendment allows us to borrow in increments of $0.5 million, up to a maximum of $182.0 million, and provides for an incremental facility, under which we may be able to request an increase in the aggregated maximum borrowing limit up to $300.0 million. The facility is subject to a 0.5% commitment fee and outstanding borrowings bear interest at LIBOR plus a margin of 4.5%. The agreement expires on June 20, 2019. We can terminate the agreement at any time, but we have to give the agent a five business day advance written notice.

We amended the Second Amended and Restated credit agreement with CIBC Bank USA, formerly The PrivateBank and Trust Company, on each of December 9 and 28, 2017, to, among other things, decrease interest on borrowings to LIBOR plus a margin of 3.75%, depending on the leverage ratio, and amend certain restrictive covenants. See Note 12. Subsequent Events for further discussion.

Century Financial Partners, LLC Senior Secured Revolving Loan Facility: On August 30, 2016, Century FP, entered into a senior secured revolving loan facility with a capital management company, Atalaya Asset Income Fund III, LP ("the Atalaya Facility"). The Atalaya Facility provides for a maximum loan of $50.0 million, to be used for acquisition of debt enrollment agreements from Approved Marketers, as defined in the agreement. The revolving period in Atalaya Facility expires on August 30, 2018 ("Initial Revolving Period"), with a loan principal maturity date of August 30, 2020. ("Maturity Date"). Available funds are determined using a borrowing base calculation at a certain percentage of the eligible unsettled accounts. The agent and lenders collectively have the ability to increase the maximum loan amount in $25.0 million increments, up to an aggregate total amount equal to $100.0 million, at any time during the first 18 months. Each incremental $25.0 million increase to the facility maximum loan amount extends the revolving credit period by 24 months ("Extended Revolving Period"), and also extends the maturity date to 18 months after the expiration of the Extended Revolving Period. Proceeds borrowed under the Atalaya Facility are subject to a 0.5% original issue discount fee. During the Initial Revolving Period, the interest rate is LIBOR plus 12.0%. In the event the revolving credit period is extended beyond the Initial Revolving Period, interest is charged at the lessor of (i) LIBOR plus a spread of 11.0% or 10.0% on borrowings after the Initial Revolving Period, depending on the time the proceeds are borrowed, or (ii) a maximum rate, as defined by the agreement. The agreement specified that LIBOR will be no less than 1%. The agreement also calls for a quarterly administrative fee of $10,000. After the Initial Revolving Period, or as applicable the Extended Revolving Period, the Atalaya Facility may be prepaid subject to the payment of an exit fee of $3.0 million if the maximum loan amount is $50.0 or $4.0 million if the maximum loan amount is greater than $50.0 million, less cumulative interest, original issue discount and other fees previously paid at the time of prepayment.

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As of September 30, 2017, and December 31, 2016, we had borrowed $42.5 million and $32.8 million, respectively, under the facility and the interest rate was 13.0%. The unused portion of the loan facility was $7.5 million as of September 30, 2017.

We must segregate into a collateral account debt settlement payments collected under any debt enrollment agreement purchased from borrowings under the Atalaya Facility. The funds are used to pay amounts as they become due under the Facility, including fees and interest. The settlement fees can be used to pre-pay $100,000 at any time, subject to a fee, but a two-day advance written notice must be given to the agent. We had segregated $2.1 million and $0.9 million into the collateral account at September 30, 2017 and December 31, 2016, respectively.

The Atalaya Facility agreement contains customary covenants and events of default, that, among other things, restricts Century FP's ability to make loans, acquire material assets, merge, dissolve, commingle or liquidate assets. We were in compliance with the covenants at September 30, 2017.

New Credit America Revolving Credit Facility: On March 13, 2015, a subsidiary of NCA, entered into a revolving credit facility with Atalaya Administrative LLC, as senior lender (such agreement as later amended or modified) ("the NCA Atalaya Facility"). The initial revolving credit facility allowed for advances up to $25.0 million, subject to a $0.4 million original issue discount. On April 21, we amended and extended the NCA Atalaya Facility and increased the maximum advance facility to $50.0 million. The revolving period expires on April 21, 2019, extended from March 2017 ("Initial Revolving Period"), with a loan principal maturity date of October 21, 2020. Available funds are determined using a borrowing base calculation at a certain percentage of the eligible receivables balances. Outstanding advances are collateralized by a pledged interest in all assets of NCA. The subsidiary may increase the maximum advance facility in $25.0 million increments up to an aggregate maximum loan amount of $100.0 million, by mutual agreement between the subsidiary and Atalaya Administrative LLC at any time on, or prior to, December 1, 2017 ("Facility Increase"). Each incremental Facility Increase extends the revolving credit period by 24 months ("Extended Revolving Period") and also extends the maturity date to 18 months after the expiration of the Extended Revolving Credit Period. We had $15.4 million available under the facility as of September 30, 2017. During the Initial Revolving Period, the interest rate was LIBOR plus 12.5%. During the Extended Revolving Period, interest is charged at the lessor of (i) LIBOR plus a spread of 11.0% or 10.0% on borrowings after the Initial Revolving Period, depending on the time the proceeds are borrowed, or (ii) a maximum rate, as defined by the agreement. The agreement specifies that LIBOR will be no less than 1.0%. We can pre-pay at any time, subject to an exit fee of $6.0 million, less the cumulative amount of all interest and loan fees paid since the life of the credit facility.

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The agreement requires loan payments collected under any loan agreement pledged under the NCA Atalaya Facility to be deposited into a collateral account. The funds are used to pay amounts as they become due under the Facility, including fees and interest. At September 30, 2017 and December 31, 2016, we had segregated $1.7 million and $1.2 million, respectively, into the collateral account.

The NCA Atalaya Facility agreement contains customary covenants and events of default, that, among other things, restricts NCA and its subsidiary's ability to incur indebtedness, create liens, merge, dissolve, declare and pay dividends, enter into transactions with affiliates, dispose of any collateral, and enter into guarantees. We were in compliance with the covenants at September 30, 2017.

Credit Control, LLC Credit Facility Agreement: In October 2013, Credit Control, entered into a separate credit facility agreement with The PrivateBank and Trust Company (such agreement as later amended or modified to change guarantors, modify certain restricted covenants, and increase amount available) (the "Credit Control Facility"). The Credit Control Facility agreement allows for advances up to $3.5 million and an acquisition term loan of $1.5 million both maturing on October 31, 2019. Outstanding advances are collateralized by a pledged security interest in all assets of Credit Control. The unused portion of the facility was $1.8 million and $0.7 million as of September 30, 2017 and December 31, 2016, respectively. The revolving credit facility bears interest at the prime rate plus 1.5% or LIBOR plus 4.0%.

The Facility Agreement contains customary covenants. For the year ended December 31, 2016, Credit Control LLC was required to maintain a: (i) senior leverage ratio below 2.25 at September 30, 2017 and 2.0 at December 31, 2017 and thereafter; (ii) fixed charge ratio greater than 1.5; and (iii) net worth of the Company greater than approximately $4.5 million. We were in compliance with those covenants at September 30, 2017.

CMAX Finance Partners III, LLC Atalaya Loan and Security Agreement: On June 18, 2014, CMAX FP III entered into a loan and security agreement with Atalaya Asset Income Fund II, LP, as amended on July 26, 2016, to increase the maximum amount available and extend the revolving period ("CMAX FP III Credit Facility"). The CMAX FP III Credit Facility allowed for advances up to $30.4 million. Outstanding advances were guaranteed by CreditMax Holdings, LLC and collateralized by a pledged interest in all assets of CMAX FP III and CreditMax Holdings, LLC. The revolving credit facility bore interest at 15% on the first $3.0 million and 11% on the outstanding amount due up to $30.4 million. The loan was paid in full in January 2017.

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CMAX FP IV, LLC Advantage Capital Management Loan and Security Agreement: On April 28, 2016, CMAX IV entered into a loan and security agreement with Advantage Capital Management with Ability Insurance Company and Haymarket Insurance Company as lenders ("CMAX FP IV Credit Facility"). The CMAX FP IV Credit Facility allows for advances up to $15.0 million, maturing on April 28, 2018. Outstanding advances are collateralized by pledged interest in all assets of CMAX FP IV. The revolving credit facility bears interest at 7%. The unused portion of the facility was approximately $9.4 million and $1.9 million at September 30, 2017 and December 31, 2016, respectively.

The agreement requires loan payments collected under any loan agreement pledged under the CMAX FP IV Credit Facility to be deposited into a collateral account. The funds are used to pay amounts as they become due under the Facility, including fees and interest. We had segregated $0.4 million and $0.7 million into the collateral account at September 30, 2017 and December 31, 2016, respectively.

The CMAX FP IV Credit Facility agreement contains customary events of default and restrictive covenants that restricts CMAX FP IV's ability to, among other things, incur indebtedness, create liens, and pay dividends. We were in compliance with those covenants at September 30, 2017.

JHCG Holdings, LLC Senior Secured Loan:

On June 29, 2017, we entered into a $50.0 million Senior Secured Loan with Citibank ("the Senior Secured Loan"). The Senior Secured Loan bears interest based on 3-month LIBOR plus the drawn margin of 7.0% per annum and 4.0% PIK to be added to the outstanding principal balance and is scheduled to mature at the earliest of (i) June 19, 2018; (ii) the declaration of any event of default; or (iii) a change of control event. In addition, as collateral for the Senior Secured Loan, we have provided Citibank with (i) a perfected first priority lien on any and all of our current and future assets; and (ii) a first priority pledge of our membership interests, JHPDE, CMAX, and Credit Control.

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We are required to maintain compliance with certain financial covenants with respect to the Senior Secured Loan including (i) a senior leverage ratio of no greater than 2.50 to 1.00; (ii) a fixed charge coverage ratio of not less than 2.00 to 1.00; (iii) minimum portfolio collection progress of no less than 85.0%; (iv) required excess collateral availability of no less than 2.5% of the senior borrowing base amount any time between June 29, 2017 and December 31, 2017; no less than 5.0% of the senior borrowing base amount any time between January 1, 2018 and June 30, 2018; and no less than 7.5% of the senior borrowing base amount any time on or after July 1, 2018; (v) a book leverage ratio of no greater than 3.00 to 1.00 from June 30, 2017 and thereafter; (vi) a combined estimated recovery value (ERV) leverage test whereby the sum of the senior borrower’s aggregate revolving credit exposure as of the effective date of any ERV valuation and the outstanding principal amount of the Senior Secured Loan shall not exceed 90.0% of any ERV valuation; and (vii) the senior borrowers net worth shall not be less than $35.0 million at any time. We were in compliance with those covenants at September 30, 2017.

We are in the process of restating our previously issued financial statements to address material errors in those financial statements. As a result of these restatements, we are in technical violation of certain terms of our credit facilities, as well as state licensing laws and regulations. We are in discussion with our lenders and regulators to address these technical violations, and we believe that such restatements and technical violations will not have a material adverse effect on our operations or capital sources.

Future Servicing of Debt Financing Agreements

At September 30, 2017, we have $13.9 million of cash and restricted cash and $102.3 million available to us under our revolving credit facilities to service our debt financing agreements for at least the next 12 months.

Financing Arrangements entered into with Related Parties

We disclose financial arrangements entered into with related parties separately on our Unaudited Interim Condensed Combined Balance Sheets. See Note 9 - Related Party Transactions for a detailed discussion.

7. Participation Liabilities

The following is a summary of participation interests in finance receivables, secured finance receivables, and consumer consolidation and commercial loan receivables sold to third-parties that are considered to be failed sale participations:

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	September 30, 2017
Underlying Collateral	Total Secured Borrowing	Total Collateral	Weighted Average Percentage of Collections Paid
Finance receivables, net	$1,301	$2,928	11.7%
Secured receivables, net	3,472	7,620	18.4%
Consumer consolidation loans	1,929	34,487	4.5%
Commercial loans	6,866	6,925	98.7%
Total	$13,568	$51,960

	December 31, 2016
Underlying Collateral	Total Secured Borrowing	Total Collateral	Weighted Average Percentage of Collections Paid
Finance receivables, net	$714	$2,863	9.6%
Secured receivables, net	6,927	13,902	42.5%
Consumer consolidation loans	1,101	15,233	2.4%
Commercial loans	2,237	3,209	65.8%
Total	$10,979	$35,207

8. Variable Interest Entities

We have determined we are the primary beneficiary in, and we consolidate into our Unaudited Interim Condensed Combined Financial Statements, VIEs mentioned below, because we have the power to direct the activities of the VIEs that most significantly affect the economic performance of the VIEs, and we have the obligation to absorb losses and the right to receive benefits that could be potentially significant to some of the VIEs.

A summary of VIEs is as follows:

CreditMax Holdings, LLC – CMAX’s purpose is to be the servicer, underwriter, and originator of loans. We owned 19.7% and 12.8% of the equity in CMAX as of September, 30 2017 and December 31, 2016, respectively. We determined that CMAX is a VIE because it does not have sufficient equity at risk to finance its operations without additional financial support. We and our related parties provide subordinated support to CMAX. We consolidate CMAX as a result of having a controlling financial interest.

Next Level Finance Partners, LLC – NLFP provides equity and debt financing to borrowers and makes other investments from time to time. We owned 80% of the equity in NLFP as of September 30, 2017 and December 31, 2016. NLFP is a VIE because it does not have sufficient equity at risk. NLFP’s operations are primarily financed through debt provided by us, our related parties, and the other equity investor in NLFP. We consolidate NLFP based on our majority equity ownership which provides us with a controlling financial interest.

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

JH Reviver, LLC – In 2014, we formed JH Reviver to purchase charged-off consumer loan portfolios from financial institutions. We held 80% of the equity in JH Reviver as of September 30, 2017 and December 31, 2016. As the manager of JH Reviver, we direct the activities that most significantly affect the economic performance of JH Reviver which include approving the purchase of loans, appointing the servicer, and the day-to-day operations of JH Reviver. We receive a fee for providing these management services. The other equity investor does not have substantive participating rights or kick-out rights that prevent us from directing the significant activities of JH Reviver. We determined that JH Reviver is a VIE because power over the entity is through our role as the manager and not through the equity at risk. We consolidate JH Reviver based on our majority equity ownership which provides us with a controlling financial interest.

JH Portfolio Debt Equities 4, LLC – In 2013, we formed JHPDE 4 to engage in the business of purchasing charged-off consumer loan portfolios from financial institutions. We held over 96% of the equity in JHPDE 4 as of September 30, 2017 and December 31, 2016. Additionally, we manage JHPDE 4 and, as such, we direct the activities that most significantly affect the economic performance of JHPDE 4, including approving the purchase of loans, appointing the servicer, and the day-to-day operations of JHPDE 4. The other equity investor does not have substantive participating rights or kick-out rights that prevent us from directing the significant activities of JHPDE 4. We determined that JHPDE 4 is a VIE because power over the entity is through our role as the manager and not through the equity at risk. We consolidate JHPDE based on our controlling financial interest.

JH Met Asset Entity, LLC – In 2016, we formed JH Met Asset Entity, LLC to purchase charged-off consumer loan portfolios from financial institutions. We hold a 50% equity interest in JH Met Asset Entity, LLC as of September 30, 2017 and December 31, 2016, and we charge a fee for servicing the portfolios held by the entity. The other equity investor’s equity is not at risk because it is prevented from participating significantly in profits and losses of JH Met Asset Entity, LLC. The other equity investor is promised a stated rate of return and also has the ability to put its equity to us at a price above fair market value. Our equity is the only at risk equity invested in JH Met Asset Entity, LLC. This at-risk equity is not sufficient to fund JH Met Asset Entity, LLC’s operations and as such it is a VIE. We are able to direct the activities that most significantly affect the economics of JH Met Asset Entity, LLC such as the purchasing and servicing of portfolios. We consolidate JH Met Asset Entity, LLC based on our controlling financial interest in the entity.

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

JH CX Asset Entity, LLC – In 2016, we formed JH CX Asset Entity, LLC to purchase charged-off consumer loan portfolios from financial institutions. JH CX Asset Entity, LLC derives its revenues from the payments made on the portfolios. We hold a 50% equity interest in JH CX Asset Entity, LLC as of September 30, 2017 and December 31, 2016, and we charge a fee for servicing the portfolios held by the entity. JH CX Asset Entity, LLC was capitalized with minimal equity investment and its operations are primarily funded through debt. As such, the entity is a VIE. We are able to direct the activities that most significantly affect the economics of JH CX Asset Entity, LLC such as the purchasing and servicing of portfolios. We consolidate JH CX Asset Entity, LLC based on our controlling financial interest in the entity.

We do not have any variable interest in any other entity determined to be a VIE that is not included in our Unaudited Interim Condensed Combined Financial Statements.

9. Related Party Transactions

We enter into related party transactions in the normal course of business. These transactions are primarily related to borrowing and lending of funds, charges for operational support, profit sharing agreements, and participation interests. We have also provided loans to certain of our officers and executives.

We had the following notes and accounts receivable with related parties:

	September 30, 2017	December 31, 2016
	(Dollars in thousands)
Notes receivable(1)	$2,313	$2,458
Profit sharing receivable	3,838	3,838
Service and cost sharing receivable	2,725	3,250
Accounts receivable and other(2)	636	381
Total Notes and accounts receivable - related-parties	$9,512	$9,927

(1)This balance includes note receivables from officers, and current and former employees.

(2) The accounts receivable and other balance includes: a subscription receivable from one of NLFP’s managing members interest receivable and various reimbursements in the normal course of business for administrative and managerial services.

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

Note Receivable

During 2016, JHPDE entered into a $1.3 million note agreement with a related party. The note bears interest of 18% per annum for which unpaid interest will be compounded and added to the principal annually. The note matures on December 31, 2017. As of September 30, 2017, the note has an outstanding balance of $1.3 million.

Profit Sharing Arrangement

In 2010, Credit Control and JHPDE entered into a profit sharing arrangement whereby JHPDE agreed to provide Credit Control a percentage of certain eligible net collections of JHPDE, contingent on certain criteria, hurdles and benchmarks. On December 31, 2014, Credit Control, JHPDE, and Douglas C. Jacobsen entered into an assignment, assumption, and mutual release agreement whereby Mr. Jacobsen agreed to assume and be solely responsible for the payment of the accrued and unpaid amount of the profit sharing as of December 31, 2014 (the “Unpaid Pre-2015 Profit Sharing Amount”) to Credit Control. Effective the same day, a related party assumed and became solely responsible for the payment to Credit Control of the Unpaid Pre-2015 Profit Sharing Amount. As of September 30,2017 and December 31, 2016, the Unpaid Pre-2015 Profit Sharing Amount owed to Credit Control was $3.8 million.

Service and Cost Sharing Agreement

On March 14, 2015, Credit Control entered into a service and cost sharing agreement with a related party, which was terminated on December 31, 2016 Credit Control provided support and other services and is reimbursed for actual costs. Reimbursements of $0.8 million for the nine months ended September 30, 2017 and $1.4 million for the nine-months ended September 30, 2016, respectively, were recorded as an offset to operating expenses within the Unaudited Interim Condensed Combined Statements of Operations. The fee receivable as of September 30, 2017 and December 31, 2016 was $2.7 million and $3.3 million, respectively.

We had the following notes and accounts payable with related parties as of the following dates:

	September 30, 2017	December 31, 2016
	(Dollars in thousands)
Notes and interest payable – related-parties	$20,264	$16,438
Accounts payable – related-parties	1,049	314
Total Notes and accounts payable - related-parties	$21,313	$16,752

Next Level Finance Partners, LLC Credit Agreement

On December 24, 2014, NLFP entered into an amended and restated credit agreement with Metropolitan Equity Partners Management, LLC (“Metropolitan”), a minority member, as an agent for the non-revolving credit line up to $10.0 million. On December 18, 2015, the loan agreement was amended to increase the non-revolving credit line to $19.0 million. Certain lenders under this agreement were related parties and certain lenders were third-parties. The interest rate on the loan was 15% and was secured by all assets of NLFP and New Credit America, LLC.

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

On August 30, 2016, NLFP paid off the non-revolving credit line and all outstanding interest and fees with Metropolitan. On the same day, NLFP entered into a new loan agreement for a credit line up to $10.0 million with Metropolitan amendened on August 28, 2017, to increase the credit line to 13.5 million. Similar to previous arrangements, certain lenders under this agreement are related parties and certain lenders are third-parties. The interest rate is 15% for all lenders but one related party lender for which the interest rate is 18% per annum, due monthly. Advances totaled $13.5 million as of September 30, 2017. On January 15, 2018, we amended the NFLP Credit agreement to increase the limit to $16.0 million and extend the maturity date to April 15, 2018.

CMAX FP IV Note

On April 28, 2016, CMAX FP IV entered into a loan agreement ("Mezzanine Notes Payable") with three lenders that provides financing up to a maximum loan amount of $5.5 million. One of the lenders is a related party through common ownership as well as the managing member of CMAX FP IV. The loan matures on April 3, 2019 and is secured by a second priority lien on all assets of CMAX FP IV (subordinate to a senior notes payable). Interest accrues monthly in arrears at a per annum rate equal to the lesser of (i) 20% (the calculated rate) and (ii) the maximum rate as defined in the note agreement. The outstanding balance and interest payable on the applicable portion of the related party’s balance of the mezzanine notes payable was $5.5 million and $5.2 million, as of September 30, 2017 and December 31, 2016, respectively.

Century Note Payable

In October 2015, Century entered into an agreement with a related party for a loan of $1.2 million, proceeds of which were advanced between October 2015 and November 2015 to facilitate increased purchases of debt enrollment agreements. Interest on outstanding borrowings accrues at a rate of 18% per annum and is payable monthly. This note was amended and restated on August 30, 2016 to extend the maturity date to 180 days after August 30, 2020. The outstanding balance was $0.6 million and $1.4 million as of September 30, 2017 and December 31, 2016, respectively.

As part of our transactions with related parties, we recorded the following amounts in our Unaudited Interim Condensed Combined Statements of Operations:

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

	For the nine months ended September 30,
	2017	2016
	(Dollars in thousands)
Operating expenses (1)	$4,741	$8,160
Interest expense	3,938	8,665
Other income, net	1,810	859

(1) Operating expenses include amounts for rent as well as general and administrative costs related to operational support.

On August 5, 2008, Credit Control leased 10,430 square feet of office space from a related party. The lease term expires on September 30, 2018. Total related party rent expenses was $0.4 million and $0.6 million for the nine months ended September 30, 2017 and 2016, respectively.

10. Commitments and Contingencies

Leases

Commitments for minimum lease payments for various office facilities under non-cancellable operating leases as of September 30, 2017, are as follows (in thousands):

2017	$1,999
2018	2,051
2019	1,799
2020	1,650
2021	946
Thereafter	4,152
$12,597

Our rent expense under operating leases was $1.6 million and $1.7 million for the nine months ended September 30, 2017 and 2016, respectively.

Contingencies

Our contracts to purchase finance receivables and secured finance receivables include representations and warranties related to our collection practices, and they also to some extent contain our other financial and liquidity measure requirements that if breached have various remediation consequences, including requirement to transfer the receivables to the original seller at agreed upon prices.

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

Legal Proceedings

Our industry is subject to scrutiny by government regulators, which could result in enforcement proceedings or litigation related to regulatory compliance matters. We are also a party to various legal claims, proceedings and regulatory matters, in the normal course of our business. We do not believe the outcome of these matters, individually or in the aggregate will be material to our Unaudited Interim Condensed Combined Financial Statements.

On May 5, 2017, Southwestern Investors Group, LLC ("SWI") filed a complaint against JHPDE in the Supreme Court of Erie County, New York - 2nd Circuit, for breach of contract, fraudulent misrepresentation, and injunctive relief, wherein SWI claimed ownership of certain loans owned by JHPDE.  On August 30, 2017, we filed a notice of motion to dismiss SWI’s claims against us and on September 1, 2017, we answered SWI's complaint and filed counterclaims against SWI. On December 21, 2017, the court granted our motion to dismiss all of SWI's claims except those related to ownership claims to the loans.  On February 2, 2018, we filed a motion for summary judgment requesting that the court declare us as the owner of all loans in dispute.  If SWI were to prevail, we could be forced to transfer ownership of the loans to SWI and could be liable for damages, which could have a material adverse effect on our results of operations.  We believe that we have substantial defenses on the merits and will vigorously defend against SWI's claim of ownership.  We also believe we have strong counterclaims against SWI and will vigorously pursue them.

11. Segment Information

We operate in two reportable segments: (i) Debt Purchasing and Collections and (ii) Advocacy and Lending Services. The reportable segments represent businesses for which separate financial information is utilized by the chief operating decision maker ("CODM") for purposes of allocating resources and assessing performance.

Debt Purchasing and Collections

Our largest segment is Debt Purchasing and Collection. This segment consists of three primary services operated through three companies described below: debt buying, debt collections and commercial lending to other third-party debt buyers.

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

JHPDE is a wholly-owned subsidiary of JH Capital, and purchases charged off consumer debt from major financial institutions, including credit card, consumer installment loans and small business loans.

Credit Control is a nationally licensed, full-service collection agency that collects past-due accounts receivable balances for JHPDE and for approximately 300 first- and third-party clients, who are some of the largest creditors in the country. JHPDE currently owns 60.0% of Credit Control.

CMAX operates a specialty lending platform that provides capital to third-party debt buyers purchasing defaulted consumer debt.

Advocacy and Lending Services

Our second business segment is Advocacy and Lending through which we offer debt settlement and consumer lending services through the companies described below.

Century provides national debt settlement services to consumers having trouble making required payments on their unsecured debts, primarily credit card debt. Century negotiates with lenders on behalf of consumers to settle their debt in full at a discounted amount. For many consumers in default with various lenders, this advocacy service is a non-bankruptcy debt resolution option.

NCA is the consumer lending arm of our Advocacy and Lending segment. NCA facilitates consolidation loans for qualified consumers in Century’s debt settlement program, to consumers in other third-party debt settlement programs, and also to applicants responding to an SMG direct to consumer marketing campaign. NCA facilitates for these loans to be originated by an issuing bank partner, from which NCA then purchases and services the loans. NCA leverages sophisticated credit algorithms with public and alternative data sets to identify those consumers who have initiated a debt settlement program with their creditors.

We assess segment performance based on total revenues and operating income (loss). Total revenue and operating income (loss) by reportable segment are as follows:

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JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

	For the nine months ended September 30, 2017
	Debt Purchasing and Collections	Advocacy and Lending Services	Eliminations	JH Capital
	(Dollars in thousands)
Revenue:
Revenue from finance receivables, net	$26,142	$—	$—	$26,142
Loan interest income, net	3,670	6,120	—	9,790
Collection fee revenue	22,823	—	—	22,823
Debt settlement revenue	—	31,247	—	31,247
Fee and other revenue	3,124	815	(1,130)	2,809
Total revenues	55,759	38,182	(1,130)	92,811

Operating expenses:
Compensation and benefits	20,510	10,980	—	31,490
Collection expenses	25,361	—	—	25,361
Depreciation and amortization	739	15,745	—	16,484
Other general and administrative	25,614	6,919	(995)	31,538
Total operating expenses	72,224	33,644	(995)	104,873
Loss from operations	$(16,465)	$4,538	$(135)	$(12,062)

Interest expense	$16,792	$9,350	$(135)	$26,007

	For the nine months ended September 30, 2016
	Debt Purchasing and Collections	Advocacy and Lending Services	Eliminations	JH Capital
	(Dollars in thousands)
Revenue:
Revenue from finance receivables, net	$19,767	$—	$—	$19,767
Loan interest income, net	3,494	2,633	—	6,127
Collection fee revenue	18,282	—	—	18,282
Debt settlement revenue	—	16,682	—	16,682
Fee and other revenue	4,674	1,363	(1,280)	4,757
Total revenues	46,217	20,678	(1,280)	65,615

Operating expenses:
Compensation and benefits	17,159	6,880	—	24,039
Collection expenses	28,582	—	—	28,582
Depreciation and amortization	773	9,121	—	9,894
Other general and administrative	14,701	5,301	(845)	19,157
Total operating expenses	61,215	21,302	(845)	81,672
Loss from operations	$(14,998)	$(624)	$(435)	$(16,057)

Interest expense	$13,190	$6,397	$(434)	$19,153

F-92

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

	September 30, 2017				December 31, 2016
	Debt Purchasing and Collections	Advocacy and Lending Services	Eliminations	JH Capital Group	Debt Purchasing and Collections	Advocacy and Lending Services	Eliminations	JH Capital Group
Assets	$144,520	$88,750	$(281)	$232,989	$114,155	$61,662	$(667)	$175,150

We derive all our revenues from customers located in the United States, and we did not earn revenues from transactions with any one customer that amounted to more than 10% of our total revenue during the nine months ended September 30, 2017 and 2016, respectively. In addition, all of our long-lived assets were resident in the United States as of September 30, 2017 and December 31, 2016.

Goodwill of $0.2 million was allocated to the Advocacy and Lending segment for the years ended December 31, 2016 and 2015. Goodwill of $1.2 million was allocated to the Debt Purchasing and Collections segment for the years ended December 31, 2016 and 2015.

12. Subsequent Events

We have evaluated subsequent events through February 14, 2018 the date the Unaudited Interim Condensed Combined Financial Statements were available to be issued and except for the following matters, no subsequent events requiring accrual or disclosure were identified.

Senior Secured Delayed Draw Credit Facility

On December 28, 2017, one of our combined entities, JH Portfolio Debt Equities I, LLC (“JHPDE I”), entered into a four-year Senior Secured Delayed Draw Credit Facility with Fortress Credit Corp. (“Fortress”) (“the Secured Facility”). All of JHPDE I's assets are pledged as collateral. We can use the Secured Facility to borrow in an aggregate amount up to $100.0 million for the purchase of portfolios of receivables. Repaid principal amounts do not become available for re-borrowings. We may have the option to increase the amount available at the discretion of Fortress, subject to a fee of 1.0% of the incremental amount made available. The Secured Facility provides for interest rates based on one-month LIBOR plus a margin of 9.785%, plus a 1.0% initiation fee and 0.5% facility fees on the unused balance. We can terminate the Secured Facility at any time, subject to a termination fee prior to December 28, 2020.

F-93

JH Capital

Notes to Unaudited Interim Condensed Combined Financial Statements (continued)

The Secured Facility Agreement provides for customary events of default including, but not limited to, the failure to pay scheduled principal and interest payments on the borrowings, and the failure to comply with covenants and agreements specified in the Secured Facility Agreement. Additionally, the Secured Facility Agreement imposes limits on JHPDE I's ability to incur indebtedness and pay dividends. JHPDE I is required to maintain a minimum liquidity balance of $2.0 million, a maximum Loan-to-Aggregate-Estimated-Retail-Value of 45.0%, and a minimum adjusted tangible net worth.

In conjunction with JHPDE I entering into the Secured Credit Facility, Easterly Acquisition Corp. issued to Fortress warrants to purchase 880,000 shares of common stock at an exercise price of $11.50, 440,000 of which vested immediately, and the remaining will vest ratably over four years, concurrent with funds borrowed under the Secured Credit Facility, but not before 30 days after the Public Transaction is completed. The Warrant Agreement includes a cashless exercise option under which Fortress is able to exercise a net number of shares, determined using the average of the volume weighted averages of the trading price of the common stocks on the primary exchange the stock is listed. The warrants expire five years after the closing of the Public Transaction. In the event the Public Transaction is not consummated, the warrants become exchangeable for warrants to purchase membership interests in a related party entity, Jacobsen Credit Holdings, LLC, ("JHC"), aggregating 3.19% of the total equity interest of JCH at December 28, 2017.

Amendment to NLFP Credit Agreement

On January 15, 2018, we amended the NFLP Credit agreement originally entered into with Metropolitan on August 30, 2016, as amended, to increase the limit to $16.7 million and extend the maturity date to April 15, 2018.

F-94

Annex A

INVESTMENT AGREEMENT

by and among

JH CAPITAL GROUP HOLDINGS, LLC,

JACOBSEN CREDIT HOLDINGS, LLC,

NJK HOLDING LLC,

KRAVETZ CAPITAL FUNDING LLC, and

EASTERLY ACQUISITION CORP.

Dated as of June 28, 2017

Page

Article I

THE TRANSACTIONS

Section 1.1	Contribution and Issuance of Units	Annex A-3
Section 1.2	Treatment of Investor Pre-Closing Common Stock and Investor Warrants	Annex A-4
Section 1.3	Investor Capitalization Certificate	Annex A-5
Section 1.4	Closing; Closing Deliverables	Annex A-5

Article II

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Section 2.1	Corporate Organization	Annex A-6
Section 2.2	Capitalization	Annex A-6
Section 2.3	Authority; Execution and Delivery; Enforceability; State Takeover Statutes	Annex A-7
Section 2.4	Consents and Approvals; No Conflicts	Annex A-8
Section 2.5	SEC Documents; Financial Statements; Undisclosed Liabilities	Annex A-9
Section 2.6	Absence of Certain Changes or Events	Annex A-11
Section 2.7	Information Supplied	Annex A-11
Section 2.8	Legal Proceedings	Annex A-12
Section 2.9	Compliance with Laws	Annex A-12
Section 2.10	No Employees or Benefit Plans	Annex A-12
Section 2.11	Properties	Annex A-13
Section 2.12	Taxes	Annex A-14
Section 2.13	Material Contracts	Annex A-14
Section 2.14	Intellectual Property	Annex A-15
Section 2.15	Indebtedness	Annex A-15
Section 2.16	Broker’s Fees	Annex A-15
Section 2.17	Investment Company Act	Annex A-15
Section 2.18	Stockholder Votes	Annex A-15
Section 2.19	Affiliate Transactions	Annex A-15
Section 2.20	Trust Account	Annex A-16
Section 2.21	Investment Purpose	Annex A-16
Section 2.22	No Other Representations or Warranties	Annex A-17

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1	Organization	Annex A-17
Section 3.2	Company Capitalization	Annex A-17

Annex A-ii

Section 3.3	Company Subsidiaries	Annex A-18
Section 3.4	Authority; Execution and Delivery; Enforceability	Annex A-19
Section 3.5	Consents and Approvals; No Conflicts	Annex A-19
Section 3.6	Reports; Financial Statements; Undisclosed Liabilities	Annex A-20
Section 3.7	Absence of Certain Changes or Events	Annex A-21
Section 3.8	Information Supplied	Annex A-21
Section 3.9	Legal Proceedings	Annex A-21
Section 3.10	Compliance with Laws	Annex A-21
Section 3.11	Employee Matters	Annex A-22
Section 3.12	Environmental Matters	Annex A-25
Section 3.13	Properties	Annex A-25
Section 3.14	Material Contracts	Annex A-26
Section 3.15	Taxes	Annex A-26
Section 3.16	Intellectual Property	Annex A-28
Section 3.17	Insurance	Annex A-30
Section 3.18	Broker’s Fees	Annex A-30
Section 3.19	Affiliate Transactions; Sufficiency of Assets	Annex A-31
Section 3.20	Agreements with Regulatory Agencies	Annex A-31
Section 3.21	Receivables	Annex A-31
Section 3.22	Hedging	Annex A-32
Section 3.23	Compliance with Trade Controls	Annex A-32
Section 3.24	Anti-Money Laundering	Annex A-33
Section 3.25	Ethical Practices	Annex A-33
Section 3.26	No Other Representations or Warranties	Annex A-34

Article IV

REPRESENTATIONS AND WARRANTIES
OF THE FOUNDING MEMBERS

Section 4.1	Organization	Annex A-35
Section 4.2	Authority; Execution and Delivery; Enforceability	Annex A-35
Section 4.3	Consents and Approvals; No Conflicts	Annex A-35
Section 4.4	Title to Interests	Annex A-36
Section 4.5	Legal Proceedings	Annex A-36
Section 4.6	Information Supplied	Annex A-36
Section 4.7	Broker Fees	Annex A-37
Section 4.8	Investment Purpose	Annex A-37
Section 4.9	No Other Representations or Warranties	Annex A-37

Article V

COVENANTS

Section 5.1	Investor Conduct of Businesses Prior to Closing	Annex A-38
Section 5.2	Company Conduct of Businesses Prior to the Closing	Annex A-40
Section 5.3	Regulatory Approvals	Annex A-42

Annex A-iii

Section 5.4	Preparation of the Transaction Proxy Statement; Investor Transaction Stockholders Meeting	Annex A-44
Section 5.5	Extension of Business Combination Deadline	Annex A-46
Section 5.6	No Solicitation; No-Shop	Annex A-47
Section 5.7	Publicity	Annex A-48
Section 5.8	Notification of Certain Matters	Annex A-49
Section 5.9	Access to Information	Annex A-49
Section 5.10	Commercially Reasonable Efforts	Annex A-50
Section 5.11	Directors’ and Officers’ Insurance and Indemnification	Annex A-51
Section 5.12	Control of Operations	Annex A-52
Section 5.13	Stock Exchange Listing	Annex A-52
Section 5.14	Section 16 Matters	Annex A-52
Section 5.15	Trust Account	Annex A-53
Section 5.16	Sponsor Lock-Up Restriction	Annex A-53
Section 5.17	Investor Stock Plan	Annex A-53
Section 5.18	Organizational Documents	Annex A-53
Section 5.19	Governance	Annex A-54
Section 5.20	Reorganization	Annex A-54
Section 5.21	Mezzanine Loans	Annex A-55

Article VI

CONDITIONS TO THE TRANSACTIONS

Section 6.1	Conditions to Obligations of Each Party	Annex A-55
Section 6.2	Conditions to Obligations of the Company and the Founding Members to Effect the Transactions	Annex A-56
Section 6.3	Conditions to Obligation of Investor to Effect the Transactions	Annex A-57

Article VII

TERMINATION

Section 7.1	Termination	Annex A-58
Section 7.2	Effect of Termination	Annex A-60
Section 7.3	Expenses	Annex A-60
Section 7.4	Procedure for Termination or Amendment	Annex A-60

Article VIII

MISCELLANEOUS

Section 8.1	Amendment and Modification	Annex A-60
Section 8.2	Extension; Waiver	Annex A-61
Section 8.3	Nonsurvival of Representations, Warranties and Covenants	Annex A-61
Section 8.4	Notices	Annex A-61
Section 8.5	Counterparts	Annex A-62

Annex A-iv

Section 8.6	Entire Agreement; Third Party Beneficiaries	Annex A-62
Section 8.7	Severability	Annex A-62
Section 8.8	Specific Performance	Annex A-63
Section 8.9	Assignment	Annex A-63
Section 8.10	Headings; Interpretation	Annex A-63
Section 8.11	Governing Law	Annex A-64
Section 8.12	Exclusive Jurisdiction	Annex A-64
Section 8.13	WAIVER OF JURY TRIAL	Annex A-64
Section 8.14	Trust Account Waiver	Annex A-64
Section 8.15	Definitions	Annex A-65

Annex A	Reorganization Steps	Annex A-73

Annex A-v

Index of Defined Terms

Defined Term	Section

Account Agreements	3.21(a)
Acquired Units	Preamble
Adverse Recommendation Change	5.4(b)
Affiliate	8.15
Agreement	Preamble
Amended Operating Agreement	Recitals
Anti-Boycott Regulations	3.23(a)
Antitrust Approvals	5.3(a)
Antitrust Filings	5.3(a)
Antitrust Law	8.15
Available Cash	8.15
Business Combination	2.2(c)
Business Combination Deadline	7.1(b)(ii)
Business Day	8.15
Business Financial Statements	3.6(a)
Century	Recitals
Class A Units	Recitals
Class B Members	Recitals
Class B Units	Recitals
Class B-1 Unit	Recitals
Class B-2 Unit	Recitals
Closing	1.4(a)
Closing Date	1.4(a)
Closing Sponsor Payments	5.15(b)
Code	2.10(a)
Company	Preamble
Company Acquisition Proposal	5.6(c)(i)
Company Benefit Plan	3.11(b)
Company Disclosure Letter	III
Company Licenses	3.10(b)
Company Material Adverse Effect	III
Company Software Products	3.16(h)
Company Subsidiary	8.15
Company Systems	3.16(g)
Confidentiality Agreement	8.15
Consents	2.4(a)
Contract	2.4(b)
Convertible Promissory Note	8.15
Credit Control	Recitals
DGCL	2.3(c)
DOJ	5.3(a)

Annex A-vi

EAR	3.23(a)
Environmental Laws	3.12
ERISA	2.10(a)
ERISA Affiliate	2.10(a)
Exchange Act	2.4(a)
Exchange Agreement	Recitals
Extension Amendment	2.18
Extension Amendment Meeting	5.5(a)
Extension Amendments Approvals	2.18
Extension Proxy Statement	5.5(a)
FCPA	3.25(a)
Filings	2.4(a)
Founding Members	Preamble
FTC	5.3(a)
GAAP	8.15
Governmental Entity	2.4(a)
Hazardous Substances	8.15
HSR Act	8.15
Improper Payment Laws	3.25(a)
Indebtedness	8.15
Indemnitee	5.11(a)
Indemnitees	5.11(a)
Intellectual Property	8.15
Interests	Recitals
Investment Amount	1.1(b)(i)
Investment Company Act	2.17
Investor	Preamble
Investor Acquisition Proposal	5.6(c)(ii)
Investor Benefit Plan	2.10(a)
Investor Board	2.3(b)
Investor Bylaws	2.1
Investor Capital Stock	2.2(a)
Investor Capitalization Certificate	1.3
Investor Charter	2.1
Investor Class A Common Stock	8.15
Investor Class B Common Stock	8.15
Investor Disclosure Letter	II
Investor Material Adverse Effect	II
Investor Post-Closing Capital Stock	2.2(b)
Investor Pre-Closing Capital Stock	2.2(a)
Investor Pre-Closing Common Stock	1.2(a)
Investor Preferred Stock	2.2(a)
Investor Recommendation	2.3(b)
Investor Restated Charter	Recitals
Investor SEC Documents	2.5(a)
Investor SEC Financial Statements	2.5(c)

Annex A-vii

Investor Stockholder Approvals	2.18
Investor Stockholders Meetings	5.4(b)
Investor Transaction Stockholders Meeting	5.4(b)
Investor Warrant	1.2(c)
IPO	2.20
Jacobsen Holdings	Preamble
JH Group Company	Recitals
JHPDE	Recitals
KCF	Preamble
Knowledge	8.15
Laws	8.15
Leased Property	3.13(b)
Liens	8.15
Material Adverse Effect	8.15
Material Contracts	8.15
Materially Burdensome Regulatory Condition	5.3(b)
Mezzanine Exchange	5.21
Mezzanine Exchanged Shares	5.21
Mezzanine Lenders	Recitals
Mezzanine Loan Exchange Agreement	5.21
Minority Interests	1.1(a)(ii)
Money Laundering Laws	3.24
Nasdaq	8.15
New Credit America	Recitals
New Operating Agreement	Recitals
NJK Holding	Preamble
NLFP	Recitals
NLFP Group Companies	Recitals
OFAC	3.23(a)
OFAC Regulations	3.23(a)
Open Source Software	8.15
Order	8.15
Outside Date	7.1(b)(ii)
Permitted Lien	8.15
Person	8.15
Pre-Closing Class B-1 Units	Recitals
Pre-Closing Class B-2 Units	Recitals
Pre-Closing Distribution	1.1(c)
Pre-Closing Units	Recitals
Premium Cap	5.11(c)
Prior Operating Agreement	Recitals
Pro Rata Share	8.15
Proceeding	8.15
Prohibited Fund	3.25(d)
Prospectus	8.14
Proxy Statements	5.4(a)

Annex A-viii

Real Property Leases	3.13(b)
Receivables	3.21(a)
Redemption Shares	1.2(a)
Registration Rights Agreement	Recitals
Release	8.15
Reorganization	Recitals
Representatives	5.4(a)
Required Governmental Consents	6.1(e)
Sarbanes-Oxley Act	2.5(d)
Schedule of Members	1.1(d)
SEC	2.4(a)
Securities Act	2.4(a)
Specified Action	5.3(b)
Sponsor	5.15(b)
Sponsor Letter	8.15
Subsidiary	8.15
Takeover Laws	2.3(c)
Tax Receivable Agreement	Recitals
Tax Return	8.15
Taxes	8.15
Transaction Agreements	8.15
Transaction Proxy Statement	5.4(a)
Transactions	Recitals
Trust Account	2.20
Trust Agreement	2.20
Trust Agreement Amendment	2.18
Trustee	2.20
Units	Recitals
WARN Act	3.11(h)
Warrant Agreement	1.2(c)

Annex A-ix

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of June 28, 2017 (this “Agreement”), is entered into by and among JH Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), NJK Holding LLC, a Delaware limited liability company and an entity controlled by Norman Kravetz (“NJK Holding”), Kravetz Capital Funding LLC, a California limited liability company and an entity controlled by Norman Kravetz (“KCF” and, together with Jacobsen Holdings and NJK Holding, the “Founding Members”), and Easterly Acquisition Corp., a Delaware corporation (“Investor”).

WITNESSETH:

WHEREAS, Jacobsen Holdings owns all of the issued and outstanding limited liability company interests of the Company (the “Interests”);

WHEREAS, the following companies (each, a “JH Group Company”) and their respective direct and indirect Subsidiaries comprise the business of JH Capital: JH Portfolio Debt Equities, LLC (“JHPDE”), Credit Control, LLC (“Credit Control”), Next Level Finance Partners, LLC (“NLFP”), Century DS, LLC (“Century”), New Credit America, LLC (“New Credit America”) and CreditMax Holdings, LLC;

WHEREAS, immediately prior to the execution and delivery of this Agreement, (a) the Limited Liability Company Agreement of the Company, dated as of December 6, 2016, was amended and restated (as so amended and restated, the “Amended Operating Agreement”) to provide for the withdrawal of Douglas Jacobsen as a member of the Company and the admission of Jacobsen Holdings as a member of the Company and (b) Jacobsen Holdings contributed all of its interests in JHPDE to the Company, which in turn contributed all of such interests of JHPDE to JHCG Holdings LLC, a wholly-owned Subsidiary of the Company;

WHEREAS, prior to the Closing, the Founding Members and the Company intend to and, subject to the terms, limitations and conditions set forth herein, have agreed to undertake, or cause to be undertaken, an internal reorganization in accordance with the steps set forth in Annex A attached hereto, pursuant to which (a) the following JH Group Companies and each of their direct and indirect Subsidiaries will become principally owned, directly or indirectly, by the Company: Credit Control, Century, New Credit America and CreditMax Holdings, LLC; (b) without duplication of the companies referenced in clause (a), the direct and indirect Subsidiaries of NLFP will become principally owned, directly or indirectly, by the Company (such Subsidiaries, the “NLFP Group Companies”) and (c) the Amended Operating Agreement will be amended and restated (as so amended and restated, the “Prior Operating Agreement”) to provide for, among other things, (i) the creation of two classes of Interests: Class B-1 Membership Interests and Class B-2 Membership Interests (the “Pre-Closing Class B-1 Units” and the “Pre-Closing Class B-2 Units,” respectively, and, together, the “Pre-Closing Units”); (ii) the conversion of the Membership Interests held by Jacobsen Holdings into Pre-Closing Class B-1 Units; (iii) the admission of KCF as a member of the Company and, in connection therewith, the issuance of Pre-Closing Class B-1 Units to KCF and (iv) the admission to the Company of NLFP and certain other Persons as members of the Company (Jacobsen Holdings, NLFP, KCF and such other Persons, collectively, the “Class B Members”) and, in connection therewith, the issuance of Pre-Closing Class B-2 Units to NLFP and such other Persons in accordance with the terms of the Prior Operating Agreement (such internal reorganization, the “Reorganization”);

Annex A-1

WHEREAS, in accordance with and subject to the terms and conditions set forth herein, at the Closing, the Company, Investor and the Class B Members desire to amend and restate the Prior Operating Agreement in the form of Exhibit A hereto (as so amended and restated, the “New Operating Agreement”), pursuant to which, among other things, the Company will (a) admit Investor as a member of the Company, (b) create voting Class A Units as a new class of Interests of the Company (the “Class A Units”) and (c) convert the Pre-Closing Units held by the Class B Members immediately prior to Closing into non-voting Class B Units of the Company (the “Class B Units” and, together with the Class A Units, the “Units”), with each Pre-Closing Class B-1 Unit being converted into a Class B-1 Unit of the Company (a “Class B-1 Unit”) and each Pre-Closing Class B-2 Unit being converted into a Class B-2 Unit of the Company (a “Class B-2 Unit”);

WHEREAS, in accordance with and subject to the terms and conditions set forth herein and those set forth in the New Operating Agreement, at the Closing, the Company desires to issue to Investor, and Investor desires to accept from the Company, a number of Class A Units as set forth herein, in exchange for (a) Investor’s contribution of the Investment Amount to the Company and (b) Investor’s issuance of the shares of Investor Class B Common Stock to the Class B Members (collectively, and together with the Reorganization, the “Transactions”);

WHEREAS, in accordance with and subject to the terms and conditions set forth herein, at the Closing, Investor shall subject to obtaining the applicable Investor Stockholder Approvals, adopt the Second Amended and Restated Certificate of Incorporation of Investor (the “Investor Restated Charter”) in the form attached hereto as Exhibit B, to provide for, among other things, the revised capitalization of Investor, under which Investor will have the following two classes of capital stock, Investor Class A Common Stock and Investor Class B Common Stock;

WHEREAS, in accordance with and subject to the terms and conditions set forth herein, at the Closing, Investor, the Company and the Class B Members shall enter into an Exchange Agreement (the “Exchange Agreement”) in the form attached hereto as Exhibit C, pursuant to which the Class B Members will be entitled to exchange their respective Class B Units in the Company for, at the option of the Company, the transfer by the Company (or, at the option of Investor, the issuance by Investor) of the number of shares of Investor Class A Common Stock specified in the Exchange Agreement or a payment by the Company of the cash equivalent of such shares of Investor Class A Common Stock, on the terms and conditions set forth therein; and

WHEREAS, in accordance with and subject to the terms and conditions set forth herein, at the Closing, (a) Investor and the Class B Members will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”), in the form attached hereto as Exhibit D, and (b) Investor, the Class B Members party thereto and any Mezzanine Lenders participating in a Mezzanine Exchange will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit E.

Annex A-2

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, the Founding Members and Investor agree as follows:

Article I

THE TRANSACTIONS

Section 1.1            Contribution and Issuance of Units.

(a)           At the Closing, the Company shall:

(i)           issue to Investor, and Investor shall accept from the Company, free and clear of any Liens (other than restrictions arising under the New Operating Agreement), a number of Class A Units equal to the aggregate number of shares of Investor Class A Common Stock outstanding after giving effect to the number of Redemption Shares and Mezzanine Exchanged Shares (such Class A Units to be issued to Investor, the “Acquired Units”); and

(ii)          issue to each Class B Member, in exchange for the cancellation of each Class B Member’s Pre-Closing Units, and each Class B Member shall accept from the Company, free and clear of any Liens (other than restrictions arising under the New Operating Agreement), a number of Class B Units equal to such Class B Member’s Pro Rata Share of 18,700,000 Class B Units (it being understood that the 18,700,000 Class B Units shall be divided into Class B-1 Units and Class B-2 Units, with the holders of Pre-Closing Class B-1 Units receiving Class B-1 Units and the holders of Pre-Closing Class B-2 Units receiving Class B-2 Units); provided, that (A) if, as of the Closing, the Company does not own, directly or indirectly, one hundred percent (100%) of the outstanding interests of Credit Control, then the number of Class B Units issued to each Class B Member under this Section 1.1(a)(ii) shall be reduced by such Class B Member’s Pro Rata Share of 117,362 Class B Units, (B) if, as of the Closing, the Company does not own, directly or indirectly, one hundred percent (100%) of the outstanding interests of Century, then the number of Class B Units issued to each Class B Member under this Section 1.1(a)(ii) shall be reduced by such Class B Member’s Pro Rata Share of an amount calculated as follows: (i) (x) the amount, expressed as a percentage, of the outstanding interests of Century directly or indirectly held by third parties other than the Company or its wholly-owned Subsidiaries as of the Closing, divided by (y) 22%, multiplied by (ii) 947,926, and (C) if, as of the Closing, the Company does not own, directly or indirectly, one hundred percent (100%) of the outstanding interests of New Credit America, then the number of Class B Units issued to each Class B Member under this Section 1.1(a)(ii) shall be reduced by such Class B Member’s Pro Rata Share of an amount calculated as follows: (i) (x) the amount, expressed as a percentage, of the outstanding interests of New Credit America directly or indirectly held by third parties other than the Company or its wholly-owned Subsidiaries as of the Closing, divided by (y) 25.2%, multiplied by (ii) 402,194 (the interests in Credit Control and the NLFP Group Companies that, as of the date hereof or as of the Closing Date, are not, directly or indirectly, owned by the Company or its wholly-owned Subsidiaries are referred to herein as the “Minority Interests”).

Annex A-3

(b)           In exchange for the Acquired Units, Investor shall, at the Closing:

(i)           contribute, or cause to be contributed, to the Company, an amount in cash equal to the Available Cash (such contributed amount, the “Investment Amount”); and

(ii)          issue to each Class B Member evidence of shares in book-entry form, representing a number of shares of Investor Class B Common Stock equal to (A) such Class B Member’s Pro Rata Share multiplied by (B) 18,700,000.

(c)           On the Closing Date and prior to the Closing, the Company or one or more JH Group Companies shall, or shall cause a Subsidiary of the Company or any JH Group Company to, make a cash distribution to Jacobsen Holdings and KCF in an aggregate amount equal to $1,000,000 (the “Pre-Closing Distribution”). The Pre-Closing Distribution shall be allocated between the Jacobsen Holdings and KCF in a manner mutually agreed to in writing by Jacobsen Holdings and KCF.

(d)          At the Closing, the Company, Investor and the Class B Members shall execute and deliver the New Operating Agreement, pursuant to which (i) all of the Pre-Closing Class B-1 Units shall be converted into Class B-1 Units and all of the Pre-Closing Class B-2 Units shall be converted into Class B-2 Units and (ii) the Company shall issue the Acquired Units to Investor. The New Operating Agreement shall include a schedule of the members of the Company (the “Schedule of Members”) reflecting the ownership of the Company.

Section 1.2           Treatment of Investor Pre-Closing Common Stock and Investor Warrants.

(a)           The parties hereto acknowledge and agree that, pursuant to the terms of the Investor Charter, each share of common stock, par value $0.0001 per share, of Investor (“Investor Pre-Closing Common Stock”) issued and outstanding immediately prior to the Closing with respect to which any Investor stockholder has validly exercised its redemption rights (“Redemption Shares”) provided for in Section 9.2 of the Investor Charter in respect of the Transactions or in Section 9.7 of the Investor Charter in respect of the Extension Amendment shall be redeemed in cash for an amount per share calculated in accordance with Section 9.2 or Section 9.7, as applicable, of the Investor Charter. At or as promptly as practicable after the earlier of (x) the Closing and (y) the time required by the Investor Charter, Investor shall make the cash payments required under Section 9.2 and Section 9.7 of the Investor Charter in respect of each such Redemption Share. As of the Closing, all such Redemption Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Investor Pre-Closing Common Stock or shares of Investor Pre-Closing Common Stock held in book entry form representing such Redemption Shares shall cease to have any rights with respect thereto, except the right to receive the cash payments referred to in the immediately preceding sentence.

Annex A-4

(b)           As of the Closing, each share of Investor Pre-Closing Common Stock issued and outstanding immediately prior to the Closing (other than any Redemption Shares) shall be automatically converted into shares of Investor Class A Common Stock in accordance with the terms of the Investor Restated Charter.

(c)           The parties hereto acknowledge that each warrant to purchase shares of Investor Pre-Closing Common Stock issued pursuant to the Warrant Agreement (the “Warrant Agreement”), dated as of July 29, 2015, by and between Investor and Continental Stock Transfer & Trust Company (including the Private Placement Warrants (as defined therein)) (an “Investor Warrant”), to the extent then outstanding, shall remain outstanding and shall be subject to the terms of the Warrant Agreement.

Section 1.3            Investor Capitalization Certificate. Not more than two (2) Business Days prior to the Closing, Investor shall deliver to the Founding Members written notice (the “Investor Capitalization Certificate”) setting forth (a) the aggregate amount of cash proceeds that will be required to satisfy the redemption payments in respect of any Redemption Shares and (b) the number of shares of Investor Pre-Closing Common Stock outstanding as of the Closing (after giving effect to the number of Redemption Shares and Mezzanine Exchanged Shares).

Section 1.4            Closing; Closing Deliverables.

(a)           Unless this Agreement is earlier terminated pursuant to Article VII, the closing of the Transactions (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, 875 Third Avenue, New York, NY 10022 at 10:00 a.m. local time, as soon as practicable and in any event within three (3) Business Days after satisfaction or, to the extent permitted hereunder, waiver of all applicable conditions set forth in Article VI (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions) or at such other time and place as the Company and Investor shall agree. The date and time on which the Closing occurs is referred to herein as the “Closing Date.”

(b)          Subject to the terms and conditions in this Agreement, at the Closing (i) the Company shall deliver all documents and certificates to be delivered pursuant to Section 6.3 and (ii) Investor shall (A) pay, by wire transfer of immediately available funds to the account specified by the Company to Investor at least two (2) Business Days before the scheduled Closing Date, an amount equal to the Investment Amount; and (B) deliver all documents and certificates to be delivered pursuant to Section 6.2.

Article II

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The following representations and warranties by Investor are qualified in their entirety by reference to the disclosures set forth in (a) the disclosure letter delivered by Investor to the Company simultaneously with the execution of this Agreement (the “Investor Disclosure Letter”) and (b) the Investor SEC Documents filed with the SEC after April 29, 2015 and prior to the date hereof (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections of any Investor SEC Documents or any other similar disclosure in any Investor SEC Documents to the extent that such disclosure is predictive or forward-looking in nature). Each disclosure set forth in the Investor Disclosure Letter shall qualify the Section to which it corresponds; provided that (i) disclosure in any Section of such Investor Disclosure Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent on the face of the Investor Disclosure Letter that such disclosure is applicable to such other Section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Investor Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Material Adverse Effect on Investor (an “Investor Material Adverse Effect”). Subject to the foregoing, Investor represents and warrants to the Company and the Founding Members as follows:

Annex A-5

Section 2.1            Corporate Organization. Investor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Investor is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect. The copies of the amended and restated certificate of incorporation (the “Investor Charter”) and bylaws (the “Investor Bylaws”) of Investor, as most recently filed with the Investor SEC Documents prior to the date of this Agreement, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

Section 2.2            Capitalization.

(a)           The authorized capital stock of Investor consists of 100,000,000 shares of Investor Pre-Closing Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Investor Preferred Stock” and, together with Investor Pre-Closing Common Stock, the “Investor Pre-Closing Capital Stock” and, together with the Investor Post-Closing Capital Stock, the “Investor Capital Stock”). As of the date of this Agreement, there were 25,000,000 shares of Investor Pre-Closing Common Stock issued and outstanding, no shares of Investor Preferred Stock issued and outstanding and 16,750,000 shares of Investor Pre-Closing Common Stock issuable upon the exercise of outstanding Investor Warrants, and 265,000 Investor Warrants issuable upon conversion of the Convertible Promissory Note. Except as set forth in the preceding sentence and as contemplated by the Sponsor Letter, and any Mezzanine Loan Exchange Agreement, no shares of capital stock or other equity securities of Investor are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Investor Pre-Closing Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free and clear of any Liens. Upon the issuance of the shares of Investor Class B Common Stock in accordance with Section 1.1(b)(ii), all such shares will be duly authorized, validly issued, fully paid, nonassessable and free and clear of any Liens. At Closing, Investor shall have reserved for issuance a sufficient number of shares of Investor Class A Common Stock to satisfy the exchange rights granted under the Exchange Agreement with respect to the Class B Units.

Annex A-6

(b)           Immediately following the Closing, the only issued and outstanding shares of Investor Capital Stock will consist of (i) a number of shares of Investor Class A Common Stock equal to the number of shares of Investor Class A Common Stock set forth in the Investor Capitalization Certificate and (ii) the number of shares of Investor Class B Common Stock issued to the Class B Members pursuant to Section 1.1(b)(ii) (such Investor Class A Common Stock and Investor Class B Common Stock, the “Investor Post-Closing Capital Stock”).

(c)           Section 2.2(c) of the Investor Disclosure Letter sets forth as of the date of this Agreement the number of issued and outstanding Investor Warrants, the exercise prices with respect thereto and the number of shares of Investor Pre-Closing Common Stock into which such Investor Warrants are exercisable; provided, that no Investor Warrants are exercisable until after the consummation of a Business Combination (as defined in Article II of the Investor Charter) (“Business Combination”) as set forth in the Warrant Agreement. Except (i) as set forth in this Section 2.2(c), (ii) as described in Section 2.2(c) of the Investor Disclosure Letter, (iii) as contemplated by the Sponsor Letter and (iv) for rights of holders of the Investor Pre-Closing Common Stock to redeem their shares of Investor Pre-Closing Common Stock into cash held in the Trust Account pursuant to the Investor Charter, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Investor is a party or by which it is bound obligating Investor to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Investor Pre-Closing Common Stock or any other equity interests of Investor or other voting securities of Investor or obligating Investor to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or to redeem, purchase or otherwise acquire any of the foregoing, and Investor has not granted any share appreciation rights or any other contractual rights the value of which is derived from the financial performance of Investor or the value of Investor Pre-Closing Common Stock or any other equity interests of Investor. Except as set forth in this Agreement and the other Transaction Agreements, there are no contractual obligations of Investor pursuant to which Investor could be required to register shares of Investor Pre-Closing Capital Stock or Investor Post-Closing Capital Stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). There are no bonds, debentures, notes or other Indebtedness of Investor having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of Investor may vote. Except for the Sponsor Letter, any Mezzanine Loan Exchange Agreement or as set forth in Section 2.2(c) of the Investor Disclosure Letter, and except for, as of the Closing, the Registration Rights Agreement and the Exchange Agreement, Investor is not a party to any stockholder agreement, investment agreement, side letter, subscription agreement or other similar Contract with respect to the voting or transfer of any of its securities.

(d)           Except for Solaris Merger Sub Inc., a Delaware corporation that has not engaged in any business activities or incurred any liabilities or obligations, Investor does not have any Subsidiaries and does not own, directly or indirectly, any capital stock, membership, interest, partnership interest, joint venture interest or other interest in any Person.

Section 2.3            Authority; Execution and Delivery; Enforceability; State Takeover Statutes.

Annex A-7

(a)           Investor has full corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party, to perform and comply with its obligations hereunder and thereunder, and, subject to the receipt of Investor Stockholder Approvals, to consummate the Transactions and the other transactions contemplated by such other Transaction Agreements. The execution and delivery by Investor of this Agreement and the other Transaction Agreements to which it is or will be a party, the performance and compliance by Investor of its obligations herein and therein, and the consummation by Investor of the Transactions and the other transactions contemplated by such other Transaction Agreements have been duly authorized by all necessary corporate action on the part of Investor, subject to receipt of the Investor Stockholder Approvals. Investor has or, at the Closing, will have, duly executed and delivered this Agreement and each of the other Transaction Agreements to which it is or will be a party, and, assuming the due authorization, execution and delivery by the counterparties to this Agreement and the other Transaction Agreements, this Agreement and the other Transaction Agreements constitute (or, in the case of any Transaction Agreement to be executed and delivered at the Closing, will constitute) its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)           The Board of Directors of Investor (the “Investor Board”), at a meeting duly called and held, unanimously adopted resolutions (i) approving this Agreement, the consummation of the Transactions, the other Transaction Agreements and the consummation of the other transactions contemplated by such other Transaction Agreements, in each case, upon the terms and subject to the conditions set forth herein and therein, (ii) determining that the terms of the Agreement and the other Transactions constitute a Business Combination and are fair to, and in the best interests of, Investor and the Investor stockholders, (iii) directing that this Agreement and the matters that are the subject of the Investor Stockholder Approvals be submitted to the stockholders of Investor for adoption and approval, (iv) recommending that its stockholders adopt this Agreement and approve the matters that are the subject of the Investor Stockholder Approvals (the “Investor Recommendation”) and (v) declaring that this Agreement, the Transactions, the other Transaction Agreements and the other transactions contemplated by such other Transaction Agreements are advisable. Such resolutions referred to above have not been amended or rescinded by the Investor Board.

(c)           The resolutions of the Investor Board adopted pursuant to Section 2.3(b) are sufficient to render inapplicable to this Agreement, the Transactions, the other Transaction Agreements and the transactions contemplated thereby the restrictions of Section 203 of the Delaware General Corporation Law (the “DGCL”). No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws (collectively, “Takeover Laws”) apply to this Agreement, the Transactions, the other Transaction Agreements or the other transactions contemplated by such other Transaction Agreements.

Section 2.4            Consents and Approvals; No Conflicts.

Annex A-8

(a)           Except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statements, (ii) the filing of (A) the Extension Amendment with the Secretary of State of the State of Delaware and (B) the Investor Restated Charter with the Secretary of State of the State of Delaware, (iii) the Investor Stockholder Approvals, (iv) filings, permits, authorizations, Consents, notice to and approvals as may be required under, and other applicable requirements of, (A) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (B) the Securities Act, (C) notice pursuant to the rules and regulations of the Nasdaq, and (D) the HSR Act and any other applicable Antitrust Laws and (v) such other consent, approval, waiver, license, permit, franchise, authorization or Order (“Consents”) of, or registration, declaration, notice, report, submission or other filing (“Filings”) with, any Governmental Entity, the failure of which, with respect to clause (v), to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect, no Consents of, or Filings with, any federal, state, or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a “Governmental Entity”) are necessary for the consummation by Investor of the Transactions or the other transactions contemplated by such other Transaction Agreements.

(b)           Neither the execution and delivery by Investor of this Agreement nor any of the other Transaction Agreements to which Investor is or will be a party, nor the consummation by Investor of the Transactions or the other transactions contemplated by such other Transaction Agreements, nor compliance by Investor with any of the terms or provisions hereof and thereof, will (i) conflict with or violate any provision of the Investor Charter (or, as of the Closing, the Investor Restated Charter) or Investor Bylaws, (ii) assuming that the authorizations, Consents and approvals referred to in Section 2.4(a) and the Investor Stockholder Approvals are duly obtained in accordance with the DGCL, (x) violate any (1) Law or (2) Order, in either case, applicable to Investor or any of its properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Investor under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other contract, agreement, commitment instrument or obligation (each, including all amendments thereto, a “Contract”) to which Investor is a party, or by which it or any of its properties or assets may be bound or affected, except, in the case of the foregoing clause (ii), as would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect.

Section 2.5            SEC Documents; Financial Statements; Undisclosed Liabilities.

(a)           Investor has timely filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by Investor with the SEC under the Securities Act or the Exchange Act (the “Investor SEC Documents”) since April 29, 2015, together with any exhibits, amendments, restatements or supplements to any Investor SEC Documents, and will file or furnish all Investor SEC Documents, together with any exhibits, amendments, restatements or supplements thereto, required to be filed or furnished, as applicable, by it subsequent to the date of this Agreement through and including the Closing Date, with the SEC.

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(b)           As of its respective filing date, and, if amended, as of the date of the last amendment prior to the date of this Agreement, each Investor SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes Oxley Act, as the case may be, applicable to such Investor SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           The consolidated financial statements of Investor included in the Investor SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by Investor’s accountants with respect thereto (the “Investor SEC Financial Statements”), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Investor SEC Financial Statements fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of Investor (on a consolidated basis) as of the respective dates of and for the periods referred to in the Investor SEC Financial Statements, and were prepared in accordance with GAAP (except as otherwise noted therein) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), subject, in the case of interim Investor SEC Financial Statements, to normal year-end adjustments (which are not material in significance or amount) and the absence of notes. The books and records of Investor are maintained in accordance with applicable Law in all material respects. At the Closing, all such books and records will be in the possession of Investor. No financial statements of any Person other than Investor are required by GAAP to be included in the consolidated financial statements of Investor. Investor does not have, nor has ever had, any “off-balance sheet financing arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act).

(d)           Investor is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act (the “Sarbanes-Oxley Act”) and (ii) except as set forth in Section 2.5(d) of the Investor Disclosure Letter, the applicable listing and corporate governance rules and regulations of the Nasdaq.

(e)           Investor has made available to the Company true and complete copies of all written comment letters from the staff of the SEC received since April 29, 2015 relating to the Investor SEC Documents and all written responses of Investor thereto other than with respect to requests for confidential treatment or which are otherwise publicly available on the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Investor SEC Documents and none of the Investor SEC Documents is the subject of ongoing SEC review. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations, pending or, to the Knowledge of Investor, pending, in each case regarding any accounting practices of Investor.

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(f)           Investor has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Investor’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by Investor in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Investor’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Investor’s management has completed an assessment of the effectiveness of Investor’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Investor SEC Document, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on Investor’s management’s most recently completed evaluation of Investor’s internal control over financial reporting, (i) Investor had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Investor’s ability to record, process, summarize and report financial information and (ii) Investor does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Investor’s internal control over financial reporting.

(g)           Investor does not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) that would be required by GAAP to be reflected on a balance sheet of Investor (including the notes thereto), except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Investor SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Investor SEC Financial Statements and (iii) for liabilities and obligations arising out of or in connection with this Agreement, the other Transaction Agreements, the Transactions or the other transactions contemplated by such other Transaction Agreements and disclosed prior to the date hereof to the Company.

Section 2.6            Absence of Certain Changes or Events. Except as contemplated by this Agreement and the other Transaction Agreements, since April 29, 2015 through the date hereof, (a) Investor has conducted its business in all material respects only in the ordinary course and in a manner consistent with past practice and (b) there has not been any event that, individually or in the aggregate, has had or would reasonably be expected to have an Investor Material Adverse Effect.

Section 2.7            Information Supplied. None of the information supplied or to be supplied by Investor for inclusion or incorporation by reference in the Proxy Statements will, at the date it or any amendment or supplement is filed with the SEC or mailed to holders of the shares of Investor Pre-Closing Common Stock or at the time of the applicable Investor Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that no representation or warranty is made by Investor to such portions thereof that relate expressly to the Founding Members, the Company or any Company Subsidiaries or to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein). The Proxy Statements will, as of the mailing date and as of the date of the applicable Investor Stockholders Meeting, comply as to form in all material respects with the requirements of the DGCL and the Exchange Act and the rules and regulations thereunder, except that, with respect to the Transaction Proxy Statement, no representation is made by Investor with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Founding Members, the Company or any Company Subsidiaries for inclusion or incorporation by reference therein.

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Section 2.8            Legal Proceedings. There are no Proceedings pending, or to the Knowledge of Investor, threatened against Investor or any of their assets, rights or properties or any of the officers or directors of Investor, except, in each case, for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an Investor Material Adverse Effect. None of Investor or any of their properties, rights or assets is or are subject to any Order, except for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an Investor Material Adverse Effect.

Section 2.9            Compliance with Laws. Except as would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect, (a) Investor is in compliance and has been in compliance with all Laws and Orders applicable to Investor or any of its properties, rights or assets, and (b) Investor has not received any written communication during the past year from a Governmental Entity that alleges that Investor is not in compliance with any Law. Investor holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and ownership of its properties, rights and assets under and pursuant to each (and has paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 2.10          No Employees or Benefit Plans.

(a)          Neither Investor nor any of its ERISA Affiliates employs or otherwise engages any individual as an employee or consultant. There is no plan, agreement, program, policy or other arrangement that is an Investor Benefit Plan. For purposes hereof, “Investor Benefit Plan” means any employee benefit plan including any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any stock grant, stock purchase, stock option, equity or equity-based award, severance, employment, consulting, change-in-control, fringe benefit, loan, bonus, incentive, sabbatical, medical, dental, vision, disability, cafeteria benefit, dependent care, welfare benefit, life insurance or accident insurance, retirement, supplemental retirement, deferred compensation or other compensation or benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, maintained, entered into or contributed to by Investor or any of its ERISA Affiliates, or to which Investor or any of its ERISA Affiliates is a party, whether written or oral, for the benefit of any present or former employee, consultant or director of Investor (including their dependents or beneficiaries) or with respect to which Investor or any of its ERISA Affiliates has any liability (contingent or otherwise), other than any schemes or arrangements mandated by a Governmental Entity. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

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(b)          Neither the execution nor delivery of this Agreement nor the consummation of the Transactions shall, whether alone or in combination with any other event, result in (i) the accelerated vesting or payment of, or any increase in, any compensation to any present or former employee or director of Investor or any of its Affiliates, (ii) the entitlement of any present or former employee or director of Investor or any of its Affiliates to severance or termination pay or benefits or (iii) the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(c)          Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, whether alone or in combination with any other event, result in (i) the accelerated vesting or payment of, or any increase in, any payment or benefit to any present or former officer, director, consultant or employee of Investor or any of its Affiliates or (ii) the entitlement of any present or former officer, director, consultant or employee of Investor or any of its Affiliates to severance or termination pay or benefits.

(d)          No material liability under Title IV of ERISA has been incurred by Investor or any of its ERISA Affiliates which has not been satisfied in full and no event has occurred and, to the Knowledge of Investor, no condition exists that could reasonably be likely to result in Investor or any of its ERISA Affiliates incurring a material liability under Title IV of ERISA. Neither Investor nor any of its ERISA Affiliates has sponsored, maintained or contributed to, or has had an obligation to contribute to, a defined benefit pension plan or a plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code within the six (6) years prior to the date hereof. Neither Investor nor any of its ERISA Affiliates has, or has ever had, any obligation to contribute to or other liability with respect to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

Section 2.11         Properties. Except as set forth in Section 2.11 of the Investor Disclosure Letter, Investor does not own or lease any real property or personal property. Except as set forth in Section 2.11 of the Investor Disclosure Letter, there are no options or other Contracts under which Investor has a right or obligation to acquire or lease any interest in real property or personal property. Investor has good and valid title to, or a valid leasehold in, all of its property or assets, free and clear of any Liens, other than Permitted Liens.

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Section 2.12         Taxes. Investor has timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Investor is not the beneficiary of any extension of time within which to file any material Tax Return. All material Taxes of Investor (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Investor has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Investor has not granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against Investor. There are no disputes, claims, audits, examinations or other proceedings pending or threatened in writing regarding any material Taxes of Investor or the assets of Investor. Investor has not been informed in writing by any jurisdiction in which it has not filed Tax Returns that the jurisdiction believes that Investor is or may be required to file any Tax Return that was not filed or may be subject to taxation in that jurisdiction. Investor has made available to the Company true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed. There are no Liens (except Permitted Liens) for material Taxes on any of the assets of Investor. Investor is not a party to or bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements, in each case that are not primarily related to Taxes). Investor (a) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Investor) and (b) has no liability for the Taxes of any Person (other than Investor) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise. Investor has not been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Transactions are also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Investor has not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law). Investor will not be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting made prior to the Closing, (ii) closing agreement executed prior to the Closing, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) with respect to a transaction consummated prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, or (v) prepaid amount received prior to the Closing outside of the ordinary course of business.

Section 2.13          Material Contracts.

(a)           Section 2.13(a) of the Investor Disclosure Letter contains a complete and accurate list of all Material Contracts to which Investor is a party in effect as of the date of this Agreement. Each such Material Contract has been delivered to, or made available for review by, the Company and is a true and correct copy of such Material Contract (including all amendments thereto).

(b)           (i) There is no breach or violation of or default by Investor under any of such Material Contracts, except such breaches, violations and defaults as have been waived, and (ii) no event has occurred with respect to Investor or, to Investor’s Knowledge, with respect to a third party, which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of such Material Contracts, except, in the case of clause (i) and (ii) above, as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

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Section 2.14          Intellectual Property. Except for its corporate name, Investor does not own, license or otherwise have any right, title or interest in any Intellectual Property.

Section 2.15          Indebtedness. Except for the Convertible Promissory Note, Investor does not have any Indebtedness.

Section 2.16          Broker’s Fees. Except for the fees of Citigroup Global Markets Inc. and the fees of Cantor Fitzgerald set forth in Section 2.16 of the Investor Disclosure Letter, neither Investor nor any of its officers or directors on behalf of Investor has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker’s fees, commissions or finder’s fees in connection with any of the Transactions contemplated hereby.

Section 2.17          Investment Company Act. Investor is not and has not been an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 2.18          Stockholder Votes. The only votes of the holders of any class or series of Investor Capital Stock necessary to approve this Agreement, the Transactions, the Extension Amendment, the Trust Agreement Amendment, the other Transaction Agreements and the other transactions contemplated by such other Transaction Agreements are (a) the approval of the Transactions, as Investor’s initial Business Combination, by the majority of the votes cast by the Investor stockholders present in person or represented by proxy at and entitled to vote thereon at the special meeting called to vote on the Transactions, as prescribed by Section 9.2(e) of the Investor Charter; (b)with respect to the issuance of shares of Investor Class B Common Stock under Section 1.1(b)(ii), the approval of a majority of the votes cast at such meeting pursuant to the applicable Nasdaq rules; (c) a majority of the votes cast by the Investor stockholders present at such meeting and entitled to vote thereon to approve the 2017 Omnibus Equity Incentive Plan; and (d) the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Investor Pre-Closing Common Stock, in order to approve (i) an amendment to the Trust Agreement and the Investor Charter as may be necessary to extend the twenty-four (24) month time period within which Investor must consummate a Business Combination until February 5, 2018 (such amendments, the “Trust Agreement Amendment” and the “Extension Amendment,” respectively, and such approvals, the “Extension Amendments Approvals”) and (ii) the Investor Restated Charter ((a) through (d) collectively, the “Investor Stockholder Approvals”).

Section 2.19          Affiliate Transactions. Except as set forth in Section 2.19 of the Investor Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between Investor, on the one hand, and any Affiliates of Investor or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that have not been so disclosed in the Investor SEC Documents.

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Section 2.20          Trust Account. The Amended and Restated Investment Trust Agreement (the “Trust Agreement”) by and between Investor and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of October 13, 2015, is valid, binding and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. Except as set forth in Section 2.20 of the Investor Disclosure Letter, there are no separate agreements, side letters, or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Investor SEC Documents to be inaccurate in any material respect or that would entitle any Person to any portion of the cash proceeds of the initial public offering of Investor (the “IPO”) and private placements of its securities, substantially all of which proceeds have been deposited by the Trustee in a trust account (the “Trust Account”) pursuant to the Trust Agreement for the benefit of Investor, certain of its stockholders and the underwriters of its IPO. As of the date of this Agreement, the Trust Account consists of no less than $200,000,000 invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Prior to the Closing, none of the funds held in the Trust Account may be released except (i) to pay income and franchise Taxes from any interest income earned in the Trust Account and (ii) to redeem shares of the Investor Pre-Closing Common Stock in accordance with the provisions of the Investor Charter.

Section 2.21          Investment Purpose.

(a)           Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Units, is able to bear the economic risk of such investment, has not relied upon any representations, warranties or agreements other than those set forth in this Agreement and can afford the complete loss of such investment. Investor is aware that there are substantial risks incident to the purchase of beneficial ownership of the Acquired Units. Investor is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act).

(b)           Investor is acquiring beneficial ownership in the Acquired Units for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. Investor has no contract or agreement with any Person to sell or transfer or pledge to such Person or anyone else any of the Acquired Units or its indirect beneficial ownership thereof, and Investor has no present plans to enter into any such contract or agreement.

(c)           Investor understands and acknowledges that the Acquired Units are not freely transferable and have not been registered under any federal, state or local securities Laws and are being offered and sold in reliance upon exemptions provided therein for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered thereunder or unless an exemption from such registration is available.

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Section 2.22          No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Article II (as qualified by the Investor Disclosure Letter hereto) and the representations and warranties set forth in the other Transaction Agreements, neither Investor nor any of its Affiliates nor any Person acting on any of their behalf makes any other express or any implied representations or warranties with respect to (a) Investor or any of its businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other matter relating to Investor or (b) the accuracy or completeness of any documentation, forecasts, projections, estimates or other information provided by Investor, any Affiliate of Investor or any Person acting on any of their behalf to the Company, any Affiliate of the Company or any Person acting on any of their behalf.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The following representations and warranties by the Company are qualified in their entirety by reference to the disclosures set forth in the disclosure letter delivered by the Company to Investor simultaneously with the execution of this Agreement (the “Company Disclosure Letter”). Each disclosure set forth in the Company Disclosure Letter shall qualify the Section to which it corresponds; provided that (a) disclosure in any Section of the Company Disclosure Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent on the face of the Company Disclosure Letter that such disclosure is applicable to such other Section notwithstanding the omission of a reference or cross-reference thereto and (b) the mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries (a “Company Material Adverse Effect”). Subject to the foregoing, the Company represents and warrants to Investor as follows:

Section 3.1            Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified is not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The copies of the certificate of formation and limited liability company agreement of the Company have been furnished to Investor, and are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

Section 3.2            Company Capitalization.

(a)           As of the date of this Agreement, Jacobsen Holdings holds all of the Interests authorized for issuance. All of the Interests have been duly authorized and validly issued.

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(b)           As of the Closing and after giving effect to the conversion of the Pre-Closing Units into Class B Units, the aggregate number of authorized Interests of the Company, and the holders thereof, will be set forth on the Schedule of Members. Upon the issuance of the Class A Units in accordance with Section 1.1(a)(i) in exchange for the contribution of the Investment Amount in accordance with Section 1.1(b)(i) and the issuance of the shares of Investor Class B Common Stock in accordance with Section 1.1(b)(ii), all such Units will be duly authorized, validly issued, fully paid, nonassessable and free and clear of any Liens (other than restrictions arising under the New Operating Agreement).

(c)           Except as set forth in Section 3.2(c) of the Company Disclosure Letter, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Interests or other equity securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, or to redeem, purchase or otherwise acquire any of the foregoing. Except as set forth in Section 3.2(c) of the Company Disclosure Letter, there are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchange for, securities having the right to vote) on any matters on which members of the Company may vote.

(d)           As of the date hereof, the Company does not have any Subsidiaries other than JHCG Holdings LLC, JHPDE and the Subsidiaries of JHPDE. Except as set forth in Section 3.2(d) of the Company Disclosure Letter, as of Closing, (i) neither the Company nor any Company Subsidiary will be a party to any voting Contract with respect to the voting of any of its securities (other than the New Operating Agreement) and (ii) there will be no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any Company Subsidiary is a party, or by which any Company Subsidiary is bound, obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other voting securities of any Company Subsidiary or obligating any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, or to redeem, purchase or otherwise acquire any of the foregoing.

Section 3.3            Company Subsidiaries. Section 3.3 of the Company Disclosure Letter sets forth a true and complete list, as of Closing, of each of the Company Subsidiaries and each such Company Subsidiary’s entity type and jurisdiction of incorporation or organization. As of Closing, each Company Subsidiary will be a corporation, limited liability company or limited partnership duly organized, validly existing and, to the extent applicable, in good standing under the Laws of its jurisdiction of its organization, and will have all requisite corporate, limited liability company, limited partnership or other organizational power and authority to own, operate, lease and otherwise hold its assets and to carry on its business as it is now being conducted, and will be duly licensed or qualified to do business in each other jurisdiction in which it owns, operates, leases or otherwise holds assets, or conducts any business, so as to require such qualification, except where the lack of such power, authority, authorization, license or qualification would not, individually or in the aggregate, have a Company Material Adverse Effect. As of the Closing, the copies of the organizational documents of the Company Subsidiaries will have been furnished to Investor, and will be true, complete and correct copies of such documents.

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Section 3.4            Authority; Execution and Delivery; Enforceability.

(a)           The Company has full limited liability company power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party, to perform and comply with each of its obligations hereunder and thereunder and to consummate the Transactions and the other transactions contemplated by such other Transaction Agreements. The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is or will be a party, the performance and compliance by the Company with its obligations herein and therein, and the consummation by it of the Transactions and the other transactions contemplated by such other Transaction Agreements have been duly authorized by all necessary limited liability company action on the part of the Company. The Company has or, at the Closing, will have, duly executed and delivered this Agreement and each of the other Transaction Agreements to which it is or will be a party, and, assuming the due authorization, execution and delivery by the counterparties to this Agreement and such other Transaction Agreements, this Agreement and such other Transaction Agreements constitute (or, in the case of any Transaction Agreement to be executed and delivered by the Company at the Closing, will constitute) its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the Company nor any of its “affiliates” or “associates” is, as of the date of this Agreement, nor at any time during the last three (3) years has been, an “interested stockholder” of Investor as defined in DGCL Section 203.

(b)           Jacobsen Holdings, as the sole member of the Company, has unanimously adopted resolutions approving this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth in this Agreement.

Section 3.5            Consents and Approvals; No Conflicts.

(a)          Except for (i) Filings, permits, authorizations, Consents, notice to and approvals as may be required under, and other applicable requirements of, the HSR Act and any other applicable Antitrust Laws, (ii) the consents, Filings, approvals and notices with applicable state debt collection and other similar regulators, in each case, that are set forth in Section 3.5(a)(ii) of the Company Disclosure Letter and (iii) such other Consents or other Filings with, any Governmental Entity, the failure of which, with respect to clause (iii), to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Consents of, or Filings with, any Governmental Entity are necessary for the consummation by the Company of the Transactions or the other transactions contemplated by the other Transaction Agreements.

Annex A-19

(b)           Neither the execution and delivery by the Company of this Agreement nor any of the other Transaction Agreements to which the Company is or will be a party, nor the consummation by the Company of the Transactions or any of the other transactions contemplated by such other Transaction Agreements, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of formation or the limited liability company agreement of the Company or, as of the Closing, any of the organizational documents of any of the Company Subsidiaries or (ii) (x) assuming that the authorizations, Consents and approvals referred to in Section 3.5(a)(ii) of the Company Disclosure Letter are duly obtained in accordance with applicable Law, violate any (1) Law or (2) Order, in either case, applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or, as of the Closing, any of the Company Subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or, as of the Closing, any of the Company Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of the foregoing clause (ii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6            Reports; Financial Statements; Undisclosed Liabilities.

(a)          The Company has delivered to Investor copies of the audited financial statements of each JH Group Company, together with the notes thereto, as of and for the periods ending December 31, 2015 and December 31, 2016 (the “Business Financial Statements”). The applicable Business Financial Statements have been prepared in accordance with GAAP consistently applied except as described therein and fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the applicable JH Group Company and its Subsidiaries as of the dates and for the periods indicated therein. The accountants of the Company and the Company Subsidiaries have not notified the Company or any Company Subsidiary of any deficiencies in the design or operation of the internal controls of the Company or any Company Subsidiary in connection with the audits of the Business Financial Statements. The applicable Business Financial Statements fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in members’ equity of the applicable JH Group Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Business Financial Statements, and were prepared in accordance with GAAP (except as otherwise noted therein) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), subject, in the case of interim Business Financial Statements, to normal year-end adjustments (which are not material in significance or amount) and the absence of notes. The books and records of the Company and the Company Subsidiaries are maintained in accordance with applicable Law in all material respects. At the Closing, all such books and records will be in the possession of the Company or any of its Subsidiaries. No financial statements of any Person other than the Company and the Company Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company.

(b)          Except as set forth in Section 3.6(b) of the Company Disclosure Letter, the Company does not and, as of the Closing, the Company Subsidiaries will not, have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) that would be required by GAAP to be reflected on a balance sheet (including the notes thereto) of the Company the Company Subsidiaries, except liabilities or obligations (i) disclosed, reflected or reserved against in the most recent balance sheet included in the Business Financial Statements or the notes thereto that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (ii) incurred in the ordinary course of business since the date of the most recent balance sheet included in the Business Financial Statements and (iii) arising out of or in connection with this Agreement, the other Transaction Agreements, the Transactions or the other transactions contemplated by such other Transaction Agreements.

Annex A-20

Section 3.7            Absence of Certain Changes or Events. Since December 31, 2015 through the date hereof, (a) the Company and, as of Closing, each Company Subsidiary have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice, except as it may relate to the matters contemplated by this Agreement, the Transactions, the other Transaction Agreements or the other transactions contemplated by the other Transaction Agreements, in each case, except as set forth in Section 3.7(a) of the Company Disclosure Letter, and (b) there has not been any event that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.8            Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Transaction Proxy Statement will, at the date it or any amendment or supplement is filed with the SEC or mailed to holders of the Investor Pre-Closing Common Stock or at the time of the Investor Transaction Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate expressly to Investor or to statements made therein based on information supplied by or on behalf of Investor Sub for inclusion or incorporation by reference therein).

Section 3.9            Legal Proceedings. Except as disclosed in Section 3.9 of the Company Disclosure Letter, there are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company, or, as of the Closing, against any Company Subsidiary or any of their respective assets, rights or properties or any of the officers or directors of the Company, except, in each case, for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as disclosed in Section 3.9 of the Company Disclosure Letter, neither the Company nor, as of Closing, any Company Subsidiary nor any of their respective properties, rights or assets is or are subject to any Order, except for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.10          Compliance with Laws.

(a)           Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as set forth in Section 3.10(a) of the Company Disclosure Letter, (i) the Company is and, as of Closing, the Company Subsidiaries will be in compliance with all Laws and Orders applicable to the Company, any Company Subsidiary or any of their respective properties, rights, assets, businesses or operations and (ii) the Company has not and, as of the Closing, no Company Subsidiary will have, received any written communication since December 31, 2015 from a Governmental Entity that alleges that the Company or any Company Subsidiary is not in compliance with any Law.

Annex A-21

(b)           The Company holds and, as of Closing, each Company Subsidiary (or an employee thereof, as applicable) will hold all licenses, franchises, permits, certificates of authority, authorizations, approvals, registrations and similar consents (collectively, “Company Licenses”) necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding any such Company License (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each such Company License is valid, binding and in full force and effect and the holder thereof is not in breach of the terms thereof. Provided that all Consents required thereunder have been obtained, no Company License shall be suspended, terminated, modified, limited, cancelled, revoked, not renewed or impaired or become suspended, terminated, modified, limited, cancelled, revoked, not renewed or impaired, in whole or in part, as a result of the execution and delivery by the Company of, or the consummation by the Company of the transactions contemplated by, this Agreement. Section 3.10(b) of the Company Disclosure Letter sets forth a true, correct and complete list, in all material respects, of all Company Licenses as of the date of this Agreement, copies of which have been made available to Investor prior to the date hereof.

Section 3.11          Employee Matters.

(a)           Section 3.11(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has provided or made available to Investor true, correct and complete copies, as applicable, of: (i) the plan document, including any amendments thereto, all related trust documents, insurance contracts or other funding vehicles, and the most recent summary plan description together with the summary or summaries of all material modifications thereto, (ii) a written description of such Company Benefit Plan if such Company Benefit Plan is not set forth in a written document, (iii) the most recently prepared actuarial report, (iv) the two (2) most recent annual reports (Form 5500 series), (v) the two (2) most recent financial statements and (vi) the most recent determination or opinion letter from the Internal Revenue Service with respect to each Company Benefit Plan intended to qualify under Section 401(a) of the Code.

Annex A-22

(b)           No material liability under Title IV of ERISA has been incurred by the Company or any of its ERISA Affiliates which has not been satisfied in full and no event has occurred and, to the Knowledge of the Company, no condition exists that could reasonably be likely to result in the Company or any of its ERISA Affiliates incurring a material liability under Title IV of ERISA. No Company Benefit Plan is a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company nor any of its ERISA Affiliates has sponsored, maintained or contributed to, or has had an obligation to contribute to, a defined benefit pension plan or a plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code within the six (6) years prior to the date hereof. No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Neither the Company nor any of its ERISA Affiliates has, or has ever had, any obligation to contribute to or other liability with respect to a “multiemployer plan” within the meaning of Section 3(37) of ERISA. For purposes hereof, “Company Benefit Plan” means any employee benefit plan including any “employee benefit plan,” as defined in Section 3(3) of ERISA and any stock grant, stock purchase, stock option, equity or equity-based award, severance, employment, consulting, change-in-control, fringe benefit, loan, bonus, incentive, sabbatical, medical, dental, vision, disability, cafeteria benefit, dependent care, welfare benefit, life insurance or accident insurance, retirement, supplemental retirement, deferred compensation or other compensation or benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, maintained, entered into or contributed to by the Company or any of its ERISA Affiliates, or to which the Company or any of its ERISA Affiliates is a party, whether written or oral, for the benefit of any present or former employee, consultant or director of the Company or, as of the Closing, any Company Subsidiary (including their dependents or beneficiaries) or with respect to which the Company or any of its ERISA Affiliates has any liability (contingent or otherwise), other than any schemes or arrangements mandated by a Governmental Entity.

(c)           Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service and, to the Knowledge of the Company, there exists no reason why any such determination or opinion letter should be revoked or not be reissued.

(d)           Each Company Benefit Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Benefit Plan. There are no pending or, to the Knowledge of the Company, threatened Proceedings against any Company Benefit Plan, any fiduciary thereof, the Company or, as of Closing, any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Except as otherwise contemplated under this Agreement or except pursuant to the terms of Company Benefit Plans which have been provided or made available to Investor as of the date of this Agreement, neither the execution nor delivery of this Agreement nor the consummation of the Transactions shall, whether alone or in combination with any other event, result in (i) the accelerated vesting or payment of, or any increase in, any compensation to any present or former employee or director of the Company or any of Company Subsidiary, (ii) the entitlement of any present or former employee or director of the Company or any Company Subsidiary to severance or termination pay or benefits or (iii) the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(f)           The Company is not and, as of the Closing, no Company Subsidiary will be a party to or bound by any collective bargaining agreement, agreement with any works council, or labor Contract. No labor union, labor organization, works council, or group of employees of the Company or, as of Closing, any Company Subsidiary has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with any labor relations tribunal or authority, and there have been no such efforts within the past three (3) years. The Company has not and, as of the Closing, no Company Subsidiary will have engaged in any unfair labor practice with respect to any individuals employed by or otherwise performing services for the Company or any Company Subsidiary. There are no, and during the twelve (12) month period immediately prior to the date hereof there have been no, labor strikes, disputes, lockouts, work slowdowns, group work stoppages, picketing or similar labor activities involving any group of employees of the Company or, as of Closing, any Company Subsidiary pending or, to the Knowledge of the Company, threatened against or affecting the Company or, as of Closing, any Company Subsidiary.

Annex A-23

(g)           Since December 31, 2016, except as required by the terms of any Company Benefit Plan or as required by applicable Law, neither the Company nor, as of Closing, any Company Subsidiary has (i) increased the compensation or benefits of any director, employee or consultant other than in the ordinary course of business, (ii) increased benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entered into any employment, consulting, indemnification, severance, termination, deferred compensation or other similar agreement (or amended any such existing agreement) with any director, employee or consultant other than in the ordinary course of business, or (iv) established, adopted or amended any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, employee or consultant.

(h)           The Company is and, as of Closing, the Company Subsidiaries will have been in compliance with all applicable Laws in respect of employment and employment practices including, without limitation, all Laws in respect of terms and conditions of employment, health and safety, wages and hours (including overtime and classification of workers as independent contractors and/or classification of employees as exempt from the requirements of the Fair Labor Standards Act or similar laws), child labor, immigration, employment discrimination, retaliation, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations and unemployment insurance. The Company has not effectuated a “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), and similar Laws, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or, as of Closing, any Company Subsidiary, without complying with all provisions of the WARN Act or implemented any early retirement, separation or window program within the past five (5) years, nor has the Company or, as of Closing, any Company Subsidiary planned or announced any such action or program for the future. Except as set forth in Section 3.11(h) of the Company Disclosure Letter, there are no, and during the twelve (12) month period immediately prior to the date hereof have been no, material charges of unfair labor practices, grievances, claims, complaints or other employment-related proceedings pending, or to the Knowledge of the Company, threatened by, on behalf of, or with respect to any current or former employee, applicant or independent contractor or group of employees, applicants or independent contractors of the Company or, as of Closing, any Company Subsidiary.

Annex A-24

Section 3.12          Environmental Matters. Except as would not reasonably be expected to result in, individually or in the aggregate, material liability, the Company is and, as of the Closing, the Company Subsidiaries will be in compliance, and at all times since December 31, 2015, have complied, with all applicable laws (including common law), statutes, rules, regulations, orders, decrees, permits, authorizations or legal requirements of any Governmental Entity relating to: (a) the protection or restoration of the environment or natural resources, (b) the handling, storage, use, presence, disposal, Release or threatened Release of, or exposure to, any Hazardous Substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to Persons or property from exposure to any Hazardous Substance (collectively, “Environmental Laws”). There has been no Release at, on, under, or from any real properties currently owned, operated or leased by the Company or, as of Closing, any Company Subsidiary, nor was there a Release at any real property formerly owned, operated or leased by the Company or, as of Closing, any Company Subsidiary during the period of such ownership, operation, or tenancy, nor has the Company or, as of Closing, any Company Subsidiary arranged for the transportation, disposal or treatment of Hazardous Substances at or to any location, in each case, such that Company or any Company Subsidiary has or would reasonably be expected to incur material liabilities. There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company seeking to impose, or that would reasonably be expected to result in the imposition, on the Company or, as of Closing, any Company Subsidiary of any liability or obligation arising under any Environmental Law, which liability or obligation would reasonably be expected to result in, either individually or in the aggregate, material liability. The Company has made available to Investor true, correct and complete copies of all environmental assessments, reports, audits and other material documents in its possession or under its control that relate to Company’s or, as of Closing, any Company Subsidiary’s compliance with Environmental Laws or the environmental condition of any real property that Company or any Company Subsidiary currently or formerly have owned, operated, or leased.

Section 3.13          Properties.

(a)           The Company does not and, as of Closing, the Company Subsidiaries will not, own any real property.

(b)           Section 3.13(b) of the Company Disclosure Letter contains a true, correct and complete description of all leases, licenses, permits, subleases, and occupancy agreements, together with any amendments, modifications and documentation evidencing exercise of any options or extensions thereto (the “Real Property Leases”), with respect to all real property leased by the Company or any Company Subsidiary, in each case, as of the date hereof (the “Leased Property”). Section 3.13(b) of the Company Disclosure Letter also includes, for each Leased Property, its address and location at such address, a general description of its use and size (including headcount) and value, yearly rent and any security deposits, guaranties and/or letters of credit provided to the applicable landlord, and the correct name, address and telephone number of the respective landlords.

(c)           (i) The Company has and, as of Closing, each Company Subsidiary will have had, valid leasehold or sublease interests or other comparable Contract rights in or relating to the Leased Property free and clear of all Liens, except for Permitted Liens, (ii) the Company has and, as of Closing, each Company Subsidiary will have, complied with the terms of all of the Real Property Leases and all of the Real Property Leases are in full force and effect, enforceable in accordance with their terms against the Company or any Company Subsidiary party thereto and, to the Knowledge of the Company, the counterparties thereto, (iii) the Company has not and, as of the Closing, no Company Subsidiary will have, received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any of the Real Property Leases, (iv) none of the Leased Property is subject to any options, rights of first offer, rights of first refusal or other rights of any Person to lease, use or occupy any Leased Property or any portion thereof, and no Person other than the Company and the Company Subsidiaries has any right to use, occupy or lease all or any portion of the Leased Property, and (v) the Leased Property constitutes all real property currently leased, used, occupied or held for use in connection with the business of the Company and, as of Closing, the Company Subsidiaries.

Annex A-25

Section 3.14          Material Contracts.

(a)           Section 3.14(a) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts of the Company and the Company Subsidiaries in effect as of the date of this Agreement. Each such Material Contract has been delivered to, or made available for review by, Investor and is a true and correct copy of such Material Contract (including all amendments thereto).

(b)           Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract of the Company and, as of the Closing, the Company Subsidiaries is legal, valid, binding and enforceable against the Company or a Company Subsidiary, as the case may be, and to the Knowledge of the Company, the other parties thereto, in accordance with its terms subject to proper authorization and execution of such Material Contract by the other party thereto and except as limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) no party has repudiated any material provision of any Material Contract of the Company and, as of the Closing, the Company Subsidiaries, (ii) the Company is not and, as of the Closing, no Company Subsidiary will be in default under, in breach of, or in receipt of any claim of default or breach under, any material term in any Material Contract of the Company and the Company Subsidiaries, (iii) no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach by the Company or, as of the Closing, any Company Subsidiary under any Material Contract of the Company and the Company Subsidiaries, and, to the Knowledge of the Company, there is no existing or threatened breach or cancellation by the other parties to any Material Contract of the Company and, as of the Closing, the Company Subsidiaries, and (iv) the Company has not and, as of the Closing, no Company Subsidiary will have received any written notice of any default or event that with or without notice or lapse of time, or both, would constitute a default by the Company and the Company Subsidiaries under any Material Contract of the Company and the Company Subsidiaries.

Annex A-26

Section 3.15          Taxes.

(a)           Each of the Company and the Company Subsidiaries have timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. The Company is not and, as of the Closing, no Company Subsidiary will be the beneficiary of any extension of time within which to file any material Tax Return. All material Taxes of the Company (whether or not shown on any Tax Returns) that are due have been fully and timely paid and all material Taxes of the Company Subsidiaries (whether or not shown on any Tax Returns) that will have been due as of the Closing will have been fully and timely paid. Each of the Company and, as of the Closing, the Company Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. The Company has not and, as of the Closing, no Company Subsidiary will have granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against the Company or, as of the Closing, any Company Subsidiary. There are no disputes, claims, audits, examinations or other proceedings pending or threatened in writing regarding any material Taxes of the Company or, as of the Closing, the Company Subsidiaries or the assets of the Company or, as of the Closing, the Company Subsidiaries. The Company has not and, as of the Closing, no Company Subsidiary will have been informed in writing by any jurisdiction in which it has not filed Tax Returns that the jurisdiction believes that the Company or any Company Subsidiary is or may be required to file any Tax Return that was not filed or may be subject to taxation in that jurisdiction. The Company has made available to Investor true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six years. There are no Liens (except Permitted Liens) for material Taxes on any of the assets of the Company. As of the Closing, there will be no Liens (except Permitted Liens) for material Taxes on any of the assets of any Company Subsidiary. The Company is not and, as of the Closing, no Company Subsidiary will be a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and the Company Subsidiaries or any customary Tax indemnification provisions in ordinary course commercial agreement or arrangements, in each case that are not primarily related to Taxes). The Company is not and, as of the Closing, no Company Subsidiary will have been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). The Company does not and, as of the Closing, no Company Subsidiary will have any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise. The Company has not been and, as of the Closing, no Company Subsidiary will have been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Transactions are also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. The Company has not and, as of the Closing, no Company Subsidiary will have participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law). The Company will not be and, as of the Closing, no Company Subsidiary will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting made prior to Closing, (ii) closing agreement executed prior to Closing, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) with respect to a transaction consummated prior to Closing, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing outside of the ordinary course of business. As of the Closing, the Company and each of the Company Subsidiaries will be properly treated as a partnership or an entity disregarded as separate from its owner for U.S. federal income Tax purposes.

Annex A-27

Section 3.16          Intellectual Property.

(a)           Section 3.16(a) of the Company Disclosure Letter sets forth a list of all material Company Intellectual Property that is owned or licensed by the Company and the Company Subsidiaries. Such list includes all Company Intellectual Property that has been registered or for which the Company or, as of the Closing, any Company Subsidiary has filed an application for registration and specifies, where applicable, (i) the name of the applicant or registrant of record and the current owner, (ii) the jurisdiction where the application or registration is located, (iii) the application or registration number, (iv) the filing date and issuance, registration or grant date and (v) the prosecution or registration status. All necessary registration, maintenance and renewal fees in connection with such Company Intellectual Property have been paid and all necessary responses to office actions, affidavits of use and other documents, applications and certificates in connection with such Company Intellectual Property have been timely filed with the relevant authorities or registrars in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Intellectual Property.

(b)           Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company or, as of the Closing, a Company Subsidiary either: (i) is the sole owner of all right, title and interest in and to each item of Company Intellectual Property free and clear of all Liens, other than Permitted Liens, and (ii) to the Knowledge of the Company, is entitled to use each item of licensed Company Intellectual Property in the operation of its business as currently conducted in all material respects.

(c)           With respect to each item of Company Intellectual Property, (i) the item is valid, enforceable and subsisting, (ii) to the Knowledge of the Company, the item is not subject to any outstanding injunction, judgment, order, decree or ruling prohibiting the Company’s or, as of the Closing, any Company Subsidiary’s use thereof, (iii) no action, suit or proceeding is pending, or has been, to the Knowledge of the Company, threatened by any Person, that challenges the legality, validity, enforceability, use or ownership of the item and (iv) to the Knowledge of the Company, there exists no facts, circumstances or information that would, or reasonably could be expected to, render any such Intellectual Property invalid or unenforceable or adversely affect, limit, restrict, impair or impede the ability of the Company or, as of the Closing, any Company Subsidiary to use and practice such Intellectual Property after the Closing Date.

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(d)           Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Intellectual Property and operation of the Company’s and the Company Subsidiaries’ businesses (or any products thereof or materially used therein) do not infringe, conflict with, misappropriate, or otherwise violate any rights of any Person in or to any Intellectual Property, (ii) no Proceeding is currently pending or, to the Knowledge of the Company, threatened in writing by any Person that the current use by the Company or, as of the Closing, any Company Subsidiary of the Company Intellectual Property or the operation of the Company’s and the Company Subsidiaries’ businesses (or any products thereof or materially used therein) infringes the Intellectual Property of a third party, (iii) no Proceeding is currently pending or has been threatened in writing against any third party involving an infringement, misappropriation or other violation by such third party of any Company Intellectual Property and (iv) to the Knowledge of the Company no third party is engaging in any activity that infringes, misappropriates or otherwise violates any Company Intellectual Property.

(e)           To the Knowledge of the Company, the Company Intellectual Property is all of the Intellectual Property used in or necessary for the operation of the Company’s business. Except as set forth on Section 3.16(e) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement, the consummation of the Transactions and the fulfillment of and compliance with the terms and conditions of this Agreement by the Company do not or will not (as the case may be), with the passing of time or the giving of notice or both, alter, impair or extinguish any rights of the Company or, as of the Closing, any Company Subsidiary in the Company Intellectual Property.

(f)           Except as set forth on Section 3.16(f) of the Company Disclosure Letter, the Company and the Company Subsidiaries have taken commercially reasonable steps, consistent with generally-accepted industry standards, to obtain, maintain and protect the Company Intellectual Property. The Company and the Company Subsidiaries require and have required (and have obtained from) each current and former employee, officer, consultant and contractor performing work for the Company’s or the Company Subsidiaries’ respective businesses who may develop or has developed (alone or with others) any Intellectual Property, to whom any Company Intellectual Property may be or have been provided or disclosed, or who otherwise may have or has any involvement with any Company Intellectual Property, to execute sufficient employment agreements, non-disclosure agreements and assignment of invention and works of authorship agreements that (i) assign to the Company or any Company Subsidiary all right, title and interest in and to any Intellectual Property arising from or developed in connection with such employees’, consultants’ or contractors’ work for or on behalf of the Company or any Company Subsidiary and (ii) provide reasonable protection for the confidential and proprietary information of the Company and the Company Subsidiaries. To the Knowledge of the Company, since December 31, 2015 through the date hereof, there has been no unauthorized disclosure of any confidential or proprietary information of the Company or any Company Subsidiary or any breach of any obligations of confidentiality with respect to the Company’s and the Company Subsidiaries’ respective businesses.

(g)           The computer, information technology and data processing systems, facilities and services used or currently planned to be used in the conduct of the Company’s and the Company Subsidiaries’ respective businesses, including all software, hardware, networks, interfaces, platforms and related systems and services used or currently planned to be used therein (collectively, “Company Systems”), are (i) in good working condition and (ii) reasonably sufficient for the immediate and anticipated future needs of the Company’s and the Company Subsidiaries’ respective businesses as intended to be operated by the Company and the Company Subsidiaries in the next twelve (12) months. All Company Systems are owned by, operated by or are under the control of the Company or, as of the Closing, the Company Subsidiaries and are not wholly or partly dependent on any systems, facilities or services that are not under the ownership, operation or control of the Company or, as of the Closing, a Company Subsidiary. There has been no failure, breakdown or continued substandard performance of any Company Systems that has caused a material disruption or interruption in or to the operation of the Company’s or, as of the Closing, any Company Subsidiary’s respective businesses. The Company has in place and, as of the Closing, the Company Subsidiaries will have in place, industry standard (and, in any event, not less than commercially reasonable) disaster recovery and business continuity plans, procedures, and facilities.

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(h)           Section 3.16(h) of the Company Disclosure Letter sets forth a complete and accurate list of all Open Source Software that has been or is being used, incorporated into and/or distributed with any products developed, modified, manufactured, distributed or sold by or on behalf of the Company or, to the Knowledge of the Company, any Company Subsidiary (“Company Software Products”) in any way, and including for each such Open Source Software, a description of the manner in which such Open Source Software has been used or incorporated into the Company Software Products and identifying the applicable licenses governing the use of each such Open Source Software. To the Knowledge of the Company, neither the Company nor, as of the Closing, any Company Subsidiary has used any Open Source Software in any manner that would or could (i) require the disclosure or distribution in source code form of any Company Software Products or any material portion thereof, (ii) require the licensing of any Company Software Products or any material portion thereof under any Open Source Software license or (iii) impose any other material limitation, restriction or condition on the right of the Company or, as of the Closing, any Company Subsidiary to use or distribute any Company Software Products. To the Knowledge of the Company, with respect to any Open Source Software that has been incorporated into and/or distributed with any Company Software Products, or otherwise used by the Company or any Company Subsidiary the Company or such Company Subsidiary has been and are in compliance with all applicable Open Source Software licenses with respect thereto.

Section 3.17          Insurance. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (a) all insurance policies with respect to the business and assets of the Company and the Company Subsidiaries are in full force and effect, (b) the Company is not and, as of the Closing, no Company Subsidiary will be, in breach or default, and the Company has not (and, as of the Closing, no Company Subsidiary will have) taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of such insurance policies, (c) the Company has not and, as of the Closing, no Company Subsidiary will have received any written notice of cancellation of any of such insurance policies and (d) all appropriate insurers under such insurance policies have been timely notified of all potentially insurable losses actually known to the Company and pending Proceedings, and all appropriate actions have been taken to timely file all claims in respect of such insurable matters.

Section 3.18          Broker’s Fees. None of the Company, the Company Subsidiaries or any of their officers or directors, on behalf of the Company or any Company Subsidiary, has employed any financial advisor, broker or finder in a manner that would result in any liability of Investor for any financial advisory fee, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

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Section 3.19          Affiliate Transactions; Sufficiency of Assets. As of the date hereof, except as set forth in Section 3.19 of the Company Disclosure Letter, (a) there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and any Affiliates of the Company, on the other hand, in each case, that involve, individually or in the aggregate, annual payment obligations in excess of $120,000, (b) neither the Company nor any member or Affiliate of the Company (other than any of the Company Subsidiaries) provides or causes to be provided any assets, services or facilities to any of the Company Subsidiaries pursuant to any Contract, in each case, that are material to the Company and the Company Subsidiaries, and (c) no Company Subsidiary provides or causes to be provided any assets, services or facilities to the Company or any member or Affiliate of the Company (other than any of the Company Subsidiaries), in each case, that involve, individually or in the aggregate, annual payment obligations in excess of $120,000. The assets set forth on the Business Financial Statements (including the notes thereto) of the JH Group Companies and their Subsidiaries constitute all of the material assets necessary to conduct their business in all material respects as it is conducted as of the date of this Agreement.

Section 3.20          Agreements with Regulatory Agencies. The Company is not, and, as of the Closing, no Company Subsidiary will be, subject to any cease-and-desist or other similar Order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2015, has adopted any extraordinary board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that materially relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business, nor has the Company received any written notice from any Governmental Entity indicating that it intends to issue, Order, or request any of the foregoing.

Section 3.21           Receivables.

(a)           All currently outstanding secured or unsecured loans, advances, credit lines or credit card receivables that were acquired by the Company or, as of the Closing, any Company Subsidiary from third parties or originated by the Company or the Company Subsidiaries (whether or not currently held by the Company or the Company Subsidiaries) (collectively, the “Receivables”) were originated, solicited or acquired, as the case may be, in all material respects in accordance with the Company’s written policies regarding such matters as in effect at the time of such origination, solicitation or acquisition and true and complete copies of such policies have been provided to Investor. The Company and the Company Subsidiaries own good and valid title to, and are the sole owner of record and holder of, each Receivable that has an outstanding balance (whether or not including a principal balance) as of the Closing and the indebtedness evidenced thereby, and the liens securing the same, free and clear of all Liens other than Liens set forth in Section 3.21(a) of the Company Disclosure Letter. The Company has and, as of the Closing, the Company Subsidiaries will have, in each case, in all material respects kept complete and accurate books and records in connection with the Receivables. To the Knowledge of the Company, there are no oral modifications or amendments related to the Receivables that are not reflected in the Company’s and the Company Subsidiaries’ books and records. To the Knowledge of the Company, no defenses as to the enforceability of any Receivables have been asserted that are not reflected in the Company’s and the Company Subsidiaries’ books and records. To the Knowledge of the Company, there have been no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense, in each case, in respect of any Receivables.

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(b)           To the Knowledge of the Company, each Receivable (including any note, written agreement with respect to an account, credit agreement or security instrument related to the Receivables (the “Account Agreements”) with respect to such Receivable) is a valid and legally binding obligation of each borrower thereon, in the full amount thereof set forth in the books and records of the Company and the Company Subsidiaries, is enforceable against such obligors (as a matter of law without regard to the ability of such borrower to pay) in accordance with its terms, except as such enforcement may be limited by: (i) Laws affecting the enforcement of creditors’ rights generally and by general equitable principles; (ii) the rights of borrowers under 12 C.F.R. 226.12(c), 12 C.F.R. 226.13(d) and the Servicemembers Civil Relief Act; (iii) account fraud (including by virtue of a lack of authorization by any Person to act on behalf of another Person), including with respect to lost or stolen credit cards, deceased borrowers, legal proceedings (including any collection or billing matters) and chargeback disputes; and (iv) reasonable and customary waivers by the Company of certain terms of the Receivables on a case-by-case basis, all of the foregoing that are reflected in the books and records of the Company and the Company Subsidiaries.

(c)           Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with the material terms and conditions of each Account Agreement and (ii) no default, breach or other event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Company and the Company Subsidiaries under any Account Agreement.

Section 3.22          Hedging. The Company does not and, as of the Closing, each Company Subsidiary will not, engage in any physical or financial electricity hedge contracts, currency or interest rate hedge contracts, exchange-traded futures or options transactions, over-the-counter transactions or derivatives thereof, interest rate swap agreements or similar transactions.

Section 3.23          Compliance with Trade Controls.

(a)           To the Knowledge of the Company, the Company and the Company Subsidiaries are, and have been during the last three (3) years, in material compliance with all applicable export control and economic sanctions Laws of the United States and other countries, including but not limited to the U.S. Export Administration Regulations (“EAR”) (15 C.F.R. 730 et seq.), the EAR’s rules on Restrictive Trade Practices or Boycotts (13 C.F.R. Part 760, the “Anti-Boycott Regulations”), and the economic sanctions rules and regulations implemented under statutory authority and/or Presidential Executive Orders and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (31 C.F.R. Part 500 et seq., collectively, the “OFAC Regulations”).

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(b)           To the Knowledge of the Company, (i) in the three (3)-year period immediately preceding the date of this Agreement, the Company has not and (ii) as of the Closing, no Company Subsidiary has, directly or indirectly, (A) provided any services, goods, software or technology to any person or entity in Burma (Myanmar), Cuba, Iran, North Korea, Sudan, Syria, the Crimea region (since December 2014), and Libya (during 2011), or otherwise exported, re-exported, sold or otherwise transferred any goods, software or technology that are subject to the EAR in violation of the EAR or in violation of any OFAC Regulations; (B) been a party to or a beneficiary under any Contract under which such goods have been sold or services provided, directly or indirectly, to customers in countries subject to sanctions under the OFAC Regulations without the proper license or other authorization from the U.S. Government; or (C) engaged in any other transactions with any Person with whom U.S. Persons are prohibited from dealing under the EAR or the OFAC Regulations, including any Person designated by OFAC on the list of Specially Designated Nationals and Blocked Persons, the list of Foreign Sanctions Evaders or the Sectoral Sanctions Identifications list, unless the Company or such Company Subsidiary had proper authorization under the EAR and/or OFAC Regulations to engage in such transactions or dealings.

(c)           To the Knowledge of the Company, in the three (3)-year period immediately preceding the date of this Agreement, there has not been and there is no material Legal Proceeding by any Governmental Entity with respect to a violation of any applicable U.S. or non-U.S. export control, import or economic sanctions Laws, including the EAR and the OFAC Regulations, that is now pending or threatened with respect to the Company.

(d)           To the Knowledge of the Company, the Company and the Company Subsidiaries are in material compliance with all applicable U.S. and non-U.S. customs Laws and regulations, including any export or import declaration filing, payment of customs duties, compliance with import quotas, import registration or any other similar requirements related to the exportation or importation of goods or services by the Company or, as of the Closing, any Company Subsidiary. To the Knowledge of the Company, there is no material Legal Proceeding by any Governmental Entity with respect to a violation of any applicable U.S. or non-U.S. customs Laws that is now pending or threatened with respect to the Company or, as of the Closing, any Company Subsidiary.

Section 3.24         Anti-Money Laundering. To the Knowledge of the Company, the operations of the Company and the Company Subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering Laws and all applicable financial record keeping and reporting requirements, rules, regulations and guidelines (collectively, “Money Laundering Laws”) and no material claim by or before any Governmental Entity involving the Company or any Company Subsidiary with respect to Money Laundering Laws is pending and, to the Knowledge of the Company, no such claims are threatened or contemplated.

Section 3.25         Ethical Practices. To the Knowledge of the Company, neither the Company nor any Company Subsidiary, or any of their respective directors, officers, employees, agents or consultants, or any other Person acting for, or on behalf of, the Company or any Company Subsidiary, directly or indirectly, has:

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(a)           violated or is in violation of the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable Laws regarding illegal payments and gratuities (collectively with the FCPA, the “Improper Payment Laws”);

(b)           made, undertaken, offered to make, promised to make or authorized the payment or giving of any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment), to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing, or to any non-governmental individual or entity, that is prohibited under any applicable Improper Payment Laws or otherwise for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality or to secure any improper advance or inducing such payee to enter into a commercial arrangement in violation of applicable Law;

(c)          been notified of any investigation by any Governmental Entity with regard to any actual or alleged payment in violation of the Laws referred to in clause (a) above;

(d)           used funds or other assets, or made any promise or undertaking in such regard, for the establishment or maintenance of a secret or unrecorded fund (a “Prohibited Fund”); or

(e)           made any false or fictitious entries in any books or records of the Company or any Company Subsidiary relating to any Prohibited Fund.

Section 3.26          No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Article III (as qualified by the Company Disclosure Letter hereto) and the representations and warranties set forth in the other Transaction Agreements, neither the Company nor any of its Affiliates nor any Person acting on any of their behalf makes any other express or any implied representations or warranties with respect to (a) the Company or any Company Subsidiary, any of their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other matter relating to the Company or the Company Subsidiaries or (b) the accuracy or completeness of any documentation, forecasts, projections, estimates or other information provided by the Company, any Affiliate of the Company or any Person acting on any of their behalf to Investor, any Affiliate of Investor or any Person acting on any of their behalf.

Article IV

REPRESENTATIONS AND WARRANTIES
OF THE FOUNDING MEMBERS

The following representations and warranties are made by each Founding Member as to itself and not as to any other Person and are made severally and not jointly. Subject to the foregoing, each Founding Member, as applicable, hereby represents and warrants, severally and not jointly, as to itself, to Investor as follows:

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Section 4.1            Organization. Such Founding Member is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has requisite organizational power and authority and any necessary governmental authorizations to own, lease and to the extent applicable, operate its properties, including the Interests, and to conduct its businesses as now being conducted.

Section 4.2            Authority; Execution and Delivery; Enforceability. Such Founding Member has full organizational power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party, to perform and comply with each of its obligations hereunder and thereunder, and to consummate the Transactions and the other transactions contemplated by such other Transaction Agreements. The execution and delivery by such Founding Member of this Agreement and the other Transaction Agreements to which it is or will be a party, the performance and compliance by such Founding Member with its obligations herein and therein and the consummation by it of the Transactions and the other transactions contemplated by such other Transaction Agreements have been duly authorized by all necessary organization action on the part of such Founding Member. Such Founding Member has or, at the Closing, will have, duly executed and delivered this Agreement and each of the other Transaction Agreements to which it is or will be a party, and, assuming the due authorization, execution and delivery by the counterparties to this Agreement and such other Transaction Agreements, this Agreement and such other Transaction Agreements constitute (or, in the case of any Transaction Agreement to be executed and delivered at the Closing, will constitute) its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 4.3            Consents and Approvals; No Conflicts.

(a)           Except for (i) Filings, permits, authorizations, Consents, notice to and approvals as may be required under, and other applicable requirements of, the HSR Act and any other applicable Antitrust Laws, (ii) the consents, Filings, approvals and notices with applicable state debt collection and other similar regulators and (iii) such other Consents or other Filings with, any Governmental Entity the failure of which to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Consents of, or Filings with, any Governmental Entity are necessary for the consummation by such Founding Member of the Transactions or the other transactions contemplated by such other Transaction Agreements.

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(b)           Neither the execution and delivery by such Founding Member of this Agreement nor any of the other Transaction Agreements to which such Founding Member is or will be a party, nor the consummation by such Founding Member of the Transactions or any of the other transactions contemplated by such other Transaction Agreements, nor compliance by such Founding Member with any of the terms or provisions hereof and thereof, will (i) conflict with or violate any provision of the organizational documents of such Founding Member or (ii) assuming that the authorizations, Consents and approvals referred to in Section 3.4(a) are duly obtained in accordance with applicable Law, (x) violate any (1) Law or (2) Order, in either case, applicable to such Founding Member or any of its respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of such Founding Member under, any of the terms, conditions or provisions of any Contract to which such Founding Member is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of the foregoing clause (ii), as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.4            Title to Interests. Jacobsen Holdings holds good and valid title to the Interests held by it and the Interests held by Jacobsen Holdings are free and clear of any and all Liens. Neither Founding Member is a party to any convertible securities, calls, preemptive rights, options, warrants, purchase rights or other Contracts (other than this Agreement or, at the Closing, the other Transaction Agreements to which such Founding Member is or will be a party) that would require such Founding Member to sell, transfer or otherwise dispose of such Interests or prohibit or conflict with such Founding Member’s obligations with respect to the Interests under this Agreement. Except for this Agreement (or, at the Closing, the other Transaction Agreements to which such Founding Member is or will be a party), such Founding Member is not a party to any voting, trust, proxy or other Contract with respect to the voting of the Interests. Except for the Minority Interests or as otherwise set forth in the Company Disclosure Letter, as of the Closing, the JH Group Companies (other than NLFP but including each NLFP Group Company) will be principally owned, directly or indirectly, by the Company. As of the date hereof, (a) JHPDE has good and valid title to 60% of the interests of Credit Control Holdings Inc. and 19.7% of the equity interests of CreditMax Holdings, LLC, (b) KCF has good and valid title to 80.3% of the equity interests of CreditMax Holdings, LLC; (c) NJK Holding has good and valid title to the interests of NLFP held by NJK Holding and (d) (i) NLFP has good and valid title to all of the interests to all of the direct NLFP Group Companies and (ii) any direct NLFP Group Company referenced in clause (d)(i) that holds an interest in any indirect NLFP Group Company has good and valid title to such interests.

Section 4.5            Legal Proceedings. There are no Proceedings pending, or to the actual knowledge of such Founding Member, threatened against such Founding Member or any of its assets, rights or properties challenging or seeking to prevent, enjoin or otherwise delay the Transactions or that would reasonably be expected to adversely affect the validity or enforceability of this Agreement.

Section 4.6            Information Supplied. None of the information supplied or to be supplied by such Founding Member for inclusion or incorporation by reference in the Transaction Proxy Statement will, at the date it or any amendment or supplement is filed with the SEC or mailed to holders of the Investor Pre-Closing Common Stock or at the time of the Investor Transaction Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that no representation or warranty is made by such Founding Member to such portions thereof that relate to Investor or to statements made therein based on information supplied by or on behalf of Investor for inclusion or incorporation by reference therein).

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Section 4.7           Broker Fees. None of such Founding Member, any of its officers or directors, on behalf of such Founding Member or any other Person has employed any financial advisor, broker or finder in a manner that would result in any liability of Investor for any financial advisory fee, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

Section 4.8           Investment Purpose.

(a)          Such Founding Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Investor Post-Closing Capital Stock issued under Section 1.1(b)(ii), is able to bear the economic risk of such investment, has not relied upon any representations, warranties or agreements other than those set forth in this Agreement and can afford the complete loss of such investment. Such Founding Member is aware that there are substantial risks incident to the purchase of beneficial ownership of the Investor Post-Closing Capital Stock issued under Section 1.1(b)(ii), including those summarized in Investor’s Annual Report on Form 10-K for the year ended December 31, 2016 on file with the SEC. Such Founding Member is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act).

(b)          Such Founding Member is acquiring beneficial ownership in the Investor Post-Closing Capital Stock issued under Section 1.1(b)(ii) for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. Other than the Exchange Agreement and the Registration Rights Agreement, such Founding Member has no contract or agreement with any Person to sell or transfer or pledge to such Person or anyone else any shares of the Investor Post-Closing Capital Stock issued under Section 1.1(b)(ii) or its indirect beneficial ownership thereof, and such Founding Member has no present plans to enter into any such contract or agreement.

(c)          Such Founding Member understands and acknowledges that the Investor Post-Closing Capital Stock issued under Section 1.1(b)(ii) is not freely transferable and has not been registered under any federal, state or local securities Laws and is being offered and sold in reliance upon exemptions provided therein for transactions not involving any public offering and, therefore, cannot be resold or transferred unless it is subsequently registered thereunder or unless an exemption from such registration is available.

Section 4.9           No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Article IV, and the representations and warranties set forth in the other Transaction Agreements to which such Founding Member is or will be a party, neither such Founding Member nor any of its other Affiliates nor any Person acting on any of their behalf makes any other express or any implied representations or warranties with respect to such Founding Member.

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Article V

COVENANTS

Section 5.1           Investor Conduct of Businesses Prior to Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or Closing, Investor shall, except to the extent that the Company shall consent in advance in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or as expressly required or permitted by this Agreement or any of the other Transaction Agreements, or as set forth in Section 5.1 of the Investor Disclosure Letter, or as required by applicable Law or a Governmental Entity of competent jurisdiction, carry on its business in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve intact its present business organization and advantageous business relationships. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement or any of the other Transaction Agreements or as set forth in Section 5.1 of the Investor Disclosure Letter or as required by applicable Law or a Governmental Entity of competent jurisdiction, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), Investor shall not:

(a)          incur any Indebtedness;

(b)          adjust, split, combine or reclassify any Investor Capital Stock;

(c)          make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of Investor Capital Stock, other than with respect to the Redemption Shares as expressly contemplated by Section 1.2;

(d)          issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the Convertible Promissory Note, the Sponsor Letter and, at the Closing, any Mezzanine Loan Exchange Agreement;

(e)          increase or decrease the authorized number of shares of any class or series of Investor Capital Stock, except pursuant to the Investor Restated Charter;

(f)           sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, business or assets to any individual, corporation or other entity;

(g)          acquire (whether by merger or consolidation, acquisition of stock or assets or otherwise) any other Person or business;

(h)          (i) terminate, materially amend, renew or waive any material provision of, any Material Contract, other than normal renewals in the ordinary course of business or (ii) enter into any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement or (iii) terminate, materially amend, renew or waive any material provision of any Contract with the Sponsor;

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(i)           hire any employee, engage any consultant or adopt any Investor Benefit Plan;

(j)           settle any material Proceeding;

(k)          amend its certificate of incorporation or bylaws, except for the Extension Amendments and, at the Closing, the Investor Restated Charter;

(l)           merge or consolidate itself with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve;

(m)          implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable Laws;

(n)          enter into any material new line of business;

(o)          make, or commit to make, any capital expenditures;

(p)          other than in the ordinary course of business consistent with past practice or as may be required by applicable Laws, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes;

(q)          take, or intentionally or negligently fail to take, any action that is intended to or would reasonably be expected to result in the failure of any of the conditions in Article VI to be satisfied; or

(r)          agree to take, make any commitment to take, or adopt any resolutions of the Investor Board or similar governing body in support of, any of the actions prohibited by this Section 5.1.

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Section 5.2           Company Conduct of Businesses Prior to the Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company shall, and shall cause each Company Subsidiary to, and each Founding Member shall cause each JH Group Company that such Founding Member controls to, and such controlling Founding Member shall cause such controlled JH Group Company to cause such JH Group Company’s Subsidiaries to, except to the extent that Investor shall consent in advance in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or as expressly required or permitted by this Agreement, (including as may be necessary to effect the Reorganization) or any of the other Transaction Agreements, or as set forth in Section 5.2 of the Company Disclosure Letter, or as required by applicable Law or a Governmental Entity of competent jurisdiction, carry on its business in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve intact its present business organization and advantageous business relationships. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement (including as may be necessary to effect the Reorganization) or any of the other Transaction Agreements or as set forth in Section 5.2 of the Company Disclosure Letter or as required by applicable Law or a Governmental Entity of competent jurisdiction, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, without the prior written consent of Investor (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each Company Subsidiary not to, and each Founding Member shall cause each JH Group Company that such Founding Member controls not to, and such controlling Founding Member shall cause such controlled JH Group Company to cause such JH Group Company’s Subsidiaries not to:

(a)          incur any Indebtedness, except (i) for any Indebtedness incurred (A) in the ordinary course of business consistent with past practice under any revolving credit facility of the Company or any JH Group Company and their respective Subsidiaries or (B) under any accordion feature under the Contracts governing any of the existing Indebtedness of the Company or any JH Group Company and their respective Subsidiaries, (ii) for any Indebtedness among the Company and any JH Group Company and their respective Subsidiaries, (iii) for any Indebtedness incurred to replace, renew, extend, refinance or refund any existing Indebtedness on substantially the same or more favorable terms to the Company or the applicable JH Group Company (or Subsidiary thereof) than such existing Indebtedness and in the same amount as such existing Indebtedness, or (iv) Indebtedness that does not exceed $1,000,000 individually or $5,000,000 in the aggregate;

(b)          adjust, split, combine or reclassify any capital stock, equity interests or Interests;

(c)          make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any Interests (except (i) dividends or other distributions paid by any of the Subsidiaries of the Company to the Company or any of its other Subsidiaries, (ii) for such of the foregoing actions taken by any JH Group Company or any of its respective Subsidiaries to the extent such action is required pursuant to the terms of the organizational documents of such company or any Contract to which such company is a party, (iii) any tax distributions required by the organizational documents of the Company, any JH Group Company or any of their respective Subsidiaries and (iv) the Pre-Closing Distribution);

(d)          issue, sell or otherwise permit to become outstanding any additional Interests or shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any Interests or shares of capital stock;

(e)          sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, business or assets to any individual, corporation or other entity other than a wholly-owned Company Subsidiary or, prior to the consummation of the Reorganization, any JH Group Company (or any Subsidiary thereof), other than in the ordinary course of business;

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(f)           except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith) or as required by any Material Contract, acquire (whether by merger or consolidation, acquisition of stock or assets or otherwise) any other Person or business;

(g)          terminate, materially amend, renew or waive any material provision of any Material Contract, other than (i) normal terminations or renewals in the ordinary course of business and (ii) other amendments, modifications or terminations that do not materially impact economic terms of such agreements in a manner adverse to the Company or any Company Subsidiary;

(h)          except as required under a Company Benefit Plan, as required by applicable Law or in the ordinary course of business, (i) materially increase the compensation or benefits of any director, employee or consultant, (ii) materially increase benefits payable under any existing severance or termination pay policies or employment agreements in respect of any director, employee or consultant, (iii) enter into any employment, consulting, severance, termination, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, employee or consultant, (iv) establish, adopt or materially amend any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, employee or consultant, or (v) fund any rabbi trust in respect of any payments or benefits to be provided to any director, employee or consultant;

(i)           settle any Proceeding, except in an amount and for consideration not in excess of $250,000 individually or $500,000 in the aggregate and that would not impose any material restriction on the business of it or the Company Subsidiaries;

(j)           amend its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or comparable governing documents;

(k)          merge or consolidate itself or any Company Subsidiary with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any Company Subsidiary;

(l)           implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable Laws;

(m)         enter into any new material line of business;

(n)          except in the ordinary course of business, make any changes in its policies and practices with respect to its business operations, practices and policies, in each case except as may be required by such operations, policies and practices or by any applicable Laws, regulations, guidelines or policies imposed by any Governmental Entity;

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(o)          make, or commit to make, any capital expenditures in excess of $250,000 in the aggregate, other than (i) as disclosed in the Company’s capital expenditure budget set forth in Section 5.2(o) of the Company Disclosure Letter or (ii) any such capital expenditures made, committed to make or incurred in the ordinary course of business;

(p)          other than in the ordinary course of business consistent with past practice or as may be required by applicable Laws, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes;

(q)          take or fail to take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material Company Intellectual Property;

(r)           take, or intentionally or negligently fail to take, any action that is intended to or would reasonably be expected to result in the failure of any of the conditions in Article VI to be satisfied; or

(s)          agree to take, make any commitment to take, or adopt any resolutions of the applicable governing body in support of, any of the actions prohibited by this Section 5.2.

Section 5.3           Regulatory Approvals.

(a)          Each of Investor and the Company shall use their reasonable best efforts to obtain the expiration or early termination of any waiting periods, or any applicable approvals required, under the HSR Act or other Antitrust Law (the “Antitrust Approvals”), and shall (i) make or cause to be made the registrations, declarations and Filings required of such party under the HSR Act and any other Antitrust Law listed in Section 5.3 of the Investor Disclosure Letter (“Antitrust Filings”) with respect to the Transactions as promptly as reasonably practicable and advisable after the date of this Agreement (and in any event within fifteen (15) Business Days after the date of this Agreement), and any Filing fees associated therewith shall be borne by Investor and such initial Filings from Investor and the Company shall request early termination of any applicable waiting period under the HSR Act, (ii) agree not to extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the Transactions, except with the prior written consent of the other party not to be unreasonably withheld, conditioned or delayed, (iii) subject to applicable Law, furnish to the other party as promptly as reasonably practicable all information reasonably required for any application or other Filing to be made by the other party pursuant to any applicable Law in connection with the Transactions, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the Federal Trade Commission (“FTC”) or any other Governmental Entity in respect of such Antitrust Filings, this Agreement or the Transactions, (v) promptly notify the other party of any material communication between that party and the FTC, the DOJ or any other Governmental Entity in respect of any Antitrust Filings or any inquiry or Proceeding relating to this Agreement or the Transactions and of any material communication received or given in connection with any Proceeding by a private party relating to the Transactions, (vi) subject to applicable Law, discuss with and permit the other party (and its counsel) to review in advance, and consider in good faith the other party’s reasonable comments in connection with, any Antitrust Filing or communication to the FTC, the DOJ or any other Governmental Entity or in connection with any Proceeding by a private party to any other Person, relating to any Antitrust Filing or inquiry or other Proceeding relating to this Agreement or the Transactions, (vii) not participate or agree to participate in any substantive meeting, telephone call or discussion with the FTC, the DOJ or any other Governmental Entity in respect of any Antitrust Filing, inquiry or Proceeding relating to this Agreement or the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting, telephone call or discussion, (viii) subject to applicable Law, furnish the other party promptly with copies of all correspondence, filings and communications between them and their Affiliates on the one hand, and the FTC, the DOJ or any other Governmental Entity or members of their respective staffs on the other hand, with respect to any Antitrust Filing, inquiry or Proceeding relating to this Agreement or the Transactions, and (ix) act in good faith and reasonably cooperate with the other party in connection with any Antitrust Filings and in connection with resolving any investigation or inquiry of any such agency or other Governmental Entity under the HSR Act or any other Antitrust Law with respect to any such Antitrust Filing, this Agreement or the Transactions.

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(b)          In furtherance and not in limitation of the foregoing, but subject to the following sentences of this Section 5.3(b), each of Investor and the Company shall take all commercially reasonable steps that are reasonably necessary to (i) resolve, avoid or eliminate impediments or objections, if any, that may be asserted by the FTC, the DOJ or any other Governmental Entity, in each case, with respect to the Transactions under any Antitrust Law and (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or materially delay the consummation of the Transactions, so as to enable the parties hereto to close the Transactions expeditiously and as promptly as reasonably practicable; provided, however, that, without the prior written consent of the Company, Investor shall not: (A) propose, negotiate, commit to or effect, by consent decree, hold separate Orders, Contract or otherwise, any sale, divesture, disposition or license of, any of the assets, properties, businesses, product lines or services of Investor, any of its Affiliates, the Company or any Company Subsidiary, or any interest or interests therein; (B) otherwise take or commit to take actions that after the Closing Date would limit Investor’s, any of its Affiliates’, the Company’s or any Company Subsidiary’s freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines or services of Investor, any of its Affiliates, the Company or any Company Subsidiary or any interest or interests therein; (C) terminate or assign, or agree to terminate or assign, any Contract or business relationship or (D) agree or commit to take any of the foregoing actions (clauses (A) through (D), a “Specified Action”). In connection with any Antitrust Approval, but subject to the immediately preceding sentence, Investor shall (I) defend vigorously through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated, lifted, reversed, overturned or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Closing prior to the consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action and (II) consult regularly with the Company with respect to, keep the Company appraised of, and consider in good faith any strategies, suggestions and recommendations of the Company with respect to, the matters contemplated by clause (I). Notwithstanding anything to the contrary in this Agreement, in connection with any Antitrust Approval, no party hereto shall be required to take, or agree or commit to take, any actions that, individually or in the aggregate, would reasonably be expected to have a material and adverse effect on the Company, any Company Subsidiary or Investor (in any case, measured on a scale relative to Investor, the Company and any Company Subsidiary on a combined basis) (a “Materially Burdensome Regulatory Condition”).

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Section 5.4           Preparation of the Transaction Proxy Statement; Investor Transaction Stockholders Meeting.

(a)          As promptly as practicable after the date of this Agreement (and, in the case of filing, in any event no later than fifteen (15) Business Days after the date hereof, assuming all information required to be provided by the Founding Members, the Company, or the Company Subsidiaries has been provided to Investor at least five (5) Business Days prior to such time), Investor shall prepare and file with the SEC a preliminary proxy statement to be sent to the stockholders of Investor relating to the Investor Transaction Stockholders Meeting (as such filing is amended or supplemented, the “Transaction Proxy Statement” and, together with the Extension Proxy Statement, the “Proxy Statements”) for the purposes of (i) providing Investor’s stockholders with the opportunity to redeem their shares of Investor Pre-Closing Common Stock in connection with the Transactions and (ii) soliciting proxies from Investor’s stockholders to obtain the Investor Stockholder Approvals (other than the Extension Amendments Approvals) and the other matters to be voted on at a meeting of the holders of Investor Pre-Closing Common Stock to be called and held for such purpose. Investor shall file the definitive Transaction Proxy Statement with the SEC and cause the Transaction Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Investor Board, within three (3) Business Days of (A) in the event the preliminary Transaction Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, or (B) in the event the preliminary Transaction Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC. Investor shall use its reasonable best efforts to have the Transaction Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable. The Company and the Founding Members shall furnish all information as may be reasonably necessary in connection with the preparation, filing and distribution of the Transaction Proxy Statement. Except with respect to any matters subject to an SEC request for relief as set forth in Section 5.4(a) of the Investor Disclosure Letter, Investor will cause the Transaction Proxy Statement to comply as to form in all material respects with the Exchange Act. If at any time prior to Closing any information relating to Investor, the Company, the Founding Members or any of their respective Affiliates, directors or officers, should be discovered by Investor, the Company or the Founding Members that should be set forth in an amendment or supplement to the Transaction Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Investor. Investor shall notify the Company promptly of, in the event the preliminary Transaction Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, in the event the preliminary Transaction Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, the issuance of any stop order, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Transaction Proxy Statement or for additional information and shall supply the Company with copies of all written correspondence between it or any of its or its Affiliates’ directors, officers, members, employees, agents, advisors and other representatives (collectively, the “Representatives”), on the one hand, and the SEC or its staff, on the other hand, with respect to the Transaction Proxy Statement or the Transactions.

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(b)          Investor shall, as soon as practicable following effectiveness of the Transaction Proxy Statement (but in any event, subject to applicable Law, no later than twenty (20) Business Days following the date on which the Transaction Proxy Statement is furnished to the Investor stockholders), duly call, give notice of, convene and hold a meeting of its stockholders (the “Investor Transaction Stockholders Meeting” and, together with the Extension Amendment Meeting, the “Investor Stockholders Meetings”) for the purpose of seeking to obtain the Investor Stockholder Approvals (other than the Extension Amendments Approvals). Investor shall, through the Investor Board, make the Investor Recommendation, include such Investor Recommendation in the Transaction Proxy Statement, and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of obtaining the Investor Stockholder Approvals (other than the Extension Amendments Approvals) and (ii) take all other action necessary or advisable to secure the Investor Stockholder Approvals (other than the Extension Amendments Approvals). Neither the Investor Board nor any committee thereof shall (i) withhold, withdraw or modify or qualify, or propose to withhold, withdraw or modify or qualify, in a manner adverse to the Company, the approval, determination of advisability, or recommendation by the Investor Board or such committee of the matters that are the subject of the Investor Stockholder Approvals, (ii) make any public statement in connection with the Investor Transaction Stockholders Meeting by or on behalf the Investor Board that would reasonably be expected to have the same effect as the matters prohibited by clause (i), (iii) approve, determine to be advisable, or recommend, or propose to approve, determine to be advisable, or recommend, any Investor Acquisition Proposal or (iv) cause or permit Investor to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other agreement relating to any Investor Acquisition Proposal (any action described in clauses (i) through (iv), an “Adverse Recommendation Change”). Investor shall, subject to applicable Law, adjourn or postpone the Investor Transaction Stockholders Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Investor Pre-Closing Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Investor has not received proxies representing a sufficient number of shares necessary to obtain the Investor Stockholder Approvals (other than the Extension Amendments Approvals). Unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and Investor shall submit this Agreement and the Transactions and the other matters that are the subject of the Investor Stockholder Approvals (other than the Extension Amendments Approvals), for stockholder approval at the Investor Transaction Stockholders Meeting.

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Section 5.5           Extension of Business Combination Deadline.

(a)          If the Extension Proxy Statement has not been filed as of the date hereof then, as promptly as practicable after the date of this Agreement (and, in the case of filing, in any event no later than two (2) Business Days hereafter), Investor shall prepare and file with the SEC a preliminary proxy statement (the “Extension Proxy Statement”) to be sent to the stockholders of Investor relating to an annual meeting of the stockholders of Investor (the “Extension Amendment Meeting”) for the purposes of (i) providing Investor’s stockholders with the opportunity to redeem their shares of Investor Pre-Closing Common Stock in connection with the Extension Amendment, (ii) soliciting proxies from Investor’s stockholders to obtain the Extension Amendments Approvals and the other matters to be voted on at a meeting of the holders of the Investor Pre-Closing Common Stock to be called and held for such purpose and (iii) electing directors to the Investor Board. Investor shall file the definitive Extension Proxy Statement with the SEC and cause the Extension Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Investor Board, within three (3) Business Days of (A) in the event the preliminary Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, or (B) in the event the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC. Investor shall use its reasonable best efforts to have the Extension Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable. Investor will cause the Extension Proxy Statement to comply as to form in all material respects with the Exchange Act. If at any time prior to the Closing any information relating to Investor or its Affiliates, directors or officers, should be discovered by Investor that should be set forth in an amendment or supplement to the Extension Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, Investor shall promptly notify the Company and the Founding Members and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Investor. Investor shall notify the Company promptly of, in the event the preliminary Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, in the event the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, the issuance of any stop order, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Extension Proxy Statement or for additional information and shall supply the Company with copies of all written correspondence between it or any of its or its Affiliates’ Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Extension Proxy Statement or the Extension Amendment.

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(b)          Investor shall, as soon as practicable following effectiveness of the Extension Proxy Statement (but in any event no later than August 1, 2017), duly call, give notice of, convene and hold the Extension Amendment Meeting for the purpose of seeking and obtaining the Extension Amendments Approvals. Investor shall, through the Investor Board, make the Investor Recommendation as it applies to the Extension Amendments Approvals, include such Investor Recommendation in the Extension Proxy Statement, and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of obtaining the Extension Amendments Approvals and (ii) take all other action necessary or advisable to secure the Extension Amendments Approvals. Neither the Investor Board nor any committee thereof shall make an Adverse Recommendation Change as it relates to the Extension Amendments Approvals. Investor shall adjourn or postpone the Extension Amendment Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Investor Pre-Closing Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Investor has not received proxies representing a sufficient number of shares necessary to obtain the Extension Amendments Approvals. Unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and Investor shall submit the Extension Amendments Approvals for stockholder approval at the Extension Amendment Meeting.

(c)          If the Extension Amendments Approvals are obtained, then Investor shall, as promptly as practicable (but in any event no later than the date on which Investor is required to file a Current Report on Form 8-K disclosing the preliminary voting results of the Extension Amendment Meeting (or, if earlier, August 4, 2017)), (i) file the Extension Amendment with the Secretary of State of the State of Delaware and (ii) provide written notice to the Company and the Founding Members of the redemption payments that Investor is required to make under the Investor Charter in respect of any Redemption Shares in connection with the Extension Amendment.

Section 5.6           No Solicitation; No-Shop.

(a)          The Company and the Founding Members shall immediately cease any existing discussions and negotiations with any third parties conducted prior to the date hereof with respect to any Company Acquisition Proposal and shall not enter into any Contract with respect to any Company Acquisition Proposal until the earlier of the consummation of the Transactions or the termination of this Agreement pursuant to Section 7.1. Until the earlier of the consummation of the Transactions or the valid termination of this Agreement pursuant to Section 7.1 hereof, none of the Company, the Founding Members or any Company Subsidiary shall, directly or indirectly, through any Affiliate or any of its or their Representatives, directly or indirectly, (i) initiate, solicit, pursue, discuss or encourage any inquiries or the making of any proposal that constitutes an Company Acquisition Proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information to any Person relating to, any Company Acquisition Proposal other than information to any other Person that is traditionally provided in the regular course of business to third parties where the Company and its Representatives have no reason to believe that such information may be utilized to evaluate any such Company Acquisition Proposal, or (iii) agree to, approve or recommend, or otherwise enter into any Contract with respect to, any Company Acquisition Proposal.

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(b)          Investor shall immediately cease any existing discussions and negotiations with any third parties conducted prior to the date hereof with respect to any Investor Acquisition Proposal and shall not enter into any Contract with respect to any Investor Acquisition Proposal until the earlier of the consummation of the Transactions or the termination of this Agreement pursuant to Section 7.1. Until the earlier of the consummation of the Transactions or the valid termination of this Agreement pursuant to Section 7.1, Investor shall not, directly or indirectly, through any Affiliate or any of its or their Representatives, directly or indirectly, (i) initiate, solicit, pursue, discuss or encourage any inquiries or the making of any proposal that constitutes an Investor Acquisition Proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information to or request any information from any Person relating to, any Investor Acquisition Proposal other than information to or from any other Person that is traditionally provided in the regular course of business to third parties where Investor and its officers, directors and Affiliates have no reason to believe that such information may be utilized to evaluate any such Investor Acquisition Proposal, or (iii) agree to, approve or recommend, or otherwise enter into any Contract with respect to, any Investor Acquisition Proposal.

(c)          For purposes of this Agreement:

(i)          “Company Acquisition Proposal” means any proposal, Contract, offer or inquiry by any Person or Persons for or with respect to (regardless how structured) (A) the acquisition of twenty percent (20%) or more of any class of the equity interests of the Company or any Company Subsidiary pursuant to a merger, consolidation, dissolution, recapitalization, refinancing or otherwise, (B) a transaction pursuant to which the Company or any Company Subsidiary issues or would issue, or such Person or Persons acquires or would acquire, twenty percent (20%) or more of any class of the equity interests of the Company or any Company Subsidiary or (C) a transaction pursuant to which such Person or Persons acquires or would acquire in any manner, directly or indirectly, any assets of the Company or any Company Subsidiary thereof constituting twenty percent (20%) or more of the fair market value of the assets of the Company and the Company Subsidiaries taken as a whole.

(ii)         “Investor Acquisition Proposal” means any proposal, Contract, offer or inquiry by any Person or Persons for or with respect to (regardless how structured) (A) the acquisition of twenty percent (20%) or more of any class of the equity interests of another Person pursuant to a merger, consolidation, dissolution, recapitalization, refinancing or otherwise, (B) a transaction pursuant to which another Person issues or would issue, or Investor, its stockholders or any of its Subsidiaries acquire or would acquire, twenty percent (20%) or more of any class of the equity interests of such other Person, (C) a transaction pursuant to which Investor or any of its Subsidiaries acquires or would acquire in any manner, directly or indirectly, any assets of another Person constituting twenty percent (20%) or more of the fair market value of the assets of such other Person or (D) any other transaction that may constitute a Business Combination.

Section 5.7           Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Investor and the Company. Thereafter, neither Investor nor the Company will issue any press release or make any statements which are public or are reasonably likely to become public to the extent relating to the Transactions without the other party’s prior written consent, not to be unreasonably withheld, conditioned or delayed, except, upon the advice of counsel, as may be required by applicable Law or any stock exchange rule; provided, however, that the foregoing shall not apply to any press release or other public statement to the extent containing only such information as was contained in a press release or other public statement previously issued or made in accordance with this Section 5.7.

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Section 5.8           Notification of Certain Matters. Each party shall give prompt notice to the other party if any of the following occur after the date of this Agreement: (a) receipt of any notice or other communication from any Governmental Entity or Nasdaq (or any other securities market) in connection with this Agreement or the Transactions; or (b) such party becoming aware of the occurrence of an event that would reasonably be expected to prevent or materially delay the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Transactions set forth in Article VI not being satisfied; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute the failure of any condition set forth in Article VI, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying fact, change, event or circumstance would independently result in a failure of the conditions set forth in Article VI to be satisfied.

Section 5.9           Access to Information.

(a)          Upon reasonable notice and subject to applicable Laws and privileges relating to the exchange of information, (i) Investor shall and shall cause its Subsidiaries to, and (ii) the Company shall and shall use commercially reasonable efforts to cause each Company Subsidiary to, afford to the officers, employees, accountants, counsel and other Representatives of Investor and the Company, during normal business hours during the period prior to Closing, reasonable access to all of its and its Subsidiaries’ properties, books, Contracts, commitments and records, and to its and its Subsidiaries’ officers, employees, accountants, counsel and other Representatives and, during such period, each such party shall, and shall cause its Subsidiaries to, promptly make available to the other party, subject, in the case of competitively sensitive information, to any customary “clean-room” arrangements agreed between the parties, (A) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities Laws and (B) all other information concerning its business, properties and personnel as the other party may reasonably request. Each such party shall use commercially reasonable efforts to minimize any interference with the other party’s regular business operations during any such access.

(b)          This Section 5.9 shall not require Investor and the Company or any of its Subsidiaries to permit any access, or to disclose any information, that in the reasonable, good faith judgment of such party would reasonably be expected to result in (i) any violation of any Contract or Law to which such party is a party or is subject or cause any privilege (including attorney-client privilege) which such party or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information or violate or prejudice the rights of the other party’s or its Subsidiaries’ customers or (ii) if such party or any of its Subsidiaries, on the one hand, and the other party or any of its Subsidiaries, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto. Each of Investor and the Company will use their reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of clause (i) of the preceding sentence apply.

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(c)          The information provided pursuant to this Section 5.9 shall be used solely for the purpose of the Transactions, and unless and until the Transactions are consummated, such information shall be kept confidential by the recipient thereof in accordance with, and such recipient shall otherwise abide by and be subject to the terms and conditions of the Confidentiality Agreement. If this Agreement is terminated, Investor and the Company shall and shall cause each of their Representatives to, return or destroy (and certify destruction of) all information provided pursuant to this Section 5.9.

Section 5.10         Commercially Reasonable Efforts.

(a)          The parties hereto shall reasonably cooperate with each other and use their commercially reasonable efforts to as promptly as reasonably practicable prepare and file all necessary documentation, to effect all applications, notices, petitions and Filings, to obtain as promptly as reasonably practicable all permits, Consents, approvals and authorizations of all third parties and Governmental Entities which are reasonably necessary or advisable to consummate the Transactions, and to comply with the terms and conditions of all such permits, Consents, approvals and authorizations of all such Governmental Entities. The parties shall reasonably cooperate with each other in connection therewith (including the furnishing of any information (subject to applicable Laws and privileges) and any reasonable undertaking or commitments that may reasonably be required to obtain any such approvals). Each of Investor and the Company shall have the right to review in advance, and, to the extent reasonably practicable, each will consult the other on, in each case subject to applicable Laws and privileges relating to the exchange of information, all the information relating to Investor or the Company, as the case may be, and any of their respective Subsidiaries, which appears in any Filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as reasonably practicable. Subject to applicable Laws and privileges, each such party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than any portions of material filed in connection therewith that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality. The parties hereto agree that they will reasonably consult with each other with respect to the obtaining of all permits, Consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each such party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. Each such party shall reasonably consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the Transactions. Each such party shall use its reasonable best efforts to (i) take all action reasonably necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and (ii) if any Takeover Law becomes applicable to any of the Transactions, take all action to enable the Transactions to be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Takeover Law on the Transactions.

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(b)          In furtherance and not in limitation of the foregoing, but subject to the following sentences of this Section 5.10(b), each of Investor and the Company shall take all commercially reasonable steps that are reasonably necessary to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that would restrain, prevent or materially delay the Closing, and (ii) avoid or eliminate each and every impediment, if any, that is asserted by any Governmental Entity, in each case, with respect to the Transactions so as to enable the Closing to occur as promptly as reasonably practicable. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates (including any Company Subsidiary) shall be required to take, or agree or commit to take, any Specified Action, whether pursuant to any consent decree, hold separate Order, or otherwise. Notwithstanding anything to the contrary in this Agreement, no party hereto shall be required to take, or agree or commit to take, any actions that, individually or in the aggregate, would reasonably be expected to constitute a Materially Burdensome Regulatory Condition.

(c)          Nothing in this Agreement, including this Section 5.10, obligates Investor, the Company or any Founding Member to waive any of the conditions to such party’s obligations to consummate the Transactions as set forth in Article VI.

(d)          Notwithstanding anything in this Section 5.10 to the contrary, this Section 5.10 does not apply to any Antitrust Approvals or Antitrust Filings, both of which are governed exclusively by Section 5.3.

Section 5.11         Directors’ and Officers’ Insurance and Indemnification.

(a)          From and after Closing, all rights to indemnification and advancement of expenses for acts or omissions occurring through Closing in favor of the current or former directors and officers of Investor, the Company and their respective Subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”) as provided in Investor’s or the Company’s, as applicable, certificate of incorporation and by-laws, and the organizational documents of such Subsidiaries as currently in effect, and all rights with respect thereto, shall survive the Transactions and shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b)          In the event that either Investor or the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Investor shall, and shall cause the Company to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.11.

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(c)          For a period of six (6) years after Closing, Investor shall or shall cause the Company to, maintain in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that Investor may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the Indemnitees arising from facts or events which occurred at or before Closing (including the Transactions); provided, however, that Investor shall not be obligated to expend, on an annual basis, an amount in excess of three hundred percent (300%) of the aggregate annual premium paid as of the date of this Agreement by Investor for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Investor shall cause to be maintained policies of insurance that provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Investor may obtain at or prior to Closing a six-year “tail” policy under Investor’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence.

(d)          The provisions of this Section 5.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the applicable party’s certificate of incorporation, bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the applicable party or its respective Subsidiaries in effect as of the date of this Agreement.

(e)          Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Investor or the Company or any of their respective Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.11 is not prior to or in substitution for any such claims under such policies.

(f)          The Indemnitees entitled to the indemnification and insurance set forth in this Section 5.11 are intended to be third party beneficiaries of this Section 5.11. This Section 5.11 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of Investor and the Company.

Section 5.12         Control of Operations. Notwithstanding anything else in this Agreement that may be deemed to the contrary (other than Section 5.1 and Section 5.2), nothing in this Agreement shall, directly or indirectly, give any party control over any other party’s operations, business or decision-making before Closing, and control over all such matters shall remain in the hands of the relevant party.

Section 5.13         Stock Exchange Listing. Investor shall use reasonable best efforts to (a) cause the shares of Investor Class A Common Stock to continue to satisfy the Nasdaq listing requirements as of the Closing and (b) cause to be listed on the Nasdaq (subject to official notice of issuance prior to the Closing) the shares of Investor Class A Common Stock that may be issuable in satisfaction of the exchange rights granted under the Exchange Agreement with respect to the Class B Units.

Section 5.14         Section 16 Matters. Prior to Closing, Investor shall take all such steps as may be required to cause any dispositions of Investor Capital Stock (including derivative securities with respect to Investor Capital Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Investor to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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Section 5.15         Trust Account.

(a)          Immediately following the Closing, the obligations of Investor to dissolve or liquidate within a specified time period as contained in the Investor Charter will be terminated and Investor shall have no obligation whatsoever to dissolve and liquidate the assets of Investor by reason of the consummation of the Transactions or otherwise, and no stockholder of Investor shall be entitled to receive any amount from the Trust Account except with respect to such stockholder’s Redemption Shares in accordance with Section 1.2. At least forty-eight (48) hours prior to the Closing Date, Investor shall provide notice to the Trustee in accordance with Section 1(i) of the Trust Agreement and shall deliver any other documents, opinions, or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee on the Closing Date and prior to Closing to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Investor and thereafter Investor shall cause the Trust Account and the Trust Agreement to terminate.

(b)          Immediately following Investor’s receipt of the funds held in the Trust Account on the Closing Date, prior to the Closing, Investor shall (i) pay the amount outstanding under the Convertible Promissory Note to the extent of any outstanding amount that has not been converted into Investor Warrants, the fees of Citigroup Global Markets Inc. and the fees of Cantor Fitzgerald, in each case, as set forth in Section 2.16 of the Investor Disclosure Letter, and all reasonable (with respect to expenses incurred since April 27, 2017) and documented accounts payable of Investor, and (ii) reimburse Easterly Acquisition Sponsor, LLC (“Sponsor”) for any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket expenses paid by Sponsor prior to the Closing (the aggregate amount contemplated by clauses (i) and (ii), the “Closing Sponsor Payments”).

Section 5.16         Sponsor Lock-Up Restriction. Investor shall not release, amend or waive the lock-up restrictions set forth in the Letter Agreement, by and between Sponsor and Investor, and shall enforce any violations thereof in accordance with its terms.

Section 5.17         Investor Stock Plan. Investor shall take all necessary action to, subject to Investor Stockholder Approvals, adopt and approve the 2017 Omnibus Equity Incentive Plan in the form attached hereto as Exhibit I.

Section 5.18         Organizational Documents. Prior to the Closing, Investor shall use reasonable best efforts to cause each of the Investor Restated Charter to be in full force and effect as of the Closing.

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Section 5.19         Governance.

(a)          Effective as of the Closing, Investor shall cause the Investor Board to be reconstituted such that the size of the Investor Board is five members, with (i) one individual selected by Investor, which individual is set forth in Section 5.19 of the Investor Disclosure Letter (or, if such individual is unable to serve, such other individual selected by Investor), (ii) two individuals who qualify as “independent” under applicable Nasdaq rules, which individuals shall be jointly selected in good faith by the Founding Members and Investor, with one such individual being an individual that qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act and with the other such individual being an individual with regulatory expertise in the industries in which the Company, the JH Group Companies and each of their respective Subsidiaries operate and (iii) two individuals selected by the Founding Members, both of whom are set forth in Section 5.19 of the Company Disclosure Letter (or, if such individuals are unable to serve, such other individuals selected by the Founding Members). For so long as the aggregate number of shares of Investor Class A Common Stock and Investor Class B Common Stock beneficially owned by Jacobsen Holdings, any entity controlled by Douglas Jacobsen and all of their respective affiliates represents at least ten percent (10%) of the total number of issued and outstanding shares of Investor Class A Common Stock and Investor Class B Common Stock, then Jacobsen Holdings shall have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Investor. For so long as the aggregate number of shares of Investor Class A Common Stock and Investor Class B Common Stock beneficially owned by KCF, any entity controlled by Norman Kravetz and all of their respective affiliates represents at least ten percent (10%) of the total number of issued and outstanding shares of Investor Class A Common Stock and Investor Class B Common Stock, then KCF shall have a right to nominate one individual to be included in the slate of director nominees at each election of directors by the stockholders of Investor.

(b)          Investor shall (i) cause each officer of Investor to be removed from such position, with such removal effective as of the Closing, and (ii) take all necessary actions so that the persons designated by the Company are appointed to the Investor officer positions designated by the Company, such appointment to be effective as of the Closing.

(c)          As promptly as practicable following the date hereof and prior to the Closing, the Company and the Investor shall conduct a compensation study to determine the appropriate director (including chairman) and senior officer compensation for the organization following the Closing, which compensation structure and arrangements shall be implemented as of the Closing.

Section 5.20         Reorganization. The Company and the Founding Members shall use reasonable best efforts to consummate the Reorganization prior to the Closing as set forth on Annex A, such that, immediately following the consummation of the Reorganization, each JH Group Company is, directly or indirectly, principally owned by the Company, and neither the Company nor any Founding Member shall amend the steps set forth on Annex A without the prior written consent of Investor (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the anything herein to the contrary (including the steps set forth on Annex A), if, as of the Closing, any of the Minority Interests are outstanding and such outstanding Minority Interests result in a reduction to the number of Class B Units issuable to the Class B Members under Section 1.1(a)(ii), then the failure by the Company and the Founding Members to complete such steps in respect of the Minority Interests shall not be considered a breach or other violation of this Section 5.20.

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Section 5.21         Mezzanine Loans. Prior to the Closing Date, the Company may approach the holders of the outstanding mezzanine loans of any of the JH Group Companies and their respective Subsidiaries (the “Mezzanine Lenders”) for the purpose of discussing and negotiating the terms (if any) on which the Mezzanine Lenders, or any of them, may be willing to exchange (a “Mezzanine Exchange”) an aggregate principal amount of their mezzanine loans not to exceed $35,000,000 for shares of Investor Class A Common Stock (the “Mezzanine Exchanged Shares”) upon the Closing. If the Company determines to proceed with any Mezzanine Exchange in accordance with the immediately preceding sentence then, prior to the Closing, the Company, any Mezzanine Lenders participating in such Mezzanine Exchange and Investor shall enter into one or more mezzanine loan exchange agreements (a “Mezzanine Loan Exchange Agreement”), which Mezzanine Loan Exchange Agreements shall value the Investor Class A Common Stock offered to any Mezzanine Lenders participating in a Mezzanine Exchange at a per share price equal to ten dollars ($10); provided that such Mezzanine Exchange shall be on terms no less favorable to such Mezzanine Lenders than the best terms offered by the Investor and the Company (in consultation with each other) to potential investors in the Investor Class A Common Stock as an incentive to invest in Investor (it being understood that if the per share price offered to any potential investor is less than ten dollars ($10) per share, then the Mezzanine Lenders participating in a Mezzanine Exchange shall be entitled to participate at the lowest per share price offered to such potential investors). If the Company determines to proceed with any Mezzanine Exchange, then each of the Company and Investor shall use their commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Mezzanine Loan Exchange Agreements on the terms and conditions described therein.

Article VI

CONDITIONS TO THE TRANSACTIONS

Section 6.1           Conditions to Obligations of Each Party. The obligations of the Company, the Founding Members and Investor to consummate the Transactions are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the Company, the Founding Members and Investor):

(a)          Investor Stockholder Approvals. Investor shall have obtained the Investor Stockholder Approvals.

(b)          Listing.

(i)          The shares of Investor Class A Common Stock issuable in satisfaction of the exchange rights granted under the Exchange Agreement with respect to the Class B Units shall have been approved for listing on the Nasdaq, subject to official notice of issuance; and

(ii)         As of the Closing (after giving effect to any Redemption Shares and any Mezzanine Exchanged Shares), Investor shall have satisfied all of the conditions and requirements to the continued listing of the shares of Investor Class A Common Stock on the Nasdaq (including the requirement under Section 5505(a)(3) of the applicable Nasdaq rules to have at least 300 Round Lot Holders).

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(c)          Investor Net Tangible Assets. Investor shall have at least $5,000,001 of net tangible assets following the exercise by the holders of shares of Investor Pre-Closing Common Stock issued in Investor’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their shares of Investor Pre-Closing Common Stock held by them into a pro rata share of the Trust Account in accordance with the Investor Charter.

(d)          Statutes and Injunctions. No Order shall have been promulgated, entered, enforced, enacted or issued or shall be applicable to the Transactions by any Governmental Entity which prohibits, restrains or makes illegal the consummation of the Transactions and shall continue in effect.

(e)          Governmental Consents. (i) the waiting period applicable to the Transactions under the HSR Act and any other applicable Antitrust Laws shall have expired or early termination shall have been granted, (ii) all consents, authorizations or approvals of state regulatory authorities governing the Company’s or any Company Subsidiary’s debt collection and other similar licenses, as well as the expiration of any applicable regulatory waiting period, in each case, that may be required in the various states in which the Company or any JH Group Company or any of their respective Subsidiaries operates that are required in connection with the transactions contemplated by this Agreement shall have been received and (iii) any other approvals the failure of which to be obtained would reasonably be expected to be, individually, or in the aggregate, material to Investor, the Company and the Company Subsidiaries taken as a whole, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (clauses (i) through (iii) being referred to herein as the “Required Governmental Consents”), and no such Required Governmental Consent shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

Section 6.2           Conditions to Obligations of the Company and the Founding Members to Effect the Transactions. The obligations of the Company and the Founding Members to consummate the Transactions are subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by the Company):

(a)          Representations and Warranties of Investor. The representations and warranties of Investor set forth in this Agreement (except those representations and warranties set forth in the proviso below) shall be true and correct in all respects (without giving effect to any materiality or Investor Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have an Investor Material Adverse Effect; provided that the representations and warranties of Investor set forth in (i) Section 2.2(a), (ii) Section 2.2(b), (iii) Section 2.2(c), (iv) Section 2.3, (v) Section 2.6(b), (vi) Section 2.16 and (vii) Section 2.18 shall be true and correct (other than, in the case of Section 2.2(a), such failures to be true and correct as are de minimis) as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date). The Company shall have received a certificate, dated as of the Closing Date, validly executed and signed on behalf of Investor by its chief executive officer or chief financial officer certifying that this condition has been satisfied.

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(b)          Performance of Obligations of Investor. Investor shall have performed or complied with all of the obligations, agreements and covenants required by this Agreement to be performed or complied with by it in all material respects and the Company shall have received a certificate, dated as of the Closing Date, validly executed and signed on behalf of Investor by its chief executive officer or chief financial officer certifying that this condition has been satisfied.

(c)          No Material Adverse Effect. Since the date hereof, there shall not have been any event or circumstance which shall have resulted in an Investor Material Adverse Effect and no change or event shall have occurred that would reasonably be expected to result in such an Investor Material Adverse Effect.

(d)          Investor Restated Charter. The Investor Restated Charter shall be in full force and effect.

(e)          Transaction Agreements. At Closing, the Sponsor Letter shall be in full force and effect and Investor shall have delivered a duly executed counterpart signature page to each of the following Transaction Agreements:

(i)          the Exchange Agreement;

(ii)         the New Operating Agreement;

(iii)        the Registration Rights Agreement; and

(iv)        the Tax Receivable Agreement.

Section 6.3           Conditions to Obligation of Investor to Effect the Transactions. The obligation of Investor to consummate the Transactions is subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by Investor on behalf of itself, except that the condition set forth in Section 6.3(e) may not be waived without the prior written consent of the Company):

(a)          Representations and Warranties of the Company and the Founding Members. The representations and warranties of the Company and the Founding Members set forth in this Agreement (except those representations and warranties set forth in the proviso below) shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Company Material Adverse Effect; provided, that the representations and warranties of the Company set forth in (i) Section 3.2(a), (ii) Section 3.2(b), (iii) Section 3.3 (iv) Section 3.4, (v) Section 3.7(b), (vi) Section 3.18, (vii) Section 4.2 and (viii) Section 4.4 shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date). Investor shall have received a certificate, dated as of the Closing Date, validly executed and signed on behalf of the Company by its chief executive officer or chief financial officer certifying that this condition has been satisfied.

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(b)          Performance of Obligations of the Company and the Founding Members. Each of the Company and the Founding Members shall have performed or complied with, as applicable, all of the obligations, agreements and covenants required by this Agreement to be performed or complied with by them in all material respects and Investor shall have received a certificate, dated as of the Closing Date, validly executed and signed on behalf of the Company by its chief executive officer or chief financial officer certifying that this condition has been satisfied.

(c)          No Company Material Adverse Effect. Since the date hereof, there shall not have been any event or circumstance which shall have resulted in a Company Material Adverse Effect and no change or event shall have occurred that would reasonably be expected to result in such a Company Material Adverse Effect.

(d)          Transaction Agreements. At Closing, the Sponsor Letter shall be in full force and effect and the Company, each Founding Member and each other Class B Member shall have delivered a duly executed counterpart signature page to each of the following Transaction Agreements:

(i)          the Exchange Agreement;

(ii)         the New Operating Agreement;

(iii)        the Registration Rights Agreement; and

(iv)        the Tax Receivable Agreement.

(e)          Reorganization. The Reorganization shall have been consummated; provided that, if, as of the Closing, any of the Minority Interests are outstanding and such outstanding Minority Interests result in a reduction to the number of Class B Units issuable to the Class B Members under Section 1.1(a)(ii), then the failure of the Reorganization steps in respect of the Minority Interests to be so consummated shall not constitute a failure of the condition set forth in this Section 6.3(e).

Article VII

TERMINATION

Section 7.1           Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Transactions may be abandoned at any time prior to Closing, whether before or after the Investor Stockholder Approvals:

(a)          By the mutual written consent of the Company and Investor.

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(b)          By either of the Company or Investor:

(i)          if any Governmental Entity of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Transactions and such Order shall have become final and non-appealable or if any Governmental Entity that must grant a Required Governmental Consent has denied approval of the Transactions and such denial has become final and non-appealable;

(ii)         if the Transactions shall not have been consummated by the later of (A) August 4, 2017 or (B) if the stockholders of Investor have duly approved the Extension Amendment (the deadline for consummating a Business Combination set forth in such Extension Amendment, the “Business Combination Deadline”), the earlier of (x) such Business Combination Deadline and (y) December 31, 2017 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to Investor or the Company if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (I) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Transactions set forth in Article VI prior to the Outside Date or (II) the failure of the Closing to occur by the Outside Date; provided, further that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to the Investor or the Company on the basis that the Reorganization has not occurred as of the Outside Date if such failure is in respect of any of the Minority Interests remaining outstanding and such outstanding Minority Interests result in a reduction to the number of Class B Units issuable to the Class B Members under Section 1.1(a)(ii);

(iii)        if the Investor Stockholder Approvals (other than the Extension Amendments Approvals) shall not have been obtained upon a vote taken thereon at the Investor Transaction Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof.

(c)          By Investor, if the Company or the Founding Members shall have breached or failed to perform any of their representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, (i) if occurring or continuing on the Closing Date, would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) is not cured by the earlier of the Outside Date and thirty (30) days following written notice of such breach to the Company or the Founding Members, or by its nature or timing is incapable of being cured during such period; provided, that Investor is not then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement,

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(d)          By the Company, if (i) Investor shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, (A) if occurring or continuing on the Closing Date, would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is not cured by the earlier of the Outside Date and thirty (30) days following written notice of such breach to Investor, or by its nature or timing is incapable of being cured during such period; provided, that the Company or the Founding Members are not then in material breach of any of their representations, warranties, covenants or agreements set forth in this Agreement; or (ii) the Investor Board shall have (A) failed to recommend in the Proxy Statements that the stockholders of Investor approve the matters that are the subject of the Investor Stockholder Approvals; (B) made an Adverse Recommendation Change; (C) resolved to take any of the actions described in (A) or (B) or (D) failed to reaffirm the Investor Recommendation within two (2) Business Days after the Company requests in writing that such reaffirmation be taken.

Section 7.2           Effect of Termination. In the event of the termination of this Agreement by either Investor or the Company as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other party specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or Investor, other than this Section 7.2, Section 7.3 and Article VIII, which provisions shall survive such termination; provided, however, that, subject to the terms of this Agreement, if such termination shall result from the willful failure of any party to perform an agreement or covenant contained herein, nothing in this Section 7.2 shall relieve any party of any liability as a result of such failure or breach. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive the termination of this Agreement in accordance with their terms.

Section 7.3           Expenses. All fees and expenses incurred by the parties hereto shall be borne solely by the party that has incurred such fees and expenses.

Section 7.4           Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 7.1 or an amendment or waiver of this Agreement pursuant to Section 8.1 or Section 8.2 shall, in order to be effective, require, in the case of the Company, Investor, action by their respective Boards of Directors (or other governing body) or a duly authorized committee thereof. Termination of this Agreement prior to Closing shall not require the approval of the stockholders of Investor.

Article VIII

MISCELLANEOUS

Section 8.1           Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of Investor contemplated hereby, by written agreement of Investor, the Company and the Founding Members at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that no amendment, modification or supplement of this Agreement shall be made following the adoption of this Agreement by Investor stockholders unless, to the extent required, approved by such Investor stockholders.

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Section 8.2           Extension; Waiver. At any time prior to Closing, parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Except as required by applicable Law, no waiver of this Agreement shall require the approval of the stockholders of either of Investor or the Company. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 8.3           Nonsurvival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of the parties hereto contained herein shall not survive the Closing, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing. Effective as of the Closing, there are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement, except, with respect to those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing, the remedies that may be available under Section 8.8.

Section 8.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company or the Founding Members, to:

JH Capital Group Holdings, LLC

21800 Oxnard Street, Fifth Floor

Woodland Hills, CA, 91367

Attention:  Glenn S. Corey

Telephone No:  (818) 251-9911

Facsimile:  (818) 251-9917

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Attention:  Sven Mickisch

Telephone No.:  (212) 735-3554

Facsimile: (917) 777-3554

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and

Advisors LLP

11911 San Vicente Blvd Suite 265

Los Angeles CA 90049

Attention:  Leigh Morris

Telephone No.:  (310) 472-4111

Facsimile: (310) 472-5433

(b)	if to Investor, to:

Easterly Acquisition Corp.

375 Park Avenue, 21st Floor

New York, NY 10152

Attention:  Avshalom Kalichstein

Telephone No:  (646) 712-8300

Facsimile:  (646) 383-9413

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

875 Third Avenue

New York, NY 10022

Attention:  Alexander Johnson

Telephone No.:  (212) 918-3030

Facsimile:  (212) 918-3100

Section 8.5           Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

Section 8.6           Entire Agreement; Third Party Beneficiaries. This Agreement (including the Annex, schedules and Exhibits hereto and the documents and the instruments referred to herein and therein), the Sponsor Letter, the Confidentiality Agreement and any other agreements entered into contemporaneously and in connection herewith: (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Section 5.11 are not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 8.7           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

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Section 8.8           Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 8.9           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be directly or indirectly assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that, following the Reorganization, this Agreement and the rights, interests and obligations of any Founding Member hereunder may be assigned (whether by operation of law or otherwise) by such Founding Member without the consent of any party if such assignment is to one or more Class B Members that, following the Reorganization, are controlled by any Founding Member. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.10         Headings; Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. “Include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter and the Investor Disclosure Letter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “made available,” “delivered” or “provided” or terms of similar import, when used in the representations (including any attendant definitions) shall mean, in the case of the Company, made available and delivered to Investor and its Representatives prior to the date of this Agreement and, in the case of Investor, made available to the Company and its Representatives prior to the date of this Agreement in the electronic data room maintained by Investor or delivered to the Company and its Representatives. Unless otherwise specified, all references to “$” refer to United States dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. All Exhibits and schedules annexed hereto or referred to herein, and the Investor Disclosure Letter and the Company Disclosure Letter, are hereby incorporated in and made a part of this Agreement as if set forth in full herein; provided, however, that the fact that any item of information is disclosed in either the Investor Disclosure Letter or the Company Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. This Agreement is the product of negotiations by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

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Section 8.11         Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 8.12         Exclusive Jurisdiction. Each of the parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware of, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (d) consents to service of process being made through the notice procedures set forth in Section 8.4.

Section 8.13         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.14         Trust Account Waiver. The Company and the Founding Members acknowledge that Investor is a blank check company with the powers and privileges to effect a Business Combination. The Company and the Founding Members further acknowledge that, as described in the prospectus dated July 29, 2015 (the “Prospectus”), substantially all of Investor’s assets consist of the cash proceeds of the IPO and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of Investor, certain of its public stockholders and the underwriters of the IPO. The Company and the Founding Members acknowledge that they have been advised by Investor that, except with respect to interest earned on the funds held in the Trust Account that may be released to Investor to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if Investor completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; and (b) if Investor fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Investor in limited amounts to permit Investor to pay the costs and expenses of its liquidation and dissolution, and then to Investor’s public stockholders. For and in consideration of Investor entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and the Founding Members hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account (other than the right at Closing to require that Investor make the capital contribution of the Investment Amount as contemplated by Section 1.1(b)(i)) and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with Investor.

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Section 8.15         Definitions. As used in this Agreement, the following terms and those set forth in the Index of Defined Terms, when used in this Agreement, and the Annex, Exhibits, schedules, and other documents delivered in connection herewith, shall have the meanings specified in this Section 8.15 or on the corresponding page number of the Index of Defined Terms:

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. “control” has the meaning specified in Rule 405 under the Securities Act.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Available Cash” means the amount of cash in U.S. dollars equal to (a) unrestricted cash and cash equivalents, determined in accordance with GAAP, held by Investor outside of the Trust Account, plus (b) the amount of the funds contained in the Trust Account, minus (c) deferred underwriting fees payable to Citigroup Global Markets Inc. and Cantor Fitzgerald as set forth in Section 2.16 of the Investor Disclosure Letter, minus (d) any reasonable (with respect to expenses incurred since April 27, 2017) and documented out-of-pocket transaction expenses of Investor that are accrued and unpaid as of Closing, minus (e) any outstanding amount under the Convertible Promissory Note that has not been converted into Investor Warrants, minus (f) any obligation of Investor to fund the redemption price in respect of the exercise of any redemption rights by Investor stockholders pursuant to Section 9.2 or Section 9.7 of the Investor Charter, minus (g) without duplication of any amount set forth in clauses (c) through (f), the aggregate amount of any Closing Sponsor Payments.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or commercial banks in the County of New York or the County of Los Angeles are authorized or required by Law to be closed.

“Company Subsidiary” means any entity that would be a Subsidiary of the Company after giving effect to the Reorganization. For the avoidance of doubt, this definition shall also apply to each reference to the defined term “Subsidiary” where the context clearly indicates that such Subsidiary is or, as of the Closing and after giving effect to the Reorganization, would be, a Subsidiary of the Company.

Annex A-65

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated April 27, 2017, by and between the Company and Investor, as the same may be amended, supplemented or otherwise modified by the parties.

“Convertible Promissory Note” means the Convertible Promissory Note, dated as of March 17, 2016, issued by Investor to Sponsor.

“GAAP” means generally accepted accounting principles in the United States.

“Hazardous Substances” means any substance, material, or waste that poses a hazard or threat to human health, safety, natural resources, or the environment or that is listed, defined, regulated, or forms the basis of liability under any Environmental Law, including “hazardous substances” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any cost associated with prepaying any such debt, (b) capitalized lease obligations, (c) letters of credit, (d) the principal of and premium in respect of obligations evidenced by bonds, debentures, notes and similar instruments and all other obligations of a Person upon which interest is paid by such Person, including accrued interest, (e) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, (f) amounts in respect of checks in transit, (g) net cash payment obligations under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), (h) all liabilities relating to securitization or factoring programs or arrangements, and (i) all Indebtedness of another Person referred to in clauses (a) through (h) above guaranteed (including keep well arrangements) directly or indirectly, jointly or severally, in any manner, in each case, other than (i) deposits and (ii) federal or other similar governmental funds borrowings.

“Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

“Investor Class A Common Stock” means the shares of Investor’s Class A Common Stock to be authorized by the Investor Restated Charter.

Annex A-66

“Investor Class B Common Stock” means the shares of Investor’s Class B Common Stock to be authorized by the Investor Restated Charter and having no economic value but entitling the holder thereof to one (1) vote per share.

“Knowledge” means the actual knowledge of the individuals set forth in Section 8.15 of the Investor Disclosure Letter, in the case of Investor, or Section 8.15 of the Company Disclosure Letter, in the case of the Company.

“Laws” means, any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation (domestic or foreign) or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

“Liens” means, any liens, charges, transfer restrictions, preemptive rights, encumbrances, adverse rights or claims and security interests whatsoever, excluding transfer restrictions imposed by securities Laws.

“Material Adverse Effect” means, with respect to Investor, on the one hand, or the Company, on the other hand, any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations, assets, liabilities or financial condition of such party and Investor’s Subsidiaries or the Company Subsidiaries, taken as a whole, except to the extent such material adverse effect results from (i) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates, except to the extent that such changes in conditions have a greater adverse materially disproportionate effect on such party and Investor’s Subsidiaries or the Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which such party and any of Investor’s Subsidiaries or the Company Subsidiaries, operate, (ii) any changes in conditions generally affecting any of the industries in which such party and Investor’s Subsidiaries or the Company Subsidiaries operate, except to the extent that such changes in conditions have a greater adverse materially disproportionate effect on such party and Investor’s Subsidiaries or the Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in such industries, (iii) any decline in the credit rating of such party or the securities of such party (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Material Adverse Effect), (iv) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction, except to the extent that such conditions have a greater adverse materially disproportionate effect on such party and Investor’s Subsidiaries or the Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which such party and any of Investor’s Subsidiaries or the Company Subsidiaries, operate, (v) any matter described in the Investor Disclosure Letter or the Company Disclosure Letter, as applicable, (vi) the execution and delivery of this Agreement or the public announcement, performance, pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of such party or any of Investor’s Subsidiaries or the Company Subsidiaries, with customers, employees, suppliers or other Persons or any litigation arising from this Agreement or the Transactions, (vii) any retrospective or prospective change in applicable Laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof, (viii) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, except to the extent that such conditions have a greater adverse materially disproportionate effect on such party and Investor’s Subsidiaries or the Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which such party and any of Investor’s Subsidiaries or the Company Subsidiaries, operate, (ix) any action permitted or required to be taken pursuant to or in accordance with this Agreement or taken at the request of the other party or with the other party’s express written consent, (x) any failure by the party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Material Adverse Effect), (xi) any change affecting the international, national, regional, state, provincial or local financial industry except to the extent that such changes in conditions have a greater adverse materially disproportionate effect on such party and Investor’s Subsidiaries or the Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in such industries, or (xii) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except to the extent that such conditions have a greater adverse materially disproportionate effect on such party and Investor’s Subsidiaries or the Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which such party and any of Investor’s Subsidiaries or the Company Subsidiaries, operate; or (b) would prevent or materially delay the consummation by Investor, the Company or the Founding Members, as applicable, of the Transactions on a timely basis.

Annex A-67

“Material Contracts” shall mean (a) with respect to the Company or any Company Subsidiary, (i) any Contract which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by the Company or any Company Subsidiary in any material respect, (ii) any Contract with or to a labor union or guild (including any collective bargaining agreement), (iii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements, in each case relating to Indebtedness in excess of $500,000 (other than (A) any lending activities in the normal course of business by Credit Control relating to its collection activities and (B) deposit liabilities, trade payables, and securities sold under repurchase agreements), (iv) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or the Company Subsidiaries, taken as a whole, (v) any Contract that is a consulting agreement or data processing, software programming or licensing Contract involving the payment of more than $500,000 per annum (other than any such Contracts that are terminable by the Company or any Company Subsidiary on sixty (60) days or less notice without any required payment or other conditions (other than the condition of notice)), (vi) any Contract that relates to the marketing, advertising or promotion of products or services involving in any such case payments by the Company or any Company Subsidiary of more than $500,000 per year; (vii) any Contract that requires Company or any Company Subsidiary to dispose of or acquire assets or properties (other than any real property) that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $1,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction; and (viii) any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any Company Subsidiary of assets with a fair market value in excess of $500,000; provided, that in no event shall a Company Benefit Plan qualify as a Material Contract; or (b) with respect to Investor, (i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by Investor with the SEC, (ii) any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by Investor of assets, securities, or properties, or relating to any Business Combination, (iii) any Contract relating to the Trust Account or the assets thereof, (iv) any Contract with any officer, director or Affiliate of Investor or with any underwriter of the IPO or (v) any other Contract under which Investor is obligated to make payment or incur costs in excess of $100,000 in any year.

Annex A-68

“Nasdaq” means The NASDAQ Capital Market.

“Open Source Software” means all software or other materials distributed as “open source,” “free software,” “copyleft software,” or under similar licensing or distribution terms, including without limitation, any software or material that requires as a condition of use, modification, or distribution that other software incorporated into, derived from or distributed with such software or material (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge.

“Order” means any order, writ, injunction, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Permitted Lien” means (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been made in accordance with GAAP, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) gaps in the chain of title evident from the records of the relevant Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (v) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (vi) statutory landlords’ liens and liens granted to landlords under any lease, and (vii) any purchase money security interests, equipment leases or similar financing arrangements.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing or, to the Knowledge of the Person in question, investigation or inquiry (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

Annex A-69

“Pro Rata Share” means, with respect to each Class B Member, a fraction (expressed as a percentage), the numerator of which is the number of Class B Units that, as of the Closing, will be set forth on the Schedule of Members opposite the name of such Class B Member and the denominator of which is the total number of Class B Units that, as of the Closing, will be set forth on the Schedule of Members.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances from any source into or upon the indoor or outdoor environment.

“Sponsor Letter” means that certain letter agreement by and among Investor, Sponsor, the Company and the Founding Members, dated as of the date of this Agreement, and attached hereto as Exhibit G.

“Subsidiary” when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, or (ii) that would be required to be consolidated in such party’s financial statements under GAAP.

“Tax Return” shall mean any return, report or statement filed or required to be filed with any Governmental Entity with respect to Taxes, including any election, notification, appendix schedule or attachment thereto, and including any amendments thereof.

“Taxes” shall mean all taxes of any kind imposed by any Governmental Entity, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, excise, employment, withholding, franchise, profits, license, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity.

“Transaction Agreements” means this Agreement, the New Operating Agreement, the Registration Rights Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Sponsor Letter, any Mezzanine Loan Exchange Agreement and any agreement, document or certificate necessary to effect the Reorganization.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

JH CAPITAL GROUP HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

EASTERLY ACQUISITION CORP.

By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

[Signature Page to Investment Agreement]

Annex A-71

FOUNDING MEMBERS:

JACOBSEN CREDIT HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

NJK HOLDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

KRAVETZ CAPITAL FUNDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

[Signature Page to Investment Agreement]

Annex A-72

Annex A

Reorganization Steps

Annex A-73

ANNEX A

Project Washington

Reorganization Steps

June 26, 2017

1

Project Washington Reorganization Steps June 26, 2017 1 ANNEX A

Annex A-74

Pre-Transaction Structure – Jacobsen Entities

Doug Jacobsen
Jacobsen Credit Holdings LLC
JH Portfolio Debt Equities, LLC
JH Capital Group Holdings LLC
JHCG Holdings LLC
Rick Saffer
40%
60%
Credit Control, LLC (S Corp)
100%
Pinreid, LLC
100%
JH Portfolio Debt Equities 2, LLC
100%
JH Mortgage Resolution, LLC
100%
JH Capital (V.I.), Inc..
50%
JH Met Asset Entity, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
19.7% & CMAX convertible note
100%
Remnant Capital LLC
50%
JH CX Asset Entity, LLC
50%
RBE Capital Partners LLC
80%
JH Reviver, LLC
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX NDSE, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

2

Pre - Transaction Structure – Jacobsen Entities Credit Control, LLC (S Corp) JH Met Asset Entity, LLC Rick Saffer Doug Jacobsen JH Portfolio Debt Equities, LLC 60% 40% JH Portfolio Debt Equities 4, LLC RBE Capital Partners LLC JH Reviver, LLC JH CX Asset Entity, LLC CreditMax Holdings, LLC JH Portfolio Debt Equities 2, LLC CMAX Finance, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC 50% 50% 96.16% 80% 19.7% & CMAX convertible note 50% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend 2 Remnant Capital LLC JH Capital (V.I.), Inc.. JH Mortgage Resolution, LLC Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC 100% 100% 100% 100% Pinreid, LLC 100%

Annex A-75

Pre-Transaction Structure – Kravetz Entities

Norman Kravetz
Monique Jacobsen
95%
5%
Pacific Capital Holdings, LLC
100%*
NJK Holding, LLC
80%
CMAX Finance Partners IV, LLC
Kravetz Capital Funding, LLC
Next Level Finance Partners, LLC
50%
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
RBE Capital Partners LLC
80.3%
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX NDSE, LLC

Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

3

3 * Kravetz Capital Funding, LLC (“KCF”) is owned 47.175% by Norman Kravetz (“NK”), 47.175% by Glenda Kravetz (“GK”) and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). 50% RBE Capital Partners LLC CreditMax Holdings, LLC Next Level Finance Partners, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80% 80.3% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Settlement Marketing Group, LLC Kravetz Capital Funding, LLC Pre - Transaction Structure – Kravetz Entities NJK Holding, LLC 95% 5% Monique Jacobsen 100%*

Annex A-76

4 JH Capital Group Pre - Transaction Structure Notes and Assumptions • All ownership interests are assumed to be 100% unless specifically indicated otherwise. • It is assumed that Class B Members of CreditMax Holdings, LLC (“ CMAX ”), who held a 35.5% interest in CMAX , have been bought out. • JH Portfolio Debt Equities, LLC (“ JHPDE ”) is expected to dissolve Pinreid , LLC in connection with Project Washington, although timing is to be confirmed. • Minority ownership is as follows (and is assumed to stay in place): – KCF – 47.175% NK; 47.175% GK ; 5.65% Consumer Financial Insite , LLC (which is itself owned 99%/1% by NK and GK , respectively). – Credit Control, LLC (“Credit Control”) – 40% Rick Saffer (“RS”) – Next Level Finance Partners, LLC (“ NLFP ”) - • 7.4% Metropolitan Partners Fund III, LP • 5.3332% Metropolitan Partners Fund II, LP • 4.0669% Metropolitan Principal Holdings 2, LLC • 3.1999% Ability Insurance Co. – JH Met Asset Entity, LLC - 50% COCD Asset Holdings, LLC (an entity held indirectly by NK) – JH Reviver - 20% Reviver Financial, LLC – JH Portfolio Debt Equities 4, LLC – 3.84% Oliphant Financial, LLC – JH CX Asset Entity, LLC – 50% CX Asset Holdings, LLC (an entity held indirectly by NK)

Annex A-77

PRE - SIGNING STEPS Section 1 5

Annex A-78

NJK Holding Buy-Out

Norman Kravetz
Monique Jacobsen
95%
5%
Pacific Capital Holdings, LLC
100%*
NJK Holding, LLC
80%
CMAX Finance Partners IV, LLC
Kravetz Capital Funding, LLC
Next Level Finance Partners, LLC
50%
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
RBE Capital Partners LLC
80.3%
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC
CreditMax Holdings, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX NDSE, LLC

6

50% RBE Capital Partners LLC CreditMax Holdings, LLC Next Level Finance Partners, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80% 80.3% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend 6 Settlement Marketing Group, LLC Kravetz Capital Funding, LLC NJK Holding Buy - Out NJK Holding, LLC 95% 5% Monique Jacobsen 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively).

Annex A-79

NJK Holding Buy-Out

5% interest in
NJK Holding, LLC
1
Norm Kravetz
Monique Jacobsen
Note
95%
5%
NJK Holding, LLC

7

• Step 1 : Monique Jacobsen sells her 5% interest in NJK Holding, LLC (“NJK”) to NK in exchange for a $400,750 note. NJK Holding Buy - Out NJK Holding, LLC 95% 5% 1 Monique Jacobsen Norm Kravetz 5% interest in NJK Holding, LLC Note 7

Annex A-80

JH Portfolio Debt Equities Clean-Up

Doug Jacobsen
Jacobsen Credit Holdings LLC
JH Portfolio Debt Equities, LLC
JH Capital Group Holdings LLC
JHCG Holdings LLC
Rick Saffer
40%
60%
Credit Control, LLC (S Corp)
100%
JH Portfolio Debt Equities 2, LLC
50%
JH Met Asset Entity, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
80%
JH Reviver, LLC
19.7% & CMAX convertible note
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX NDSE, LLC
50%
RBE Capital Partners LLC
50%
JH CX Asset Entity, LLC
100%
Remnant Capital LLC
100%
JH Capital (V.I.), Inc..
100%
JH Mortgage Resolution, LLC
100%
Pinreid, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

8

JH Portfolio Debt Equities Clean - Up Credit Control, LLC (S Corp) Rick Saffer Doug Jacobsen JH Portfolio Debt Equities, LLC 60% 40% JH Portfolio Debt Equities 4, LLC JH Reviver, LLC CreditMax Holdings, LLC CMAX Finance, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC 19.7% & CMAX convertible note Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC JH Met Asset Entity, LLC JH Portfolio Debt Equities 2, LLC 50% 96.16% 80% 100% RBE Capital Partners LLC JH CX Asset Entity, LLC 50% 50% Remnant Capital LLC JH Capital (V.I.), Inc.. JH Mortgage Resolution, LLC 100% 100% 100% Pinreid, LLC 100% 8

Annex A-81

JH Portfolio Debt Equities Clean-Up

1
2
Doug Jacobsen
100% interest in Remnant Capital LLC in exchange for $21,469
100% interest in Remnant Capital LLC
JH Portfolio Debt Equities, LLC
Recovery MedAdvocate Partners LLC
Remnant Capital LLC

9

Doug Jacobsen JH Portfolio Debt Equities, LLC Remnant Capital LLC JH Portfolio Debt Equities Clean - Up • Step 1 : JHPDE sells its 100% interest in Remnant Capital LLC to Douglas Jacobsen (“DJ”) for $21,469. • Step 2 : DJ contributes his 100% interest in Remnant Capital LLC to Recovery MedAdvocate Partners, LLC. 1 100% interest in Remnant Capital LLC in exchange for $21,469 Recovery MedAdvocate Partners LLC 2 100% interest in Remnant Capital LLC 9

Annex A-82

Doug Jacobsen JH Portfolio Debt Equities, LLC JH Capital (V.I.), Inc.. JH Mortgage Resolution, LLC JH Portfolio Debt Equities Clean - Up • Step 1 : JHPDE sells its 100% interest in JH Capital (V.I.), Inc. to DJ for $20,637. • Step 2 : JHPDE sells its 100% interest in JH Mortgage Resolution, LLC (f/k/a Apex Financial Management, LLC) to DJ for $29,141. 1 100% interest in JH Capital (V.I.), Inc. in exchange for $20,637 2 100% interest in JH Mortgage Resolution, LLC in exchange for $29,141 10

Annex A-83

JH Portfolio Debt Equities Clean - Up • Step 1 : Pinreid, LLC dissolves under applicable law, distributing its assets and liabilities to JHPDE. Doug Jacobsen JH Portfolio Debt Equities, LLC Pinreid, LLC 1 Dissolution Note: This dissolution may happen after signing but is shown as a pre - signing step for purposes of illustration. 11

Annex A-84

JH Capital Group Holdings LLC

Doug Jacobsen
Jacobsen Credit Holdings LLC
JH Portfolio Debt Equities, LLC
JH Capital Group Holdings LLC
JHCG Holdings LLC
Rick Saffer
40%
60%
Credit Control, LLC (S Corp)
100%
JH Portfolio Debt Equities 2, LLC
50%
JH Met Asset Entity, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
80%
JH Reviver, LLC
19.7% & CMAX convertible note
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX NDSE, LLC
50%
RBE Capital Partners LLC
50%
JH CX Asset Entity, LLC
100%
Remnant Capital LLC
100%
JH Capital (V.I.), Inc..
100%
JH Mortgage Resolution, LLC
100%
Pinreid, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

12

JH Capital Group Holdings LLC Credit Control, LLC (S Corp) Rick Saffer Doug Jacobsen JH Portfolio Debt Equities, LLC 60% 40% JH Portfolio Debt Equities 4, LLC JH Reviver, LLC CreditMax Holdings, LLC CMAX Finance, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC 19.7% & CMAX convertible note Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC JH Met Asset Entity, LLC JH Portfolio Debt Equities 2, LLC 50% 96.16% 80% 100% RBE Capital Partners LLC JH CX Asset Entity, LLC 50% 50% Remnant Capital LLC JH Capital (V.I.), Inc.. JH Mortgage Resolution, LLC 100% 100% 100% Pinreid, LLC 100% 12

Annex A-85

JH Capital Group Holdings LLC Doug Jacobsen JH Portfolio Debt Equities, LLC Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC 100% interests in JH Capital Group Holdings LLC and JH Portfolio Debt Equities LLC • Step 1 : DJ contributes his 100% interest in JH Capital Group Holdings LLC (“JHCG”) and JHPDE to Jacobsen Credit Holdings LLC (“JCH”). JH Portfolio Debt Equities, LLC JH Capital Group Holdings LLC JHCG Holdings LLC 1 13

Annex A-86

JH Capital Group Holdings LLC Doug Jacobsen Jacobsen Credit Holdings LLC 100% interest in JH Portfolio Debt Equities LLC • Step 2 : JCH contributes its 100% interest in JHPDE to JHCG as its initial capital contribution JH Portfolio Debt Equities, LLC JH Capital Group Holdings LLC JHCG Holdings LLC 2 JH Portfolio Debt Equities, LLC 14

Annex A-87

JH Capital Group Holdings LLC Doug Jacobsen Jacobsen Credit Holdings LLC 100% interest in JH Portfolio Debt Equities LLC • Step 3 : JHCG contributes its 100% interest in JHPDE to JHCG Holdings LLC (“JHCG Holdings”) as its initial capital contribution JH Portfolio Debt Equities, LLC JH Capital Group Holdings LLC JHCG Holdings LLC 3 JH Portfolio Debt Equities, LLC 15

Annex A-88

CreditMax Holdings, LLC

Norman Kravetz
Monique Jacobsen
95%
5%
Pacific Capital Holdings, LLC
100%*
NJK Holding, LLC
80%
CMAX Finance Partners IV, LLC
Kravetz Capital Funding, LLC
Next Level Finance Partners, LLC
50%
RBE Capital Partners LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
80.3%
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX NDSE, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

16

50% RBE Capital Partners LLC CreditMax Holdings, LLC Next Level Finance Partners, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80% 80.3% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Settlement Marketing Group, LLC Kravetz Capital Funding, LLC NJK Holding, LLC 95% 5% Monique Jacobsen CreditMax Holdings, LLC 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). 16

Annex A-89

CreditMax Holdings, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80.3% 2 1 3 • Step 1 : Pacific Capital Holdings, LLC (“Pacific Capital”) distributes its 100% interest in CMAX Finance Partners IV, LLC to NK. • Step 2 : NK contributes such interest to KCF for additional membership interests in KCF. • Step 3 : KCF contributes such interest to CMAX for additional membership interests in CMAX. CreditMax Holdings, LLC Kravetz Capital Funding, LLC 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). 17

Annex A-90

F reorganization of Credit Control, LLC

Doug Jacobsen
Jacobsen Credit Holdings LLC
JH Portfolio Debt Equities, LLC
JH Capital Group Holdings LLC
JHCG Holdings LLC
Rick Saffer
40%
60%
Credit Control, LLC (S Corp)
100%
Pinreid, LLC
100%
JH Portfolio Debt Equities 2, LLC
100%
JH Mortgage Resolution, LLC
100%
JH Capital (V.I.), Inc.
50%
JH Met Asset Entity, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
19.7% & CMAX convertible note
100%
Remnant Capital LLC
50%
JH CX Asset Entity, LLC
50%
RBE Capital Partners LLC
80%
JH Reviver, LLC
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX NDSE, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

18

Credit Control, LLC (S Corp) Rick Saffer Doug Jacobsen JH Portfolio Debt Equities, LLC 60% 40% JH Portfolio Debt Equities 4, LLC JH Reviver, LLC CreditMax Holdings, LLC CMAX Finance, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC 19.7% & CMAX convertible note Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC F reorganization of Credit Control, LLC JH Met Asset Entity, LLC JH Portfolio Debt Equities 2, LLC 50% 96.16% 80% 100% RBE Capital Partners LLC JH CX Asset Entity, LLC 50% 50% Remnant Capital LLC JH Capital (V.I.), Inc.. JH Mortgage Resolution, LLC 100% 100% 100% Pinreid, LLC 100% 18

Annex A-91

F reorganization of Credit Control, LLC 1 • Step 1 : JHPDE and RS form a new corporation, Credit Control Holdings Inc. (“Credit Control Holdings”). Credit Control, LLC (S corp) Rick Saffer 60% 40% Credit Control Holdings Inc. JH Portfolio Debt Equities, LLC 19

Annex A-92

F reorganization of Credit Control, LLC Credit Control, LLC (S corp) Rick Saffer 60% 40% Credit Control Holdings Inc. 2 • Step 2 : JHPDE and RS contribute their 60% and 40% interests, respectively, in Credit Control to Credit Control Holdings in exchange for 60% and 40%, respectively, of the single class of outstanding stock of Credit Control Holdings. JH Portfolio Debt Equities, LLC 20

Annex A-93

F reorganization of Credit Control, LLC Rick Saffer 60% 40% Credit Control Holdings Inc. • Step 3 : Credit Control Holdings makes an election on Form 8869 to treat Credit Control as a qualified subchapter S subsidiary (“Qsub”) effective as of the same date as Step 2. As a result of this election, the transaction should qualify as a reorganization described in Section 368(a)(1)(F) of the Code, Credit Control Holdings should succeed to Credit Control’s S corporation election and Credit Control should become a Qsub of Credit Control Holdings with the same EIN as Credit Control. See Rev. Rul. 2008 - 18. • Step 4 : Effective prior to Credit Control being contributed to JHCG, Credit Control makes a check - the - box election on Form 8832 to become a disregarded entity for U.S. federal income tax purposes. Credit Control, LLC 3 4 CTB election Qsub election JH Portfolio Debt Equities, LLC 21

Annex A-94

JH Capital Group Interim Structure

Doug Jacobsen
Norman Kravetz
JH Portfolio Debt Equities, LLC
Rick Saffer
40%
60%
Credit Control Holdings Inc.
Credit Control, LLC
100%
JH Portfolio Debt Equities 2, LLC
50%
JH Met Asset Entity, LLC
80%
JH Reviver, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
50%
JH CX Asset Entity, LLC
50%
50%
RBE Capital Partners LLC
19.7% & CMAX convertible note
80.3%
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX Finance Partners IV, LLC
CMAX NDSE, LLC
Pacific Capital Holdings, LLC
* KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively).
100%*
Kravetz Capital Funding, LLC
NJK Holding, LLC
80%
Next Level Finance Partners, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

22

JH Capital Group Interim Structure Credit Control Holdings Inc. JH Met Asset Entity, LLC 50% Rick Saffer Doug Jacobsen JH Portfolio Debt Equities, LLC 60% 40% JH Portfolio Debt Equities 4, LLC RBE Capital Partners LLC JH Reviver, LLC JH CX Asset Entity, LLC CreditMax Holdings, LLC Next Level Finance Partners, LLC JH Portfolio Debt Equities 2, LLC NJK Holding, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80% 50% 50% 96.16% 80% 19.7% & CMAX convertible note 50% 80.3% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Settlement Marketing Group, LLC Note: DJ’s interest in JHPDE is indirect, as shown on following slide. Kravetz Capital Funding, LLC Credit Control, LLC 100% 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). 22

Annex A-95

JH Capital Group Interim Structure JHPDE Detailed Ownership Doug Jacobsen JH Portfolio Debt Equities, LLC Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC 23

Annex A-96

BRIDGE LOAN CLOSING Section 2 24

Annex A-97

Bridge Loan Closing Doug Jacobsen JH Portfolio Debt Equities, LLC Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC Citi $$ Stock Pledge • Citi lends $50,000,000 to JHCG Holdings under a bridge loan facility. • JHCG Holdings pledges its membership interests in JHPDE to support such borrowing. JHPDE, in turn, pledges its 60% stock interest in Credit Control Holdings and its membership interests and note in CMAX. • Under the bridge loan and other borrowings, Credit Control LLC and Credit Control Holdings will be made excluded assets. Credit Control Holdings Inc. 60% Credit Control, LLC CreditMax Holdings, LLC 19.7% & CMAX convertible note Stock/Note Pledge Stock Pledge 25

Annex A-98

26 PRE - ACQUISITION STEPS Section 3

Annex A-99

JH Capital Group Interim Structure

Jacobsen Credit Holdings LLC
JH Portfolio Debt Equities, LLC
Rick Saffer
40%
60%
Credit Control Holdings Inc.
Credit Control, LLC
100%
JH Portfolio Debt Equities 2, LLC
50%
JH Met Asset Entity, LLC
80%
JH Reviver, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
50%
JH CX Asset Entity, LLC
50%
50%
RBE Capital Partners LLC
19.7% & CMAX convertible note
80.3%
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX Finance Partners IV, LLC
CMAX NDSE, LLC
Norman Kravetz
Pacific Capital Holdings, LLC
NJK Holding, LLC
* KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively).
100%*
Kravetz Capital Funding, LLC
80%
Next Level Finance Partners, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

27

JH Capital Group Interim Structure Credit Control Holdings Inc. JH Met Asset Entity, LLC 50% Rick Saffer 60% 40% JH Portfolio Debt Equities 4, LLC RBE Capital Partners LLC JH Reviver, LLC JH CX Asset Entity, LLC CreditMax Holdings, LLC Next Level Finance Partners, LLC JH Portfolio Debt Equities 2, LLC NJK Holding, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80% 50% 50% 96.16% 80% 19.7% & CMAX convertible note 50% 80.3% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Settlement Marketing Group, LLC Kravetz Capital Funding, LLC Credit Control, LLC Jacobsen Credit Holdings LLC JH Portfolio Debt Equities, LLC 100% 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). 27

Annex A-100

Next Level Finance Partners, LLC

Jacobsen Credit Holdings LLC
JH Portfolio Debt Equities, LLC
Norman Kravetz
Pacific Capital Holdings, LLC
NJK Holding, LLC
Rick Saffer
40%
60%
Credit Control Holdings Inc.
Credit Control, LLC
* KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively).
100%*
50%
JH CX Asset Entity, LLC
Kravetz Capital Funding, LLC
80%
Next Level Finance Partners, LLC
100%
JH Portfolio Debt Equities 2, LLC
50%
50%
RBE Capital Partners LLC
50%
JH Met Asset Entity, LLC
80%
JH Reviver, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
19.7% & CMAX convertible note
96.16%
80.3%
JH Portfolio Debt Equities 4, LLC
CreditMax Holdings, LLC
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX Finance Partners IV, LLC
CMAX NDSE, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

28

Credit Control Holdings Inc. JH Met Asset Entity, LLC 50% Rick Saffer JH Portfolio Debt Equities, LLC 60% 40% JH Portfolio Debt Equities 4, LLC RBE Capital Partners LLC JH Reviver, LLC JH CX Asset Entity, LLC CreditMax Holdings, LLC Next Level Finance Partners, LLC JH Portfolio Debt Equities 2, LLC NJK Holding, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80% 50% 50% 96.16% 80% 19.7% & CMAX convertible note 50% 80.3% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Settlement Marketing Group, LLC Kravetz Capital Funding, LLC Credit Control, LLC Next Level Finance Partners, LLC Jacobsen Credit Holdings LLC 100% 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). 28

Annex A-101

Next Level Finance Partners, LLC

NJK Holding, LLC
Minority Interest Holders
80%
20%
Next Level Finance Partners, LLC
1
New NLFP, LLC

29

• Step 1 : NLFP creates a new limited liability company (“New NLFP”). Next Level Finance Partners, LLC Next Level Finance Partners, LLC NJK Holding, LLC 80% Minority Interest Holders 20% 1 New NLFP, LLC 29

Annex A-102

Next Level Finance Partners, LLC

NJK Holding, LLC
Minority Interest Holders
80%
20%
Next Level Finance Partners, LLC
2
New NLFP, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC

30

Next Level Finance Partners, LLC Next Level Finance Partners, LLC NJK Holding, LLC 80% Minority Interest Holders 20% New NLFP, LLC • Step 2 : NLFP contributes to New NLFP its 100% interests in each of (i) Settlement Marketing Group, LLC, (ii) Century DS, LLC, and (iii) New Credit America, LLC. 2 Century DS, LLC New Credit America, LLC Settlement Marketing Group, LLC 30

Annex A-103

Next Level Finance Partners, LLC
Post-Restructuring Org Chart

NJK Holding, LLC
Minority Interest Holders
80%
20%
Next Level Finance Partners, LLC
New NLFP, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC

31

Next Level Finance Partners, LLC Post - Restructuring Org Chart Next Level Finance Partners, LLC NJK Holding, LLC 80% Minority Interest Holders 20% New NLFP, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC Settlement Marketing Group, LLC 31

Annex A-104

Credit Control

Doug Jacobsen
Jacobsen Credit Holdings LLC
JH Capital Group Holdings LLC
JHCG Holdings LLC
Third-Party Bridge Loan
Stock Pledge
JH Portfolio Debt Equities, LLC
Rick Saffer
Stock Pledge
40%
60%
Credit Control Holdings Inc.
Credit Control, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

32

Credit Control Holdings Inc. Rick Saffer 60% 40% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Credit Control, LLC Credit Control Doug Jacobsen JH Portfolio Debt Equities, LLC Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC Third - Party Bridge Loan Stock Pledge Stock Pledge 32

Annex A-105

Credit Control Holdings Inc. Rick Saffer 60% 40% Credit Control, LLC Credit Control Doug Jacobsen JH Portfolio Debt Equities, LLC Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC 3 2 1 • Step 1 : JHPDE distributes its 60% interest in Credit Control Holdings to JHCG Holdings. • Step 2 : JHCG Holdings distributes such interest to JHCG. • Step 3 : JHCG distributes such interest to JCH. 33

Annex A-106

JH Capital Group Updated Structure

Jacobsen Credit Holdings LLC
Rick Saffer
60%
40%
Credit Control Holdings Inc.
Credit Control, LLC
JH Portfolio Debt Equities, LLC
100%
JH Portfolio Debt Equities 2, LLC
50%
JH Met Asset Entity, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
80%
JH Reviver, LLC
19.7% & CMAX convertible note
50%
JH CX Asset Entity, LLC
50%
50%
RBE Capital Partners LLC
80.3%
CreditMax Holdings, LLC
CMAX Finance, LLC
CMAX Finance Partners III, LLC
CMAX Finance Partners IV, LLC
CMAX NDSE, LLC
Norman Kravetz
Pacific Capital Holdings, LLC
* KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively).
100%*
Kravetz Capital Funding, LLC
NJK Holding, LLC
80%
Next Level Finance Partners, LLC
New NLFP, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC
Legend
Symbol
U.S. Federal Income Tax Treatment
Disregarded Entity
Partnership
Corporation

34

Credit Control Holdings Inc. JH Met Asset Entity, LLC 50% Rick Saffer 60% 40% JH Portfolio Debt Equities 4, LLC RBE Capital Partners LLC JH Reviver, LLC JH CX Asset Entity, LLC CreditMax Holdings, LLC JH Portfolio Debt Equities 2, LLC NJK Holding, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC CMAX Finance, LLC Pacific Capital Holdings, LLC CMAX Finance Partners IV, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC Norman Kravetz 80% 50% 50% 96.16% 80% 19.7% & CMAX convertible note 50% 80.3% Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Settlement Marketing Group, LLC Kravetz Capital Funding, LLC Credit Control, LLC JH Portfolio Debt Equities, LLC Jacobsen Credit Holdings LLC Next Level Finance Partners, LLC New NLFP, LLC Note: JCH’s interest in JHPDE is indirect, as shown on following slide. 100% 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). JH Capital Group Updated Structure 34

Annex A-107

JH Capital Group Updated Structure JHPDE Detailed Ownership Doug Jacobsen JH Portfolio Debt Equities, LLC Disregarded Entity Partnership Corporation U.S. Federal Income Tax Treatment Symbol Legend Jacobsen Credit Holdings LLC JH Capital Group Holdings LLC JHCG Holdings LLC 35

Annex A-108

Contributions to JH Capital Group

Jacobsen Credit Holdings LLC
Norman Kravetz
Rick Saffer
NJK Holding, LLC
100%
80%
40%
60%
Credit Control Holdings Inc.
2
Next Level Finance Partners, LLC
New NLFP, LLC
Kravetz Capital Funding, LLC
1
3
Credit Control, LLC
CreditMax Holdings, LLC (80.3%)
RBE Capital Partners, LLC (50%)
JH Capital Group Holdings, LLC

36

Credit Control Holdings Inc. Rick Saffer 60% 40% JH Capital Group Holdings, LLC Norman Kravetz Contributions to JH Capital Group Credit Control, LLC 1 CreditMax Holdings, LLC (80.3%) RBE Capital Partners, LLC (50%) 2 • Step 1 : Credit Control Holdings contributes its 100% interest in Credit Control to JHCG in exchange for membership interests therein. • Step 2 : NLFP contributes its 100% interest in New NLFP to JHCG in exchange for membership interests therein. • Step 3 : KCF contributes its interest in each of CMAX and RBE to JHCG in exchange for membership interests therein. Kravetz Capital Funding, LLC NJK Holding, LLC 3 Next Level Finance Partners, LLC 80% New NLFP, LLC Jacobsen Credit Holdings LLC 100% 36

Annex A-109

CreditMax Holdings, LLC Contribution and Recapitalization

Rick Saffer
40%
60%
Jacobsen Credit Holdings LLC
Credit Control Holdings Inc.
Norman Kravetz
100%
NJK Holding, LLC
Kravetz Capital Funding, LLC
80%
Next Level Finance Partners, LLC
[ ]%
[ ]%
[ ]%
[ ]%
JH Capital Group Holdings, LLC
1
JHCG Holdings LLC
80.3%
JH Portfolio Debt Equities, LLC
19.7% & CMAX convertible note
2
Conversion of CMAX convertible note
CreditMax Holdings, LLC

37

80.3% • Step 1 : JHCG contributes its interest in CMAX to JHCG Holdings, which in turn, contributes such interest to JHPDE. • Step 2 : JHPDE converts its CMAX convertible note into equity in CMAX, increasing its interest to 100%. CreditMax Holdings, LLC Contribution and Recapitalization Credit Control Holdings Inc. Rick Saffer 60% 40% JH Capital Group Holdings, LLC Norman Kravetz [ ]% [ ]% [ ]% JH Portfolio Debt Equities, LLC 1 19.7% & CMAX convertible note 80% [ ]% Next Level Finance Partners, LLC NJK Holding, LLC Kravetz Capital Funding, LLC CreditMax Holdings, LLC 2 Conversion of CMAX convertible note Jacobsen Credit Holdings LLC JHCG Holdings LLC 100% 37

Annex A-110

RBE Capital, LLC Dissolution

Norman Kravetz
Jacobsen Credit Holdings LLC
Rick Saffer
40%
60%
Credit Control Holdings Inc.
100%
NJK Holding, LLC
Kravetz Capital Funding, LLC
80%
Next Level Finance Partners, LLC
[ ]%
[ ]%
[ ]%
[ ]%
JH Capital Group Holdings, LLC
1
JHCG Holdings LLC
JH Portfolio Debt Equities, LLC
50%
50%
2
Dissolution
RBE Capital Partners LLC

38

RBE Capital, LLC Dissolution 50% RBE Capital Partners LLC • Step 1 : JHCG contributes its 50% interest in RBE Capital Partners LLC (“RBE”) to JHCG Holdings, which in turn, contributes such interest to JHPDE. • Step 2 : RBE liquidates/dissolves under applicable local law. Credit Control Holdings Inc. Rick Saffer 40% JH Capital Group Holdings, LLC [ ]% [ ]% 50% 1 2 Dissolution Norman Kravetz [ ]% 80% [ ]% NJK Holding, LLC Kravetz Capital Funding, LLC 60% Jacobsen Credit Holdings LLC JH Portfolio Debt Equities, LLC JHCG Holdings LLC 100% Next Level Finance Partners, LLC 38

Annex A-111

Credit Control Holdings Inc. Rick Saffer JH Portfolio Debt Equities, LLC 60% 40% JH Capital Group Holdings, LLC Norman Kravetz CMAX Finance, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC CMAX Finance Partners IV, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC 80% Credit Control, LLC JH Met Asset Entity, LLC JH Portfolio Debt Equities 4, LLC JH Reviver, LLC JH Portfolio Debt Equities 2, LLC 50%* 96.16% 80% Settlement Marketing Group, LLC JH CX Asset Entity, LLC 50%* [ ]% [ ]% [ ]% * Note that Norman Kravetz will hold indirectly the other 50% of the interests in JH CX Asset Entity, LLC and JH Met Asset Entity, LLC. NJK Holding, LLC Kravetz Capital Funding, LLC [ ]% New NLFP, LLC CreditMax Holdings, LLC Jacobsen Credit Holdings LLC JHCG Holdings LLC JH Capital Group Post - Reorganization Structure 100% 100% 100%** ** KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). Next Level Finance Partners, LLC 39

Annex A-112

PROJECT WASHINGTON CLOSING STEPS Section 4 40

Annex A-113

JH Capital Group Final Structure

** KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively).
Jacobsen Credit Holdings LLC
Easterly Acquisition Corp.
Note: Class B shares in Easterly are not depicted.
Norman Kravetz
Rick Saffer
40%
60%
100%**
NJK Holding, LLC
Credit Control Holdings Inc.
Kravetz Capital Funding, LLC
80%
Next Level Finance Partners, LLC
[ ]%
[ ]%
[ ]%
[ ]%
[ ]%
JH Capital Group Holdings, LLC
JHCG Holdings LLC
JH Portfolio Debt Equities, LLC
Credit Control, LLC
New NLFP, LLC
100%
100%
JH Portfolio Debt Equities 2, LLC
CreditMax Holdings, LLC
50%*
50%*
JH Met Asset Entity, LLC
JH CX Asset Entity, LLC
CMAX NDSE, LLC
CMAX Finance, LLC
96.16%
80%
CMAX Finance Partners IV, LLC
CMAX Finance Partners III, LLC
JH Portfolio Debt Equities 4, LLC
JH Reviver, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC

41

JH Capital Group Final Structure Credit Control Holdings Inc. Rick Saffer JH Portfolio Debt Equities, LLC 60% 40% JH Capital Group Holdings, LLC Norman Kravetz CMAX Finance, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC CMAX Finance Partners IV, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC 80% Credit Control, LLC JH Met Asset Entity, LLC JH Portfolio Debt Equities 4, LLC JH Reviver, LLC JH Portfolio Debt Equities 2, LLC 50%* 96.16% 80% Settlement Marketing Group, LLC JH CX Asset Entity, LLC 50%* [ ]% [ ]% [ ]% Easterly Acquisition Corp. [ ]% Note: Class B shares in Easterly are not depicted. * Note that Norman Kravetz will hold indirectly the other 50% of the interests in JH CX Asset Entity, LLC and JH Met Asset Entity, LLC. NJK Holding, LLC Kravetz Capital Funding, LLC [ ]% New NLFP, LLC CreditMax Holdings, LLC Jacobsen Credit Holdings LLC JHCG Holdings LLC 100% 100% 100%** ** KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). Next Level Finance Partners, LLC 41

Annex A-114

JH Capital Group Holdings, LLC Closing of Easterly Acquisition Easterly Acquisition Corp. 1 • Step 1 : Easterly Acquisition Corp. (“Easterly”) contributes cash equal to the Investment Amount to JHCG in exchange for newly issued Class A units in JHCG. The number of Class A units in JHCG received will equal the number of Class A common shares in Easterly issued and outstanding as of the Closing Date after giving effect to any redemptions by Easterly shareholders. • Step 2 : Easterly issues a new class of voting, non - economic Class B shares to the other JHCG unitholders for nominal consideration. Investment Amount (cash) Class A JHCG Units Class B Easterly shares (voting, non - economic) to non - Easterly JHCG Members Class B Easterly shares (voting, non - economic) 2 Rick Saffer 60% 40% Credit Control Holdings Inc. Norman Kravetz 80% NJK Holding, LLC Kravetz Capital Funding, LLC Jacobsen Credit Holdings LLC Doug Jacobsen 100% Next Level Finance Partners, LLC 42

Annex A-115

Closing of Easterly Acquisition

Doug Jacobsen
Jacobsen Credit Holdings LLC
Norman Kravetz
Rick Saffer
100%
NJK Holding, LLC
Easterly Acquisition Corp.
40%
60%
Kravetz Capital Funding, LLC
80%
Credit Control Holdings Inc.
Next Level Finance Partners, LLC
Class B JHCG units (non-voting)
3
JHCG Units
JH Capital Group Holdings, LLC

43

JH Capital Group Holdings, LLC Closing of Easterly Acquisition Class B JHCG units (non - voting) 3 JHCG Units Easterly Acquisition Corp. Rick Saffer 60% 40% Credit Control Holdings Inc. • Step 3 : The non - Easterly JHCG unitholders exchange their JHCG units for newly - issued non - voting Class B units. • Step 4 : Non - Easterly unitholders, Easterly and JHCG enter into amended LLC Agreement, exchange agreement, tax receivables agreement and registration rights agreement Norman Kravetz 80% NJK Holding, LLC Kravetz Capital Funding, LLC Jacobsen Credit Holdings LLC Doug Jacobsen 100% Next Level Finance Partners, LLC 43

Annex A-116

JH Capital Group Post-Acquisition Structure

Jacobsen Credit Holdings LLC
Rick Saffer
40%
60%
Credit Control Holdings Inc.
Class A Shareholders (Public)
Voting Class A Shares
Norman Kravetz
100%*
Kravetz Capital Funding, LLC
NJK Holding, LLC
80%
Next Level Finance Partners, LLC
Voting Class B Shares (Non-Economic)
* KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively).
Easterly Acquisition Corp.
Voting Class A Units & Managing Member
Non-Voting Class B Units (Economic)
JH Capital Group Holdings, LLC
Legend
Symbol
Type of Interest
Voting Class A Shares or Units (Economic)
Voting Class B Easterly Shares (Non-Economic)
Non-Voting Class B JHCG Units (Economic)

44

JH Capital Group Post - Acquisition Structure Voting Class A Units & Managing Member JH Capital Group Holdings, LLC Easterly Acquisition Corp. Rick Saffer 60% 40% Credit Control Holdings Inc. Norman Kravetz 80% NJK Holding, LLC Kravetz Capital Funding, LLC Class A Shareholders (Public) Voting Class A Shares Voting Class B Shares (Non - Economic) Non - Voting Class B Units (Economic) Voting Class A Shares or Units (Economic) Voting Class B Easterly Shares (Non - Economic) Non - Voting Class B JHCG Units (Economic) Type of Interest Symbol Legend Jacobsen Credit Holdings LLC 100%* * KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). Next Level Finance Partners, LLC 44

Annex A-117

JH Capital Group Final Structure

Jacobsen Credit Holdings LLC
Rick Saffer
40%
60%
Credit Control Holdings Inc.
Easterly Acquisition Corp.
Note: Class B shares in Easterly are not depicted.
Norman Kravetz
100%**
NJK Holding, LLC
Kravetz Capital Funding, LLC
80%
Next Level Finance Partners, LLC
[ ]%
[ ]%
[ ]%
[ ]%
[ ]%
JH Capital Group Holdings, LLC
JHCG Holdings LLC
JH Portfolio Debt Equities, LLC
Credit Control, LLC
New NLFP, LLC
100%
JH Portfolio Debt Equities 2, LLC
100%
CreditMax Holdings, LLC
50%*
JH Met Asset Entity, LLC
50%*
JH CX Asset Entity, LLC
CMAX NDSE, LLC
CMAX Finance, LLC
CMAX Finance Partners IV, LLC
CMAX Finance Partners III, LLC
96.16%
JH Portfolio Debt Equities 4, LLC
80%
JH Reviver, LLC
Settlement Marketing Group, LLC
Century DS, LLC
New Credit America, LLC
Century FP, LLC
Century Support Services, LLC
NCA Finance Partners I, LLC

45

JH Capital Group Final Structure Credit Control Holdings Inc. Rick Saffer JH Portfolio Debt Equities, LLC 60% 40% JH Capital Group Holdings, LLC Norman Kravetz CMAX Finance, LLC CMAX NDSE, LLC CMAX Finance Partners III, LLC CMAX Finance Partners IV, LLC Century DS, LLC Century Support Services, LLC Century FP, LLC New Credit America, LLC NCA Finance Partners I, LLC 80% Credit Control, LLC JH Met Asset Entity, LLC JH Portfolio Debt Equities 4, LLC JH Reviver, LLC JH Portfolio Debt Equities 2, LLC 50%* 96.16% 80% Settlement Marketing Group, LLC JH CX Asset Entity, LLC 50%* [ ]% [ ]% [ ]% Easterly Acquisition Corp. [ ]% * Note that Norman Kravetz will hold indirectly the other 50% of the interests in JH CX Asset Entity, LLC and JH Met Asset Entity, LLC. NJK Holding, LLC Kravetz Capital Funding, LLC [ ]% New NLFP, LLC CreditMax Holdings, LLC Jacobsen Credit Holdings LLC JHCG Holdings LLC 100% 100% 100%** ** KCF is owned 47.175% by NK, 47.175% by GK and 5.65% by Consumer Financial Insite, LLC (which is itself owned 99%/1% by NK and GK, respectively). Next Level Finance Partners, LLC 45 Note: Class B shares in Easterly are not depicted.

Annex A-118

AMENDMENT NO. 1

TO THE

INVESTMENT AGREEMENT

This AMENDMENT NO. 1, dated as of November 8, 2017 (this “Amendment”), to the Investment Agreement, dated as of June 28, 2017 (the “Agreement”), is entered into by and among JH Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), NJK Holding LLC, a Delaware limited liability company and an entity controlled by Norman Kravetz (“NJK Holding”), Kravetz Capital Funding LLC, a California limited liability company and an entity controlled by Norman Kravetz (together with Jacobsen Holdings and NJK Holding, the “Founding Members”), and Easterly Acquisition Corp., a Delaware corporation (“Investor”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend certain provisions of the Agreement pursuant to Section 8.1 thereof and provide consents pursuant to Sections 5.1 and 5.2 thereof, as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, the Founding Members and Investor agree as follows:

Article I

AMENDMENTS

Section 1.1            Defined Terms; References. Unless otherwise specifically defined in this Amendment, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement, and each reference to a specific Section or Article shall refer to the particular Section or Article in the Agreement. From and after the date of this Amendment, all references to the Agreement shall be deemed to mean the Agreement, as amended by this Amendment.

Section 1.2            Amendment and Restatement of Section 7.1(b)(ii). Section 7.1(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) if the Transactions shall not have been consummated by the earlier of (A) March 31, 2018 or (B) the date, if any, on which, pursuant to the Investor Charter and the Trust Agreement (each, as amended, modified or restated from time to time), Investor is required to liquidate the Trust Account (such earlier date, the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to Investor or the Company if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (I) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Transactions set forth in Article VI prior to the Outside Date or (II) the failure of the Closing to occur by the Outside Date; provided, further that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to the Investor or the Company on the basis that the Reorganization has not occurred as of the Outside Date if such failure is in respect of any of the Minority Interests remaining outstanding and such outstanding Minority Interests result in a reduction to the number of Class B Units issuable to the Class B Members under Section 1.1(a)(ii);”

Annex A-119

Article II

WAIVERS

Section 2.1            Section 5.1 Waivers. Pursuant to Section 5.1 of the Agreement, the Company consents to the following actions of Investor, and the Company and Investor agree as follows:

(a)               Investor shall prepare and file, in accordance with the timing requirements set forth in the last sentence of this Section 2.1(a), with the SEC a preliminary proxy statement (the “Second Extension Proxy Statement”) to be sent to the stockholders of Investor relating to a special meeting of the stockholders of Investor (the “Second Extension Amendment Meeting”) for the purposes of (i) providing Investor’s stockholders with the opportunity to redeem their shares of Investor Pre-Closing Common Stock in connection with the Second Extension Amendment, (ii) soliciting proxies from Investor’s stockholders to obtain the approval of amendments to the Trust Agreement and the Investor Charter as may be necessary to extend the period within which Investor must consummate a Business Combination from December 15, 2017 until a date that is determined by Investor in consultation with the Company (such amendments, the “Second Trust Agreement Amendment” and the “Second Extension Amendment,” respectively, and such approvals, the “Second Extension Amendments Approvals”) and the other matters to be voted on at a special meeting of the holders of the Investor Pre-Closing Common Stock to be called and held for such purpose. The Investor shall file the Second Extension Proxy Statement no later than November 9, 2017.

(b)               Investor shall file the definitive Second Extension Proxy Statement with the SEC and cause the Second Extension Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Investor Board, within three (3) Business Days of (A) in the event the preliminary Second Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, or (B) in the event the preliminary Second Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC. Investor shall use its reasonable best efforts to have the Second Extension Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable. Investor will cause the Second Extension Proxy Statement to comply as to form in all material respects with the Exchange Act. If at any time prior to the Closing any information relating to Investor or its Affiliates, directors or officers, should be discovered by Investor that should be set forth in an amendment or supplement to the Second Extension Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, Investor shall promptly notify the Company and the Founding Members and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Investor. Investor shall notify the Company promptly of, in the event the preliminary Second Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, in the event the preliminary Second Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, the issuance of any stop order, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Second Extension Proxy Statement or for additional information and shall supply the Company with copies of all written correspondence between it or any of its or its Affiliates’ Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Second Extension Proxy Statement or the Second Extension Amendment.

Annex A-120

(c)               Investor shall, as soon as practicable following effectiveness of the Second Extension Proxy Statement (but in any event no later than December 15, 2017), duly call, give notice of, convene and hold the Second Extension Amendment Meeting for the purpose of seeking and obtaining the Second Extension Amendments Approvals. Investor shall, through the Investor Board, recommend that its stockholders approve the Second Extension Amendments Approvals, include such recommendation in the Second Extension Proxy Statement, and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of obtaining the Second Extension Amendments Approvals and (ii) take all other action necessary or advisable to secure the Second Extension Amendments Approvals. Neither the Investor Board nor any committee thereof shall make an Adverse Recommendation Change as it relates to Investor Board’s recommendation that stockholders of Investor approve the Second Extension Amendments Approvals. Investor shall adjourn or postpone the Second Extension Amendment Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Investor Pre-Closing Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Investor has not received proxies representing a sufficient number of shares necessary to obtain the Second Extension Amendments Approvals. Unless the Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and Investor shall submit the Second Extension Amendments Approvals for stockholder approval at the Second Extension Amendment Meeting.

(d)               Upon receipt of the Second Extension Amendments Approvals, Investor shall amend its amended and restated certificate of incorporation to reflect the Second Extension Amendment and its Trust Agreement to reflect the Second Trust Agreement Amendment.

Section 2.2            Section 5.2 Waivers. Pursuant to Section 5.2 of the Agreement, Investor consents to the Company entering into the Contracts set forth in Exhibit A hereto.

Annex A-121

Article III
MISCELLANEOUS

Section 3.1            Effect on Agreement; No Other Waivers. Except as amended by this Amendment, the Agreement shall remain unmodified and in full force and effect. The consents and waivers contained in Article II of this Amendment are limited to the matters specifically set forth therein and shall not be deemed to constitute a consent, waiver, confirmation or amendment with respect to any other matter.

Section 3.2            Entire Agreement. The Agreement (including the Exhibits thereto and the documents and the instruments referred to therein and any agreements entered into contemporaneously therewith), this Amendment, the Sponsor Letter and the Confidentiality Agreement: (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Section 5.11 of the Agreement are not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 3.3            Governing Law. This Amendment shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 3.4            Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

Annex A-122

IN WITNESS WHEREOF, the parties have duly executed this Amendment, all as of the date first written above.

JH CAPITAL GROUP HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

EASTERLY ACQUISITION CORP.

By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

Annex A-123

FOUNDING MEMBERS:

JACOBSEN CREDIT HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

NJK HOLDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

KRAVETZ CAPITAL FUNDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

Annex A-124

AMENDMENT NO. 2

TO THE

INVESTMENT AGREEMENT

This AMENDMENT NO. 2, dated as of February 14, 2018 (this “Amendment”), to the Investment Agreement, dated as of June 28, 2017 and as amended by Amendment No. 1 dated as of November 8, 2017 (the “Agreement”), is entered into by and among JH Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), NJK Holding LLC, a Delaware limited liability company and an entity controlled by Norman Kravetz (“NJK Holding”), Kravetz Capital Funding LLC, a California limited liability company and an entity controlled by Norman Kravetz (“KCF” and, together with Jacobsen Holdings and NJK Holding, the “Founding Members”), and Easterly Acquisition Corp., a Delaware corporation (“Investor”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend certain provisions of the Agreement pursuant to Section 8.1 thereof and provide consents pursuant to Sections 5.1 and 5.2 thereof, as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, the Founding Members and Investor agree as follows:

Article I

AMENDMENTS

Section 1.1            Defined Terms; References. Unless otherwise specifically defined in this Amendment, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement, and each reference to a specific Section or Article shall refer to the particular Section or Article in the Agreement. From and after the date of this Amendment, all references to the Agreement shall be deemed to mean the Agreement, as amended by this Amendment.

Section 1.2            Amendment and Restatement of Section 7.1(b)(ii). Section 7.1(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

Annex A-125

“(ii) if the Transactions shall not have been consummated by the earlier of (A) June 30, 2018 and (B) the date, if any, on which, pursuant to the Investor Charter and the Trust Agreement (each, as amended, modified or restated from time to time), Investor is required to liquidate the Trust Account (such earlier date, the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to Investor or the Company if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (I) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Transactions set forth in Article VI prior to the Outside Date or (II) the failure of the Closing to occur by the Outside Date; provided, further that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to the Investor or the Company on the basis that the Reorganization has not occurred as of the Outside Date if such failure is in respect of any of the Minority Interests remaining outstanding and such outstanding Minority Interests result in a reduction to the number of Class B Units issuable to the Class B Members under Section 1.1(a)(ii);”

Article II

WAIVERS

Section 2.1            Section 5.1 Waivers. Pursuant to Section 5.1 of the Agreement, the Company consents to the following actions of Investor, and the Company and Investor agree as follows:

(a)               Investor shall prepare and file, in accordance with the timing requirements set forth in the last sentence of this Section 2.1(a), with the SEC a preliminary proxy statement (the “Third Extension Proxy Statement”) to be sent to the stockholders of Investor relating to a special meeting of the stockholders of Investor (the “Third Extension Amendment Meeting”) for the purposes of (i) providing Investor’s stockholders with the opportunity to redeem their shares of Investor Pre-Closing Common Stock in connection with the Third Extension Amendment, (ii) soliciting proxies from Investor’s stockholders to obtain the approval of amendments to the Trust Agreement and the Investor Charter as may be necessary to extend the period within which Investor must consummate a Business Combination from March 31, 2018 until a date that is determined by Investor in consultation with the Company (such amendments, the “Third Trust Agreement Amendment” and the “Third Extension Amendment,” respectively, and such approvals, the “Third Extension Amendments Approvals”) and the other matters to be voted on at a special meeting of the holders of the Investor Pre-Closing Common Stock to be called and held for such purpose. The Investor shall file the Third Extension Proxy Statement no later than February 23, 2018.

Annex A-126

(b)               Investor shall file the definitive Third Extension Proxy Statement with the SEC and cause the Third Extension Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Investor Board, no later than (A) in the event the preliminary Third Extension Proxy Statement is not reviewed by the SEC, (A) March 9, 2018, or (B) in the event the preliminary Third Extension Proxy Statement is reviewed by the SEC, within three (3) Business Days of receipt of oral or written notification of the completion of the review by the SEC. Investor shall use its reasonable best efforts to have the Third Extension Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable. Investor will cause the Third Extension Proxy Statement to comply as to form in all material respects with the Exchange Act. If at any time prior to the Closing any information relating to Investor or its Affiliates, directors or officers, should be discovered by Investor that should be set forth in an amendment or supplement to the Third Extension Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, Investor shall promptly notify the Company and the Founding Members and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Investor. Investor shall notify the Company promptly of, in the event the preliminary Third Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, in the event the preliminary Third Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, the issuance of any stop order, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Third Extension Proxy Statement or for additional information and shall supply the Company with copies of all written correspondence between it or any of its or its Affiliates’ Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Third Extension Proxy Statement or the Third Extension Amendment.

(c)               Investor shall, as soon as practicable following effectiveness of the Third Extension Proxy Statement (but in any event no later than March 30, 2018), duly call, give notice of, convene and hold the Third Extension Amendment Meeting for the purpose of seeking and obtaining the Third Extension Amendments Approvals. Investor shall, through the Investor Board, recommend that its stockholders approve the Third Extension Amendments, include such recommendation in the Third Extension Proxy Statement, and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of obtaining the Third Extension Amendments Approvals and (ii) take all other action necessary or advisable to secure the Third Extension Amendments Approvals. Neither the Investor Board nor any committee thereof shall make an Adverse Recommendation Change as it relates to Investor Board’s recommendation that stockholders of Investor approve the Third Extension Amendments. Investor shall adjourn or postpone the Third Extension Amendment Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Investor Pre-Closing Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Investor has not received proxies representing a sufficient number of shares necessary to obtain the Third Extension Amendments Approvals. Unless the Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and Investor shall submit the Third Extension Amendments Approvals for stockholder approval at the Third Extension Amendment Meeting.

(d)               Upon receipt of the Third Extension Amendments Approvals, Investor shall amend its amended and restated certificate of incorporation to reflect the Third Extension Amendment and its Trust Agreement to reflect the Third Trust Agreement Amendment.

Section 2.2            Sections 5.1 and 5.2 Waivers. Pursuant to Sections 5.1 and 5.2 of the Agreement, each of Investor and the Company consents to the other entering into the Contract set forth in Exhibit A hereto.

Annex A-127

Article III
MISCELLANEOUS

Section 3.1            Effect on Agreement; No Other Waivers. Except as amended by this Amendment, the Agreement shall remain unmodified and in full force and effect. The consents and waivers contained in Article II of this Amendment are limited to the matters specifically set forth therein and shall not be deemed to constitute a consent, waiver, confirmation or amendment with respect to any other matter.

Section 3.2            Entire Agreement. The Agreement (including the Exhibits thereto and the documents and the instruments referred to therein and any agreements entered into contemporaneously therewith), this Amendment, the Sponsor Letter and the Confidentiality Agreement: (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Section 5.11 of the Agreement are not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 3.3            Governing Law. This Amendment shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 3.4            Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

Annex A-128

IN WITNESS WHEREOF, the parties have duly executed this Amendment, all as of the date first written above.

JH CAPITAL GROUP HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

EASTERLY ACQUISITION CORP.

By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

Annex A-129

FOUNDING MEMBERS:

JACOBSEN CREDIT HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

NJK HOLDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

KRAVETZ CAPITAL FUNDING LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

Annex A-130

Annex B

Form of Investor Restated Charter

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EASTERLY ACQUISITION CORP.

              , 2017

Easterly Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Easterly Acquisition Corp.”. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on April 29, 2015 and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 28, 2015 (the “Prior Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Amended and Restated Certificate restates, integrates and amends the provisions of the Prior Certificate.

4. The text of the Prior Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is JH Capital Group Holdings, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Annex B-1

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 101,000,000 shares, consisting of 81,300,000 shares of Class A common stock, par value of $0.0001 per share (“Class A Common Stock”), of which 18,700,000 shares are reserved for issuance in exchange for LLC Units (as defined below) in accordance with the terms of the Exchange Agreement (as defined below), 18,700,000 shares of Class B common stock, par value of $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). At the effective time of this Amended and Restated Certificate (the “Effective Time”), (i) each three (3) outstanding shares of Class A Common Stock shall automatically and without any action on the part of the respective holders thereof be reclassified and combined into two (2) shares of Class A Common Stock and (ii) each three (3) outstanding shares of Class B Common Stock shall automatically and without any action on the part of the respective holders thereof be reclassified and combined into two (2) shares of Class B Common Stock. No fractional shares shall be issued in connection with the reclassification. In lieu thereof, any person who holds a fraction of one (1) share of Common Stock after the reclassification shall be entitled to receive a cash payment equal to such fraction multiplied by the closing sales price of a share of Common Stock as reported on the Nasdaq Capital Market on the last trading day immediately preceding the Effective Time. From and after the Effective Time, certificates representing shares of Common Stock issued and outstanding immediately prior to the Effective Time shall represent the number of whole shares of Common Stock after the Effective Time into which such shares shall have been reclassified hereby.

Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Annex B-2

Section 4.3 Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Class A Common Stock and the Class B Common Stock are as follows:

(a) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall have the exclusive right to vote together as a single class for the election of directors and on all other matters properly submitted to a vote of the stockholders. At each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Class A Common Stock standing in such holder’s name on the stock transfer records of the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of Class B Common Stock standing in such holder’s name on the stock transfer records of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation).

(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions. Except as otherwise provided in this Amended and Restated Certificate, holders of shares of Class B Common Stock shall not be entitled to receive any dividends or distributions.

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class B Common Stock shall be entitled to receive an amount per share of Class B Common Stock equal to the par value thereof, following which the holders of the Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Class A Common Stock held by them.

(d) The shares of Class B Common Stock may not be transferred by the holder thereof except (i) for no consideration to the Corporation upon which transfer such shares shall automatically be retired, or (ii) together with the transfer of an identical number of LLC Units (as defined below) to the transferee. “LLC Units” has the meaning assigned to the term Class B Units in the Exchange Agreement, and the “Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among the Corporation, JH Capital Group Holdings, LLC and the members of JH Capital Group Holdings, LLC party thereto from time to time, as amended, supplemented, restated or otherwise modified from time to time.

Annex B-3

(e) At any time JH Capital Group Holdings, LLC issues an LLC Unit to a person, the Corporation shall issue one share of Class B Common Stock to such person. Upon the exchange of any LLC Units pursuant to the Exchange Agreement and the Second Amended and Restated LLC Agreement, dated as of the date hereof, by and among the Corporation, JH Capital Group Holdings, LLC and the members of JH Capital Group Holdings, LLC party thereto from time to time, as amended, supplemented, restated or otherwise modified from time to time (the “LLC Agreement”), one (1) share of Class B Common Stock for every one (1) LLC Unit so exchanged shall automatically be cancelled for no consideration being paid or issued with respect thereto and without any action on the part of any person, including the Corporation, subject to the terms of the Exchange Agreement and LLC Agreement. Any such cancelled shares of Class B Common Stock shall be deemed no longer outstanding, and all rights with respect to such shares shall automatically cease and terminate. If any LLC Units are being transferred in accordance with the LLC Agreement, for every LLC Unit so transferred, one (1) share of Class B Common Stock must be simultaneously transferred to such transferee. The Corporation shall take all actions necessary so that, for so long as the Class B Common Stock is outstanding, the number of shares of Class B Common Stock outstanding equals the number of LLC Units outstanding.

(f) Any amendment or modification to or waiver of this Amended and Restated Certificate that would alter or change the powers, preferences or special rights of the holders of shares of Class A Common Stock or the Class B Common Stock so as to affect them adversely must be approved by a majority of the votes entitled to be cast by the holders of shares of the class affected by the amendment, voting as a separate class. Any amendment to this Amended and Restated Certificate to increase or decrease the authorized shares of Class A Common Stock or Class B Common Stock must be approved by a majority of the votes entitled to be cast by the holders of shares of the class affected by the amendment, voting as a separate class.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Amended and Restated Certificate.

Annex B-4

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, directors shall be elected to serve on the Board for a one-year term. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders.

(c) Subject to Section 5.5 hereof, a director shall hold office until the next annual meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, with or without cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock – Directors. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Annex B-5

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board present at any meeting at which a quorum is present shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Annex B-6

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Annex B-7

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum to bring (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, this Amended and Restated Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have received notice of and consented to the provisions of this Article X.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

[Remainder of Page Intentionally Left Blank]

Annex B-8

IN WITNESS WHEREOF, Easterly Acquisition Corp. has caused this Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

EASTERLY ACQUISITION CORP.

By:
Name:
Title:

Annex B-9

 Annex C

Form of New Operating Agreement

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JH CAPITAL GROUP HOLDINGS, LLC,

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND IS IN COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Dated as of [•], 2017

Page

	Article 1 DEFINED TERMS	Annex C-2

	Article 2 ORGANIZATIONAL MATTERS	Annex C-14

Section 2.1	Formation	Annex C-14
Section 2.2	Name	Annex C-14
Section 2.3	Principal Office and Resident Agent	Annex C-14
Section 2.4	Foreign Qualifications	Annex C-14
Section 2.5	Term	Annex C-14
Section 2.6	No State Law Partnership	Annex C-14

	Article 3 PURPOSE	Annex C-15

Section 3.1	Purpose and Business	Annex C-15
Section 3.2	Powers	Annex C-15
Section 3.3	Limits on Member Relationship	Annex C-15
Section 3.4	Representations and Warranties by the Members	Annex C-15

	Article 4 CAPITAL CONTRIBUTIONS	Annex C-17

Section 4.1	Units; Capitalization	Annex C-17
Section 4.2	Initial Transactions	Annex C-18
Section 4.3	Capital Structure of the Company and Investor	Annex C-18
Section 4.4	No Interest; No Return	Annex C-20

	Article 5 DISTRIBUTIONS	Annex C-21

Section 5.1	Requirement and Characterization of Distributions	Annex C-21
Section 5.2	Tax Distributions.	Annex C-21
Section 5.3	Distributions in Kind	Annex C-22
Section 5.4	Amounts Withheld	Annex C-22
Section 5.5	Distributions upon Liquidation	Annex C-22
Section 5.6	Distributions to Reflect Additional Units	Annex C-22
Section 5.7	Calculation of Distributions	Annex C-22
Section 5.8	Restricted Distributions	Annex C-22

	Article 6 ALLOCATIONS	Annex C-22

Section 6.1	Timing and Amount of Allocations of Net Income and Net Loss	Annex C-22
Section 6.2	General Allocations	Annex C-23
Section 6.3	Additional Allocation Provisions	Annex C-23
Section 6.4	Tax Allocations	Annex C-25

Annex C-i

Article 7 MANAGEMENT AND OPERATIONS OF BUSINESS		Annex C-26

Section 7.1	Management	Annex C-26
Section 7.2	Officers	Annex C-27
Section 7.3	Members	Annex C-27
Section 7.4	Reimbursement of the Managing Member	Annex C-27
Section 7.5	Outside Activities of the Managing Member and the Investor	Annex C-28
Section 7.6	Transactions with Affiliates	Annex C-28
Section 7.7	Indemnification	Annex C-29
Section 7.8	Liability of the Managing Member	Annex C-31
Section 7.9	Title to Company Assets	Annex C-32
Section 7.10	Reliance by Third Parties	Annex C-33
Section 7.11	No Replacement of the Managing Member	Annex C-33

Article 8 RIGHTS AND OBLIGATIONS OF MEMBERS		Annex C-33

Section 8.1	Limitation of Liability	Annex C-33
Section 8.2	Management of Business	Annex C-34
Section 8.3	Outside Activities of Members	Annex C-34
Section 8.4	Return of Capital	Annex C-34
Section 8.5	Rights of Members Relating to the Company	Annex C-34
Section 8.6	Certificates Evidencing Units	Annex C-35

Article 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS		Annex C-35

Section 9.1	Records and Accounting	Annex C-35
Section 9.2	Fiscal Year	Annex C-36
Section 9.3	Reports	Annex C-36
Section 9.4	Confidentiality	Annex C-37

Article 10 TAX MATTERS		Annex C-38

Section 10.1	Preparation of Tax Returns	Annex C-38
Section 10.2	Tax Elections	Annex C-38
Section 10.3	Tax Matters Partner	Annex C-38
Section 10.4	Withholding	Annex C-40
Section 10.5	Organizational Expenses	Annex C-40

Article 11 MEMBER TRANSFERS AND WITHDRAWALS		Annex C-40

Section 11.1	Transfer	Annex C-40
Section 11.2	Members’ Rights to Transfer	Annex C-41
Section 11.3	Substituted Members	Annex C-43
Section 11.4	Assignees	Annex C-44
Section 11.5	General Provisions	Annex C-44
Section 11.6	Mandatory Exchange	Annex C-45

Annex C-ii

Article 12 ADMISSION OF MEMBERS		Annex C-45

Section 12.1	Admission of Additional Members	Annex C-45
Section 12.2	Amendment of Agreement and Certificate	Annex C-46
Section 12.3	Limit on Number of Members	Annex C-46
Section 12.4	Admission	Annex C-46

Article 13 DISSOLUTION, LIQUIDATION AND TERMINATION		Annex C-46

Section 13.1	Dissolution	Annex C-46
Section 13.2	Winding Up	Annex C-46
Section 13.3	Rights of Holders	Annex C-48
Section 13.4	Notice of Dissolution	Annex C-48
Section 13.5	Reasonable Time for Winding-Up	Annex C-48
Section 13.6	Cancellation of Certificate	Annex C-48

Article 14 AMENDMENTS, MERGER, CONSOLIDATION OR CONVERSION		Annex C-48

Section 14.1	Amendments	Annex C-48
Section 14.2	Merger, Consolidation or Conversion	Annex C-49

Article 15 GENERAL PROVISIONS		Annex C-50

Section 15.1	Addresses and Notice	Annex C-50
Section 15.2	Headings; Interpretation	Annex C-50
Section 15.3	Further Assurances	Annex C-50
Section 15.4	Binding Effect	Annex C-50
Section 15.5	Waiver	Annex C-50
Section 15.6	Counterparts	Annex C-51
Section 15.7	Applicable Law; Consent to Jurisdiction; Jury Trial	Annex C-51
Section 15.8	Entire Agreement	Annex C-52
Section 15.9	Severability	Annex C-52
Section 15.10	No Partition	Annex C-52
Section 15.11	No Third-Party Rights Created Hereby	Annex C-52
Section 15.12	Delivery by Electronic Transmission	Annex C-52
Section 15.13	Specific Performance	Annex C-53
Section 15.14	No Rights as Stockholders	Annex C-53

Annex C-iii

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

JH CAPITAL GROUP HOLDINGS, LLC

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (including the Schedules and Exhibits attached hereto, and as it may be amended, restated or otherwise modified from time to time, this “Agreement”) of JH Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of [•], 2017, by and among the Company, Easterly Acquisition Corp., a Delaware corporation (“Investor”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), Kravetz Capital Funding LLC, a California limited liability company (“KCF” and, together with Jacobsen Holdings, the “Principal Members”), Credit Control Holdings Inc., a Delaware corporation (“New Credit Control”), and Next Level Finance Partners, LLC, a Delaware limited liability company (“NLFP” and, together with Jacobsen Holdings, KCF and New Credit Control, the “Class B Members” and, together with Investor, the “Members”).

WHEREAS, a certificate of formation (as amended from time to time, the “Certificate”) was filed in the office of the Secretary of State of the State of Delaware on December 6, 2016, relating to the formation of a limited liability company pursuant to the Act known as “JH Capital Group Holdings, LLC”;

WHEREAS, on December 6, 2016, Douglas Jacobsen (“Mr. Jacobsen”), the then-sole member of the Company, entered into a Limited Liability Company Agreement of the Company (the “Original Operating Agreement”);

WHEREAS, immediately prior to the execution and delivery of the Investment Agreement (as defined below), the Company and Mr. Jacobsen amended and restated the Original Operating Agreement (the “Amended Operating Agreement”) to provide for, among other things, (a) the withdrawal of Mr. Jacobsen as a member of the Company; (b) the admission of Jacobsen Holdings as a member of the Company, and, in connection therewith, the issuance of Membership Interests to Jacobsen Holdings in accordance with the terms of the Amended Operating Agreement; and (c) Jacobsen Holdings’ contribution of all of its interests in JH Portfolio Debt Equities, LLC to the Company, which in turn contributed all of such interests of JH Portfolio Debt Equities, LLC to JHCG Holdings LLC, a wholly-owned Subsidiary of the Company;

WHEREAS, immediately following the execution and delivery of the Amended Operating Agreement, the Company entered into an Investment Agreement, dated as of [•], 2017 (the “Investment Agreement”), by and among the Company, the Principal Members, NJK Holding LLC and Investor;

Annex C-1

WHEREAS, prior to the execution and delivery of this Agreement and in connection with the Closing (as defined in the Investment Agreement), the Principal Members, NJK Holding LLC and the Company effected an internal reorganization of the Company, pursuant to which (a) the following entities and each of their direct and indirect Subsidiaries became principally owned, directly or indirectly, by the Company: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC; (b) without duplication of the companies referenced in clause (a), the direct and indirect Subsidiaries of NLFP became principally owned, directly or indirectly, by the Company and (c) the Amended Operating Agreement was amended and restated (as so amended and restated, the “Prior Operating Agreement”) to provide for among other things, (i) the creation of two classes of Membership Interests: Class B-1 Membership Interests and Class B-2 Membership Interests (the “Pre-Closing Class B-1 Units” and the “Pre-Closing Class B-2 Units,” respectively); (ii) the conversion of the Membership Interests held by Jacobsen Holdings into Pre-Closing Class B-1 Units; (iii) the admission of KCF as a member of the Company and, in connection therewith, the issuance of Pre-Closing Class B-1 Units to KCF; and (iv) the admission of New Credit Control and NLFP as members of the Company and, in connection therewith, the issuance of Pre-Closing Class B-2 Units to New Credit Control and NLFP;

WHEREAS, in connection with the transactions contemplated by the Investment Agreement, the Company, Investor and each Class B Member have entered into that certain Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Class B Members party thereto are entitled to exchange their respective Class B Units in the Company for, at the option of the Company, the transfer by the Company (or, at the option of Investor, the issuance by Investor) of the number of Class A Common Shares of Investor specified in the Exchange Agreement or a payment by the Company of the cash equivalent of such Class A Common Shares on the terms and subject to the conditions set forth in the Exchange Agreement;

WHEREAS, in connection with the transactions contemplated by the Investment Agreement, the Company, Investor and the Class B Members have entered into (a) a Tax Receivable Agreement, dated as of the date hereof (the “Tax Receivable Agreement”), and (b) if any Mezzanine Lenders (as defined in the Investment Agreement) participate in a Mezzanine Exchange (as defined in the Investment Agreement), a Registration Rights Agreement, dated as of the date hereof; and

WHEREAS, in connection with the transactions contemplated by the Investment Agreement and the foregoing Recitals, the parties hereto desire to amend and restate the Prior Operating Agreement in its entirety as set forth herein, including to admit Investor a Member of the Company, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Delaware Limited Liability Company Act, Del. Code Ann., tit. 6, ch. 18, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7(a).

Annex C-2

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 12.1, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)           decrease such deficit by any amounts that such Member is treated as obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)          increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” is defined in the Preamble.

“Annual Income Tax Liability” means, for each Member, such Member’s annual federal and state income tax obligations for the applicable calendar year (and reasonably estimated for each quarter for purposes of any quarterly estimated income tax obligations) arising from the allocation to such Member of income recognized by the Company based on the assumption that such Member is a California corporation subject to the maximum federal and California state income tax rates applicable to corporations and assuming state taxes are fully deductible for federal income tax purposes. The computation of Annual Income Tax Liability shall not take into account (i) any allocation of taxable income, gain, deduction, or loss pursuant to Code Section 704(c), (ii) recovery of a basis accruing to any Member pursuant to Code Sections 734 or 743, and (iii) for the avoidance of doubt, any income, gain, loss or deduction relating to any payments made by the Company or Investor pursuant to the Tax Receivable Agreement that are treated as guaranteed payments within the meaning of Code Section 707(c) (including amounts arising in respect of such guaranteed payments that are required to be capitalized). For the avoidance of doubt, the computation of Annual Income Tax Liability is hypothetical and does not take into account any Member’s tax attributes or status.

“Amended Operating Agreement” has the meaning set forth in the recitals hereto.

“Assignee” means a Person to whom a Membership Interest has been Transferred but who has not become a Substituted Member, and who has the rights set forth in Section 11.4.

Annex C-3

“Business Day” has the meaning set forth in the Investment Agreement.

“Capital Account” means, with respect to any Member, the Capital Account maintained by the Managing Member for such Member on the Company’s books and records in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)           To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(ii)          From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(iii)         In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Member’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv)         In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v)          The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. The Managing Member may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, provided that the Managing Member determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Member without such Person’s consent.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property, if any, that such Member contributes or is deemed to have contributed to the Company or is deemed to contribute pursuant to Article 4.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all securities, warrants, options or other rights to purchase or acquire or that are convertible into any of the foregoing.

“Certificate” has the meaning set forth in the recitals hereto.

Annex C-4

“Charity” means an entity described in Code Section 501(c)(3), or any trust all the beneficiaries of which are such entities.

“Class A Common Shares” has the meaning given to the term “Investor Class A Common Stock” in the Investment Agreement.

“Class A Unit” has the meaning set forth in Section 4.1.

“Class B Member” has the meaning set forth in the recitals hereto.

“Class B-1 Member” means any Member holding any Class B-1 Units.

“Class B Unit” has the meaning set forth in Section 4.1.

“Class B-1 Units” has the meaning set forth in Section 4.1.

“Class B-2 Units” has the meaning set forth in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific Section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the preamble hereto.

“Company Business” has the meaning set forth in Section 3.1.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Confidential Information” has the meaning set forth in Section 9.4(a).

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

Annex C-5

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Dilutive Issuance” has the meaning set forth in Section 4.3(f).

“Distributable Amounts” has the meaning set forth in Section 5.1.

“Economic Percentage Interest” means, as of any time of determination, with respect to each Member, a fraction (expressed as a percentage), the numerator of which is the aggregate number of Units held by such Member and the denominator of which is the aggregate number of Units issued and outstanding.

“Equivalent Units” means, with respect to any class or series of Capital Stock or any New Securities, Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in the Exchange Agreement.

“Exchange Agreement” has the meaning set forth in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Ratio” has the meaning set forth in the Exchange Agreement.

Annex C-6

“Fair Market Value” means, as of any date of determination, (a) with respect to any Class A Units or Class A Common Shares, the daily per share volume-weighted average price of the Class A Common Shares on the principal U.S. securities exchange or automated or electronic quotation system on which Class A Common Shares trade, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (i) the per share volume-weighted average price of such Class A Common Shares on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (ii) if such determination is not feasible, the market price per Class A Common Share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Company) and (b) with respect to any other property, the price at which a willing buyer and willing seller would exchange such property in an arm’s length transaction, as determined in good faith by the Managing Member.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)           The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(ii)          The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described below shall be adjusted in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f) to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(1)         the acquisition of an additional interest in the Company by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(2)         the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(3)         the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than a liquidation caused by a termination of the Company under Code Section 708(b)(1)(B)); and

Annex C-7

(4)         at such other times as the Managing Member shall reasonably determine necessary or advisable in accordance with Regulations Sections 1.704-1(b) and 1.704-2.

(iii)         The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(iv)         The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v)          The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments made pursuant to the exercise of a noncompensatory option, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(s); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (v) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (v).

(vi)         If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (i), subsection (ii), subsection (iv), or subsection (v) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Member or (b) an Assignee that owns a Unit.

“Imputed Underpayment Amount” has the meaning set forth in Section 10.4.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its certificate of incorporation; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

Annex C-8

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the Managing Member or a Significant Member, or (b) a manager, member, director, officer, employee, agent or representative of the Managing Member, any Significant Member or the Company and (ii) such other Persons (including Affiliates, employees or agents of the Managing Member, any Significant Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability).

“Initial Capital Contribution” has the meaning set forth in Section 4.2(a).

“Investor” has the meaning set forth in the preamble hereto.

“Investor Bylaws” has the meaning set forth in the Investment Agreement.

“Investor Restated Charter” has the meaning set forth in the Investment Agreement.

“Investor Warrants” has the meaning set forth in the Investment Agreement.

“IRS” means the United States Internal Revenue Service.

“Jacobsen Holdings” has the meaning set forth in the preamble hereto.

“KCF” has the meaning set forth in the preamble hereto.

“Lists” has the meaning set forth in Section 3.4(d).

“Liquidator” has the meaning set forth in Section 13.2(a).

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Managing Member” means the Investor, in its capacity as the managing member of the Company, or such successor managing member as may be so designated in accordance with the terms of this Agreement.

“Member” has the meaning set forth in the preamble hereto.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Annex C-9

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(1).

“Membership Interest” means an ownership interest in the Company held by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Membership Interests; however, notwithstanding that any Significant Member and any other Member may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Membership Interests), the Membership Interest held by any Significant Member or any other Member and designated as being of a particular class or series shall not be deemed to be a separate class or series of Membership Interest from a Membership Interest having the same designation as to class and series that is held by any other Member solely because such Membership Interest is held by any Significant Member or any other Member having different rights and privileges as specified under this Agreement.

“Merger Agreement” has the meaning set forth in Section 14.2(a).

“Mr. Jacobsen” has the meaning set forth in the recitals hereto.

“Net Income” or “Net Loss” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)          any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii)         any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii)        in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv)        gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

Annex C-10

(v)         in lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi)        to the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)       notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Credit Control” has the meaning set forth in the recitals hereto.

“New Partnership Audit Procedures” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or Regulations promulgated or official guidance issued thereunder.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Class A Common Shares or Preferred Shares, or (ii) any Debt issued by the Investor that provides any of the rights described in clause (i).

“NLFP” has the meaning set forth in the preamble hereto.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“OFAC” has the meaning set forth in Section 3.4(d).

“Officer” has the meaning set forth in Section 7.1(a).

“Order” and “Orders” have the meanings set forth in Section 3.4(d).

“Original Operating Agreement” has the meaning set forth in the recitals hereto.

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“Permitted Lender Transferee” has the meaning set forth in the definition of Permitted Transferee.

“Permitted Transfer” means (i) a Transfer by a Member of all or part of its Membership Interest to the Investor, the Company, any Family Member, Controlled Entity or Affiliate of such Member, a Charity, estate planning vehicle or another Member, (ii) any Transfer in accordance with the terms of the Exchange Agreement or (iii) a Pledge and any Transfer of a Membership Interest to a Permitted Transferee pursuant to the exercise of remedies under a Pledge.

“Permitted Transferee” means (i) any transferee of a Member’s Membership Interest in a Permitted Transfer, (ii) any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom any Membership Interest is transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Membership Interest (each, a “Permitted Lender Transferee”), and (iii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom a Membership Interest is transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Membership Interest.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

“Plan of Conversion” has the meaning set forth in Section 14.2(a).

“Pledge” means a pledge by a Member of all or any portion of its Membership Interest to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Member, as collateral or security for a bona fide loan or other extension of credit.

“Pre-Closing Units” has the meaning set forth in the recitals hereto.

“Preferred Share” means a share of the Investor now or hereafter authorized, designated or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.

“Principal Member” has the meaning set forth in the preamble hereto.

“Prior Operating Agreement” has the meaning set forth in the recitals hereto.

“Properties” means any assets and property of the Company such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time and “Property” means any one such asset or property.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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“Regulatory Allocations” has the meaning set forth in Section 6.3(a)(viii).

“Representatives” has the meaning set forth in Section 9.4(a).

“Schedule of Members” has the meaning set forth in Section 4.3(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Members” means the Investor and any Principal Member.

“Sponsor Letter” has the meaning set forth in the Investment Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing member of the entity.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.3.

“Tax Items” has the meaning set forth in Section 6.4(a).

“Tax Matters Partner” has the meaning set forth in Section 10.3(a).

“Tax Receivable Agreement” has the meaning set forth in the recitals hereto.

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires a Membership Interest pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms “Transferred” and “Transferring” have correlative meanings.

“Transferring Member” has the meaning set forth in Section 11.2(a)(i).

“Unit” means a Class A Unit, Class B Unit or any other class of Membership Interests that has been authorized by the Managing Member in accordance with Article 4.

“United States” means United States of America.

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Article 2
ORGANIZATIONAL MATTERS

Section 2.1           Formation. The Company is a limited liability company previously formed, and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property of such Member for all purposes.

Section 2.2           Name. The name of the Company is “JH Capital Group Holdings, LLC.” The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The words “Limited Liability Company,” “L.L.C.,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time.

Section 2.3           Principal Office and Resident Agent. The principal business office of the Company will be located at one or more locations as may be designated by the Managing Member from time to time. The address of the initial registered office and the name and address of the initial registered agent of the Company in the State of Delaware are set forth in the Certificate, as may be changed from time to time by the Managing Member.

Section 2.4           Foreign Qualifications. Any authorized Officer of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.5           Term. The term of the Company commenced on December 6, 2016, the date that the original Certificate was filed with the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue indefinitely unless the Company is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6           No State Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.6, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

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Article 3
PURPOSE

Section 3.1           Purpose and Business. The sole business of the Company is to be a holding company for various lines of business related to the distressed consumer debt business, as such business may from time to time hereafter be expanded, and such other lawful purposes permitted by the Act in furtherance thereof (the “Company Business”). Subject to the terms and conditions of this Agreement, the Company is authorized to enter into, make, and perform all contracts and other undertakings and engage in all other activities and transactions as the Managing Member may deem necessary, advisable, and/or convenient for carrying out the Company Business and any other purpose deemed and approved by the Managing Member to be in the best interest of the Company. The Members acknowledge and agree that the Company will own and conduct the Company Business through one or more Subsidiaries, with each such Subsidiary conducting one or more elements of the Company Business.

Section 3.2           Powers. The Company shall have the power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the Company Business and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 3.3           Limits on Member Relationship. Except as otherwise provided in this Agreement, no Member (other than the Managing Member in its capacity as such) shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4           Representations and Warranties by the Members.

(a)          Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, the Company that (i) such Member has the capacity to execute and deliver this Agreement, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a “foreign person,” within the meaning of Code Section 1445(f) nor a “foreign partner,” within the meaning of Code Section 1446(e) and (iv) assuming due execution by each other party hereto, this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

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(b)          Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, the Company that (i) all transactions contemplated by this Agreement to be performed by such Member have been duly authorized by all necessary organizational action, including, without limitation, that of its partner(s), committee(s), trustee(s), beneficiaries, director(s) and/or shareholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, certificate of incorporation or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or shareholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders (as the case may be) is or are subject, (iii) such Member is neither a “foreign person,” within the meaning of Code Section 1445(f), nor a “foreign partner,” within the meaning of Code Section 1446(e), and (iv) assuming due execution by each other party hereto, this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)          Each Member (including, without limitation, each Substituted Member, as a condition to becoming a Substituted Member) represents and warrants to the Company that such Member is an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act, and represents, warrants and agrees that such Member has acquired and, as of the date hereof, continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances, except as may be contemplated by the Exchange Agreement. Each Member further represents and warrants to the Company that such Member is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment. Notwithstanding the foregoing, the representations and warranties contained in the first sentence of this Section 3.4(c) shall not apply to any Permitted Lender Transferee, it being understood that a Permitted Lender Transferee may be subject to a legal obligation to sell, distribute or otherwise dispose of any Membership Interest acquired pursuant to the exercise of remedies under a Pledge; provided, however, that any such Permitted Lender Transferee must be a Qualified Transferee.

(d)          Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) to its knowledge, it is in compliance with the requirements of the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); and (ii) neither such Member nor any of its Affiliates (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

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(e)          The representations and warranties contained in Sections 3.4(a), 3.4(b), 3.4(c) and 3.4(d) shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

(f)          Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Investor have been made by the Investor, the Company, the Managing Member, any Member or any employee or representative or Affiliate of any of them, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(g)          Notwithstanding the foregoing, the Managing Member may permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b), 3.4(c) and 3.4(d) above as applicable to any Member (including, without limitation any Additional Member or Substituted Member or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Company and the Managing Member.

Article 4
CAPITAL CONTRIBUTIONS

Section 4.1           Units; Capitalization. Membership Interests in the Company shall be represented by Units, such other limited liability company interests of the Company, or such other securities of the Company, in each case as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof. The total number of Units that the Company initially shall have the authority to issue is [•], of which (a) [•]1 shall be designated as voting Class A Units having the rights, preferences, privileges and restrictions set forth herein (each, a “Class A Unit” and, collectively, the “Class A Units”) and (b) 18,700,000 shall be designated as non-voting Class B Units having the rights, preferences, privileges and restrictions set forth herein (each, a “Class B Unit” and, collectively, the “Class B Units”), of which [•] shall be designated as non-voting Class B-1 Units (the “Class B-1 Units”) and [•] shall be designated as non-voting Class B-2 Units (the “Class B-2 Units”).2 Except as expressly provided herein, Class A Units and Class B Units shall entitle the holders thereof to equal rights under this Agreement; provided that the Class B Units shall not have any voting rights unless specifically set forth herein. The Company may only issue Class A Units to Investor.

[1]	Number of authorized Class A Units to be established at Closing in accordance with Section 1.1(a)(i) of the Investment Agreement.

[2]	Additional classes of Units that are not dilutive to the Class A Units may be implemented prior to Closing in connection with management incentive equity.

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Section 4.2           Initial Transactions.

(a)          Issuance of Class A Units. In accordance with Section 1.1(b)(i) of the Investment Agreement, at the Closing and immediately prior to the execution and delivery of this Agreement, Investor contributed to the Company, and the Company accepted from Investor, a Capital Contribution in an amount equal to $[•] (the “Initial Capital Contribution”). In exchange for the Initial Capital Contribution, effective upon the execution and delivery of this Agreement, the Company issued to Investor, and Investor accepted from the Company, the number of Class A Units set forth opposite Investor’s name on Schedule I.

(b)          Conversion of Pre-Closing Class B-1 Units and Pre-Closing Class B-2 Units. Effective upon the execution and delivery of this Agreement, (i) all of the Pre-Closing Class B-1 Units are hereby converted into Class B-1 Units, with the Pre-Closing Class B-1 Units held by each Principal Member being cancelled and converted into the number of Class B-1 Units set forth opposite the name of such Principal Member on Schedule I and (ii) all of the Pre-Closing Class B-2 Units are hereby converted into Class B-2 Units, with the Pre-Closing Class B-2 Units held by each Class B Member being cancelled and converted into the number of Class B-2 Units set forth opposite the name of such Class B Member on Schedule I.

Section 4.3           Capital Structure of the Company and Investor.

(a)          General. The aggregate number of outstanding Units and the aggregate amount of cash Capital Contributions that have been made by the Members and the Fair Market Value of any property other than cash contributed by the Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) shall be set forth on a schedule maintained by the Company. The Company shall also maintain a schedule setting forth the name and address of each Member, the number and class of Units owned by such Member and the aggregate Capital Contributions that have been made by such Member with respect to such Member’s Units (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

(b)         Issuance of Membership Interests. Subject to Section 7.1(b)(ii) and Section 14.1(b), the Managing Member is authorized to (i) issue and create additional classes of Units, (ii) subdivide the Units of any such class into one or more series, (iii) fix the designations, powers, preferences and rights of the Units of each such class or series and any qualifications, limitations or restrictions thereof, (iv) admit new Members and (v) amend this Agreement to reflect such actions and the resulting designations, powers, and relative preferences and rights of all the classes and series thereafter authorized under this Agreement; provided, however, that, without the prior written consent of the Principal Members, so long as any Principal Member (or any Affiliate of any Principal Member) holds any Class B Units, the Managing Member shall not issue additional Units or any other equity securities of the Company to any Person, other than (A) to the Principal Members and (B) (1) any issuance to Investor pursuant to Section 4.3(e) or (2) upon the conversion of any Class B Units into Class A Units in connection with an Exchange (as defined in the Exchange Agreement), as prescribed by Section 2.1(a) of the Exchange Agreement, the issuance of such Class A Units to Investor. The authority of the Managing Member with respect to each such class and series created in accordance with this Section 4.3(b) shall include establishing the following: (1) the number of Units or securities constituting that class or series and the distinctive designation thereof; (2) whether or not that class or series shall have voting rights and, if so, the terms of such voting rights; (3) whether or not the Units or securities of such class or series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per Unit or security payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (4) the rights and preferences of the Units or securities of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company; (5) the relative rights of priority, if any, of allocations of income or loss or of payment with respect to Units or securities of that class or series; and (6) any other relative rights, preferences and limitation of that class or series.

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(c)          Effect of Exchange.

(i)          Exchange for Class A Common Shares. Upon the exchange by any Class B Member of any Class B Units for Class A Common Shares pursuant to the Exchange Agreement, as of the effective date of such Exchange, each such Class B Unit shall automatically be converted into one Class A Unit, such Class A Unit shall be issued to Investor without any further action or consent of any Person and the Class B Units so converted shall thereby cease to exist.

(ii)         Exchange for Cash. Upon the Exchange by any Class B Member of any Class B Units for a cash payment pursuant to the Exchange Agreement, as of the effective date of such Exchange, each such exchanged Class B Unit shall automatically be deemed cancelled concomitant with such payment, without any action on the part of any Person, including Investor or the Company.

(d)          Certain Adjustments. In the event of a dividend, split, reverse split, recapitalization, reorganization, merger, consolidation, combination, exchange of all or any class of Units of the Company, liquidation, spin-off, or other change in organizational structure affecting the Units (including any conversion of the Company to a corporation, whether by merger, filing of a certificate of conversion or otherwise), the number of Units in any class of Units (and therefore the total number of Units) shall be proportionately increased or decreased, as the case may be, by the Company without the consent of any Person. In the event of a dividend, split, reverse split, recapitalization, reorganization, merger, consolidation, combination, exchange of the Capital Stock of Investor, liquidation, spin-off, or other change in organizational structure affecting the Class A Common Shares, the Managing Member may, in lieu of an adjustment to the Exchange Ratio pursuant to Section 2.4(a) of the Exchange Agreement, proportionately increase or decrease, as the case may be, such number and class of Units.

(e)          Transactions Involving Securities of Investor.

(i)          Subject to Section 7.1(b)(ii), if, at any time, Investor duly issues any additional Class A Common Shares (including upon the exercise of any Investor Warrants or warrants contemplated by the Sponsor Letter, but excluding any issuance of Class A Common Shares issued to a Class B Member upon any Exchange of any Class B Units in accordance with the terms of the Exchange Agreement), then (A) Investor shall concurrently contribute to the Company the cash proceeds or other consideration received by Investor in connection with such issuance of Class A Common Shares and (B) the Company shall issue to the Investor a number of Class A Units, registered in the name of the Investor, that is equal to the number of Class A Common Shares so issued.

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(ii)         If, at any time, Investor issues any Preferred Shares or New Securities, then (A) Investor shall concurrently contribute to the Company the cash proceeds or other consideration received by Investor in connection with such issuance of Preferred Shares or New Securities, as the case may be, and (B) the Company shall issue to Investor, a number of Equivalent Units equal to the number of Preferred Shares or New Securities so issued.

(iii)        If, at any time, any Class A Common Shares are redeemed, repurchased or otherwise acquired by the Investor, then, immediately prior to such redemption, repurchase or acquisition of Class A Common Shares, the Company shall redeem, repurchase or acquire a number of Class A Units held by the Investor equal to the quotient of (i) the number of Class A Common Shares so redeemed, repurchased or acquired, divided by (ii) the Exchange Ratio then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Class A Unit as such Class A Common Shares are redeemed, repurchased or acquired (it being understood that, unless the Exchange Ratio is adjusted in accordance with Section 2.4(a) of the Exchange Agreement, the number of Class A Units that would be redeemed, repurchased or acquired from Investor would equal the number of Class A Common Shares so redeemed, repurchased or acquired).

(f)          Dilutive Issuances. Any issuance of Units to Investor after the date hereof (other than pursuant to Sections 4.3(d) or 4.3(e) or transfers or exchanges of Units pursuant to the express terms of the Exchange Agreement) (each, a “Dilutive Issuance”) shall be at a purchase price equal to the Fair Market Value of such Unit. Concurrently with each Dilutive Issuance, for so long as any Principal Member (or any Affiliate of any Principal Member) owns any Class B Units, each Principal Member shall have the right to purchase, at the same price and on the same terms on which the Investor is purchasing Units in such Dilutive Issuance, up to (at the discretion of such Principal Member) such number of the same type of Units as would be necessary for such Principal Member to maintain the same Economic Percentage Interest immediately after such Dilutive Issuance as such Principal Member had immediately prior to such Dilutive Issuance.

(g)          No Preemptive Rights. Except as expressly provided in Section 4.3(f), no Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

(h)          Capital Contributions. No Member shall be required to make any additional Capital Contribution, other than Investor in accordance with Section 4.3(e).

Section 4.4           No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

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Article 5
DISTRIBUTIONS

Section 5.1           Requirement and Characterization of Distributions. Subject to Section 5.2, this Section 5.1 provides for distributions of Distributable Amounts to the Members. The term “Distributable Amounts” means an amount to be distributed by the Company to its Members. The Company has adopted a “distribution policy” under which it shall use reasonable best efforts to distribute, on an annual basis during each Fiscal Year, an aggregate amount equal to $10,000,000, subject to applicable laws or regulatory requirements applicable to, or any Debt of, the Company and its Subsidiaries. In addition, the Company may make distributions of Distributable Amounts in excess of $10,000,000 during any Fiscal Year, as reasonably determined by the Managing Member after reasonably considering the reasonably anticipated needs of the Company Business. Any distribution of Distributable Amounts shall be made as follows:

(a)          first, Distributable Amounts distributed during any Fiscal Year shall be distributed to the Class B-1 Members and the Holders of Class A Units in accordance with this Section 5.1(a) until the Class B-1 Members and the Holders of Class A Units have received, during such Fiscal Year and pursuant to this Section 5.1(a), an aggregate amount equal to $10,000,000, with (i) the Class B-1 Members being entitled to receive an amount equal to the product of the amount to be distributed under this Section 5.1(a) multiplied by a fraction, (A) the numerator of which is the sum of (1) the total number of outstanding Class B-1 Units as of the time of such distribution and (2) the total number of outstanding Class B-2 Units, in the case of this clause (2), as of the Closing (the “Closing Class B-2 Units”), and (B) the denominator of which is the sum of the total number of outstanding Class B-1 Units as of the time of such distribution, the total number of Closing Class B-2 Units and the total number of outstanding Class A Units as of the time of such distribution; provided that, for purposes of this clause (B), any issued and outstanding Class A Units that have been issued in respect of an Exchange (as defined in the Exchange Agreement) of Class B-2 Units shall be disregarded (and with each Class B-1 Member being entitled to receive a portion of such amount distributable under Section 5.1(a)(i) equal to a fraction, the numerator of which is the total number of Class B-1 Units held by such Class B-1 Member and the denominator of which is the total number of outstanding Class B-1 Units) and (ii) the Holders of Class A Units shall be entitled to receive an amount equal to the amount to be distributed under this Section 5.1(a) reduced by the amount distributed to the Class B-1 Members under Section 5.1(a)(i); and

(b)          thereafter, any remaining Distributable Amounts to be distributed in such Fiscal Year shall be distributed to all Holders of Class A Units and all Holders of Class B Units in accordance with the Economic Percentage Interest of such Holders.

Section 5.2           Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, for each calendar year, the Managing Member shall cause the Company to make quarterly cash distributions to the Members such that each Member receives an amount (after taking into account all distributions previously received by such Member during the calendar year pursuant to Section 5.1(b) and this Section 5.2) that is at least equal to its Annual Income Tax Liability (as reasonably estimated for such quarter). All distributions made to Members pursuant to this Section 5.2 shall be treated as advances of any Distributable Amounts distributable to such Members under Section 5.1(b) and shall be taken into account in determining the amount subsequently distributable to Members under Section 5.1(b) and Section 13.2(a)(iii). All distributions made pursuant to this Section 5.2 shall be made on a pro rata basis in accordance with Economic Percentage Interests. If necessary or appropriate for the purposes of making any tax distributions under this Section 5.2, the Company shall cause one or more Company Subsidiaries to make a distribution to the Company in an amount equal to the amount to be distributed by the Company to the Members under this Section 5.2.

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Section 5.3           Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Managing Member may cause the Company to make a distribution in kind of Company assets or Membership Interests to the Holders, and such assets or Membership Interests shall be distributed in such a fashion as to ensure that the Fair Market Value is distributed and allocated in accordance with Articles 5, 6 and 10.

Section 5.4           Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.5           Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the Holders in accordance with Section 13.2.

Section 5.6           Distributions to Reflect Additional Units. In the event that the Company issues additional Units pursuant to the provisions of Article 4, the Managing Member is hereby authorized to make such revisions to this Article 5 and to Article 6 as it determines are necessary or desirable to reflect the issuance of such additional Units, including, without limitation, making preferential distributions to certain classes of Units.

Section 5.7           Calculation of Distributions. In calculating all distributions payable to any holders of Units, the Managing Member shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.

Section 5.8           Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Article 6
ALLOCATIONS

Section 6.1           Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss shall be determined and allocated with respect to each Fiscal Year as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Section 11.5(c) and Section 12.1(c), an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

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Section 6.2           General Allocations. Except as otherwise provided in this Article 6, and subject to Section 11.5(c) and Section 12.1(c), Net Income and Net Loss with respect to a Fiscal Year or portion thereof shall be allocated to the Capital Accounts of the Holders of Class A Units and the Holders of Class B Units in a manner such that the Capital Account of each Holder, after giving effect to the special allocations set forth in Section 6.3 hereof and taking into account actual distributions made or expected to be made for such Fiscal Year or portion thereof is, as nearly as possible, equal (proportionately) to the excess of (a) distributions that would be made to such Holder pursuant to Section 13.2 hereof if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value taking into account any adjustments thereto for such Fiscal Year or portion thereof, all of the Company's liabilities were satisfied in cash according to their terms (limited, in the case of each nonrecourse liability, to the Gross Asset Value of the assets securing such liability) and the remaining net proceeds were distributed in full over (b) the sum of (i) such Holder’s share of Company Minimum Gain and (ii) such Holder’s share of Member Minimum Gain determined pursuant to Treasury Regulations Section 1.704-2(i)(5), in each case, computed immediately prior to the hypothetical sale described in the preceding clause (a). Notwithstanding the foregoing, the Managing Member may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances it deems reasonably necessary for this purpose.

Section 6.3           Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a)          Regulatory Allocations.

(i)          Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)         Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3(a)(i), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s respective share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain,” within the meaning of Regulations Section 1.704-2(i), and shall be interpreted consistently therewith.

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(iii)        Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Economic Percentage Interests. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)        Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(a)(iv) were not in the Agreement. It is intended that this Section 6.3(a)(iv) qualify and be construed as a “qualified income offset,” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

(v)         Gross Income Allocation. If any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Membership Interest, and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if Section 6.3(a)(iv) and this Section 6.3(a)(v) were not in the Agreement.

(vi)        Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss or deduction) would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss (or items of loss or deduction) shall be reallocated (x) first, among the other Holders of Class A Units and Holders of Class B Units in accordance with their respective Economic Percentage Interests, and (y) thereafter, among the Holders of other Units, as determined by the Managing Member, subject to the limitations of this Section 6.3(a)(vi).

(vii)       Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders of Units in accordance with such Sections of the Regulations.

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(viii)      Curative Allocations. The allocations set forth in Sections 6.3(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Units so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b)          Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Company profits shall be equal to such Holder’s Economic Percentage Interest with respect to Class A Units and Class B Units.

Section 6.4           Tax Allocations.

(a)          In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

(b)          Section 704(c) Allocations. Notwithstanding Section 6.4(a), Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under the traditional method, as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) of the definition of “Gross Asset Value,” subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the traditional method, as described in Regulations Section 1.704-3(b).

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Article 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1           Management.

(a)          General. Subject to Section 7.1(b)(ii), the business and affairs of the Company shall be managed by, and under the direction of, the Managing Member consistent with this Agreement, the Exchange Agreement, the Investor Restated Charter and the Investor Bylaws, and the Company shall not have “managers” as such term is used in the Act. Subject to the express limitations contained in any provision of this Agreement (including Section 7.1(b)(ii), the Managing Member shall have complete and absolute control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carry out the purposes and business of the Company, including, without limitation, doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement. Subject to the rights and powers of the Managing Member and the limitations thereon contained herein, the Managing Member may delegate to any officer of the Company (each, an “Officer”) or any of its Subsidiaries any or all of its powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any Person to perform any acts or services for the Company as the Managing Member may reasonably determine. The Managing Member is specifically authorized to execute, sign, seal and deliver, in the name of and on behalf of the Company, any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and the Company Business. The Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company. The Managing Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member.

(b)          Necessary Approvals.

(i)          Any action taken by the Managing Member pursuant to this Agreement shall be subject to the necessary approval of the board of directors of the Managing Member (which approval shall be required to include a majority of the a majority of the disinterested members of the board of directors of the Managing Member) as and to the extent required by this Agreement, the Investor Restated Charter and to the extent consistent therewith, the Investor Bylaws. Subject to Section 7.1(b)(ii), all matters material to the affairs and business of the Company shall be determined by the board of directors of the Managing Member.

(ii)         Without the prior written consent of the Class B-1 Members, the Company shall not create, or authorize the creation of, or issue or obligate itself to create, authorize or issue any Units or other securities unless, with respect to the distribution of Distributable Amounts, the same ranks junior to, or pari passu with, the Class B-1 Units.

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Section 7.2           Officers.

(a)          Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s and its Subsidiaries’ business (subject to the supervision and control of the Managing Member), including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company or of one or more Subsidiaries of the Company, with titles as and to the extent authorized by the Managing Member. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority as is customary for officers with such titles and shall have such further authority and perform such duties as the Managing Member may, from time to time, delegate to such Officers. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner provided in this Agreement. The initial Officers of the Company are set forth on Schedule II. Designation of an Officer shall not of itself create any contractual or employment rights.

(b)          Resignation/Removal. Any Officer may resign his or her office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Managing Member. The Managing Member shall have the authority to fill Officer vacancies resulting from the resignation, removal, death or incapacity of any Officer.

(c)          Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

Section 7.3           Members. No meetings of the Members shall be held. Any action or Consent to be taken by the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Investor (or such other approval standard as may be required by this Agreement or applicable law).

Section 7.4           Reimbursement of the Managing Member.

(a)          The Managing Member shall not be compensated for its services as the managing member of the Company except as provided in this Agreement.

(b)          Subject to Section 7.4(c) and Section 15.11, the Company shall be liable for, and shall reimburse the Managing Member on a monthly basis, or such other basis as the Managing Member may determine, for all sums expended in connection with the Company’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the Investor, the Managing Member or the Company that may provide for share units, or phantom shares, pursuant to which employees of the Investor, the Managing Member or the Company will receive payments based upon dividends on or the Fair Market Value of Class A Common Shares, (iii) director fees and expenses, (iv) all costs and expenses associated with any action, suit, proceeding, claim, dispute, arbitration, inquiry, examination, inspection or investigation pending by or before any governmental entity, arbitrator, mediator, agency, court, tribunal or other jurisdictional body, foreign or domestic, and (v) all costs and expenses of the Investor being a public company, including costs of filings with the SEC, public reporting obligations, proxy statements and shareholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Investor or the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 7.5. Such reimbursements shall be in addition to any reimbursement of the Investor or the Managing Member as a result of indemnification pursuant to Section 7.7.

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(c)          To the extent practicable, Company expenses shall be billed directly to and paid by the Company and reimbursements to the Investor, the Managing Member or any of their respective Affiliates by the Company pursuant to this Section 7.4 shall be treated as “guaranteed payments,” within the meaning of Code Section 707(c) (unless otherwise required by the Code and the Regulations) and shall not be treated as distributions hereunder.

Section 7.5           Outside Activities of the Managing Member and the Investor. The Investor shall not (and, if the Managing Member is not the Investor, the Managing Member shall not) directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Membership Interests, (b) the management of the business of the Company and its Subsidiaries, (c) the Investor’s operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the offering, sale, syndication, private placement or public offering of shares, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company or its assets or activities, and (f) such activities as are incidental thereto; provided, however, that, with the prior written consent of the Principal Members, the Investor (and, if the Managing Member is not the Investor, the Managing Member) may from time to time hold or acquire assets in its own name or otherwise other than through the Company so long as each of the Investor and the Managing Member ensures that the economic benefits and burdens of such assets are otherwise vested in the Company, whether through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend this Agreement, to reflect such activities and the direct ownership of assets by the Investor or the Managing Member, as applicable. Nothing contained herein shall be deemed to prohibit the Investor or the Managing Member from executing guarantees of Company debt. The Investor shall not (and, if the Managing Member is not the Investor, the Managing Member shall not) and shall cause its Subsidiaries, if any, (other than the Company and its Subsidiaries) not to own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Company or any of its Subsidiaries) other than (i) Membership Interests and (ii) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary for the Managing Member to carry out its responsibilities contemplated under this Agreement.

Section 7.6           Transactions with Affiliates.

(a)          The Company may lend or contribute funds or other assets to, and accept loans, funds and other assets from, any Member and the Company’s and any Member’s Affiliates, and any such Persons may borrow funds from the Company, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties, as determined by the Managing Member, or on such other terms if such transaction has been approved by a majority of the disinterested members of the board of directors of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

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(b)          Except as provided in Section 7.5 and subject to Section 3.1, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c)          Any Member (including the Managing Member) and any Affiliate of the Company or any Member may sell, transfer or convey any property to the Company, directly or indirectly, on terms and conditions no less favorable to the Company, in the aggregate, than would be available from unaffiliated third parties, as determined by the Managing Member, or on such other terms if such transaction has been approved by a majority of the disinterested members of the board of directors of the Managing Member.

(d)          The Managing Member, without the approval of the Members or any of them or any other Persons, may propose and adopt, on behalf of the Company, employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Investor, the Managing Member, the Company or any of the Company’s Subsidiaries.

(e)          The Managing Member shall not be excluded or recused from any vote or decision with respect to an interested transaction, including a transaction involving the Investor or any of its Affiliates.

Section 7.7           Indemnification.

(a)          To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”), as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Company shall not indemnify (i) the Managing Member for any Action if it is established by a final judgment of a court of competent jurisdiction that the Managing Member breached its duty of loyalty to the Company or the Members, or did not act in good faith or engaged in intentional misconduct or a knowing violation of law, or (ii) an Indemnitee for an Action initiated by the Indemnitee (other than an Action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 7.7(a)). Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, in the name and on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company or any of its Subsidiaries, and neither the Managing Member nor any other Holder shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

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(b)          To the fullest extent permitted by applicable law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company, as authorized in Section 7.7(a), has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met, provided that such undertaking need not be secured and shall be without reference to the financial ability for repayment.

(c)          The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)          The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company, the Managing Member or any other Member (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7

(f)          In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(h)          The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)          It is the intent of the parties that any amounts paid by the Company to any Significant Member pursuant to this Section 7.7 shall be treated as “guaranteed payments,” within the meaning of Code Section 707(c).

Section 7.8           Liability of the Managing Member.

(a)          To the maximum extent permitted under the Act, the only duties that the Managing Member owes to the Company or any Member are to perform its contractual obligations as expressly set forth in this Agreement. The Managing Member, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Company, any Member or any other Person (including any creditor of any Member or any assignee of a Membership Interest).

(b)          The Members agree that: (i) the Managing Member is acting for the benefit of the Company and the Members, collectively; and (ii) in the event of a conflict between the interests of the Company or any Member, on the one hand, and the separate interests of the Investor or its stockholders, on the other hand, the Managing Member may give priority to the separate interests of the Investor and its stockholders (including, without limitation, with respect to the tax consequences to Members, Assignees or the Investor’s stockholders) and, in the event of such a conflict, any action or failure to act on the part of the Managing Member that gives priority to the separate interests of the Investor or its stockholders that does not result in a violation of the contract rights of the Members under this Agreement does not violate any duty owed by the Managing Member to the Company or the Members.

(c)          In exercising its authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. Except as otherwise agreed by the Company, the Managing Member and the Company shall not have liability to a Member under any circumstances as a result of any income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member or the Company pursuant to the Managing Member’s authority under this Agreement, other than the obligation of the Company to make tax distributions under Section 5.2.

(d)          Subject to its obligations and duties as Managing Member set forth in this Agreement and applicable law, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees, Officers or agents. The Managing Member shall not be responsible to the Company or any Member for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

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(e)          In performing its duties under this Agreement and the Act, the Managing Member shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any subsidiary of the Company, prepared or presented by an Officer, employee or agent of the Managing Member or any agent of the Company or any such subsidiary, or by a lawyer, financial advisor, certified public accountant or other outside advisor engaged by the Company as to any matter within such Person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(f)          No manager, member, director, officer, employee, agent or representative of the Managing Member (in their respective capacities as such) shall have any duties to the Company or any Member. No manager, member, director, officer, employee, agent or representative of the Managing Member shall be liable to the Company or any Member for money damages by reason of their service as such.

(g)          Subject to Section 7.8(a) but notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing Member is permitted or required to make a decision or take an action (a) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, or without any express standard, in making such decisions, the Managing Member shall be entitled to take into account such interests and factors as it desires (including its own interests) or (b) in its “good faith” or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards.

(h)          Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Managing Member, or its managers, members, directors, officers or agents, to the Company and the Members under this Section 7.8, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9           Title to Company Assets. All Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be beneficially owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

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Section 7.10         Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming in good faith thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 7.11         No Replacement of the Managing Member. The Managing Member may not be replaced without the prior written consent of the Principal Members. If, at any time, the Managing Member is a Person other than Investor, the parties hereto shall immediately take any and all actions as may be necessary to ensure that the intent of the governance arrangements contemplated hereby as of the date hereof are maintained, including by amending this Agreement.

Article 8
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1           Limitation of Liability. No Member, in its capacity as such, shall have any duties or liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.3) or under the Act. To the maximum extent permitted by applicable law, no Member, including each Significant Member, in its capacity as such, shall have any personal liability whatsoever, to the Company or to the other Members, for any action or omission taken in its capacity as a Member or for the debts or liabilities of the Company or the Company’s obligations hereunder except pursuant to any express indemnities given to the Company by such Member pursuant to any other written instrument. Without limitation of the foregoing, and except pursuant to any such express indemnity, no property or assets of a Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement.

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Section 8.2           Management of Business. No Member or Assignee (other than in its separate capacity as the Managing Member, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company; provided, however that the Managing Members shall have the rights and responsibilities set forth in Article 7. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 8.3           Outside Activities of Members. Subject to any agreements entered into pursuant to Section 7.6 and any other agreements entered into by a Member or any of its Affiliates with the Managing Member, the Company or any Subsidiary of the Company (including, without limitation, any employment agreement), any Member (other than Investor) and any Assignee, officer, director, employee, agent, representative, trustee, Affiliate, manager, member or stockholder of any such Member, and any stockholder of Investor, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member (other than Investor) or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Person (other than the Investor to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 and any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or any Subsidiary of the Company, to offer any interest in any such business ventures to the Company, any Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

Section 8.4           Return of Capital. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article 5 or Article 6 or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5           Rights of Members Relating to the Company.

(a)          In addition to other rights provided by this Agreement or by the Act, and subject to Section 8.5(b), the Managing Member shall deliver to each Member a copy of any information mailed to all of the common stockholders of the Investor as soon as practicable after such mailing.

(b)          Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Members (or any of them), for such period of time as the Managing Member determines to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or the Investor or (ii) the Company or the Managing Member is required by law or by agreement to keep confidential.

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Section 8.6           Certificates Evidencing Units. The Managing Member may, at any time, determine that ownership of any class of Units shall be evidenced by a certificate in such form as the Managing Member adopts from time to time, which certificate may be imprinted with a legend setting forth such restrictions placed on the Units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement. If the Managing Member elects to issue certificates to evidence any class of Units, the following provisions shall apply: (a) the certificate shall state that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the Member to whom such certificate is issued and that the certificate represents a Membership Interest, within the meaning of Section 18-702(c) of the Act; (b) each certificate shall be signed by the Managing Member of the Company by either manual or facsimile signature; (c) the certificates shall be numbered and reflected in the Schedule of Members as they are issued; (d) when certificates are presented to the Company with a request to register a transfer, if the transfer is permitted by this Agreement, the Company shall register the transfer or make the exchange on the Schedule of Members or transfer books of the Company; provided, that any certificates presented or surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing; (e) before due presentment for registration of transfer of a certificate in compliance with and in accordance with this Agreement, the Company shall be entitled to treat the individual or entity in whose name any certificates issued by the Company stand on the books of the Company as the absolute owner of the Units evidenced thereby, and shall not be bound to recognize any equitable or other claim to, or interest in, such Units on the part of any other individual or entity; (f) if any mutilated certificate is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss or theft of any certificate, the Company shall issue a replacement certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the Managing Member, an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties as the Managing Member may direct, must be supplied by the holder of such lost, destroyed or stolen certificate that is sufficient in the judgment of the Managing Member to protect the Company from any loss that it may suffer if a certificate is replaced. The Company may charge for its expenses incurred in connection with replacing a certificate.

Article 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1           Records and Accounting.

(a)          The Managing Member shall keep or cause to be kept at the principal business office of the Company those records and documents, if any, required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5(a), Section 9.3 or Article 13. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

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(b)          The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate.

Section 9.2           Fiscal Year. Unless the Managing Member determines otherwise in writing, the Fiscal Year shall be the calendar year.

Section 9.3           Reports.

(a)          As soon as practicable, but in no event later than ninety (90) days after the close of each Fiscal Year, the Managing Member shall cause to be delivered to each Member of record as of the close of the Fiscal Year, financial statements of the Company, or of the Investor if such statements are prepared solely on a consolidated basis with the Investor, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member.

(b)          As soon as practicable, but in no event later than forty-five (45) days after the close of each calendar quarter (except the last calendar quarter of each Fiscal Year), the Managing Member shall cause to be delivered to each Member of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company, or of the Investor if such statements are prepared solely on a consolidated basis with the Investor, for such calendar quarter, and such other information as may be required by applicable law or regulation or as the Managing Member determines to be appropriate.

(c)          The Managing Member may satisfy its obligations under Section 9.3(a) and Section 9.3(b) by posting or making available the reports specified in such sections on a website maintained by the Managing Member or the Investor, or through the Investor’s filing of annual and quarterly reports with the SEC.

(d)          The Managing Member will provide each Member with any additional financial information reasonably requested by such Member in connection with the preparation of financial statements or reports for the Member or its parent corporation.

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Section 9.4           Confidentiality.

(a)          Without the approval of the Managing Member, except (i) to the extent required by law, rule, regulation or, as contemplated by and subject to subsection (b) below, deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process, (ii) for disclosure made by a Member to any Person who is an officer, director, employee, or agent, counsel to, accountants of, consultants to or other advisors or representatives (“Representatives”) for, such Member, in such Person’s capacity as a Representative and who is informed of the confidential nature of such disclosure and in each case who have a need to know (as used herein, such term shall include monitoring investment performance and making investment decisions in respect thereof) such information, (iii) for disclosures made by a Member to any Person to which such Member offers to Transfer any Membership Interests of the Company (so long as such Member is permitted to Transfer such Membership Interests at such time in accordance with Article 11) (provided that the prospective transferee shall agree to be bound by a confidentiality agreement for the benefit of the Company containing provisions substantially similar to the provisions of this Section 9.4) and (iv) for disclosure to the shareholders, direct or indirect limited partners, co-investors, partners or members of a Member or of Affiliates thereof and their respective Representatives, in each case who have a need to know such information and who have agreed to maintain the confidentiality of such information; provided any disclosure pursuant to this clause (iv) is generally consistent with the scope and nature of disclosure made by such Member to such Persons in respect of such Member’s other investments, no Member shall disclose (or shall permit its Representatives to disclose) the terms and conditions of this Agreement or any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, management organization information (including data and other information relating to management), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business, technical or other information relating to the Company or any of its Subsidiaries or information designated as confidential or proprietary that the Company or any of its Subsidiaries may receive belonging to the Company or any of its Subsidiaries or to any suppliers, customers or others who do business with the Company or any of its Subsidiaries (collectively, “Confidential Information”) to any third Person unless such Confidential Information (x) has been previously disclosed to the public by the Company or is in the public domain (other than by reason of such Member’s breach of this Section 9.4), (y) was or becomes available to the Member on a non-confidential basis from a source other than the Company, its Subsidiaries or any of their respective officers, directors or employees or other Representatives (provided that such source is not known to the Member to be bound by a confidentiality obligation to the Company or its Subsidiaries or their respective Representatives with respect to such information) or (z) is developed independently of and without reference to or use of any non-public information received from the Company, its Subsidiaries or any of their respective officers, directors or employees or other Representatives.

(b)          In the event that any party hereto or any of its Representatives becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information, the disclosing party shall provide the Company with prompt prior written notice of such requirement and shall cooperate with the Company, at the Company’s expense, to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such Confidential Information that has been legally compelled to be furnished.

(c)          In the event of a conflict between the covenants and restrictions (with respect to confidentiality) contained in this Agreement and those contained in a Member’s employment, severance, services or other agreement with the Company or any of its Subsidiaries, the more restrictive covenants and restrictions shall apply. Notwithstanding anything to the contrary contained in this Section 9.4 (it is understood that the covenants and restrictions (with respect to confidentiality) contained in this Agreement shall not restrict any Member with respect to the disclosure or use of confidential information in the course of such Member exercising his or her duties as an executive officer of the Company or any of its Subsidiaries which are fulfilled in good faith and in accordance with the authority delegated to such Member in this Agreement and the terms of such Member’s employment, severance, services or other agreement with the Company or any of its Subsidiaries).

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Article 10
TAX MATTERS

Section 10.1         Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for Federal and state income tax purposes and shall use all reasonable effort to furnish, by March 15th of the year following each relevant taxable year, the tax information reasonably required by Members and for Federal and state income tax and any other tax reporting purposes, including a completed IRS Schedule K-1. The Members shall promptly provide the Managing Member with such information relating to the Contributed Properties, including tax basis and other relevant information, and any other information relevant to tax status or tax reporting of the Company or its Subsidiaries as may be reasonably requested by the Managing Member from time to time.

Section 10.2         Tax Elections. Except as otherwise provided herein, the Managing Member (a) shall determine whether to make any available election pursuant to the Code and (b) shall have the right to seek to revoke any such election; provided, however, that (i) the Managing Member shall cause the Company and each of its direct or indirect Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have the election under Code Section 754 in effect no later than the first taxable year in which an Exchange takes place, (ii) no election shall be made to apply the New Partnership Audit Procedures prior to the effective date of the New Partnership Audit Procedures and (iii) an election shall be made to not apply the New Partnership Audit Procedures to the extent the Company is eligible to make such an election.

Section 10.3         Tax Matters Partner.

(a)          The Managing Member shall be the “tax matters partner” and “partnership representative” of the Company for federal income tax purposes (collectively, the “Tax Matters Partner”). The Tax Matters Partner shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company in addition to any reimbursement pursuant to Section 7.4. Nothing herein shall be construed to restrict the Company from engaging an accounting firm or other qualified tax advisor to assist the Tax Matters Partner in discharging its duties hereunder. At the request of any Member, the Managing Member agrees to inform such Member regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the Managing Member shall have the exclusive power to determine whether to file, and the content of, such returns.

(b)          The Tax Matters Partner is authorized, but not required:

(i)          to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by the Company or a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2)), in each case to the extent permitted by law;

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(ii)         in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by the Company or a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii)        to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv)        to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)         to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by the Company or a Member for tax purposes, or an item affected by such item; and

(vi)        to take any other action on behalf of the Company or the Members or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 shall be fully applicable to the Tax Matters Partner in its capacity as such.

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Section 10.4         Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of Federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to (a) any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446 and (b) any “imputed underpayment” within the meaning of the New Partnership Audit Procedures attributable to such Member and paid by the Company (or by any Subsidiary of the Company but only to the extent such payment is allocated to the Company) as a result of an adjustment with respect to any item of the Company or such Subsidiary, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). Any Imputed Underpayment Amount that the Managing Member cannot attribute to a Member shall be treated as an expense of the Company. Any amount described in the first sentence of this Section 10.4 that is paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines that such payment may be satisfied out of the cash of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.4. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 10.4 when due, the Managing Member may elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

Section 10.5         Organizational Expenses. The Managing Member may cause the Company to elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 180-month period as provided in Code Section 709.

Article 11
MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1         Transfer.

(a)          No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)          Investor shall not Transfer any Membership Interests without the prior written consent of the Principal Members. No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void ab initio.

(c)          No Transfer of any Membership Interest may be made to a lender to the Company or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the prior written consent of the Managing Member; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange any Units in which a security interest is held for cash in an amount equal to the Transferring Member’s Capital Account allocable (in the reasonable determination of the Managing Member) to such exchanged or redeemed Units, simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

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Section 11.2         Members’ Rights to Transfer.

(a)          General. Except as provided below and in Section 11.1(c), no Member shall Transfer all or any portion of such Membership Interest to any transferee (other than a Permitted Transferee) without the prior written consent of the Managing Member. Notwithstanding the foregoing, any Member may, at any time, without the prior written consent of the Managing Member, Transfer all or any portion of its Membership Interest pursuant to a Permitted Transfer (including, in the case of a Member that is a Permitted Lender Transferee, any Transfer of a Membership Interest to a Third-Party Pledge Transferee). Any Transfer of a Membership Interest by a Member or an Assignee is subject to Section 11.3 and to satisfaction of the following conditions: Nothing in this Section 11.2 shall limit or otherwise restrict the ability of any Principal Member to Transfer any Units to a Permitted Transferee, and nothing in this Section 11.2 shall limit or otherwise restrict the ability of any Class B Member to make an Exchange under the Exchange Agreement.

(i)          Principal Member Right of First Refusal. If any Member proposes to Transfer any Units (such Member, a “Transferring Member”) to any Person (other than an Affiliate of such Transferring Member), such Transferring Member (or such Member’s estate in the event of the Member’s death) shall give written notice of the proposed Transfer to the Managing Member and the Principal Members (or to the other Principal Member if the Transferring Member is a Principal Member), which notice shall state (A) the identity and address of the proposed transferee and (B) the amount and type of consideration proposed to be received for the Transferred Units. The Principal Members shall have ten (10) Business Days upon which to give the Transferring Member notice of the election by any such Principal Member to acquire such Principal Member’s pro rata share (determined in accordance with each Principal Member’s Economic Percentage Interest) of the Transferred Units on the terms set forth in such notice (or, if the terms provide for non-cash consideration, for cash equal to the Fair Market Value of such non-cash consideration). If any Principal Member so elects, it shall purchase such Principal Member’s pro rata share of such Transferred Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash (including cash in lieu of non-cash consideration), any Principal Member may at its election deliver in lieu of all or any portion of such cash a note from such Principal Member payable to the Transferring Member at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the Applicable Federal Short-Term Rate, as published monthly by the IRS, as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with applicable law. If any Principal Member does not elect to purchase its entire pro rata share of the Transferred Units, the other Principal Member shall have the right to purchase the remaining portion of the Transferred Units before the Transferring Member offers such Units to any third party, and the foregoing procedures and terms of this Section 11.2(a)(i) shall apply. If the Principal Members do not collectively elect to purchase all of the Transferred Units after complying with the foregoing procedures, the Transferring Member may Transfer such Units to a third party, on terms no more favorable to the transferee than the originally proposed terms, subject to the other conditions of this Section 11.2.

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(ii)         Qualified Transferee. Any Transfer of a Membership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of this Section 11.2(a)(iv) may be to a separate Qualified Transferee.

(iii)        Advice of Counsel. The Transferring Member shall deliver or cause to be delivered to the Managing Member written advice of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Membership Interests Transferred; provided, however, that the Managing Member may waive this condition upon the request of the Transferring Member. If, in the opinion of such counsel, a Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Company or the Units, the Managing Member may prohibit such Transfer by a Member of Membership Interests even if it is otherwise permitted under this Section 11.2.

(iv)        Minimum Transfer Restriction. A Transferring Member may not Transfer less than all of the Units then owned by such Transferring Member without the consent of the Managing Member, which may be withheld in its sole discretion; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Units owned by Affiliates of a Member shall be considered to be owned by such Member.

(v)         No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Units, other than to the Investor or the Company.

(vi)        Exception for Permitted Transfers. The conditions of Section 11.2(a)(i) through (v) shall not apply in the case of a Permitted Transfer to a Permitted Transferee, or a Transfer to the Company or the Investor.

It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the Transferring Member under this Agreement with respect to such Transferred Membership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the Transferring Member are assumed by a successor corporation by operation of law) shall relieve the Transferring Member of its obligations under this Agreement without the approval of the Managing Member. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.4.

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(b)          Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(c)          Adverse Tax Consequences. No Transfer by a Member of its Membership Interests (including any acquisition of Units by the Investor or the Company and including any Permitted Transfer) may be made to or by any Person if in the opinion of legal counsel or other qualified tax advisor for the Company, such Transfer would create a material risk of the Company being treated as an association taxable as a corporation or would result in a termination of the Company under Code Section 708.

Section 11.3         Substituted Members.

(a)          No Member shall have the right to substitute a transferee other than a Permitted Transferee as a Member in its place. A transferee of the interest of a Member may be admitted as a Substituted Member only with the prior written consent of the Managing Member; provided, however, that a Permitted Transferee may be admitted as a Substituted Member pursuant to a Permitted Transfer without the prior written consent of the Managing Member. The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the Managing Member may require to effect such Assignee’s admission as a Substituted Member.

(b)          Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall amend the Schedule of Members and the books and records of the Company to reflect the name, address and class and number of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

(c)          A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

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Section 11.4         Assignees. If the Managing Member’s consent is required for the admission of any transferee under Section 11.2 as a Substituted Member, as described in Section 11.3, and the Managing Member withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a membership interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Units assigned to such transferee and the rights to Transfer the Units provided in this Article 11, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the Transferring Member). In the event that any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make an assignment of Units.

Section 11.5         General Provisions.

(a)          No Member may resign from the Company other than as a result of a permitted Transfer of all of such Member’s Membership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Member or upon an Exchange.

(b)          Any Member who shall Transfer all of its Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member or (ii) to the Investor or any other Significant Member shall cease to be a Member.

(c)          If any Unit is Transferred in compliance with the provisions of this Article 11, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Fiscal Year shall be allocated to the Transferring Member and, in the case of a Transfer or assignment, to the transferee Member, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member.

(d)          In addition to any other restrictions on Transfer herein contained, and notwithstanding any provision to the contrary herein, in no event may any Transfer or assignment of a Membership Interest by any Member (including any acquisition of Units by the Investor or any other Significant Member, or any other acquisition of Units by the Company) be made (i) to any Person who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) if such Transfer would, in the opinion of counsel or other qualified tax advisor to the Company or the Managing Member, cause a termination of the Company for Federal or state income tax purposes (except as a result of the acquisition by the Investor of all Units held by all Members); (v) if such Transfer would, in the opinion of legal counsel or other qualified tax advisor to the Company, cause the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the acquisition by the Investor of all Units held by all Members); (vi) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (vii) if such Transfer would, in the opinion of legal counsel or other qualified tax advisor to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such Transfer requires the registration of such Membership Interest pursuant to any applicable Federal or state securities laws; (ix) if such Transfer would create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code 7704(b); (x) if such Transfer would cause the Company to have more than one hundred (100) partners (within the meaning of Regulations Section 1.7704-1(h), including the look-through rule in Regulations Section 1.7704-1(h)(3)); (xi) if such Transfer causes the Company to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or ERISA, each as amended; provided that the Managing Member may waive any of the foregoing restrictions in its sole discretion.

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(e)          Transfers pursuant to this Article 11, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Company, unless the Managing Member otherwise consents in writing.

Section 11.6         Mandatory Exchange. Subject to the terms and conditions of the Exchange Agreement, the Managing Member may require all Members holding Class B Units to exchange all of such Class B Units held by them pursuant to the Exchange Agreement or, if such Member is not a party to the Exchange Agreement, on terms substantially similar to the Exchange Agreement, at such time when the Members holding Class B Units do not collectively hold a number of outstanding Class B Units greater than ten percent (10%) of the number of Class B Units outstanding immediately following the Closing.

Article 12
ADMISSION OF MEMBERS

Section 12.1         Admission of Additional Members.

(a)          A Person (other than an existing Member) who makes a Capital Contribution to the Company in exchange for Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Significant Members (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required by the Managing Member in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member the Managing Member shall amend the Schedule of Members and the books and records of the Company to reflect the name, address, number and type of Units of such Additional Member.

(b)          Notwithstanding anything to the contrary in this Section 12.1, no Person shall be admitted as an Additional Member without the prior written consent of the Managing Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission and the satisfaction of all the conditions set forth in Section 12.1(a).

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(c)          If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Member and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member.

Section 12.2         Amendment of Agreement and Certificate. For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the Schedule of Members and the books and records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate.

Section 12.3         Limit on Number of Members. Notwithstanding any provision in this Agreement to the contrary, unless otherwise permitted by the Managing Member, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another company, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Section 12.4         Admission. A Person shall be admitted as a member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Member.

Article 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1         Dissolution. The Company shall not be dissolved by the admission of Substituted Members or Additional Members, or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the resignation of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon an election to dissolve the Company made by the Managing Member (a “Liquidating Event”); provided, that if the number of Class B Units then outstanding represent more than 1% of the total number of Class A Units and Class B Units then outstanding, then the Managing Member shall not make an election to dissolve the Company without first obtaining the Consent of the Class B Members. The Members hereby waive their right to seek a judicial dissolution of the Company pursuant to the provisions of the Act.

Section 13.2         Winding Up.

(a)          Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member or the Managing Member has dissolved, become bankrupt or ceased to operate, any Person elected by Investor (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares in the Investor) shall be applied and distributed in the following order:

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(i)          First, to the satisfaction of all of the Company’s debts and liabilities to creditors, including the Managing Member, the Investor and any other Significant Member (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4;

(ii)         Second, to the Class B-1 Members and the Holders of Class A Units in accordance with the distribution allocation set forth in Section 5.1(a) until the Class B-1 Members and the Holders of Class A Units have received, during the Fiscal Year in which a distribution is being made under this Section 13.2(a)(ii) and after giving effect to any distribution made during such Fiscal Year under Section 5.1(a), an aggregate amount equal to $10,000,000; and

(iii)        Third, the balance, if any, to the Holders of Class A Units and the Holders of Class B Units in accordance with the Economic Percentage Interest of such Holders.

(iv)        Liquidating distributions shall be made by the end of the taxable year of such liquidation (or, if later, within ninety (90) days after the date of such liquidation).

The Managing Member shall not receive any compensation for any services performed pursuant to this Article 13.

(b)         Notwithstanding the provisions of Section 13.2(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including liabilities to Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)          If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

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Section 13.3         Rights of Holders. Except as otherwise provided in this Agreement, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company, and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.4         Notice of Dissolution. In the event that a Liquidating Event occurs, the Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each of the Holders and, in the sole and absolute discretion of the Liquidator, or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Liquidator), and the Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the sole and absolute discretion of the Liquidator).

Section 13.5         Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation.

Section 13.6         Cancellation of Certificate. Upon the dissolution and completion of the winding up of the Company, the Company shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Company as a foreign limited liability company or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

Article 14
AMENDMENTS, MERGER,
CONSOLIDATION OR CONVERSION

Section 14.1         Amendments.

(a)          Except as otherwise required in this Agreement or as otherwise required by law, any amendment to this Agreement may be made pursuant to an agreement in writing signed by the Company and the Managing Member. Within thirty (30) days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Members, the Managing Member shall deliver a copy of such amendment to all Members that did not Consent to such amendment.

(b)          Notwithstanding anything to the contrary set forth in this Agreement, no amendment or modification of, or waiver to, any of the rights of the Class B-1 Members set forth in Article 5, Section 7.1(b)(ii), Section 13.2(a) or this Section 14.1(b) (or to any other term or provision of this Agreement that adversely affects the rights of the Class B-1 Members set forth in such Article or Sections) shall be effective without the prior written consent of the Class B-1 Members.

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Section 14.2         Merger, Consolidation or Conversion.

(a)          The Company may merge or consolidate with or into another limited liability company, a corporation, a partnership or any “other business entity,” as defined in Section 18-209 of the Act, or convert into a corporation, a partnership or other business entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, that has been approved by the Investor (except as provided in Section 14.2(b)). Any such Merger Agreement or Plan of Conversion shall provide that each holder of Class A Units or Class B Units shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Units or Class B Units. Notwithstanding any such Consent of Investor, at any time prior to the effectiveness of such merger, consolidation or conversion, the Managing Member may terminate or abandon such transaction subject to any provisions therefor set forth in such Merger Agreement or Plan of Conversion.

(b)          Notwithstanding anything else contained in this Section 14.2 or in this Agreement, the Managing Member is authorized to effect a merger, consolidation or conversion of the Company, or a sale or transfer of all or substantially all of the Company’s assets, without the Consent of any Member, if such transaction is either a conversion or is effected with another entity that is newly formed and has no assets, liabilities or operations prior to such merger, consolidation, sale or transfer and (i) the Managing Member has received written advice of counsel that the merger, consolidation, conversion, sale or transfer would not result in the loss of the limited liability of any Member, other than the Managing Member (in its capacity as such) that becomes a general partner of a partnership into which the Company is converted or with which it is merged; (ii) the Managing Member has received an opinion of counsel or other qualified tax advisor, or a private letter ruling from the IRS to the extent not addressed in the opinion, that the merger, consolidation, conversion, sale or transfer would neither be taxable to any Member nor cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (iii) the sole purpose of such merger, consolidation, conversion, sale or transfer is to effect a mere change in the legal form or jurisdiction of organization of the Company and (iv) the governing instruments of the new entity provide the Members and the Managing Member (or other governing body) with substantially similar rights and obligations as are herein contained;.

(c)          If a merger, consolidation or conversion of the Company has been approved as set forth in this Section 14.2, and such transaction has not been terminated or abandoned, the Managing Member is authorized to execute and file any and all documents to effect such transaction, including a certificate of merger or certificate of conversion, as applicable, in conformity with the requirements of the Act and any other applicable law.

(d)          Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion of the Company, or a sale or transfer of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(e)          It is the intent of the parties hereto that a merger, consolidation or conversion effected pursuant to this Section 14.2 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

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Article 15
GENERAL PROVISIONS

Section 15.1         Addresses and Notice  Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Member, or Assignee at the address for such Member set forth in the Schedule of Members, or such other address of which the Member shall notify the Managing Member in accordance with this Section 15.1.

Section 15.2         Headings; Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. “Include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument or law defined or referred to herein means such contract, instrument or law as from time to time amended, modified or supplemented, including (in the case of contracts or instruments) by waiver or consent and (in the case of laws) by succession of comparable successor laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. This Agreement is the product of negotiations by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

Section 15.3         Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

Section 15.4         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.5         Waiver.

(a)          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

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(b)          The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and, except for an obligation to pay money to the Company, may be waived or relinquished by the Managing Member, in its sole and absolute discretion, on behalf of the Company in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Members, (ii) causing the Company to cease to qualify as a limited liability company, (iii) reducing the amount of cash otherwise distributable to the Members (other than any such reduction that affects all of the Members holding the same class or series of Units on a uniform or pro rata basis, if approved by a majority of the Units of the affected class), (iv) resulting in the classification of the Company as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws.

Section 15.6         Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

Section 15.7         Applicable Law; Consent to Jurisdiction; Jury Trial.

(a)          This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

(b)          Each of the parties hereto (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware of, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (iv) consents to service of process being made through the notice procedures set forth in Section 15.1. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 15.8         Entire Agreement. This Agreement, the Investor Restated Charter, the Exchange Agreement, the Tax Receivable Agreement and the other agreements referenced herein constitute the entire agreement and supersede all prior agreement and understandings, both written and oral, among the parties with respect to the subject matter hereof. Notwithstanding any provision in this Agreement to the contrary, including any provisions relating to amending this Agreement, the Members hereby acknowledge and agree that the Managing Member, without the approval of any Member, may enter into side letters or similar written agreements with Members that are not Affiliates of the Managing Member, executed contemporaneously with the admission of such Member to the Company, which may have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement, as negotiated with such Member and which the Managing Member in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

Section 15.9         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 15.10         No Partition. No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.11         No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other Person (i.e., a Person who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement, except as provided in Section 7.7. No creditor or other third party having dealings with the Company (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, Transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members.

Section 15.12         Delivery by Electronic Transmission. Any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Annex C-52

Section 15.13         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the transactions contemplated hereby and by the Exchange Agreement) in the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 15.14         No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Units any rights whatsoever as stockholders of Investor, including without limitation any right to receive dividends or other distributions made to stockholders of the Investor or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Investor or any other matter.

[Signature Pages Follow]

Annex C-53

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

JH CAPITAL GROUP HOLDINGS, LLC

By:
Name:
Title:

EASTERLY ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Third Amended and Restated Limited Liability Company Agreement of JH Capital Group Holdings, LLC]

Annex C-54

CLASS B MEMBERS

PRINCIPAL MEMBERS:

[JACOBSEN CREDIT HOLDINGS, LLC]

By:
Name:
Title:

[KRAVETZ CAPITAL FUNDING LLC]

By:
Name:
Title:

Other Class B MEMBERS:

[CREDIT CONTROL Holdings INC.]

By:
Name:
Title:

[Next Level Finance Partners, LLC]

By:
Name:
Title:

[Signature Page to Third Amended and Restated Limited Liability Company Agreement of JH Capital Group Holdings, LLC]

Annex C-55

Schedule I

Schedule of Members3
(as of [XX], 2017)

Member	Capital Contribution		Class A Units	Class B-1 Units	Class B-2 Units
Jacobsen Credit Holdings, LLC	$	[XX]	0	[XX]	0
Kravetz Capital Funding LLC	$	[XX]	0	[XX]	0
Easterly Acquisition Corp.	$	[XX]	[XX]	0	0
New Credit Control, Inc.	$	[XX]	0	0	[XX]
Next Level Finance Partners, LLC	$	[XX]	0	0	[XX]
Total	$	[XX]	[XX]	[XX]	[XX]

[3]	Schedule to be populated at Closing. Other Class B Members may be added.

Annex C-56

Schedule II

Initial Officers

Annex C-57

 Annex D

Form of Exchange Agreement

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2017, is by and among JH Capital Group Holdings, Inc., a Delaware corporation (the “Company”), JH Capital Group Holdings, LLC, a Delaware limited liability company (“JH Capital”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), Kravetz Capital Funding LLC, a California limited liability company and an entity controlled by Norman Kravetz (“KCF”), Credit Control Holdings, Inc., a Delaware corporation (“New Credit Control”), Next Level Finance Partners LLC, a Delaware limited liability company (“Next Level”), and such other holders of Class B Units from time to time party hereto (collectively, the “Class B Members”).

WHEREAS, immediately prior to the execution and delivery of the Investment Agreement (as defined below), the Limited Liability Company Agreement of JH Capital, dated as of December 6, 2016, was amended and restated (as so amended and restated, the “Amended Operating Agreement”) to provide for among other things, (a) the withdrawal of Douglas Jacobsen (“Mr. Jacobsen”) as a member of JH Capital; (b) the admission of Jacobsen Holdings as a member of JH Capital, and, in connection therewith, the issuance of Membership Interests (as defined in the New Operating Agreement (as defined below)) to Jacobsen Holdings in accordance with the terms of the Amended Operating Agreement; and (c) Jacobsen Holdings’ contribution of all of its interests in JH Portfolio Debt Equities, LLC to JH Capital, which in turn contributed all of such interests in JH Portfolio Debt Equities, LLC to JHCG Holdings LLC, a wholly-owned Subsidiary of JH Capital;

WHEREAS, immediately following the execution and delivery of the Amended Operating Agreement, JH Capital entered into an Investment Agreement, dated as of June 28, 2017 (the “Investment Agreement”), by and among the Company, JH Capital and the Founding Members, pursuant to which, among other things, the parties thereto have agreed to enter into this Agreement and effect the transactions contemplated hereby;

WHEREAS, prior to the execution and delivery of this Agreement and in connection with the Closing, the Founding Members and JH Capital effected an internal reorganization of JH Capital, pursuant to which (a) the following entities and each of their direct and indirect Subsidiaries became principally owned, directly or indirectly, by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC; (b) without duplication of the companies referenced in clause (a), the direct and indirect Subsidiaries of Next Level became principally owned, directly or indirectly, by JH Capital, and (c) the Amended Operating Agreement was amended and restated (as so amended and restated, the “Prior Operating Agreement”) to provide for among other things, the admission of KCF, New Credit Control, and Next Level as members of JH Capital, and, in connection therewith, the issuance of Membership Interests to KCF, New Credit Control and Next Level in accordance with the terms of the Prior Operating Agreement;

Annex D-1

WHEREAS, in accordance with and subject to the terms and conditions of the Investment Agreement, at the Closing (as defined in the Investment Agreement) and substantially concurrently with the execution and delivery of this Agreement, the Company, JH Capital and the Class B Members entered into a Third Amended and Restated Limited Liability Company Agreement of JH Capital (the “New Operating Agreement”), pursuant to which, among other things, JH Capital (a) admitted the Company as a member of JH Capital, (b) created voting Class A Units as a new class of membership interests of JH Capital, which were issued to the Company upon the terms and subject to the conditions set forth in the Investment Agreement and in the New Operating Agreement and (c) converted the membership interests of JH Capital held by the Class B Members immediately prior to Closing into two classes of non-voting Class B Units of JH Capital;

WHEREAS, in accordance with and subject to the terms and conditions set forth in the Investment Agreement and those set forth in the New Operating Agreement, at the Closing, JH Capital issued to the Company, and the Company accepted from JH Capital, a number of Class A Units in exchange for (a) the Company’s contribution of the Investment Amount (as defined in the Investment Agreement) to JH Capital and (b) the Company’s issuance of the shares of Class B Common Stock to the Class B Members;

WHEREAS, in accordance with and subject to the terms and conditions set forth in the Investment Agreement, at the Closing, the Company adopted a Second Amended and Restated Certificate of Incorporation of the Company providing for, among other things, the revised capitalization of the Company, under which the Company authorized the following two classes of capital stock: Class A Common Stock and Class B Common Stock; and

WHEREAS, the parties hereto desire to provide for the exchange from time to time of Class B Units, and the surrender of shares of Class B Common Stock for cancellation, for cash or for shares of Class A Common Stock on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

Section 1.1           Definitions.

The following definitions shall for all purposes, unless the context otherwise clearly indicates, apply to the capitalized terms used in this Agreement.

“Acquirer” means the acquirer or surviving entity (which, for the sake of clarity, may be JH Capital or the Company) in a Change of Control.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” has the meaning set forth in the Investment Agreement.

Annex D-2

“Cash Exchange Payment” means an amount in immediately available funds in U.S. dollars equal to the product of (a) the number of Class B Units Exchanged, multiplied by (b) the then-applicable Exchange Ratio multiplied by (c) the average of the daily VWAP of a share of Class A Common Stock for the ten (10) Trading Days immediately prior to the date of delivery of the relevant Exchange Notice.

“Certificate” has the meaning given to the term “Investor Restated Charter” in the Investment Agreement.

“Change of Control” has the meaning given to the term “Change of Control” in the Tax Receivable Agreement.

“Change of Control Exchange” has the meaning set forth in Section 2.1(d).

“Change of Control Exchange Time” has the meaning set forth in Section 2.1(d).

“Class A Common Stock” has the meaning given to the term “Investor Class A Common Stock” in the Investment Agreement.

“Class B Common Stock” has the meaning given to the term “Investor Class B Common Stock” in the Investment Agreement.

“Class A Unit” means (a) a voting Class A Unit of JH Capital or (b) a successor corporation’s or other entity’s common stock or other equity securities for which a voting Class A Unit of JH Capital has been converted or exchanged.

“Class B Unit” means (a) a non-voting Class B Unit of JH Capital (including any Class B-1 Units and any Class B-2 Units, in each case, as defined in the New Operating Agreement) or (b) a successor corporation’s or other entity’s common stock or other equity securities for which a non-voting Class B Unit of JH Capital has been converted or exchanged.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Company” has the meaning set forth in the preamble hereto.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a), but subject to Section 2.1(c), the date identified in the respective Exchange Notice (which may be the date on which the Exchange Notice is delivered to JH Capital).

“Exchange” means an exchange of Class B Units (together with the cancellation of shares of Class B Common Stock) for cash or shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging JH Capital Unitholder or such JH Capital Unitholder’s duly authorized attorney-in-fact

Annex D-3

“Exchange Ratio” means the number of shares of Class A Common Stock for which one Class B Unit is entitled to be Exchanged, which ratio is subject to adjustment pursuant to Section 2.4 of this Agreement. On the date of this Agreement, the Exchange Ratio shall be one for one.

“Founding Members” means Jacobsen Holdings, NJK Holding LLC and KCF.

“Investment Agreement” has the meaning set forth in the recitals hereto.

“JH Capital” has the meaning set forth in the preamble hereto.

“JH Capital Unitholder” means, as of the date hereof, the Class B Members party hereto and, from time to time following the date hereof, any other Class B Member that executes a joinder to this Agreement as set forth in Section 3.4.

“Law” has the meaning set forth in the Investment Agreement.

“Legal Proceeding” means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Lien” has the meaning set forth in the Investment Agreement.

“Permitted Transferee” has the meaning set forth in Section 3.4.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

“Registration Rights Agreement” means the Registration Rights Agreement, by and among the Company and the Class B Unit Holders, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, JH Capital and the other parties thereto, as such agreement may be amended or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the NASDAQ Capital Market or such other principal United States securities exchange on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Class A Common Stock are not listed or admitted to trading on such an exchange, on the automated quotation system on which the shares of Class A Common Stock are then authorized for quotation.

“Units” means the Class A Units and the Class B Units.

Annex D-4

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of such Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Company).

Section 1.2           Headings; Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. “Include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument or Law defined or referred to herein means such contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Except to the extent otherwise expressly provided herein, all references to any JH Capital Unitholder shall be deemed to refer solely to such Person in its capacity as such JH Capital Unitholder and not in any other capacity. This Agreement is the product of negotiations by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

Section 1.3           Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Annex D-5

Article II

Section 2.1         Exchange of Class B Units.

(a)          Upon the terms and subject to the conditions of this Agreement, each JH Capital Unitholder shall be entitled at any time and from time to time to effect an Exchange. In the event a JH Capital Unitholder wishes to effect an Exchange, such JH Capital Unitholder shall (i) deliver to JH Capital an Exchange Notice and (ii) surrender or, in the absence of such surrender, be deemed to have surrendered, Class B Units (free and clear of all Liens) to JH Capital (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated) representing a corresponding number of shares of Class B Common Stock (free and clear of all Liens)), in each case, to JH Capital’s address set forth in Section 3.5. In consideration for such surrender, the exchanging JH Capital Unitholder shall be entitled to, at the option of JH Capital, either (A) a Cash Exchange Payment by JH Capital in accordance with the instructions provided in the Exchange Notice, in which event such exchanged Class B Units and such shares of Class B Common Stock automatically shall be deemed cancelled concomitant with such payment, without any action on the part of any Person, including the Company or JH Capital, or (B) the transfer by JH Capital (or, at the option of the Company, the issuance by the Company) to such JH Capital Unitholder of a number of shares of Class A Common Stock equal to (I) the number of Class B Units so exchanged multiplied by (II) the Exchange Ratio, in which event such exchanged Class B Units automatically shall be converted into a corresponding number of Class A Units, such new Class A Units shall automatically be issued to the Company without any further action or consent of any Person and the Class B Units so converted shall thereby cease to exist. Concomitantly with any such issuance shares of Class A Common Stock, any exchanged Class B Common Stock automatically shall be deemed cancelled, without any action on the part of any Person, including the Company or JH Capital. Each such Exchange shall, to the extent permitted by Law, be treated for U.S. income tax reporting purposes as a taxable exchange of the JH Capital Unitholder’s Class B Units for a Cash Exchange Payment or Class A Common Stock, as applicable, and corresponding payments under the Tax Receivable Agreement.

(b)          Following the delivery of the Exchange Notice, the Company shall deliver or cause to be delivered (i) the Cash Exchange Payment in accordance with Section 2.1(a) not later than the close of business on the thirtieth (30th) Business Day after the date on which the Exchange Notice was so delivered or (ii) if the Company elects to issue (or to cause JH Capital to transfer) Class A Common Stock, the number of shares of Class A Common Stock deliverable upon such Exchange not later than the close of business on the thirtieth (30th) Business Day after the date on which the Exchange Notice was so delivered, at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company), registered in the name of the relevant exchanging JH Capital Unitholder (or in such other name as is requested in writing by the JH Capital Unitholder), in certificated or uncertificated form, as may be requested by the exchanging JH Capital Unitholder; provided, that to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging JH Capital Unitholder set forth in the Exchange Notice, the Company shall use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such exchanging JH Capital Unitholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging JH Capital Unitholder by no later than the close of business on the Business Day immediately following the date on which the Exchange Notice was so delivered. An Exchange pursuant to this Section 2.1 of Class B Units, and the cancellation of shares of Class B Common Stock, for Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the applicable Cash Exchange Payment or shares of Class A Common Stock have been delivered to the exchanging JH Capital Unitholder at such time, and if the Company does not elect a Cash Exchange Payment, the JH Capital Unitholder will be treated as a holder of record of Class A Common Stock as of the close of business on such Date of Exchange.

Annex D-6

(c)          An Exchange Notice from a JH Capital Unitholder may specify that the Exchange is to be (i) contingent (including as to the timing) upon the consummation of a purchase by another Person of shares of Class A Common Stock into which the Class B Units are exchangeable and/or (ii) effective upon a specified future date. In such case, a JH Capital Unitholder may withdraw or amend an Exchange Notice, in whole or in part, at any time prior to the effectiveness of the Exchange by delivery of a written notice of withdrawal to the Company and JH Capital specifying (A) the number of withdrawn Class B Units, (B) the number of Class B Units as to which the Exchange Notice remains in effect, if any, and (C) whether the JH Capital Unitholder so determines, revised timing of the Exchange or any other new or revised information permitted in the Exchange Notice.

(d)          In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Class A Common Stock and Class B Common Stock required under the Certificate or applicable Law (which approval has been granted by a vote or consent of the stockholders of the Company), the Company shall have the right to require each JH Capital Unitholder to Exchange some or all Class B Units (free and clear of all Liens) beneficially owned by such JH Capital Unitholder (and a corresponding number of shares of Class B Common Stock (free and clear of all Liens)), in consideration for the issuance by the Company to such JH Capital Unitholder of a number of shares of Class A Common Stock equal to the number of Class B Units surrendered multiplied by the Exchange Ratio (a “Change of Control Exchange”), such Change of Control Exchange to be effected by the surrender of such Class B Units to the Company (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) and the subsequent automatic conversion of such exchanged Class B Units into an equal number of Class A Units (whereupon, the Class B Units so converted shall cease to exist and concomitantly with any such issuance, any exchanged Class B Common Stock automatically shall be deemed cancelled without any action on the part of any Person, including the Company or JH Capital); provided, that if the Company requires the JH Capital Unitholders to Exchange less than all of their outstanding Class B Units (and to surrender for cancellation a corresponding number of shares of Class B Common Stock), each JH Capital Unitholder’s participation in the Change of Control Exchange shall be reduced pro rata. Any Change of Control Exchange shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Exchange Time”) and the JH Capital Unitholder will be treated as a holder of record of Class A Common Stock as of the Change of Control Exchange Time. Any Class B Units and shares of Class B Common Stock held by a JH Capital Unitholder that are not Exchanged or cancelled, as applicable, pursuant to a Change of Control Exchange may be Exchanged by such JH Capital Unitholder pursuant to Section 2.1(a) subject to, and in accordance with, the terms thereof. Notwithstanding anything to the contrary herein, the Company shall not be entitled to make a Cash Exchange Payment in the case of a Change of Control Exchange.

Annex D-7

(e)          To effect the delivery of such shares of Class A Common Stock pursuant to Section 2.1(d), the Company shall: (i) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company) such number of shares of Class A Common Stock, registered in the name of the relevant JH Capital Unitholder (or in such other name as is requested in writing by such JH Capital Unitholder), in certificated or uncertificated form, as may be requested by such JH Capital Unitholder, or (ii) if the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of such JH Capital Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such JH Capital Unitholder.

(f)          The Company shall provide written notice of an expected Change of Control to all JH Capital Unitholders within the earlier of (i) five (5) days following the execution of the agreement with respect to such Change of Control and (ii) ten (10) days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for the Units or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be identical whether paid for the Units or shares of Class A Common Stock), any election with respect to types of consideration that a holder of the Units or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Class B Units or shares of Class A Common Stock, as applicable, to be transferred to the Acquirer by all stockholders in the Change of Control, and the number of Class B Units held by each JH Capital Unitholder that the Company intends to require be Exchanged for shares of Class A Common Stock in connection with the Change of Control. The Company shall update such notice in writing from time to time to reflect any material changes to such notice. The Company may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the U.S. Securities and Exchange Commission.

(g)          Any shares of Class B Common Stock that are cancelled in accordance with this Section 2.1 shall no longer be outstanding, and, upon such cancellation, all rights with respect to such shares shall automatically cease and terminate.

(h)          The Company, JH Capital and each JH Capital Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that JH Capital shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the JH Capital Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such JH Capital Unitholder), then such JH Capital Unitholder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging JH Capital Unitholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging JH Capital Unitholder as a result of any such Exchange.

Annex D-8

Section 2.2         Common Stock to be Issued.

(a)          In connection with any Exchange, the Company reserves the right to provide shares of Class A Common Stock that are registered pursuant to the Securities Act, unregistered shares of Class A Common Stock or any combination thereof, as it may determine in its sole discretion, it being understood that all such unregistered shares of Class A Common Stock shall be entitled to the registration rights set forth in the Registration Rights Agreement; provided, such holders thereof shall have agreed to join the Registration Rights Agreement as parties thereto.

(b)          The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuances upon any Exchange, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the Exchange of all Class B Units of JH Capital that may be outstanding from time to time. The Company shall take any and all actions necessary or desirable to give effect to the foregoing.

(c)          Prior to the effective Date of any Exchange effected pursuant to this Agreement, the Company shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Company of equity securities of the Company (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Company for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of the Company, including any director by deputization. The authorizing resolutions shall be approved by either the Board of Directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of the Company (with the authorizing resolutions specifying the name of each such director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(d)          Any Class A Common Stock to be issued by the Company in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

Section 2.3         Capital Structure of the Company and JH Capital.

(a)          The Company shall, and shall cause JH Capital to, take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) each Class B Unit has the same economic rights as each Class A Unit; (ii) the number of Class A Units outstanding equals the number of shares of Class A Common Stock outstanding; and (iii) one Class B Unit is exchangeable for one share of Class A Common Stock pursuant to this Agreement.

Annex D-9

(b)          Upon the issuance by the Company of any shares of Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with a business acquisition by the Company or its direct or indirect subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any warrant or other security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), the Company shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to JH Capital in exchange for a number of newly issued Class A Units equal to the number of shares of Class A Common Stock issued.

(c)          At any time that JH Capital issues a Class B Unit, the Company shall issue one (1) share of Class B Common Stock to the recipient of such Class B Unit. Upon the conversion or cancellation of any Class B Unit pursuant to this Agreement or the New Operating Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled without any action on the part of any Person, including the Company. The Company may only issue shares of Class B Common Stock to Class B Members and their respective Permitted Transferees. JH Capital may only issue Class B Units to Class B Members and their respective Permitted Transferees. A JH Capital Unitholder may only transfer shares of Class B Common Stock to a Person if (i) such Person is a Permitted Transferee of such JH Capital Unitholder and (ii) an equal number of Class B Units are simultaneously transferred to the transferee in accordance with the terms of the New Operating Agreement. A JH Capital Unitholder may only transfer Class B Units to a Person if (A) such Person is a Permitted Transferee of such JH Capital Unitholder and (B) an equal number of shares of Class B Common Stock are simultaneously transferred to the transferee.

(d)          If the Company redeems, repurchases or otherwise acquires any shares of its Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), JH Capital shall, coincident with such redemption, repurchase or acquisition, redeem, repurchase or acquire an identical number of Class A Units held by the Company upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of the Class A Common Stock.

(e)          The Company shall not in any manner effect any Subdivision or Combination of Class A Common Stock unless JH Capital simultaneously effects a Subdivision or Combination, as the case may be, of the Units with an identical ratio as the Subdivision or Combination of Class A Common Stock. JH Capital shall not in any manner effect any Subdivision or Combination of Units unless the Company simultaneously effects a Subdivision or Combination, as the case may be, of Class A Common Stock and Class B Common Stock with an identical ratio as the Subdivision or Combination of the Units.

(f)          The Company shall not issue, and shall not agree to issue (including pursuant to any security or other instrument convertible into or exercisable or exchangeable for) any class of equity securities other than its Class A Common Stock, Class B Common Stock or one or more series of preferred stock that the Company may determine to issue from time to time in accordance with, and subject to the limitations contained in, the Certificate and this Section 2.3(f). The Company shall not issue any shares of preferred stock unless (i) JH Capital issues or agrees to issue, as the case may be, to the Company a number of units, with designations, preferences and other rights and terms that are substantially the same as such shares of Preferred Stock, equal to the number of such shares of preferred stock issued by the Company, and (ii) the Company transfers to JH Capital the proceeds (net of any selling or underwriting discounts or commissions and other expenses) of the issuance of such preferred stock (and agrees to transfer to JH Capital any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable, net of expenses).

Annex D-10

(g)          For as long as this Agreement is in effect: (i) JH Capital shall not at any time, issue the Units except as required by this Agreement; (ii) shall not at any time, issue the Units to any Person other than the Company, the Class B Members and their respective Permitted Transferees (other than management incentive equity); and (iii) the Company shall not transfer any Class A Units except in connection with a Change of Control.

(h)          If the Company makes a dividend or other distribution of Company stock on its Class A Common Stock, JH Capital shall make a dividend or other distribution to the JH Capital Unitholders holding Class B Units of an equivalent number of units of JH Capital with designations, preferences and other rights and terms that are substantially the same as such distributed stock.

(i)          If the Company makes a cash dividend on the Class A Common Stock not funded by a matching pro rata dividend by JH Capital on the Units, then each JH Capital Unitholder holding Class B Units shall, at the option of such JH Capital Unitholder either (i) be issued that number of Class B Units equal to its pro rata share of the value of such cash dividend as if such cash dividend had been paid to all holders of the Units or (ii) be entitled to receive from JH Capital a pro rata cash amount equal to what such JH Capital Unitholders would have received in connection with such dividend assuming that such JH Capital Unitholder held shares of Class A Common Stock on an fully as-converted basis (regardless, for these purposes, of any limitations on Exchanges otherwise set forth herein); provided, that no Class B Units shall be issued or issuable and no cash paid to such JH Capital Unitholders under this Section 2.3(i) to the extent that such cash dividend is funded with excess cash held by the Company that was accumulated because tax distributions made by JH Capital to the Company exceed the Company’s actual tax liabilities.

(j)          If the Company makes a distribution of property other than cash or Company stock on the Class A Common Stock that the Company has not received through a matching pro rata distribution of such property on the Units by JH Capital, then each JH Capital Unitholder holding Class B Units shall be issued that number of Class B Units equal to its pro rata share of the aggregate value of such property as if such property had been paid to all holders of the Units.

(k)          Notwithstanding anything to the contrary set forth herein, no Exchange will impair the right of an exchanging JH Capital Unitholder to receive any distribution for periods ending on or prior to the Date of Exchange for such Exchange (but for which payment had not yet been made with respect to the Class B Units in question at the time the Exchange is consummated); provided that, for purposes of this Section 2.3(k), the exchanging JH Capital Unitholder’s right to receive its pro rata portion of any distribution by JH Capital in respect of such periods shall not be deemed impaired to the extent that JH Capital has not paid the Company its pro rata portion of such distribution prior to the consummation of the applicable Exchange.

Annex D-11

Section 2.4         Adjustment. Without limiting anything set forth in Section 2.3:

(a)          In the event there is any (i) Subdivision or Combination of the shares of Class B Common Stock or Class B Units that is not accompanied by an equivalent subdivision or combination of the Class A Common Stock; or (ii) Subdivision or Combination of the Class A Common Stock that is not accompanied by an equivalent subdivision or combination of the shares of Class B Common Stock and Class B Units, the Exchange Ratio shall be adjusted accordingly.

(b)          If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging JH Capital Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging JH Capital Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.4(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(c)          This Agreement shall apply to the Class B Units and shares of Class B Common Stock held by the JH Capital Unitholder and their Permitted Transferees as of the date hereof, as well as any Class B Units and shares of Class B Common Stock hereafter acquired by a JH Capital Unitholder or its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class B Units” or “Class B Common Stock” shall be deemed to include, any security, securities or other property of the Company or JH Capital which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Class B Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

Annex D-12

Article III

Section 3.1         Representations and Warranties of the Company. The Company represents and warrants that (a) it is a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, (b) it has full corporate power and authority to execute and deliver this Agreement, to perform and comply with its obligations hereunder and to consummate the transactions contemplated hereby, including the issuance of Class A Common Stock in accordance with the terms hereof, (c) the execution and delivery by the Company of this Agreement, the performance and compliance by the Company of its obligations herein and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, (d) this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles and (e) neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Investor Restated Charter or Investor Bylaws (each, as defined in the Investment Agreement) or (ii) assuming that the authorizations, consents and approvals referred to in Section 2.4(a) of the Investment Agreement and the Investor Stockholder Approvals (as defined in the Investment Agreement) are duly obtained in accordance with the Delaware General Corporation Law, (x) violate any (1) law or (2) order, in either case, applicable to the Company or any of its properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other contract, agreement, commitment instrument or obligation to which Investor is a party, or by which it or any of its properties or assets may be bound or affected.

Section 3.2         Representations and Warranties of JH Capital. JH Capital represents and warrants that (a) it is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) it has full limited liability company power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby, (c) the execution and delivery by JH Capital of this Agreement, the performance and compliance by JH Capital with its obligations herein and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of JH Capital, (d) this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally and by general equitable principles and (e) neither the execution and delivery by JH Capital of this Agreement nor the consummation by JH Capital of the transactions contemplated hereby, nor compliance by JH Capital with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of formation or the limited liability company agreement of JH Capital or any of the subsidiaries of JH Capital (the “JH Capital Subsidiaries”) or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) of the Investment Agreement are duly obtained in accordance with applicable law, (x) violate any (1) law or (2) order, in either case, applicable to JH Capital or any of the JH Capital Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of JH Capital or any of the JH Capital Subsidiaries under, any of the terms, conditions or provisions of any contract to which JH Capital or any of the JH Capital Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

Annex D-13

Section 3.3         Representations and Warranties of the JH Capital Unitholders. Each JH Capital Unitholder, severally and not jointly, represents and warrants that (a) if such JH Capital Unitholder is not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (b) it has full organizational power and authority (or, in the case of any JH Capital Unitholder that is a natural person, the legal capacity) perform and comply with each of its obligations hereunder, and to consummate the transactions contemplated hereby, (c) the execution and delivery by such JH Capital Unitholder of this Agreement, the performance and compliance by such JH Capital Unitholder with its obligations herein and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary organization action on the part of such JH Capital Unitholder, (d) this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (e) neither the execution and delivery by such JH Capital Unitholder of this Agreement, nor the consummation by such JH Capital Unit Holder of the transactions contemplated hereby, nor compliance by such JH

Capital Unit Holder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of such JH Capital Unitholder or (ii) assuming that the authorizations, Consents and approvals referred to in Section 3.4(a) of the Investment Agreement are duly obtained in accordance with applicable law, (x) violate any (1) law or (2) order, in either case, applicable to such JH Capital Unitholder or any of its respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of such JH Capital Unitholder under, any of the terms, conditions or provisions of any contract to which such JH Capital Unitholder is a party, or by which they or any of their respective properties or assets may be bound or affected.

Section 3.4         Additional JH Capital Unitholders. To the extent a JH Capital Unitholder validly transfers any or all of such Class B Units (together with the required number of shares of Class B Common Stock) to another Person in a transaction in accordance with, and not in contravention of, the New Operating Agreement, then such transferee (each, a “Permitted Transferee”) shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a JH Capital Unitholder hereunder. To the extent JH Capital issues Class B Units in the future (other than to the Company), then the holder of such Class B Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a JH Capital Unitholder hereunder.

Annex D-14

Section 3.5         Addresses and Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to JH Capital or any JH Capital Unitholder, to:

[          ]
[   ]

[   ]

Attention:       [   ]
Telephone No:  [   ]
Facsimile:  [   ]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Attention:  Sven Mickisch
Telephone No.:  (212) 735-3554
Facsimile: (917) 777-3554

and

Advisors LLP

11911 San Vicente Blvd Suite 265

Los Angeles CA 90049

Attention:  Leigh Morris
Telephone No.:  (310) 472-4111
Facsimile: (310) 472-5433

if to the Company, to:

[          ]
[   ]

[   ]

Attention:       [   ]
Telephone No:  [   ]
Facsimile:  [   ]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
875 Third Avenue
New York, NY 10022
Attention: Alexander Johnson
Telephone No.: (212) 918-3030
Facsimile: (212) 918-3100

(a)          If to any JH Capital Unitholder, to the address and other contact information set forth in the records of JH Capital from time to time.

Annex D-15

The Company or JH Capital may designate, by notice to all of the JH Capital Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. JH Capital Unitholders may designate, by notice to the Company and JH Capital, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 3.6         Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

Section 3.7         Termination. This Agreement shall terminate and be of no further force or effect when no Class B Units remain outstanding.

Section 3.8         Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein) and therein), the other Transaction Agreements, the Side Letter, the Confidentiality Agreement and any other agreements entered into contemporaneously and in connection herewith: (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) this Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns (including any Permitted Transferees that have executed a joinder to this Agreement). Furthermore, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns (including any Permitted Transferees that have executed a joinder to this Agreement).

Section 3.9         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 3.10         Amendment; Waivers. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the Company, the JH Capital and the Class B Unitholders with respect to any of the terms contained herein. Any waiver of any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or waiver of compliance with any of the covenants or agreements contained in this Agreement must be made in writing by the party granting such waiver. Except as required by applicable law, no waiver of this Agreement shall require the approval of the stockholders or members of either of the Company or JH Capital, unless any such stockholder or member is a party hereto, in which case the approval required by the second sentence of this Section 3.10 shall be required. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Annex D-16

Section 3.11         Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware of, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (d) consents to service of process being made through the notice procedures set forth in Section 3.5. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.12         Tax Treatment. For purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the New Operating Agreement of JH Capital as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. An Exchange under this Agreement is intended to constitute a taxable transaction pursuant to Section 1001 of the Code and no party shall file any tax return or otherwise take any position in any tax audit or proceeding inconsistent with such intended tax treatment.

Section 3.13         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Annex D-17

Section 11.14         Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 11.15         Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

Annex D-18

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

JH CAPITAL GROUP HOLDINGS, LLC

By:
Name:
Title:

JH Capital Group Holdings, Inc.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Annex D-19

CLASS B MEMBERS:

JACOBSEN CREDIT HOLDINGS, LLC

By:
Name:
Title:

KRAVETZ CAPITAL FUNDING LLC

By:
Name:
Title:

CREDIT CONTROL Holdings, INC.

By:
Name:
Title:

Next Level Finance Partners LLC

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Annex D-20

EXHIBIT A

FORM OF
ELECTION OF EXCHANGE

JH Capital Group Holdings, LLC
[Address 1]
[Address 2]
Attention: [●]

Reference is hereby made to the Exchange Agreement, dated as of [●], 2017 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), by and among JH Capital Group Holdings, Inc., JH Capital Group Holdings, LLC, Jacobson Credit Holdings, LLC, Kravetz Capital Funding LLC, Next Level Finance Partners LLC and Credit Control Holdings, Inc. and such other holders of Class B Units from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

Effective as of the Date of Exchange set forth below, the undersigned JH Capital Unitholder hereby transfers to JH Capital the number of Class B Units set forth below in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, or, at the option of JH Capital, for a Cash Exchange Payment to the account set forth below, in each case in accordance with the Exchange Agreement. The undersigned hereby acknowledges that the Exchange of Class B Units shall include the automatic cancellation of an equal number of outstanding shares of Class B Common Stock beneficially owned by the undersigned.

Legal Name of JH Capital Unitholder:

Address:

Number of Class B Units to be Exchanged:

Date of Exchange:

Cash Exchange Payment instructions:

If the JH Capital Unitholder desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

If the JH Capital Unitholder desires the shares of Class A Common Stock be settled through the delivery of certificates to the JH Capital Unitholder or its designee, please indicate the following:

Annex D-21

Legal Name for Certificates:

Address for Delivery of Certificates:

The undersigned hereby represents and warrants that (i) the undersigned has all requisite power and authority (or, in case the undersigned is a natural person, the legal capacity) to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the undersigned has good and marketable title to its Class B Units and shares of Class B Common Stock that are subject to this Election of Exchange, and such Class B Units and shares of Class B Common Stock are being transferred to JH Capital free and clear of any Lien; and (iv) no consent, approval, authorization, order, registration or qualification of, or any notice to or filing with, any third party or any court or governmental agency or body having jurisdiction over the undersigned or the Class B Units or shares of Class B Common Stock subject to this Election of Exchange is required to be obtained or made by the undersigned for the transfer of such Class B Units or shares of Class B Common Stock.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company or JH Capital, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby, including to transfer to JH Capital or the Company the Class B Units and the shares of Class B Common Stock subject to this Election of Exchange and to deliver to the undersigned the cash or the shares of Class A Common Stock to be delivered in Exchange therefor.

Annex D-22

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Annex D-23

EXHIBIT B

[FORM OF]
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [?], 2016, by and among JH Capital Group Holdings, Inc., JH Capital Group Holdings, LLC, Jacobson Credit Holdings, LLC, Kravetz Capital Funding LLC, Credit Control Holdings, Inc., Next Level Finance Partners LLC and such other holders of Class B Units from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Class B Units. By signing and returning this Joinder Agreement to the Company and JH Capital, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a JH Capital Unitholder in the Agreement, with all attendant rights, duties and obligations of a JH Capital Unitholder thereunder and (ii) makes, as of the date hereof, each of the representations and warranties of a JH Capital Unitholder in Section 3.3 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Company and JH Capital, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:

Attention:

Annex D-24

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Acknowledged as of ___, 20___:

JH Capital Group Holdings, Inc.

By:
Name:
Title:

[JH CAPITAL UNITHOLDER]

By:
Name:
Title:

Annex D-25

Annex E

Form of Tax Receivable Agreement

TAX RECEIVABLE AGREEMENT

AMONG

JH Capital Group Holdings, Inc.,

JH CAPITAL GROUP HOLDINGS, LLC

AND

THE PARTIES LISTED ON SCHEDULE 1 HERETO

Dated as of [ ], 2017

Page

ARTICLE I DEFINITIONS		Annex E-3

Section 1.1	Definitions	Annex E-3

ARTICLE II DETERMINATION OF REALIZED TAX BENEFIT		Annex E-11

Section 2.1	Tax Basis Schedule	Annex E-11
Section 2.2	Tax Benefit Schedule	Annex E-11
Section 2.3	Procedures, Amendments	Annex E-12

ARTICLE III TAX BENEFIT PAYMENTS		Annex E-13

Section 3.1	Payments	Annex E-13
Section 3.2	No Duplicative Payments	Annex E-14
Section 3.3	Pro Rata Payments	Annex E-14
Section 3.4	Limitation on Tax Benefit Payments	Annex E-14

ARTICLE IV TERMINATION		Annex E-15

Section 4.1	Early Termination and Breach of Agreement	Annex E-15
Section 4.2	Early Termination Notice	Annex E-16
Section 4.3	Payment upon Early Termination	Annex E-16

ARTICLE V SUBORDINATION AND LATE PAYMENTS		Annex E-17

Section 5.1	Subordination	Annex E-17
Section 5.2	Late Payments by the Company	Annex E-17

ARTICLE VI Certain Covenants		Annex E-17

Section 6.1	Participation in the Company’s and JH Capital’s Tax Matters	Annex E-17
Section 6.2	Consistency	Annex E-17
Section 6.3	Cooperation	Annex E-18
Section 6.4	Tax Elections	Annex E-18
Section 6.5	Future Indebtedness	Annex E-18

ARTICLE VII MISCELLANEOUS		Annex E-18

Section 7.1	Notices	Annex E-18
Section 7.2	Counterparts	Annex E-20
Section 7.3	Entire Agreement; No Third Party Beneficiaries	Annex E-20
Section 7.4	Governing Law	Annex E-20
Section 7.5	Severability	Annex E-20

Annex E-i

Section 7.6	Successors; Assignment; Amendments; Waivers	Annex E-20
Section 7.7	Headings	Annex E-21
Section 7.8	Consent to Jurisdiction	Annex E-21
Section 7.9	Reconciliation	Annex E-22
Section 7.10	Withholding	Annex E-22
Section 7.11	Admission of the Company into a Consolidated Group; Transfers of Corporate Assets	Annex E-22
Section 7.12	Confidentiality	Annex E-23
Section 7.13	LLC Agreement	Annex E-23
Section 7.14	Specific Performance	Annex E-23
Section 7.15	Change in Law	Annex E-24
Section 7.16	Further Assurances	Annex E-24

Annex E-ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of [ ] 2017, is hereby entered into by and among JH Capital Group Holdings, Inc., a Delaware corporation (the “Company”), JH Capital Group Holdings, LLC, a Delaware limited liability company (“JH Capital”), and each of the parties listed on Schedule 1 hereto (the “Class B Members,” together with each other Person who becomes a party hereto as permitted by Section 7.6, the “TRA Parties”).

RECITALS

WHEREAS, immediately prior to the execution and delivery of the Investment Agreement (as defined below), the Limited Liability Company Agreement of JH Capital, dated as of December 6, 2016, was amended and restated (as so amended and restated, the “Amended Operating Agreement”) to provide for among other things, (a) the withdrawal of Douglas Jacobsen (“Mr. Jacobsen”) as a member of JH Capital; (b) the admission of Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Mr. Jacobsen (“Jacobsen Holdings”) as a member of JH Capital, and, in connection therewith, the issuance of Membership Interests (as defined in the LLC Agreement (as defined below)) to Jacobsen Holdings in accordance with the terms of the Amended Operating Agreement; and (c) Jacobsen Holdings’ contribution of all of its interests in JH Portfolio Debt Equities, LLC to JH Capital, which in turn contributed all of such interests in JH Portfolio Debt Equities, LLC to JHCG Holdings LLC, a wholly-owned Subsidiary of JH Capital;

WHEREAS, immediately following the execution and delivery of the Amended Operating Agreement, JH Capital entered into an Investment Agreement, dated as of June 28, 2017 (the “Investment Agreement”), by and among JH Capital, the Founding Members and Easterly Acquisition Corp., a Delaware corporation (“Easterly”), as the predecessor to the Company;

WHEREAS, prior to the execution and delivery of this Agreement and in connection with the Closing, the Founding Members and JH Capital effected an internal reorganization of JH Capital, pursuant to which (a) the following entities and each of their direct and indirect Subsidiaries became principally owned, directly or indirectly, by JH Capital: Credit Control, LLC, Century DS, LLC, New Credit America, LLC and CreditMax Holdings, LLC; (b) without duplication of the companies referenced in clause (a), the direct and indirect Subsidiaries of Next Level Finance Partners LLC (“Next Level”) became principally owned, directly or indirectly, by JH Capital, and (c) the Amended Operating Agreement was amended and restated (as so amended and restated, the “Prior Operating Agreement”) to provide for among other things, the admission of Kravetz Capital Funding LLC, a California limited liability company (“KCF”), Credit Control Holdings, Inc., a Delaware corporation (“New Credit Control”), and Next Level as members of JH Capital, and, in connection therewith, the issuance of Membership Interests to KCF, New Credit Control and Next Level in accordance with the terms of the Prior Operating Agreement;

Annex E-1

WHEREAS, each of the Class B Members set forth on Schedule 1 hereto hold membership interests in JH Capital designated as Class B Units (the “Class B Units”);

WHEREAS, in connection with the transaction contemplated by the Investment Agreement, at the Closing, (a) Easterly, JH Capital and the Class B Members amended and restated the Prior Operating Agreement (as so amended and restated, the “LLC Agreement”) and (b) the Company, JH Capital and the Class B Members entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Class B Members party thereto are entitled to exchange their respective Class B Units in JH Capital for, at the option of JH Capital, (i) the number of Class A Common Shares (as defined in the LLC Agreement) of the Company specified in the Exchange Agreement or (ii) the cash equivalent of such Class A Common Shares specified in the Exchange Agreement (any such exchange, a “Direct Exchange”);

WHEREAS, JH Capital is classified as a partnership for U.S. federal income tax purposes;

WHEREAS, the Company is classified as an association taxable as a corporation for U.S. federal income tax purposes;

WHEREAS, the Company is the managing member of JH Capital and is the sole owner of voting Class A Units of JH Capital (the “Class A Units”);

WHEREAS, pursuant to the Investment Agreement, the Company contributed the Investment Amount (as defined in the Investment Agreement) to JH Capital on the date hereof in exchange for Class A Units in a transaction described in Section 721 of the United States Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i);

WHEREAS, JH Capital and each of its direct and indirect Subsidiaries treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code (a “Section 754 Election”) at the times prescribed by Section 6.4 of this Agreement;

WHEREAS, the income, gain, loss, expense and other Tax (as defined below) items of the Company may be affected by the Tax Assets (as defined below); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Tax Assets on the actual liability for Taxes of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Annex E-2

ARTICLE I

DEFINITIONS

Section 1.1               Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Actual Federal Tax Liability” means, with respect to any Taxable Year, the liability for U.S. federal income Taxes of (i) the Company and (ii) without duplication, JH Capital, but only with respect to U.S. federal income Taxes imposed on JH Capital and allocable to the Company for such Taxable year; provided that the actual liability for Taxes described in clauses (i) and (ii) shall be calculated assuming deductions of (and other impacts of) state, local and foreign taxes are excluded.

“Advisory Firm” means any national accounting firm or any national law firm that is nationally recognized as being expert in Tax matters and that is agreed to by the Board.

“Advisory Firm Letter” shall mean a letter from the Advisory Firm stating that the relevant schedule, notice or other information to be provided by the Company to the applicable TRA Party and all supporting schedules and work papers were, subject to typical assumptions and qualifications, prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such schedule, notice or other information is delivered to the TRA Party.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means a per annum rate of LIBOR plus 300 basis points.

“Agreement” is defined in the Preamble hereto.

“Amended Operating Agreement” is defined in the Recitals of this Agreement.

“Amended Schedule” is defined in Section 2.3(b) of this Agreement.

“Attributable” means, with respect to any TRA Party, the portion of any Realized Tax Benefit that is “attributable” to such TRA Party, which shall be determined by reference to the Tax Assets giving rise to the Realized Tax Benefit under the following principles:

(i)       Any Realized Tax Benefit arising from a deduction to the Company with respect to a Taxable Year for the depreciation, amortization or other similar deductions for recovery of cost or basis (“Depreciation”) in respect of a Basis Adjustment resulting from an Exchange is Attributable to the TRA Party to the extent that the ratio of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by the TRA Party bears to the aggregate of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by all the TRA Parties.

Annex E-3

(ii)       Any Realized Tax Benefit arising from a deduction to the Company with respect to a Taxable Year for Depreciation with respect to an Original Depreciable Asset is Attributable to the TRA Party to the extent that the ratio of the number of Class B Units held by such TRA Party on the Effective Date bears to the total number of outstanding Class B Units on the Effective Date.

(iii)       Any Realized Tax Benefit in respect of a Basis Adjustment, which Realized Tax Benefit arises from the disposition of a Reference Asset, is Attributable to the TRA Party to the extent that the ratio of all Basis Adjustments (to the extent not previously giving rise to Realized Tax Benefits) resulting from all Exchanges by the TRA Party with respect to such Reference Asset bears to the aggregate of all Basis Adjustments (to the extent not previously giving rise to Realized Tax Benefits) with respect to such Reference Asset.

(iv)       Any Realized Tax Benefit arising from a deduction to the Company with respect to a Taxable Year in respect of Imputed Interest is Attributable to the TRA Party that is required to include that Imputed Interest in income (without regard to whether such TRA Party is actually subject to tax thereon).

(v)       In the case of a Basis Adjustment arising under Section 734(b) of the Code with respect to an Exchange, depreciation, amortization or other similar deductions for recovery of cost of basis shall constitute “Depreciation” only to the extent that such depreciation, amortization or other similar deductions may produce a Realized Tax Benefit (and not to the extent that such depreciation, amortization or other similar deductions may be for the benefit of a Person other than the Company), as reasonably determined by the Company.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor statute thereto.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Section 732 or 1012 of the Code (including in situations where, as a result of one or more Exchanges, JH Capital or a Flow-Through Subsidiary treated as a partnership for U.S. federal income tax purposes, as applicable, becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes) or under Section 734(b) or 743(b) of the Code (in situations where, following an Exchange, JH Capital or a Flow-Through Subsidiary treated as a partnership for U.S. federal income tax purposes, as applicable, remains in existence as an entity for U.S. federal income tax purposes), as a result of (1) an Exchange or (2) payments made pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange shall be determined without regard to any Pre-Exchange Transfer and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

Annex E-4

“Board” means the board of directors of the Company.

“Business Day” has the meaning set forth in the Investment Agreement.

“Change of Control” means the occurrence of any of the following events:

(i)	any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding (x) a Person owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares in the Company and (y) any Class B Member or any Affiliate of a Class B Member, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding voting securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a two-thirds (2/3) majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)	there is consummated a merger or consolidation of the Company with any other entity, and, immediately after the consummation of such merger or consolidation, the members of the Board immediately prior to the merger or consolidation do not constitute a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary of another entity, the ultimate parent thereof; or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Annex E-5

“Class A Common Shares” is defined in the LLC Agreement.

“Class B Members” is defined in the Preamble of this Agreement.

“Class B Units” is defined in the Recitals of this Agreement.

“Closing” has the meaning set forth in the Investment Agreement.

“Code” is defined in the Recitals of this Agreement.

“Combined State Tax Rate” means 13.6 percent.

“Company” is defined in the Preamble of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Return” means the U.S. federal income Tax Return of the Company filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” means, for a Taxable Year, the cumulative amount of Realized Tax Benefits for all Taxable Years of the Company, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination.

“Default Notice” is defined in Section 5.1 of this Agreement.

“Default Rate” means a per annum rate of LIBOR plus 600 basis points.

“Depreciation” is defined in the definition of “Attributable”; “Depreciable” shall have the correlative meaning.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, local and foreign tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Direct Exchange” is defined in the Recitals of this Agreement.

“Dispute” is defined in Section 7.8 of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

Annex E-6

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means a per annum rate, compounded annually, of the lesser of (i) 6.5% and (ii) LIBOR plus 100 basis points.

“Easterly” is defined in the Preamble of this Agreement.

“Effective Date” means the date of this Agreement.

“Exchange” means (i) any Direct Exchange or (ii) any other transaction treated by JH Capital as an acquisition by the Company or JH Capital of Class B Units or equity interests in a Flow-Through Subsidiary and any actual or deemed (for U.S. federal income tax purposes) distribution by JH Capital, that results in an adjustment under Section 734(b) or 743(b) of the Code.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.9 of this Agreement.

“Flow-Through Subsidiary” means any of JH Capital’s direct and indirect Subsidiaries treated as a partnership or disregarded entity for U.S. federal income tax purposes (but only if such indirect Subsidiaries are held in whole or in part through Subsidiaries treated as partnerships or disregarded entities).

“Founding Members” means Jacobsen Holdings, NJK Holding LLC and KCF.

“Hypothetical Federal Tax Liability” means, with respect to any Taxable Year, the liability for U.S. federal income Taxes of (i) the Company and (ii) without duplication, JH Capital, but only with respect to U.S. federal income Taxes imposed on JH Capital and allocable to the Company, in each case using the same methods, elections, conventions, and similar practices used on the relevant Corporate Return, but (A) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, using the Non-Stepped Up Tax Basis as reflected on the Tax Basis Schedule, including amendments thereto, for the Taxable Year and (B) excluding any deduction attributable to Imputed Interest for the Taxable Year; provided that the liability for Taxes described in clauses (i) and (ii) shall be calculated assuming deductions of (and other impacts of) state, local and foreign taxes are excluded. Hypothetical Federal Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item or attribute (or portions thereof) that is attributable to any Tax Assets (which shall include Tax items that would not be available for use but for the prior use of Tax items relating to Tax Assets with respect to which there was no Realized Tax Benefit).

“KCF” is defined in the Recitals of this Agreement.

Annex E-7

“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state or local Tax law with respect to the Company’s payment obligations under this Agreement.

“Interest Amount” is defined in Section 3.1(b) of this Agreement.

“Investment Agreement” is defined in the Recitals of this Agreement.

“IRS” means the United States Internal Revenue Service.

“JH Capital” is defined in the Preamble of this Agreement.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“LLC Agreement” is defined in the Recitals of this Agreement.

“Material Objection Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Mr. Jacobsen” is defined in the Recitals of this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b) of this Agreement.

“New Credit Control” is defined in the Recitals of this Agreement.

“Next Level” is defined in the Recitals of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustments had been made, provided that, with respect to an Original Depreciable Asset, the Non-Stepped Up Tax Basis shall be assumed to be zero at all times.

“Non-TRA Portion” is defined in Section 2.2(b) of this Agreement.

“Objection Notice” has the meaning set forth in Section 2.3(a) of this Agreement.

“Original Depreciable Asset” means an asset that is Depreciable for U.S. federal income tax purposes and that is owned by JH Capital or any Flow-Through Subsidiary on the Effective Date. An Original Depreciable Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to an Original Depreciable Asset.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

Annex E-8

“Pre-Exchange Transfer” means any transfer (including upon the death of a Class B Member) or distribution in respect of one or more Class B Units or equity interests in a Flow-Through Subsidiary treated as a partnership for U.S. federal income tax purposes, as applicable, (i) that occurs prior to an Exchange of such Class B Units or such equity interests and (ii) to which Section 743(b) or 734(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year, the sum of (i) the excess, if any, of the Hypothetical Federal Tax Liability over the Actual Federal Tax Liability and (ii) the State Tax Benefit. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the sum of (i) the excess, if any, of the Actual Federal Tax Liability over the Hypothetical Federal Tax Liability and (ii) the State Tax Detriment. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” has the meaning set forth in Section 2.3(a) of this Agreement.

“Reference Asset” means an asset that is held by JH Capital or by any Flow-Through Subsidiary (x) at the time of an Exchange or (y) that is an Original Depreciable Asset, regardless of whether held by JH Capital at the time of an Exchange. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) a Tax Basis Schedule, (ii) a Tax Benefit Schedule or (iii) the Early Termination Schedule.

“Section 754 Election” is defined in the recitals of this Agreement.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“State Tax Benefit” means, for a Taxable Year, (x) the excess, if any, of the Hypothetical Federal Tax Liability over the Actual Federal Tax Liability, (y) multiplied by a fraction, the numerator of which is the Combined State Tax Rate, and the denominator of which is the highest tax rate specified in Section 11 of the Code.

“State Tax Detriment” means, for a Taxable Year, (x) the excess, if any, of the Actual Federal Tax Liability over the Hypothetical Federal Tax Liability, (y) multiplied by a fraction, the numerator of which is the Combined State Tax Rate, and the denominator of which is the highest tax rate specified in Section 11 of the Code.

Annex E-9

“Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body, or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing or administrative member of the entity.

“Tax Assets” means (i) the Basis Adjustments, (ii) the tax basis of the Original Depreciable Assets and (iii) Imputed Interest.

“Tax Basis Schedule” is defined in Section 2.1 of this Agreement.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.2(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Company as defined in Section 441(b) of the Code or comparable section of state, local or foreign tax law, as applicable (and, therefore, may include a period of less than 12 months for which a Tax Return is made), ending on or after the Effective Date.

“Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Party” is defined in the Preamble of this Agreement.

“TRA Portion” is defined in Section 2.2(b) of this Agreement.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

Annex E-10

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (1) the Company will have taxable income sufficient to fully utilize, without duplication, (i) the deductions arising from the Tax Assets during such Taxable Year and/or future Taxable Years (including Tax Assets that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available and (ii) any loss or credit carryovers generated by the deductions arising from any Tax Assets that are available as of the date of such Early Termination Date and that have not been previously utilized in determining a Tax Benefit Payment as of the date of such Early Termination Date, (2) the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and any other law as in effect on the Early Termination Date, (3) any non-amortizable asset owned by JH Capital or any Flow-Through Subsidiary on the Effective Date (for the avoidance of doubt, not including any Original Depreciable Asset) will be disposed of ratably by value over the period ending on the fifteenth anniversary of the Effective Date and any non-amortizable asset acquired by JH Capital or any Flow-Through Subsidiary after the Effective Date will be disposed of ratably by value over the period ending on the fifteenth anniversary of the date JH Capital or such Flow-Through Subsidiary acquired such asset, in each case, for the fair market value of the portion of such asset deemed to be disposed of, which shall be determined on the last day of the applicable year, in fully taxable transactions for Tax purposes; provided that in the event of a Change of Control, such non-amortizable assets shall be deemed disposed of at the time of the sale of the relevant asset (if earlier than such fifteenth anniversary), and (4) if, at the Early Termination Date, there are Class B Units that have not been Exchanged, then each such Class B Unit shall be deemed to be Exchanged for the amount of the Cash Exchange Payment (as defined in the Exchange Agreement) on such date.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.1     Tax Basis Schedule. Within forty-five (45) calendar days after the filing of the U.S. federal income tax return of the Company for each relevant Taxable Year, the Company shall deliver to each TRA Party a schedule (the “Tax Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each applicable party, (i) the Non-Stepped Up Tax Basis of the Reference Assets as of each applicable Exchange Date, (ii) the Basis Adjustments with respect to the Reference Assets as a result of the Exchanges effected in such Taxable Year, calculated (x) in the aggregate, (y) solely with respect to Exchanges by such TRA Party and (z) in the case of a Basis Adjustment under Section 734(b) of the Code solely with respect to the amount that is available to the Company in such Taxable Year, (iii) the period (or periods) over which the Reference Assets are amortizable and/or depreciable, (iv) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable, (v) the amounts characterized as Imputed Interest and (vi) the Interest Amount.

Section 2.2             Tax Benefit Schedule.

(a)       Tax Benefit Schedule. Within forty-five (45) calendar days after the filing of the U.S. federal income tax return of the Company for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment a portion of which is Attributable to a TRA Party, the Company shall provide to such TRA Party a schedule (a “Tax Benefit Schedule”) showing, in reasonable detail, the calculation of the Tax Benefit Payment in respect of such TRA Party for such Taxable Year and the calculation of the Realized Tax Benefit and Realized Tax Detriment and components thereof Attributable to such TRA Party. Each Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

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(b)       Applicable Principles. The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Company for such Taxable Year attributable to the Tax Assets, determined using a “with and without” methodology. The actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as Imputed Interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable for the Class B Units or other equity acquired in an Exchange. Carryovers or carrybacks of any Tax item attributable to the Tax Assets shall be considered to be subject to the rules of the Code and the Treasury Regulations governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Tax Assets (a “TRA Portion”) and another portion that is not (a “Non-TRA Portion”), such respective portions shall be considered to be used in accordance with the “with and without” methodology so that: (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion; and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The parties agree that (i) to the extent permitted by law, all payments under this Agreement attributable to Basis Adjustments (other than amounts accounted for as Imputed Interest under the Code) and other Tax Benefit Payments will (A) be treated as upward purchase price adjustments that give rise to Basis Adjustments to Reference Assets for the Company and (B) have the effect of creating Basis Adjustments to Reference Assets for the Company in the year of payment, and (ii) as a result, such Basis Adjustments will be incorporated into the then-current year calculation and into future year calculations, as appropriate. The parties further agree that amounts accounted for as Imputed Interest may give rise to additional Tax Benefit Payments in the then-current and/or future years.

Section 2.3              Procedures, Amendments.

(a)       Procedure. Every time the Company delivers to a TRA Party an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and any Early Termination Schedule or amended Early Termination Schedule, the Company shall also (x) deliver to such TRA Party schedules, valuation reports, if any, and work papers providing reasonable detail regarding the preparation of the Schedule and an Advisory Firm Letter and (y) allow such TRA Party reasonable access at no cost to the appropriate representatives at the Company and the Advisory Firm in connection with a review of such Schedule. Without limiting the application of the preceding sentence, every time the Company delivers to a TRA Party a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, the Company shall deliver to such TRA Party the reasonably detailed calculation by the Company or the Advisory Firm of the applicable Hypothetical Federal Tax Liability and the applicable Actual Federal Tax Liability, as well as any other relevant work papers. An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party has received the applicable Schedule or amendment thereto unless, in the case of a TRA Party, such TRA Party (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Company with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Company. If the Company and any objecting TRA Party, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Company of such Objection Notice, the Company and such TRA Party shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

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(b)       Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Company (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified after the date the Schedule was provided to a TRA Party, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable Tax Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). The Company shall provide an Amended Schedule to each TRA Party within forty-five (45) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence.

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1               Payments.

(a)       Payments. Within fifteen (15) calendar days after a Tax Benefit Schedule delivered to a TRA Party becomes final in accordance with Section 2.3(a), subject to Sections 3.3 and 3.4, the Company shall pay such TRA Party for such Taxable Year an amount equal to the Tax Benefit Payment in respect of such TRA Party for such Taxable Year determined pursuant to Section 3.1(b). The parties agree that no Tax Benefit Payment shall be made in respect of estimated tax payments, including federal estimated income tax payments. Each final Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by the TRA Party. The TRA Parties shall promptly inform the Company if a designated bank account is closed or if such TRA Party intends to designate a new bank account.

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(b)       A “Tax Benefit Payment” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of (i) the Net Tax Benefit Attributable to such TRA Party and (ii) the Interest Amount with respect thereto. For Tax purposes, the Interest Amount payable on account of an Exchange shall not be treated as interest but instead shall be treated as additional consideration for the actual or deemed acquisition of Class B Units or other equity interests in Exchanges, unless otherwise required by law. The “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of (i) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (ii) the total amount of payments previously made under Section 3.1(a) of this Agreement (excluding payments attributable to Interest Amounts). For the avoidance of doubt, no TRA Party shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” in respect of a TRA Party shall equal the interest that would be due on the amount of the unpaid Net Tax Benefit Attributable to such TRA Party for a Taxable Year if such amount were treated as indebtedness for U.S. federal income tax purposes, which interest shall be calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Return with respect to Taxes for such Taxable Year until the date such unpaid amounts are paid. Notwithstanding the foregoing, unless the TRA Party elects to receive the lump-sum payment pursuant to the following sentence, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to the Class B Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by utilizing the assumptions described in clauses (1) and (3) of the definition of “Valuation Assumptions,” substituting, in each case, the terms “the date of a Change of Control” for an “Early Termination Date.” In connection with any Change of Control (other than a Change of Control caused solely by the electing TRA Party), at the election of a TRA Party, all obligations hereunder with respect to such TRA Party shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered by the Company on the date of such election. For the avoidance of doubt, such obligations shall include, but not be limited to, (1) the Early Termination Payment to such TRA Party (calculated as if an Early Termination Notice had been delivered by the Company on the date of such election), (2) any unpaid Tax Benefit Payment agreed to by the Company and such TRA Party as due and payable, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of such TRA Party’s election; provided, that procedures similar to the procedures of Section 4.2 shall apply with respect to the determination of the amount payable by the Company pursuant to this sentence.

Section 3.2              No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Company’s Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the TRA Parties pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3              Pro Rata Payments. Notwithstanding anything in Section 3.1 to the contrary, if the aggregate amount of the Company’s tax benefit from the reduction in Tax liability as a result of the Tax Assets is limited in a particular Taxable Year because the Company does not have sufficient taxable income to fully utilize the Tax Assets, the limitation on the use of the Tax Assets shall be taken into account for the applicable TRA Parties in the same proportion as Tax Benefit Payments would have been made to the TRA Parties absent such limitation.

Section 3.4              Limitation on Tax Benefit Payments. Notwithstanding anything herein to the contrary, in connection with an Exchange, a Class B Member may elect, by written notice to the Company, that the aggregate Tax Benefit Payments in respect of such Exchange (other than amounts accounted for as Imputed Interest under the Code) shall not exceed 50% of the sum of (i) the cash, excluding any Tax Benefit Payments, and (ii) the Fair Market Value (as defined in the LLC Agreement) of the Class A Common Shares, in each case, received by such Class B Member on such Exchange.

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ARTICLE IV

TERMINATION

Section 4.1               Early Termination and Breach of Agreement.

(a)       The Company may terminate this Agreement with respect to all amounts payable to the TRA Parties and with respect to all of the Class B Units held (or previously held and Exchanged) by the TRA Parties at any time by paying to each TRA Party the Early Termination Payment in respect of such TRA Party; provided, however, that this Agreement shall only terminate upon the receipt by each TRA Party of the Early Termination Payment and all other payments required to be paid to such TRA Party under this Agreement, and provided, further, that the Company (i) shall deliver an Early Termination Notice only if it is able to make all required Early Termination Payments at the time required by Section 4.3 and (ii) may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment to each TRA Party by the Company in accordance with this Section 4.1(a), neither the TRA Parties nor the Company shall have any further payment obligations under this Agreement, other than for any (i) Tax Benefit Payment agreed to by the Company, on the one hand, and a TRA Party, on the other, as due and payable but unpaid as of the Early Termination Notice and (ii) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the Early Termination Payment). For the avoidance of doubt, if an Exchange by a TRA Party occurs after the Company makes the Early Termination Payments with respect to all TRA Parties, the Company shall have no obligations under this Agreement with respect to such Exchange.

(b)       In the event that the Company breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include (without duplication), but not be limited to, (i) the Early Termination Payments (calculated as if an Early Termination Notice had been delivered on the date of a breach), (ii) any Tax Benefit Payment in respect of a TRA Party agreed to by the Company and such TRA Party as due and payable but unpaid as of the date of a breach, and (iii) any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending with or including the date of a breach; provided that procedures similar to the procedures of Section 4.2 shall apply with respect to the determination of the amount payable by the Company pursuant to this sentence. Notwithstanding the foregoing, in the event that the Company breaches this Agreement, each TRA Party shall be entitled to elect to receive the amounts set forth in clauses (i), (ii) and (iii) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within thirty (30) days after the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within thirty (30) days of the date such payment is due.

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(c)       The parties hereby acknowledge and agree that the timing, amounts and aggregate value of Tax Benefit Payments pursuant to this Agreement are not reasonably ascertainable.

Section 4.2              Early Termination Notice. If the Company chooses to exercise its right of early termination under Section 4.1 above, the Company shall deliver to each TRA Party notice of such intention to exercise such right (the “Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Company’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment due for each TRA Party. Each Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party has received such Schedule, or amendment thereto, unless the TRA Party, within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Company with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If the Company and such TRA Party, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Company of the Material Objection Notice, the Company and the objecting TRA Party shall employ the Reconciliation Procedures with regard to the unresolved matters, in which case such Schedule becomes binding thirty (30) calendar days after the conclusion of the Reconciliation Procedures.

Section 4.3              Payment upon Early Termination.

(a)       Within fifteen (15) calendar days after agreement between a TRA Party and the Company of the Early Termination Schedule, the Company shall pay to such TRA Party an amount equal to the Early Termination Payment in respect of such TRA Party. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by such TRA Party.

(b)       “Early Termination Payment” in respect of a TRA Party shall equal the present value, discounted at the Early Termination Rate (using a mid-year convention) as of the date of delivery of the Early Termination Schedule, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by the Company beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied in respect of such TRA Party.

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ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.1               Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Company to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment and enforcement to any principal, interest or other amounts due and payable in respect of any obligations in respect of secured indebtedness for borrowed money of the Company and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Company that are not Senior Obligations. For purposes of this Agreement, the fact that an obligation under this Agreement is “subordinate and junior in right of payment and enforcement” to payments with regard to a Senior Obligation means that (i) unless and until the Company receives a notice from the holder of the Senior Obligation that the Company is in default in making a payment with regard to the Senior Obligation and should cease making payments under this Agreement (a “Default Notice”), the Company will make the payments under this Agreement when they are due, but (ii) after the Company receives a Default Notice with regard to the Senior Obligation, the obligation to make payments under this Agreement will continue to accrue for the benefit of the applicable TRA Parties and the Company will make such payments when it has made all payments due with regard to the Senior Obligation or the holder of the Senior Obligation has withdrawn the Default Notice.

Section 5.2              Late Payments by the Company. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or other payment under this Agreement not made to the TRA Parties when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or other payment was due and payable.

ARTICLE VI

Certain Covenants

Section 6.1               Participation in the Company’s and JH Capital’s Tax Matters. Except as otherwise provided herein, the Company shall have full responsibility for, and sole discretion over, all Tax matters concerning the Company and JH Capital, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Company (a) shall notify a TRA Party of, and keep the TRA Party reasonably informed with respect to, the portion of any audit of the Company or JH Capital by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of such TRA Party under this Agreement, (b) shall provide to each such TRA Party reasonable opportunity to provide information and other input to the Company, JH Capital and their respective advisors concerning the conduct of any such portion of such audit and (c) shall not settle or otherwise resolve such audit without the consent of such TRA Party, which consent such TRA Party shall not unreasonably withhold, condition or delay; provided, however, that the Company and JH Capital shall not be required to take any action that is inconsistent with any provision of the LLC Agreement or the Exchange Agreement.

Section 6.2              Consistency. The Company, JH Capital and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state, local and foreign Tax purposes and financial reporting purposes, all Tax-related items (including the Tax Assets and the Tax Benefit Payment) in a manner consistent with that specified by the Company in any Schedule required to be provided by or on behalf of the Company under this Agreement unless otherwise required by law or unless the Company or a TRA Party receives a written opinion from an Advisory Firm that reporting in such manner is more likely than not to result in an imposition of penalties pursuant to the Code. Any Dispute concerning such advice shall be subject to the terms of Section 7.9.

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Section 6.3              Cooperation. Each of the Company and the TRA Parties shall (a) furnish to the other party in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of (i) making any determination or computation necessary or appropriate under this Agreement, (ii) preparing any Tax Return or (iii) contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the other party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Company shall reimburse each such TRA Party for any reasonable third-party costs and expenses incurred pursuant to this Section.

Section 6.4              Tax Elections. The Company shall cause JH Capital and each direct or indirect Subsidiary of JH Capital that is treated as a partnership for U.S. federal income tax purposes to have a Section 754 Election in effect no later than the first taxable year in which an Exchange takes place. If JH Capital or any of its Flow-Through Subsidiaries acquires an interest in an entity that is treated as a partnership for U.S. federal income tax purposes, the Company shall use its best efforts to cause such entity to file a Section 754 Election effective for each such entity’s taxable year in which such acquisition occurs, unless such entity already has a Section 754 Election in effect. None of JH Capital or any Flow-Through Subsidiary shall elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

Section 6.5              Future Indebtedness. If the Company or any of its Subsidiaries incurs any indebtedness after the Effective Date, the Company shall, and shall cause each Subsidiary to, use commercially reasonable efforts to ensure that such indebtedness does not prohibit, at any time in which no default or event of default thereunder has occurred and is continuing: (a) in the case of the Company, Tax Benefit Payments to be made in full when due, and (b) in the case of any Subsidiary of the Company, payments to be made directly or indirectly to the Company to enable the Company to make Tax Benefit Payments in full when due. The requirements of this Section 6.5 may be waived, in whole or in part, with the written consent of each of the TRA Parties.

ARTICLE VII

MISCELLANEOUS

Section 7.1              Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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if to JH Capital, to:

[          ]

[ ]

[ ]

Attention:        [ ]

Telephone No: [ ]
Facsimile: [ ]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Attention: Sven Mickisch

Telephone No.: (212) 735-3554

Facsimile: (917) 777-3554

and

Advisors LLP

11911 San Vicente Blvd Suite 265

Los Angeles CA 90049

Attention: Leigh Morris

Telephone No.: (310) 472-4111

Facsimile: (310) 472-5433

if to the Company, to:

[          ]

[ ]

[ ]

Attention:        [ ]

Telephone No: [ ]

Facsimile: [ ]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

875 Third Avenue

New York, NY 10022

Attention: Alexander Johnson

Telephone No.: (212) 918-3030

Facsimile: (212) 918-3100

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(a)       If to any JH Capital Unitholder (as defined in the Exchange Agreement), to the address and other contact information set forth in the records of JH Capital from time to time.

The Company or JH Capital may designate, by notice to all of the JH Capital Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. JH Capital Unitholders may designate, by notice to the Company and JH Capital, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 7.2             Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile transmission or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

Section 7.3             Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the LLC Agreement and the Exchange Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) this Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns (including any Person that has a executed a joinder to this Agreement).

Section 7.4             Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 7.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 7.6             Successors; Assignment; Amendments; Waivers.

(a)       A TRA Party may assign any of its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement in the form of Exhibit A or such other form as mutually agreed by the relevant parties, agreeing to become a “a TRA Party” for all purposes of this Agreement, except as otherwise provided in such joinder.

(b)       No provision of this Agreement may be amended or waived unless such amendment or waiver is approved in writing by the Company and the TRA Parties who would be entitled to receive at least two-thirds (2/3) of an Early Termination Payment. Except as required by applicable law, no waiver of this Agreement shall require the approval of the stockholders or members of either of the Company or JH Capital, unless any such stockholder or member is a party to this Agreement, in which case the approval required by the first sentence of this Section 7.6(b) shall be required. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

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(c)       All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 7.7             Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 7.8             Consent to Jurisdiction. Except for any disputes that are governed by Section 7.9 of this Agreement, each of the parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware of, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (d) consents to service of process being made through the notice procedures set forth in Section 7.1. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 7.9             Reconciliation. In the event that the Company and a TRA Party are unable to resolve a disagreement with respect to the matters governed by Sections 2.3, 3.1, 4.2 or 6.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm (other than the Advisory Firm), and unless the Company and the TRA Party agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Company or the TRA Party or other actual or potential conflict of interest. If the Company and the TRA Party are unable to agree on an Expert within thirty (30) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Tax Basis Schedule or an amendment thereto, the Early Termination Schedule or an amendment thereto or a Tax Benefit Schedule or an amendment thereto within thirty (30) calendar days or as soon thereafter as is reasonably practicable, in each case, after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Company, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Company except as provided in clause (ii) of the next sentence. The Company and the TRA Party shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Party’s position in all material respects, in which case the Company shall reimburse the TRA Party for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Company’s position in all material respects, in which case the TRA Party shall reimburse the Company for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 or whether the Expert has adopted a party’s position in all material respects shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Company and the TRA Party and may be entered and enforced in any court having jurisdiction.

Section 7.10             Withholding. The Company shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. Each TRA Party shall promptly provide the Company with any applicable tax forms and certifications reasonably requested by the Company in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law.

Section 7.11             Admission of the Company into a Consolidated Group; Transfers of Corporate Assets.

(a)       If the Company becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local Tax law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

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(b)       If the Company transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which it does not file a consolidated Tax Return pursuant to Section 1501 of the Code, the Company shall be treated, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred asset. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership allocated to such partner.

Section 7.12            Confidentiality. Each TRA Party and each of their assignees acknowledge and agree that the information of the Company and JH Capital is confidential and, except in the course of performing any duties as necessary for the Company and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such Person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to or in connection with this Agreement, of the Company and its Affiliates and successors, concerning the Company and its Affiliates and successors or the TRA Parties, learned by the TRA Party heretofore or hereafter. This Section 7.12 shall not apply to (a) any information that has been made publicly available by the Company or any of its Affiliates, becomes public knowledge (except as a result of an act of the TRA Party in violation of this Agreement) or is generally known to the business community, (b) the disclosure of information to the extent necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns or (c) any disclosure required by law applicable to a TRA Party or its direct or indirect parent company, or by the rules of any securities exchange or quotation system on which securities of the TRA Party or a direct or indirect parent company are listed or quoted. Notwithstanding anything to the contrary herein, each TRA Party and each of their assignees (and each employee, representative or other agent of the TRA Party or its assignees, as applicable) may disclose to any and all Persons, the tax treatment and tax structure of the Company, JH Capital and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the TRA Party relating to such tax treatment and tax structure.

Section 7.13            LLC Agreement. For purposes of the Code, and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

Section 7.14            Specific Performance. Each of the Company, JH Capital and the TRA Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that each of the Company, JH Capital and the TRA Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the transactions contemplated herein) in the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Annex E-23

Section 7.15            Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Party reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such TRA Party (or its direct or indirect owners) to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or could have other material adverse tax consequences to such TRA Party or any direct or indirect owner of such TRA Party, then at the written election of such TRA Party, this Agreement (i) shall cease to have further effect with respect to such TRA Party, (ii) shall not apply to an Exchange by such TRA Party occurring after a date specified by such TRA Party, or (iii) shall otherwise be amended in a manner reasonably determined by such TRA Party, provided that such amendment (i) shall not result in an increase in payments under this Agreement at any time as compared with the amounts and times of payments that would have been due in the absence of such amendment and (ii) shall not affect the tax treatment of any other TRA Party with regard to this Agreement or payments received hereunder.

Section 7.16            Further Assurances. Each TRA Party shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

[The remainder of this page is intentionally blank]

Annex E-24

IN WITNESS WHEREOF, the Company, JH Capital and each Class B Member have duly executed this Agreement as of the date first written above.

JH Capital Group Holdings, Inc.

By:
Name:
Title:

JH CAPITAL GROUP HOLDINGS, LLC

By:
Name:
Title:

JACOBSEN CREDIT HOLDINGS, LLC

By:
Name:
Title:

KRAVETZ CAPITAL FUNDING LLC

By:
Name:
Title:

CREDIT CONTROL Holdings, INC.

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

Annex E-25

Next Level Finance PArtners LLC

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

Annex E-26

Exhibit A
Form of Joinder

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [●], by and between JH Capital Group Holdings, Inc., a Delaware corporation (the “Company”) and [●] (“Permitted Transferee”).

WHEREAS, on [●], Permitted Transferee acquired (the “Acquisition”) from [●] (“Transferor”) Class B Units and/or the right to receive payments that may become due and payable under the Tax Receivable Agreement, which are described in greater detail in Annex A to this Joinder; and

WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.6(a) of the Tax Receivable Agreement, dated as of [●], 2017, by and among the Company and each Class B Member (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 2 Joinder. Permitted Transferee hereby acknowledges and agrees to become a TRA Party for all purposes of the Tax Receivable Agreement.

Section 3 Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to Permitted Transferee shall be delivered or sent to Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 4 Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principals thereof that would mandate the application of the laws of another jurisdiction.

Annex E-27

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.

[PERMITTED TRANSFEREE]

By:
Name:
Title:

Address, fax and email for notices:

JH Capital Group Holdings, Inc.

By:
Name:
Title:

Signature Page to Joinder Agreement

Annex E-28

Annex A

Annex E-29

Schedule 1

List of Class B Members

Jacobsen Credit Holdings, LLC

Kravetz Capital Funding LLC

Credit Control Holdings, Inc.

Next Level Finance Partners LLC

Annex E-30

Annex F

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT 1

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [__], 2017, is made and entered into by and among JH Capital Group Holdings, Inc., a Delaware corporation (the “Corporation”), and the Holders (as defined herein).

RECITALS:

WHEREAS, Easterly Acquisition Corp., a Delaware corporation (“Easterly”), the predecessor to the Corporation, is a party to that certain Investment Agreement, dated as of June 28, 2017 (the “Investment Agreement”), by and among Easterly, JH Capital Group Holdings, LLC, a Delaware limited liability company (“JH Capital”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company, NJK Holding LLC, a Delaware limited liability company, and Kravetz Capital Funding LLC, a California limited liability company;

WHEREAS, in accordance with and subject to the terms and conditions of the Investment Agreement, at the Closing, the Corporation, JH Capital and the Holders as of the date hereof entered into an Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Holders party thereto are entitled to exchange their respective Class B Units in JH Capital for, at the option of JH Capital, (i) the transfer by JH Capital (or at the option of the Corporation, the issuance by the Corporation) of the number of shares of the Class A Common Stock, par value $0.0001 per share, of the Corporation (the “Class A Common Stock”) specified in the Exchange Agreement or (ii) a payment by JH Capital of the cash equivalent of such shares of Class A Common Stock; and

WHEREAS, the Corporation desires to provide the Holders with registration rights with respect to the shares of Class A Common Stock that are issued upon the exchange of Class B Units pursuant to the Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Corporation and the Holders agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

1.1.1           “Additional Holder” shall have the meaning given in subsection 6.2.1.

1 The parties to the Investment Agreement agree that if there are any Mezzanine Lenders (as defined in the Investment Agreement) participating in a Mezzanine Exchange (as defined in the Investment Agreement) at the Closing, then this Agreement will be revised at or prior to the Closing to add such Mezzanine Lenders as parties to this Agreement.

Annex F-1

1.1.2           “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board (upon the advice of legal counsel) (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Corporation has a bona fide business purpose for not making such information public.

1.1.3           “Agreement” shall have the meaning given in the Preamble.

1.1.4           “Block Trade” shall have the meaning given in subsection 2.1.4.

1.1.5           “Board” shall mean the Board of Directors of the Corporation.

1.1.6           “Business Day” has the meaning set forth in the Investment Agreement.

1.1.7           “Closing” shall have the meaning given to such term in the Investment Agreement.

1.1.8           “Commission” shall mean the Securities and Exchange Commission.

1.1.9           “Class A Common Stock” shall have the meaning given in the Recitals hereto.

1.1.10         “Common Stock” shall mean Class A Common Stock or any other class or series of common equity securities of the Corporation (other than Investor Class B Common Stock (as defined in the Investment Agreement)).

1.1.11         “Class B Unit” shall have the meaning given to such term in the Investment Agreement.

1.1.12         “Corporation” shall have the meaning set forth in in the Preamble.

1.1.13         “Demand Registration” shall have the meaning given in subsection 3.1.1.

1.1.14         “Demanding Holders” shall have the meaning given in subsection 3.1.1.

1.1.15         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.1.16         “Exchange Agreement” shall have the meaning given in the Recitals.

1.1.17         “Holder” shall mean each holder of one or more Class B Units that is a party hereto as of the date hereof or which becomes a party to this Agreement pursuant to subsection 6.2.1.

1.1.18         “JH Capital” shall have the meaning given to such term in the Recitals.

1.1.19         “Investment Agreement” shall have the meaning given to such term in the Recitals.

Annex F-2

1.1.20         “LLC Agreement” shall mean the Third Amended and Restated Limited Liability Company Agreement of JH Capital, dated as of the date hereof, as the same may be further amended or restated from time to time.

1.1.21         “Maximum Number of Securities” shall have the meaning given in subsection 3.2.2.

1.1.22          “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement, preliminary Prospectus or Prospectus, or necessary to make the statements in a Registration Statement, preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made, not misleading.

1.1.23         “Permitted Transferee” means any transferee of a Class B Unit, the transfer of which was permitted by the LLC Agreement, or share of Class A Common Stock for which any such Class B Units have been exchanged in accordance with the Exchange Agreement after the date hereof.

1.1.24         “Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

1.1.25         “Piggy-back Registration” shall have the meaning given in subsection 3.2.1.

1.1.26         “Pro Rata” shall mean the proportion calculated by dividing the respective number of Registrable Securities that each Demanding Holder has requested be included in a Registration and the aggregate number of Registrable Securities that the Demanding Holders collectively requested be included in such Registration.

1.1.27         “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.

1.1.28         “Registrable Security” shall mean shares of Class A Common Stock that may be acquired by each Holder in exchange for (i) Class B Units pursuant to the Exchange Agreement or (ii) any securities issued or issuable with respect to any such shares by way of a stock dividend or stock split or in connection with a combination of stock, acquisition, recapitalization, consolidation, reorganization, stock exchange, stock reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided, however, that, as to any particular Registrable Security, once issued such securities shall cease to be Registrable Securities when: (a) such securities shall have been sold or distributed in accordance with a Registration Statement or Rule 144 under the Securities Act; (b) such securities shall have ceased to be outstanding; (c) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction or (d) such securities have been repurchased by the Corporation. No Registrable Securities may be registered under more than one Registration Statement at any one time.

Annex F-3

1.1.29         “Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

1.1.30         “Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)          all registration, qualification and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Common Stock is then listed);

(b)          fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)          printing, messenger, telephone and delivery expenses;

(d)          reasonable fees and disbursements of counsel for the Corporation;

(e)          reasonable fees and disbursements of all independent registered public accountants of the Corporation incurred specifically in connection with such Registration; and

(f)          reasonable fees and expenses of one (1) counsel designated by the holders of a majority of the Registrable Securities included in such Registration.

1.1.31         “Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.

1.1.32         “Requesting Holder” shall have the meaning given in subsection 3.1.1.

1.1.33         “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.1.34          “Shelf Effective Date shall have the meaning given in subsection 2.1.1.

1.1.35         “Shelf Registration Statement” shall have the meaning given in subsection 2.1.1.

1.1.36         “Shelf Supplement” shall have the meaning given in subsection 2.1.2.

1.1.37         “Shelf Takedown” shall have the meaning given in subsection 2.1.2.

Annex F-4

1.1.38         “Shelf Takedown Notice” shall have the meaning given in subsection 2.1.2.

1.1.39         “Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

1.1.40         “Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Corporation are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE 2

SHELF REGISTRATION

2.1           Shelf Registration Statement.

2.1.1       As promptly as reasonably practicable following the Closing but in any event within fifteen (15) days following the Closing, the Corporation shall (i) prepare and file with the Commission a Registration Statement (the “Shelf Registration Statement”) that provides for the resale of all Registrable Securities then held by or issuable to the Holders (including any Registrable Securities that any Holder may be entitled to receive upon any Exchange (as defined in the Exchange Agreement) of any Class B Units in accordance with the terms and subject to the conditions set forth in the Exchange Agreement) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto and (ii) use its reasonable best efforts and act in good faith to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter (the date the Shelf Registration Statement is declared effective by the Commission being the “Shelf Effective Date”), but in any event not later than the earlier of (a) forty-five (45) days (or ninety (90) days if the Commission notifies the Corporation that it will “review” the Registration Statement) after the Closing and (b) the fifth (5th) Business Day after the date the Corporation is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review. The plan of distribution contained in a Shelf Registration Statement (or related Shelf Supplement) shall be in the form attached as Exhibit A hereto, unless otherwise determined by the Holders. The Corporation shall prepare and file with the Commission such amendments, post-effective amendments and supplements, including Shelf Supplements, to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of thirty-six (36) months after effective date of such Registration Statement and the date on which all the Registrable Securities subject thereto have been sold or distributed pursuant to such Registration Statement or cease to be Registrable Securities.

Annex F-5

2.1.2           At any time that the Shelf Registration Statement is effective, if a Holder of Registrable Securities covered by the Shelf Registration Statement delivers a notice to the Corporation (a “Shelf Takedown Notice”) stating that the holder intends to effect an offering of all or part of its Registrable Securities included in the Shelf Registration Statement (a “Shelf Takedown”) and the Corporation is eligible to use the Shelf Registration Statement for such Shelf Takedown, then the Corporation shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) the Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Except as set forth in subsections 2.1.3 and 2.1.4, the Corporation shall not be obligated to effect requests set forth in a Shelf Takedown Notice through an Underwritten Offering.

2.1.3           A majority-in-interest of the Holders initiating any Shelf Takedown shall have the right to demand an offering in the form of an Underwritten Offering if the gross proceeds of such offering is reasonably expected to exceed $25,000,000 in the aggregate. If any Shelf Takedown is an Underwritten Offering, the holders of a majority of the Registrable Securities participating in such Underwritten Offering shall have the right to select the managing Underwriter or Underwriters to administer the offering related to such Shelf Takedown, subject to the consent of the Corporation, which consent shall not be unreasonably withheld.

2.1.4           If a Holder of Registrable Securities wishes to engage in an underwritten block trade off a Shelf Registration Statement (a “Block Trade”), then such Holder shall notify the Corporation of such Block Trade not less than five (5) Business Days prior to the day such offering is to commence. The Corporation shall use its reasonable best efforts to facilitate and consummate such offering (which may close as early as three (3) Business Days after the date it commences); provided that the Holder shall use its reasonable best efforts to work with the Corporation and the Underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade. The Corporation shall, at the request of the Holder, file any prospectus supplement or any post-effective amendments and otherwise take any reasonable action necessary to include therein all disclosure and language deemed necessary or advisable by the Holder to effect such Block Trade. A Holder of Registrable Securities shall be entitled to engage in underwritten Block Trades without any limitation based on the expected proceeds of such transaction; provided, however, that the applicable Holder(s) shall (i) be entitled to two underwritten Block Trades representing gross proceeds of less than $25,000,000 each under this Agreement with all reasonable fees and expenses paid for by the Corporation as otherwise set forth herein and (ii) to the extent that, in any period of twelve (12) consecutive months there are more than two (2) underwritten Block Trades representing gross proceeds of less than $25,000,000, the applicable Holder(s) shall reimburse the Corporation for the reasonable fees and expenses of the Corporation’s independent registered public accountants and counsel for the Corporation incurred in connection with any such additional underwritten Block Trades.

2.1.5           Price and Underwriting Discounts. In the case of an underwritten Shelf Takedown or Block Trade, the price, underwriting discount and other financial terms of the underwriting agreement for the Shelf Takedown or Block Trade shall be determined by the holders of a majority of the Registrable Securities included in such Underwritten Offering.

Annex F-6

2.1.6           Restrictions on Shelf Takedowns. The Corporation may postpone for up to thirty (30) days the filing of any Shelf Supplement (i) if the Shelf Supplement or related Registration Statement is required under applicable law, rule or regulation to contain (a) financial statements that are unavailable to the Corporation for reasons beyond the Corporation’s control or (b) audited financial statements as of a date other than the Corporation’s fiscal year end (unless the Holders requesting the Shelf Takedown or Block Trade agree to pay the reasonable expenses of this audit), or (ii) if the Board determines in its reasonable good faith judgment (upon advice of legal counsel) that such Shelf Supplement would (x) materially interfere with a pending significant acquisition, corporate organization or pending offering of the Corporation’s debt or equity securities, (y) require the Corporation to make an Adverse Disclosure or (z) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority-in-interest of the Registrable Securities initiating a Shelf Takedown shall be entitled to withdraw such request and, if such request is withdrawn, such Shelf Takedown shall not count as one of the permitted Shelf Takedowns for the purposes of subsection 2.1.3 and the Corporation shall pay all Registration Expenses in connection with such Shelf Takedown, if any. The Corporation may delay a Shelf Takedown hereunder twice in any period of twelve (12) consecutive months.

ARTICLE 3

DEMAND AND PIGGYBACK REGISTRATION RIGHTS

3.1          Demand Registration Rights.

3.1.1           Request for Registration. If at any time the Shelf Registration Statement is not effective or otherwise available to the Holders (except for any unavailability resulting from information supplied by or on behalf of a Holder for use in the Shelf Registration Statement being incorrect or incomplete), the Holders shall have the registration rights set forth in this Section 3.1. Subject to the provisions of Sections 3.3 and 4.4, any Holders holding Registrable Securities having an aggregate value of not less than $25,000,000 (based on then current market price of such Registrable Securities) (the “Demanding Holders”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Corporation shall, within ten (10) days of the Corporation’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Corporation, in writing within five (5) days after the receipt by the Holder of the notice from the Corporation. Upon receipt by the Corporation of any such written notification from the Requesting Holder(s) to the Corporation, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Corporation shall, not more than forty five (45) days after the Corporation’s receipt of the Demand Registration, file a Registration Statement with respect to all Registrable Securities requested by the Demanding Holders and Requesting Holder(s) pursuant to such Demand Registration, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

Annex F-7

3.1.2           Effective Registration. Notwithstanding the provisions of subsection 3.1.1 or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and remains in effect for twelve (12) months and the Corporation has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency (except for a stop order or injunction resulting from information supplied by or on behalf of a Demanding Holder or Requesting Holder for use in the Registration Statement being incorrect or incomplete) the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Corporation in writing, but in no event later than five (5) days, of such election; and (b) all Registrable Securities requested to be registered are registered under the Securities Act; and, provided, further, that the Corporation shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently withdrawn. In the event that the Corporation has given the applicable Holders notice of suspension of sales pursuant to Section 4.4, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until the Registration Statement has been declared effective by the Commission and remains in effect for twelve (12) months, as extended by the number of days during the period from and including the date of the giving of such suspension notice to and including the date on which such Holders receive notice in writing from the Corporation that the use of the Prospectus may be resumed.

3.1.3           Underwritten Offering. A majority-in-interest of the Demanding Holders initiating any Demand Registration shall have the right to demand an offering in the form of an Underwritten Offering if the gross proceeds of such offering are reasonably expected to exceed $25,000,000 in the aggregate. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the managing Underwriter or Underwriters to administer the offering, subject to the consent of the Corporation, which consent shall not be unreasonably withheld.

Annex F-8

3.1.4           Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration pursuant to a Registration under subsection 3.1.1 shall have the right in their sole discretion to cause the Corporation to withdraw a Registration pursuant to such Demand Registration upon written notification to the Corporation and the Underwriter or Underwriters (if any) of their intention to withdraw such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Corporation shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to withdrawal by the applicable Holders under this subsection 3.1.4.

3.1.5           Price and Underwriting Discounts. In the case of an underwritten Demand Registration requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the underwriting agreement for the Registrable Securities shall be determined by the holders of a majority of the Registrable Securities included in such Underwritten Offering.

3.2         Piggy-back Registration Rights.

3.2.1           Piggy-back Rights. If the Corporation proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock, or securities or other obligations exercisable or exchangeable for, or convertible into Common Stock, for its own account or for the account of stockholders of the Corporation (or by the Corporation and by the stockholders of the Corporation), other than a Registration Statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Corporation’s existing stockholders, (c) for an offering of debt that is convertible into equity securities of the Corporation or (d) for a dividend reinvestment plan, then the Corporation shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but not less than fifteen (15) days before the anticipated filing date of such Registration Statement, which notice shall (1) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (2) offer to all of Holders of Registrable Securities the opportunity to register (such Registration a “Piggy-back Registration”) the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (any Registrable Securities so requested to be included in the Piggy-back Registration, the “Piggy-back Registrable Securities”). The Corporation shall, in good faith, cause such Piggy-back Registrable Securities to be included in such Piggy-back Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Piggy-back Registrable Securities to be included in a Piggy-back Registration on the same terms and conditions as any similar securities of the Corporation included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Piggy-back Registrable Securities through an Underwritten Offering under this subsection 3.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

Annex F-9

3.2.2           Reduction of Piggy-back Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggy-back Registration, in good faith, advises the Corporation and the Holders of Registrable Securities participating in the Piggy-back Registration in writing that the dollar amount or number of the shares of Common Stock that the Corporation desires to sell, taken together with (a) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant subsections 3.1.1 (if any) and 3.2.1, and (c) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Corporation, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then:

(a) If the Registration is undertaken for the Corporation’s account, the Corporation shall include in any such Registration (i) first, the shares of Common Stock or other equity securities that the Corporation desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 3.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Corporation, which can be sold without exceeding the Maximum Number of Securities; and

(b) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Corporation shall include in any such Registration (i) first, the shares of Common Stock or other equity securities, if any, of such requesting Persons, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 3.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities that the Corporation desires to sell which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other equity securities for the account of other Persons that the Corporation is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

Annex F-10

3.2.3           Piggy-back Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggy-back Registration for any or no reason whatsoever upon written notification to the Corporation and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggy-back Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-back Registration. The Corporation (whether in its own good faith determination or at the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may postpone or withdraw the filing or effectiveness of a Piggy-back Registration. Notwithstanding anything to the contrary in this Agreement, the Corporation shall be responsible for the Registration Expenses incurred in connection with the Piggy-back Registration prior to its withdrawal under this subsection 3.2.3.

3.2.4           Unlimited Piggy-back Registration Rights. Any Registration effected pursuant to Section 3.2 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 3.1.

3.3	Restrictions on Demand Registration Rights. The Corporation shall not be obligated to effect more than three (3) Registrations in any period of twenty-four (24) consecutive months pursuant to a Demand Registration under this Agreement, and furthermore the Corporation shall not be obligated to effect any Demand Registration within ninety (90) days after the effective date of a previous Demand Registration or a previous Piggy-back Registration in which Holders of Registrable Securities were permitted to register, and actually sold, at least eighty (80%) of the Registrable Securities requested to be included therein. The Corporation may postpone for up to thirty (30) days the filing or effectiveness of a Registration Statement for a Demand Registration if (i) the Registration Statement is required under applicable law, rule or regulation to contain (a) financial statements that are unavailable to the Corporation for reasons beyond the Corporation’s control or (b) audited financial statements as of a date other than the Corporation’s fiscal year end (unless the Holders requesting Registration agree to pay the reasonable expenses of this audit), or (ii) if the Board determines in its reasonable good faith judgment (upon advice of legal counsel) that such Demand Registration would (x) materially interfere with a pending significant acquisition, corporate organization or pending offering of the Corporation’s debt or equity securities, (y) require the Corporation to make an Adverse Disclosure or (z) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Holders initiating a Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Corporation shall pay all Registration Expenses in connection with such Registration. The Corporation may delay a Demand Registration hereunder twice in any period of twelve (12) consecutive months.

3.4	Holdback Agreements. The Corporation agrees not to, and shall exercise its best efforts to obtain agreements (in the Underwriters’ customary form) from its directors, executive officers and beneficial owners of 5% or more of the Corporation’s outstanding voting stock not to, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Corporation or enter into any hedging transaction relating to any equity securities of the Corporation during the one hundred eighty (180) days beginning on the effective date of any Underwritten Offering or the pricing date of any Underwritten Offering (except as part of such Underwritten Offering or pursuant to Registrations on Form S-8 or S-4 or any successor forms thereto) unless the managing Underwriter otherwise agrees to a shorter period.

Annex F-11

ARTICLE 4

CORPORATION PROCEDURES

4.1	General Procedures. At any time during which the Corporation is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Corporation shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

4.1.1           prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until the earlier of (i) (A) with respect to a Demand Registration, twelve (12) months after the effective date of the Registration Statement, extended as necessary in accordance with Section 4.4, and (B) with respect to the Shelf Registration Statement, thirty-six (36) months after the effective date thereof; and (ii) the date on which all the Registrable Securities subject thereto have been sold or distributed pursuant to such Registration Statement or cease to be Registrable Securities;

4.1.2           prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Corporation or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until the earlier of (a) (i) with respect to a Demand Registration, twelve (12) months after the effective date of the Registration Statement, extended as necessary in accordance with Section 4.4, and (ii) with respect to the Shelf Registration Statement, thirty-six (36) months after the effective date thereof; and (b) the date on which all the Registrable Securities subject thereto have been sold or distributed pursuant to such Registration Statement or cease to be Registrable Securities;

4.1.3           prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such documents as proposed to be filed with such Registration Statement (including each preliminary Prospectus), and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration and the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

Annex F-12

4.1.4           permit the Holders, the Underwriters, if any, and any counsel or accountant of the Holders or Underwriters to participate in the preparation of the Registration Statement and any documents in connection therewith, and cause the Corporation’s directors, officers and employees to supply all information required by applicable law, rule or regulation to be included in the Registration Statement or reasonably requested by any such Holder, Underwriter, counsel or accountant. The Underwriters, Holders of Registrable Securities included in such registration and such Holders’ legal counsel shall have the opportunity to review and comment on all such documents proposed to be filed in connection with a Registration, including pursuant to this Article 4;

4.1.5           prior to any public offering of Registrable Securities, use its reasonable best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Corporation and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

4.1.6           make available for inspection by the Holders, any Underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Holders or any Underwriter, all financial and other records, corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Holders, any Underwriter, attorney, accountant or agent in connection with such Registration Statement;

4.1.7           use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Corporation are then listed;

4.1.8           provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

4.1.9           advise each participating Holder of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

Annex F-13

4.1.10         at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each participating Holder of such Registrable Securities or its counsel;

4.1.11         notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 4.4;

4.1.12         in the event of an Underwritten Offering, permit the participating Holders to rely on any “cold comfort” letter from the Corporation’s independent registered public accountants, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, provided to the managing Underwriter of such offering;

4.1.13         in the event of an Underwritten Offering, permit the participating Holders to rely on any opinion(s) of counsel representing the Corporation for the purposes of such Registration issued to the managing Underwriter of such offering covering legal matters with respect to the Registration;

4.1.14         in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

4.1.15         make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

4.1.16         if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Corporation to participate in customary “road show” presentations that may be reasonably requested by the Underwriter or Holder in any Underwritten Offering; and

4.1.17         otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Annex F-14

4.2	Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Corporation, it being understood that the Corporation shall not be required to pay any fees or disbursements of Underwriters not customarily paid by issuers, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities or any broker’s fees or other commissions of Persons retained by a Holder of Registrable Securities.

4.3	Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Corporation pursuant to a Registration initiated by the Corporation hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Corporation and the Holders, as applicable, and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

4.4	Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Corporation that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Corporation that the use of the Prospectus may be resumed and he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Corporation hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice) and, if so directed by the Corporation, each Holder shall deliver to the Corporation (at the Corporation’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. If the continued use of a Registration Statement in respect of any Registration at any time would require under applicable law, rule or regulation the Registration Statement to contain (a) financial statements that are unavailable to the Corporation for reasons beyond the Corporation’s control or (b) audited financial statements as of a date other than the Corporation’s fiscal year end (unless the applicable Holders agree to pay the reasonable expenses of this audit), or if the Board determines in its reasonable good faith judgment (upon advice of legal counsel) that such Registration Statement would (x) materially interfere with a pending significant acquisition, corporate organization or pending offering of the Corporation’s debt or equity securities, (y) require the Corporation to make an Adverse Disclosure or (z) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act, the Corporation may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for a reasonable period of time, as determined in good faith by the Corporation, but in no event for more than thirty (30) days. In the event the Corporation exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Corporation shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.4. In the event that the Corporation has given Holders notice of suspension of sales pursuant to this Section 4.4, the applicable time period set forth in subsection 3.1.2 during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such suspension notice to and including the date on which such Holders receive notice in writing from the Corporation that the use of the Prospectus may be resumed.

Annex F-15

4.5	Reporting Obligations. As long as any Holder shall own Registrable Securities, the Corporation, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Corporation after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly upon request by a Holder furnish such Holder with true and complete copies of such filings. The Corporation further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereunder by the Commission), including providing any legal opinions at the expense borne by the Corporation. Upon the request of any Holder, the Corporation shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE 5

INDEMNIFICATION AND CONTRIBUTION

5.1	The Corporation agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, any state securities law or any rule or regulations promulgated under the Securities Act, the Exchange Act or any state securities law in connection with an offering covered by such registration statement, except insofar as the same are caused by or contained in any information relating to such Holder furnished in writing to the Corporation by such Holder expressly for use therein. The Corporation shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

Annex F-16

5.2	In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Corporation in writing such information relating to such Holder as the Corporation is required to disclose under the Securities Act for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Corporation, its directors and officers and agents and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any (i) untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Holders of the Securities Act, the Exchange Act, any state securities law or any rule or regulations promulgated under the Securities Act, the Exchange Act or any state securities law in connection with an offering covered by such registration statement, but only to the extent that such untrue statement or omission is contained in any information relating to such Holder so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds (after deducting underwriting discount, commissions, taxes and other transaction fees and expenses) received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Corporation.

5.3	Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4	The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Corporation and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Corporation’s or such Holder’s indemnification is unavailable for any reason.

Annex F-17

5.5	If the indemnification provided under Section 5.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 5.5 shall be limited to the amount of the net proceeds (after deducting underwriting discount, commissions, taxes and other transaction fees and expenses) received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1, 5.2 and 5.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 6

MISCELLANEOUS

6.1	Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Corporation, to:

JH Capital Group Holdings, Inc.
[    ]
[    ]
Attention: [    ]

Telephone No: [    ]
Facsimile: [    ]

Annex F-18

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
875 Third Avenue
New York, NY 10022
Attention: Alexander Johnson
Telephone No.: (212) 918-3030
Facsimile: (212) 918-3100

If to any Holder, to the address and other contact information set forth in the records of JH Capital from time to time.

If to any party hereto, a copy shall also be delivered to:

JH Capital

[    ]

[    ]

Attention: [    ]
Telephone No: [    ]
Facsimile: [    ]

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Attention: Sven Mickisch
Telephone No.: (212) 735-3554
Facsimile: (917) 777-3554

and

Advisors LLP

11911 San Vicente Blvd Suite 265

Los Angeles CA 90049

Attention: Leigh Morris
Telephone No.: (310) 472-4111
Facsimile: (310) 472-5433

The Corporation may designate, by notice to all of the Holders and JH Capital, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. The Holders may designate, by notice to the Corporation and JH Capital, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

6.2           Assignment; No Third Party Beneficiaries.

Annex F-19

6.2.1           Any Permitted Transferee of a Holder following the date hereof (an “Additional Holder”) shall be entitled to become a party to this Agreement as a Holder; provided that such Permitted Transferee or Additional Holder, as applicable, shall first sign an agreement in the form reasonably approved by the Corporation acknowledging that such Permitted Transferee or Additional Holder is bound by the terms and provisions of this Agreement. Except as set forth in this Section 6.2.1, a Holder may not assign or transfer any of its rights or obligations under this Agreement. This Agreement and the rights, duties and obligations of the Corporation hereunder may not be assigned or delegated by the Corporation in whole or in part without the prior consent of the Holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld.

6.2.2           All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.2.3           This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns (including any Person that has a executed a joinder to this Agreement)

6.2.4           If the outstanding Common Stock of the Corporation is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Holder or a Permitted Transferee, shall further evidence such obligation by executing and delivering to such Holder and such Permitted Transferee a written agreement to such effect in form and substance satisfactory to such Holder.

6.3	Conversion of Exchange of Other Securities. If a Holder offers Registrable Securities by forward sale, or any options, rights, warrants or other securities issued by such Holder, the Corporation or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for Registration pursuant to Sections 2, 3 and 4 of this Agreement.

6.4	Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile transmission or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

Annex F-20

6.5	Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. Each of the parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware of, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (d) consents to service of process being made through the notice procedures set forth in Section 6.1. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.6	Amendments and Modifications. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation and (ii) Holders collectively holding more than fifty percent (50%) of all issued and outstanding (A) Registrable Securities and (B) other securities which are exchangeable into Registrable Securities, including, without limitation, the Class B Units, in each case taken together on an as-exchanged basis. No course of dealing between any Holder or the Corporation and any other party hereto or any failure or delay on the part of a Holder or the Corporation in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Corporation. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.7	Termination. This Agreement shall terminate when no Holder holds any Class B Units or Registrable Securities. The provisions of Article 5 and this Article 6 shall survive any termination.

6.8	Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Court of Chancery of the State of Delaware or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

6.9	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Annex F-21

6.10	Further Assurances. If the Holders or any of its affiliates seek to effectuate a distribution in kind of all or part of their respective Registrable Securities to their respective affiliates, partners (direct or indirect), members, equityholders or shareholders, the Corporation shall, subject to any applicable contractual transfer restrictions, work with the foregoing Persons to facilitate such distribution in kind in the manner reasonably requested.

[Signature pages follow]

Annex F-22

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

JH Capital Group Holdings, Inc.

By:

Name:
Title:

Annex F-23

HOLDERS:

[ ]

By:

Name:
Title:

[ ]

By:

Name:
Title:

[ ]

By:

Name:
Title:

[ ]

By:

Name:
Title:

Annex F-24

Exhibit A

PLAN OF DISTRIBUTION

The Corporation is registering the shares of Class A Common Stock covered by this prospectus for the selling Holders. As used in this prospectus, “selling Holder” includes the donees, transferees, pledgees or others who may later hold the selling Holder’s interests. Pursuant to a registration rights agreement, dated as of [ , 2017], the Corporation agreed to register the Class A Common Stock held by or issuable to the selling Holders and to indemnify the selling Holders against certain liabilities related to the selling of the Class A Common Stock, including liabilities arising under the Securities Act. Under the registration rights agreement, the Corporation also agreed to pay the costs and fees of registering the shares of Class A Common Stock; however, the selling Holders will pay any brokerage commissions or underwriting discounts relating to the sale of the shares of Class A Common Stock.

The selling Holders may sell the Class A Common Stock being offered hereby in one or more of the following ways at various times:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

Each selling Holder may offer its shares of Class A Common Stock in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the shares of Class A Common Stock offered pursuant to a prospectus supplement remain unsold, such selling Holder may offer those shares of Class A Common Stock on different terms pursuant to another prospectus supplement.

Each selling Holder will act independently of the Corporation in making decisions with respect to the timing, manner and size of each sale. Each selling Holder may sell the Class A Common Stock on the NASDAQ Capital Market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the Class A Common Stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the Class A Common Stock by the selling Holders may also be effected through the issuance by the selling Holders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

Annex F-25

In addition, the selling Holders may sell some or all of the shares of Class A Common Stock covered by this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling Holders may also enter into hedging transactions. For example, the selling Holders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A Common Stock received from the selling Holders to close out its short positions;

•	sell Class A Common Stock short itself and redeliver such shares to close out its short positions;

•	enter into option or other types of transactions that require the selling Holders to deliver Class A Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A Common Stock under this prospectus; or

•	loan or pledge the Class A Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, the selling Holders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from the selling Holders or others to settle such sales and may use securities received from the selling Holders to close out any related short positions. The selling Holders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the Class A Common Stock covered by this prospectus, including:

Annex F-26

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; and

•	the public offering price of the Class A Common Stock and the proceeds to the selling Holders and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling Holders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling Holders may allow other broker-dealers to participate in resales. The selling Holders and any broker-dealers involved in the sale or resale of the Class A common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling Holder qualifies as an “underwriter,” such selling Holder will be subject to the prospectus delivery requirements of the Securities Act.

In addition to selling their Class A Common Stock under this prospectus, the selling Holders may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the Class A Common Stock, including liabilities arising under the Securities Act;

•	transfer their Class A Common Stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell their Class A Common Stock in accordance with Rule 144 under the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell their Class A Common Stock by any other legally available means.

Annex F-27

Annex G

Sponsor Letter

EXECUTION VERSION

June 28, 2017

Ladies and Gentlemen:

Reference is made to that certain Investment Agreement, dated as of date hereof (as it may be amended, supplemented or otherwise modified, the “Investment Agreement”), by and among JH Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), Jacobsen Credit Holdings, LLC, a Delaware limited liability company and an entity controlled by Douglas Jacobsen (“Jacobsen Holdings”), NJK Holding LLC, a Delaware limited liability company and an entity controlled by Norman Kravetz (“NJK Holding”), Kravetz Capital Funding LLC, a California limited liability company and an entity controlled by Norman Kravetz (“KCF”, and, together with Jacobsen Holdings and NJK Holding, the “Founding Members”), and Easterly Acquisition Corp., a Delaware corporation (the “Investor”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Agreement. This letter agreement (“Letter Agreement”) is being entered into by and among the Investor, Easterly Acquisition Sponsor, LLC, a Delaware limited liability company (“Easterly Sponsor”), the Company and the Founding Members in connection with the Investment Agreement and the Transactions contemplated thereby. This Letter Agreement represents the “Sponsor Letter” contemplated by the Investment Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, Easterly Sponsor, the Company and the Founding Members hereby agree as follows:

1.          Share Cancellation and Issuance of New Investor Warrants. Easterly Sponsor acknowledges that, in accordance with the Section 1.2(b) of the Investment Agreement, effective as of the Closing, each share of Investor Pre-Closing Common Stock issued and outstanding immediately prior to the Closing (other than any Redemption Shares) shall be automatically converted into shares of Investor Class A Common Stock. Effective as of the Closing and contingent upon the consummation of the Transactions, the Investor shall cancel and Easterly Sponsor shall surrender 2,500,000 shares (the “Surrendered Sponsor Shares”) of the Investor Class A Common Stock held by Easterly Sponsor in exchange for the issuance by the Investor of 2,500,000 new warrants to purchase Investor Class A Common Stock at an exercise price of $0.01 per share of Investor Class A Common Stock exercisable for a term of 5 years after the date of issuance (the “New Investor Warrants”); provided that the New Investor Warrants shall only be exercisable as follows: (a) 1,000,000 of the New Investor Warrants will become exercisable in accordance with the terms of the New Warrant Agreement (as defined below) at any time after the VWAP (as defined below) is greater than $12.00 per share following the consummation of the Transactions, (b) an additional 1,000,000 of the New Investor Warrants will become exercisable in accordance with the terms of the New Warrant Agreement at any time after (A) the Investor has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to the Investor from the Investor’s trust account on or about the Issuance Date, and (B) the VWAP is greater than $13.00 per share following the consummation of the Transactions, and (c) the final 500,000 of the New Investor Warrants will become exercisable in accordance with the terms of the New Warrant Agreement at any time after (A) the Investor has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to the Investor from the Investor’s trust account on or about the Issuance Date, and (B) the VWAP is greater than $14.00 per share following the consummation of the Transactions. As used herein, (a) “New Warrant Agreement” means a Warrant Agreement, in substantially the form attached hereto as Exhibit A, to be executed and delivered by the Investor at, and contingent upon, the Closing, pursuant to which the New Investor Warrants shall be issued by the Investor to Easterly Sponsor and (b) “VWAP” means, as of a particular date, the average of the volume weighted averages of the trading prices of shares of Investor Class A Common Stock on the Nasdaq, or such other primary exchange on which the Investor Class A Common Stock is listed (as reported by Bloomberg L.P. or, if such information is no longer available from Bloomberg L.P., as available from a comparable internationally recognized source determined by the parties in good faith), on each of the ten (10) consecutive days on which shares of Investor Class A Common Stock are traded on the Nasdaq, or such other primary exchange on which the Investor Class A Common Stock is listed (each such day, a “Trading Day”), ending on (and including) the Trading Day of determination.

Annex G-1

2.          Share Transfer. After giving effect to the cancellation and surrender of the Surrendered Sponsor Shares, Easterly Sponsor shall, for the purpose of incentivizing purchases of Investor Class A Common Stock and/or obtaining agreements from the Investor stockholders not to redeem such stockholders’ shares of Investor Pre-Closing Common Stock in connection with the Transactions, offer up to 1,000,000 shares of its Investor Class A Common Stock (the “Incentive Shares”) to such potential purchasers or current Investor stockholders at a purchase price equal to $0.005 per share, with the consummation of any such purchase of Incentive Shares being effective only as of and contingent upon the Closing. If, at the Closing, Easterly Sponsor has not transferred all of the Incentive Shares in accordance with the immediately preceding sentence, then, at the Closing and contingent upon the consummation of the Transactions, the Founding Members shall have the right (but not the obligation) to purchase from Easterly Sponsor, and if such right is exercised by either of the Founding Members, Easterly Sponsor shall sell to the exercising Founding Members, pro rata with respect to the exercising Founding Members’ ownership interest in the Company as of the Closing, fifty percent (50%) of the remaining Incentive Shares at a purchase price equal to $0.005 per share.

3.          Conditions to Effectiveness; Termination. The provisions set forth in this Letter Agreement shall take effect, and are conditioned in all respects, on the Closing of the Transactions contemplated by the Investment Agreement. In connection with any transfer of Incentive Shares of Investor Class A Common Stock to the Founding Members pursuant to paragraph 2, it is a condition to any such transfer that the Founding Members enter into a written agreement agreeing to be bound by the restrictions contained in that certain letter agreement, dated as of July 29, 2015, between the Investor, Easterly Sponsor and the other signatories thereto. In the event that the Investment Agreement is terminated in accordance with Section 7.1 of the Investment Agreement, this Letter Agreement shall terminate without any further action by the Investor, Easterly Sponsor, the Company or the Founding Members and shall be of no further force or effect.

4.          Miscellaneous.

a.           Notwithstanding anything to the contrary provided in this Letter Agreement, the Investor, Easterly Sponsor, the Company and the Founding Members shall not sell, convey, transfer, assign or deliver any equity securities or equity-linked securities in the Investor (i) contrary to applicable Law, including federal securities laws or any applicable state securities or “blue sky” or takeover Laws, or (ii) which would require a vote of the holders of the Investor Common Stock.

b.           This Letter Agreement may be amended only by a written instrument executed by the Investor, Easterly Sponsor, the Company and the Founding Members.

c.           This Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of each other party hereto, such consent not to be unreasonably withheld.

Annex G-2

d.           This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts entered into within the borders of such state and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in United States District Court for the District of Delaware or any Delaware State court, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.  EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

e.           This Letter Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same letter agreement. The exchange of copies of this Letter Agreement and of signature pages hereto by facsimile or electronic mail in portable document format shall constitute effective execution and delivery of this letter agreement. Signatures of the parties transmitted by facsimile or electronic mail in portable document format shall be deemed to be the parties’ original signatures for all purposes.

[Remainder of page intentionally left blank.]

Annex G-3

IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

EASTERLY ACQUISITION CORP.

By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

EASTERLY ACQUISITION SPONSOR, LLC

By:	/s/ Darrell Crate
	Name:	Darrell Crate
	Title:	Managing Director

JH Capital Group Holdings, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

Founding Members:

Jacobsen Credit Holdings, LLC

By:	/s/ Douglas Jacobsen
	Name:	Douglas Jacobsen
	Title:	Manager

NJK Holdings, LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

[Signature Page to Letter Agreement]

Annex G-4

Kravetz Capital Funding LLC

By:	/s/ Norman Kravetz
	Name:	Norman Kravetz
	Title:	Manager

[Signature Page to Letter Agreement]

Annex G-5

Exhibit A

Warrant Agreement

(See attached)

Annex G-6

EXHIBIT A

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

JH CAPITAL GROUP HOLDINGS, INC.

Warrant To Purchase Common Stock

Number of Shares of Common Stock: 2,500,000

Date of Issuance: [             ], 2017 (“Issuance Date”)

JH Capital Group Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Easterly Acquisition Sponsor, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), Two Million Five Hundred Thousand (2,500,000) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13.

1.          EXERCISE OF WARRANT.

Annex G-7

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Sections 1(e) and 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii)  payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise (or, if the Company desires to issue such shares of Common Stock in book-entry form in lieu of certificates representing such shares of Common Stock, then the Company shall notify the Holder of such issuance by any manner permitted under Section 6 hereof). Upon confirmation of receipt by the Company of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates (or entries in book-entry form) evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as reasonably practicable after any such exercise and at the expense of the Holder, issue a new Warrant (in accordance with Section 5(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.01, subject to adjustment as provided herein.

(c)          Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Annex G-8

Net Number = (A x B) - (A x C)

      B

For purposes of the foregoing formula:

A= the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

B= the VWAP.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 9.

(e)          Vesting of Warrant. This Warrant shall only be exercisable at such times and in such amounts as follows: (i) one million (1,000,000) Warrant Shares will become exercisable at any time after the VWAP is greater than $12.00 per share following the Issuance Date, (ii) an additional one million (1,000,000) of the Warrant Shares will become exercisable at any time after (A) the Company has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to the Company from the Company’s trust account on or about the Issuance Date, and (B) the VWAP is greater than $13.00 per share following the Issuance Date, and (iii) the final five hundred thousand (500,000) of the Warrant Shares will become exercisable at any time after (A) the Company has raised gross proceeds of at least $200,000,000 from the sale of its equity securities, including the gross proceeds released to the Company from the Company’s trust account on or about the Issuance Date, and (B) the VWAP is greater than $14.00 per share following the Issuance Date; provided, however, that upon the occurrence of a Fundamental Transaction all of the Warrant Shares shall become exercisable immediately prior to the consummation of such Fundamental Transaction. The amounts of Warrant Shares and closing prices shall be subject to adjustment as provided herein in Section 2.

(f)          Registration Rights Agreement. The Company agrees that the Warrant Shares shall be Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement.

Annex G-9

(g)          Beneficial Ownership Limitation on Exercises. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (“Reported”), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For purposes of enabling the Holder to comply with the restrictions in this Section, upon the written request of the Holder, the Company shall within as promptly as reasonably practicable confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was Reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.8% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

2.          ADJUSTMENTS.

(a)          Share Dividends. If after the date hereof, and subject to the provisions of Section 2(f), the number of outstanding shares of Common Stock is increased by a share dividend or capitalization payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the Fair Market Value shall be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the shares of Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this Section 2(a), if the rights offering is for Convertible Securities, in determining the price payable for shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

Annex G-10

(b)          Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 2(f), the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c)          Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in Section 2(a) or 2(b) above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(d)          Replacement of Securities Upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Section 2(a) or Section 2(b) or that solely affects the par value of such shares of Common Stock), or in the case of any Fundamental Transaction, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder of this Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the shares of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which this Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the Holder of this Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if the Holders holder had exercised this Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 2. The provisions of this Section 2(d) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Exercise Price be reduced to less than the par value per share issuable upon exercise of such Warrant.

Annex G-11

(e)          Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 2(a), 2(b), 2(c) or 2(d), the Company shall give written notice of the occurrence of such event to each the Holder. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(f)          No Fractional Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares upon the exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 2, the Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such Holder.

(g)          Form of Warrant. The form of this Warrant need not be changed because of any adjustment pursuant to this Section 2.

(h)          Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 2 are strictly applicable, but which would require an adjustment to the terms of this Warrant in order to (i) avoid an adverse impact on this Warrant and (ii) effectuate the intent and purpose of this Section 2, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by this Warrant is necessary to effectuate the intent and purpose of this Section 2 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of this Warrant in a manner that is consistent with any adjustment recommended in such opinion.

3.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise).

Annex G-12

4.          WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 4, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

5.          REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 5(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 5(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 5(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 5(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

Annex G-13

(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 5(a) or Section 5(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

6.          NOTICES. Any notice, statement or demand authorized by this Warrant to be given or made by the Company or by the Holder shall be sufficiently given when so delivered if delivered by e-mail to the e-mail address set forth below, by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed, as follows:

If to the Holder:

Easterly Acquisition Sponsor, LLC

375 Park Avenue, 21st Floor

New York, NY 10152

Attention: Eric Colandrea

E-Mail: ecolandrea@easterlycapital.com

If to the Company:

JH Capital Group Holdings, Inc.

[             ]

[             ]

Attention: [             ]

E-Mail:

7.          AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

8.          GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

Annex G-14

9.          DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

10.         REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled to seek, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11.         TRANSFER. Subject to applicable law, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

12.         SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Annex G-15

13.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bloomberg” means Bloomberg Financial Markets.

(b)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)          “Common Stock” means (i) the Company’s shares of Class A Common Stock, par value $0.0001 per share, and (ii) any stock capital into which such Common Stock shall have been changed or any stock capital resulting from a reclassification of such Common Stock.

(d)          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(e)          “Expiration Date” means the date five (5) years after the Issuance Date or, if such date falls on a day other than a Business Day or on a day which is not a Trading Day (a “Holiday”), the next date that is not a Holiday.

(f)          “Fair Market Value” means the VWAP ending on the Trading Day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

(g)          “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (A) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (B) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (C) consummate a merger, consolidation, stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, reclassification of the Company’s Common Stock, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such merger, consolidation, stock purchase agreement or other business combination) or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(h)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

Annex G-16

(i)          “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the VWAP ending on the Trading Day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by Section 2(a), then such adjustment shall be made pursuant to Sections 2(a), 2(b) or 2(d).

(j)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k)          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated July 29, 2015, between the Company and certain security holders.

(l)          “VWAP” means as of a particular date, the average of the volume weighted averages of the trading prices of shares of Investor Class A Common Stock on the Nasdaq Capital Market, or such other primary exchange on which the Investor Class A Common Stock is listed (as reported by Bloomberg L.P. or, if such information is no longer available from Bloomberg L.P., as available from a comparable internationally recognized source determined by the parties in good faith), on each of the ten (10) consecutive days on which shares of Investor Class A Common Stock are traded on the Nasdaq Capital Market, or such other primary exchange on which the Investor Class A Common Stock is listed (each such day, a “Trading Day”), ending on (and including) the Trading Day of determination.

[Signature Page Follows]

Annex G-17

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

JH CAPITAL GROUP HOLDINGS, INC.

By:
Name:
Title:

Annex G-18

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

JH CAPITAL GROUP HOLDINGS, INC.

The undersigned holder hereby exercises the right to purchase __________________ of the shares of Common Stock (“Warrant Shares”) of JH Capital Group Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________       a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________       a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Annex G-19

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

JH CAPITAL GROUP HOLDINGS, INC.

By:
Name:
Title:

Annex G-20

Annex H

Form of 2018 Omnibus Equity Incentive Plan

JH CAPITAL GROUP HOLDINGS, INC.

2018 OMNIBUS EQUITY INCENTIVE PLAN

1.            Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Unrestricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares.

2.            Definitions. As used herein, the following definitions will apply:

(a)          “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)          “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Subsidiary of the Company, as such laws, rules, and regulations shall be in effect from time to time.

(c)          “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)          “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Cause” shall mean, unless otherwise set forth in an Award Agreement or an employment agreement or similar arrangement between a Participant and the Company or any of its Subsidiaries, dismissal as a result of (i) the commission of any act by a Participant constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) a Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a Participant to follow the directives of the chief executive officer of the Company or any of its Subsidiaries or Board, or (iv) any material misconduct, violation of the Company’s or Subsidiaries’ policies, or willful and deliberate non-performance of duty by the Participant in connection with the business affairs of the Company or its Subsidiaries.

Annex H-1

(g)          “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i)           The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii)          The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(g)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(g)(i));

(iii)         A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv)         The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(f), the term “Person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)         a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)         a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3)         the Company; and

(4)         a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

Annex H-2

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control.

(h)          “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)          “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)          “Common Stock” means the Class A common stock of the Company.

(k)          “Company” means JH Capital Group Holdings, Inc., a Delaware corporation, or any successor thereto.

(l)          “Director” means a member of the Board.

(m)          “Disability” shall mean, unless otherwise set forth in an Award Agreement or an employment agreement or similar arrangement between a Participant and the Company or any of its Subsidiaries, total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)          “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)          “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 14 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 13. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

Annex H-3

(q)          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)          “Fiscal Year” means the fiscal year of the Company.

(s)          “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)          “Independent Contractor” means any person, including an advisor, consultant or agent engaged by the Company or a Parent or Subsidiary to render services to such entity.

(u)          “Inside Director” means a Director who is an Employee.

(v)         “Lock-Up Period” means the period during which the transfer of Shares of Unrestricted Stock are subject to transfer restrictions.

(w)          “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)          “Option” means a stock option granted pursuant to the Plan.

(z)          “Outside Director” means a Director who is not an Employee.

(aa)         “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb)         “Participant” means the holder of an outstanding Award.

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(cc)        “Performance Goal” means a performance goal established by the Committee pursuant to Section 11(c) of the Plan.

(dd)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(ee)        “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(ff)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)       “Plan” means this 2018 Omnibus Equity Incentive Plan.

(hh)       “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(ii)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)        “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)         “Service Provider” means an Employee, Director or Independent Contractor.

(mm)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(nn)        “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(oo)       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(pp)       “Unrestricted Stock” means Shares issued pursuant to an Unrestricted Stock award under Section 9 of the Plan.

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(qq)        “Tax-Related Items” means income tax, social insurance, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3.            Stock Subject to the Plan.

(a)          Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 6,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 14 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code, any Shares that again become available for issuance pursuant to Section 3(b).

(b)          Lapsed Awards. To the extent an Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards.  In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. In addition, (i) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

4.            Administration of the Plan.

(a)          Procedure.

(i)          Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)         Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iv)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)          Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i)          to determine the Fair Market Value for any purpose under this Plan, including, without limitation, the selection of the methodology and the date or dates used for determining Fair Market Value; provided that the such determination of Fair Market Value is consistent with the requirements set forth in Treasury Regulation Section 1.409A-1(b)(5)(iv)(A);

(ii)         to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to institute and determine the terms and conditions of an Exchange Program;

(vii)       to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable non-U.S. laws, for qualifying for favorable tax treatment under applicable non-U.S. laws or facilitating compliance with non-U.S. laws (sub-plans may be created for any of these purposes);

(ix)        to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)         to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi)       to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

Annex H-7

(xii)        to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)       to make all other determinations deemed necessary or advisable for administering the Plan.

(c)          Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)          Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan’s qualification under Code Section 162(m) or Rule 16b-3.

5.            Award Eligibility and Limitations.

(a)          Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Unrestricted Stock, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)          Award Limitations. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code:

(i)          Options and Stock Appreciation Rights. Subject to adjustment as provided in Section 14, no Employee shall be granted within any fiscal year of the Company one or more Options or Stock Appreciation Rights, which in the aggregate cover more than 1,000,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may be granted Options or Stock Appreciation Rights, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.

(ii)         Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 14, no Employee shall be granted within any fiscal year of the Company one or more awards of Restricted Stock or Restricted Stock Units, which in the aggregate cover more than 1,000,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may be granted Restricted Stock or Restricted Stock Units, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.

(iii)        Unrestricted Stock. Subject to adjustment as provided in Section 14, no Employee shall be granted within any fiscal year of the Company one or more awards of Unrestricted Stock, which in the aggregate cover more than 1,000,000 Shares reserved for issuance under the Plan; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may be granted Unrestricted Stock, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.

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(iv)        Performance Units and Performance Shares. Subject to adjustment as provided in Section 14, no Employee shall be granted within any fiscal year of the Company Performance Units or Performance Shares having a grant date value (assuming maximum payout) greater than ten million dollars ($10 million) or covering more than 1,000,000 Shares, whichever is greater; provided, however, that in connection with an Employee’s initial service as an Employee, an Employee may receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) of up to an additional amount equal to ten million dollars ($10 million) or covering up to 1,000,000 Shares, whichever is greater. No Participant may be granted more than one award of Performance Units or Performance Shares for the same Performance Period.

(c)          Outside Director Limitations. No Participant who is an Outside Director will be granted Awards valued at more than one million dollars ($1 million) during any single calendar year (with cash Awards measured for this purpose by their value upon payment and any other Awards measured for this purpose at their grant date fair value as determined for the Company’s financial reporting purposes).

6.            Stock Options.

(a)          Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(ix), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 6 shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b)          Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the maximum term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the maximum term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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(c)          Option Exercise Price and Consideration.

(i)          Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)         In the case of an Incentive Stock Option

(A)         granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)         granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)         In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)         Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)         Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)        Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

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(d)          Exercise of Option.

(i)          Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with fully payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

(ii)         Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of Cause or of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)        Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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(v)         Termination for Cause. If a Participant’s employment is terminated by the Company for Cause, upon the date of Participant’s termination of employment all of the Participant’s outstanding an unexercised Options (whether vested or unvested) will be immediately forfeited for no consideration. Effective as of the date of Participant’s termination of employment, the Participant shall have no rights with respect to the Option and the Shares covered by such Option will revert to the Plan.

7.            Restricted Stock.

(a)          Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)          Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)          Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)          Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)          Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)          Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)          Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

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(h)          Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.            Restricted Stock Units.

(a)          Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)          Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c)          Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)          Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)          Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)          Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.            Unrestricted Stock.

(a)          Grant of Unrestricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Unrestricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)          Unrestricted Stock Agreement. Each Award of Unrestricted Stock will be evidenced by an Award Agreement that will specify any Lock-Up Period, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Unrestricted Stock until the Lock-Up Period on such Shares have lapsed.

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(c)          Transferability. Except as provided in this Section 9 or the Award Agreement, Shares of Unrestricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Lock-Up Period.

(d)          Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Unrestricted Stock as it may deem advisable or appropriate.

(e)          Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Unrestricted Stock covered by each Unrestricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)          Voting Rights. During the Lock-Up Period, Service Providers holding Shares of Unrestricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

(g)          Dividends and Other Distributions. During the Lock-Up Period, Service Providers holding Shares of Unrestricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability, as the Shares of Unrestricted Stock with respect to which they were paid.

10.         Stock Appreciation Rights.

(a)          Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)          Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)          Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)          Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)          Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

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(f)          Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)          The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)         The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.          Performance Units and Performance Shares.

(a)          Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)          Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)          Performance Objectives and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)          Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

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(i)          Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before or after taxes, interest, depreciation and/or amortization; (vi) income or earnings from continuing operations; (vii) net income; (viii) pre-tax income or after-tax income; (ix) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (x) raising of financing or fundraising; (xi) project financing; (xii) revenue backlog; (xiii) power purchase agreement backlog; (xiv) gross margin; (xv) operating margin or profit margin; (xvi) capital expenditures, cost targets, reductions and savings and expense management; (xvii) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xviii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xix) performance warranty and/or guarantee claims; (xx) stock price or total stockholder return; (xxi) earnings or book value per share (basic or diluted); (xxii) economic value created; (xxiii) pre-tax profit or after-tax profit; (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals; (xxv) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxvi) construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality; (xxvii) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives; (xxviii) objective goals relating to projects, including project completion timing milestones, project budget; (xxix) key regulatory objectives; and (xxx) enterprise resource planning.

(ii)         Committee Discretion on Performance Measures. As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company or individual project company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per store basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that are not intended by the Company to comply with the performance-based compensation exception under Code Section 162(m) may take into account other factors (including subjective factors).

(e)          Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved.

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(f)          Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(g)         Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12.          Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

13.          Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.          Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)          Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it may deem equitable, adjust (i) the number, kind and class of securities or other property or cash that may be delivered under the Plan, (ii) the number, class, kind and price of securities or other property or cash covered by each outstanding Award, and/or (iii) the numerical Share limits in Section 3 of the Plan. Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Code Section 409A.

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(b)          Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c)          Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed, cancelled or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. For the avoidance of doubt, any outstanding and unexercised Option as of the consummation of a Change in Control, whether vested or unvested, which has a per share exercise price that is less than or equal to the per share consideration paid for a Share in connection with a Change in Control, as determined by the Administrator in its sole discretion, may be cancelled effective as of the consummation of the Change in Control for no consideration payable to the Participant. The Administrator will not be required to treat all Awards similarly in the transaction.

Except as set forth in an Award Agreement, in the event that a successor or acquiror in a Change in Control does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units and Unrestricted Stock will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels (or such greater amount as determined by the Administrator) and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

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Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.          Tax.

(a)          Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted with respect to such Award.

(b)          Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

(c)          Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

16.          No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

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17.          Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.          Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon the earlier of its adoption by the Board or the Company’s shareholders. It will continue in effect for a term of ten (10) years from such effective date, unless terminated earlier under Section 19 of the Plan.

19.          Amendment and Termination of the Plan.

(a)          Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)          Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)          Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.          Conditions Upon Issuance of Shares.

(a)          Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)          Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.          Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.          Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.          Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

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